Filed Pursuant to Rule 424B5
Registration Statement No.: 333-119328

PROSPECTUS SUPPLEMENT
(to prospectus dated January 6, 2006)

STRUCTURED ASSET SECURITIES CORPORATION II
Depositor

LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1
Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2006-C1
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F and Class X-CP

Approximate Total Principal Balance at Initial Issuance: $2,293,259,000

We are Structured Asset Securities Corporation II, the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. This prospectus supplement relates to, and is accompanied by, our base prospectus dated January 6, 2006. This prospectus supplement and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the LB-UBS Commercial Mortgage Trust 2006-C1. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

The sponsors of the subject securitization transaction are Lehman Brothers Holdings Inc. and UBS Real Estate Investments Inc.

The offered certificates will represent interests only in the issuing entity. They will not represent interests in or obligations of the depositor, either sponsor or any of their respective affiliates. The assets of the issuing entity will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them.

The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in February 2006. The table on page S-7 of this prospectus supplement contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description, and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of the series 2006-C1 certificates. That same table on page S-7 of this prospectus supplement also contains a list of the non-offered classes of the series 2006-C1 certificates.

You should fully consider the risk factors beginning on page S-47 in this prospectus supplement and on page 18 in the accompanying base prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Lehman Brothers Inc. is an underwriter with respect to the offered certificates, and UBS Securities LLC is an underwriter with respect to the offered certificates other than the class A-4 certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately $2,350,797,000, plus accrued interest on all the offered certificates from January 11, 2006, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See ‘‘Method of Distribution’’ in this prospectus supplement.

With respect to this offering, Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner and UBS Securities LLC is acting as co-lead manager.

LEHMAN BROTHERS	UBS INVESTMENT BANK

The date of this prospectus supplement is January 20, 2006.

# LB-UBS Commercial Mortgage Trust 2006-C1

## Commercial Mortgage Pass-Through Certificates, Series 2006-C1

Washington 1 property $2,916,000 0.1% of total
Oregon 3 properties $10,520,463 0.4% of total
Nevada 4 properties $45,403,939 1.8% of total
California 15 properties $73,181,642 3.0% of total
Arizona 3 properties $8,362,000 0.3% of total
Colorado 5 properties $134,365,280 5.5% of total
Kansas 3 properties $10,666,200 0.4% of total
Texas 41 properties $163,169,447 6.6% of total
Oklahoma 2 properties $5,161,881 0.2% of total
Arkansas 2 properties $4,116,702 0.2% of total
Nebraska 4 properties $27,929,736 1.1% of total
Missouri 3 properties $7,370,000 0.3% of total
Minnesota 8 properties $16,835,487 0.7% of total
Illinois 9 properties $26,622,916 1.1% of total
Indiana 18 properties $85,401,299 3.5% of total
Michigan 7 properties $22,997,599 0.9% of total
Ohio 7 properties $68,325,358 2.8% of total
Pennsylvania 10 properties $77,006,818 3.1% of total
New York 26 properties $883,701,993 36.0% of total
Massachusetts 4 properties $150,904,054 6.1% of total
Connecticut 2 properties $4,012,775 0.2% of total
New Jersey 9 properties $87,720,851 3.6% of total
Maryland 5 properties $23,934,616 1.0% of total
District of Columbia 1 property $30,000,000 1.2% of total
Virginia 3 properties $29,950,000 1.2% of total
North Carolina 7 properties $160,334,328 6.5% of total
South Carolina 2 properties $10,521,109 0.4% of total
Georgia 12 properties $90,960,051 3.7% of total
Florida 46 properties $155,561,809 6.3% of total
Louisiana 2 properties $5,475,000 0.2% of total
Mississippi 1 property $1,324,753 0.1% of total
Tennessee 2 properties $3,892,000 0.2% of total
Alabama 3 properties $7,852,000 0.3% of total
Kentucky 3 properties $19,469,000 0.8% of total
>10.0% of Initial Mortgage Pool Balance
>5.0 - 10.0% of Initial Mortgage Pool Balance
>1.0 - 5.0% of Initial Mortgage Pool Balance
≤1.0% of Initial Mortgage Pool Balance

Distribution of Property Types [1]

Office 38.6%
Retail 26.9%
Hotel[3] 21.4%
Multifamily[2] 7.4%
Self Storage 2.8%
Industrial / Warehouse 2.7%
Mixed Use 0.2%

(2) Multifamily component includes Mobile Home Park properties securing 0.6% of the Initial Mortgage Pool Balance.

(3) Includes one property, securing 4.9% of the Initial Mortgage Pool Balance, that actually constitutes groundleased land and the improvements thereon, which are not part of the collateral, consisting of hotels.

1301 Avenue of the Americas, New York, NY

888 Seventh Avenue, New York, NY

Triangle Town Center, Raleigh, NC

Chapel Hills Mall, Colorado Springs, CO

Dillard's
SEARS
Dillard's

Courtyard by Marriott II Fee Portfolio, Various

## Ashford I Portfolio, Various

COURTYARD

## One Financial Center, Boston, MA

## Ashford II Portfolio, Various

## Embassy Suites Battery Park City, New York, NY

## Highwoods II Portfolio, Various

TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS	S-5
NOTICE TO RESIDENTS OF KOREA	S-5
NOTICE TO RESIDENTS OF GERMANY	S-5
NOTICE TO NON-U.S. INVESTORS	S-6
EUROPEAN ECONOMIC AREA	S-6
SUMMARY OF PROSPECTUS SUPPLEMENT	S-7
Introduction to the Transaction	S-7
Relevant Parties	S-17
Relevant Dates and Periods	S-20
Description of the Offered Certificates	S-22
The Underlying Mortgage Loans and the Mortgaged Real Properties	S-33
Legal and Investment Considerations	S-45
RISK FACTORS	S-47
The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB and A-4 Certificates	S-47
The Offered Certificates Have Uncertain Yields to Maturity	S-47
The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated	S-48
The Interests of the Series 2006-C1 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders	S-48
The Interests of the Holders of the Class IUU Principal Balance Certificates May Be in Conflict with the Interests of the Offered Certificateholders	S-49
The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates	S-49
Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties	S-50
Risks Associated with Condominium Ownership	S-51
The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default	S-51
In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property	S-51
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types — Office, Retail and Hotel	S-52
Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property	S-52
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in the State of New York and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of the Following States — Texas, Florida, Massachusetts, North Carolina and Colorado	S-53
Of the 26 Mortgaged Real Properties Located in the State of New York, Ten (10) of Those Properties, Representing 29.9 Percent of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market	S-53
The Mortgage Pool Will Include Material Concentrations of Balloon Loans	S-54
The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans	S-54
The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property	S-54
Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures	S-55
Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990	S-55
Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant	S-55
Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property	S-56
Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow	S-57
Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities	S-57
Tenancies in Common May Hinder Recovery	S-58
Changes in Mortgage Pool Composition Can Change the Nature of Your Investment	S-58
Lending on Income-Producing Real Properties Entails Environmental Risks	S-58
Lending on Income-Producing Properties Entails Risks Related to Property Condition	S-63
There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties	S-63
With Respect to Six (6) Mortgage Loans (Including the Second, Third and Eighth Largest Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2006-C1 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations	S-63
Risks Related to the Courtyard by Marriott II Fee Portfolio Underlying Mortgage Loan	S-64
Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties	S-65

With Respect to the One Financial Center Loan Combination, the Originator of That Loan Combination is a Current Owner of the Related Borrower, the Current Holder of the Related Non-Trust Mortgage Loan in That Loan Combination and the Current Sub-Servicer With Respect to the Entire Loan Combination and, in Those Capacities, Has the Ability to Influence Major Decisions Concerning the Borrower and the Property; Given that the Interests of That Non-Trust Loan Noteholder are Likely Aligned with the Interests of The Related Borrower, Those Decisions May Not be in the Best Interests of the Series 2006-C1 Certificateholders	S-66
Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits	S-67
Investors May Want to Consider Prior Bankruptcies	S-67
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT	S-68
FORWARD-LOOKING STATEMENTS	S-68
DESCRIPTION OF THE MORTGAGE POOL	S-69
General	S-69
Split Mortgage Loans	S-70
Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers	S-71
Partial Releases	S-72
Property Substitutions	S-73
Terms and Conditions of the Underlying Mortgage Loans	S-73
Mortgage Pool Characteristics	S-79
Significant Underlying Mortgage Loans	S-79
Loan Combinations	S-133
Additional Loan and Property Information	S-143
Assessments of Property Condition	S-151
Assignment of the Underlying Mortgage Loans	S-152
Representations and Warranties	S-154
Cures and Repurchases	S-158
Changes in Mortgage Pool Characteristics	S-159
TRANSACTION PARTICIPANTS	S-160
The Issuing Entity	S-160
The Depositor	S-160
The Sponsors	S-160
Mortgage Loan Sellers	S-164
The Servicers	S-164
The Trustee	S-168
AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	S-169
THE SERIES 2006-C1 POOLING AND SERVICING AGREEMENT	S-171
General	S-171
Overview of Servicing	S-171
Sub-Servicers	S-172
Servicing Compensation and Payment of Expenses	S-173
Trustee Compensation	S-176
Advances	S-177
The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders	S-180
Replacement of the Special Servicer	S-185
Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions	S-186
Modifications, Waivers, Amendments and Consents	S-186
Defense of Litigation	S-189
Required Appraisals	S-190
Maintenance of Insurance	S-191
Fair Value Option	S-192
Realization Upon Defaulted Mortgage Loans	S-193
REO Properties	S-194
Inspections; Collection of Operating Information	S-195
Evidence as to Compliance	S-196
Accounts	S-197
Events of Default	S-203
Rights Upon Event of Default	S-204
DESCRIPTION OF THE OFFERED CERTIFICATES	S-207
General	S-207
Registration and Denominations	S-208
Payments	S-209
Treatment of REO Properties	S-220
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses	S-220
Fees and Expenses	S-224
Reports to Certificateholders; Available Information	S-234
Voting Rights	S-237
Termination	S-238
YIELD AND MATURITY CONSIDERATIONS	S-239
Yield Considerations	S-239
Yield Sensitivity	S-242
Weighted Average Lives	S-243
USE OF PROCEEDS	S-244
FEDERAL INCOME TAX CONSEQUENCES	S-244
General	S-244
Discount and Premium; Prepayment Consideration	S-245
Characterization of Investments in Offered Certificates	S-246
Constructive Sales of Class X-CP Certificates	S-246
Prohibited Transactions Tax and Other Taxes	S-247
ERISA CONSIDERATIONS	S-247
LEGAL INVESTMENT	S-250
METHOD OF DISTRIBUTION	S-250
LEGAL MATTERS	S-252
RATINGS	S-252
GLOSSARY	S-254
ANNEX A-1—Certain Characteristics of Individual Underlying Mortgage Loans	A-1
ANNEX A-2—Certain Characteristics of the Mortgage Pool	A-2
ANNEX A-3—Certain Monetary Terms of the Underlying Mortgage Loans	A-3
ANNEX A-4—Certain Information Regarding Reserves	A-4
ANNEX B—Certain Information Regarding Multifamily Properties	B
ANNEX C-1—Price/Yield Tables	C-1
ANNEX C-2—Decrement Tables	C-2
ANNEX D—Form of Distribution Date Statement	D
ANNEX E—Reference Rate Schedule	E
ANNEX F—Class A-AB Planned Principal Balance Schedule	F
ANNEX G—Global Clearance, Settlement and Tax Documentation Procedures	G

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

Information about the offered certificates is contained in two separate documents:

•	this prospectus supplement, which describes specific terms of the offered certificates; and

•	the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates.

The Annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

In this prospectus supplement, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Structured Asset Securities Corporation II.

NOTICE TO RESIDENTS OF KOREA

The securities to which these materials relate (the ‘‘Subject Securities’’) have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to applicable laws and regulations of Korea. None of Lehman Brothers Inc. or UBS Securities LLC or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the Subject Securities under the laws of Korea, including, without limitation, the Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable Korean legal and regulatory requirements in connection with the purchase of the Subject Securities.

NOTICE TO RESIDENTS OF GERMANY

Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2006-C1 certificates and each of the underwriters has represented and agreed that it will comply with the German Securities Sales Prospectus Act (Wertpapier — Verkaufsprospektgesetz) or any other laws applicable in Germany governing the issue, offering and sale of the series 2006-C1 certificates. In particular, each underwriter has undertaken not to engage in a public offering (Öffentliches Angebot) in Germany with respect to any of the series 2006-C1 certificates otherwise than in accordance with the German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

Any series 2006-C1 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 2006-C1 certificates in such jurisdiction.

NOTICE TO NON-U.S. INVESTORS

The distribution of this prospectus supplement and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions outside the United States. Persons into whose possession this prospectus supplement and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this prospectus supplement and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

EUROPEAN ECONOMIC AREA

Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2006-C1 certificates to the public in the European Economic Area. See ‘‘Method of Distribution’’ in this prospectus supplement.

SUMMARY OF PROSPECTUS SUPPLEMENT

This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying base prospectus in full.

Introduction to the Transaction

The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2006-C1 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement.

Series 2006-C1 Commercial Mortgage Pass-Through Certificates

Class	Approx. Total Principal Balance or Notional Amount at Initial Issuance	Approx. % of Initial Mortgage Pool Balance(4)(6)	Approx. % Total Credit Support at Initial Issuance(5)(6)	Pass-Through Rate Description	Initial Pass-Through Rate		Weighted Average Life (Years) (12)	Principal Window (12)	Ratings S&P/Fitch
Offered Certificates(1)
A-1	$64,000,000	2.6%	30.000%(7)	Fixed	5.0180%		2.68	02/06-09/10	AAA/AAA
A-2	$326,000,000	13.3%	30.000%(7)	Fixed	5.0840%		4.82	09/10-01/11	AAA/AAA
A-3	$92,000,000	3.7%	30.000%(7)	Fixed	5.2070%		6.78	09/12-12/12	AAA/AAA
A-AB	$94,000,000	3.8%	30.000%(7)	Fixed	5.1390%		6.90	01/11-11/14	AAA/AAA
A-4	$1,143,176,000	46.5%	30.000%(7)	Fixed	5.1560%		9.68	11/14-01/16	AAA/AAA
A-M	$245,597,000	10.0%	20.000%	Fixed(8)	5.2170%		9.96	01/16-01/16	AAA/AAA
A-J	$221,037,000	9.0%	11.000%	Fixed(8)	5.2760%		9.96	01/16-01/16	AAA/AAA
B	$15,350,000	0.6%	10.375%	Fixed(8)	5.3060%		9.96	01/16-01/16	AA+/AA+
C	$27,630,000	1.1%	9.250%	Fixed(8)	5.3350%		9.96	01/16-01/16	AA/AA
D	$24,559,000	1.0%	8.250%	Fixed(8)	5.3650%		9.96	01/16-01/16	AA−/AA−
E	$18,420,000	0.8%	7.500%	Fixed(8)	5.4040%		9.96	01/16-01/16	A+/A+
F	$21,490,000	0.9%	6.625%	Fixed(8)	5.4330%		9.96	01/16-01/16	A/A
X-CP	$2,250,748,000 (3)	N/A	N/A	Variable IO	0.3517	%(11)	N/A	N/A	AAA/AAA
Non-Offered Certificates
X-CL	$2,455,967,106 (3)	N/A	N/A	Variable IO	0.0625	%(11)	N/A	N/A	N/A
G	$21,489,000	0.9%	N/A	Fixed(8)	5.5000%		N/A	N/A	N/A
H	$24,560,000	1.0%	N/A	WAC(9)	5.5606	%(11)	N/A	N/A	N/A
J	$18,420,000	0.8%	N/A	WAC(9)	5.5606	%(11)	N/A	N/A	N/A
K	$24,560,000	1.0%	N/A	WAC(9)	5.5606	%(11)	N/A	N/A	N/A
L	$12,279,000	0.5%	N/A	Fixed	4.8670%		N/A	N/A	N/A
M	$9,210,000	0.4%	N/A	Fixed	4.8670%		N/A	N/A	N/A
N	$9,210,000	0.4%	N/A	Fixed	4.8670%		N/A	N/A	N/A
P	$6,140,000	0.3%	N/A	Fixed	4.8670%		N/A	N/A	N/A
Q	$6,140,000	0.3%	N/A	Fixed	4.8670%		N/A	N/A	N/A
S	$6,140,000	0.3%	N/A	Fixed	4.8670%		N/A	N/A	N/A
T	$24,560,106	1.0%	N/A	Fixed	4.8670%		N/A	N/A	N/A
IUU-1(2)	$7,200,282	N/A	N/A	WAC(10)	5.2328	%(11)	N/A	N/A	N/A
IUU-2(2)	$2,578,126	N/A	N/A	WAC(10)	5.2328	%(11)	N/A	N/A	N/A
IUU-3(2)	$3,551,311	N/A	N/A	WAC(10)	5.2328	%(11)	N/A	N/A	N/A
IUU-4(2)	$1,866,194	N/A	N/A	WAC(10)	5.2328	%(11)	N/A	N/A	N/A
IUU-5(2)	$1,276,095	N/A	N/A	WAC(10)	5.2328	%(11)	N/A	N/A	N/A
IUU-6(2)	$908,999	N/A	N/A	WAC(10)	5.2328	%(11)	N/A	N/A	N/A
IUU-7(2)	$960,210	N/A	N/A	WAC(10)	5.2328	%(11)	N/A	N/A	N/A
IUU-8(2)	$1,015,875	N/A	N/A	WAC(10)	5.2328	%(11)	N/A	N/A	N/A
IUU-9(2)	$1,076,524	N/A	N/A	WAC(10)	5.2328	%(11)	N/A	N/A	N/A
IUU-10(2)	$6,859,925	N/A	N/A	WAC(10)	5.2328	%(11)	N/A	N/A	N/A
R-I	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A
R-II	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A
R-III	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A

(Footnotes to the foregoing table commence on next page)

(Footnotes from table on previous page)

(1)	The approximate total principal balance of the offered certificates at initial issuance will be $2,293,259,000.

(2)	The class IUU-1, IUU-2, IUU-3, IUU-4, IUU-5, IUU-6, IUU-7, IUU-8, IUU-9 and IUU-10 certificates will represent interests solely in a portion of each of three underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Intel Corporate Building, U-Haul Portfolio—26 Facilities Portfolio and U-Haul Portfolio—SAC Portfolio, respectively. For purposes of calculating distributions on the series 2006-C1 certificates, each of the Intel Corporate Building, U-Haul Portfolio—26 Facilities Portfolio and U-Haul Portfolio—SAC Portfolio underlying mortgage loans, which are sometimes referred to in this prospectus supplement as the ‘‘split underlying mortgage loans’’, will be divided into two portions—a non-pooled portion and a pooled portion. The non-pooled portions of the split underlying mortgage loans will be collectively represented by the class IUU-1, IUU-2, IUU-3, IUU-4, IUU-5, IUU-6, IUU-7, IUU-8, IUU-9 and IUU-10 certificates. The remaining portions of the split underlying mortgage loans, which are the pooled portions of those underlying mortgage loans, will be pooled with the other underlying mortgage loans to back the other classes of the series 2006-C1 certificates.

(3)	Notional amount.

(4)	The initial mortgage pool balance will be approximately $2,455,967,106.

(5)	Structural credit enhancement is provided for the more senior classes of offered certificates through the subordination of more junior classes of offered and non-offered certificates, as described under ‘‘—Total Credit Support at Initial Issuance’’ below in this prospectus supplement.

(6)	The approximate percentage of initial mortgage pool balance, and the approximate percentage of total credit support at initial issuance, of any class shown in the table on page S-7 does not take into account any of the principal balances of (a) the class IUU-1, IUU-2, IUU-3, IUU-4, IUU-5, IUU-6, IUU-7, IUU-8, IUU-9 and IUU-10 certificates or (b) the non-pooled portions of the split underlying mortgage loans that are represented by those series 2006-C1 certificates.

(7)	Presented on an aggregate basis for the class A-1, A-2, A-3, A-AB and A-4 certificates.

(8)	In general, the pass-through rates for the class A-M, A-J, B, C, D, E, F and G certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table on page S-7 as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective pooled portions thereof) is below the identified initial pass-through rate for the class A-M, A-J, B, C, D, E, F or G certificates, as the case may be, then the pass-through rate for the subject class of series 2006-C1 certificates during that interest accrual period will be that weighted average net interest rate. The net interest rates referred to in this bullet will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans or applicable portions thereof that accrue interest on an actual/360 basis.

(9)	The pass-through rates for the class H, J and K certificates will, in the case of each of those classes, for any interest accrual period, equal the weighted average from time to time of certain net interest rates on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective pooled portions thereof), which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans or applicable portions thereof that accrue interest on an actual/360 basis.

(10)	The pass-through rates for the class IUU-1, IUU-2, IUU-3, IUU-4, IUU-5, IUU-6, IUU-7, IUU-8, IUU-9 and IUU-10 certificates will, in the case of each of those classes, for any interest accrual period, equal the weighted average of certain net interest rates on the non-pooled portions of the split underlying mortgage loans, which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate.

(11)	Approximate.

(12)	Calculated based on: (a) the assumptions that the related borrower timely makes all payments on each underlying mortgage loan and that no underlying mortgage loan is prepaid prior to maturity; and (b) the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this prospectus supplement.

The series 2006-C1 certificates will evidence beneficial ownership interests in a common law trust designated as the LB-UBS Commercial Mortgage Trust 2006-C1. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which will constitute the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

For purposes of calculating distributions on the series 2006-C1 certificates, each of the three underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Intel Corporate Building, U-Haul Portfolio—26 Facilities Portfolio and U-Haul Portfolio—SAC Portfolio, respectively, will be divided into two portions—a non-pooled portion and a pooled portion. In connection therewith: (a) the Intel Corporate Building underlying mortgage loan, the U-Haul Portfolio—26 Facilities Portfolio underlying mortgage loan and the U-Haul Portfolio—SAC Portfolio underlying mortgage loan are sometimes referred to as the split underlying mortgage loans; (b) the respective pooled portions of the split underlying mortgage loans are sometimes referred to as the split mortgage loan pooled portions; and (c) the respective non-pooled portions of the split underlying mortgage loans are sometimes referred to as the split mortgage loan non-pooled portions. For purposes of presenting information in this prospectus supplement, the respective split underlying mortgage loan non-pooled portions are each treated as being a separate mortgage loan that is outside of the trust. Accordingly, references in this prospectus supplement to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans (or, in the case of the split underlying mortgage loans, just of the respective pooled portions thereof) as of January 11, 2006, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date.

In addition, six (6) underlying mortgage loans, representing 16.0% of the initial mortgage pool balance, are in each case part of a loan combination. A loan combination consists of two or more mortgage loans, only one of which will be an asset of the trust, but all of which are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. Any mortgage loan that is part of a loan combination, but is not an asset of the trust, is sometimes referred to in this prospectus supplement as a non-trust mortgage loan.

The governing document for purposes of issuing the series 2006-C1 certificates and forming the trust will be a pooling and servicing agreement to be dated as of January 11, 2006. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series 2006-C1 certificates. The parties to the series 2006-C1 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the series 2006-C1 pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

A.	Total Principal Balance or Notional Amount at Initial Issuance	The class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, IUU-1, IUU-2, IUU-3, IUU-4, IUU-5, IUU-6, IUU-7, IUU-8, IUU-9 and IUU-10 certificates will be the series 2006-C1 certificates with principal balances and are sometimes referred to as the series 2006-C1 principal balance certificates. The class IUU-1, IUU-2, IUU-3, IUU-4, IUU-5, IUU-6, IUU-7, IUU-8, IUU-9 and IUU-10 certificates are sometimes referred to as the class IUU principal balance certificates. The table on page S-7 of this prospectus supplement identifies for each class of series 2006-C1 principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2006-C1 principal balance certificates at initial issuance may be larger or smaller than the amount shown in the table on page S-7 of this prospectus supplement, depending on, among other things, the actual size of the initial mortgage pool balance or, in the case of a class of class IUU principal balance certificates, the actual size of the split underlying mortgage loans. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

The class X-CL and X-CP certificates will not have principal balances and are sometimes referred to as the series 2006-C1 interest-only certificates. For purposes of calculating the amount of accrued interest, each of those classes of series 2006-C1 interest-only certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The approximate total notional amount of the class X-CL certificates at initial issuance is shown in the table on page S-7, although it may be as much as 5% larger or smaller.

The total notional amount of the class X-CP certificates will equal:

•	during the period from the date of initial issuance of the series 2006-C1 certificates through and including the distribution date in January 2007, the total principal balance of the class A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F and G certificates outstanding from time to time;

•	during the period following the distribution date in January 2007 through and including the distribution date in January 2008, the sum of (a) the lesser of $276,150,000 and the total principal balance of the class A-2 certificates outstanding from time to time, and (b) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F and G certificates outstanding from time to time;

•	during the period following the distribution date in January 2008 through and including the distribution date in January 2009, the sum of (a) the lesser of $167,147,000 and the total principal balance of the class A-2 certificates outstanding from time to time, and (b) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F and G certificates outstanding from time to time;

•	during the period following the distribution date in January 2009 through and including the distribution date in January 2010, the sum of (a) the lesser of $63,808,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D, E and F certificates outstanding from time to time, and (c) the lesser of $9,491,000 and the total principal balance of the class G certificates outstanding from time to time;

•	during the period following the distribution date in January 2010 through and including the distribution date in January 2011, the sum of (a) the lesser of $1,073,093,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the total principal balance of the class A-M, A-J, B, C and D certificates outstanding from time to time, and (c) the lesser of $4,779,000 and the total principal balance of the class E certificates outstanding from time to time;

•	during the period following the distribution date in January 2011 through and including the distribution date in January 2012, the sum of (a) the lesser of $952,981,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the total principal balance of the class A-M, A-J and B certificates outstanding from time to time and (c) the lesser of $18,284,000 and the total principal balance of the class C certificates outstanding from time to time;

•	during the period following the distribution date in January 2012 through and including the distribution date in January 2013, the sum of (a) the lesser of $795,704,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the total principal balance of the class A-M certificates outstanding from time to time, and (c) the lesser of $219,000,000 and the total principal balance of the class A-J certificates outstanding from time to time; and

•	following the distribution date in January 2013, $0.

The approximate total notional amount of the class X-CP certificates at initial issuance is shown in the table on S-7, although it may be as much as 10% larger or smaller.

The class R-I, R-II and R-III certificates will not have principal balances or notional amounts. The holders of the class R-I, R-II and R-III certificates are not expected to receive any material payments.

B.	Total Credit Support at Initial Issuance	The respective classes of the series 2006-C1 certificates, other than the class R-I, R-II and R-III certificates, will entitle their holders to varying degrees of seniority for purposes of—

•	receiving payments of interest and, if and when applicable, payments of principal, and

•	bearing the effects of losses on the underlying mortgage loans or on particular underlying mortgage loans, as well as default-related and other unanticipated expenses of the trust.

Without regard to the class IUU principal balance certificates, which are discussed below in this ‘‘—Total Credit Support at Initial Issuance’’ subsection:

•	the class A-1, A-2, A-3, A-AB, A-4, X-CL and X-CP certificates will be the most senior of the series 2006-C1 certificates;

•	after the classes referred to in the prior bullet, the class A-M certificates will be the next most senior class of the series 2006-C1 certificates;

•	after the classes referred to in the prior two bullets, the class A-J certificates will be the next most senior class of the series 2006-C1 certificates; and

•	the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will, in the case of each such class, be senior to each other such class, if any, with a later alphabetic class designation.

The table on page S-7 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates, other than the class X-CP certificates, through the subordination of other classes of the series 2006-C1 principal balance certificates, exclusive of the class IUU principal balance certificates. In the case of each class of the offered certificates, exclusive of the class X-CP certificates, the credit support shown in the table on page S-7 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2006-C1 principal balance certificates, other than the class IUU principal balance certificates, that are subordinate to the indicated class.

The class IUU principal balance certificates represent interests solely in the respective non-pooled portions of the split underlying mortgage loans. Accordingly, the class IUU principal balance certificates will provide limited credit support with respect to losses on, and default-related and other unanticipated expenses related to, each split underlying mortgage loan, but only to the extent of the non-pooled portion of such split underlying mortgage loan and any payments (or advances in lieu thereof) and other collections on such split underlying mortgage loan that would otherwise be allocable to the non-pooled portion thereof. See ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this prospectus supplement.

The class R-I, R-II and R-III certificates will be residual interest certificates and will not provide any credit support to the other series 2006-C1 certificates.

C. Pass-Through Rate	Each class of the series 2006-C1 certificates, other than the class R-I, R-II and R-III certificates, will bear interest. The table on page S-7 of this prospectus supplement provides the initial pass-through rate and a pass-through rate description for each interest-bearing class of the series 2006-C1 certificates, although as and when indicated the initial pass-through rate shown is approximate. Additionally, set forth below in this ‘‘—Pass-Through Rate’’ section is a description of the pass-through rate and/or how it will be calculated with respect to each interest-bearing class of the series 2006-C1 certificates.

The pass-through rates for the class A-1, A-2, A-3, A-AB, A-4, L, M, N, P, Q, S and T certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table on page S-7 of this prospectus supplement as the initial pass-through rate for that class.

The pass-through rates for the class A-M, A-J, B, C, D, E, F and G certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page S-7 of this prospectus supplement as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective pooled portions thereof) is below the identified initial pass-through rate for the class A-M, A-J, B, C, D, E, F or G certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2006-C1 certificates during that interest accrual period will be that weighted average net interest rate.

The pass-through rates for the class H, J and K certificates will, in the case of each of those classes, for any interest accrual period, equal the weighted average of certain net interest rates on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective pooled portions thereof).

The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in January 2013, will equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2006-C1 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2006-C1 principal balance certificates is identified under ‘‘—Total Principal Balance or Notional Amount at Initial Issuance’’ above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that total principal balance, or designated portion thereof, will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For purposes of accruing interest during any interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in January 2013, on any particular component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, the applicable class X-CP strip rate will equal the excess, if any, of:

(1)	the lesser of—

(a)	the reference rate specified on Annex E to this prospectus supplement for that interest accrual period, and

(b)	the weighted average of certain net interest rates on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective pooled portions thereof), over

(2)	the pass-through rate in effect during that interest accrual period for the class of series 2006-C1 principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component.

Following the interest accrual period that ends in January 2013, the class X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual period beginning in January 2013 and for each interest accrual period thereafter.

The pass-through rate for the class X-CL certificates will, with respect to any interest accrual period, equal a weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2006-C1 principal balance certificates (exclusive of the class IUU principal balance certificates). In general, the total principal balance of each class of series 2006-C1 principal balance certificates (exclusive of the class IUU principal balance certificates) will constitute a separate component of the total notional amount of the class X-CL certificates. However, if a portion, but not all, of the total principal balance of any particular class of series 2006-C1 principal balance certificates is identified under ‘‘—Total Principal Balance or Notional Amount at Initial Issuance’’ above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For purposes of accruing interest during any interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in January 2013, on any particular component of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, the applicable class X-CL strip rate will be calculated as follows:

(1)	if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any particular class of series 2006-C1 principal balance certificates (exclusive of the class IUU principal balance certificates), and if such total principal balance or such designated portion of such total principal balance, as applicable, also constitutes a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the weighted average of certain net interest rates on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective pooled portions thereof), over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2006-C1 principal balance certificates; and

(2)	if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any particular class of series 2006-C1 principal balance certificates (exclusive of the class IUU principal balance certificates), and if such total principal balance or such designated portion of such total principal balance, as applicable, does not also constitute a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the weighted average of certain net interest rates on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective pooled portions thereof), over (b) the pass-through rate in effect during that interest accrual period for that class of series 2006-C1 principal balance certificates.

Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the interest accrual period that ends in January 2013, the total principal balance of each class of series 2006-C1 principal balance certificates (exclusive of the class IUU principal balance certificates) will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the weighted average of certain net interest rates on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective pooled portions thereof), over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2006-C1 principal balance certificates whose principal balance makes up that component.

The pass-through rate for any class of class IUU principal balance certificates, for any interest accrual period, will equal the weighted average of certain net interest rates on the respective non-pooled portions of the split underlying mortgage loans.

The references to ‘‘certain net interest rates on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective pooled portions thereof)’’ above in this ‘‘—Pass-Through Rates’’ subsection, in connection with the description of the respective pass-through rates for several of the interest-bearing classes of the series 2006-C1 certificates, mean, as to any particular mortgage loan or split mortgage loan pooled portion, an annual rate of interest that is generally equal to (a) the related mortgage interest rate in effect for that underlying mortgage loan or deemed to be in effect for that split mortgage loan pooled portion, as the case may be, as of, and without regard to any modification or change to that mortgage interest rate subsequent to, the date of initial issuance of the offered certificates, minus (b) the sum of:

•	the annual rate at which the trustee fee is calculated; and

•	the annual rate at which the related master servicing fee is calculated, which fee includes any related primary servicing fee payable by the master servicer to any related sub-servicer;

provided that, if the subject underlying mortgage loan or split mortgage loan pooled portion accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the ‘‘related mortgage interest rate’’ referred to above in clause (a) of this sentence will be converted to a 30/360 equivalent annual rate (that is, an annual rate that would generally produce an equivalent amount of interest if accrued on the same principal amount during the same one-month interest accrual period, but on the basis of an assumed 360-day year consisting of twelve 30-day months), prior to subtracting any of the rates referred to in clause (b) of this sentence. The fees referred to in clause (b) of the preceding sentence are calculated based on an assumed 360-day year consisting of twelve 30-day months.

The references to ‘‘certain net interest rates on the respective non-pooled portions of the split underlying mortgage loans’’ above in this ‘‘—Pass-Through Rates’’ subsection, in connection with the description of the respective pass-through rates for the various classes of the class IUU principal balance certificates, mean, as to any particular split mortgage loan non-pooled portion, an annual rate of interest that is generally equal to (a) the related mortgage interest rate deemed to be in effect for that split mortgage loan non-pooled portion as of, and without regard to any modification or change to that mortgage interest rate subsequent to, the date of initial issuance of the offered certificates, minus (b) the sum of:

•	the annual rate at which the trustee fee is calculated; and

•	the annual rate at which the related master servicing fee is calculated, which fee includes any related primary servicing fee payable by the master servicer to any related sub-servicer;

provided that, because each split mortgage loan non-pooled portion accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the ‘‘related mortgage interest rate’’ referred to above in clause (a) of this sentence will be converted to a 30/360 equivalent annual rate (that is, an annual rate that would generally produce an equivalent amount of interest if accrued on the same principal amount during the same one-month interest accrual period, but on the basis of an assumed 360-day year consisting of twelve 30-day months), prior to subtracting any of the rates referred to in clause (b) of this sentence; and provided, further, that, solely for purposes of calculating the pass-through rate for each class of the class IUU principal balance certificates for the interest accrual period ending in March 2006, the ‘‘related mortgage interest rate’’ referred to above in clause (a) of this sentence will be adjusted by multiplying such rate by approximately 29/30. The fees referred to in clause (b) of the preceding sentence are calculated based on an assumed 360-day year consisting of twelve 30-day months.

The respective mortgage interest rates for the pooled and non-pooled portions of each split underlying mortgage loan are described under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—General’’ in this prospectus supplement.

D.	Weighted Average Life and Principal Window	The weighted average life of any class of series 2006-C1 principal balance certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors. The principal window for any class of series 2006-C1 principal balance certificates is the period during which the holders of those certificates will receive payments of principal. The weighted average life and principal window shown in the table on page S-7 of this prospectus supplement for each class of offered certificates, exclusive of the class X-CP certificates, were calculated based on the following assumptions with respect to each underlying mortgage loan—

•	the related borrower timely makes all payments on the mortgage loan, and

•	the mortgage loan will not otherwise be prepaid prior to stated maturity.

The weighted average life and principal window shown in the table on page S-7 of this prospectus supplement for each class of offered certificates, exclusive of the class X-CP certificates, were further calculated based on the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this prospectus supplement.

E. Ratings	The ratings shown in the table on page S-7 of this prospectus supplement for the offered certificates are those of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-7 of this prospectus supplement.

The ratings assigned to the respective classes of offered certificates will represent the likelihood of—

•	timely receipt by the holders of all interest to which they are entitled on each distribution date, and

•	except in the case of the class X-CP certificates, the ultimate receipt by the holders of all principal to which they are entitled by the applicable rated final distribution date described under ‘‘—Relevant Dates and Periods—Rated Final Distribution Date’’ below.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

Further, the ratings on the respective classes of offered certificates do not represent any assessment of: the tax attributes of the offered certificates; the likelihood, frequency or extent of receipt of principal prepayments; the extent to which interest payable on any class of offered certificates may be reduced in connection with prepayment interest shortfalls; the extent of receipt of prepayment premiums, yield maintenance charges or default interest; or the investors’ anticipated yield to maturity.

See ‘‘Ratings’’ in this prospectus supplement.

Relevant Parties

Issuing Entity	LB-UBS Commercial Mortgage Trust, Series 2006-C1 will be the issuing entity for the series 2006-C1 securitization transaction. The issuing entity is sometimes referred to in this prospectus supplement and in the accompanying prospectus as the "trust" or the "trust fund". See ‘‘Transaction Participants—The Issuing Entity’’ in this prospectus supplement.

Depositor	We are Structured Asset Securities Corporation II, the depositor of the series 2006-C1 securitization transaction. We are a special purpose Delaware corporation. Our address is 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000. See ‘‘The Depositor’’ in the accompanying base prospectus and ‘‘Transaction Participants—The Depositor’’ in this prospectus supplement.

Sponsors	Lehman Brothers Holdings Inc. and UBS Real Estate Investments Inc. will be the sponsors of the series 2006-C1 securitization transaction. Lehman Brothers Holdings Inc. is our affiliate and an affiliate of Lehman Brothers Inc. UBS Real Estate Investments Inc. is an affiliate of UBS Securities LLC. See ‘‘The Sponsor’’ in the accompanying base prospectus and ‘‘Transaction Participants—The Sponsors’’ in this prospectus supplement.

Mortgage Loan Sellers	Each of the sponsors will be, and an affiliate of Lehman Brothers Holdings Inc. may be, a mortgage loan seller for the series 2006-C1 securitization transaction.

Initial Trustee	LaSalle Bank National Association, a national banking association, will act as the initial trustee on behalf of the series 2006-C1 certificateholders. See ’’Transaction Participants—The Trustee’’ in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each underlying mortgage loan. The trustee will further be responsible for calculating the amount of principal and interest to be paid to, and making distributions to, the Series 2006-C1 certificateholders as described under "Transaction Participants—The Trustee" and "Description of the Offered Certificates" in this prospectus supplement.

Initial Master Servicer	Wachovia Bank, National Association, a national banking association, will act as the initial master servicer with respect to the underlying mortgage loans. See ‘‘Transaction Participants—The Servicers—The Initial Master Servicer’’ in this prospectus supplement.

Initial Special Servicer	LNR Partners, Inc., a Florida corporation, will act as the initial special servicer for the mortgage pool. See "Transaction Participants—the Servicers—The Initial Special Servicer" in this prospectus supplement.

Non-Trust Mortgage Loan Noteholders	Six (6) underlying mortgage loans are, in each case, part of a loan combination comprised of two (2) or more mortgage loans that are obligations of the same borrower, only one of which will be included in the trust. The remaining mortgage loan(s) in a subject loan combination will not be included in the trust, provided that all of the mortgage loans in a subject loan combination are together secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. All of the mortgage loans comprising a given loan combination are cross-defaulted, but none of the loan combinations is cross-collateralized or cross-defaulted with any other loan combination.

The following underlying mortgage loans are each part of a loan combination:

Mortgaged Property Name (as identified on Annex A-1 to this Prospectus Supplement)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance of Related Pari Passu Non-Trust Loans(1)	Original Principal Balance of Related Subordinate Non-Trust Loans(2)
1. 888 Seventh Avenue(3)	$145,894,000	5.9%	$145,894,000	$26,766,000
2. Triangle Town Center(4)	$127,034,076	5.2%	NAP	$72,965,924
3. One Financial Center(4)	$99,903,070	4.1%	NAP	$127,469,053
4. The Terraces at University Place(4)	$13,340,000	0.5%	NAP	$808,000
5. Lakeview Crossing(4)	$4,752,500	0.2%	NAP	$175,000
6. Park City Shopping Center(4)	$2,700,000	0.1%	NAP	$135,000

(1)	Reflects pari passu non-trust mortgage loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the subject loan combination.

(2)	Reflects subordinate non-trust mortgage loans that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest following monthly payments of principal and interest with respect to the related underlying mortgage loan in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payments of principal and interest, only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the related underlying mortgage loan in the subject loan combination.

(3)	The 888 Seventh Avenue underlying mortgage loan is one of three (3) mortgage loans comprising the 888 Seventh Avenue loan combination that includes: (i) the 888 Seventh Avenue underlying mortgage loan; (ii) the 888 Seventh Avenue pari passu non-trust mortgage loan, with an original principal balance of $145,894,000; and (iii) the 888 Seventh Avenue subordinate non-trust mortgage loan, with an original principal balance of $26,766,000.

(4)	The subject loan combination consists of two (2) mortgage loans, one that will be included in the trust and one that will not be included in the trust.

Each of the of the loan combinations will be serviced under the series 2006-C1 pooling and servicing agreement by the master servicer and the special servicer thereunder. Pursuant to one or more co-lender or similar agreements with respect to each of the loan combinations, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted various rights and powers, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a par purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination and/or (d) the right to replace the special servicer with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee.

With respect to each loan combination, see ‘‘Description of the Mortgage Pool —Loan Combinations’’ in this prospectus supplement for a more detailed description of the related co-lender arrangement and the priority of payments among the mortgage loans comprising such loan combination. Also, see ‘‘The Series 2006-C1 Pooling and Servicing Agreement—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders’’ in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders or their representatives. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this prospectus supplement.

Controlling Class of Certificateholders	The holders or beneficial owners of certificates representing a majority interest in a designated controlling class of the series 2006-C1 certificates will have the right, subject to the conditions described under ‘‘The Series 2006-C1 Pooling and Servicing Agreement—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this prospectus supplement, to—

•	replace the existing special servicer under the series 2006-C1 pooling and servicing agreement, with or without cause, or any such special servicer that has resigned, been terminated or otherwise ceased to serve in that capacity, subject to the corresponding rights, if any, of the class IUU representative, with respect to each of the split underlying mortgage loans, or of a related non-trust mortgage loan noteholder, with respect to any underlying mortgage loan that is part of a loan combination, and

•	select a representative that may direct and advise the master servicer and/or the special servicer, as applicable, regarding various servicing matters with respect to the underlying mortgage loans under the series 2006-C1 pooling and servicing agreement, subject to the corresponding rights of the class IUU representative, with respect to each of the split underlying mortgage loans, or of a related non-trust mortgage loan noteholder, with respect to an underlying mortgage loan that is part of a loan combination.

Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2006-C1 certificateholders will be the holders of a non-offered class of series 2006-C1 certificates.

Class IUU Representative	The class IUU representative will, in general, be designated by the holders or beneficial owners of class IUU principal balance certificates representing a majority of the voting rights evidenced by all of the class IUU principal balance certificates. Subject to the conditions described under ‘‘The Series 2006-C1

Pooling and Servicing Agreement—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this prospectus supplement, the class IUU representative will be entitled to exercise the following rights with respect to each of the split underlying mortgage loans:

•	following certain events, including the occurrence of a monetary event of default and the transfer to special servicing of the subject split underlying mortgage loan, the class IUU representative may purchase the subject split underlying mortgage loan from the trust fund;

•	the class IUU representative may cure certain events of default that occur with respect to the subject split underlying mortgage loan, as further described under ‘‘The Series 2006-C1 Pooling and Servicing Agreement— The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders—Additional Rights of the Class IUU Representative; Right to Purchase and Right to Cure Defaults;’’ and

•	for so long as the principal balance of the non-pooled portion of the subject split underlying mortgage loan, net of any appraisal reduction amount (see ‘‘The Series 2006-C1 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement) with respect to the subject split underlying mortgage loan, is greater than, or equal to, 25% of an amount equal to (x) the original principal balance of such non-pooled portion, minus (y) principal payments made by the related borrower on the subject split underlying mortgage loan that are allocated to such non-pooled portion, then the class IUU representative may, subject to certain limitations, (i) direct and advise the special servicer with respect to various servicing matters regarding the subject split underlying mortgage loan, and (ii) replace the special servicer solely with respect to the subject split underlying mortgage loan.

Underwriters	Lehman Brothers Inc. and UBS Securities LLC are the underwriters with respect to the offered certificates. In connection therewith—

•	Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner, and

•	UBS Securities LLC is acting as co-lead manager.

Lehman Brothers Inc. is our affiliate and an affiliate of one or more of the mortgage loan sellers. UBS Securities LLC is an affiliate of another mortgage loan seller. See ‘‘Method of Distribution’’ in this prospectus supplement.

Relevant Dates and Periods

Cut-off Date	January 11, 2006.

Issue Date	The date of initial issuance for the offered certificates will be on or about February 1, 2006.

Distribution Frequency/Distribution Date	Payments on the offered certificates are scheduled to occur monthly, commencing in February 2006. During any given month, the distribution date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

Record Date	The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month, except that the first record date will be the date of initial issuance of the offered certificates. The registered holders of the series 2006-C1 certificates at the close of business on each record date will be entitled to receive, on the following distribution date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

Collection Period	Amounts available for payment on the offered certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. In general, each collection period—

•	will relate to a particular distribution date,

•	will be approximately one month long,

•	will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date, and

•	will end on a specified day of the same calendar month in which the related distribution date occurs or, if that specified day is not a business day, then on the immediately following business day.

However, the collection period for any distribution date for each of the 888 Seventh Avenue and One Financial Center underlying mortgage loans may differ from the collection period with respect to the rest of the mortgage pool for that distribution date. Accordingly, there may be multiple collection periods with respect to each distribution date—

•	a collection period with respect to the 888 Seventh Avenue underlying mortgage loan,

•	a collection period with respect to the One Financial Center underlying mortgage loan, and

•	a collection period with respect to the rest of the mortgage pool,

which multiple collection periods will not necessarily coincide with each other. Unless the context clearly indicates otherwise, references in any other portion of this prospectus supplement to ‘‘collection period’’ will mean, individually and collectively, as applicable, the foregoing three (3) collection periods for the subject distribution date.

Interest Accrual Period	The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the offered certificates for any distribution date will be the period commencing on the 11th day of the month preceding the month in which that distribution date occurs and ending on the 10th day of the month in which that distribution date occurs. Interest will be calculated with respect to each class of offered certificates assuming that each year consists of twelve 30-day months.

Rated Final Distribution Date	The rated final distribution dates for the respective classes of the offered certificates with principal balances are as follows:

•	for the class A-1, A-2, A-3, A-AB, A-4 and A-M certificates, the distribution date in February 2031; and

•	for the class A-J, B, C, D, E and F certificates, the distribution date in February 2041.

See ‘‘Ratings’’ in this prospectus supplement.

Assumed Final Distribution Date	With respect to any class of offered certificates, the assumed final distribution date is the distribution date on which the holders of those certificates would be expected to receive their last payment and the total principal balance or notional amount, as applicable, of those certificates would be expected to be reduced to zero, based upon—

•	the assumption that each borrower timely makes all payments on its underlying mortgage loan;

•	the assumption that no borrower prepays its underlying mortgage loan prior to stated maturity; and

•	the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this prospectus supplement.

Accordingly, the assumed final distribution date for each class of offered certificates is the distribution date in the calendar month and year set forth below for that class:

Class	Month and Year of Assumed Final Distribution Date
A-1	September 2010
A-2	January 2011
A-3	December 2012
A-AB	November 2014
A-4	January 2016
A-M	January 2016
A-J	January 2016
B	January 2016
C	January 2016
D	January 2016
E	January 2016
F	January 2016
X-CP	January 2013

Description of the Offered Certificates

Registration and Denominations	We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP certificates, $250,000 initial notional amount—and in any greater whole dollar denominations.

You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under ‘‘Description of the Offered Certificates—Registration and Denominations’’ in this prospectus supplement and under ‘‘Description of the Certificates—Book-Entry Registration’’ in the accompanying base prospectus.

Payments

A. General	The trustee will make payments of interest and, except in the case of the class X-CL and X-CP certificates, principal to the following classes of series 2006-C1 certificateholders, sequentially as follows:

1st	A-1, A-2, A-3, A-AB, A-4, X-CL and X-CP
2nd	A-M
3rd	A-J
4th	B
5th	C
6th	D
7th	E
8th	F
9th	G
10th	H
11th	J
12th	K
13th	L
14th	M
15th	N
16th	P
17th	Q
18th	S
19th	T

Amounts allocable as interest and principal with respect to the non-trust mortgage loans and the split mortgage loan non-pooled portions will not be available to make payments of interest and/or principal with respect to the classes of series 2006-C1 certificates listed in the foregoing table.

The allocation of interest payments among the A-1, A-2, A-3, A-AB, A-4, X-CL and X-CP classes will be made on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2006-C1 certificates.

The class R-I, R-II and R-III certificates do not bear interest and do not entitle their respective holders to payments of interest.

The allocation of principal payments among the A-1, A-2, A-3, A-AB and A-4 classes is described under ‘‘—Payments—Payments of Principal’’ below.

The class X-CL, X-CP, R-I, R-II and R-III certificates do not have principal balances and do not entitle their respective holders to payments of principal.

As described under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ and ‘‘Description of the Offered Certificates—Payments’’ in this prospectus supplement, the class IUU principal balance certificates will collectively represent a right to receive, out of payments (or advances in lieu thereof) and other collections on each of the split underlying mortgage loans that are allocated on a subordinated basis to the non-pooled portion thereof, monthly payments of: (a) interest at the respective pass-through rates for the various classes of those series 2006-C1 certificates; and (b) as to each split underlying mortgage loan, either a pro rata share (generally based on the relative sizes of the pooled and non-pooled portions of that split underlying mortgage loan) of—or, under certain default scenarios, only after payment in full of the balance of the pooled portion of that split underlying mortgage loan, any remaining portion of—any and all scheduled payments of principal (or advances in lieu thereof) on, and other collections of previously unadvanced principal of, the subject split underlying mortgage loan.

See ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement.

B. Payments of Interest	Each class of series 2006-C1 certificates—other than the class R-I, R-II and R-III certificates—will bear interest. In each case, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for the particular class of series 2006-C1 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of the particular class of series 2006-C1 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months.

The borrowers under the underlying mortgage loans are generally prohibited from making whole or partial voluntary prepayments that are not accompanied by a full month’s interest on the prepayment. If, however, a whole or partial voluntary prepayment—or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment —on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this prospectus supplement, the resulting shortfall, less—

•	the amount of the master servicing fee that would have been payable from that uncollected interest, and

•	in the case of a voluntary prepayment on a non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer to cover prepayment interest shortfalls resulting from the voluntary prepayments on non-specially serviced mortgage loans during the related collection period, will be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2006-C1 certificates, including the offered certificates, but excluding the class IUU certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period; provided that any such resulting interest shortfall that is attributable to a prepayment of any the non-pooled portions of the split underlying mortgage loans would be allocated to reduce the amount of accrued interest otherwise payable to the holders of the respective classes of the class IUU principal balance certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period.

On each distribution date, subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

See ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement.

C. Payments of Principal	Subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, the holders of each class of offered certificates, other than the class X-CP certificates, will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

The trustee is required to make payments of principal to the holders of the various classes of the series 2006-C1 principal balance certificates (exclusive of the class IUU principal balance certificates), in a specified sequential order, such that:

•	no payments of principal will be made to the holders of any of the class G, H, J, K, L, M, N, P, Q, S and T certificates until the total principal balance of the offered certificates (exclusive of the class X-CP certificates) is reduced to zero;

•	no payments of principal will be made to the holders of the class A-M, A-J, B, C, D, E or F certificates until, in the case of each class of those offered certificates, the total principal balance of all more senior classes of offered certificates (exclusive of the class X-CP certificates) is reduced to zero;

•	on any given distribution date, beginning with the distribution date in January 2011, except as described in the paragraph following these bullets, the total principal balance of the class A-AB certificates must be paid down to the applicable scheduled principal balance for that class set forth on Annex F to this prospectus supplement before any payments of principal are made with respect to the class A-1, A-2, A-3 and/or A-4 certificates; and

•	except as described in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates (other than as described in the immediately preceding bullet) until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class

A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates may be reduced to zero at a time when the class A-1, A-2, A-3, A-AB and A-4 certificates, or any two or more classes of those certificates, remain outstanding. Under those circumstances, any payments of principal on the outstanding class A-1, A-2, A-3, A-AB and A-4 certificates will be made among those classes of series 2006-C1 certificates on a pro rata basis in accordance with their respective total principal balances.

The total payments of principal to be made on the series 2006-C1 principal balance certificates (exclusive of the class IUU principal balance certificates) on any distribution date will, in general, be a function of—

•	the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective split mortgage loan pooled portions only) during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective split mortgage loan pooled portions only) that are received during the related collection period.

However, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2006-C1 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2006-C1 certificates. Notwithstanding the foregoing, no amounts collected with respect to any split underlying mortgage loan and otherwise distributable with respect to the class IUU certificates may be applied to reimburse, or pay interest on, advances, or to pay other unanticipated trust fund expenses, with respect to any underlying mortgage loan other than the related split underlying mortgage loan.

On any distribution date, as described under ‘‘Description of the Offered Certificates—Payments’’ in this prospectus supplement, the class IUU principal balance certificates will represent, with respect to each split underlying mortgage loan, a right to receive either a pro rata share (generally based on the relative sizes of the pooled and non-pooled portions of that split underlying mortgage loan) of—or, under certain default scenarios, after payment in full of the principal balance of the pooled portion of that split underlying mortgage loan, any remaining portion of—any and all payments (or advances in lieu thereof) and other collections of principal on that split underlying mortgage loan. See ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this prospectus supplement.

The class X-CL, X-CP, R-I, R-II and R-III certificates do not have principal balances and do not entitle their holders to payments of principal.

See ‘‘Description of the Offered Certificates—Payments—Payments of Principal,’’ ‘‘—Payments—Priority of Payments’’ and ‘‘—Payments—Payments on the Class IUU Principal Balance Certificates’’ in this prospectus supplement.

D.	Payments of Prepayment Premiums and Yield Maintenance Charges	If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans (exclusive of any prepayment premium or yield maintenance charge collected with respect to a split underlying mortgage loan that is allocable to the non-pooled portion thereof), then the trustee will pay that amount, net of any liquidation fee or workout fee payable in connection with the receipt thereof, in the proportions described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement, to—

•	the holders of the class X-CL certificates;

•	the holders of the class X-CP certificates; and/or

•	the holders of any of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates that are then entitled to receive any principal payments.

If any prepayment consideration is collected during any particular collection period with respect to any of the split underlying mortgage loans, then on the distribution date corresponding to that collection period, the trustee will allocate that prepayment consideration between the pooled portion and the non-pooled portion of that split underlying mortgage loan on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such portion. The portion of any prepayment consideration allocable to the non-pooled portion of a split underlying mortgage loan will be distributed to the holders of the class IUU principal balance certificates.

Fees and Expenses	The amounts available for distribution on the series 2006-C1 certificates on any distribution date will generally be net of the following amounts:

Type / Recipient (1)	Amount	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, one-twelfth of the related annual master servicing fee rate (2) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan	Monthly

Type / Recipient (1)	Amount	Frequency
Additional Master Servicing Compensation / Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s custodial account and in any Loan Combination-specific account	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account, to the extent not otherwise payable to the borrowers	Monthly
	Late payment charges and default interest actually collected on any underlying mortgage loan, but only to the extent that such late payment charges and default interest (a) accrued on a non-specially serviced mortgage loan and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances or (ii) additional trust fund expenses (exclusive of special servicing fees, liquidation fees and workout fees), in either case currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed	Time to time
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan and non-trust mortgage loan that is being specially serviced or as to which the related mortgaged real property has become an REO property, one-twelfth of the annual special servicing fee rate(3) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan (with a minimum of $4,000 per month for each specially serviced mortgage loan or loan combination)	Monthly

Type / Recipient (1)	Amount	Frequency
Workout Fee / Special Servicer	With respect to each underlying mortgage loan and non-trust mortgage loan that has been and continues to be worked out, the workout fee rate of 1.0% multiplied by each collection of interest (other than default interest), principal, and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan	Time to time
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan or REO property as to which the special servicer obtains any liquidation proceeds, with limited exceptions, an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest)	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO account	Monthly
	Late payment charges and default interest collected on any mortgage loan, but only to the extent such late payment charges and default interest (a) accrued on that mortgage loan while it was specially serviced or after the related mortgaged property became an REO property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) additional trust fund expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed.	Time to time

Type / Recipient (1)	Amount	Frequency
Additional Servicing Compensation / Master Servicer and/or Special Servicer(4)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees and similar fees actually collected on the underlying mortgage loans and non-trust mortgage loans	Monthly
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual trustee fee rate(5), multiplied by the aggregate stated principal balance of the mortgage pool outstanding immediately prior to that distribution date	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account	Monthly
Expenses
Servicing Advances / Trustee, Master Servicer or Special Servicer	To the extent of funds available, the amount of any servicing advances (6)	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding servicing advance (7)	Monthly
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances (6)	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding P&I advance (7)	Monthly
Indemnification Expenses / Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the series 2006-C1 pooling and servicing agreement (8)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 2006-C1 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.

(2)	The master servicing fee rate for each mortgage loan will range, on a loan-by-loan basis, from 0.020% per annum to 0.110% per annum, as described in this prospectus supplement under ‘‘The Series 2006-C1 Pooling and Servicing Agreement—The Master Servicing Fee.’’

(3)	The special servicing fee rate for each mortgage loan will equal 0.35% per annum, as described in this prospectus supplement under ‘‘The Series 2006-C1 Pooling and Servicing Agreement—Principal Special Servicing Compensation—The Special Servicing Fee.’’

(4)	Allocable between the master servicer and the special servicer as provided in the series 2006-C1 pooling and servicing agreement.

(5)	The trustee fee rate for each mortgage loan will equal 0.0004% per annum, as described in this prospectus supplement under ‘‘The Series 2006-C1 Pooling and Servicing Agreement—Trustee Compensation.’’

(6)	Reimbursable out of collections on the related mortgage loan, except that advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.

(7)	Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool.

(8)	Payable out of general collections on the mortgage pool. In general, except as discussed under ‘‘The Series 2006-C1 Pooling and Servicing Agreement—Defense of Litigation’’ in this prospectus supplement, none of the above specified persons is entitled to indemnification for (1) any liability specifically required to be borne thereby pursuant to the terms of the series 2006-C1 pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2006-C1 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2006-C1 pooling and servicing agreement, or (3) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2006-C1 pooling and servicing agreement or allocable overhead.

The foregoing fees and expenses will generally be payable prior to distribution on the series 2006-C1 certificates. Further information with respect to the foregoing fees and expenses, as well as additional expenses of the trust, including information regarding the general purpose of and the source of payment for those fees and expenses, is set forth under ‘‘Description of the Offered Certificates—Fees and Expenses’’ in this prospectus supplement.

Reductions of Certificate Principal Balances in Connection with Losses on the Underlying Mortgage Loans and Default-Related and Other Unanticipated Expenses	Because of losses on the underlying mortgage loans—including, for this purpose, advances that are reimbursed out of general collections on the mortgage pool because collections on the related underlying mortgage loan are determined to be insufficient to make such reimbursement—and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of outstanding advances of principal and exclusive of the split underlying mortgage loan non-pooled portions, may fall below the total principal balance of the series 2006-C1 principal balance certificates, exclusive of the class IUU principal balance certificates. If and to the extent that those losses on the underlying mortgage loans and/or expenses of the trust cause such a deficit to exist following the payments made on the series 2006-C1 certificates on any distribution date, the total principal balances of the following classes of series 2006-C1 principal balance certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G

Reduction Order	Class
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M
19th	A-1, A-2, A-3, A-AB and A-4, pro rata by total principal balance

Notwithstanding the foregoing, as and to the extent described under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement, losses on and/or default-related or other unanticipated trust fund expenses with respect to any split underlying mortgage loan, insofar as —but only insofar as—they result in a loss or permanent shortfall of principal with respect to the non-pooled portion thereof, will be allocated to reduce the total principal balance of the class IUU principal balance certificates.

See ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

Reports to Certificateholders	On each distribution date, the trustee will provide or make available to the registered holders of the series 2006-C1 certificates a monthly report substantially in the form of Annex D to this prospectus supplement. The trustee’s report will detail, among other things, the payments made to the series 2006-C1 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

Upon reasonable prior notice, you may also review at the trustee’s offices during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans.

See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

Optional Termination	Specified parties to the transaction may terminate the trust by purchasing all of the mortgage loans and any foreclosure properties held by the trust, but only when the total principal balance of the mortgage pool, net of outstanding advances of principal, but including the split mortgage loan non-pooled portions, is less than 1.0% of the initial total principal balance of the series 2006-C1 principal balance certificates.

See ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement.

The Underlying Mortgage Loans and the Mortgaged Real Properties

General	In this section, ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties,’’ we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

•	‘‘Description of the Mortgage Pool;’’

•	‘‘Risk Factors;’’

•	Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans;

•	Annex A-2—Certain Characteristics of the Mortgage Pool;

•	Annex A-3—Certain Monetary Terms of the Underlying Mortgage Loans;

•	Annex A-4—Certain Information Regarding Reserve; and

•	Annex B—Certain Information Regarding Multifamily Properties.

When reviewing the information that we have included in this prospectus supplement, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that—

•	All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

•	References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying mortgage loans (exclusive of the split mortgage loan non-pooled portions). We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans (or, in the case of each of the split underlying mortgage loans, the cut-off date principal balance of the pooled portion of that mortgage loan) on Annex A-1 to this prospectus supplement.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances or, in the case of each of the split underlying mortgage loans, unless the context clearly indicates otherwise, based on the related split mortgage loan pooled portion only.

•	When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances or, in the case of each of the split underlying mortgage loans, unless the context clearly indicates otherwise, based on the related split mortgage loan pooled portion only.

•	The three (3) underlying mortgage loans referred to as the split underlying mortgage loans are deemed, for the purposes of distributions on the series 2006-C1 certificates, to have the following pooled and non-pooled portions:

1.	the Intel Corporate Building underlying mortgage loan is a $44,000,000 mortgage loan which is deemed to consist of (a) a pooled portion that has a current principal balance of $23,960,022 and accrues interest at 5.605% per annum, and (b) a non-pooled portion that has a current principal balance of $20,039,978 and accrues interest at 5.04512% per annum;

2.	the U-Haul Portfolio—26 Facilities Portfolio underlying mortgage loan is a $23,588,995 mortgage loan which is deemed to consist of (a) a pooled portion that has a current principal balance of $18,131,353 and accrues interest at 5.688% per annum, and (b) a non-pooled portion that has a current principal balance of $5,457,642 and accrues interest at 5.82631% per annum; and

3.	the U-Haul Portfolio—SAC Portfolio underlying mortgage loan is a $14,250,585 mortgage loan which is deemed to consist of (a) a pooled portion that has a current principal balance of $12,454,665 and accrues interest at 5.607% per annum, and (b) a non-pooled portion that has a current principal balance of $1,795,920 and accrues interest at 6.50365% per annum.

•	Unless specifically indicated otherwise, all statistical information with respect to each of the split underlying mortgage loans, including principal balances, loan-to-value ratios and debt service coverage ratios, is being presented based only on the pooled portion of that mortgage loan, as if the related non-pooled portion of that mortgage loan is a separate subordinated mortgage loan that is not included in the trust.

•	With respect to each of the underlying mortgage loans that are part of a loan combination, unless the context clearly indicates otherwise, certain statistical information—in particular, information relating to debt service coverage ratios, loan-to-value ratios and loan amount per square foot or other unit of measurement—in this prospectus supplement is calculated in the following manner:

1.	with respect to the 888 Seventh Avenue underlying mortgage loan, taking into account the 888 Seventh Avenue pari passu non-trust mortgage loan and without regard to the 888 Seventh Avenue subordinate non-trust mortgage loan; and

2.	with respect to each other loan combination identified in the loan combination chart under ‘‘—Relevant Parties—Non-Trust Mortgage Loan Noteholders,’’ without regard to the corresponding non-trust mortgage loan(s) in the subject loan combination, each of which is generally subordinate.

See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 888 Seventh Avenue Mortgage Loan,’’ ‘‘—Significant Underlying Mortgage Loans—The One Financial Center Mortgage Loan’’ and ‘‘—Loan Combinations’’ in this prospectus supplement.

•	If any of the underlying mortgage loans is secured by multiple real properties located in more than one state or representing more than one property type, a portion of the subject mortgage loan has been allocated to each of those properties.

•	Whenever we refer to a particular mortgaged real property by name, we mean the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular mortgage loan by name, we mean the mortgage loan secured by the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

It has been confirmed to us by S&P and Fitch that seven (7) of the mortgage loans that we intend to include in the trust, representing 33.5% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. four (4) of those mortgage loans are described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement.

Following the date of initial issuance of the series 2006-C1 certificates, no party will have the ability to add mortgage loans to the trust fund.

Payment and Other Terms	Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest. Repayment of each of the mortgage loans that we intend to include in the trust is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the glossary to this prospectus supplement, and except as otherwise described in the next sentence, that mortgage lien will be a first priority lien. In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 hereto as Embassy Suites Battery Park City, the related borrower has agreed to make certain payments in lieu of real estate taxes, and the related borrower’s obligation to make those payments is secured by a lien upon the related mortgaged real property which lien is prior to the lien of the mortgage securing the related loan. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Embassy Suites Battery Park City Mortgage Loan —PILOT Program’’ in this prospectus supplement.

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

Each of the mortgage loans that we intend to include in the trust (or, in the case of the split underlying mortgage loans, the pooled portion thereof ) currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. The mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

Subject, in some cases, to a next business day convention—

•	one (1) of the mortgage loans that we intend to include in the trust, representing 4.1% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month;

•	one (1) of the mortgage loans that we intend to include in the trust, representing 5.2% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the fifth day of each month; and

•	one-hundred forty-three (143) of the mortgage loans that we intend to include in the trust, representing 90.8% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

All of the mortgage loans that we intend to include in the trust provide for:

•	either (a) amortization schedules that (i) are significantly longer than their respective remaining terms to stated maturity and (ii) in some cases, begin following the end of an initial interest-only period or (b) no amortization prior to stated maturity; and

•	a substantial balloon payment of principal on each of their respective maturity dates.

Twenty-three (23) of the balloon mortgage loans identified in the prior paragraph, representing 41.6% of the initial mortgage pool balance, require payments of interest only to be due on each due date until the stated maturity date. Another 46 of the balloon mortgage loans identified in the prior paragraph, representing 30.1% of the initial mortgage pool balance, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related stated maturity date.

Delinquency/Loss Information	None of the mortgage loans that we intend to include in the trust were as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment and there has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

Prepayment Lock-Out, Defeasance, Prepayment Premium and Yield Maintenance Periods	An initial prepayment lock-out period is currently in effect for all of the mortgage loans that we intend to include in the trust, except for four (4) underlying mortgage loans that collectively represent 4.2% of the initial mortgage pool balance. A prepayment lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part.

One-hundred twenty-six (126) of the mortgage loans that we intend to include in the trust, representing 82.9% of the initial mortgage pool balance, provide for a defeasance period following the initial prepayment lock-out period. A defeasance period is a period when voluntary prepayments are still prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property from the related mortgage lien by defeasing the mortgage loan through the delivery of non-callable U.S. Treasury securities or other non-callable government securities, within the meaning of section 2(a)(16) of the Investment Company Act of 1940, which are acceptable to the applicable rating agencies, as substitute collateral. None of these 126 mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

Thirteen (13) mortgage loans that we intend to include in the trust, representing 9.9% of the initial mortgage pool balance, each provides for a period, following the initial prepayment lock-out period, when the loan is prepayable together with a yield maintenance charge, but does not provide for defeasance.

Two (2) mortgage loans that we intend to include in the trust, representing 2.9% of the initial mortgage pool balance, each provides for a period, following the initial prepayment lock-out period, when the loan may either be defeased or prepaid together with a yield maintenance charge. Such period following the initial prepayment lock-out period is not considered a defeasance period for purposes of this prospectus supplement.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/defeasance periods, respectively, for the underlying mortgage loans that currently provide for a prepayment lock-out period:

Maximum remaining prepayment lock-out or prepayment lock-out/defeasance period	120 months
Minimum remaining prepayment lock-out or prepayment lock-out/defeasance period	11 months
Weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period	97 months

Notwithstanding the foregoing, even a mortgage loan in a prepayment lock-out or prepayment lockout/defeasance period may allow for prepayments under limited circumstances. See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Other Prepayment Provisions’’ in this prospectus supplement.

One (1) underlying mortgage loan, representing 2.3% of the initial mortgage pool balance, provides for an initial period when the loan is prepayable together with a yield maintenance charge, followed by a second period when the loan may either be defeased or prepaid with a yield maintenance charge. Such second period is not considered a defeasance period for purposes of this prospectus supplement.

In addition to the foregoing, one (1) underlying mortgage loan, representing 0.2% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Kroger's—Las Vegas, is currently prepayable in connection with the exercise by Smith’s Food & Drug Centers, Inc. of its termination options under its lease of the related mortgaged real property, subject to the related borrower’s payment of a prepayment consideration equal to the greater of (i) 1% of the prepayment amount and (ii) a yield maintenance charge.

Two (2) other underlying mortgage loans, together representing 1.7% of the initial mortgage pool balance, are currently prepayable, together with payment of a yield maintenance charge.

Advances of Delinquent Monthly Debt Service Payments	Except as described below in this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due or assumed due on the underlying mortgage loans, in each case net of related master servicing fees and workout fees. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under ‘‘The Series 2006-C1 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for that advance, together with interest at the prime rate described in that section of this prospectus supplement.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it or the special servicer determines will not be recoverable from proceeds of the related underlying mortgage loan.

Neither the master servicer nor the trustee will be required to make any advance of delinquent debt service payments with respect to any non-trust mortgage loan included in any of the loan combinations described in this prospectus supplement.

If there occurs or exists any of various specified adverse events or circumstances with respect to any underlying mortgage loan or the mortgaged real property for that mortgage loan, then a new appraisal—or, in cases involving underlying mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property—must be obtained or conducted. If, based on that appraisal or other valuation, subject to the discussion below regarding underlying mortgage loans that are part of loan combinations, it is determined that—

•	the principal balance of, and other delinquent amounts due under, the subject underlying mortgage loan, exceed

•	an amount equal to—

1.	90% of the new appraised or estimated value of that real property (which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information), minus

2.	the amount of any obligations secured by liens on the property, which liens are prior to the lien of the mortgage loan, plus

3.	certain escrows and reserves and any letters of credit constituting additional security for the mortgage loan,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Appraisal reduction amounts will not affect the principal portion of P&I advances.

The calculation of any appraisal reduction amount, as described above under this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ section, in respect of any underlying mortgage loan that is part of a loan combination will, in each case, take into account all of the mortgage loans comprising the related loan combination. The applicable servicer will determine whether an appraisal reduction amount exists with respect to the entire subject loan combination based on a calculation that generally treats the subject loan combination as if it was a single underlying mortgage loan. Any resulting appraisal reduction amount will be allocated among the mortgage loans in a loan combination, as follows—

•	with respect to the 888 Seventh Avenue loan combination, any resulting appraisal reduction amount will be allocated, first, to the 888 Seventh Avenue subordinate non-trust mortgage loan, up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than default interest) on, that subordinate non-trust mortgage loan, and then, on a pro rata basis by balance, between the 888 Seventh Avenue underlying mortgage loan and the 888 Seventh Avenue pari passu non-trust mortgage loan; and

•	with respect to each other loan combination identified in the loan combination chart under ‘‘—Relevant Parties—Non-Trust Mortgage Loan Noteholders,’’ any resulting appraisal reduction amount will, in each case, be allocated, first, to the related subordinate non-trust mortgage loan, up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than default interest) on, that subordinate non-trust mortgage loan, and then, to the subject underlying mortgage loan.

The amount of advances of interest on any underlying mortgage loan that is part of a loan combination will reflect any appraisal reduction amount allocable thereto.

See ‘‘The Series 2006-C1 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments,’’—Required Appraisals’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in this prospectus supplement. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus.

Removal of Underlying Mortgage Loans

A.	Repurchase Due to Breach of Representation or Warranty	As of the date of initial issuance of the offered certificates, and subject to certain exceptions, we will make with respect to each underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, and UBS Real Estate Investments Inc. will make with respect to each underlying mortgage loan contributed by it, the representations and warranties generally described under "Description of the Mortgage Pool—Representations and Warranties" in this prospectus supplement. If there exists a material uncured breach of any of those representations and warranties, or if there exists a material uncured document omission with respect to any underlying mortgage loan, as discussed under "Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans" below in this prospectus supplement, then we, in the case of a mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, and UBS Real Estate Investments Inc., in the case of a mortgage loan contributed by it, may be required, under certain circumstances, to repurchase the affected mortgage loan at a price generally equal to the sum of (a) the unpaid principal balance of that mortgage loan at the time of purchase, (b) all unpaid interest, other than default interest, due with respect to that mortgage loan through the due date in the collection period of purchase, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made with respect to that mortgage loan, and (e) certain other amounts payable under the series 2006-C1 pooling and servicing agreement.

Notwithstanding the foregoing, the obligation to repurchase an underlying mortgage loan only arises if Lehman Brothes Holdings Inc (or an affiliate) or UBS Real Estate Investments Inc., as applicable, are unable to cure the subject material breach or material document defect, as the case may be, and do not exercise their option to instead pay an amount equal to the loss of value directly attributed to such material breach or material document omission (which amount may not cover the amount of actual losses and expenses incurred by the trust). The foregoing obligation to cure, pay loss of value or repurchase is further contingent on either (a) we, in the case of an underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, or UBS Real Estate Investments Inc., in the case of an underlying mortgage loan contributed by it, agreeing that, or (b) a court of competent jurisdiction making a final non-appealable determination that, a material breach or a material document omission, as the case may be, exists.

See "Description of the Mortgage Pool—Representations and Warranties," "—Assignment of the Underlying Mortgage Loans" and "—Cures and Repurchases" in this prospectus supplement.

B. Fair Value Option	Any single certificateholder or group of certificateholders with a majority interest in the series 2006-C1 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of (a) the outstanding principal balance of that mortgage loan, (b) all accrued and unpaid interest on that mortgage loan, other than default interest, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and (e) any other amounts payable under the series 2006-C1 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this "—Fair Value Option" section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. See "The Series 2006-C1 Pooling and Servicing Agreement—Fair Value Option" in this prospectus supplement.

C. Purchase Options	The following third parties or their designees will have the option to purchase one or more underlying mortgage loans out of the trust, generally after such mortgage loan has become a specially serviced mortgage loan:

•	with respect to each underlying mortgage loan that is part of a loan combination, pursuant to a related co-lender or similar agreement, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted the right to purchase the subject underlying mortgage loan, in each case under the circumstances described under "Description of the Mortgage Pool—Loan Combinations";

•	the class IUU representative will be entitled, following certain events, including the occurrence of a monetary event of default and the transfer to special servicing of the subject split underlying mortgage loan, to purchase the subject split underlying mortgage loan from the trust fund, as described under "The Series 2006-C1 Pooling and Servicing Agreement—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders—Additional Rights of the Class IUU Representative; Right to Purchase and Right to Cure Defaults" in this prospectus supplement; and

•	a mezzanine lender with respect to the borrower under an underlying mortgage loan may be entitled to purchase that mortgage loan from the trust fund upon the occurrence of a default thereunder or upon the transfer thereof to special servicing, pursuant to a purchase right as set forth in the related intercreditor agreement (see, for example, "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1301 Avenue of the Americas Mortgage Loan—Mezzanine Financing" and "Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing" in this prospectus supplement).

Additional Statistical Information

A. General Characteristics	The mortgage pool will have the following general characteristics as of the cut-off date:

Total cut-off date principal balance	$2,455,967,106
Number of mortgage loans	145
Number of mortgaged real properties	273
Maximum cut-off date principal balance	$420,783,734
Minimum cut-off date principal balance	$1,057,003
Average cut-off date principal balance	$16,937,704
Maximum mortgage interest rate	6.610%
Minimum mortgage interest rate	5.035%
Weighted average mortgage interest rate	5.585%
Maximum original term to maturity	180 months
Minimum original term to maturity	60 months
Weighted average original term to maturity	111 months
Maximum remaining term to maturity	180 months
Minimum remaining term to maturity	56 months
Weighted average remaining term to maturity	110 months
Weighted average underwritten debt service coverage ratio	1.61	x
Weighted average cut-off date loan-to-value ratio	61.8%

In reviewing the foregoing table, please note that:

•	The initial mortgage pool balance is subject to a permitted variance of plus or minus 5%. That balance does not reflect the non-pooled portions of the split underlying mortgage loans.

•	Unless specifically indicated otherwise, all statistical information with respect to each of the underlying split mortgage loans, including principal balances, mortgage interest rate, term to maturity, loan-to-value ratios and debt service coverage ratios, is being presented in this prospectus supplement based only on the related split mortgage loan pooled portion, as if the non-pooled portion of each of those mortgage loans is a separate subordinated mortgage loan that is not included in the trust. Taking into account both the pooled and non-pooled portions of each of the split underlying mortgage loans, the cut-off date loan-to-value ratio and the underwritten debt service coverage ratio for (i) the Intel Corporate Building underlying mortgage loan is 71.0% and 1.61x, respectively, (ii) the U-Haul Portfolio—26 Facilities Portfolio underlying mortgage loan is 62.7% and 1.55x, respectively, and (iii) the U-Haul Portfolio—SAC Portfolio underlying mortgage loan is 62.7% and 1.67x, respectively.

•	Except as described below in the second succeeding bullet, the underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that underlying mortgage loan on the first due date following the cut-off date or, if that mortgage loan is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization (exclusive, in the case of the split underlying mortgage loans, of such part of the monthly debt service payment that is allocable to the related split mortgage loan non-pooled portion).

•	Except as described in the following bullet, the cut-off date loan-to-value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance (or, in the case of the split underlying mortgage loans, the cut-off date balance of the related split mortgage loan pooled portion only), divided by the estimated value of the related mortgaged real property as set forth in a related third-party appraisal dated as specified on Annex A-1 to this prospectus supplement.

•	The exceptions to the foregoing calculations of underwritten debt service coverage ratio and cut-off date loan-to-value ratio are as follows:

(1)	in the case of an underlying mortgage loan that provides for payments of interest only until the related stated maturity date, the calculation of underwritten debt service coverage ratio is based upon the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date;

(2)	in the case of an underlying mortgage loan that is part of a loan combination (as set forth under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement), the underwritten debt service coverage ratio and the cut-off date loan-to-value ratio are, in general, each calculated solely on the underlying mortgage loan in that loan combination (or, in the case of the 888 Seventh Avenue loan combination, based on the entire subject loan combination, exclusive of the corresponding non-trust mortgage loan that would, in connection with a material event of default, be subordinate in right of payment to the subject underlying mortgage loan); and

(3)	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

In the case of some of the mortgage loans that we intend to include in the trust, the calculation of underwritten annual net cash flow for the related mortgaged real property or properties—which is, in turn, used in the calculation of underwritten debt service coverage ratios—was based on certain assumptions regarding projected rental income and/or occupancy, including: (a) the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date, (b) the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date, (c) the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market, (d) the assumption that certain rental income payable on a future date under a signed lease, but where the tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date, (e) assumptions regarding the renewal of particular leases, incremental rent increases and/or the re-leasing of certain space at the subject mortgaged real property, (f) certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement, and/or (g) certain other assumptions regarding the payment of rent not currently being paid. There is no assurance that the foregoing assumptions made with respect to any particular underlying mortgage loan will, in fact, be consistent with actual property performance; and, if they are not consistent, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this prospectus supplement.

B. Geographic Concentration	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

State	Number of Properties	% of Initial Mortgage Pool Balance
New York	26	36.0%
Texas	41	6.6%
North Carolina	7	6.5%
Florida	46	6.3%
Massachusetts	4	6.1%
Colorado	5	5.5%

The remaining mortgaged real properties with respect to the mortgage pool are located throughout 27 other states and the District of Columbia. No more than 5.0% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions.

C. Property Types	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:

Property Type	Number of Properties	% of Initial Mortgage Pool Balance
Office	33	38.6%
Retail	66	26.9%
Regional Mall	3	12.2%
Anchored Retail	35	9.4%
Unanchored Retail	28	5.3%
Hotel	74	21.4%
Multifamily	43	6.8%
Self Storage	47	2.8%
Industrial/Warehouse	5	2.7%
Mobile Home Park	4	0.6%
Mixed Use	1	0.2%

Notwithstanding the foregoing, the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott II Fee Portfolio, which secure an underlying mortgage loan representing 4.9% of the initial mortgage pool balance, although categorized above and elsewhere in this prospectus supplement as a "hotel" property type, actually constitute groundleased land; and the improvements thereon, which are not part of the collateral, consist of hotel properties.

D. Encumbered Interests	The table below shows the number of mortgage loans and the percentage of the initial mortgage pool balance represented thereby, that are secured by mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

Encumbered Interest In the Mortgaged Real Property	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Fee Simple	139	83.4%
Leasehold	4	10.5%
Fee Simple/Leasehold	2	6.1%

It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as ‘‘fee simple’’ in the chart above.

E.	Significant Underlying Mortgage Loans	The ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust collectively represent 57.1% of the initial mortgage pool balance. For a discussion of those ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement.

Legal and Investment Considerations

Federal Income Tax Consequences	The trustee or its agent will make elections to treat designated portions of the assets of the trust as multiple real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Those multiple REMICs are as follows:

•	REMIC I, which will hold, among other things, the underlying mortgage loans;

•	REMIC II, which will hold the regular interests in REMIC I; and

•	REMIC III, which will hold the regular interests in REMIC II.

Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

The class X-CP certificates will, and the other offered certificates will not, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment. When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2006-C1 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

Some of the offered certificates may be treated as having been issued at a premium.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see ‘‘Federal Income Tax Consequences’’ in each of this prospectus supplement and the accompanying base prospectus.

ERISA	We anticipate that, subject to satisfaction of the conditions referred to under ‘‘ERISA Considerations’’ in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to—

•	Title I of the Employee Retirement Income Security Act of 1974, as amended, or

•	section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See ‘‘ERISA Considerations’’ in this prospectus supplement and in the accompanying base prospectus.

Legal Investment	The offered certificates will not be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See ‘‘Legal Investment’’ in this prospectus supplement and in the accompanying base prospectus.

Investment Considerations	The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans may affect the yield to maturity on your offered certificates. In the case of any offered certificate purchased at a discount from its principal balance, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificate purchased at a premium from its principal balance, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

In addition, if you are contemplating the purchase of class X-CP certificates, you should be aware that—

•	the yield to maturity on the class X-CP certificates will be highly sensitive to the rate and timing of any principal prepayments and/or other early liquidations of the underlying mortgage loans;

•	a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield with respect to the class X-CP certificates, and

•	an extremely rapid rate of prepayments and/or other liquidations of the underlying mortgage loans could result in a complete or partial loss of your initial investment with respect to the class X-CP certificates.

The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage interest rates.

In addition, the pass-through rate for, and yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2006-C1 principal balance certificates.

See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement and in the accompanying base prospectus.

RISK FACTORS

The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

You should consider the following factors, as well as those set forth under ‘‘Risk Factors’’ in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The ‘‘Risk Factors’’ section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB and A-4 Certificates

If you purchase class A-M, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2006-C1 certificates, including the A-1, A-2, A-3, A-AB, A-4, X-CP and X-CL classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2006-C1 certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the series 2006-C1 certificates,

•	the order in which the principal balances of the respective classes of the series 2006-C1 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the trust.

See ‘‘Description of the Mortgage Pool’’ and ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,’’ ‘‘—Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates’’ and ‘‘—Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses’’ in the accompanying base prospectus.

The Offered Certificates Have Uncertain Yields to Maturity

The yields on your offered certificates will depend on—

•	the price you paid for your offered certificates, and

•	the rate, timing and amount of payments on your offered certificates.

The rate, timing and amount of payments on your offered certificates will depend on:

(a)	the pass-through rate for, and other payment terms of, your offered certificates;

(b)	the rate and timing of payments and other collections of principal on the underlying mortgage loans;

(c)	the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

(d)	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

(e)	the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans; and

(f)	servicing decisions with respect to the underlying mortgage loans.

In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates.

See ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2006-C1 Pooling and Servicing Agreement,’’ ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ and ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ and ‘‘Yield and Maturity Considerations’’ in the accompanying base prospectus.

The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated

If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

If you purchase a class X-CP certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the class A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, or G certificates may result in a reduction in the total notional amount of the class X-CP certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-CP certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by—

•	the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement,

•	the sale of defaulted underlying mortgage loans out of the trust in accordance with a fair value or other purchase option, and

•	the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement.

Prior to investing in the class X-CP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X-CP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2006-C1 principal balance certificates.

The Interests of the Series 2006-C1 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of series 2006-C1 certificates representing a majority interest in the controlling class of series 2006-C1 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under ‘‘The Series 2006-C1 Pooling and Servicing Agreement—The Series 2006-C1 Controlling Class

Representative, the Class IUU Representative and the Non-Trust Loan Noteholders’’ in this prospectus supplement; and (b) replace the special servicer under the series 2006-C1 pooling and servicing agreement, subject to satisfaction of the conditions described under ‘‘The Series 2006-C1 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this prospectus supplement. Among other things, the series 2006-C1 controlling class representative may direct the special servicer under the series 2006-C1 pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust that the series 2006-C1 controlling class representative may consider advisable, except to the extent that (i) the class IUU representative may otherwise do so with respect to the split underlying mortgage loans and/or (ii) a related non-trust mortgage loan noteholder or a representative thereof may otherwise do so with respect to an underlying mortgage loan that is part of a loan combination.

In the absence of significant losses on the underlying mortgage loans, the series 2006-C1 controlling class will be a non-offered class of series 2006-C1 certificates. The series 2006-C1 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2006-C1 controlling class representative will exercise its rights and powers on behalf of the series 2006-C1 controlling class certificateholders, and it will not be liable to any other class of series 2006-C1 certificateholders for so doing.

The Interests of the Holders of the Class IUU Principal Balance Certificates May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of certificates representing a majority of the voting rights evidenced by all of the class IUU principal balance certificates will be entitled to designate a representative having certain rights and powers with respect to each of the Intel Corporate Building, U-Haul Portfolio—26 Facilities Portfolio and U-Haul Portfolio—SAC Portfolio underlying mortgage loans, which are sometimes referred to in this prospectus supplement as the split underlying mortgage loans. Those rights and powers are described under ‘‘The Series 2006-C1 Pooling and Servicing Agreement—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this prospectus supplement, and those rights include, without limitation, the right to exercise certain cure and purchase options, the right to advise and direct the special servicer and the right to replace the special servicer. With respect to each of the split underlying mortgage loans, for so long as the principal balance of the non-pooled portion of the subject split underlying mortgage loan, net of any appraisal reduction amount with respect to the subject split underlying mortgage loan, is greater than, or equal to, 25% of an amount equal to (x) the original principal balance of such non-pooled portion, minus (y) principal payments made by the related borrower on the subject split underlying mortgage loan and allocated to such non-pooled portion, then the class IUU representative may, subject to certain limitations, (i) direct and advise the special servicer with respect to various servicing matters regarding the subject split underlying mortgage loan, and (ii) replace the special servicer solely with respect to, the subject split underlying mortgage loan.

None of the class IUU principal balance certificates are offered by this prospectus supplement. The holders of those certificates are likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the class IUU representative will exercise its rights and powers on behalf of the class IUU principal balance certificateholders, and the class IUU representative will not be liable to any other class of series 2006-C1 certificateholders for so doing.

The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates

After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk Insurance Act of 2002, which was amended and extended by the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group’s prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed

$5 million prior to April 2006, $50 million from April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners’ multiperil. The Terrorism Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an ‘‘act of terrorism’’ by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance Extension Act of 2005’s deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in certain instances, including in the case of several of the mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to in the third, fourth and fifth preceding paragraphs is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2006-C1 certificates.

Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties

The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

•	office;

•	hotel;

•	regional mall;

•	anchored retail;

•	multifamily;

•	unanchored retail;

•	self-storage;

•	industrial/warehouse;

•	mobile home park; and

•	mixed use.

The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on—

•	the successful operation and value of the related mortgaged real property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged real property.

See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ and ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Risks Associated with Condominium Ownership

Two (2) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Embassy Suites Battery Park City and 7 Winthrop Square, representing 3.4% and 0.1%, respectively, of the initial mortgage pool balance, are secured by the related borrower’s interest in a commercial condominium unit. See ‘‘Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums’’ in the accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).

The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse’’ in the accompanying base prospectus.

In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property

In the case of 69 mortgaged real properties, securing 36.0% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of 24 properties, securing 7.8% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation

of a Multifamily or Commercial Property Depends on Tenants,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance’’ in the accompanying base prospectus.

Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—Office, Retail and Hotel

Thirty-three (33) of the mortgaged real properties, securing 38.6% of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties’’ in the accompanying base prospectus.

Sixty-six (66) of the mortgaged real properties, securing 26.9% of the initial mortgage pool balance, are primarily used for retail purposes. We consider 38 of the subject retail properties (which include regional malls), securing 21.6% of the initial mortgage pool balance, to be anchored, including shadow anchored; and 28 of the subject retail properties, securing 5.3% of the initial mortgage pool balance, to be unanchored. A number of factors may adversely affect the value and successful operation of a retail property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties’’ in the accompanying base prospectus.

Seventy-four (74) of the mortgaged real properties, collectively securing 21.4% of the initial mortgage pool balance, are primarily used for hospitality purposes, such as hotels and motels. Some of those hospitality properties are operated under franchise agreements. A number of factors may adversely affect the value and successful operation of a hospitality property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties’’ in the accompanying base prospectus.

Notwithstanding the foregoing, the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott II Fee Portfolio, securing an underlying mortgage loan representing 4.9% of the initial mortgage pool balance, although categorized above and elsewhere in this prospectus supplement as a "hotel" property type, actually constitute groundleased land; and the improvements thereon, which are not part of the collateral, consist of hotel properties.

In addition, with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Holiday Inn – Solana Beach, representing 0.3% of the initial mortgage pool balance, the related borrower has received a 90-day notice of default and termination, dated October 21, 2005, from a Holiday Inn franchise administration department stating that, based on the hotel's failure to achieve the licensor's minimum quality and service requirements on two occasions, if the hotel fails to achieve such minimum quality and service score on January 16, 2006, the matter will be referred to the compliance committee of licensor for its review and consideration. According to the notice, unless the compliance committee extends the January 16, 2006 termination date, the Holiday Inn – Solana Beach hotel's license will be terminated.

In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ and ‘‘Risk Factors—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss: and ‘‘—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus.

Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property

With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant’s right for the same space may have remedies under its lease due to such tenant’s inability to exercise such right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant’s operation violates such tenant’s exclusive use provision. In addition, certain leases of space at the related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in the State of New York and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of the Following States—Texas, Florida, Massachusetts, North Carolina and Colorado

The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:

State	Number of Properties	% of Initial MortgagePool Balance
New York	26	36.0%
Texas	41	6.6%
North Carolina	7	6.5%
Florida	46	6.3%
Massachusetts	4	6.1%
Colorado	5	5.5%

The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See ‘‘Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

Of the 26 Mortgaged Real Properties Located in the State of New York, Ten (10) of Those Properties, Representing 29.9 Percent of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market

Ten (10) of the mortgage loans that we intend to include in the trust, representing 29.9% of the initial mortgage pool balance, are secured by mortgaged real properties located in the City of New York. The performance of those mortgaged real properties located in New York City will be dependent, perhaps to a material degree, on the strength of the Manhattan economy and office leasing market. This is true not only for office properties, but also for multifamily and retail properties, as those multifamily properties may provide housing to individuals that are employed in Manhattan and those retail properties may provide retail services to individuals and families employed in Manhattan. The Manhattan economy is dependent upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office space and increases in office rental rates. The suburban New Jersey, New York and Connecticut markets could continue to compete for certain tenants with New York City. A weakening of the New York City office leasing market generally and the midtown New York City office leasing market in particular, may adversely affect the operation of some of the mortgaged real properties and lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operations of any of the mortgaged real properties could adversely affect the amount and timing of payments on the related mortgage loans and consequently the amount and timing of distributions on the offered certificates.

The Mortgage Pool Will Include Material Concentrations of Balloon Loans

All of the mortgage loans that we intend to include in the trust are balloon loans. Twenty-three (23) of those balloon loans, representing 41.6% of the initial mortgage pool balance, are interest-only balloon loans. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, in each case depends upon the borrower’s ability either to refinance the loan or to sell the mortgaged real property. See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—There Is an Increased Risk of Default Associated with Balloon Payments’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans

The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 38.1% of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 57.1% of the initial mortgage pool balance. It has been confirmed to us by S&P and/or Fitch, however, that four (4) of the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust, representing 31.3% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ and ‘‘—Significant Underlying Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property

Six (6) mortgage loans, representing 16.6% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. For example, the Embassy Suites Battery Park City underlying mortgage loan, representing 3.4% of the initial mortgage pool balance, is solely secured by the related borrower’s interest in a ground lease on the Embassy Suites Battery Park City mortgaged real property, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Embassy Suites Battery Park City Mortgage Loan—Ground Lease’’ in this prospectus supplement. In addition, the One Financial Center underlying mortgage loan, representing 4.1% of the initial mortgage pool balance, is secured in part by the related borrower’s interest in a ground lease on the One Financial Center mortgaged real property, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Financial Center Mortgage Loan—Ground Lease’’ in this prospectus supplement. In addition, the 888 Seventh Avenue underlying mortgage loan, representing 5.9% of the initial mortgage pool balance, is secured by the related borrower's interest in a ground lease on the 888 Seventh Avenue mortgaged real property as described under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 888 Seventh Avenue Mortgage Loan—Ground Lease" in this prospectus supplement. In addition, the Highwoods II Portfolio Mortgage Loan may in the future be secured in part by a mortgage lien on the related borrower's leasehold interest in one or more properties in connection with a substitution as described under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Highwoods II Portfolio Mortgage Loan—Substitution" in this prospectus supplement. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. Furthermore, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Risk Factors—Lending on

Ground Leases Creates Risks For Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and ‘‘Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Considerations’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures

Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this prospectus supplement and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990.

Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this prospectus supplement and ‘‘Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive’’ and ‘‘Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying base prospectus.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant

Nineteen (19) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The six (6) largest of these separate groups represent 8.6%, 2.9%, 2.9%, 1.7%, 1.4%, and 1.0%, respectively, of the initial mortgage pool balance. See ‘‘Description of the Mortgage Pool —Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ in this prospectus supplement.

In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm’s-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower. In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1301 Avenue of the Americas, which mortgage loan represents 17.1% of the initial mortgage pool balance, one of the five largest tenants also currently owns an indirect ownership interest in the related borrower. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1301 Avenue of the Americas Mortgage Loan—The Mortgaged Property.’’ In addition, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Financial Center, which mortgage loan represents 4.1% of the initial mortgage pool balance, the second largest tenant, Metropolitan Life Insurance Company, is also currently a general partner of the related borrower and currently the holder of the One Financial Center non-trust mortgage loan. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Financial Center Mortgage Loan—Borrower and Sponsor.’’ See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property

Six (6) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 16.0% of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans—not included in the trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. We provide a more detailed discussion of these loan combinations under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement, and we have included a table under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ that identifies each underlying mortgage loan that is part of a loan combination. See "With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests" in the accompanying base prospectus.

One or more co-lender or similar agreements have been executed and delivered with respect to each of the loan combinations referred to in the prior paragraph. However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting a subordinate lender’s actions may not be enforceable. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against a subordinate lender, such as provisions whereby a subordinate lender has agreed not to take direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a second mortgagee’s claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee’s ability to recover with respect to the related borrower. See ‘‘Risk Factors—Certain Aspects of Subordination Agreements, Including Co-Lender Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates That Are Part of a Split Loan Structure, May be Unenforceable’’ in the accompanying base prospectus.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Barcelona Apartments, representing 0.4% of the initial mortgage pool balance, the related loan documents permit the related borrower to obtain subordinate financing secured by the mortgaged real property provided certain requirements are satisfied, including (a) the absence of an event of default, (b) the achievement of an aggregate loan-to-value ratio of the mortgaged property not in excess of 75% as evidenced by an updated appraisal, (c) the existence of a fixed rate of interest, (d) the maintenance of the original maturity date, (e) the achievement of an aggregate debt service coverage ratio for the trailing 12 month period equal to or greater than 1.25x, (f) the execution and delivery of an intercreditor agreement or standstill agreement providing for the subordination of the secondary financing, (g) the execution of any additional loan documents as applicable, (h) the delivery of opinions of counsel and confirmations of rating agencies, as applicable, and (i) the payment by the related borrower of any related costs and expenses.

The existence of additional secured indebtedness may adversely affect the borrower’s financial viability and/or the trust’s security interest in the mortgaged real property. See "Risk Factors—Additional Secured Debt Increases the Likelihood that a Borrower will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying base prospectus.

In addition, with respect to each of three (3) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 21.5% of the initial mortgage pool balance, the direct or indirect equity interests in the related borrower have been pledged to secure a related mezzanine or affiliate loan, in each case as described under ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

Further, with respect to each of 21 mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 43.7% of the initial mortgage pool balance, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1301 Avenue of the Americas Mortgage Loan—Mezzanine Financing,’’ ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Chapel Hills Mall Mortgage Loan—Mezzanine Debt,’’ ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Ashford I Portfolio Mortgage Loan—Permitted Mezzanine Debt,’’ ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Ashford II Portfolio Mortgage Loan—Permitted Mezzanine Debt’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

It is also possible that, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine or affiliate debt. For example, in the case of the underlying mortgaged real property identified on Annex A-1 as One Financial Center, which secures a mortgage loan representing 4.1% of the initial mortgage pool balance, Metropolitan Life Insurance Company and Bostrose Associates, L.L.C., the two 50% general partners of the related borrower are not prohibited by the loan documents from pledging or encumbering their direct interests in the related borrower and Metropolitan Life Insurance Company is not prohibited from pledging or encumbering its indirect interest in the related borrower. Further, in the case of the underlying mortgaged real property identified on Annex A-1 as Chapel Hills Mall, which secures a mortgage loan representing 5.0% of the initial mortgage pool balance, holders of direct and indirect equity interests in the related borrower may pledge such interests as part of a pledge of substantially all of the pledging entity’s assets, as security for the debt of the pledging entity.

Mezzanine debt is secured by the principal’s direct ownership interest in the related borrower. Affiliate debt is secured by an entity’s indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate financing reduces the subject principal’s indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow

Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower’s available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities

The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be, or previously may not have been, limited to owning their respective mortgaged real properties.

For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Financial Center, which represents 4.1% of the initial mortgage pool balance, the related borrower is a general partnership whose general partners are not special purpose entities, and no non-consolidation opinion was obtained in connection with the origination of that mortgage loan. Although the related loan documents require that the borrower maintain itself as a special purpose entity whose business is limited to owning and operating the mortgaged property, the borrower’s organizational documents do not require the borrower to remain a special purpose entity throughout the term of the underlying mortgage loan. In addition, the borrower is not structured to limit the possibility of becoming insolvent or bankrupt, and neither the loan documents nor the borrower’s organizational documents require the borrower to be structured to limit the possibility of becoming insolvent or bankrupt. Further, while the related loan documents prohibit the sale or further encumbrance of the mortgaged real property referred to in the prior sentence as well as transfers of direct interest in the related borrower and certain transfers of indirect interests in the related borrower and Bostrose Associates,

L.L.C., one of the related borrower’s two general partners, neither the sale of any interest in Metropolitan Life Insurance Company, the related borrower’s other general partner, nor Metropolitan Life Insurance Company’s pledge or encumbrance of its direct and indirect interests in the related borrower are prohibited by the related loan documents. In addition, the loan documents do not prohibit Bostrose Associates, L.L.C. from encumbering or pledging its direct interests in the related borrower.

See "Risk Factors—The Borrower's Form of Entity May Cause Special Risks and/or Hinder Recovery" in the accompanying base prospectus.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans that we intend to include in the trust have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan. Each of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Spring Ridge II, Old Denton Center, Grammary, Callowhill & Silk Mill Apartments, Windsor at Briarhill Apartments, Sterling Portfolio, Dohr Apartments, Bert Koun’s Self Storage, Terraces at University Place, and Secur-It Self Storage, respectively, which secure mortgage loans that collectively represent 4.2% of the initial mortgage pool balance, are owned by tenant-in-common borrowers. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

See "Risk Factors—The Borrower's Form of Entity May Cause Special Risks and/or Hinder Recovery" in the accompanying base prospectus.

Changes in Mortgage Pool Composition Can Change the Nature of Your Investment

In general, if you purchase any offered certificates that have a relatively longer weighted average life, or if you purchase class X-CP certificates, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See ‘‘Risk Factors—Changes in Pool Composition Will Change the Nature of Your Investment’’ in the accompanying base prospectus.

Lending on Income-Producing Real Properties Entails Environmental Risks

The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 30 mortgaged real properties, securing 1.7% of the initial mortgage pool balance, conducted a transaction screen. Except as otherwise discussed in the next paragraph, all of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph—or, in the case of one mortgaged real property, identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott San Antonio – Downtown, partially securing a mortgage loan representing 4.9% of the initial mortgage pool balance, a related Phase II environmental site assessment—were completed during the 12-month period ending on the cut-off date.

With respect to 41 of the 49 mortgaged real properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott II Fee Portfolio, which mortgaged real properties secure a mortgage loan collectively representing 4.9% of the initial mortgage pool balance, a third-party consultant conducted a Phase I environmental site assessment within 16 months of the cut-off date. With respect to the above-referenced mortgaged real properties, a third-party consultant prepared a regulatory database review update on December 2, 2005.

The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required—

•	the continuation or the establishment of an operation and maintenance plan to address the issue, or

•	the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	a responsible third party was identified as being responsible for the remediation; or

•	the related originator of the subject underlying mortgage loan generally required the related borrower to:

(a)	to take investigative and/or remedial action; or

(b)	to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

•	the mortgaged real property had not been affected or had been minimally affected,

•	the potential for the problem to affect the mortgaged real property was limited, or

•	a person responsible for remediation had been identified.

Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

With respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott II Fee Portfolio, which mortgaged real properties secure mortgage loans collectively representing 4.9% of the initial mortgage pool balance, the Phase I consultant reported the following items. With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott – Lincroft-Red Bank, a Phase I consultant recommended abandonment of three on-site groundwater monitoring wells in accordance with state and local regulations. No estimate of abandonment costs was provided. With respect to Courtyard by Marriott Portland-Beaverton, a Phase I consultant reported that groundwater at an adjacent property is contaminated with trichloroethylene and additional contaminants which have minimally encroached on the subject property. Because the contamination is wholly attributed to an off-site release, and because drinking water for the property is not obtained from on-site wells, the Phase I consultant recommended no further action.

With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Embassy Suites Battery Park City, which mortgaged real property secures a mortgage loan representing 3.4% of the initial mortgage pool balance, the Phase I consultant recommends registration of a 275-gallon petroleum day tank with the New York City Fire Department, in accordance with applicable regulations. Estimated registration cost is $105.

With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Commerce Center, which mortgaged real property secures a mortgage loan representing 0.8% of the initial mortgage pool balance, the Phase I consultant reported that prior environmental site assessments revealed the presence of solvent-impacted soil attributed to historic dry cleaning operations on the subject property. In connection with its prior ownership of the property, Lehman Brothers, Inc. assumed responsibility for addressing the environmental remediation of the subject property. Environmental remediation reportedly has been conducted, and Lehman Brothers Inc. has submitted an application for No Further Action status to the New Jersey Department of Environmental Protection with respect to the identified contamination.

With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sunnyslope Centre, which mortgaged real property secures a mortgage loan representing 0.3% of the initial mortgage pool balance, the Phase I consultant reported that the subject property is listed on the State of Oregon Environmental Cleanup Site Inventory and Confirmed Release List, due to a previous discovery of chlorinated solvents in soil and groundwater near the southern boundary of the property. The identified contamination is attributed to historic on-site dry cleaning operations. Limited remedial work reportedly had been conducted at the subject property, and a state-issued partial no further action determination with respect to a portion of the subject property was obtained. The Phase I consultant indicated that current owners of property listed on the Confirmed Release List are eligible for state-funded cleanup through the Oregon Department of Environmental Quality Dry Cleaner Program. The subject property current owner has submitted a claim for enrollment in the Oregon Department of Environmental Quality Dry Cleaner Program.

With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Montclair Court, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance, the Phase I consultant reported that the property is located within the boundaries of a designated National Priorities List site and a Comprehensive Environmental Response, Compensation and Liability Information System site where historic radium processing waste was formerly deposited. No environmental concerns with respect to the subject property itself were identified, and the consultant did not recommend any action.

With respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as U-Haul Portfolio —SAC Portfolio and U-Haul Portfolio—26 Facilities Portfolio, which mortgaged real properties secure mortgage loans collectively representing 1.2% of the initial mortgage pool balance, the Phase I consultant reported the following items. With respect to the mortgaged real property U-Haul—Harbor City, the Phase I consultant recommended proper abandonment of monitoring wells that remained on-site but were no longer in use. The Phase I consultant estimated abandonment costs at $1,000 to $1,500. With respect to the mortgaged real property U-Haul—Storage of Downtown, the Phase I consultant identified apparent mold growth on the subject property and recommended mold abatement and investigation into the source of the water intrusion by a licensed professional at a total estimated cost of $1,500 to $2,000. With respect to the mortgaged real property U-Haul—Center Skylake, the Phase I consultant reported that soil at the subject property has been impacted by gasoline from a historic leaking underground storage tank and the historic removal of three underground storage tanks. According to the Phase I consultant’s review of correspondence with the applicable state agency, the subject property is eligible for state-funded cleanup through the Early Detection Incentives Program. Due to the subject property’s low priority ranking in the state program, however, remedial work is currently inactive. With respect to the U-Haul – Route 18 mortgaged real property, the Phase I consultant recommended proper characterization and off-site disposal of waste stored in partially full drums on-site. The Phase I consultant further indicated that lead levels in drinking water in the first draw and a flush drinking water sample exceeded federal action levels. The consultant recommended conducting additional testing to determine whether action is required. The consultant also identified the presence of asbestos-containing materials at the subject property. Development of an operations & maintenance plan is pending. According to the Phase I consultant, the subject property is listed on the state's leaking underground storage tank list in connection with historic releases of petroleum constituents from two former on-site tanks. The Phase I consultant reported that contaminated soil had been excavated from the site and that semi-annual groundwater monitoring was in place. The Phase I consultant further reported that, based on a prior consultant's recommendations following sampling activities performed in 2001, during which low levels of contaminants were detected in soil not conducive to extensive contaminant movement, an application for No Further Action status was submitted to the applicable state agency in 2002. The Phase I consultant recommended that a file review be conducted to determine the current regulatory closure status. With respect to the above-referenced U-Haul mortgaged real properties and several other U-Haul mortgaged real properties, the related borrower has escrowed approximately $22,000 to cover the Phase I Consultant's recommendations. The U-Haul North St. Petersburg mortgaged real property is enrolled in the Florida Department of Environmental Protection's state-funded clean-up program to address soil and groundwater contamination that resulted in connection with the removal of two on-site underground storage tanks. Due to the site's low priority ranking, cleanup has not commenced. According to the Phase I report, the state program requires the tank's registered owner, U-Haul International, to contribute 25% of remediation costs that fall below $300,000 and all remediation costs in excess of $300,000.

The borrower under each of the U-Haul Portfolio – SAC Portfolio and U-Haul Portfolio – 26 Facilities Portfolio underlying mortgage loans has provided an indemnity to the lender for losses incurred or asserted relating to the use or release of hazardous materials or violations of environmental laws at the related mortgaged real properties.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Hyattsville Warehouse, representing 0.1% of the initial mortgage pool balance, the transaction screen report indicated that there are seven 500-gallon heating oil underground storage tanks that have been closed in place and three 4000-gallon gasoline underground storage tanks that have been removed. Tank closure certificates were provided for these tanks and letters from the Maryland Department of the Environment Oil Control Program indicated that the mortgaged real property is in compliance and that the Maryland DEP Oil Control Program closed its cases associated with these tanks. The Maryland DEP Oil Control Program indicated that, with respect to the seven closed in place tanks, although residual petroleum contamination is believed to exist in the soil, no further action is required based on the remediation activities conducted, proper abandonment of the monitoring well and future commercial or industrial use of the site. The Maryland DEP Oil Control Program also reported that residual petroleum contamination may not pose a threat to human health and the environment but, since future excavation of the former tank field may create exposure pathways, if impacted soil is encountered, it must be handled in a manner that will comply with the State and local regulations. There can be no assurance that the Maryland DEP Oil Control Program will not reopen its related cases or that the Maryland DEP Oil Control Program will not require any further action in the future. Additionally, there can be no assurance that the contamination does not or will not pose a risk to human health or the environment.

With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Waldbaum's-Farmingdale, which mortgaged real property secures a mortgage loan representing 0.5% of the initial mortgage pool balance, the Phase I Environmental Site Assessment identified that the mortgaged real property is located in close proximity of the Liberty Industrial Finishing Superfund Site (the "Liberty Site") where there is confirmed impact to soil and groundwater from, among other constituents, chlorinated solvents such as perchloroethylene. According to the environmental consultant, a drycleaner formerly located at the mortgaged real property has been alleged to have caused or contributed to the cause of the soil and groundwater impact. However, due to the proximity of the Liberty Site, the related borrower purchased environmental impairment liability insurance providing retrospective and prospective coverage. The retrospective insurance coverage is designed to cover pre-existing pollution conditions with limits of $5,000,000 for a ten year period with a self insured retention of $250,000. The related borrower has escrowed $250,000 to cover the self-insured retention. The prospective insurance coverage is designed to cover new conditions with limits of $5,000,000 for a five year period and a self-insured retention of $100,000. There can be no assurance that the conditions discovered at the Liberty Site do not also or will not also affect conditions at the mortgaged real property, that the conditions at the mortgaged real property did not or will not affect conditions at the Liberty Site or that the related environmental impairment liability insurance will provide adequate coverage to cover any costs or liability with respect thereto or that such conditions will be covered by the terms of the environmental impairment liability insurance policy. Additionally, there can be no assurance that the contamination does not or will not pose a risk to human health or the environment.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sterling Portfolio, representing 2.0% of the initial mortgage pool balance, the Phase I Environmental Site Assessment with respect to the property located at 115-121 Broadhollow Road and 10 Pinelawn Road indicated that there are two closed leaking underground storage tank listings from 1990 to 1993 associated with the subject property for two 5,000 gallon underground storage tanks to the north of the 115 Broadhollow Road improvements. The remediation work included the removal of one-half of a drum of contaminated soil. Additional investigations were conducted in 1995 that resulted in the subject property being removed from the active leaking underground storage tank site database. According the environmental consultant, the site was issued a determination of no further action. In addition, although the Phase I Environmental Site Assessment with respect to the property located at 500 Bi-County Boulevard did not identify any recognized environmental issues, previous environmental investigations at the subject property documented several instances of groundwater and soil sampling due to concerns associated with an existing 10,000 gallon underground storage tank, two former 5,000 gallon underground storage tanks, as well as numerous surrounding properties that have a history of release. The previous sampling indicated that soil guidelines for chromium were exceeded and elevated levels of mercury were also detected in a monitoring well near the underground storage tank location. A municipal water supply serves the subject property. Finally, the Phase I Environmental Site Assessment with respect to the property located at 45 South Service Road indicated that a large asphalt patch was observed in the area where a tenant's emergency generator and associated 4,000 gallon diesel fuel underground storage tank were located. The environmental consultant reviewed a tank removal certification form and accompanying closure letter issued by the Nassau County Fire Marshal's office, which letter indicated that one 4,000 gallon, double wall steel underground storage tank that contained diesel fuel was removed from the property on July 29, 2005, that a fire marshal was present to supervise the tank removal, that all work was completed in accordance with the applicable sections of Article II of the Nassau County Fire Prevention Ordinance and that there was no visible leakage in the excavation or on the tank. There can be no assurance that the contamination does not or will not pose a risk to human health or the environment or that the related borrower will not incur any costs or liability with respect thereto.

A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that—

•	the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the results of the environmental testing were accurately evaluated in all cases;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

•	the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

•	any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

•	any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this ‘‘—Lending on Income-Producing Real Properties Entails Environmental Risks’’ subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

See ‘‘Description of the Mortgage Pool—Assessments of Property Condition—Environmental Assessments’’ in this prospectus supplement and ‘‘Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing’’ and ‘‘Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying base prospectus.

Lending on Income-Producing Properties Entails Risks Related to Property Condition

Engineering firms inspected substantially all of the mortgaged real properties during the 12-month period preceding the cut-off date, in order to assess—

•	the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

•	the general condition of the site, buildings and other improvements located at each property.

In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties

In the case of some of the mortgage loans that we intend to include in the trust, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. See, for example, ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Embassy Suites Battery Park City Mortgage Loan—Franchise and Management Agreements’’ in this prospectus supplement. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

With Respect to Six (6) Mortgage Loans (Including the Second, Third and Eighth Largest Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2006-C1 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations

Six (6) mortgage loans that we intend to include in the trust, which mortgage loans (a) are described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ and/or ‘‘—Significant Underlying Mortgage Loans’’ in this prospectus supplement and (b) collectively represent 16.0% of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2006-C1 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2006-C1 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2006-C1 certificateholders for so doing. See ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see ‘‘The Series 2006-C1 Pooling and Servicing Agreement—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

Furthermore, the master servicer and/or the special servicer may service, in the ordinary course of its business, existing and new mortgage loans or portfolios of mortgage loan for third parties that are similar to the mortgage loans that will be included in the trust. The real properties securing those other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged real properties securing the underlying mortgage loans. Consequently, the performance by the master servicer and/or the special servicer of services with respect to the underlying mortgage loans and related mortgaged real properties at the same time as they are performing services on behalf of other persons with respect to other mortgage loans and competing properties, may pose inherent conflicts for such servicer.

Risks Related to the Courtyard by Marriott II Fee Portfolio Underlying Mortgage Loan

In the case of the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott II Fee Portfolio, which mortgage loan has an unpaid principal balance as of the cut-off date of $120,000,000 and represents 4.9% of the initial mortgage pool balance, those mortgaged real properties have been ground leased by the Courtyard by Marriott II Fee Portfolio borrower to an affiliate of the Courtyard by Marriott II Fee Portfolio borrower as the lessee thereunder. The mortgage securing the Courtyard by Marriott Portfolio II underlying mortgage loan is subject and subordinate to the terms of each related ground lease and, provided that no default exists under the applicable ground lease, no exercise of remedies by lender under the Courtyard by Marriott II Fee Portfolio underlying mortgage loan can disturb the rights of the tenant under the applicable ground lease. See ‘‘Description of the Underlying Mortgage Loans—Significant Underlying Mortgage Loans—The Courtyard by Marriott II Fee Portfolio Mortgage Loan’’ in this prospectus supplement. Moreover, during the term of and pursuant to the applicable ground lease, the improvements on those mortgaged real properties (which consist of Courtyard by Marriott hotels) will be owned by such affiliate lessee of the Courtyard by Marriott II Fee Portfolio borrower, and are therefore not collateral for the Courtyard by Marriott II Fee Portfolio underlying mortgage loan. In the event of a casualty or condemnation with respect to any one or more of the Courtyard by Marriott II Fee Portfolio mortgaged real properties and/or the improvements thereon, the applicable ground lease governs the obligations of the parties thereto with respect to restoration of those improvements and controls the application of casualty insurance proceeds with respect to a restoration of the applicable improvements. In the event that the ground lessee elects not to restore the improvements, the proceeds of casualty insurance shall be applied first to reduce the outstanding principal amount of any leasehold mortgage encumbering the ground lease of the improvements before any portion of such casualty insurance proceeds are payable to the lender under the Courtyard by Marriott II Fee Portfolio underlying mortgage loan, and there can be no assurance that such remaining proceeds will be sufficient to repay in whole or in part the Courtyard by Marriott II Fee Portfolio underlying mortgage loan. In addition, in the event the improvements on an applicable mortgaged real property suffer a casualty, notwithstanding that the applicable ground lease is not terminated, the ground rent payable to the Courtyard by Marriott II Fee Portfolio borrower will be reduced by reason of the expected reduction in percentage rent. In addition, the ground lease of the improvements allows the lessee to terminate the applicable ground lease as a result of certain casualties and/or condemnations and requires the lessee, as a condition of such termination, to remove all damaged improvements from the applicable mortgaged real property and to grade the property before surrendering it to the Courtyard by Marriott II Fee Portfolio borrower. Either a reduction in the ground rent or a termination of the ground lease would decrease the cash flow available to make payments on the Courtyard by Marriott II Fee Portfolio underlying mortgage loan, and thereby negatively affect payments on the series 2006-C1 certificates. See "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—Courtyard by Marriott II Fee Portfolio Mortgage Loan—The Mortgage Loan."

Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties

Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans included in the trust. A mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as DHL Center, Walgreens—Toledo, Walgreens—Ennis and Walgreens—Dayton, representing 2.9% of the initial mortgage pool balance, the mortgage loan seller or an affiliate thereof has an ownership interest in the related borrower. With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Highwoods II Portfolio, representing 2.9% of the initial mortgage pool balance, the mortgage loan seller or an affiliate thereof has an indirect ownership interest in the related borrower. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. See also "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Highwoods II Portfolio Mortgage Loan—The Pledge", where the related mortgage loan seller has made a floating rate loan to an affiliate of the Highwoods II Portfolio Borrower, and a common ultimate parent of both the floating rate borrower and the underlying mortgage loan borrower has pledged its right to certain distributions related to its interest in the underlying mortgage loan borrower as additional security for the floating rate loan. Further, a mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest.

In the case of the One Financial Center Mortgage Loan, the originating lender, Metropolitan Life Insurance Company, was also, at the time of loan origination, a significant tenant of the related mortgaged real property. See "Risk Factors— Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant". See also "Risk Factors —With Respect to the One Financial Center Loan Combination, the Originator of That Loan Combination is a Current Owner of the Related Borrower, the Current Holder of the Related Non-Trust Mortgage Loan in That Loan Combination and the Current Sub-Servicer With Respect to the Entire Loan Combination and, in Those Capacities, Has the Ability to Influence Major Decisions Concerning the Borrower and the Property; Given that the Interests of That Non-Trust Loan Noteholder are Likely Aligned with the Interests of The Related Borrower, Those Decisions May Not be in the Best Interests of the Series 2006-C1 Certificateholders" and "—Significant Underlying Mortgage Loans—The One Financial Center Mortgage Loan—The Borrower and Sponsor".

In addition, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1301 Avenue of the Americas, which mortgage loan has a cut-off date balance of $420,783,734 and represents 17.1% of the initial mortgage pool balance, Lehman Brothers Holdings Inc. is one of the five largest tenants of the related mortgaged property. See "—Significant Underlying Mortgage Loans—The 1301 Avenue of the Americas Mortgage Loan".

In the foregoing cases, the relationship of the mortgage loan seller or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the trust or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.

With Respect to the One Financial Center Loan Combination, the Originator of That Loan Combination is a Current Owner of the Related Borrower, the Current Holder of the Related Non-Trust Mortgage Loan in That Loan Combination and the Current Sub-Servicer With Respect to the Entire Loan Combination and, in Those Capacities, Has the Ability to Influence Major Decisions Concerning the Borrower and the Property; Given that the Interests of That Non-Trust Loan Noteholder are Likely Aligned with the Interests of The Related Borrower, Those Decisions May Not be in the Best Interests of the Series 2006-C1 Certificateholders

In the case of the One Financial Center underlying mortgage loan, which mortgage loan has an unpaid principal balance as of the cut-off date of $99,903,070 and represents 4.1% of the initial mortgage pool balance, the holder of the related non-trust mortgage loan is currently Metropolitan Life Insurance Company, which also currently has a 50% ownership interest in the One Financial Center borrower, with the ability to approve and disapprove major decisions. Consequently, with respect to that underlying mortgage loan, that non-trust mortgage loan noteholder has financial interests in, or other financial dealings with, the related borrower that conflict with your interests. In addition, the non-trust mortgage loan noteholder or its affiliate has the right to perform certain sub-servicing functions for the entire loan combination as described in the following paragraph. Therefore, in its capacity as servicer and in its capacity as owner of the related borrower, such non-trust mortgage loan noteholder has greater access to information and to the borrower and the ability to influence and/or participate in certain decisions regarding the borrower and the management of the related mortgaged real property, notwithstanding that its interests are aligned with the borrower’s and not with the series 2006-C1 certificateholders’. Further, given its relationship with the borrower, the non-trust mortgage loan noteholder may have an incentive to delay the exercise of remedies against the borrower after a mortgage loan event of default. In connection therewith, pursuant to the related co-lender agreement, if and for so long as the One Financial Center non-trust mortgage loan noteholder is an affiliate of the One Financial Center borrower, the related non-trust mortgage loan noteholder will be prohibited from exercising certain rights otherwise afforded to such non-trust noteholder in accordance with the related co-lender agreement, including, without limitation, (a) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and (b) the right to cure certain non-monetary defaults with respect to the subject underlying mortgage loan. In the case of the One Financial Center loan combination, however, the related non-trust mortgage loan noteholder, even if affiliated with the related borrower, will have (a) certain limited cure rights with respect to the subject underlying mortgage loan following a monetary event of default, and (b) the option to purchase the subject underlying mortgage loan (if it becomes a specially serviced mortgage loan as to which a material default exists) at a par purchase price, which price will not include default interest or yield maintenance premiums that are otherwise due from the borrower in connection with a loan default and may not cover certain other amounts due and owing from the borrower under that underlying mortgage loan or due and owing to the trust.

Further, in accordance with the One Financial Center co-lender agreement, the holder of the One Financial Center non-trust mortgage loan or its affiliate has the right to perform certain sub-servicing functions for the entire loan combination, which functions include, without limitation, entering into subordination and nondisturbance agreements and reviewing and approving any leasing matters (including, but not limited to, any termination rights), in each case, as long as the One Financial Center loan combination is not then being specially serviced. Given the potential conflict of interest on the part of the One Financial Center non-trust loan noteholder, this could have a negative impact on the series 2006-C1 certificateholders. Moreover, related loan documents provide, in part, that for so long as the One Financial Center non-trust mortgage loan is outstanding, (a) the One Financial Center borrower shall send all notices, requests for consents or approvals, information and required documents to (i) the holder of the One Financial non-trust mortgage loan or its designee or (ii) if the lender has retained a servicer to service the One Financial Center loan combination, to such servicer and (b) the One Financial Center borrower shall be entitled to conclusively rely on all communications, notices, consents or approvals delivered to it by the holder of the One Financial Center non-trust mortgage loan or the servicer, as applicable.

Moreover, a 50% ownership interest in the related borrower is currently held by the originating lender and such interest was held at the time that the One Financial Center underlying mortgage loan was originated, by the originating lender. Such additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create a conflict of interest at the time of origination as well as at the time of loan administration and/or enforcement.

See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Financial Center Mortgage Loan’’ in this prospectus supplement.

Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits

The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit—

•	the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

•	a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ and ‘‘—Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers’’ in this prospectus supplement.

If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower’s bankruptcy estate could challenge that borrower’s pledging of the underlying mortgaged real property as a fraudulent conveyance. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements’’ in the accompanying base prospectus.

In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Investors May Want to Consider Prior Bankruptcies

We are aware of four (4) mortgage loans that we intend to include in the trust, representing 1.2% of the initial mortgage pool balance, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See ‘‘Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding. Other tenants may, in the future, be a party to a bankruptcy proceeding.

CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4 and B to this prospectus supplement. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus include the words ‘‘expects,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘estimates’’ and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

DESCRIPTION OF THE MORTGAGE POOL

General

We intend to include the 145 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an Initial Mortgage Pool Balance of $2,455,967,106. However, the actual Initial Mortgage Pool Balance may be as much as 5.0% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See ‘‘—Changes in Mortgage Pool Characteristics’’ below.

The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust (exclusive, in the case of the Split Mortgage Loans, of the initial Allocated Principal Balance of the respective Non-Pooled Portions).

The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust (exclusive, in the case of the Split Mortgage Loans, of the initial total Allocated Principal Balance of the respective Non-Pooled Portions) is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $1,057,003 to $420,783,734, and the average of those cut-off date principal balances is $16,937,704.

Except in the case of three (3) underlying mortgage loans, collectively representing 5.7% of the Initial Mortgage Pool Balance, each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller’s or one of its affiliates’ conduit lending program.

The Lehman Mortgage Loan Seller is our affiliate and an affiliate of Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS Securities LLC.

Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances. In the case of the Embassy Suites Battery Park City Mortgage Loan, the related borrower has agreed to make certain payments in lieu of real estate taxes and the related borrower’s obligation to make such payment is secured by a lien upon the underlying mortgaged real property which lien is prior to the lien of the mortgage securing the related loan. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Embassy Suites Battery Park City Mortgage Loan—PILOT Program’’ in this prospectus supplement.

You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower’s obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

It has been confirmed to us by S&P and Fitch that seven (7) of the mortgage loans that we intend to include in the trust, representing 33.5% of the Initial Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that—

•	All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances (or, in the case of each of the Split Mortgage Loans, unless the context clearly indicates otherwise, the initial Allocated Principal Balance of the related Pooled Portion thereof).

•	If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

•	When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the percentages are based upon the cut-off date principal balances (or, in the case of each of the Split Mortgage Loans, unless the context clearly indicates otherwise, the initial Allocated Principal Balance of the related Pooled Portion) of the related mortgage loans or allocated portions of those balances.

Split Mortgage Loans

General. For purposes of distributions on the series 2006-C1 certificates, each of the three (s) Split Mortgage Loans will be treated as if it consists of two portions, which we refer to as a Pooled Portion and a Non-Pooled Portion, respectively. The Split Mortgage Loans, identified below, will be deemed to have the following Pooled and Non-Pooled Portions:

(1) The Intel Corporate Building Mortgage Loan is a $44,000,000 mortgage loan which is deemed to consist of (a) the Intel Corporate Building Pooled Portion that has a current principal balance of $23,960,022 and accrues interest at 5.605% per annum, and (b) the Intel Corporate Building Non-Pooled Portion that has a current principal balance of $20,039,978 and accrues interest at 5.04512% per annum;

(2) The U-Haul Portfolio – 26 Mortgage Loan is a $23,588,995 mortgage loan which is deemed to consist of (a) the U-Haul Portfolio – 26 Pooled Portion that has a current principal balance of $18,131,353 and accrues interest at 5.688% per annum, and (b) the U-Haul Portfolio – 26 Non-Pooled Portion that has a current principal balance of $5,457,642 and accrues interest at 5.82631% per annum; and

(3) The U-Haul Portfolio – SAC Mortgage Loan is a $14,250,585 mortgage loan which is deemed to consist of (a) the U-Haul Portfolio – SAC Pooled Portion that has a current principal balance of $12,454,665 and accrues interest at 5.607% per annum, and (b) the U-Haul Portfolio – SAC Non-Pooled Portion that has a current principal balance of $1,795,920 and accrues interest at 6.50365% per annum.

The Class IUU Principal Balance Certificates represent beneficial ownership of the Non-Pooled Portions, and the holders of those certificates will be entitled to collections of principal and interest on the Split Mortgage Loan that are allocable to the Non-Pooled Portions. The holders of the offered certificates and certain non-offered classes of the series 2006-C1 certificates will be entitled to receive collections of principal and interest on the Split Mortgage Loans that are allocable to the Pooled Portions. As and to the extent described under ‘‘—Split Mortgage Loans—Allocation of Payments’’ below, the rights of the holders of the Class IUU Principal Balance Certificates to receive payments of principal and interest to which they are entitled with respect to the Split Mortgage Loans will be subordinated to the rights of the holders of the offered certificates and certain non-offered classes of the series 2006-C1 certificates to receive payments of principal and interest to which they are entitled with respect to the Split Mortgage Loans.

Allocation of Payments. On or prior to each distribution date, amounts received during the related collection period with respect to each Split Mortgage Loan, together with any amounts advanced with respect to that Split Mortgage Loan, and exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer and /or the trustee with respect to that Split Mortgage Loan under the series 2006-C1 pooling and servicing agreement, and taking into account adjustments relating to interest reserve amounts with respect to that Split Mortgage Loan, will be applied as follows:

•	first, for inclusion in the Net Available P&I Funds, as interest with respect to the Pooled Portion of the subject Split Mortgage Loan, accrued (on a 30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of such Pooled Portion, through but not including the then-most recent due date for the subject Split Mortgage Loan, to the extent not previously received or advanced;

•	second, for inclusion in the Net Available P&I Funds, as principal of the Pooled Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event does not exist with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Pooled Portion immediately prior to the subject distribution date and (2) such Pooled Portion’s pro rata share of the Split Mortgage Loan Principal Payment Amount for the subject distribution date for the subject Split Mortgage Loan, based on the relative Allocated Principal Balance of such Pooled Portion and the related Non-Pooled Portion of the subject Split Mortgage Loan;

•	third, for inclusion in the Net Available P&I Funds, as principal of the Pooled Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event has occurred and is continuing with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Pooled Portion immediately prior to the subject distribution date and (2) the entire portion of the Total Principal Payment Amount for the subject distribution date that is allocable to the subject Split Mortgage Loan;

•	fourth, for inclusion in the Net Available P&I Funds, as a reimbursement with respect to the Pooled Portion of the subject Split Mortgage Loan for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the related Split Mortgage Loan that were not otherwise borne by the holders of the Class IUU Principal Balance Certificates and that have not been previously reimbursed;

•	fifth, for inclusion in the Class IUU Available P&I Funds, as interest with respect to the Non-Pooled Portion of the subject Split Mortgage Loan, accrued (on a 30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of such Non-Pooled Portion, through but not including the then-most recent due date for the subject Split Mortgage Loan, to the extent not previously received or advanced;

•	sixth, for inclusion in the Class IUU Available P&I Funds, as principal of the Non-Pooled Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event does not exist with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Non-Pooled Portion immediately prior to the subject distribution date and (2) such Non-Pooled Portion’s pro rata share of the Split Mortgage Loan Principal Payment Amount for the subject distribution date for the subject Split Mortgage Loan, based on the relative Allocated Principal Balance of such Non-Pooled Portion and the related Pooled Portion of the subject Split Mortgage Loan;

•	seventh, for inclusion in the Class IUU Available P&I Funds, as principal of the Non-Pooled Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event has occurred and is continuing with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Non-Pooled Portion immediately prior to the subject distribution date and (2) the excess, if any, of (a) the entire portion of the Total Principal Payment Amount for the subject distribution date that is allocable to the subject Split Mortgage Loan, over (b) the payments of principal to be made with respect to the related Pooled Portion of the subject Split Mortgage Loan on that distribution date in accordance with clause third above;

•	eighth, for inclusion in the Class IUU Available P&I Funds, as a reimbursement with respect to the Non-Pooled Portion of the subject Split Mortgage Loan for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the subject Split Mortgage Loan that were borne by the holders of the Class IUU Principal Balance Certificates and that have not been previously reimbursed; and

•	ninth, to reimburse the Class IUU Representative for any outstanding cure payments made with respect to the subject Split Mortgage Loan.

‘‘Split Mortgage Loan Payment Application Trigger Event’’ means, with respect to any particular Split Mortgage Loan, any of the following events: (i) the existence of a monetary mortgage event of default with respect to such Split Mortgage Loan as to which the Class IUU Representative (or a designee of the Class IUU Representative) has not made a cure payment in accordance with ‘‘The Series 2006-C1 Pooling and Servicing Agreement—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders—Additional Rights of the Class IUU Representative; Right to Purchase and Right to Cure Defaults’’ in this prospectus supplement and the series 2006-C1 pooling and servicing agreement; or (ii) the existence of a non-monetary mortgage event of default at a time when such Split Mortgage Loan is a specially serviced mortgage loan; or (iii) the related mortgaged real property has become an REO Property.

"Split Mortgage Loan Principal Payment Amount" means, with respect to any particular Split Mortgage Loan, for any distribution date, the portion of the Total Principal Payment Amount for that distribution date that is allocable to that Split Mortgage Loan.

Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers

The mortgage pool will include 25 mortgage loans, collectively representing 23.9% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this prospectus supplement, each individual multi-property mortgage loan and/or group of cross-collateralized mortgage loans that represents at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names	Number of Properties	% of Initial Mortgage Pool Balance
1. Courtyard by Marriott II Fee Portfolio	49	4.9%
2. Ashford I Portfolio	8	4.5%
3. Ashford II Portfolio	8	4.1%
4. Highwoods II Portfolio	10	2.9%
5. Sterling Portfolio	4	2.0%
6. Scutti Leasehold and Scutti Fee Interest – Land	2	1.7%

The following table identifies the various separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected in the prior table and that represent at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names	Number of Properties	% of Initial Mortgage Pool Balance
1. Ashford I Portfolio and Ashford II Portfolio	16	8.6%
2. Club Quarters Midtown and Club Quarters Washington, D.C.	2	2.9%
3. Walgreens-Dayton, DHL Center, Walgreens-Ennis and Walgreens-Toledo	4	2.9%
4. Peppertree Apartments, Preston Oaks Apartments and Rock Creek Apartments	3	1.4%
5. U-Haul Portfolio – 26 Facilities Portfolio and U-Haul Portfolio – SAC Portfolio	29	1.2%
6. 162-21 Jamaica Avenue and 787 Broad Street	2	1.0%

Except in the case of ten (10) individual multi-property mortgage loans that we intend to include in the trust, collectively representing 3.1% of the Initial Mortgage Pool Balance, each group of cross-collateralized mortgage loans, and each individual multi-property mortgage loan, that we intend to include in the trust entitles the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Defeasance Loans’’ below.

In the case of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Bixby – Brownfield Plaza, Bixby – Crossroads, Bixby – Enterprise Tower, Bixby – Mesa Verde, Bixby – Park Plaza, Bixby – Pioneer Square and Bixby – Woodhaven, which secure mortgage loans that collectively represent 0.8% of the Initial Mortgage Pool Balance, the mortgage loans are cross-defaulted and cross-collateralized with each other. Upon any related borrower exercising its right to defease or transfer its loan in accordance with the terms of the related loan documents, the loan subject to such defeasance or transfer shall cease to be cross-collateralized with the remaining loans.

Partial Releases

With respect to the Triangle Town Center Mortgage Loan, representing 5.2% of the Initial Mortgage Pool Balance, the related loan documents permit the related borrower to obtain a release of certain parcels of the related mortgaged real property, subject to the satisfaction of certain conditions, as further described under ‘‘—Significant Underlying Mortgage Loans—The Triangle Town Center Mortgage Loan—Partial Release’’ in this prospectus supplement.

With respect to the Courtyard by Marriott II Fee Portfolio Mortgage Loan, representing 4.9% of the Initial Mortgage Pool Balance, the related loan documents permit the related borrower to obtain a release of all or a portion of the related mortgaged real property as further described under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Courtyard by Marriott II Fee Portfolio Mortgage Loan—The Mortgage Loan" in this prospectus supplement.

With respect to the Ashford I Portfolio Mortgage Loan, representing 4.5% of the Initial Mortgage Pool Balance, the related loan documents permit the related borrower to obtain a release of all or a portion of the related mortgaged real property as further described under ‘‘—Significant Underlying Mortgage Loans—The Ashford I Portfolio Mortgage Loan—Releases’’ in this prospectus supplement.

With respect to the Ashford II Portfolio Mortgage Loan, representing 4.1% of the Initial Mortgage Pool Balance, the related loan documents permit the related borrower to obtain a release of all or a portion of the related mortgaged real property as further described under ‘‘—Significant Underlying Mortgage Loans—The Ashford II Portfolio Mortgage Loan—Releases’’ in this prospectus supplement.

With respect to the Embassy Suites Battery Park City Mortgage Loan, representing 3.4% of the Initial Mortgage Pool Balance, the Embassy Suites Battery Park City Borrower may obtain a release of a portion of the related mortgaged real property from the lien of the related mortgage, subject to the satisfaction of certain conditions, as set forth under ‘‘—Significant Underlying Mortgage Loans—The Embassy Suites Battery Park City Mortgage Loan—Partial Release’’ in this prospectus supplement.

With respect to the Highwoods II Portfolio Mortgage Loan representing 2.9% of the Initial Mortgage Pool Balance, the Highwoods II Portfolio Borrower may obtain a release of a portion of the related mortgaged real property from the lien of the related mortgage, subject to the satisfaction of certain conditions, as set forth under "—Significant Underlying Mortgage Loans—The Highwoods II Portfolio Mortgage Loan—Partial Release" in this prospectus supplement.

Further, some of the other mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this prospectus supplement.

Property Substitutions

With respect to the Ashford I Portfolio Mortgage Loan, representing 4.5% of the Initial Mortgage Pool Balance, the related loan documents permit the related borrower to substitute the related mortgaged real property as further described under ‘‘—Significant Underlying Mortgage Loans—The Ashford I Portfolio Mortgage Loan—Substitutions’’ in this prospectus supplement.

With respect to the Ashford II Portfolio Mortgage Loan, representing 4.1% of the Initial Mortgage Pool Balance, the related loan documents permit the related borrower to substitute the related mortgaged real property as further described under ‘‘—Significant Underlying Mortgage Loans—The Ashford II Portfolio Mortgage Loan—Substitutions’’ in this prospectus supplement.

With respect to the Highwoods II Portfolio Mortgage Loan, representing 2.9% of the Initial Mortgage Pool Balance, the related loan documents permit the Highwoods II Portfolio Borrower to substitute other real property for portions of the related mortgaged real property that are released as further described under ‘‘—Significant Underlying Mortgage Loans—The Highwoods II Portfolio Mortgage Loan—Substitution’’ in this prospectus supplement.

With respect to the U-Haul Portfolio – SAC Mortgage Loan and the U-Haul Portfolio – 26 Mortgage Loan, representing 0.5% and 0.7% respectively, of the Initial Mortgage Pool Balance, (i) the borrower under the U-Haul Portfolio – 26 Mortgage Loan has the right to substitute up to four individual properties as collateral for the related mortgage loan (ii) the borrower under the U-Haul SAC Portfolio Mortgage Loan has the right to substitute one individual property as collateral for the related mortgage loan; upon satisfaction of the following conditions, among others: (a) the lender has received current appraisals of the properties to be substituted which meet certain specified criteria, (b) the lender has received rating agency confirmation that the defeasance would not result in a qualification, reduction or withdrawal of the ratings then assigned to any class of series 2006-C1 certificates, and (c) the lender has received a certificate of the related mortgage borrower certifying that following the substitution, (i) the debt service coverage ratio for the 12 calendar months immediately preceding the date of substitution with respect to all remaining properties (after the substitution) is equal to or greater than (x) the debt service coverage ratio for the 12 calendar months immediately preceding the date on which the mortgage loan closed, and (y) the debt service coverage ratio for the 12 calendar months preceding the date of the substitution (including the property to be released but excluding the substitute property), and (ii) the debt service coverage ratio with respect to the substituted property for the 12 calendar months preceding the date of substitution is greater than the debt service coverage ratio for the 12 preceding calendar months with respect to the released property.

See also, regarding the Chapel Hills Mall Mortgage Loan which permits the exchange of unimproved non-income producing parcels, ‘‘—Significant Underlying Mortgage Loans—The Chapel Hills Mall Mortgage Loan—Exchange Parcels’’ in this prospectus supplement.

Terms and Conditions of the Underlying Mortgage Loans

Due Dates. Subject, in some cases, to a next business day convention—

•	One (1) of the mortgage loans that we intend to include in the trust, representing 4.1% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month,

•	One (1) of the mortgage loans that we intend to include in the trust, representing 5.2% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the fifth day of each month,

•	One-hundred forty-three (143) of the mortgage loans that we intend to include in the trust, representing 90.8% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

Each mortgage loan that we intend to include in the trust provides for one or both of the following—

•	a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

•	that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day;

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month. For example, some of the underlying mortgage loans, with respect to the related borrower’s first two failures to timely make constant monthly payments in any calendar year, Default Interest will not accrue until five days after notice from lender of such default.

In addition, in the case of the Triangle Town Center Mortgage Loan, which mortgage loan represents 5.2% of the Initial Mortgage Pool Balance, because scheduled payments of principal and/or interest are due on the fifth day of each month, or if that fifth day is not a business day, the next business day, with a grace period of five business days, Default Interest may not accrue until the 11th day of the month, or if that 11th day is not a business day, as of the next business day.

In addition, in the case of at least 17 of the underlying mortgage loans, representing 7.7% of the Initial Mortgage Pool Balance, with respect to the related borrower’s first two defaults to timely make constant monthly payments in any calendar year, Default Interest will not accrue until five days after notice from the mortgage lender of such default.

Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.

The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 5.035% per annum to 6.610% per annum, and the weighted average of those mortgage interest rates was 5.585% per annum.

None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

All but two (2) of the underlying mortgage loans will accrue interest on an Actual/360 Basis. The Triangle Town Center Mortgage Loan and the One Financial Center Mortgage Loan each accrues interest on a 30/360 Basis. See ‘‘—Significant Underlying Mortgage Loans—The Triangle Town Center Mortgage Loan—The Mortgage Loan’’ and "—Significant Underlying Mortgage Loans—The One Financial Center Mortgage Loan—The Mortgage Loan."

Balloon Loans.    All of the mortgage loans that we intend to include in the trust, are Balloon Loans and are characterized by—

•	either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

•	a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

Twenty-three (23) of the Balloon Loans identified in the prior paragraph, representing 41.6% of the Initial Mortgage Pool Balance, require payments of interest only to be due on each due date until the stated maturity date. Another forty-six (46) of the Balloon Loans identified in the prior paragraph, representing 30.1% of the Initial Mortgage Pool Balance, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans.

Original Term to Maturity (Mos.)
Maximum	180
Minimum	60
Weighted Average	111
Remaining Term to Maturity (Mos.)
Maximum	180
Minimum	56
Weighted Average	110
Original Amortization Term (Mos.)
Maximum	360
Minimum	240
Weighted Average	345
Remaining Amortization Term (Mos.)
Maximum	360
Minimum	239
Weighted Average	344

The calculation of original and remaining amortization terms in the foregoing table does not take into account twenty-three (23) mortgage loans that we intend to include in the trust, collectively representing 41.6% of the Initial Mortgage Pool Balance, that each provides for payments of interest only until the related stated maturity date. In addition, with respect to forty-six (46) other mortgage loans that we intend to include in the trust, representing 30.1% of the Initial Mortgage Pool Balance, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

The following underlying mortgage loans permit additional amortization payments solely to the extent available from excess cash flow, as described below—

•	with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Gap-Fordham, where the related borrower is required to make additional monthly amortization payments of $13,138.22, solely to the extent available from excess cash flow, on and after December 11, 2010, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Fulton Roosevelt, where the related borrower is required to make additional monthly amortization payments of $14,278.01, solely to the extent available from excess cash flow, on and after January 11, 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Hyattsville Warehouse, where the related borrower is required to make additional monthly amortization payments of $3,528.42, solely to the extent available from excess cash flow, on and after December 11, 2010, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 282 2nd Street, where the related borrower is required to make additional monthly amortization payments of $4,443.77, solely to the extent available from excess cash flow, on and after February 11, 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Waldbaums – Farmingdale, where the related borrower is required to make additional monthly amortization payments of $13,760.35, solely to the extent available from excess cash flow, on and after January 11, 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments; and

•	with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Palmiers Apartments, where the related borrower is required to make additional monthly amortization payments of $6,454.50, solely to the extent available from excess cash flow, on and after February 11, 2007, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments.

Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

Prepayment Provisions. All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance, and

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under ‘‘—Terms and Conditions of the Underlying Mortgage Loans— Prepayment Provisions—Other Prepayment Provisions’’ below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

Prepayment Lock-Out or Prepayment Lock-Out/Defeasance Periods.    As of the cut-off date, an initial prepayment lock-out period is currently in effect for all of the mortgage loans that we intend to include in the trust, with the exception of four (4) underlying mortgage loans, collectively representing 4.2% of the Initial Mortgage Pool Balance. With respect to 126 of the 141 underlying mortgage loans for which a prepayment lock-out period is currently in effect, representing 82.9% of the Initial Mortgage Pool Balance, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited. In no event will the defeasance period for any of those 126 mortgage loans begin earlier than the second anniversary of the Issue Date.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the 141 underlying mortgage loans for which a prepayment lock-out period is currently in effect:

•	the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 120 months,

•	the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 11 months, and

•	the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 97 months.

Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions—Other Prepayment Provisions’’ below.

Prepayment Consideration Periods.    Thirteen (13) of the mortgage loans that we intend to include in the trust, representing 9.9% of the Initial Mortgage Pool Balance, provide for a period, following the initial prepayment lock-out period, when the loan is prepayable together with a yield maintenance charge, but do not provide for defeasance.

Two (2) mortgage loans that we intend to include in the trust, representing 2.9% of the Initial Mortgage Pool Balance, each provides for a period, following the initial prepayment lock-out period, when the loan may either be defeased or prepaid together with a yield maintenance charge. Such period following the initial prepayment lock-out period is not considered a defeasance period for purposes of this prospectus supplement.

One (1) underlying mortgage loan, representing 2.3% of the initial mortgage pool balance, provides for an initial period when the loan is prepayable together with a yield maintenance charge, followed by a second period when the loan may either be defeased or prepaid with a yield maintenance charge. Such second period is not considered a defeasance period for purposes of this prospectus supplement.

With respect to the underlying mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Kroger's - Las Vegas, representing 0.2% of the Initial Mortgage Pool Balance, the mortgage loan is subject to prepayment in whole both (a) at any time following the fifth anniversary of the loan at the related borrower's option and, (b) currently and at any time during the term of the loan, in the event that the sole tenant of the property, Smith's Food & Drug Centers, Inc., exercises its right to terminate its lease of the related mortgaged real property, in each case, subject to the borrower's payment of a prepayment consideration equal to the greater of (i) 1% of the prepayment amount and (ii) a yield maintenance charge.

Two (2) other mortgage loans that we intend to include in the trust, together representing 1.7% of the Initial Mortgage Pool Balance, are each currently prepayable together with payment of a yield maintenance charge.

Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2006-C1 certificates, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments" in the accompanying base prospectus.

Open Prepayment Periods. One-hundred five (105) mortgage loans that we intend to include in the trust, representing 90.0% of the Initial Mortgage Pool Balance, provide for an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration. That open prepayment period generally begins not more than 12 months prior to stated maturity.

Other Prepayment Provisions.    Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender’s application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

With respect to the Embassy Suites Battery Park City Mortgage Loan, from and after December 11, 2006, the Embassy Suites Battery Park City Borrower is permitted to release hotel rooms from the lien of the related mortgage in connection with conversion of the Embassy Suites Battery Park City Mortgaged Property to a hotel/residential condominium project, provided, among other conditions, that the Embassy Suites Battery Park City Borrower must prepay a portion of the principal of the Embassy Suites Battery Park City Mortgage Loan, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Embassy Suites Battery Park City Mortgage Loan—Partial Release’’ below in this prospectus supplement.

Defeasance Loans.    One-hundred twenty-six (126) of the mortgage loans that we intend to include in the trust, representing 82.9% of the Initial Mortgage Pool Balance, permit the respective borrowers (subsequent to an initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date.

In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

•	will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

•	will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

In the case of the Chapel Hills Mall Mortgage Loan, representing 5.0% of the Initial Mortgage Pool Balance, defeasance collateral may consist of instruments other than Government Securities. See ‘‘Description of the Underlying Mortgage Loans—Significant Underlying Mortgage Loans—The Chapel Hills Mall Mortgage Loan’’ in this prospectus supplement.

Except in the case of ten (10) individual multi-property mortgage loans that we intend to include in the trust, collectively representing 3.1% of the Initial Mortgage Pool Balance, each of the cross-collateralized mortgage loans and individual multi-property mortgage loans that we intend to include in the trust may be partially defeased during some portion of the related loan term. Each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties would be released and the cross-collateralization would terminate as to the released property or properties.

If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following: (a) an amount sufficient to purchase government securities that provide payments equal to at least 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance has occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity.

In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ subsection, these clauses either:

•	permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if, without the consent of the holder of the mortgage, the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

•	prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable’’ and ‘‘—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses’’ and ‘‘Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying base prospectus.

In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

•	transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following—

1.	confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

2.	the reasonable acceptability of the transferee to the lender;

•	a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

•	transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

•	issuance by the borrower of new partnership or membership interests;

•	changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

•	a transfer of non-controlling ownership interests in the related borrower;

•	a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

•	transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

•	other transfers similar in nature to the foregoing.

Mortgage Pool Characteristics

A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3, Annex A-4, and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4 and Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

Significant Underlying Mortgage Loans

General. Set forth below are summary discussions of the ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans that we intend to include in the trust.

I. The 1301 Avenue of the Americas Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$420,783,734
Loan per Square Foot:	$238
% of Initial Mortgage Pool Balance:	17.1%
Shadow Rating (S&P/Fitch):	AAA /AAA
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.3660% per annum
Interest Calculation:	Actual/360
First Payment Date:	February 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	January 11, 2016
Maturity Balance:	$420,783,734
Borrower:	1301 Properties Owner, L.L.C.
Sponsor:	EOP Operating Limited Partnership
Prepayment/Defeasance:	Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted six months prior to Maturity Date.
Up-Front Reserves:	NAP(1)
Ongoing Reserves:	Tax and Insurance Reserve(2)
Lockbox:	Hard(3)
Mezzanine Debt:	$65,821,126(4)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	New York, New York
Year Built:	1963/1970
Year Renovated:	1990
Square Feet:	1,765,694
Occupancy:	99.3%
Occupancy Date:	December 8, 2005
Ownership Interest:	Fee
Property Management:	Equity Office Properties Management Corp., an affiliate of the borrower
U/W NCF:	$50,734,249(5)
U/W NCF DSCR:	2.22x(6)
Appraised Value:	$1,100,000,000
Appraisal As of Date:	December 1, 2005
Cut-off Date LTV Ratio:	38.3%
Maturity LTV Ratio:	38.3%

(1)	NAP means not applicable.

(2)	Upon the occurrence and continuance of (i) an event of default and/or (ii) a DSCR of less than 1.10x, the 1301 Avenue of the Americas Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding the foregoing, so long as the 1301 Avenue of the Americas Borrower provides evidence of a blanket insurance policy covering the 1301 Avenue of the Americas Mortgaged Property, as approved by the mortgagee, the monthly insurance escrow payment will not be required. In addition, in lieu of making such deposits, the 1301 Avenue of the Americas Borrower may deliver a letter of credit, or if no event of default under the related loan documents is continuing, a guarantee of payment from EOP Operating Limited Partnership.

(3)	See ‘‘—Lockbox’’ below.

(4)	See ‘‘—Mezzanine Financing’’ below.

(5)	Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the 1301 Avenue of the Americas Mortgage Property is projected to be $79,282,861 based on assumed mark-to-market rent adjustment to below-market tenant leases, contractual rent steps and certain other lease-up assumptions.

(6)	Based on in-place U/W Net Cash Flow. Based on the projected U/W Net Cash Flow of $79,282,861 (as described in footnote (5) above), the U/W NCF DSCR is 3.46x.

Major Tenant Information
Tenant(1)	Principal Business	Approximate Square Feet		% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)		Rent Per Annum	Ratings(4)	Lease Expiration Date
Dewey Ballantine, LLP	Law Firm	465,677	(5)	26.4%	25.9%	$50.63	(6)	$20,594,906	NR	9/30/2020(7)
Calyon	Financial Services	363,997	(8)	20.6	23.8	$52.07	(9)	$18,928,757	AA−/AA	2/28/2013(10)
Lehman Brothers Holdings Inc.	Investment Banking	339,666		19.2	13.6	$31.92		$10,841,365	A+/A+	12/31/2020(11)
PricewaterhouseCoopers, LLP	Accounting Firm	217,352		12.3	9.9	$36.19		$7,865,969	NR	12/31/2010(12)
Dresdner Kleinwort Wasserstein	Investment Banking	160,200	(13)	9.1	12.8	$63.36		$10,149,800	A/A	12/31/2016
Total		1,546,892		87.6%	86.1%			$68,380,797

(1) Ranked by approximate total square feet.

(2)	The approximate percentages of base rent are based on in-place underwritten base rental revenues.

(3)	Reflects in-place base rent.

(4)	Credit ratings are those by S&P and Fitch, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

(5)	Dewey Ballantine, LLP’s space includes 58,900 square feet for which it pays no rent through the respective lease term.

(6)	Dewey Ballantine, LLP’s lease provides for scheduled rent abatements through March 31, 2016 on 442,677 square feet of its space, including the 58,900 square feet of space it pays no rent on. The rent per square foot noted above reflects overall rent per square foot for all space leased excluding any scheduled rent abatements, and excluding the 58,900 square feet of space it pays no rent on.

(7)	Dewey Ballantine, LLP’s lease expiration includes 58,900 square feet of space which expires on 8/31/2008, 404,777 square feet which expires on 9/30/2020 and 2,000 square feet which expires on 9/30/2010. Dewey Ballantine, LLP has two, ten-year renewal options and one, five-year option on 58,900 square feet. Dewey Ballantine, LLP also has a right to terminate all or part of its lease on September 30, 2015 with notice prior to September 30, 2013 and the payment of a termination fee. Provided that Dewey Ballantine, LLP exercises its second renewal option, it has a 2nd termination option of all or part of its lease on September 30, 2034 with notice prior to September 30, 2032 and payment of a termination fee. Dewey Ballantine, LLP subleases approximately 40,124 square feet of its space to two sub-tenants but remains fully responsible for all of its lease obligations related to that sublet space. Dewey Ballantine, LLP has assigned 29,200 square feet of its space to two tenants. This space is included in the above square footage.

(8)	Calyon (formerly known as Credit Lyonnais) subleases 29,500 square feet to one sub-tenant but remains fully responsible for its lease obligations related to that sublet space.

(9)	Calyon does not pay rent on 500 square feet of space. The rent per square foot noted above reflects overall rent per square foot for all space leased excluding the 500 square feet of space it pays no rent on.

(10)	The Calyon lease provides for four, five-year renewal options.

(11)	Lehman Brothers Holdings Inc., has three, four-year renewal options. Lehman Brothers Holdings Inc., has committed to lease an additional 62,600 square feet effective January 1, 2011 which is not reflected in the square footage above. Lehman Brothers Holdings Inc., subleases 22,110 square feet of its space to one sub-tenant but remains fully responsible for all of its lease obligations related to that sublet space. Lehman Brothers Holdings Inc., leases 32,941 square feet that expires in December 10, 2010. Lehman Brothers Holdings Inc., can surrender 22,390 square feet on August 31, 2017 with notice by September 1, 2015. There is no termination fee for this option.

(12)	PricewaterhouseCoopers, LLP subleases all of its space to three sub-tenants. PricewaterhouseCoopers, LLP remains fully responsible for all its lease obligations for that sublet space. The PricewaterhouseCoopers, LLP lease provides for four, five-year renewal options.

(13)	Dresdner Kleinwort Wasserstein’s (formerly known as the Wasserstein Perella Group, Inc., the entity on the lease) square feet is space directly leased from the landlord. In addition to this space, Dresdner Kleinwort Wasserstein, subleases 127,335 square feet from Siemens Corporation which is not reflected in the square footage above. Siemens Corporation remains fully responsible for its lease obligations related to that sublet space. Dresdner Kleinwort Wasserstein will lease this space directly from landlord effective January 1, 2011 through to May 31, 2016.

Historical Annual Rent Per Square Foot Information(1)
2003(2)	2004(2)	2005(2)
$47.90	$47.95	$46.88

(1)	The effective annual rent based on base rent information provided by the 1301 Avenue of the Americas Borrower.

(2)	For the 1301 Avenue of the Americas Mortgaged Properties as of year end except for 2005, which is as of November 30, 2005.

Lease Expiration Information
Year	Approximate # of Expiring Tenants	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2005(2)	1	14,293	0.8%	0.8%	$0	0.0%	0.0%
2006	1	405	0.0	0.8%	0	0.0	0.0%
2007	1	18,349	1.0	1.9%	911,677	1.1	1.1%
2008	1	58,900	3.3	5.2%	0	0.0	1.1%
2009	0	0	0.0	5.2%	0	0.0	1.1%
2010	4	379,628	21.5	26.7%	16,379,141	20.6	21.7%
2011	0	0	0.0	26.7%	0	0.0	21.7%
2012	2	11,522	0.7	27.4%	625,524	0.8	22.5%
2013	1	363,997	20.6	48.0%	18,928,757	23.8	46.3%
2014	1	1,449	0.1	48.1%	0	0.0	46.3%
2015 and beyond	5	904,802	51.2	99.3%	42,697,564	53.7	100.0%
Vacant	—	12,349	0.7	100.0%	—	—
Total	17	1,765,694	100.0%		$79,542,663	100.0%

(1)	Based on in-place underwritten base rental revenues.

(2)	Includes 14,293 square feet occupied by the property management office which is not subject to a lease and pays no rent.

The Borrower and Sponsor.    The 1301 Avenue of the Americas Borrower is 1301 Properties Owner, L.L.C., a Delaware limited liability company that is owned and controlled by EOP Operating Limited Partnership (rated BBB/BBB by S&P and Fitch, respectively), the principal operating subsidiary of Equity Office Properties Trust. Equity Office Properties Trust, operating through its various subsidiaries and affiliates, reports that it is the nation’s largest publicly traded office building owner and manager with a total of more than 700 properties comprising 124 million square feet of space located in many of the country’s major metropolitan markets. Equity Office Properties Trust is listed on the New York Stock Exchange under the symbol EOP and is rated BBB/BBB by S&P and Fitch, respectively. In addition, Calyon, one of the five largest tenants at the 1301 Avenue of the Americas Mortgaged Property, owns an 18.26% limited partnership interest in 1301 Avenue of the Americas Limited Partnership, which is the 99% member of 1301 Properties, L.L.C., which is the sole member of 1301 Mezzanine Borrower, L.L.C., which is the sole member of the 1301 Avenue of the Americas Borrower.

The Mortgage Loan.    The 1301 Avenue of the Americas Mortgage Loan was originated on December 16, 2005 and has a cut-off date principal balance of $420,783,734. The 1301 Avenue of the Americas Mortgage Loan is a 10-year loan with a stated maturity date of January 11, 2016. The 1301 Avenue of the Americas Mortgage Loan accrues interest on an Actual/360 Basis, at an interest rate, in the absence of an event of default, of 5.366% per annum. On the eleventh day of each month to but excluding the stated maturity date, the 1301 Avenue of the Americas Borrower is required to make interest-only payments on the 1301 Avenue of the Americas Mortgage Loan. The principal balance of the 1301 Avenue of the Americas Mortgage Loan plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The 1301 Avenue of the Americas Borrower is prohibited from voluntarily prepaying the 1301 Avenue of the Americas Mortgage Loan, in whole or in part, prior to July 11, 2015. From and after July 11, 2015, the 1301 Avenue of the Americas Borrower is permitted to prepay the 1301 Avenue of the Americas Mortgage Loan in whole or in part without payment of any prepayment consideration.

The 1301 Avenue of the Americas Borrower may defease the entire 1301 Avenue of the Americas Mortgage Loan, in whole, at any time after the second anniversary of the Issue Date, and by so doing obtain the release of the 1301 Avenue of the Americas Mortgage Loan. A defeasance will be effected by the 1301 Avenue of the Americas Borrower’s pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the 1301 Avenue of the Americas Mortgage Loan in its entirety on July 11, 2015. The 1301 Avenue of the Americas Borrower’s right to defease the entire 1301 Avenue of the Americas Mortgage Loan is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2006-C1 certificates by such rating agency.

The Mortgaged Property.    The 1301 Avenue of the Americas Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the 1301 Avenue of the Americas Mortgaged Property, a 45-story, Class A office building located in midtown Manhattan, New York which is also known as the Calyon building named after its second largest tenant. The property contains 1,765,694 square feet of net rentable area which includes 34,276 square feet of retail space and 104,968 square feet of storage space. The building was originally developed in 1963 and 1970 as the headquarters for J.C. Penney & Company and renovated in 1990. Tenants in the building include companies in a number of industries including the legal, financial services, accounting and professional services industries. Major tenants include Dewey Ballantine, LLP with 465,677 square feet (26.4% of total space), Calyon (formerly known as Credit Lyonnais) (which is rated AA−/AA by S&P and Fitch, respectively) with 363,997 square feet (20.6% of total space), Lehman Brothers Holdings Inc., (rated A+/A+ by S&P and Fitch, respectively) with 339,666 square feet (19.2% of total space), PricewaterhouseCoopers, LLP with 217,352 square feet (12.3% of total space), and Dresdner Kleinwort Wasserstein, which is part of the investment banking group of Dresdner Bank (rated A/A by S&P and Fitch, respectively) which in turn is a subsidiary of Allianz with 160,200 square feet (9.1% of total space). As of December 8, 2005, based on square footage leased, occupancy at the 1301 Avenue of the Americas Mortgaged Property was 99.3%. Based on historical financial information provided by the 1301 Avenue of the Americas Borrower, the net operating income for the 1301 Avenue of the Americas Mortgaged Property was $74,338,962 for fiscal year 2004 and for the interim period from January 1, 2005 to November 30, 2005 an annualized net operating income of $72,194,104.

The following is an occupancy chart for the 1301 Avenue of the Americas Mortgaged Property, as reported by the 1301 Avenue of the Americas Borrower.

Historical Occupancy Information
Year	Occupancy(1)
2005	99.3%
2004	99.9%
2003	99.9%
2002	99.9%
2001	99.9%

(1)	Occupancy for 2005 is as of the December 8, 2005 rent roll and as of December 31st for the remaining respective years.

The Market    According to information in the appraisal performed in connection with the origination of the 1301 Avenue of the Americas Mortgage Loan, the 1301 Avenue of the Americas Mortgaged Property is located in the Sixth Avenue/Rockefeller Center submarket in Midtown Manhattan. The appraisal further reports that, as of the third quarter 2005, that submarket contained 41.5 million square feet (which constitutes 21.6%, by square footage, of the Midtown Manhattan submarket), ranking it as the largest of the eight submarkets comprising the Midtown Manhattan market. According to the appraisal, the average asking rents in the Sixth Avenue/Rockefeller Center submarket in the third quarter of 2005 were $56.85 per square foot, and the average asking rents in the nearby New York City Times Square/West Side submarket in the third quarter of 2005 were $48.97 per square foot. The New York City Times Square/West Side submarket is located near the Sixth Avenue/Rockefeller Center submarket and could compete, with lower asking rents, for tenants with the 1301 Avenue of the Americas Mortgaged Property. In addition, several nearby buildings that have recently been constructed may be seeking to attract tenants like the tenants occupying space at the 1301 Avenue of the Americas Mortgaged Property. Three newly constructed buildings, according to the appraisal, include (i) 7 Times Square, an approximately 1.2 million square foot building completed in the second quarter of 2004, which was reported to be only 35% preleased, and (ii) 10 Columbus Circle, a 2.1 million square foot building, which was reported in the related appraisal to be 76% preleased. Those newly constructed buildings may try to draw large tenants that would otherwise occupy the 1301 Avenue of the Americas Mortgaged Property.

Lockbox.    The 1301 Avenue of the Americas Borrower has established and will maintain a lockbox account with respect to the 1301 Avenue of the Americas Mortgaged Property with an eligible institution serving as lockbox bank. The 1301 Avenue of the Americas Borrower is required to deposit or cause to be deposited all rents from the 1301 Avenue of the Americas Mortgaged Property into the lockbox account. Funds may be disbursed to the 1301 Avenue of the Americas Borrower so long as it maintains the required DSCR, and absent an event of default. In the event that the DSCR falls below 1.10x for any calendar quarter, all rents from the 1301 Avenue of the Americas Mortgaged Property will be applied in accordance with the cash management agreement until the 1301 Avenue of the Americas Borrower maintains a DSCR of 1.10x for two consecutive calendar quarters (such time period being the ‘‘DSCR Period’’). Pursuant to the cash management agreement, during a DSCR Period, funds in the lockbox account will be swept daily into an account established with the cash management bank. At the direction of the lender, the cash management bank will apply funds in the following order of priority: first, to monthly payments of taxes; second, to any unpaid monthly insurance premiums; third, to monthly debt service payments; fourth, to budgeted operating expenses; fifth, to extraordinary approved capital expenditures; sixth, to accrued interest at the default rate; seventh, so long as the 1301 Avenue of the Americas Mezzanine Loan is outstanding, to a mezzanine collection account established by the 1301 Avenue of the Americas Mezzanine Borrower (defined below); and eighth, if the 1301 Avenue of the Americas Mezzanine Loan is not outstanding, to the 1301 Avenue of the Americas Borrower. During an event of default the lender may, in its sole discretion, withdraw and apply funds from the accounts.

Terrorism Coverage.    The 1301 Avenue of the Americas Borrower is required to obtain terrorism insurance under all risk insurance, to the extent available, in an amount determined by the lender in its reasonable good-faith judgment (but in no event more than an amount equal to the sum of 100% of the ‘‘full replacement cost’’ and business interruption insurance for the period of interruption and an additional 365 days following the period of interruption), provided, however, the 1301 Avenue of the Americas Borrower shall not be required to pay annual premiums in excess of 150% of the then current insurance premiums paid by the 1301 Avenue of the Americas Borrower for such terrorism insurance coverage, including coverage against certified and non-certified acts or events as currently defined under the Terrorism Risk Insurance Act of 2002.

Mezzanine Financing.    At the time of the closing of the 1301 Avenue of the Americas Mortgage Loan, the entity that is the sole member of the 1301 Avenue of the Americas Borrower, 1301 Mezzanine Borrower, L.L.C. (the ‘‘1301 Avenue of the Americas Mezzanine Borrower’’) received mezzanine financing in the original principal amount of $65,821,126 (the ‘‘1301 Avenue of the Americas Mezzanine Loan’’). The 1301 Avenue of the Americas Mezzanine Loan is secured by a pledge of 100% of the ownership interests of the 1301 Avenue of the Americas Mezzanine Borrower in the 1301 Avenue of the Americas Borrower (the ‘‘1301 Avenue of the Americas Mezzanine Collateral’’). The holder of the 1301 Avenue of the Americas Mezzanine Loan (the ‘‘1301 Avenue of the Americas Mezzanine Lender’’) is currently Lehman Brothers Holdings Inc.

The 1301 Avenue of the Americas Mezzanine Loan has a term of three years and makes interest-only payments. The 1301 Avenue of the Americas Mezzanine Loan has a stated maturity date of January 11, 2009, subject to the exercise of two one-year extension options. Prior to exercising each extension option, the 1301 Avenue of the Americas Mezzanine Borrower must provide a replacement interest rate cap agreement, pay an extension fee, and no event of default shall have occurred or be continuing. The 1301 Avenue of the Americas Mezzanine Loan may be prepaid in whole or in part at any time during the term of such loan.

A.	The 1301 Avenue of the Americas Mezzanine Lender may not transfer more than 49% of the 1301 Avenue of the Americas Mezzanine Loan unless (a) it shall have first obtained a written rating agency confirmation from S&P, Moody’s and Fitch that such action will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of series 2006 C-1 certificates by such rating agency or (b) the transferee is an institutional investor that meets specified tests as of the date of transfer.

B.	The 1301 Avenue of the Americas Mezzanine Lender may not foreclose on the 1301 Avenue of the Americas Mezzanine Collateral or exercise any other rights to realize upon such collateral without having first obtained a written rating agency confirmation from S&P, Moody’s and Fitch that such action will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of series 2006 C-1 certificates by such rating agency unless (a) the party acquiring the 1301 Avenue of the Americas Mezzanine Collateral is an institutional investor that meets specified tests as of the date of transfer, (b) the 1301 Avenue of the Americas Mortgaged Property will be managed by a qualified property manager that satisfies the requirements of the 1301 Avenue of the Americas Intercreditor Agreement, (c) to the extent not already in place, hard cash management and adequate reserve requirements are imposed under the 1301 Avenue of the Americas Mortgage Loan, and (d) the party acquiring the 1301 Avenue of the Americas Mezzanine Collateral delivers a new non-consolidation opinion acceptable to the rating agencies within 10 business days of the transfer of title to the 1301 Avenue of the Americas Mezzanine Collateral.

C.	The 1301 Avenue of the Americas Mezzanine Loan is generally subordinate to the 1301 Avenue of the Americas Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the 1301 Avenue of the Americas Mortgage Loan, the 1301 Avenue of the Americas Mezzanine Lender may accept payments due and payable from time to time under the related 1301 Avenue of the Americas Mezzanine Loan documents.

D.	The holder of the 1301 Avenue of the Americas Mortgage Loan consents to the 1301 Avenue of the Americas Mezzanine Lender’s right, pursuant to the 1301 Avenue of the Americas Mezzanine Loan documents, to cause the termination of the property manager. In the event both the 1301 Avenue of the Americas Mezzanine Lender and the 1301 Avenue of the Americas Mortgage Lender shall have such rights at any time, and the Mortgage Lender shall fail to exercise such rights, the 1301 Avenue of the Americas Mezzanine Lender may exercise such rights, provided such exercise may be superseded by any subsequent exercise of such rights by the 1301 Avenue of the Americas Mortgage Lender pursuant to the 1301 Avenue of the Americas Mortgage Loan documents. Upon the occurrence of any event which would entitle the 1301 Avenue of the Americas Mezzanine Lender to cause the termination of the property manager pursuant to the 1301 Avenue of the Americas Mezzanine Loan documents, the 1301 Avenue of the Americas Mezzanine Lender shall have the right to select, or cause the selection, of a replacement property manager (including any asset manager) or leasing agent for the 1301 Avenue of the Americas Mortgaged Property, which replacement manager shall either (a)(1) be subject to the mortgage lender’s reasonable approval and (2) be acceptable to S&P, Moody’s and Fitch, as evidenced by a written rating agency confirmation that the selection of such replacement manager will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of series 2006 C-1 certificates by such rating agency or (b) be a qualified property manager that satisfies the minimum requirements set forth in the 1301 Avenue of the Americas Intercreditor Agreement.

E.	Prior to the 1301 Avenue of the Americas Mortgage Lender’s commencement of any enforcement action under the 1301 Avenue of the Americas Mortgage Loan documents, the 1301 Avenue of the Americas Mezzanine Lender has the right to receive notice of any event of default under the 1301 Avenue of the Americas Mortgage Loan and the right to cure any monetary default within a period ending five business days after the later of receipt of such notice or expiration of the 1301 Avenue of the Americas Borrower’s applicable cure period; provided, however, that the 1301 Avenue of the Americas Mezzanine Lender shall not have the right to cure with respect to monthly scheduled debt service payments for a period of more than four consecutive months unless the 1301 Avenue of the Americas Mezzanine Lender has commenced and is continuing to diligently pursue its rights against the 1301 Avenue of the Americas Mezzanine Collateral. In addition, if the default is of a non-monetary nature, the Mezzanine Lender will have the same period of time as the Borrower to cure such non-monetary default under such 1301 Avenue of the Americas Mortgage Loan; provided, however, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the 1301 Avenue of the Americas Mezzanine Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

F.	If the 1301 Avenue of the Americas Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise realize upon the security for the 1301 Avenue of the Americas Mortgage Loan has been commenced, then the 1301 Avenue of the Americas Mezzanine Lender has the right to purchase the 1301 Avenue of the Americas Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any late charges, Default Interest, exit fees, advances and post petition interest), all servicing and special servicing compensation payable under any pooling and servicing agreement entered into in connection with the securitization of any portion of the 1301 Avenue of the Americas Mortgage Loan, any protective advances made by the 1301 Avenue of the Americas Mortgage Lender and any interest charged by the 1301 Avenue of the Americas Mortgage Lender on any advances for monthly payments of principal and/or interest on the Mortgage Loan and/or on any protective advances), including all costs and expenses (including legal fees and expenses) actually incurred by the 1301 Avenue of the Americas Mortgage Lender in enforcing the terms of the 1301 Avenue of the Americas Mortgage Loan documents. Such purchase option will expire upon (a) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the 1301 Avenue of the Americas Mortgaged Property or (b) the event triggering the 1301 Avenue of the Americas Mezzanine Lender’s purchase option ceasing to exist.

G.	The 1301 Avenue of the Americas Mezzanine Loan documents generally may be modified without the 1301 Avenue of the Americas Mortgage Lender’s consent, although certain provisions of the 1301 Avenue of the Americas Mezzanine Loan documents may not be modified without the 1301 Avenue of the Americas Mortgage Lender’s consent, including, without limitation, increasing in any material respect any monetary obligations of the 1301 Avenue of the Americas Mezzanine Borrower. Notwithstanding the foregoing, in addressing an event of default that has occurred under the 1301 Avenue of the Americas Mezzanine Loan documents, the 1301 Avenue of the Americas Mezzanine Lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the 1301 Avenue of the Americas Mezzanine Loan in a manner that increases the interest rate under the 1301 Avenue of the Americas Mezzanine Loan documents.

After December 16, 2008, the 1301 Avenue of the Americas Borrower is permitted to obtain future mezzanine financing, provided that, among other things, the current 1301 Avenue of the Americas Mezzanine Loan has been repaid in full, the DSCR for all debt is not lower than the DSCR on December 16, 2005, the loan to value ratio for the 1301 Avenue of the Americas Mortgaged Property is no greater than 65% on the date any future mezzanine loan is funded, the 1301 Avenue of the Americas Borrower provides a satisfactory rating agency confirmation and non-consolidation opinion, and such future mezzanine lender enters into an intercreditor agreement that is reasonably satisfactory to the 1301 Avenue of the Americas Mortgage Loan holder and to the applicable rating agencies.

II. The 888 Seventh Avenue Mortgage Loan

Mortgage Loan Information
Cut-off Date Principal Balance:	$145,894,000(1)
Loan per Square Foot:	$321.25(2)
% of Initial Mortgage Pool Balance:	5.9%
Shadow Rating (S&P/Fitch):	NAP
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.705% per annum
Interest Calculation:	Actual/360
First Payment Date:	February 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	January 11, 2016
Maturity Balance:	$145,894,000
Borrower:	888 Seventh Avenue LLC
Sponsors:	Vornado Realty L.P. and Vornado Realty Trust
Defeasance/Prepayment:	Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted on any Payment Date four months prior to stated maturity date.
Up-Front Reserves:	None
Ongoing Reserves:	Tax and Insurance Reserve(4) TI/LC Reserve(4) (5) Capital Expenditure Reserve(4) (6)
Lockbox:	Hard(7)
Mezzanine Debt:	NAP(3)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	New York, New York
Year Built:	1968
Year Renovated:	2003
Square Feet:	908,299
Occupancy:	99.0%(8)
Occupancy Date:	December 1, 2005
Ownership Interest:	Leasehold
Property Management:	Vornado Office Management LLC, an affiliate of the Borrower
U/W NCF:	$20,253,257(8)
U/W NCF DSCR:	1.20x(8)(9)
Appraised Value:	$430,000,000
Appraisal As of Date:	December 1, 2005
Cut-off Date LTV Ratio:	67.9%(10)
Maturity LTV Ratio:	67.9%(10)

(1)	The 888 Seventh Avenue Mortgage Loan is one of three (3) mortgage loans comprising the 888 Seventh Avenue Loan Combination that includes: (a) the 888 Seventh Avenue Mortgage Loan, (b) the 888 Seventh Avenue Note A Non-Trust Loan, with a cut-off date principal balance of $145,894,000 and (c) the 888 Seventh Avenue Note B Non-Trust Loan, with a cut-off date principal balance of $26,766,000. The 888 Seventh Avenue Note A Non-Trust Loan is, at all times, pari passu in right of payment with the 888 Seventh Avenue Mortgage Loan. The 888 Seventh Avenue Note B Non-Trust Loan is, following and during the continuance of certain material uncured events of default with respect to the 888 Seventh Avenue Loan Combination, subordinate in right of payment to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan. The Cut-off Date Principal Balance in the table above is based on the 888 Seventh Avenue Mortgage Loan only. As of the cut-off date, the aggregate principal balance of the entire 888 Seventh Avenue Loan Combination is $318,554,000.

(2)	Based on the loan amount comprised of the aggregate cut-off date principal balance of the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan.

(3)	NAP means not applicable.

(4)	In lieu of ongoing reserve deposits, Vornado Realty, L.P. has delivered a guaranty. However, if a ‘‘Reserve Period’’ is in effect, the borrower is required to make ongoing reserve deposits (or post a letter of credit in lieu thereof) so long as such Reserve Period remains in effect. A ‘‘Reserve Period’’ is any period of time during which the lender has reasonably determined that any one or more of the following conditions exists: (a) an event of default period (the period of time commencing upon the occurrence of any event of default under the 888 Seventh Avenue Mortgage Loan documents and ending on the last day of the third consecutive full calendar month after which such event of default has been cured and no other event of default has occurred) is then in effect, (b) a guarantor rating sweep period (any period commencing at such time as the rating of Vornado Realty, L.P.’s long term unsecured debt obligations fail to be at least investment grade and continuing until such time, if ever, as the rating of Vornado Realty L.P.’s long term unsecured debt obligations are rated at least ‘‘BBB’’ or its equivalent by each of the Rating Agencies for a period of two consecutive full calendar quarters) is then in effect, or (c) Vornado Realty L.P.’s liability under the master leases and guaranties described under ‘‘—Certain Guaranties’’ and ‘‘—Master Leases’’ below and any unfunded deficiency in the reserve accounts exceed 10% of the outstanding principal balance of the 888 Seventh Avenue Mortgage Loan.

(5)	During a Reserve Period, ongoing monthly deposits of $225,561, up to and including January 11, 2009, and $149,869 thereafter are required. In addition, during a Reserve Period, a deposit of $1,316,490 is required upon the termination of the Computer Associates lease.

(6)	During a Reserve Period, ongoing monthly deposits of $22,707 are required.

(7)	See ‘‘—Lockbox’’ below.

(8)	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR include executed leases for five tenants totaling 56,762 sf, which tenants are currently building out their spaces, and a dark tenant totaling 18,807 sf, which space is master leased by the 888 Seventh Avenue Borrower. The mortgaged real property is 99.0% leased and 90.7% occupied.

(9)	The U/W DSCR is calculated based on interest-only payments based on an interest rate of 5.705% calculated on an actual/360 day basis. Additionally, the U/W DSCR is calculated taking into account debt service payments on both the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan (excluding the 888 Seventh Avenue Note B Non-Trust Loan). The U/W DSCR taking into account the entire 888 Seventh Avenue Loan Combination would be 1.10x.

(10)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan (excluding the 888 Seventh Avenue Note B Non-Trust Loan). The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the entire 888 Seventh Avenue Loan Combination would each be 74.1%

Major Tenant Information
Tenant(1)(9)	Principal Business	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Credit Rating(4)	Lease Expiration Date
Soros Fund Management LLC(5)	Asset Management	95,260	10.5%	13.4%	$56.58	NR	2015
New Line Realty of New York, Inc.(6)	Media	69,232	7.6%	6.1	35.59	NR	2017
Limited New York, Inc.	Apparel	56,145	6.2%	7.0	50.00	NR	2014
Kaplan Inc.(7)	Education and Training Services	53,740	5.9%	3.2	24.00	NR	2017
Vornado Entities(8)	Real Estate	47,421	5.2%	9.5	80.72	BBB+ / BBB	MTM/2015
Total All Tenants		321,798	35.4%	39.3%	$49.03

(1)	Ranked by approximate total square feet.

(2)	The approximate percentage of base rent is based on total in-place underwritten base rental revenues.

(3)	Reflects in-place base rent.

(4)	Credit ratings are those by S&P and Fitch, respectively. NR means not rated.

(5)	Soros Fund Management LLC currently subleases 10,000 square feet of the 28th floor to Victoria’s Secret; Victoria’s Secret has executed a sublease agreement with Soros Fund Management LLC to sublease the entire 28th floor (19,052 square feet) with a commencement date of January 1, 2006. Soros Fund Management LLC has free rent on the 28th floor until April 30, 2006.

(6)	New Line Realty of New York’s rent increases on 7/1/2007 to $52.00 psf for 67,501 sf and to $35.00 psf for the remaining 1,731 sf.

(7)	Kaplan Inc.’s rent increases on 3/1/2007 to $52.73 psf.

(8)	11,701 sf of space is month-to-month. No contractual obligations to pay rent on 9,212 sf. 1,886 sf is building management office. 33,834 sf expires in 2015. Credit rating is for Vornado Realty L.P., which is the direct tenant of 33,834 sf and the master tenant of 11,701 sf. Vornado Office Management, which is not rated, represents the remaining 1,886 sf.

(9)	Central Parking leases a 69,633 sf below grade parking garage that is not listed here because it is not office space.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006(2)	37,999	4.2	4.2%	$1,583,098	3.9	3.9%
2007	64,117	7.1	11.2%	2,251,528	5.6	9.5%
2008	73,836	8.1	19.4%	3,417,571	8.5	18.0%
2009	57,470	6.3	25.7%	1,756,036	4.4	22.4%
2010	0	0.0	25.7%	0	0.0	22.4%
2011	41,890	4.6	30.3%	2,493,787	6.2	28.6%
2012	124,592	13.7	44.0%	3,648,747	9.1	37.7%
2013	44,203	4.9	48.9%	1,558,509	3.9	41.6%
2014	75,187	8.3	57.2%	3,721,265	9.3	50.8%
2015	221,397	24.4	81.5%	14,567,873	36.2	87.1%
2016	33,532	3.7	85.2%	1,441,876	3.6	90.7%
2017 and beyond	122,972	13.5	98.8%	3,753,968	9.3	100.0%
Vacant	9,218	1.0	99.8%	—	—	100.0%
Bldg Mgmt	1,886	0.2	100.0%	—	—
Total	908,299	100.0%		$40,194,258	100.0%

(1)	Based on in-place underwritten base revenues.

(2)	Includes 13,947 sf of month-to-month leases.

The Borrower and Sponsor. The 888 Seventh Avenue Borrower is 888 Seventh Avenue LLC, a Delaware limited liability company that is owned by Vornado Realty L.P., a Delaware limited partnership. The general partner of Vornado Realty L.P. is Vornado Realty Trust, a Maryland real estate investment trust. Vornado Realty Trust is one of the largest real estate investment trusts in the nation, owning and/or managing approximately 87 million square feet of real estate. Vornado Realty Trust owns and operates office, retail and showroom properties with large concentrations in the New York metropolitan area and in the Washington, D.C. and Northern Virginia area.

The Mortgage Loan. The 888 Seventh Avenue Mortgage Loan was originated on December 12, 2005 and has a cut-off date principal balance of $145,894,000. The 888 Seventh Avenue Mortgage Loan is one of three (3) mortgage loans, collectively referred to as the ‘‘888 Seventh Avenue Loan Combination,’’ that are all secured by the 888 Seventh Avenue Mortgaged Properties. The 888 Seventh Avenue Loan Combination consists of: (i) the 888 Seventh Avenue Mortgage Loan;

(ii) the 888 Seventh Avenue Note A Non-Trust Loan; and (iii) the 888 Seventh Avenue Note B Non-Trust Loan. All of the mortgage loans in the 888 Seventh Avenue Loan Combination are obligations of the 888 Seventh Avenue Borrower, are secured by the 888 Seventh Avenue Mortgaged Property and are cross-defaulted with each other. The 888 Seventh Avenue Note A Non-Trust Loan and the 888 Seventh Avenue Note B Non-Trust Loan are collectively referred to in this prospectus supplement as the ‘‘888 Seventh Avenue Non-Trust Loans.’’ The respective rights of the holders of the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Non-Trust Loans will be governed by the 888 Seventh Avenue Co-Lender Agreement, which is described under ‘‘-Loan Combinations-The 888 Seventh Avenue Mortgage Loan-Co-Lender Agreement’’ below.

The 888 Seventh Avenue Mortgage Loan (as well as the 888 Seventh Avenue Non-Trust Loans) is a ten-year loan with a stated maturity date of January 11, 2016. The 888 Seventh Avenue Loan Combination accrues interest on an Actual/360 Basis. In the absence of default, the 888 Seventh Avenue Mortgage Loan, the 888 Seventh Avenue Note A Non-Trust Loan and the 888 Seventh Avenue Note B Non-Trust Loan will each accrue interest at an interest rate of 5.705% per annum. On the eleventh day of each month from and including February 11, 2006, up to but excluding the stated maturity date, the 888 Seventh Avenue Borrower is required to make a monthly debt service payment of interest only on the 888 Seventh Avenue Mortgage Loan (as well as the 888 Seventh Avenue Non-Trust Loans).

The 888 Seventh Avenue Borrower is prohibited from voluntarily prepaying the 888 Seventh Avenue Mortgage Loan in whole or in part prior to September 11, 2015. From and after September 11, 2015, the 888 Seventh Avenue Borrower may prepay the 888 Seventh Avenue Mortgage Loan on any payment date, in whole or in part, without payment of any prepayment consideration.

The 888 Seventh Avenue Borrower may defease the entire 888 Seventh Avenue Mortgage Loan on any payment date after the expiration of two years following the latest securitization of any mortgage loan comprising the 888 Seventh Avenue Loan Combination, and by doing so obtain the release of the 888 Seventh Avenue Mortgaged Property. A defeasance will be effected by the 888 Seventh Avenue Borrower’s pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the 888 Seventh Avenue Borrower under the 888 Seventh Avenue Mortgage Loan and are sufficient to pay off the 888 Seventh Avenue Mortgage Loan in its entirety on September 11, 2015. The 888 Seventh Avenue Borrower’s right to defease the entire 888 Seventh Avenue Mortgage Loan is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C1 certificates by such rating agency.

The Mortgaged Property. The 888 Seventh Avenue Mortgage Loan is secured by a first priority mortgage lien on the leasehold interest in the 888 Seventh Avenue Mortgaged Property, as described under ‘‘—Ground Leases’’ below. The 888 Seventh Avenue Mortgaged Property is a 46-story office building located in New York, New York, with approximately 908,299 square feet of net rentable area which includes 69,633 square feet of garage space and 15,248 of retail space. The building was originally built in 1968 and currently serves as the headquarters for Vornado Realty Trust. Major tenants include Soros Fund Management LLC with 95,260 square feet (10.5% of total space), New Line Realty of New York, Inc. with 69,232 square feet (7.6% of total space), Limited New York Inc. with 56,145 square feet (6.2% of total space), Kaplan Inc. with 53,740 square feet (5.9% of total space) and various Vornado entities with 47,421 square feet (5.2% of total space). As of December 1, 2005, based on square footage leased, occupancy at the 888 Seventh Avenue Mortgaged Property was 99.0%.

Lockbox. The 888 Seventh Avenue Borrower is required to direct all tenants at the 888 Seventh Avenue Mortgaged Property to send all rents directly to the lockbox account. Prior to the occurrence and following the termination of a 888 Seventh Avenue Cash Management Event (as defined below), the funds on deposit in the lockbox account will be swept on each business day to an account controlled and maintained by the 888 Seventh Avenue Borrower. A ‘‘888 Seventh Avenue Cash Management Event’’ is either: (a) an event of default under the related 888 Seventh Avenue Mortgage Loan documents or (b) any period commencing upon any date of determination (which is the date that is 45 days following the end of each calendar quarter occurring during the term of the 888 Seventh Avenue Mortgage Loan) if the 888 Seventh Avenue Borrower fails to maintain a debt service coverage ratio of not less than 1.05x with respect to the 12 calendar month period ending on the last day of the calendar quarter completed immediately prior to the date of determination, and continuing until the date of determination on which the lender reasonably determines that a debt service coverage ratio of greater than 1.15x existed with respect to the two consecutive calendar quarters immediately preceding such date of determination. Following the occurrence and during the continuance of a 888 Seventh Avenue Cash Management Event, funds on deposit in the lockbox account are no longer required to be swept to an account maintained and controlled by the 888 Seventh Avenue Borrower, but are instead required to be allocated into sub-accounts pursuant to the instructions of the lender as follows: first, to the payment of the 888 Seventh Avenue Borrower’s monthly real estate tax reserve obligations; second, to the payment of the 888 Seventh Avenue Borrower’s monthly insurance reserve obligation; third, to the deposit of the amount of any outstanding servicing fees to the debt service account; fourth, to the deposit of the amount of any default rate interest and late charges to the debt service account; fifth, to the deposit of the monthly scheduled interest payment to the debt service account; sixth, to the payment of the amount of any approved monthly operating expenses; seventh, to the payment of the 888 Seventh Avenue Borrower’s monthly capital expense reserve obligation; eighth, to the payment of the 888 Seventh Avenue Borrower’s monthly tenant improvement and leasing commission reserve obligation; and ninth, provided no 888 Seventh Avenue Cash Management Event is then existing, to pay any excess to the 888 Seventh Avenue Borrower.

Terrorism Coverage. In the event that the insurance coverage obtained by the 888 Seventh Avenue Borrower includes an exclusion for acts of terrorism that are defined in the Terrorism Risk Insurance Revision Act of 2005 (‘‘TRIA Acts’’), the 888 Seventh Avenue Borrower is required to maintain coverage against TRIA Acts of not less than the lesser of (1) the full replacement cost of the 888 Seventh Avenue Mortgaged Property or (2) the outstanding principal balance of the 888 Seventh Avenue Loan Combination, provided that the 888 Seventh Avenue Borrower is not required to spend more than $250,000 per annum for the blanket insurance policy with respect to such matters covering the 888 Seventh Avenue Mortgaged Property and other properties. In the event that the insurance coverage obtained by 888 Seventh Avenue Borrower includes an exclusion for acts of terrorism that are not defined in the Terrorism Risk Insurance Revision Act of 2005 (the ‘‘Non-TRIA Acts’’), the 888 Seventh Avenue Borrower is required to maintain a primary layer of coverage insuring against Non-TRIA Acts in an amount not less than $100,000,000, provided that the 888 Seventh Avenue Borrower is not required to spend more than $20,000 per annum for the blanket insurance policy with respect to such matters covering the 888 Seventh Avenue Mortgaged Property and other properties. Upon the expiration of the Terrorism Risk Insurance Revision Act of 2005, the 888 Seventh Avenue Borrower is required to maintain insurance against acts of terrorism in an amount of not less than the lesser of (1) the full replacement cost of the 888 Seventh Avenue Mortgaged Property or (2) the outstanding principal balance of the 888 Seventh Avenue Loan Combination, provided that such coverage is commercially available and the 888 Seventh Avenue Borrower is not required to spend more than $20,000 per annum for the blanket insurance policy with respect to such matters covering the 888 Seventh Avenue Mortgaged Property and other properties.

Ground Lease. The interest of the 888 Seventh Avenue Borrower in the land at the 888 Seventh Avenue Mortgaged Property consists of a leasehold interest established pursuant to an Agreement of Lease, dated May 29, 1967, by and between Robert Goldberg et al., collectively as lessor, and Arlen Operating Company, as lessee as amended from time to time and assigned to 888 Seventh Avenue Associates, as lessor, and the 888 Seventh Avenue Borrower, as lessee, respectively, by mesne assignments, covering the property for an initial term expiring on May 28, 2067 (such ground lease as so assigned, the ‘‘888 Seventh Avenue Ground Lease’’). The 888 Seventh Avenue Ground Lease calls for rent in the amount of $3,350,000 until May 28, 2028 to be paid in equal monthly installments. For the period from May 29, 2028 to May 28, 2048, the required rent payable shall be the greater of (i) $3,350,000 or (ii) 6% of the value of the land on a vacant and unimproved basis and free of all leases. For the period from May 29, 2048 to the expiration date of the 888 Seventh Avenue Ground Lease, the required rent payable shall be the greater of (i) the rent payable in 2048 or (ii) 6% of the value of the land considered vacant and unimproved and free of all leases. The 888 Seventh Avenue Ground Lease provides that any mortgage of the ground lessor’s fee interest in the premises will be subject and subordinate to the leasehold estate created by the 888 Seventh Avenue Ground Lease. The ground lessor under the 888 Seventh Avenue Ground Lease delivered an estoppel to the mortgagee under the 888 Seventh Avenue Mortgage Loan confirming, among other things, (i) that there are no defaults under the 888 Seventh Avenue Ground Lease and (ii) that the mortgagee under the 888 Seventh Avenue Mortgage Loan constitutes an ‘‘institutional lender’’ pursuant to the 888 Seventh Avenue Ground Lease and the mortgagee may benefit from any leasehold mortgagee provisions contained in the 888 Seventh Avenue Ground Lease. The 888 Seventh Avenue Ground Lease further provides that: (a) the ground lessee thereunder is entitled to sublet all or any part of the premises without the ground lessor’s consent; (b) any approved ‘‘leasehold interest’’ thereunder may be encumbered without the ground lessor’s consent (but with notice to the ground lessor); (c) any approved ‘‘leasehold mortgagee’’ is entitled to notice of any defaults under the ground lease and an opportunity to cure any such default (or to commence foreclosure proceedings and subsequently cure defaults if such defaults are non-monetary and not susceptible of cure by the leasehold mortgagee at the time of default); (d) in the event of the termination of the ground lease, the ground lessor will enter into a new lease with the approved ‘‘leasehold mortgagee’’ on the same terms as the original ground lease; and (e) so long as any approved ‘‘leasehold mortgage’’ is outstanding, the ground lease may not be modified, changed or supplemented without the prior written consent of the approved leasehold mortgagee.

Certain Guaranties. Vornado Realty, L.P. has delivered a guaranty in respect of rental payments from certain tenants that have the benefit of free rent period concessions during the term of the 888 Seventh Avenue Mortgage Loan. Vornado Realty,

L.P. has also delivered a reserve account guaranty which guarantees the prompt and unconditional payment of any unpaid reserve account deficiency and any and all ongoing obligations of the 888 Seventh Avenue Borrower to make deposits into the reserve accounts.

Master Leases. The 888 Seventh Avenue Borrower entered into a master lease with respect to certain demised premises currently leased to Computer Associates that covers all actual rental and certain other expense obligations of the tenant thereunder. The 888 Seventh Avenue Borrower also entered into a master lease with respect to certain space currently occupied by Vornado Realty, L.P. pursuant to unwritten month-to-month leases that covers actual rental payment obligations, but specifies that Vornado Realty, L.P. is only obligated to pay such rent upon an event of default under the 888 Seventh Avenue Mortgage Loan documents or if the debt service coverage ratio falls below 1.00x.

III. The Triangle Town Center Mortgage Loan

Mortgage Loan Information
Cut-off Date Principal Balance:	$127,034,076(1)
Loan per Square Foot:	$199.26(2)
%of Initial Mortgage Pool Balance:	5.2%
Shadow Rating (S&P/Fitch)	BBB−/A
Loan Purpose:	Recapitalization(3)
Mortgage Interest Rate:	5.737%
Interest Calculation:	30/360
First Payment Date:	January 5, 2006
Amortization Term:	Interest only until and including December 5, 2007; thereafter, the Triangle Mortgage Loan will amortize on a 28-year term.
Anticipated Repayment Date:	NAP(4)
Hyperamortization:	NAP(4)
Maturity Date:	December 5, 2015
Maturity Balance:	$108,431,955
Borrower:	Triangle Town Center, LLC
Sponsor:	CBL & Associates Limited Partnership and Richard E. Jacobs
Prepayment/Defeasance:	Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to Maturity Date.
Up-Front Reserves:	NAP(4)
Ongoing Reserves:	Tax and Insurance Reserve(5) TI/LC Reserve(6) CapEx/Replacement Reserve(7)
Lockbox:	Hard(8)
Mezzanine Debt:	NAP(4)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Regional Mall/LifeStyle Center
Location:	Raleigh, North Carolina
Year Built:	2002, 2004-2005
Year Renovated:	NAP(4)
Gross Square Feet:	1,440,865(9)
Collateral Square Feet:	637,516(10)
Overall Occupancy:	94.8%(11)
In-Line Occupancy:	84.2%(11)
Occupancy Date:	November 10, 2005
Ownership Interest:	Fee
Property Management:	CBL & Associates Management, Inc., an affiliate of the Borrower
In-Line Sales PSF:	$329(12)
In-Line Cost of Occupancy:	13.4%(12)
U/W NCF:	$15,100,523(13)
U/W NCF DSCR:	1.65x(14)
Appraised Value:	$285,000,000
Appraisal As of Date:	October 21, 2005
Cut-off Date LTV Ratio:	44.6%(15)
Maturity LTV Ratio:	38.0%(15)

(1)	The Triangle Town Center Mortgage Loan is part of the Triangle Town Center Loan Combination that also includes the Triangle Town Center Non-Trust Loan in the cut-off date principal amount of $72,965,924.

(2)	Loan per Square Foot includes 12,007 square feet of outparcels with respect to which the land is part of the collateral and the improvements are owned by the tenant.

(3)	The financing was closed in conjunction with a partial recapitalization of the ownership structure in which CBL & Associates Properties, Inc. obtained a 50% equity interest in the asset. Loan Proceeds were used to refinance the construction loan on the property, with the balance distributed to the Richard E. Jacobs affiliates.

(4) NAP means not applicable.

(5)	The Triangle Town Center Borrower is required to make monthly escrow deposits into a reserve account equal to one-twelfth of the estimated annual real estate taxes and one-twelfth of the estimated annual insurance premiums.

(6)	The Triangle Town Center Borrower is required to make monthly escrow deposits of $39,677 into a reserve account for the estimated costs of tenant improvements and leasing commissions, up to an amount equal to two years of such required deposits.

(7)	The Triangle Town Center Borrower is required to make monthly escrow deposits into a replacement reserve account in the amount of $10,432 until an aggregate of $250,368 has accumulated and thereafter, from time to time, to maintain such amount therein.

(8)	See ‘‘—Lockbox’’ below.

(9)	Reflects gross leasable area of the entire mall including any anchors which may not be part of the collateral.

(10)	Collateral square feet comprising the Triangle Town Center Mortgaged Property consists of 475,729 square feet of in-line mall, lifestyle center and storage space, 12,007 square feet of out parcels (with respect to which the land is part of the collateral but the improvements thereon are not) and 149,780 square feet of other retail space.

(11)	Overall Occupancy and In-Line Occupancy are based on the November 10, 2005 rent roll, adjusted to reflected the executed lease with The Gap Inc., certain leases out for signature and certain other lease-up assumptions. CBL & Associates Limited Partnership has provided a guaranty in the amount of $3,948,480 which will be released and/or reduced upon the execution of certain unexecuted leases or replacement tenants for such leases. Based on executed leases, Overall Occupancy is 94.8% and In-Line Occupancy is 84.2%. Based on physical occupancy, Overall Occupancy is 93.7% and In-Line Occupancy is 81.1%.

(12)	In-Line Sales PSF and In-Line Cost of Occupancy are based on in-line mall shops of less than 10,000 square feet for the trailing 12 months ending August 31, 2005.

(13)	Reflects U/W Net Cash Flow based on assumed execution of leases out for signature and certain other lease-up assumptions. The in-place Net Cash Flow of the Triangle Town Center Mortgaged Property is $14,869,217.

(14)	The U/W NCF DSCR reflects U/W Net Cash Flow and a 28-year amortization schedule and is based solely on the Triangle Town Center Mortgage Loan (without taking into account the Triangle Town Center Non-Trust Loan). The U/W NCF DSCR reflecting U/W Net Cash Flow and a 28-year amortization schedule of the entire Triangle Town Center Loan Combination is 1.05x (taking into account the Triangle Town Center Non-Trust Loan and treating the Triangle Town Center Loan Combination as a single underlying mortgage loan). Based on the in-place Net Cash Flow of $14,869,217, the Triangle Town Center Mortgage Loan (without taking into account the Triangle Town Center Non-Trust Loan) has an U/W NCF DSCR of 1.63x. Based on the in-place Net Cash Flow of $14,869,217, the entire Triangle Town Center Loan Combination has an U/W NCF DSCR of 1.03x (taking into account the Triangle Town Center Non-Trust Loan and treating the Triangle Town Center Loan Combination as a single underlying mortgage loan).

(15)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the Triangle Town Center Mortgage Loan and do not take into account the Triangle Town Center Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio of the entire Triangle Town Center Loan Combination are 70.2% and 59.9%, respectively (taking into account the Triangle Town Center Non-Trust Loan and treating the Triangle Town Center Loan Combination as a single underlying mortgage loan).

Gross Leasable Area (GLA) Overview of Triangle Town Center
Store	Approximate Square Feet	As % of GLA	Ratings(3)	Anchor Lease Expiration
Anchors(1)
Dillard’s	206,000	14.3%	BB/BB−	NAP
Belk	180,230	12.5	NR	NAP
Hechts	179,930	12.5	NR	NAP
Sears	155,101	10.8	BB+/BB	NAP
Saks	82,088	5.7	B+/B+	NAP
Total Anchor Space	803,349	55.8%
In-Line Mall/Lifestyle Space	475,729	33.0
Out Parcels(2)	12,007	0.8
Other Retail Space(4)	149,780	10.4
Total GLA	1,440,865	100.0%

(1)	All of the anchors own their land and improvements and therefore such land and improvements are not of part of the collateral.

(2)	The improvements on each of the outparcels are owned by the tenants thereof and therefore such improvements are not part of the collateral.

(3)	Ratings are from S&P and Fitch respectively.

(4)	‘‘Other Retail Space’’ is comprised of space leased to tenants in the shopping center located across the parking lot from the lifestyle center.

Major/In-Line Tenant Information
Tenant	Approximate Square Feet	Lease Expiration
Dick’s Sporting Goods(1)	75,000	1/31/2025
Barnes & Noble(2)	32,467	1/31/2013
Bed Bath & Beyond(1)	32,000	1/31/2015
DSW(1)	23,165	9/30/2010
Orvis(3)	14,922	1/31/2015
Total	177,554

(1)	The tenant space is located in the tenant shopping center across the parking lot from the lifestyle center.

(2)	The tenant space is located in the enclosed mall.

(3)	The tenant space is located in the lifestyle center.

Lease Expiration Information
Year	Approximate Expiring In-Line Square Feet	As % of Total In-Line Square Feet	Cumulative % of Total In-Line Square Feet	Approximate Expiring In-Line Base Revenues(1)	As % of Total In-Line Base Revenues(1)	Cumulative % of Total In-Line Base Revenues(1)
2005	2,087	0.4%	0.4%	$0	0.0%	0.0%
2006	200	0.0	0.5%	62,500	0.5	0.5%
2007	1,185	0.2	0.7%	35,538	0.3	0.8%
2008	3,060	0.6	1.4%	385,338	3.1	3.9%
2009	12,381	2.6	4.0%	276,502	2.2	6.1%
2010	3,155	0.7	4.6%	254,724	2.0	8.1%
2011	20,222	4.3	8.9%	630,447	5.0	13.2%
2012	21,073	4.4	13.3%	606,166	4.8	18.0%
2013	241,866	50.8	64.2%	7,704,207	61.6	79.6%
2014	43,487	9.1	73.3%	1,237,890	9.9	89.5%
2015 and beyond	51,701	10.9	84.2%	1,312,112	10.5	100.0%
Vacant	75,312	15.8	100.0%	—	—
Total	475,729	100.0%		$12,505,424	100.0%

(1)	Based on in-place underwritten base rental revenues applicable to in-line tenants. Includes as occupied three tenants that are out for signature for which CBL & Associates Limited Partnership has provided a guaranty in the amount of $3,948,480 which will be released and/or reduced upon the execution of certain unexecuted leases or replacement tenants for such leases.

The Borrower and Sponsor.    The Triangle Town Center Borrower is Triangle Town Center, LLC, a Delaware limited liability company, that is 50% indirectly owned by CBL & Associates Limited Partnership, a Delaware limited partnership and 50% indirectly owned by Richard E. Jacobs, as the sole trustee of The Richard E. Jacobs Revocable Living Trust. Approximately 55% of CBL & Associates Limited Partnership is owned and controlled by CBL & Associates Properties, Inc., a Delaware corporation which is publicly traded. Approximately 15% of CBL & Associates Limited Partnership is owned by various current and former executives of CBL & Associates Limited Partnership. The remainder is owned by various other investors. CBL & Associates Properties, Inc. is headquartered in Chattanooga, Tennessee.

The Mortgage Loan.    The Triangle Town Center Mortgage Loan was originated on November 16, 2005 and has a cut-off date principal balance of $127,034,076. The Triangle Town Center Mortgage Loan is one of two (2) mortgage loans, collectively referred to as the ‘‘Triangle Town Center Loan Combination,’’ both of which are obligations of the Triangle Town Center Borrower and are secured by the Triangle Town Center Mortgaged Property. The Triangle Town Center Loan Combination is comprised of (a) the Triangle Town Center Mortgage Loan; and (b) the Triangle Town Center Non-Trust Loan in the principal amount of $72,965,924, which will not be included in the trust. The Triangle Town Center Non-Trust Loan is, during the continuance of certain material uncured events of default with respect to the Triangle Town Center Mortgage Loan, subordinate in right of payment to the Triangle Town Center Mortgage Loan. The respective rights of the holders of the Triangle Town Center Mortgage Loan and the Triangle Town Center Non-Trust Loan will be governed by the Triangle Town Center Co–Lender Agreement, which is described under ‘‘—Loan Combinations—The A/B Loan Combinations—Co-Lender Agreement’’ below.

The Triangle Town Center Mortgage Loan (as well as the Triangle Town Center Non-Trust Loan) is a ten-year loan with has a stated maturity date of December 5, 2015. The Triangle Town Center Loan Combination will accrue interest on an 30/360 Basis. Up to its stated maturity, in the absence of default, the Triangle Town Center Mortgage Loan and the Triangle Town Center Non-Trust Loan will each accrue interest at a fixed rate of 5.737% per annum. On the fifth day of each month through and including December 5, 2007, the Triangle Town Center Borrower is required to make payments of interest on the outstanding principal amount of the Triangle Town Center Mortgage Loan and the Triangle Town Center Non-Trust Loan. Beginning on January 5, 2008, and during the remainder of the term of the Triangle Town Center Mortgage Loan, the Triangle Town Center Borrower is required to make payments of principal and interest with respect to the Triangle Town Center Mortgage Loan and the Triangle Town Center Non-Trust Loan on each payment date, which payments will be applied first to accrued and unpaid interest and thereafter to the outstanding principal balance. The remaining principal balance of the Triangle Town Center Mortgage Loan and the Triangle Town Center Non-Trust Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

The Triangle Town Center Borrower is prohibited from voluntarily prepaying the Triangle Town Center Mortgage Loan, in whole or in part, prior to September 5, 2015. From and after September 5, 2015, the Triangle Town Center Borrower may prepay the Triangle Town Center Mortgage Loan, in whole, without payment of any prepayment consideration.

The Triangle Town Center Borrower may defease the Triangle Town Center Loan Combination, in whole only, on any due date after two years following the initial issuance of the series 2006-C1 certificates and prior to September 5, 2015, and, in connection therewith, obtain the release of the Triangle Town Center Mortgaged Property. A defeasance will be effected by the Triangle Town Center Borrower’s pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Triangle Town Center Borrower under the Triangle Town Center Loan Combination and that are sufficient to pay off the Triangle Town Center Loan Combination in its entirety on the stated maturity date. The Triangle Town Center Borrower’s right to defease the Triangle Town Center Loan Combination is subject to S&P and Fitch’s confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C1 certificates by such rating agency.

The Mortgaged Property.    The Triangle Town Center Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the Triangle Town Center Mortgaged Property. The Triangle Town Center Mortgaged Property consists of a portion of The Triangle Town Center Mall, which is an approximately 1,440,865 square foot regional mall, lifestyle center and retail center located in Raleigh, North Carolina, and anchored by five department stores, Hechts, Sears, Belk, Saks and Dillard’s. All of the anchor tenants own their real property and, therefore, such real property is not part of the collateral for the Triangle Town Center Mortgage Loan. The Triangle Town Center Mortgaged Property consists of 625,509 square feet with an additional 12,007 square feet of outparcels. As of November 10, 2005, physical occupancy at the Triangle Town Center Mortgaged Property was 93.7%. Overall underwritten occupancy is 94.8%, with in-line occupancy of 84.2%, taking into account executed leases with The Gap Inc. and leases out for signature with Mobile Solutions, Merle Norman and Dormia.

Lockbox.    The Triangle Town Center Borrower is required to cause the tenants to deposit all rents derived from the Triangle Town Center Mortgaged Property directly into a segregated lockbox account under the control of the lender; provided that prior to the occurrence of and following the termination of a Triangle Town Center Cash Management Event (as defined below), the funds on deposit in the lockbox account will be swept on each business day to an account controlled and maintained by the Triangle Town Center Borrower. A ‘‘Triangle Town Center Cash Management Event’’ is an event of default with respect to the Triangle Town Center Mortgage Loan (a "Triangle Town Center Default Event") and a decline in the debt service coverage ratio below 1.05x for the Triangle Town Center Mortgaged Property, calculated in accordance with the related loan documents (a "Triangle Town Center DSCR Event"). Following the occurrence and during the continuance of a Triangle Town Center Cash Management Event, funds on deposit in the lockbox account will no longer be swept to an account maintained and controlled by the Triangle Town Center Borrower, but are required instead to be swept on a daily basis to a cash management account under the sole control of the lender, until such Triangle Town Center Cash Management Event terminates in accordance with the related loan agreement. During the existence of a Triangle Town Center DSCR Event, provided no event of default has occurred and is continuing, funds in the cash management account will be applied as follows: (i) first, to the payment of the Triangle Town Center Borrower’s monthly real estate tax reserve obligation, (ii) second, to the payment of the Triangle Town Center Borrower’s monthly insurance reserve obligation, (iii) third, the amount of any default rate interest and late charges to the debt service account, (iv) fourth, the monthly interest payment or monthly debt service payment (as then applicable) to the lender, (v) fifth, to the payment of the Triangle Town Center Borrower’s monthly tenant improvement and leasing commission reserve obligation, (vi) sixth, to the payment of the Triangle Town Center Borrower’s monthly capital expense reserve obligation, (vii) seventh, to the payment of any other amounts due and payable under the loan documents and (viii) eighth, provided no Triangle Town Center Default Event is then existing, any excess to the Triangle Town Center Borrower. During the existence of a Triangle Town Center Default Event, the lender may apply funds in the cash management account in any order, proportion and priority as the lender determines in its sole discretion.

Terrorism Coverage.    The Triangle Town Center Borrower is required, in accordance with the related loan documents to maintain commercial property and business interruption insurance, which includes coverage against losses resulting from perils and acts of terrorism.

Partial Release.    With the lender’s prior consent, without payment of any release price, the Triangle Town Center Borrower may obtain the release of any parcel of land at the Triangle Town Center Mortgaged Property that (i) is not occupied by a tenant, (ii) the rent for which has not formed the basis for the lender’s underwriting of the Triangle Town Center Mortgage Loan, (iii) the value of which was not included in the appraisal delivered to the lender in connection with the underwriting of the Triangle Town Center Mortgage Loan and (iv) for which certain conditions set forth in the related loan documents are satisfied.

In addition, the Triangle Town Center Borrower may obtain the release of certain outparcels at the Triangle Town Center Mortgage Property without payment of any release price, provided that the conditions set forth in the related loan documents are satisfied.

Guaranty.    CBL & Associates Limited Partnership has provided a guaranty in the amount of $3,948,480 which will be released and/or reduced upon the execution of certain unexecuted leases or replacement tenants for such leases. In addition, CBL & Associates Limited Partnership has provided a guaranty in the amount of $14.62 for each dollar of rent and recoveries payable under certain leases with termination rights in the event that the tenants exercise such termination rights.

IV. The Chapel Hills Mall Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$121,595,467
Loan per Square Foot:	$104(1)
% of Initial Mortgage Pool Balance:	5.0%
Shadow Rating (S&P/Fitch):	NAP(2)
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.035% per annum
Interest Calculation:	Actual/360
First Payment Date:	November 11, 2005
Amortization Term:	30 years
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	October 11, 2010
Maturity Balance:	$112,572,147
Borrower:	Chapel Hills Mall L.L.C.
Sponsor:	General Growth Properties, Inc.
Prepayment/Defeasance:	Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted six months prior to Maturity Date.
Up-Front Reserves:	NAP(2)
Ongoing Reserves:	Tax and Insurance Reserve(3) Replacement Reserve(4) Rollover Reserve(5)
Lockbox:	Hard(6)
Mezzanine Debt:	Permitted(7)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Regional Mall
Location:	Colorado Springs, Colorado
Year Built:	1982
Year Renovated:	1985; 1998
Gross Square Feet:	1,169,876(8)
Collateral Square Feet:	500,757(9)
Overall Occupancy:	91.3%
In-Line Occupancy:	76.9%(10)
Occupancy Date:	December 23, 2005
Ownership Interest:	Fee
Property Management:	Self Managed(11)
In-Line Sales PSF:	$332(12)
In-Line Cost of Occupancy:	12.3%(12)
U/W NCF:	$9,789,962(13)
U/W NCF DSCR:	1.24x(14)
Appraised Value:	$163,000,000(15)
Appraisal As of Date:	August 29, 2005
Cut-off Date LTV Ratio:	74.6%(15)
Maturity LTV Ratio:	69.1%(15)

(1)	Based on gross square feet of the entire mall including anchors and outparcel improvements which may not be part of the loan collateral.

(2)	NAP means not applicable.

(3)	Upon the occurrence and continuance of either an event of default or a DSCR of less than 1.10x, the Chapel Hills Mall Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding the foregoing, so long as the Chapel Hills Mall Borrower provides evidence satisfactory to the mortgagee of blanket insurance policies covering the Chapel Hills Mall Mortgaged Property of which premiums have been prepaid for not less than one year in advance (or, for the period of coverage under the policies as to which certificates are delivered at closing, such period, if less than one year), the monthly insurance escrow deposits shall not be required.

(4)	Upon the occurrence and continuance of either an event of default or a DSCR of less than 1.10x, the Chapel Hills Mall Borrower is required to make monthly escrow deposits into a replacement reserve account in the amount of $10,420 until an aggregate of $125,037 has been accumulated and is maintained from time to time.

(5)	Upon the occurrence and continuance of either an event of default or a DSCR less than 1.10x, the Chapel Hills Mall Borrower is required to make monthly escrow deposits into a rollover reserve account in the amount of $36,477 until an aggregate of $437,723 has been accumulated and is maintained from time to time.

(6)	See ‘‘—Lockbox’’ below.

(7)	See ‘‘—Permitted Mezzanine Financing’’ below.

(8)	Reflects gross leasable area of the entire mall including any anchors and outparcel improvements which may not be part of the collateral.

(9)	Collateral square feet comprising the Chapel Hills Mall Mortgaged Property consists of 62,422 square feet of anchor space, 160,462 square feet of junior anchors including movie theater and 277,873 square feet of in-line mall space. In addition, the Chapel Hills Mall Mortgaged Property includes outparcel pads but not the tenant-owned improvements on these pads, and a 342-unit self storage facility.

(10)	Reflects in-line occupancy including junior anchors.

(11) The Chapel Hills Mall Mortgaged Property is managed by the Chapel Hills Mall Borrower and there is no separate property management agreement.

(12)	In-line sales per square foot for in-line shops of less than 10,000 square feet for the trailing 12 months ending May 2005, and in-line cost of occupancy percentage for in-line shops of less than 10,000 square feet as of December 2004.

(13)	Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the Chapel Hills Mall Mortgaged Property is projected to be $11,635,271 based on projected completion of redevelopment plan by fall 2006 and certain other lease-up assumptions.

(14)	Based on in-place U/W Net Cash Flow. Based on the projected U/W Net Cash Flow for the Chapel Hills Mall Mortgaged Property of $11,635,271 (as described in footnote (13) above), the Chapel Hills Mall Mortgage Loan has an U/W DSCR of 1.47x

(15)	The stabilized appraised value as of 11/1/2006 is $175,000,000, based upon assumed completion of redevelopment plan. Based on this stabilized value, the Cut-off Date LTV Ratio and the Maturity LTV Ratio are 69.5% and 64.3% respectively.

Gross Leasable Area (GLA) Overview of Chapel Hills Mall
Store	Approximate Square Feet		As % of GLA	Ratings(1)	Anchor Lease Expiration(2)
Anchors
Dillard’s	209,141		17.9%	BB/BB−	NAP(3)
Sears	132,367		11.3	BB+/BB	NAP(3)
Foley’s	128,184		11.0	BBB/BBB+	NAP(3)
Kmart	87,977		7.5	BB+/BB	NAP(4)
Mervyn’s(5)	82,449		7.0	NR	NAP(3)
JCPenney	62,422		5.3	BB+/BBB−	3/31/2015(6)
Total Anchor Space	702,540		60.1%
Junior Anchors
Carmike Cinema I & II	49,586	(7)	4.2%	B/NR	6/30/2007(7)
Foley’s	42,899		3.7	BBB/BBB+	1/31/2008
Borders Books & Music	25,317		2.2	NR	1/31/2018
Woodley’s Furniture(8)	22,279		1.9	NR	1/31/2006
Old Navy	20,381		1.7	BBB−/BBB−	1/31/2007
Total Junior Anchors	160,462		13.7%
In-Line Mall Space	277,873		23.8
Outparcels	29,001	(9)	2.5
Total GLA	1,169,876		100.0%

(1)	Credit ratings are by S&P and Fitch respectively, and may reflect parent company rating (even though the parent company may have no obligations under the related lease) if tenant company is not rated. NR means not rated.

(2)	Including Junior Anchors lease expirations.

(3)	NAP means not applicable as anchors own their stores and pads, and are not part of the collateral.

(4)	NAP means not applicable as Kmart leases its store and pad from an unaffiliated third party, and as such is not part of the collateral.

(5)	Mervyn’s has indicated that it will be vacating in January 2006. Mervyn’s is not part of the collateral and not included in the U/W NCF.

(6)	JCPenney leases its store and pad from the Chapel Hills Mall Borrower, both of which are part of the collateral.

(7)	Carmike Cinema I & II is comprised of two theater spaces of 29,586 square feet expiring 6/30/2007 and 20,000 square feet expiring 6/30/2022.

(8)	Woodley’s Furniture has indicated that it will be vacating upon its lease expiration on January 31, 2006 and has been excluded from U/W NCF.

(9)	Eight outparcel pads leased from the Chapel Hills Mall Borrower, but not the tenant-owned improvements on these pads, are part of the collateral.

Major In-Line Tenant Information
Tenant	Approximate Square Feet	Lease Expiration
Gap/Gap Body	7,349	1/31/2006	(1)
Charlotte Russe	6,696	1/31/2013
The Board of County Commissioners of El Paso County, Colorado	6,071	12/31/2009
Deb	6,062	1/31/2007
Famous Footwear	5,448	1/31/2006	(1)
Total	31,626

(1)	The Chapel Hills Mall Borrower indicates lease is under negotiation for renewal.

Lease Expiration Information
Year	Approximate Expiring Junior Anchor & In-Line Square Feet	As % of Total Junior Anchor & In-Line Square Feet	Cumulative % of Total Junior Anchor & In-Line Square Feet	Approximate Expiring Junior Anchor & In-Line Base Revenues(1)	As % of Total Junior Anchor & In-Line Base Revenues(1)	Cumulative % of Total Junior Anchor & In-Line Base Revenues(1)
2005(2)	810	0.2%	0.2%	$21,878	0.3%	0.3%
2006	15,042	3.4	3.6%	290,737	4.0	4.3%
2007	69,261	15.8	19.4%	929,403	12.9	17.2%
2008	96,155	21.9	41.4%	2,225,492	30.8	48.0%
2009	36,444	8.3	49.7%	985.939	13.6	61.6%
2010	13,887	3.2	52.8%	428,760	5.9	67.5%
2011	19,618	4.5	57.3%	557,650	7.7	75.3%
2012	5,836	1.3	58.6%	125,725	1.7	77.0%
2013	15,064	3.4	62.1%	470,888	6.5	83.5%
2014	7,808	1.8	63.9%	216,775	3.0	86.5%
2015 and beyond	57,101	13.0	76.9%	974,765	13.5	100.0%
Vacant(3)	101,309	23.1	100.0%	—	—
Total	438,335	100.0%		$7,228,012	100.0%

(1)	Based on in-place underwritten base rental revenues applicable to junior anchor and in-line tenants.

(2)	Includes any month-to-month tenants.

(3)	Includes 22,279 square feet of space which is expected to be vacated by Woodley’s Furniture upon lease expiration on January 31, 2006.

The Borrower and Sponsor.    The Chapel Hills Mall Borrower is Chapel Hills Mall L.L.C., a Delaware limited liability company that is ultimately owned and controlled by General Growth Properties, Inc. General Growth Properties, Inc., headquartered in Chicago, Illinois, owns, develops, operates and/or manages shopping centers across the country and is the second largest U.S.-based publicly traded real estate investment trust (listed on the New York Stock Exchange under the symbol GGP). As of November 21, 2005, General Growth Properties, Inc. (rated BBB−/BB by S&P and Fitch, respectively) reported that it has ownership interests in or management responsibility for a portfolio of 210 regional shopping centers in 44 states totaling approximately 200 million square feet with over 24,000 retailers, as well as ownership interests in planned community developments and commercial office buildings.

The Mortgage Loan.    The Chapel Hills Mall Mortgage Loan was originated on September 13, 2005, and has a cut-off date balance of $121,595,467. The Chapel Hills Mall Mortgage Loan is a five-year loan with a stated maturity date of October 11, 2010. The Chapel Hills Mall Mortgage Loan will accrue interest on an Actual/360 Basis. Up to its stated maturity, in the absence of a default, the Chapel Hills Mall Mortgage Loan will accrue interest at a fixed rate of 5.035% per annum. On the eleventh day of each month to but not including the stated maturity date, the Chapel Hills Mall Borrower is required to make a constant monthly debt service payment on the Chapel Hills Mall Mortgage Loan of $657,534.50 (calculated based on a 30-year amortization schedule). The remaining principal balance of the Chapel Hills Mall Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

The Chapel Hills Mall Borrower is prohibited from voluntarily prepaying the Chapel Hills Mall Mortgage Loan, in whole or in part, prior to April 11, 2010. From and after April 11, 2010, the Chapel Hills Mall Borrower may prepay the Chapel Hills Mall Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Chapel Hills Mall Borrower may defease the Chapel Hills Mall Mortgage Loan, in whole only, at any time that is two years following the Issue Date, and by doing so obtain the release of the Chapel Hills Mall Mortgaged Property. A defeasance will be effected by the Chapel Hills Mall Borrower’s pledging substitute collateral that consists of (a) direct non-callable United States Treasury obligations, (b) other non-callable ‘‘government securities’’ as defined in Treasury regulations section 1.860g-2(a)(8)(i) or (c) other non-callable instruments which would not cause the trust to lose its status as a REMIC, which produce payments that replicate the payment obligations of the Chapel Hills Mall Borrower under the Chapel Hills Mall Mortgage Loan and that are sufficient to pay off the Chapel Hills Mall Mortgage Loan in its entirety on April 11, 2010. The Chapel Hills Mall Borrower’s right to defease the Chapel Hills Mall Mortgage Loan is subject to, among other things, S&P and Fitch confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2006-C1 certificates by such rating agency.

The Mortgaged Property.    The Chapel Hills Mall Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Chapel Hills Mall Borrower in the Chapel Hills Mall Mortgaged Property, which is comprised of a portion of Chapel Hills Mall, a two-story, super-regional mall located in Colorado Springs, Colorado. The Chapel Hills Mall was built in 1982, expanded in 1985 and further renovated and expanded in 1998. The Chapel Hills Mall is anchored by six department stores with an aggregate of 702,540 square feet, Sears, Kmart, JCPenney, Foley’s, Mervyn’s (which is vacating in January of 2006) and Dillard’s. With the exception of JCPenney, which leases its store and pad from the Chapel Hills Mall Borrower and is thus part of the collateral, none of the anchors are part of the collateral. Kmart leases its space from an unaffiliated third party while the remaining four anchors own their pad sites and improvements. The Chapel Hills Mall Mortgaged Property totals 500,757 square feet comprised of the 62,422 square foot JCPenney store, 160,462 square feet of junior anchor space including Borders Books & Music, Old Navy, Foley’s and a movie theater with a total of 15 screens and 277,873 square feet of in-line mall space. In-line tenants include a diverse range of national tenants including Gap/Gap Body, Victoria’s Secret, Charlotte Russe, American Eagle Outfitters and Bath & Body Works. The Chapel Hills Mall Mortgaged Property also includes 8 outparcel pads, but not the 29,001 square feet of tenant-owned improvements located on such outparcels, and a 342-unit self storage facility. As of December 23, 2005, based on square footage leased, in-line occupancy (including junior anchors) at Chapel Hills Mall was 76.9% and overall mall occupancy was 91.3%.

Lockbox.    The Chapel Hills Mall Borrower is required to cause all rents to be deposited into a segregated lockbox account under the control of the mortgagee, provided that if no event of default exists and the DSCR is equal to or greater than 1.10x, all funds on deposit in the lockbox account will be swept to an account controlled and maintained by the Chapel Hills Mall Borrower. If an event of default occurs or if the DSCR is less than 1.10x, and until the DSCR shall be equal to or exceed 1.10x, or such event of default is cured, the funds on deposit in the lockbox account will instead be swept to a cash collateral account under the sole control of the mortgagee, and unless the Chapel Hills Mortgage Loan has been accelerated as a result of the event of default, the mortgagee is required to apply such amount to the payment of (i) taxes and insurance, (ii) debt service, (iii) replacement reserves, (iv) rollover reserves, (v) other loan amounts due, (vi) if an event of default exists and the mortgagee has not accelerated the loan, operating expenditures and budgeted capital expenditures, and (vii) if no event of default exists, the excess to the Chapel Hills Mall Borrower.

Permitted Mezzanine Financing.    The related loan documents permit the pledge of direct or indirect interests in the Chapel Hills Mall Borrower as security for a mezzanine loan, subject to the satisfaction of certain conditions, including, among other things (a) no event of default is continuing under the Chapel Hills Mall Mortgage Loan, (b) the mezzanine lender is Lehman Brothers Bank FSB or Lehman Brothers Holding Inc., or certain other qualified institutional entities, (c) the mezzanine lender enters into an intercreditor agreement in form and substance acceptable to the applicable rating agencies and reasonably acceptable to the lender under the Chapel Hills Mall Mortgage Loan, (d) if such mezzanine loan bears interest at a floating rate, there shall be required an interest rate cap at a strike price such that the strike price plus the applicable spread of such mezzanine loan results in a combined DSCR (based on the Chapel Hills Mall Mortgage Loan and such mezzanine loan) of no less than 1.15x, (e) if such mezzanine loan bears interest at a fixed rate, the anticipated combined DSCR will be no less than 1.15x, (f) the combined loan to value ratio immediately following the closing of such mezzanine loan (based on the Chapel Hills Mall Mortgage Loan and such mezzanine loan, and an appraisal acceptable to the lender under the Chapel Hills Mall Mortgage Loan) is no greater than 80%, (g) the combined DSCR for the Chapel Hills Mall Mortgaged Property immediately following the closing of such mezzanine loan will not be less than 1.15x (based on the Chapel Hills Mall Mortgage Loan and such mezzanine loan), and (h) the applicable rating agencies shall have confirmed in writing that such mezzanine financing will not in and of itself result in a downgrade, withdrawal or qualification of the then current ratings assigned to the series 2006-C1 certificates.

Proposed Redevelopment.    The Chapel Hills Mall Borrower has indicated their plans to redevelop and convert a portion of the mall to create an approximately 47,347 square foot space for Dick’s Sporting Goods. Dick’s Sporting Goods is presently not a tenant at the Chapel Hills Mall Mortgaged Property. A lease is out for signature to Dick’s Sporting Goods but has not yet been executed. The anticipated completion date of the redevelopment plan is expected to be November 2006. The Chapel Hills Mall Borrower has estimated the total cost of the redevelopment to be $8,357,510. Although the Chapel Hills Mall Borrower is not permitted to incur additional secured indebtedness it is permitted to incur unsecured debt for capital expenditures provided the aggregate amount of such debt, together with permitted trade debt, shall not exceed $9,150,000.

Exchange Parcels.    The Chapel Hills Mall Borrower is permitted to obtain the release of one or more portions of the Chapel Hills Mall Mortgaged Property (each, an ‘‘Exchange Parcel’’) in exchange for other collateral (such other collateral, ‘‘Acquired Property’’); provided that, among other things, the following conditions are satisfied: (a) the Exchange Parcel is vacant, non-income producing and unimproved or improved only by landscaping or utility facilities or surface parking areas property, (b) simultaneously with the release of the Exchange Parcel, the Chapel Hills Mall Borrower shall transfer the Exchange Parcel to a third party unrelated to the Chapel Hills Mall Borrower, (c) simultaneously with the release of the Exchange Parcel, the Chapel Hills Mall Borrower shall acquire fee or leasehold title to a parcel of real property equivalent in use, value and condition to the Exchange Parcel, (d) the Chapel Hills Mall Borrower shall have satisfied various delivery conditions including the delivery of environmental reports, property conditions reports and title insurance and, to the extent the Acquired Property shall be located in another state, enforceability opinions, (e) at the time of release, the Exchange Parcel shall constitute a separate tax parcel, (f) the Chapel Hills Mall Borrower shall have executed a mortgage, deed of trust or other agreement necessary to subject the Acquired Property to the lien of the related loan documents, and (g) if the interest acquired in the Acquired Property is a ground lease, such ground lease shall satisfy then current criteria of S&P for finance able ground leases.

Terrorism Insurance.    The Chapel Hills Mall Related Borrower is required to maintain insurance coverage against acts of terrorism provided such insurance is commercially available and can be obtained at a commercially reasonable cost.

Mervyn’s Closure.    Mervyn’s has announced the closure of ten of its Colorado stores including the one located at Chapel Hills Mall. The closure at Chapel Hills Mall is anticipated to occur sometime in January 2006 and the disposition of the land and building in which Mervyn’s was located, both of which are owned by Mervyn’s, is not known at this time. Pursuant to the operating agreement encumbering the Mervyn's site, the Chapel Hills Mall Borrower has both a right of first refusal in connection with any potential sale of the Mervyn’s site and improvements thereon, as well as an option in certain circumstances to purchase such site.

V. The Courtyard by Marriott II Fee Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$120,000,000
Loan per Room:	NAP
% of Initial Mortgage Pool Balance:	4.9%
Shadow Rating (S&P/Fitch):	AA−/AA−
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.545% per annum
Interest Calculation:	Actual/360
First Payment Date:	February 11, 2006
Amortization Term:	30 years
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	April 11, 2015
Maturity Balance:	$102,228,170
Borrower:	C2 Land, L.P.
Sponsors:	Marriott International, Inc. and an affiliate of Sarofim Realty Advisors
Prepayment/Defeasance:	Defeasance permitted beginning two years after the latest securitization. Prepayment permitted without penalty three months prior to scheduled maturity date.
Up-Front Reserves:	NAP(1)
Ongoing Reserves:	Tax and Insurance Reserve(2)
Lockbox:	Hard(3)
Other Debt:	NAP(1)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(4)
Property Type:	Hotel(4)
Location:	28 states(4)
Year Built:	1986-1990(4)
Year Renovated:	1999-2006(4)
Weighted Average Occupancy:	69.7%(5)
Occupancy Date:	November 4, 2005(5)
Ownership Interest:	Fee
Property Management:	Courtyard Management Corporation, an affiliate of the Borrower(6)
Weighted Average ADR:	$99.80(7)
Weighted Average RevPAR:	$69.84(8)
U/W NCF:	$10,551,732(9)
U/W NCF DSCR:	1.28x(10)
Appraised Value:	$223,900,000(11)
Appraisal As of Date:	December 1, 2005
Cut-off Date LTV Ratio:	53.6%
Maturity LTV Ratio:	45.7%

(1)	NAP means not applicable.

(2)	In the event the ground lease is terminated, the Courtyard by Marriott II Fee Portfolio Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding the foregoing, so long as Marriott or an affiliate of Marriott is the manager of the hotels and the Courtyard by Marriott II Fee Portfolio Borrower provides evidence of a blanket insurance policy, the insurance escrow requirement will be waived, and so long as the tenant under the ground lease makes deposits to the tax escrow account in accordance with the loan agreement for a separate mortgage loan (outside the trust) secured by the Courtyard by Marriott Portfolio Ground Lease, the tax escrow requirement will be waived.

(3)	See "—Lockbox’’ below.

(4)	Portfolio of 49 fee interests underlying 49 select-service, Courtyard by Marriott Portfolio Hotels (as defined below), which are not part of the collateral, located in 28 states: California, Illinois, Florida, Alabama, Maryland, Georgia, Missouri, Arizona, Michigan, Colorado, Virginia, Texas, Tennessee, Ohio, Connecticut, New York, New Jersey, North Carolina, Kentucky, Kansas, Arkansas, Washington, Indiana, Oklahoma, Minnesota, Oregon, Massachusetts, and South Carolina. The Courtyard by Marriott hotels range in size from 145 to 155 rooms, total 7,261 rooms and were constructed between 1986 and 1990. The leasehold interests in the 49 hotel properties are secured separately and are part of a 64-hotel portfolio of fee and leasehold mortgages in the amount of $550,000,000.

(5)	Occupancy is the weighted average occupancy of the Courtyard by Marriott Hotels for the trailing 12 months through November 4, 2005, weighted based on allocated loan amount per related mortgaged real property.

(6)	There is no property management agreement in place relating to the management of the Courtyard by Marriott II Fee Portfolio Mortgaged Properties. Courtyard Management Corporation manages the hotels which are not part of the collateral.

(7)	ADR is the weighted average revenue per available room based on revenue per available room for each of the Courtyard by Marriott Portfolio Hotels for the 12 months ending November 4, 2005, weighted based on allocated loan amount per related mortgaged real property.

(8)	RevPAR is the weighted average revenue per available room based on revenue per available room for each of the Courtyard by Marriott Portfolio Hotels for the 12 months ending November 4, 2005 weighted based on allocated loan amount per related mortgaged real property.

(9)	Reflects in-place U/W Net Cash Flow of the Courtyard by Marriott II Fee Portfolio Mortgaged Properties for the 12 months ending November 4, 2005. The U/W Net Cash Flow of the Courtyard by Marriott II Fee Portfolio Mortgaged Properties is projected to be $11,085,760 based on the assumption of an increase in gross revenues due to increased ADRs, RevPAR and occupancy of the Courtyard by Marriott Portfolio Hotels, which caused a concurrent increase in the ground rent payment.

(10)	Based on in-place U/W Net Cash Flow. Based on projected U/W Net Cash Flow for the Courtyard by Marriott II Fee Portfolio Mortgaged Properties is projected to be $11,085,760 (as described in footnote (9) above) the Courtyard by Marriott II Fee Portfolio Mortgage Loan has an U/W NCF DSCR of 1.35x. The U/W Net Cash Flow of the Courtyard by Marriott II Fee Portfolio Mortgage Properties is the ground rent.

(11)	Aggregate of appraised values for the Courtyard by Marriott II Fee Portfolio Mortgaged Properties.

The Borrower and Sponsor.    The Courtyard by Marriott II Fee Portfolio Borrower is C2 Land, L.P., a Delaware limited partnership, a single-purpose, bankruptcy-remote entity. The sponsors of the Courtyard by Marriott II Fee Portfolio

Borrower are Marriott International, Inc. and an affiliate of Sarofim Realty Advisors and one or more funds managed by Sarofim Hotel Investments Ltd., an affiliate of Sarofim Realty Advisors, (such entities, together with such affiliates, collectively, the ‘‘Courtyard by Marriott II Fee Portfolio Sponsor’’). Sarofim Realty Advisors is an investment advisor that invests in properties on behalf of various pension funds, foundations and other institutions. As of September 30, 2005 Sarofim Realty Advisors reports it had approximately $2.8 billion in assets under management.

The Mortgage Loan.    The Courtyard by Marriott II Fee Portfolio Mortgage Loan was originated on December 29, 2005 and is secured by, among other things, the fee interest of the Courtyard by Marriott II Fee Portfolio Borrower in a total of 49 properties, each of which is improved by a select-service Courtyard by Marriott hotel. The original balance of the Courtyard by Marriott II Fee Portfolio Mortgage Loan was $120,000,000. The improvements on each of the 49 properties are not owned by the Courtyard by Marriott II Fee Portfolio Borrower and are not collateral for the Courtyard by Marriott II Fee Portfolio Mortgage Loan.

The Courtyard by Marriott II Fee Portfolio Mortgage Loan is a 9 years and 3 month balloon loan with a stated maturity date of April 11, 2015. The Courtyard by Marriott II Fee Portfolio Mortgage Loan accrues interest on an actual/360 basis at a fixed rate of interest, in the absence of default, equal to 5.545% per annum. On the eleventh day of each month beginning with the loan payment date in February, 2006 and on the loan payment date in each month thereafter up to and including the stated maturity date, the Courtyard by Marriott II Fee Portfolio Borrower is required to make a constant monthly debt service payment on the Courtyard by Marriott II Fee Portfolio Mortgage Loan of $684,739 (based on a 30-year amortization schedule). The remaining principal balance of the Courtyard by Marriott II Fee Portfolio Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

Except as set forth below, the Courtyard by Marriott II Fee Portfolio Borrower is prohibited from voluntarily prepaying the Courtyard by Marriott II Fee Portfolio Mortgage Loan in whole or in part prior to January 11, 2015. From and after January 11, 2015, the Courtyard by Marriott II Fee Portfolio Borrower may prepay the Courtyard by Marriott II Fee Portfolio Mortgage Loan, in whole or in part, without payment of any prepayment consideration, provided the Courtyard by Marriott II Fee Portfolio Borrower pays to the lender all accrued and unpaid interest on the amount of principal being prepaid through and including the date of prepayment and, if such prepayment occurs on a date which is not a scheduled payment date, all interest which would have accrued on the amount of the principal being prepaid after the date of such prepayment to the next scheduled payment date.

In the event that the ground lease applicable to one of the Courtyard by Marriott II Fee Portfolio Mortgaged Properties is terminated as a result of a casualty or condemnation at such property, the Courtyard by Marriott II Fee Portfolio Borrower is required to prepay the allocated loan amount applicable to such Courtyard by Marriott II Fee Portfolio Mortgaged Property: (i) within 180 days of the date of such termination if on the date of such termination the ground lease(s) applicable to one or more other Courtyard by Marriott II Fee Portfolio Mortgaged Properties having, in the aggregate, allocated loan amounts equal to or in excess of 5% of the original principal balance of the Courtyard by Marriott II Fee Portfolio Mortgage Loan terminated as a result of a casualty or condemnation at such other Courtyard by Marriott II Fee Portfolio Mortgaged Properties or (ii) within 180 days following the date that the debt service coverage ratio applicable to the Courtyard by Marriott II Fee Portfolio Mortgage Loan is less than debt service coverage ratio on the closing date of the Courtyard by Marriott II Fee Portfolio Mortgage Loan.

The Courtyard by Marriott II Fee Portfolio Borrower may defease the entire Courtyard by Marriott II Fee Portfolio Mortgage Loan on any payment date after the expiration of two years following the Issue Date. A defeasance will be affected by the Courtyard by Marriott II Fee Portfolio Borrower’s pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Courtyard by Marriott II Fee Portfolio Mortgage Loan in its entirety on the payment date that is 3 months prior to the stated maturity date. The Courtyard by Marriott II Fee Portfolio Mortgage Loan Borrower’s right to defease the entire Courtyard by Marriott II Fee Portfolio Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2006-C1 certificates by such rating agency. In addition, the Courtyard by Marriott II Fee Portfolio Borrower may partially defease the Courtyard by Marriott II Fee Portfolio Mortgage Loan and obtain the release of one or more Courtyard by Marriott II Fee Portfolio Mortgaged Properties provided that the Courtyard by Marriott II Fee Portfolio Borrower defeases the Courtyard by Marriott II Fee Portfolio Mortgage Loan in an amount equal to 110% of the allocated portion of the Courtyard by Marriott II Fee Portfolio Mortgage Loan applicable to such Courtyard by Marriott II Fee Portfolio Mortgaged Property to be released and the Courtyard by Marriott II Fee Portfolio Borrower otherwise complies with all of the other conditions applicable to an entire defeasance of the Courtyard by Marriott II Fee Portfolio Mortgage Loan and certain debt service coverage and loan-to-value tests set forth in the loan documents are satisfied.

The Mortgaged Properties.    The Courtyard by Marriott II Fee Portfolio Mortgage Loan is secured by a first priority mortgage lien on the Courtyard by Marriott II Fee Portfolio Borrower’s respective fee simple interests in the land (the ‘‘Courtyard by Marriott II Fee Portfolio Mortgaged Properties’’) underlying 49 select-service Courtyard by Marriott hotels (the ‘‘Courtyard by Marriott Portfolio Hotels’’). The Courtyard by Marriott Portfolio Hotels, none of which are part of the collateral for the Courtyard by Marriott II Fee Portfolio Mortgage Loan, range in size from 145 to 155 rooms for an aggregate of 7,261 rooms. The Courtyard by Marriott Portfolio Hotels are located in 28 states across the United States with concentrations in California, Illinois, Florida, Alabama, Maryland, Georgia, Missouri, Arizona, Michigan, Colorado, Virginia, Texas, Tennessee, Ohio, Connecticut, New York, New Jersey, North Carolina, Kentucky, Kansas, Arkansas, Washington, Indiana, Oklahoma, Minnesota, Oregon, Massachusetts and South Carolina. All Courtyard by Marriott Portfolio Hotels are flagged ‘‘Courtyard by Marriott’’ a brand name of Marriott International, Inc., The typical amenities provided by the Courtyard by Marriott Portfolio Hotels comprise: restaurant and lounge, meeting space, central courtyard, swimming pool and exercise room, 24-hour access to food, and high speed internet access. The 49 Courtyard by Marriott Portfolio Hotels are undergoing a renovation under Marriott’s ongoing renovation program, referred to as the ‘‘Courtyard by Marriott Portfolio Reinvention Program’’ which is being instituted for all Courtyard by Marriott branded hotels. The scope of a full Courtyard by Marriott Portfolio Reinvention Program includes a redesigned and upgraded guestroom package, redesigned lobbies and new amenities, and functional features designed to appeal to the business traveler. The cost of a full Courtyard by Marriott Portfolio Reinvention Program for each property is approximately $12,100 per key.

Certain characteristics of the Courtyard by Marriott II Fee Portfolio Mortgaged Properties and the Courtyard by Marriott Portfolio Hotels, are identified in the table below:

Courtyard by Marriott II Fee Portfolio
Property(1)	# of Properties	# of Rooms(2)	Weighted Average Occupancy(2)(3)	Weighted Average ADR(2)(4)	Weighted Average RevPAR(2)(5)	Appraised Value(6)	Allocated Loan Amount
California	6	887	73.2%	$105.93	$77.55	$40,800,000	$22,616,000
Florida	4	596	69.6	112.21	78.38	16,700,000	9,011,000
Arizona	3	444	63.1	93.31	58.10	15,800,000	8,362,000
Texas	2	298	75.2	92.41	69.95	12,500,000	6,875,000
Georgia	2	291	66.2	94.27	62.59	11,400,000	5,994,000
Maryland	2	295	73.4	113.94	83.63	11,200,000	5,729,000
Missouri	2	303	69.4	97.17	67.49	8,900,000	4,720,000
Colorado	2	304	65.5	95.67	62.88	8,800,000	4,503,000
Illinois	2	298	64.4	91.34	58.80	7,600,000	4,089,000
Virginia	2	299	75.4	96.14	72.84	7,700,000	3,950,000
Tennessee	2	290	71.1	89.62	63.35	6,800,000	3,892,000
Alabama	2	302	67.8	88.98	60.47	7,200,000	3,802,000
Michigan	2	295	69.2	104.15	71.99	7,200,000	3,752,000
New York	1	145	77.1	130.98	100.99	6,000,000	3,253,000
Ohio	2	295	63.3	88.04	55.92	5,800,000	3,074,000
Washington	1	149	75.0	103.55	77.67	5,500,000	2,916,000
New Jersey	1	146	79.5	120.22	95.63	5,100,000	2,780,000
Massachusetts	1	146	53.3	93.34	49.75	4,100,000	2,412,000
Kansas	1	149	61.0	100.56	61.31	4,600,000	2,260,000
Connecticut	1	149	70.9	103.83	73.58	3,900,000	2,017,000
North Carolina	1	149	75.2	87.95	66.10	3,600,000	1,933,000
Minnesota	1	146	73.9	95.43	70.54	3,500,000	1,916,000
Arkansas	1	149	63.7	89.19	56.84	4,000,000	1,878,000
Oregon	1	149	61.5	82.30	50.59	3,100,000	1,722,000
Kentucky	1	146	57.6	92.28	53.14	3,000,000	1,709,000
Indiana	1	146	68.3	90.85	62.02	3,200,000	1,641,000
South Carolina	1	146	67.3	76.19	51.31	3,000,000	1,629,000
Oklahoma	1	149	71.3	81.22	57.91	2,900,000	1,565,000
Total/Weighted Average	49	7,261	69.7%	$99.80	$69.84	$223,900,000	$120,000,000

(1)	Ranked by the aggregate allocated loan amount per property per state for the Courtyard by Marriott II Fee Portfolio Mortgaged Properties.

(2)	Number of rooms and weighted average occupancy, ADR and RevPAR reflect the underlying hotels that comprise the Courtyard by Marriott Portfolio Hotels, none of which are part of the collateral.

(3)	Weighted average occupancy for each state based on average occupancy per Courtyard by Marriott Portfolio Hotel in the specified state for the 12-month period ending November 4, 2005, and weighted based on the allocated loan amount for each related mortgaged real property.

(4)	Weighted average daily rate (‘‘ADR’’) for each state based on average ADR per Courtyard by Marriott Portfolio Hotel in the specified state for the 12-month period ending November 4, 2005, and weighted based on the allocated loan amount for the related mortgaged real property.

(5)	Weighted average revenue per available room (‘‘RevPAR’’) for each state based on average RevPAR per Courtyard by Marriott Portfolio Hotel in the specified state for the 12-month period ending November 4, 2005, and weighted based on the allocated loan amount for the related mortgaged real property.

(6)	Reflects appraised value for the underlying fee interest comprising the Courtyard by Marriott II Fee Portfolio Mortgaged Properties.

Lockbox.    The Courtyard by Marriott II Fee Portfolio Borrower has established and is required to maintain a lockbox account at a financial institution acceptable to lender into which all rents payable under the Courtyard by Marriott II Fee Portfolio Ground Leases are to be automatically deposited. Lender has a perfected security interest in such lockbox account. Provided that no event of default exists under the Courtyard by Marriott Portfolio II Mortgage Loan all amounts available in the lockbox account are released each business day to, or as directed by, the Courtyard by Marriott II Fee Portfolio Borrower. If an event of default exists under the Courtyard by Marriott Portfolio II Mortgage Loan all amounts available in the lockbox account are released each business day to, or as directed by, lender.

Terrorism Coverage.    The Courtyard by Marriott II Fee Portfolio Borrower is required to maintain, to the extent available at commercially reasonable terms and as customarily carried by operators of similar properties or facilities, terrorism insurance.

Casualty.    If any Courtyard by Marriott II Fee Portfolio Mortgaged Property suffers a casualty or condemnation and the applicable Courtyard by Marriott II Fee Portfolio Ground Lease has been terminated, then (i) the Courtyard by Marriott II Fee Portfolio Borrower shall promptly commence and diligently prosecute the completion of the repair and restoration of the applicable Courtyard by Marriott II Fee Portfolio Mortgaged Property as nearly as possible to the condition immediately prior to such fire or other casualty; and (ii) the Courtyard by Marriott II Fee Portfolio Borrower shall pay all costs of such repair and restoration whether or not such costs are covered by insurance. If the applicable Courtyard by Marriott II Fee Portfolio Ground Lease has not been terminated, then the Courtyard by Marriott II Fee Portfolio Borrower has no right under the applicable Courtyard by Marriott II Fee Portfolio Ground Lease to cause the tenant under the applicable Courtyard by Marriott II Fee Portfolio Ground Lease to repair or restore the applicable Courtyard by Marriott II Fee Portfolio Mortgaged Property or to undertake the repair and restoration of the applicable Courtyard by Marriott II Fee Portfolio Mortgaged Property. Any proceeds of insurance payable in connection with a casualty may be applied to a restoration of the improvements or applied as set forth in the applicable ground lease or any mortgage encumbering the ground lease and the improvements and may not be available to be applied to the Courtyard by Marriott II Fee Portfolio Mortgage Loan.

Ground Lease.    Each Courtyard by Marriott Portfolio Mortgaged Property is encumbered by a ground lease (each, a ‘‘Courtyard by Marriott II Fee Portfolio Ground Lease’’) in favor of an affiliate of the Courtyard by Marriott II Fee Portfolio Borrower, as lessee. The mortgage securing the Courtyard by Marriott Portfolio II Mortgage Loan is subject and subordinate to the terms of each Courtyard by Marriott II Fee Portfolio Ground Lease and, provided that no default exists under the applicable Courtyard by Marriott II Fee Portfolio Ground Lease, no exercise of remedies by lender under the Courtyard by Marriott Portfolio II Mortgage Loan can disturb the rights of the tenant under the applicable Courtyard by Marriott II Fee Portfolio Ground Lease. As long as the applicable Courtyard by Marriott II Fee Portfolio Ground Lease is in effect, all improvements, including, without limitation, the Courtyard by Marriott Portfolio Hotels, on the applicable Courtyard by Marriott II Fee Portfolio Mortgaged Property are owned by the tenant under the applicable Courtyard by Marriott II Fee Portfolio Ground Lease. For a discussion of the risks associated with an event of casualty or condemnation occurring with respect to the Courtyard by Marriott II Fee Portfolio Mortgaged Property and/or the improvements thereon, see ‘‘Risk Factors—Risks Related to the Courtyard by Marriott II Fee Portfolio Mortgage Loan’’ above in this prospectus supplement.

A memorandum of each Courtyard by Marriott II Fee Portfolio Ground Lease and any amendments thereto or assignments thereof have been recorded in the applicable recorder’s office. The Courtyard by Marriott II Fee Portfolio Ground Leases expire on December 31, 2068 and currently have an aggregate annual rent for the 12 months ending November 4, 2005 of $10,551,732. The annual rental for each of the Courtyard by Marriott II Fee Portfolio Ground Leases is the greater of a minimum rental rate or a stated percentage of gross revenue, such percentage with a current range from 4.0% to 8.0%. Each year, the annual minimum rental for each of the Courtyard by Marriott II Fee Portfolio Ground Leases will be increased by the greater of (i) the product of the existing annual minimum rental and 80% of the percentage increase in the Consumer Price Index (‘‘CPI’’) over the three prior fiscal years or (ii) 75% of the average annual rental for the prior three fiscal years. Notwithstanding anything to the contrary, the annual minimum rental per fiscal year cannot decrease although the stated percentage of gross revenues may fluctuate depending upon the performance of the hotel on each Courtyard by Marriott II Fee Portfolio Mortgaged Property.

VI. The Ashford I Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Principal Balance:	$110,899,000
Loan per Room:	$99,461
% of Initial Mortgage Pool Balance:	4.5%
Shadow Rating (S&P/Fitch):	NAP(1)
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.7492% per annum
Interest Calculation:	Actual/360
First Payment Date:	January 11, 2006
Amortization Term:	Interest only until and including the payment date in December 2009; thereafter, the Ashford I Portfolio Mortgage Loan will amortize on a 25-year term.
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	December 11, 2014
Maturity Balance:	$99,877,833
Borrower:	Ashford Dulles LP, Ashford Syracuse LP, Ashford Buena Vista LP, Ashford Terre Haute LP, Ashford Buford I LP, Ashford Buford II LP, Ashford Louisville LP and Ashford Tipton Lakes LP
Sponsor:	Ashford Hospitality Trust, Inc. and Ashford Hospitality Limited Partnership
Prepayment/Defeasance:	Defeasance permitted beginning from
the earlier of (i) three years from
origination and (ii) two years after
securitization. Prepayment without
penalty permitted two months prior to
scheduled maturity date.
Up-Front Reserves:	Tax and Insurance
Ongoing Reserves:	Tax Reserve(2) Insurance Reserve(3) FF&E Reserve(4)
Lockbox:	Hard Hotel(5)
Other Debt:	NAP(1)
Mezzanine Debt:	Permitted(6)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(7)
Property Type:	Hotel
Location:	Six States(7)
Year Built:	Various
Year Renovated:	Various
Number of Rooms:	1,115
Weighted Average Occupancy:	77.1%(8)
Occupancy Date:	August 31, 2005(8)
Ownership Interest:	Fee
Property Management:	Dunn Hospitality Group Manager, Inc.; Sivica Hospitality, Inc.; Remington Lodging & Hospitality, L.P.(9)
Weighted Average ADR:	$114.72(10)
Weighted Average RevPAR:	$88.88(11)
U/W NCF:	$11,364,499(12)
U/W NCF DSCR:	1.36x
Appraised Value:	$147,100,000(13)
Appraisal As of Date:	August 2005 − September 2005
Cut-off Date LTV Ratio:	75.4%
Maturity LTV Ratio:	67.9%

(1) NAP means not applicable.

(2)	The Ashford I Portfolio Borrowers are required on each monthly payment date to make deposits to a tax reserve account in an amount sufficient to accumulate funds necessary to pay all taxes prior to their respective due dates.

(3)	The Ashford I Portfolio Borrowers are required on each monthly payment date to make deposits to an insurance reserve account in an amount sufficient to accumulate funds necessary to pay all insurance premiums prior to the expiration of the related policies.

(4)	The Ashford I Portfolio Borrowers are required on each monthly payment date to make deposits to a furniture, fixture and equipment (‘‘FF&E’’) replacement reserve equal to 4.0% of the total gross revenues of the Ashford I Portfolio Mortgaged Properties. Funds in the FF&E reserve may also be used to fund capital expenditures at the Ashford I Portfolio Mortgaged Properties.

(5)	See ‘‘—Lockbox’’ below.

(6)	See ‘‘—Permitted Mezzanine Debt’’ below.

(7)	The Ashford I Portfolio Mortgaged Properties consist of a portfolio of eight hotel properties located in six states: Florida, Georgia, Indiana, Kentucky, New York and Virginia.

(8)	Weighted Average Occupancy is based on the average occupancy of each of the Ashford I Portfolio Mortgaged Properties for the trailing 12 months through August 31, 2005 or are capped to be consistent with historical trends. Hampton Inn Terre Haute's occupancy is more reflective of occupancy levels prior to certain renovations.

(9)	Dunn Hospitality Group Manager, Inc. is the property manager for the Ashford I Portfolio Mortgaged Properties located in the States of Indiana and Kentucky, Sivica Hospitality, Inc. is the property manager for the Ashford I Portfolio Mortgaged Properties located in the State of Georgia, and Remington Lodging & Hospitality, L.P. is the property manager for the balance of the Ashford I Portfolio Mortgaged Properties.

(10)	Weighted Average ADR is the weighted average daily rate based on the average ADR for each of the Ashford I Portfolio Mortgaged Properties for the 12 months ending August 31, 2005.

(11)	Weighted Average RevPAR is the weighted average revenue per available room based on the revenue per available room for each of the Ashford I Portfolio Mortgaged Properties for the 12 months ending August 31, 2005 subject to certain occupancy adjustments.

(12)	Reflects in-place U/W Net Cash Flow of the Ashford I Portfolio Mortgaged Properties. Each borrower has leased its hotel to the affiliated operating lessee described below. The borrowers own the fee interest in the subject properties and leases the operations of the hotels to the operating lessee. The U/W NCF of $11,364,499 was determined based upon the cash flow for either the trailing 12 months ending August 31, 2005 or historical trends of the average occupancy, ADR and RevPAR of the Ashford I Portfolio Mortgaged Properties and not based upon rent paid under the operating leases.

(13)	Aggregate of appraised values for the Ashford I Portfolio Mortgaged Properties.

The Borrower and Sponsor.    The Ashford I Portfolio Borrowers are Ashford Dulles LP, Ashford Syracuse LP, Ashford Buena Vista LP, Ashford Terre Haute LP, Ashford Buford I LP, Ashford Buford II LP, Ashford Louisville LP and Ashford Tipton Lakes LP, each a Delaware limited partnership. Each Ashford I Portfolio Borrower is a single purpose, bankruptcy-remote entity that owns no material assets other than one of the Ashford I Portfolio Mortgaged Properties and related interests. Each Ashford I Portfolio Borrower has the same general partner, which is a single purpose, bankruptcy-remote Delaware limited liability company. The Ashford I Portfolio Borrowers are sponsored by Ashford Hospitality Limited Partnership, a subsidiary of Ashford Hospitality Trust, Inc., a Maryland corporation that was formed in May 2003 and is currently a publicly traded real estate investment trust (such entities, collectively, the ‘‘Ashford I Portfolio Sponsor’’).

The Mortgage Loan.    The Ashford I Portfolio Mortgage Loan was originated on November 14, 2005, and has a cut-off date principal balance of $110,899,000. The Ashford I Portfolio Mortgage Loan is secured by first priority mortgages, deeds of trust and deeds to secure debt encumbering the fee interests in eight hotel properties, located in the States of Florida, Georgia, Indiana, Kentucky, New York and Virginia (each, an ‘‘Ashford Hospitality Pool 1 Mortgaged Property’’ and collectively, the ‘‘Ashford I Portfolio Mortgaged Properties’’). The Ashford I Portfolio Mortgage Loan is a nine-year balloon loan with a stated maturity date of December 11, 2014. The Ashford I Portfolio Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.7492% per annum. Payments of interest only are required through and including the payment date in December 2009. Following the payment date in December 2009, on the eleventh day of each month to but excluding the stated maturity date, the Ashford I Portfolio Borrowers are required to make constant monthly debt service payments calculated by applying a 25 year amortization schedule at the interest rate of 5.7492% per annum to the outstanding principal balance of the Ashford I Portfolio Mortgage Loan as of December 11, 2009. The outstanding principal balance of the Ashford I Portfolio Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The Ashford I Portfolio Borrowers are prohibited from voluntarily prepaying the Ashford I Portfolio Mortgage Loan in whole or in part prior to October 11, 2014. On October 11, 2014, or on any payment date thereafter, the Ashford I Portfolio Borrowers may prepay the Ashford I Portfolio Mortgage Loan, in whole but not in part, without payment of any prepayment consideration, provided that the Ashford I Portfolio Borrowers provide the lender with 30 days prior written notice. Notwithstanding the foregoing, in the event that following the occurrence of a casualty or a condemnation with respect to any Ashford I Portfolio Mortgaged Property, the lender is not obligated to make the casualty or condemnation proceeds available to the applicable Ashford I Portfolio Borrower for restoration and has determined that such proceeds will be applied against the outstanding principal balance of the Ashford I Portfolio Mortgage Loan, then, provided that no event of default has occurred and is continuing under the Ashford I Portfolio Mortgage Loan, the Ashford I Portfolio Borrower that owns such Ashford I Portfolio Mortgaged Property has the right, at its sole cost and expense, to obtain a release of the lien of the mortgage encumbering such Ashford I Portfolio Mortgaged Property and the other related loan documents by: (a) delivering written notice to the lender of its election to obtain a release of such Ashford I Portfolio Mortgaged Property within 10 days after receiving notice from the lender that the lender intends to apply such casualty or condemnation proceeds to the Ashford I Portfolio Mortgage Loan, and (b) paying to the lender within 60 days after receiving notice from the lender that the lender intends to apply such casualty or condemnation proceeds to the Ashford I Portfolio Mortgage Loan, in addition to such proceeds, an amount equal to the sum of (y) the Release Amount for such Ashford I Portfolio Mortgaged Property (as defined under ‘‘—Releases’’ below) minus the amount of such proceeds applied to the Ashford I Portfolio Mortgage Loan, plus (z) if such prepayment occurs on a day other than a payment date, interest on the amount so prepaid through, but not including, the next succeeding payment date.

The Ashford I Portfolio Borrowers may defease the Ashford I Portfolio Mortgage Loan, in whole or in part, on any payment date after the expiration of the earlier of (i) three years from loan origination and (ii) two years following securitization, and by doing so obtain the release of all or some of the Ashford I Portfolio Mortgaged Properties. A defeasance of any portion of the loan will be effected by the Ashford I Portfolio Borrowers’ pledging substitute collateral that consists of non-callable securities issued or guaranteed as to principal and interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; that produce payments which replicate the payment obligations of the Ashford I Portfolio Borrowers under the Ashford I Portfolio Mortgage Loan and are sufficient to pay, on October 11, 2014, the portion of the Ashford I Portfolio Mortgage Loan being defeased. The Ashford I Portfolio Borrowers’ right to defease any portion of the Ashford I Portfolio Mortgage Loan is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C1 certificates by such rating agency.

The Mortgaged Properties.    The Ashford I Portfolio Mortgage Loan is secured by a first priority mortgage lien on the respective fee simple interest of the Ashford I Portfolio Borrowers in the eight (8) Ashford I Portfolio Mortgaged Properties. The Ashford I Portfolio Mortgage Loan is based on allocated loan amounts attributable to the eight (8) hotels that constitute the Ashford I Portfolio Mortgaged Properties.

The Ashford I Portfolio Mortgaged Properties consist of eight hotels containing approximately 1,115 rooms. These hotels are located in six states across the United States and include five hotel flags, as follows: (a) two Embassy Suites hotels, one located in Herndon, Virginia and the other located in East Syracuse, New York; (b) two Courtyard by Marriott hotels, one located in Louisville, Kentucky and the other located in Columbus, Indiana; (c) two Hampton Inn hotels, one located in Terre Haute, Indiana and the other located in Buford, Georgia; (d) one Residence Inn hotel located in Lake Buena Vista, Florida; and (e) one SpringHill Suites hotel located in Buford, Georgia. Most of the hotels located on the Ashford I Portfolio Mortgaged Properties provide a meeting space, a swimming pool and exercise room and access to food. All of the Ashford I Portfolio Mortgaged Properties other than Embassy Suites Dulles, Residence Inn Lake Buena Vista, Courtyard Louisville and Courtyard Columbus Tipton Lakes have undergone renovation under either Marriott’s or Hilton’s ongoing renovation program.

Certain characteristics of the Ashford I Portfolio Mortgaged Properties are identified in the table below:

The Ashford I Portfolio Mortgaged Properties
Property	Location	# of Rooms	Age (Years)		Average Occupancy		Average ADR		Average RevPAR		Appraised Value	Allocated Loan Amount
Embassy Suites Dulles	Herndon, Virginia	150	7		80.0%		$154.18		$123.34		$34,000,000	$26,000,000
Embassy Suites Syracuse	East Syracuse, New York	215	15		73.1		110.46		80.70		19,100,000	12,877,000
Residence Inn Lake Buena Vista	Lake Buena Vista, Florida	210	4		82.0		116.93		95.89		34,000,000	25,065,000
Hampton Inn Terre Haute	Terre Haute, Indiana	112	33		77.0		85.09		65.52		12,000,000	9,466,000
Hampton Inn Buford	Hampton Inn, Buford, Georgia	92	5		80.0		87.88		70.31		10,000,000	7,970,000
SpringHill Suites Buford	Buford, Georgia	96	4		77.0		86.19		66.37		11,000,000	8,193,000
Courtyard Louisville	Louisville, Kentucky	150	3		67.4		109.88		74.07		19,000,000	15,010,000
Courtyard Columbus Tipton Lakes	Columbus, Indiana	90	7		74.2		79.07		58.65		8,000,000	6,318,000
Total/Weighted Average		1,115	9	(1)	77.1	%(2)	$114.72	(3)	$88.88	(4)	$147,100,000	$110,899,000

(1)	Weighted average age based on the average age of each property and weighted based on the allocated loan amount for that property.

(2)	Weighted average occupancy based on average occupancy per property for the 12-month period ending August 31, 2005 or are capped to be consistent with historical trends. Hampton Inn Terre Haute's occupancy is more reflective of occupancy levels prior to certain renovations.

(3)	Weighted average daily rate (‘‘ADR’’) is based on average ADR per property for the 12-month period ending August 31, 2005.

(4)	Weighted average revenue per available room (‘‘RevPAR’’) is based on average RevPAR per property for the 12-month period ending August 31, 2005 subject to certain occupancy adjustments.

Releases.    All of the Ashford I Portfolio Mortgaged Properties may be released from the lien of the related mortgage if the Ashford I Portfolio Borrowers elect to defease the entire Ashford I Portfolio Mortgage Loan as described under "—The Mortgage Loan" above or elect, on or after October 11, 2014, to prepay the entire Ashford I Portfolio Mortgage Loan, as described under ‘‘—The Mortgage Loan’’ above. If the Ashford I Portfolio Borrowers have elected to defease a portion of the Ashford I Portfolio Mortgage Loan, then the Ashford I Portfolio Borrowers may obtain the release of an individual Ashford I Portfolio Mortgaged Property, provided (a) the principal balance of the defeased note will equal the Release Amount (defined below), (b) after giving effect to such partial defeasance, the debt service coverage ratio for the remaining Ashford I Portfolio Mortgaged Properties for the trailing 12-month period immediately prior to such release will be not less than the greater of (i) 1.36x and (ii) the debt service coverage ratio (determined by including the Ashford I Portfolio Mortgaged Property to be released) for the 12 full calendar months immediately preceding such release, and (c) after giving effect to such partial defeasance, the net cash flow generated from the remaining Ashford I Portfolio Mortgaged Properties will be sufficient to pay all rent payable pursuant to the terms of the Ashford I Portfolio Operating Leases relating to such Ashford I Portfolio Mortgaged Properties (as defined under ‘‘—Operating Leases’’ below), provided that if the net cash flow generated from the remaining Ashford I Portfolio Mortgaged Properties is not sufficient to pay all rent payable pursuant to the terms of the Ashford I Portfolio Operating Leases relating to such Ashford I Portfolio Mortgaged Properties (the amount of such insufficiency being referred to herein as the ‘‘Shortfall’’), and if the establishment of the escrow hereinafter provided will not violate any of the provisions of the federal income tax law relating to real estate mortgage investment conduits and related provisions and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time, or otherwise adversely impact the status of the Trust as a ‘‘real estate mortgage investment conduit’’, then the Ashford I Portfolio Borrowers may satisfy this requirement by establishing a cash escrow with the lender on the date on which such partial defeasance is consummated in an amount equal to the aggregate amount of the Shortfall for the remaining term of the Loan (which escrow will constitute additional collateral for the Ashford I Portfolio Mortgage Loan and will be disbursed to the Ashford I Portfolio Borrowers in equal monthly installments so long as both (i) no event of default is continuing under the Ashford I Portfolio Mortgage Loan and (ii) prior to each such disbursement the Ashford I Portfolio Borrowers have delivered evidence satisfactory to the lender that no monetary default has occurred under any Ashford I Portfolio Operating Lease). The ‘‘Release Amount’’ means, with respect to an individual Ashford I Portfolio Mortgaged Property to be released, 115% of the allocated loan amount applicable to such individual Ashford I Portfolio Mortgaged Property until 20% of the Ashford I Portfolio Mortgaged Properties (based on allocated loan amounts) have been released and, thereafter, 125% of the allocated loan amount applicable to such individual Ashford I Portfolio Mortgaged Property.

Lockbox.    The Ashford I Portfolio Borrowers, the Ashford I Portfolio Operating Lessee (as defined under ‘‘—Operating Leases’’ below) and the property managers are required to cause all revenues from each Ashford I Portfolio Mortgaged Property to be deposited directly into a lockbox account related to such Ashford I Portfolio Mortgaged Property in which the lender has a perfected security interest, except that cash received by the Ashford I Portfolio Operating Lessee or the managers from the operation of any Ashford I Portfolio Mortgaged Property is required to be deposited into an account (in which the lender does not have a perfected security interest) established at a local bank and swept by such local bank within three business days after receipt into the applicable lockbox account referenced above. Thereafter, provided that a Sweep Event (as defined below) has not occurred, all funds in the lockbox accounts are required to be transferred on the last business day of each week from the lockbox accounts to operating accounts established and maintained by the Ashford I Portfolio Operating Lessee with respect to the Ashford I Portfolio Mortgaged Properties (which are accounts in which the lender does not have a perfected security interest) and are required to be used first to pay, pursuant to the Ashford I Portfolio Operating Leases and the loan documents, operating expenses incurred in connection with the operation of the Ashford I Portfolio Mortgaged Properties, debt service and other amounts due to the lender and otherwise as set forth in the Ashford I Portfolio Operating Leases and the loan documents. In the event that a Sweep Event has occurred and the lender has notified the bank holding the lockbox accounts of such event, all funds in the lockbox accounts will not be transferred to the Ashford I Portfolio Operating Lessee’s operating accounts but instead are required to be transferred on a daily basis into a single account controlled by the lender and, so long as no event of default is continuing under the Ashford I Portfolio Mortgage Loan, are required to be applied and disbursed in the following priority: (a) to fund the monthly deposit to the tax reserve account for the payment of taxes; (b) to fund the monthly deposit to the insurance reserve account for the payment of insurance premiums; (c) to pay to the lender the debt service due under the Ashford I Portfolio Mortgage Loan on the next payment date; (d) to fund the monthly deposit to the FF&E reserve account for the payment of FF&E expenses and capital expenditures; (e) to pay to the lender any other amounts due under the Ashford I Portfolio Mortgage Loan; and (f) any balance remaining to the Ashford I Portfolio Operating Lessee. Upon the occurrence and during the continuance of an event of default under the Ashford I Portfolio Mortgage Loan, neither the Ashford I Portfolio Borrowers nor the Ashford I Portfolio Operating Lessee will have any further rights to receive any amounts from the lockbox accounts, directly or indirectly, and both the Ashford I Portfolio Borrowers and the Ashford I Portfolio Operating Lessee have assigned, and the property managers have acknowledged such assignment, all amounts otherwise payable to the Ashford I Portfolio Borrowers or the Ashford I Portfolio Operating Lessee under and from the lockbox accounts. A ‘‘Sweep Event’’ means the first to occur of the following events: (i) an event of default under the Ashford I Portfolio Mortgage Loan, (ii) a default under any Ashford I Portfolio Operating Lease that continues uncured beyond any applicable notice and cure periods contained therein, (iii) a default under any management agreement relating to any Ashford I Portfolio Mortgaged Property wherein the manager is an affiliate of any Ashford I Portfolio Borrower that continues uncured beyond any applicable notice and cure periods contained therein, or (iv) the debt service coverage ratio, as calculated by the lender for a trailing 12 month period as of the last day of any calendar quarter, is less than 1.10x.

Terrorism Coverage.    The Ashford I Portfolio Borrowers are required to obtain and maintain either insurance policies for the Ashford I Portfolio Mortgaged Properties which do not contain exclusions for loss, cost, damage or liability caused by ‘‘terrorism’’ or ‘‘terrorist acts’’, either foreign or domestic, no matter how defined in such policies and provided that such terrorism coverage is available, or if any of the insurance policies include any such terrorism exclusion(s), terrorism coverage to cover such terrorism exclusion(s) if such coverage is available; provided, however, that, notwithstanding the foregoing, no Ashford I Portfolio Borrower will be required to incur a cost for terrorism insurance that is in excess of 200% of the total cost of all insurance policies (not including the terrorism coverage) for its Ashford I Portfolio Mortgaged Property in the aggregate in respect of the annual policy period (the ‘‘Terrorism Insurance Cap’’) and in the event the annual premium for terrorism coverage satisfying the foregoing requirements will exceed the Terrorism Insurance Cap, the applicable Ashford I Portfolio Borrower will only be required to obtain and maintain terrorism coverage for as much of the coverage as is available for a premium equal to the Terrorism Insurance Cap.

Operating Leases.    As a result of certain limitations imposed on real estate investment trusts in operating hotel properties, each Ashford I Portfolio Borrower has leased its hotel to Ashford TRS Pool I Lessee LLC (the ‘‘Ashford I Portfolio Operating Lessee’’), which is a wholly owned subsidiary of the Ashford I Portfolio Sponsor. The Ashford I Portfolio Operating Lessee is not an Ashford I Portfolio Borrower. Each lease between an Ashford I Portfolio Borrower and the Ashford I Portfolio Operating Lessee (collectively, the ‘‘Ashford I Portfolio Operating Leases’’) requires rent payments, a portion of which is a fixed amount and a portion of which is based on revenues generated by the applicable Ashford I Portfolio Mortgaged Property. In some cases, the actual rent due under the related Ashford I Portfolio Operating Lease is less than the underwritten cash flow and in other cases, the actual rent due under the related Ashford I Portfolio Operating Lease is greater than the underwritten cash flow. Because the Ashford I Portfolio Operating Lessee is the tenant under each Ashford I Portfolio Operating Lease, revenues from all of the Ashford I Portfolio Mortgaged Property are aggregated and, on an aggregated basis, there is currently sufficient underwritten cash flow to pay the rents due under all of the Ashford I Portfolio Mortgaged Property Operating Leases. All of the Ashford I Portfolio Operating Leases will terminate during the term of the Ashford I Portfolio Mortgage Loan, but the Ashford I Portfolio Borrowers may renew the same with the reasonable consent of the lender. The Ashford I Portfolio Operating Lessee is a single purpose, bankruptcy-remote entity that owns no material assets other than the tenants’ interest under the Ashford I Portfolio Operating Leases and personal property related to the Ashford I Portfolio Mortgaged Properties. The Ashford I Portfolio Operating Lessee has assigned and pledged to the lender, as collateral for the Ashford I Portfolio Mortgage Loan, its interest under the Ashford I Portfolio Operating Leases and all leases, rents, contracts, furniture, fixtures, equipment and other personal property owned by the Ashford I Portfolio Operating Lessee in connection with the Ashford I Portfolio Mortgaged Properties. In this regard, the Ashford I Portfolio Operating Lessee is a party to the documents establishing and governing the cash management arrangements with the lender and has agreed to cause all income generated by the Ashford I Portfolio Mortgaged Properties to be deposited into the lockbox accounts (see ‘‘—Lockbox’’ above). The Ashford I Portfolio Operating Lessee has subordinated each of the Ashford I Portfolio Operating Leases to the loan documents and the lender’s rights thereunder and, in addition, has agreed that if an ‘‘Event of Default’’ under and as defined in any Ashford I Portfolio Operating Lease or the loan documents has occurred and is continuing, the lender has the right to cause the applicable Ashford I Portfolio Borrower to terminate such Ashford I Portfolio Operating Lease.

Permitted Mezzanine Debt.    The Ashford I Portfolio Borrowers have the right to procure one or more mezzanine loans from one or more third party lenders who are qualified institutional lenders as described in the related loan documents, which mezzanine loan(s) will be secured by equity interests in one or more of the Ashford I Portfolio Borrowers, provided that certain conditions are met, including the following: (a) the combined debt service coverage ratio of the Ashford I Portfolio Mortgage Loan and all such mezzanine loans for the 12 full calendar months immediately preceding such date of determination is no less than 1.36x; (b) the combined loan-to-value ratio of the Ashford I Portfolio Mortgage Loan and all such mezzanine loans is no greater than 75.4%; (c) no event of default has occurred and remains uncured under the Ashford I Portfolio Mortgage Loan; (d) S&P and Fitch have each confirmed that such mezzanine debt will not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C1 certificates by such rating agency; and (e) the holder of such mezzanine debt has entered into an intercreditor agreement with the lender, reasonably satisfactory to the lender and the Rating Agencies in form and substance.

Substitutions.    An Ashford I Portfolio Borrower may, at any time after November 14, 2006 and prior to June 11, 2014, obtain a release of the lien of the applicable mortgage and the other loan documents encumbering the Ashford I Portfolio Mortgaged Property owned by it by substituting therefor another improved parcel of real property of like kind, use, utility and quality that is acquired in fee simple by an affiliate of such Ashford I Portfolio Borrower, provided that certain conditions precedent are satisfied, including the following: (a) the substitute property must be in a similar geographical area as the Ashford I Portfolio Mortgaged Property to be released and will in no event be part of a vertical subdivision, be subject to a declaration of condominium or other similar type of agreement or be subject to a ground lease; (b) the substitute property must be owned in fee simple by a newly-formed corporation, partnership or limited liability company that is wholly owned by Ashford Mezz Borrower LLC, a Delaware limited liability company, has organizational documents and structure substantially similar to that of any Ashford I Portfolio Borrower (or, if different, S&P and Fitch have each confirmed that a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C1 certificates by such rating agency will not result due to such difference), qualifies as a single purpose, bankruptcy remote entity under criteria established by S&P and Fitch and then being generally applied by S&P and Fitch in connection with the securitization of commercial loans, and whose counsel has delivered to the lender a substantive non-consolidation opinion acceptable to the lender, S&P and Fitch; (c) the substitute property must, at the time of substitution, be free and clear of any lien or other encumbrance except for permitted encumbrances; (d) the substitute property must, at the time of substitution, be free and clear of hazardous substances, all as set forth in an environmental report delivered to the lender; (e) the substitute property must, at the time of substitution, be in good condition and repair and free of damage or waste, all as set forth in a physical conditions report delivered to the lender; (f) the substitute property must, at the time of substitution, be in compliance, in all material respects, with legal requirements; (g) as evidenced by an appraisal performed at the Ashford I Portfolio Borrowers’ expense and delivered to the lender, the substitute property must have a fair market value no less than the fair market value of the replaced Ashford I Portfolio Mortgaged Property immediately prior to the substitution; (h) after giving effect to the substitution, the loan-to-value ratio for the Ashford I Portfolio Mortgaged Properties will be no greater than the lesser of 75.4% and the loan-to-value ratio for the Ashford I Portfolio Mortgaged Properties immediately prior to the substitution; (i) after giving effect to the substitution, the debt service coverage ratio for the Ashford I Portfolio Mortgaged Properties for the trailing 12-month period immediately prior to such substitution will be not less than the greater of 1.36x and the debt service coverage ratio for the Ashford I Portfolio Mortgaged Properties (including the property to be replaced and excluding the substitute property) for the 12 full calendar months immediately preceding such substitution; (j) the net cash flow for the substitute property for the 12 month period immediately preceding the substitution must be equal to or greater than the net cash flow for the Ashford I Portfolio Mortgaged Property being replaced for the 12 month period immediately preceding the substitution; (k) after giving effect to the substitution, the net cash flow generated from all of the Ashford I Portfolio Mortgaged Properties must be sufficient to pay all rent payable pursuant to the terms of the Ashford I Portfolio Operating Leases relating to such properties; (l) S&P and Fitch have each confirmed that such substitution will not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C1 certificates by such rating agency; and (m) the substitute property must be subject to a franchise agreement acceptable to the lender in its reasonable discretion and the franchisor thereunder must have provided to the lender a comfort letter meeting the requirements set forth in the loan documents. Notwithstanding the foregoing, the Ashford I Portfolio Borrowers are entitled to substitute (from time to time) no more than 50% (by allocated loan amounts) of the Ashford I Portfolio Mortgaged Properties during the term of the Ashford I Portfolio Mortgage Loan and no substitution may occur after the occurrence and during the continuance of an event of default.

Management Agreements.    The three Ashford I Portfolio Mortgaged Properties located in the States of Indiana and Kentucky are managed on behalf of the Ashford I Portfolio Operating Lessee by Dunn Hospitality Group Manager, Inc.; the two Ashford I Portfolio Mortgaged Properties located in the State of Georgia are managed on behalf of the Ashford I Portfolio Operating Lessee by Sivica Hospitality, Inc.; and the remaining three Ashford I Portfolio Mortgaged Properties are managed on behalf of the Ashford I Portfolio Operating Lessee by Remington Lodging & Hospitality, L.P. None of these management companies are affiliates of the Ashford I Portfolio Borrowers, but Remington Lodging & Hospitality, L.P. is wholly owned by Mr. Archie Bennett, Jr., the Chairman of the Board of Ashford Hospitality Trust, Inc., and Mr. Montgomery J. Bennett, the President and Chief Executive Officer of Ashford Hospitality Trust, Inc. Each management agreement provides for a term ranging from three to ten years, and is subject to early termination upon the occurrence of defaults and certain other events described therein. The management agreements with Dunn Hospitality Group Manager, Inc. and Sivica Hospitality, Inc. require payment of a base management fee of 4% of gross revenues. The management agreements with Remington Lodging & Hospitality, L.P. require payment of a base management fee equal to the greater of $10,000 per month or 3% of gross revenues.

Pursuant to the loan documents, the lender has the right to terminate any management agreement (a) at any time following the occurrence of an event of default under the Ashford I Portfolio Mortgage Loan, (b) if at any time the debt service coverage ratio for the Ashford I Portfolio Mortgaged Properties falls below 1.05x for any three consecutive calendar quarters, calculated on a trailing 12 month basis, (c) if the applicable manager is in default under any material term or covenant set forth in its management agreement beyond any applicable notice and cure period, (d) if the applicable manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding and, in the case of an involuntary bankruptcy or insolvency proceeding, such bankruptcy or insolvency proceeding is not dismissed within 45 days after the filing thereof, or (e) if at any time the applicable manager has engaged in gross negligence, fraud or willful misconduct; provided that if the lender requests that the Ashford I Portfolio Borrowers cause the Ashford I Portfolio Operating Lessee to replace the manager of one or more or all of the Ashford I Portfolio Mortgaged Properties as a result of a low debt service coverage ratio under the preceding clause (b), then the Ashford I Portfolio Borrowers may engage an independent third party consultant, at their sole cost and expense, to review the performance of such manager or managers to be replaced and the Ashford I Portfolio Borrowers will only be required to so replace said existing manager or managers if, within 30 days after the lender’s request, said independent third party consultant also concludes that said existing manager or managers should be replaced.

VII. The Ashford II Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Principal Balance:	$100,576,000
Loan per Room:	$93,385
% of Initial Mortgage Pool Balance:	4.1%
Shadow Rating (S&P/Fitch):	NAP(1)
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.7047% per annum
Interest Calculation:	Actual/360
First Payment Date:	January 11, 2006
Amortization Term:	Interest only until and including the payment date in December 2010; thereafter, the Ashford II Portfolio Mortgage Loan will amortize on a 25-year term.
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	December 11, 2015
Maturity Balance:	$90,518,697
Borrower:	Ashford Las Vegas LP, Ashford Evansville I LP, Ashford Evansville III LP, Ashford Jacksonville II LP, Ashford Bloomington LP, Ashford Austin LP, Ashford Jacksonville I LP and Ashford Dallas LP
Sponsor:	Ashford Hospitality Trust, Inc. and Ashford Hospitality Limited Partnership
Prepayment/Defeasance:	Defeasance permitted beginning from
the earlier of (i) three years from
origination and (ii) two years after
securitization. Prepayment without
penalty permitted two months prior to
scheduled maturity date.
Up-Front Reserves:	Tax and Insurance
Ongoing Reserves:	Tax Reserve(2) Insurance Reserve(3) FF&E Reserve(4)
Lockbox:	Hard Hotel(5)
Other Debt:	NAP(1)
Mezzanine Debt:	Permitted(6)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(7)
Property Type:	Hotel
Location:	Four States(7)
Year Built:	Various
Year Renovated:	Various
Number of Rooms:	1,077
Weighted Average Occupancy:	77.6%(8)
Occupancy Date:	August 31, 2005(8)
Ownership Interest:	Fee
Property Management:	Dunn Hospitality Group Manager, Inc.; Noble Management Group, LLC; Remington Lodging & Hospitality, L.P.(9)
Weighted Average ADR:	$108.74(10)
Weighted Average RevPAR:	$84.73(11)
U/W NCF:	$10,254,302(12)
U/W NCF DSCR:	1.36x
Appraised Value:	$134,470,000(13)
Appraisal As of Date:	August 2005
Cut-off Date LTV Ratio:	74.8%
Maturity LTV Ratio:	67.3%

(1)	NAP means not applicable.

(2)	The Ashford II Portfolio Borrowers are required on each monthly payment date to make deposits to a tax reserve account in an amount sufficient to accumulate funds necessary to pay all taxes prior to their respective due dates.

(3)	The Ashford II Portfolio Borrowers are required on each monthly payment date to make deposits to an insurance reserve account in an amount sufficient to accumulate funds necessary to pay all insurance premiums prior to the expiration of the related policies.

(4)	The Ashford II Portfolio Borrowers are required on each monthly payment date to make deposits to a furniture, fixture and equipment (‘‘FF&E’’) replacement reserve equal to 4.0% of the total gross revenues of the Ashford II Portfolio Mortgaged Properties. Funds in the FF&E reserve may also be used to fund capital expenditures at the Ashford II Portfolio Mortgaged Properties.

(5)	See ‘‘—Lockbox’’ below.

(6)	See ‘‘—Permitted Mezzanine Debt’’ below.

(7)	The Ashford II Portfolio Mortgaged Properties consist of a portfolio of eight hotel properties located in four states: Florida, Indiana, Nevada and Texas.

(8)	Weighted Average Occupancy is (i) based on the average occupancy of each of the Ashford II Portfolio Mortgaged Properties for the trailing 12 months through August 31, 2005, (ii) is capped to be consistent with historical trends, or (iii) in the case of Hampton Inn Evansville and Courtyard Bloomington, occupancy reflects occupancy levels prior to the commencement of certain renovations.

(9)	Dunn Hospitality Group Manager, Inc. is the property manager for the Ashford II Portfolio Mortgaged Properties located in the State of Indiana, Noble Management Group, LLC is the property manager for the Ashford II Portfolio Mortgaged Properties located in the State of Florida, and Remington Lodging & Hospitality, L.P. is the property manager for the balance of the Ashford II Portfolio Mortgaged Properties.

(10)	Weighted Average ADR is the weighted average daily rate based on average ADR for each of the Ashford II Portfolio Mortgaged Properties for the 12 months ending August 31, 2005 except for Courtyard Bloomington which average ADR is based on the average of the actual 2004 and the 12-months ending August 31, 2005.

(11)	Weighted Average RevPAR is the weighted average revenue per available room based on revenue per available room for each of the Ashford II Portfolio Mortgaged Properties for the 12 months ending August 31, 2005 subject to certain occupancy and ADR adjustments.

(12)	Reflects in-place U/W Net Cash Flow of the Ashford II Portfolio Mortgaged Properties. Each borrower has leased its hotel to the affiliated operating lessee described below. The borrowers own the fee interest in the subject properties and leases the operations of the hotels to the operating lessee. The U/W NCF of $10,254,302 was determined based upon the cash flow for either the trailing 12 months ending August 31, 2005 or historical trends of the average occupancy, ADR and RevPAR of the Ashford II Portfolio Mortgaged Properties not based upon rent paid under the operating leases.

(13)	Aggregate of appraised values for the Ashford II Portfolio Mortgaged Properties.

The Borrower and Sponsor.    The Ashford II Portfolio Borrowers are Ashford Las Vegas LP, Ashford Evansville I LP, Ashford Evansville III LP, Ashford Jacksonville II LP, Ashford Bloomington LP, Ashford Austin LP, Ashford Jacksonville I LP and Ashford Dallas LP, each a Delaware limited partnership. Each Ashford II Portfolio Borrower is a single purpose, bankruptcy-remote entity that owns no material assets other than one of the Ashford II Portfolio Mortgaged Properties and related interests. Each Ashford II Portfolio Borrower has the same general partner, which is a single purpose, bankruptcy-remote Delaware limited liability company. The Ashford II Portfolio Borrowers are sponsored by Ashford Hospitality Limited Partnership, a subsidiary of Ashford Hospitality Trust, Inc., a Maryland corporation that was formed in May 2003 and is currently a publicly traded real estate investment trust (such entities, collectively, the ‘‘Ashford II Portfolio Sponsor’’).

The Mortgage Loan.    The Ashford II Portfolio Mortgage Loan was originated on November 14, 2005, and has a cut-off date principal balance of $100,576,000. The Ashford II Portfolio Mortgage Loan is secured by first priority mortgages and deeds of trust encumbering the fee interests in eight (8) hotel properties, located in the States of Florida, Indiana, Nevada and Texas (each, an ‘‘Ashford Hospitality Pool 2 Mortgaged Property’’ and collectively, the ‘‘Ashford II Portfolio Mortgaged Properties’’). The Ashford II Portfolio Mortgage Loan is a ten-year balloon loan with a stated maturity date of December 11, 2015. The Ashford II Portfolio Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.7047% per annum. Payments of interest only are required through and including the payment date in December 2010. Following the payment date in December 2010, on the eleventh day of each month to but excluding the stated maturity date, the Ashford II Portfolio Borrowers are required to make constant monthly debt service payments calculated by applying a 25 year amortization schedule at the interest rate of 5.7047% per annum to the outstanding principal balance of the Ashford II Portfolio Mortgage Loan as of December 11, 2010. The outstanding principal balance of the Ashford II Portfolio Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The Ashford II Portfolio Borrowers are prohibited from voluntarily prepaying the Ashford II Portfolio Mortgage Loan in whole or in part prior to October 11, 2015. On October 11, 2015, or on any payment date thereafter, the Ashford II Portfolio Borrowers may prepay the Ashford II Portfolio Mortgage Loan, in whole but not in part, without payment of any prepayment consideration, provided that the Ashford II Portfolio Borrowers provide the lender with 30 days prior written notice. Notwithstanding the foregoing, in the event that following the occurrence of a casualty or a condemnation with respect to any Ashford II Portfolio Mortgaged Property, the lender is not obligated to make the casualty or condemnation proceeds available to the applicable Ashford II Portfolio Borrower for restoration and has determined that such proceeds will be applied against the outstanding principal balance of the Ashford II Portfolio Mortgage Loan, then, provided that no event of default has occurred and is continuing under the Ashford II Portfolio Mortgage Loan, the Ashford II Portfolio Borrower that owns such Ashford II Portfolio Mortgaged Property has the right, at its sole cost and expense, to obtain a release of the lien of the mortgage encumbering such Ashford II Portfolio Mortgaged Property and the other related loan documents by: (a) delivering written notice to the lender of its election to obtain a release of such Ashford II Portfolio Mortgaged Property within ten days after receiving notice from the lender that the lender intends to apply such casualty or condemnation proceeds to the Ashford II Portfolio Mortgage Loan, and (b) paying to the lender within 60 days after receiving notice from the lender that the lender intends to apply such casualty or condemnation proceeds to the Ashford II Portfolio Mortgage Loan, in addition to such proceeds, an amount equal to the sum of (y) the Release Amount for such Ashford II Portfolio Mortgaged Property (as defined under ‘‘—Releases’’ below) minus the amount of such proceeds applied to the Ashford II Portfolio Mortgage Loan, plus (z) if such prepayment occurs on a day other than a payment date, interest on the amount so prepaid through, but not including, the next succeeding payment date.

The Ashford II Portfolio Borrowers may defease the Ashford II Portfolio Mortgage Loan, in whole or in part, on any payment date after the expiration of the earlier of (i) three years from loan origination and (ii) two years following securitization, and by doing so obtain the release of all or some of the Ashford II Portfolio Mortgaged Properties. A defeasance of any portion of the loan will be effected by the Ashford II Portfolio Borrowers’ pledging substitute collateral that consists of non-callable securities issued or guaranteed as to principal and interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; that produce payments which replicate the payment obligations of the Ashford II Portfolio Borrowers under the Ashford II Portfolio Mortgage Loan and are sufficient to pay, on October 11, 2015, the portion of the Ashford II Portfolio Mortgage Loan being defeased. The Ashford II Portfolio Borrowers’ right to defease any portion of the Ashford II Portfolio Mortgage Loan is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C1 certificates by such rating agency.

The Mortgaged Properties.    The Ashford II Portfolio Mortgage Loan is secured by a first priority mortgage lien on the respective fee simple interest of the Ashford II Portfolio Borrowers in the eight (8) Ashford II Portfolio Mortgaged

Properties. The Ashford II Portfolio Mortgage Loan is based on allocated loan amounts attributable to the eight (8) hotels that constitute the Ashford II Portfolio Mortgaged Properties.

The Ashford II Portfolio Mortgaged Properties consist of eight hotels containing approximately 1,077 rooms. These hotels are located in four states across the United States and include six hotel flags, as follows: (a) three Embassy Suites hotels, one located in Las Vegas, Nevada, one located in Austin, Texas and one located in Dallas, Texas; (b) one Courtyard hotel located in Bloomington, Indiana; (c) one Hampton Inn hotel located in Evansville, Indiana; (d) one Residence Inn hotel located in Evansville, Indiana; (e) one SpringHill Suites hotel located in Jacksonville, Florida, and (f) one Hilton Garden Inn hotel located in Jacksonville, Florida. Most of the hotels located on the Ashford II Portfolio Mortgaged Properties provide a meeting space, swimming pool, exercise room and access to food. All of the Ashford II Portfolio Mortgaged Properties other than Residence Inn Evansville, SpringHill Suites Jacksonville and Hilton Garden Inn Jacksonville have undergone renovation under either Marriott’s or Hilton’s ongoing renovation program.

Certain characteristics of the Ashford II Portfolio Mortgaged Properties are identified in the table below:

The Ashford II Portfolio Mortgaged Properties
Property	Location	# of Rooms	Age (Years)		Average Occupancy		Average ADR		Average RevPAR		Appraised Value	Allocated Loan Amount
Embassy Suites Las Vegas	Las Vegas, Nevada	220	6		81.6%		$129.52		$105.69		$40,800,000	$32,176,000
Hampton Inn Evansville	Evansville, Indiana	141	14		65.5		74.64		48.89		9,000,000	7,155,000
Residence Inn Evansville	Evansville, Indiana	78	7		77.6		87.66		68.06		9,200,000	6,911,000
SpringHill Suites Jacksonville	Jacksonville, Florida	102	5		80.0		90.69		72.55		11,400,000	8,168,000
Courtyard Bloomington	Bloomington, Indiana	117	9		80.0		92.20		73.76		15,500,000	12,323,000
Embassy Suites Austin	Austin, Texas	150	7		77.5		116.16		90.04		18,500,000	14,296,000
Hilton Garden Inn Jacksonville	Jacksonville, Florida	119	6		80.0		99.35		79.48		14,570,000	11,098,000
Embassy Suites Dallas	Dallas, Texas	150	8		63.7		117.02		74.53		15,500,000	8,449,000
Total/Weighted Average		1,077	7	(1)	77.6	%(2)	$108.74	(3)	$84.73	(4)	$134,470,000	$100,576,000

(1)	Weighted average age based on the average age of each property and weighted based on the allocated loan amount for that property.

(2)	Weighted average occupancy (i) based on average occupancy per property for the 12-month period ending August 31, 2005, (ii) capped to be consistent with historical trends, or (iii) in the case of Hampton Inn Evansville and Courtyard Bloomington, reflects occupancy levels prior to the commencement of certain renovations.

(3)	Weighted average daily rate (‘‘ADR’’) based on average ADR per property for the 12-month period ending August 31, 2005 except for Courtyard Bloomington which average ADR is based on the average of the actual 2004 and the 12-months ending August 31, 2005.

(4)	Weighted average revenue per available room (‘‘RevPAR’’) based on average RevPAR per property for the 12-month period ending August 31, 2005 subject to certain occupancy and ADR adjustments.

Releases.    All of the Ashford II Portfolio Mortgaged Properties may be released from the lien of the related mortgage if the Ashford II Portfolio Borrowers elect to defease the entire Ashford II Portfolio Mortgage Loan or elect, on or after October 11, 2015, to prepay the entire Ashford II Portfolio Mortgage Loan, as described under ‘‘—The Mortgage Loan’’ above. If the Ashford II Portfolio Borrowers have elected to defease a portion of the Ashford II Portfolio Mortgage Loan, then the Ashford II Portfolio Borrowers may obtain the release of an individual Ashford II Portfolio Mortgaged Property, provided (a) the principal balance of the defeased note will equal the Release Amount (defined below), (b) after giving effect to such partial defeasance, the debt service coverage ratio for the remaining Ashford II Portfolio Mortgaged Properties for the trailing 12-month period immediately prior to such release will be not less than the greater of (i) 1.36x and (ii) the debt service coverage ratio (determined by including the Ashford II Portfolio Mortgaged Property to be released) for the 12 full calendar months immediately preceding such release, and (c) after giving effect to such partial defeasance, the net cash flow generated from the remaining Ashford II Portfolio Mortgaged Properties will be sufficient to pay all rent payable pursuant to the terms of the Ashford II Portfolio Operating Leases relating to such Ashford II Portfolio Mortgaged Properties (as defined under ‘‘—Operating Leases’’ below), provided that if the net cash flow generated from the remaining Ashford II Portfolio Mortgaged Properties is not sufficient to pay all rent payable pursuant to the terms of the Ashford II Portfolio Operating Leases relating to such Ashford II Portfolio Mortgaged Properties (the amount of such insufficiency being referred to herein as the ‘‘Shortfall’’), and if the establishment of the escrow hereinafter provided will not violate any of the provisions of the federal income tax law relating to real estate mortgage investment conduits and related provisions and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time, or otherwise adversely impact the status of the Trust as a ‘‘real estate mortgage investment conduit’’, then the Ashford II Portfolio Borrowers may satisfy this requirement by establishing a cash escrow with the lender on the date on which such partial defeasance is consummated in an amount equal to the aggregate amount of the Shortfall for the remaining term of the Loan (which escrow will constitute additional collateral for the Ashford II Portfolio Mortgage Loan and will be disbursed to the Ashford II Portfolio Borrowers in equal monthly installments so long as both (i) no event of default is continuing under the Ashford II Portfolio Mortgage Loan and (ii) prior to each such disbursement the Ashford II Portfolio Borrowers have delivered evidence satisfactory to the lender that no monetary default has occurred under any Ashford II Portfolio Operating Lease). The ‘‘Release Amount’’ means, with respect to an individual Ashford II Portfolio Mortgaged Property to be released, 115% of the allocated loan amount applicable to such individual Ashford II Portfolio Mortgaged Property until 20% of the Ashford II Portfolio Mortgaged Properties (based on allocated loan amounts) have been released and, thereafter, 125% of the allocated loan amount applicable to such individual Ashford II Portfolio Mortgaged Property.

Lockbox.    The Ashford II Portfolio Borrowers, the Ashford II Portfolio Operating Lessee (as defined under ‘‘—Operating Leases’’ below) and the property managers are required to cause all revenues from each Ashford II Portfolio Mortgaged Property to be deposited directly into a lockbox account related to such Ashford II Portfolio Mortgaged Property in which the lender has a perfected security interest, except that cash received by the Ashford II Portfolio Operating Lessee or the managers from the operation of any Ashford II Portfolio Mortgaged Property is required to be deposited into an account (in which the lender does not have a perfected security interest) established at a local bank and swept by such local bank within three (3) business days after receipt into the applicable lockbox account referenced above. Thereafter, provided that a Sweep Event (as defined below) has not occurred, all funds in the lockbox accounts are required to be transferred on the last business day of each week from the lockbox accounts to operating accounts established and maintained by the Ashford II Portfolio Operating Lessee with respect to the Ashford II Portfolio Mortgaged Properties (which are accounts in which the lender does not have a perfected security interest) and are required to be used first to pay, pursuant to the Ashford II Portfolio Operating Leases and the loan documents, operating expenses incurred in connection with the operation of the Ashford II Portfolio Mortgaged Properties, debt service and other amounts due to the lender and otherwise as set forth in the Ashford II Portfolio Operating Leases and the loan documents. In the event that a Sweep Event has occurred and the lender has notified the bank holding the lockbox accounts of such event, all funds in the lockbox accounts will not be transferred to the Ashford II Portfolio Operating Lessee’s operating accounts but instead are required to be transferred on a daily basis into a single account controlled by the lender and, so long as no event of default is continuing under the Ashford II Portfolio Mortgage Loan, are required to be applied and disbursed in the following priority: (a) to fund the monthly deposit to the tax reserve account for the payment of taxes; (b) to fund the monthly deposit to the insurance reserve account for the payment of insurance premiums; (c) to pay to the lender the debt service due under the Ashford II Portfolio Mortgage Loan on the next payment date; (d) to fund the monthly deposit to the FF&E reserve account for the payment of FF&E expenses and capital expenditures; (e) to pay to the lender any other amounts due under the Ashford II Portfolio Mortgage Loan; and (f) any balance remaining to the Ashford II Portfolio Operating Lessee. Upon the occurrence and during the continuance of an event of default under the Ashford II Portfolio Mortgage Loan, neither the Ashford II Portfolio Borrowers nor the Ashford II Portfolio Operating Lessee will have any further rights to receive any amounts from the lockbox accounts, directly or indirectly, and both the Ashford II Portfolio Borrowers and the Ashford II Portfolio Operating Lessee have assigned, and the property managers have acknowledged such assignment, all amounts otherwise payable to the Ashford II Portfolio Borrowers or the Ashford II Portfolio Operating Lessee under and from the lockbox accounts. A ‘‘Sweep Event’’ means the first to occur of the following events: (i) an event of default under the Ashford II Portfolio Mortgage Loan, (ii) a default under any Ashford II Portfolio Operating Lease that continues uncured beyond any applicable notice and cure periods contained therein, (iii) a default under any management agreement relating to any Ashford II Portfolio Mortgaged Property wherein the manager is an affiliate of any Ashford II Portfolio Borrower that continues uncured beyond any applicable notice and cure periods contained therein, or (iv) the debt service coverage ratio, as calculated by the lender for a trailing 12 month period as of the last day of any calendar quarter, is less than 1.10x.

Terrorism Coverage.    The Ashford II Portfolio Borrowers are required to obtain and maintain either insurance policies for the Ashford II Portfolio Mortgaged Properties which do not contain exclusions for loss, cost, damage or liability caused by ‘‘terrorism’’ or ‘‘terrorist acts’’, either foreign or domestic, no matter how defined in such policies and provided that such terrorism coverage is available, or if any of the insurance policies include any such terrorism exclusion(s), terrorism coverage to cover such terrorism exclusion(s) if such coverage is available; provided, however, that, notwithstanding the foregoing, no Ashford II Portfolio Borrower will be required to incur a cost for terrorism insurance that is in excess of 200% of the total cost of all insurance policies (not including the terrorism coverage) for its Ashford II Portfolio Mortgaged Property in the aggregate in respect of the annual policy period (the ‘‘Terrorism Insurance Cap’’) and in the event the annual premium for terrorism coverage satisfying the foregoing requirements will exceed the Terrorism Insurance Cap, the applicable Ashford II Portfolio Borrower will only be required to obtain and maintain terrorism coverage for as much of the coverage as is available for a premium equal to the Terrorism Insurance Cap.

Operating Leases.    As a result of certain limitations imposed on real estate investment trusts in operating hotel properties, each Ashford II Portfolio Borrower has leased its hotel to Ashford TRS Pool II Lessee LLC (the ‘‘Ashford II

Portfolio Operating Lessee’’), which is a wholly owned subsidiary of the Ashford II Portfolio Sponsor. The Ashford II Portfolio Operating Lessee is not an Ashford II Portfolio Borrower. Each lease between an Ashford II Portfolio Borrower and the Ashford II Portfolio Operating Lessee (collectively, the ‘‘Ashford II Portfolio Operating Leases’’) requires rent payments, a portion of which is a fixed amount and a portion of which is based on revenues generated by the applicable Ashford II Portfolio Mortgaged Property. In some cases, the actual rent due under the related Ashford II Portfolio Operating Lease is less than the underwritten cash flow and in other cases, the actual rent due under the related Ashford II Portfolio Operating Lease is greater than the underwritten cash flow. Because the Ashford II Portfolio Operating Lessee is the tenant under each Ashford II Portfolio Operating Lease, revenues from all of the Ashford II Portfolio Mortgaged Property are aggregated and, on an aggregated basis, there is currently sufficient underwritten cash flow to pay the rents due under all of the Ashford II Portfolio Mortgaged Property Operating Leases. All of the Ashford II Portfolio Operating Leases will terminate during the term of the Ashford II Portfolio Mortgage Loan, but the Ashford II Portfolio Borrowers may renew the same with the reasonable consent of the lender. The Ashford II Portfolio Operating Lessee is a single purpose, bankruptcy-remote entity that owns no material assets other than the tenants’ interest under the Ashford II Portfolio Operating Leases and personal property related to the Ashford II Portfolio Mortgaged Properties. The Ashford II Portfolio Operating Lessee has assigned and pledged to the lender, as collateral for the Ashford II Portfolio Mortgage Loan, its interest under the Ashford II Portfolio Operating Leases and all leases, rents, contracts, furniture, fixtures, equipment and other personal property owned by the Ashford II Portfolio Operating Lessee in connection with the Ashford II Portfolio Mortgaged Properties. In this regard, the Ashford II Portfolio Operating Lessee is a party to the documents establishing and governing the cash management arrangements with the lender and has agreed to cause all income generated by the Ashford II Portfolio Mortgaged Properties to be deposited into the lockbox accounts (see ‘‘—Lockbox’’ above). The Ashford II Portfolio Operating Lessee has subordinated each of the Ashford II Portfolio Operating Leases to the loan documents and the lender’s rights thereunder and, in addition, has agreed that if an ‘‘Event of Default’’ under and as defined in any Ashford II Portfolio Operating Lease or the loan documents has occurred and is continuing, the lender has the right to cause the applicable Ashford II Portfolio Borrower to terminate such Ashford II Portfolio Operating Lease.

Permitted Mezzanine Debt.    The Ashford II Portfolio Borrowers have the right to procure one or more mezzanine loans from one or more third party lenders who are qualified institutional lenders as described in the related loan documents, which mezzanine loan(s) will be secured by equity interests in one or more of the Ashford II Portfolio Borrowers, provided that certain conditions are met, including the following: (a) the combined debt service coverage ratio of the Ashford II Portfolio Mortgage Loan and all such mezzanine loans for the 12 full calendar months immediately preceding such date of determination is no less than 1.36x; (b) the combined loan-to-value ratio of the Ashford II Portfolio Mortgage Loan and all such mezzanine loans is no greater than 74.8%; (c) no event of default has occurred and remains uncured under the Ashford II Portfolio Mortgage Loan; (d) S&P and Fitch have each confirmed that such mezzanine debt will not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C1 certificates by such rating agency; and (e) the holder of such mezzanine debt has entered into an intercreditor agreement with the lender, reasonably satisfactory to the lender and the Rating Agencies in form and substance.

Substitutions.    An Ashford II Portfolio Borrower may, at any time after November 14, 2006 and prior to June 11, 2015, obtain a release of the lien of the applicable mortgage and the other loan documents encumbering the Ashford II Portfolio Mortgaged Property owned by it by substituting therefor another improved parcel of real property of like kind, use, utility and quality that is acquired in fee simple by an affiliate of such Ashford II Portfolio Borrower, provided that certain conditions precedent are satisfied, including the following: (a) the substitute property must be in a similar geographical area as the Ashford II Portfolio Mortgaged Property to be released and will in no event be part of a vertical subdivision, be subject to a declaration of condominium or other similar type of agreement or be subject to a ground lease; (b) the substitute property must be owned in fee simple by a newly-formed corporation, partnership or limited liability company that is wholly owned by Ashford Mezz Borrower LLC, a Delaware limited liability company, has organizational documents and structure substantially similar to that of any Ashford I Portfolio Borrower (or, if different, S&P and Fitch have each confirmed that a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C1 certificates by such rating agency will not result due to such difference), qualifies as a single purpose, bankruptcy remote entity under criteria established by S&P and Fitch and then being generally applied by S&P and Fitch in connection with the securitization of commercial loans, and whose counsel has delivered to the lender a substantive non-consolidation opinion acceptable to the lender, S&P and Fitch; (c) the substitute property must, at the time of substitution, be free and clear of any lien or other encumbrance except for permitted encumbrances; (d) the substitute property must, at the time of substitution, be free and clear of hazardous substances, all as set forth in an environmental report delivered to the lender; (e) the substitute property must, at the time of substitution, be in good condition and repair and free of damage or waste, all as set forth in a physical conditions report delivered to the lender; (f) the substitute property must, at the time of substitution, be in compliance, in all material respects, with legal requirements; (g) as evidenced by an appraisal performed at the Ashford II Portfolio Borrowers’ expense and delivered to the lender, the substitute property must have a fair market value no less than the fair market value of the replaced Ashford II Portfolio Mortgaged Property immediately prior to the substitution; (h) after giving effect to the substitution, the loan-to-value ratio for the Ashford II Portfolio Mortgaged Properties will be no greater than the lesser of 74.8% and the loan-to-value ratio for the Ashford II Portfolio Mortgaged Properties immediately prior to the substitution; (i) after giving effect to the substitution, the debt service coverage ratio for the Ashford II Portfolio Mortgaged Properties for the trailing 12-month period immediately prior to such substitution will be not less than the greater of 1.36x and the debt service coverage ratio for the Ashford II Portfolio Mortgaged Properties (including the property to be replaced and excluding the substitute property) for the 12 full calendar months immediately preceding such substitution; (j) the net cash flow for the substitute property for the 12 month period immediately preceding the substitution must be equal to or greater than the net cash flow for the Ashford II Portfolio Mortgaged Property being replaced for the 12 month period immediately preceding the substitution; (k) after giving effect to the substitution, the net cash flow generated from all of the Ashford II Portfolio Mortgaged Properties must be sufficient to pay all rent payable pursuant to the terms of the Ashford II Portfolio Operating Leases relating to such properties; (l) S&P and Fitch have each confirmed that such substitution will not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C1 certificates by such rating agency; and (m) the substitute property must be subject to a franchise agreement acceptable to the lender in its reasonable discretion and the franchisor thereunder must have provided to the lender a comfort letter meeting the requirements set forth in the loan documents. Notwithstanding the foregoing, the Ashford II Portfolio Borrowers are entitled to substitute (from time to time) no more than 50% (by allocated loan amounts) of the Ashford II Portfolio Mortgaged Properties during the term of the Ashford II Portfolio Mortgage Loan and no substitution may occur after the occurrence and during the continuance of an event of default.

Management Agreements.    The three Ashford II Portfolio Mortgaged Properties located in the State of Indiana are managed on behalf of the Ashford II Portfolio Operating Lessee by Dunn Hospitality Group Manager, Inc.; the two Ashford II Portfolio Mortgaged Properties located in the State of Florida are managed on behalf of the Ashford II Portfolio Operating Lessee by Noble Management Group, LLC; and the remaining three Ashford II Portfolio Mortgaged Properties are managed on behalf of the Ashford II Portfolio Operating Lessee by Remington Lodging & Hospitality, L.P. None of these management companies are affiliates of the Ashford II Portfolio Borrowers, but Remington Lodging & Hospitality, L.P. is wholly owned by Mr. Archie Bennett, Jr., the Chairman of the Board of Ashford Hospitality Trust, Inc., and Mr. Montgomery J. Bennett, the President and Chief Executive Officer of Ashford Hospitality Trust, Inc. Each management agreement provides for a term ranging from three to ten years, and is subject to early termination upon the occurrence of defaults and certain other events described therein. The management agreements with Dunn Hospitality Group Manager, Inc. require payment of a base management fee of 4% of gross revenues. The management agreements with Noble Management Group, LLC require payment of a base management fee of 3% of gross revenues. The management agreements with Remington Lodging & Hospitality, L.P. require payment of a base management fee equal to the greater of $10,000 per month or 3% of gross revenues.

Pursuant to the loan documents, the lender has the right to terminate any management agreement (a) at any time following the occurrence of an event of default under the Ashford II Portfolio Mortgage Loan, (b) if at any time the debt service coverage ratio for the Ashford II Portfolio Mortgaged Properties falls below 1.05x for any three consecutive calendar quarters, calculated on a trailing 12-month basis, (c) if the applicable manager is in default under any material term or covenant set forth in its management agreement beyond any applicable notice and cure period, (d) if the applicable manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding and, in the case of an involuntary bankruptcy or insolvency proceeding, such bankruptcy or insolvency proceeding is not dismissed within 45 days after the filing thereof, or (e) if at any time the applicable manager has engaged in gross negligence, fraud or willful misconduct; provided that if the lender requests that the Ashford II Portfolio Borrowers cause the Ashford II Portfolio Operating Lessee to replace the manager of one or more or all of the Ashford II Portfolio Mortgaged Properties as a result of a low debt service coverage ratio under the preceding clause (b), then the Ashford II Portfolio Borrowers may engage an independent third party consultant, at their sole cost and expense, to review the performance of such manager or managers to be replaced and the Ashford II Portfolio Borrowers will only be required to so replace said existing manager or managers if, within 30 days after the lender’s request, said independent third party consultant also concludes that said existing manager or managers should be replaced.

VIII. The One Financial Center Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$99,903,070(1)
Loan per Square Foot:	$91
% of Initial Mortgage Pool Balance:	4.1%
Shadow Rating (S&P/Fitch):	AAA/AAA
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.4000%(2)
Interest Calculation:	30/360
First Payment Date:	1/1/2006(3)
Amortization Term:	30 years
Anticipated Repayment Date:	NAP(4)
Hyperamortization:	NAP(4)
Maturity Date:	October 1, 2017
Maturity Balance:	$79,525,945
Borrower:	Dewey Square Tower Associates
Sponsors:	Metropolitan Life Insurance Company and Rose Associates, Inc.
Prepayment/Defeasance:	Prepayment in whole permitted from and after September 1, 2010 with penalty, and during the 90 day period preceding maturity, prepayment permitted in whole without penalty.
Up-Front Reserves:	NAP (4)
Ongoing Reserves:	Tax Reserve (5) Lease Termination Fee Reserve (6)
Lockbox:	None
B Note:	$127,345,497(1)
Other Debt:	NAP(4)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	Boston, Massachusetts
Year Built:	1984
Year Renovated:	Ongoing
Square Feet:	1,097,678(7)
Occupancy:	97.1%
Occupancy Date:	July 1, 2005
Ownership Interest:	Fee and Leasehold(8)
Property Management:	Rose Associates of Massachusetts, Inc., an affiliate of the borrower
U/W NCF:	$25,177,949
U/W NCF DSCR:	3.78x(9)
Appraised Value:	$471,000,000
Appraisal As of Date:	June 15, 2005
Cut-off Date LTV Ratio:	21.2%(10)
Maturity LTV Ratio:	16.9%(10)

(1)	The One Financial Center Mortgage Loan is part of the One Financial Center Loan Combination that also includes the One Financial Center Non-Trust Loan in the cut-off date principal amount of $127,345,497.

(2)	The mortgage interest rate for the One Financial Center Non-Trust Loan is 7.42% and the weighted average mortgage interest rate for the entire One Financial Center Loan Combination is 6.53%.

(3)	The One Financial Center Loan Combination was amended pursuant to a first global loan modification agreement dated as of December 23, 2005. The First Payment Date above reflects the first payment date following such modification agreement. The original first payment date following origination of the underlying mortgage loan in September 2002 was October 1, 2002.

(4)	NAP means not applicable.

(5)	The One Financial Center Borrower is required, upon event of default, to make monthly escrow deposits into a tax reserve account equal to one-twelfth of the estimated annual real estate taxes payable during the next ensuing 12 months. There is no required insurance escrow.

(6)	The One Financial Center Borrower is required to deposit any lease termination fee into a lease termination rollover funds account if at the time of receipt of a lease termination fee (i) an event of default then exists or (ii) the DSCR is less than 1.25x. Provided neither of the conditions described in (i) and (ii) in the foregoing exist, the One Financial Center Borrower shall be permitted to retain such lease termination fee.

(7)	The property also includes an approximate 250-space below-level parking garage.

(8)	A small portion of the One Financial Center Mortgaged Property is subject to a ground lease that expires August 15, 2080. See ‘‘Ground Lease’’ below.

(9)	The U/W NCF DSCR is based solely on the One Financial Center Mortgage Loan and does not take into account the One Financial Center Non-Trust Loan. The U/W NCF DSCR for the entire One Financial Center Loan Combination is 1.44x (taking into account the One Financial Center Non-Trust Loan and treating the One Financial Center Loan Combination as a single underlying mortgage loan).

(10)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the One Financial Center Mortgage Loan and do not take into account the One Financial Center Non-Trust Loan. The Cut-off Date LTV Ratio and the Maturity LTV Ratio of the entire One Financial Center Loan Combination are 48.2% and 38.4%, respectively (taking into account the One Financial Center Non-Trust Loan and treating the One Financial Center Loan Combination as a single underlying mortgage loan).

Major Tenant Information
Tenant(1)	Approximate Square Feet		% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	230,344		21.0%	14.1%	$27.70	NR	6/30/2014(5)
Metropolitan Life Insurance Company	193,159	(6)	17.6	26.2	$63.00	AA/AA	12/31/2013(7)
Loomis, Sayles & Company, L.P.	146,914		13.4	17.7	$56.00	AA/AA	12/31/2015(8)
Brown Rudnick Berlack Israels LLP	120,815		11.0	10.6	$40.60	NR	7/31/2012(9)
Bank of America	119,068		10.8	9.5	$37.18	AA/AA−	5/31/2011(10)
Total	810,300		73.8%	78.1%

(1)	The five major tenants are ranked by approximate square feet.

(2)	The percentages of total base revenues are based on underwritten base rental revenues.

(3)	Reflects in-place base rent.

(4)	Credit ratings are those by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. In the case of Metropolitan Life Insurance Company, the Fitch rating reflects insurer financial strength rating. NR means not rated.

(5)	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.’s lease provides for two, 5-year renewal options.

(6)	Metropolitan Life Insurance Company subleases 73,476 square feet of its space through December 30, 2013 to former affiliate State Street Research & Management Company which was sold in January 2005 to BlackRock, Inc.

(7)	The Metropolitan Life Insurance Company lease provides for two, 5-year renewal options.

(8)	Loomis, Sayles & Company, L.P. has a right to terminate its lease effective December 31, 2010 or any succeeding calendar month, upon 18 months prior notice and payment of a lease termination fee.

(9)	The Brown Rudnick Berlack Israels LLP lease provides for two, 5-year renewal options.

(10)	The Bank of America lease expiration consists of 158 square feet of ATM space expiring May 31, 2009 with the remainder of the space expiring May 31, 2011. The lease provides for three, 5-year renewal options.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2005(2)	20,468	1.9%	1.9%	$10,000	0.02%	0.02%
2006	2,779	0.3	2.1%	111,160	0.2	0.3%
2007	1,882	0.2	2.3%	46,109	0.1	0.4%
2008	6,962	0.6	2.9%	195,862	0.4	0.8%
2009	12,929	1.2	4.1%	611,765	1.3	2.1%
2010	45,800	4.2	8.3%	2,184,513	4.7	6.8%
2011	118,910	10.8	19.1%	4,399,670	9.5	16.3%
2012	124,288	11.3	30.4%	5,130,834	11.1	27.3%
2013	197,086	18.0	48.4%	12,222,110	26.3	53.7%
2014	332,441	30.3	78.7%	10,029,484	21.6	75.3%
2015 and beyond	202,819	18.5	97.1%	11,488,455	24.7	100.0%
Vacant	31,314	2.9	100.0%	—	—
Total	1,097,678	100.0%		$46,429,962	100.0%

(1)	Based on underwritten base rental revenues.

(2)	2005 includes 20,143 square feet of cafeteria space which is not subject to a lease and pays no rent.

The Borrower and Sponsor.    The One Financial Center Borrower is a Massachusetts general partnership, which is owned entirely by its two general partners, Metropolitan Life Insurance Company (‘‘Metropolitan Life’’) and Bostrose Associates, L.L.C., a Delaware limited liability company (‘‘Bostrose’’). Metropolitan Life and Bostrose each own a 50% general partnership interest in the One Financial Center Borrower. Bostrose is owned by affiliates of Rose Associates, Inc., the original co-developers of the property. Both Metropolitan Life and Bostrose jointly have the ability to approve and disapprove major decisions with respect to the One Financial Center Borrower and the One Financial Center Mortgaged Property. Metropolitan Life is also currently the One Financial Center Non-Trust Loan Noteholder, as described under

‘‘—The Mortgage Loan’’ below as well as one of the five largest tenants of the One Financial Center Mortgaged Property. Metropolitan Life is one of the largest insurance and financial services companies in the U.S. serving 13 million households and providing benefits to 37 million employees and family members through plan sponsors. Metropolitan Life also has insurance operations in 10 countries serving approximately 8 million customers. Rose Associates, Inc. is a privately held real estate firm founded in 1928 in New York City, whose principals are Daniel Rose and Elihu Rose. Currently, Rose Associates, Inc. and its affiliates reports that it operates throughout the East Coast as developer and manager of more than 30 million square feet of major office towers, commercial retail centers, mixed-use complexes, and high-rise residential buildings.

The Mortgage Loan.    The One Financial Center Mortgage Loan is one of two (2) mortgage loans collectively referred to as the ‘‘One Financial Loan Combination,’’ both of which are obligations of the One Financial Center Borrower, and both of which are secured by a first priority mortgage lien on the fee and leasehold interest in the One Financial Center Mortgaged Property and are cross-defaulted with each other. Two mortgage loans now generally consisting of the One Financial Loan Combination were originally made by Metropolitan Life on September 30, 2002 to the One Financial Center Borrower, and such mortgage loans were amended on December 23, 2005 to create the One Financial Center Loan Combination. The One Financial Center Loan Combination is comprised of: (a) the One Financial Center Mortgage Loan, which has a cut-off date balance of $99,903,070; and (b) the One Financial Center Non-Trust Loan, which has a cut-off date balance of $127,345,497, and which will not be included in the trust. The One Financial Center Non-Trust Loan is, during the continuance of certain uncured events of default with respect to the One Financial Center Mortgage Loan, subordinate in right of payment to the One Financial Center Mortgage Loan. The respective rights of the holders of the One Financial Center Mortgage Loan and the One Financial Center Non-Trust Loan will be governed by the One Financial Center Co-Lender Agreement, which is described under ‘‘—Loan Combinations—The One Financial Center Mortgage Loan—Co-Lender Agreement’’ below. The related loan documents provide, however, that the One Financial Center Borrower has the right to communicate directly with, and rely on the consent of, One Financial Center Non-Trust Loan Noteholder. The current One Financial Center Non-Trust Loan Noteholder is Metropolitan Life, which is also one of the general partners of the One Financial Center Borrower. See ‘‘Risk Factors—With Respect to the One Financial Center Loan Combination, the Holder of the Related Non-Trust Mortgage Loan in Such Loan Combination Has an Ownership Interest in the Related Borrower and Therefore the Interests of That Non-Trust Loan Noteholder May Be Aligned With the Interests of The Related Borrower’’.

The One Financial Center Mortgage Loan has a stated maturity date of October 1, 2017. The One Financial Center Mortgage Loan will accrue interest calculated on a 30/360 Basis. Up to its stated maturity, in the absence of default, the One Financial Center Mortgage Loan will accrue interested at a fixed rate of 5.40% per annum. On the first day of each month during the term of the One Financial Center Mortgage Loan, the One Financial Center Borrower is required to make a monthly debt service payment of principal and interest on the One Financial Center Mortgage Loan (calculated based on a 30-year amortization schedule). The remaining principal balance of the One Financial Center Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

The One Financial Center Borrower is prohibited from voluntarily prepaying the One Financial Center Mortgage Loan, in whole or in part, prior to September 1, 2010. From and after September 1, 2010, the One Financial Center Borrower may prepay the One Financial Center Loan, in whole only, provided (i) that the One Financial Center Non-Trust Loan is prepaid concurrently therewith; and (ii) if such prepayment occurs during the 90 day period prior to the maturity date, the One Financial Center Borrower pays a prepayment fee equal to the greater of (A) if a positive number, (x) the present value of all remaining payments of principal and interest including the outstanding principal due on the maturity date, discounted at the rate which, when compounded monthly, is equivalent to the Treasury Rate (as defined below) compounded semi-annually, less (y) the amount of the principal being prepaid, or (B) one percent (1%) of the amount of the principal being prepaid. ‘‘Treasury Rate’’ means the annualized yield on securities issued by the United States Treasury having a maturity equal to the remaining stated term of the One Financial Center Mortgage Loan, as quoted in the Federal Reserve Statistical Release H.15 (519) under the heading ‘‘U.S. Government Securities—Treasury Constant Maturities’’ for the date on which prepayment is being made.

The Mortgaged Property.    The One Financial Center Mortgage Loan, together with the One Financial Center Non-Trust Loan, is secured by a first priority mortgage lien on the fee and leasehold interest in the One Financial Center Mortgaged Property, a 46-story class A office building with approximately 1,097,678 square feet of net rentable area and an approximate 250-space below-level parking garage located in downtown Boston, Massachusetts. One Financial Center was built in 1984 and has been maintained on an ongoing basis over the years. A portion of the One Financial Center Mortgaged Property is situated on land that is leased from the Commonwealth of Massachusetts under an original term 99-year lease that expires August 15, 2080. One Financial Center is leased to a mix of tenants including firms in the financial services, insurance, legal and professional services industries. One of the lead tenants is Metropolitan Life (rated AA/AA by S&P and Fitch, respectively and is one of the One Financial Center Borrower’s Sponsors), which leases 193,159 square feet (17.6% of total space) through December 2013. In turn, Metropolitan Life has sublet 73,476 square feet of its space through December 2013 to its former affiliate State Street Research & Management Company which was sold in January 2005 to BlackRock, Inc. Other major tenants include largest tenant Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., a law firm with 230,344 square feet (21.0% of total space) and financial services firm Loomis Sayles & Company, L.P. (a subsidiary of IXIS Asset Management North America, L.P, part of the asset management side of Groupe Caisse D’Epargne which is rated AA/AA by S&P and Fitch, respectively) with 146,914 square feet (13.4% of total space). As of July 1, 2005, based on square footage leased, occupancy at One Financial Center was 97.1%.

Ground Lease.    The One Financial Loan Combination is partly secured by the One Financial Center Borrower’s leasehold interest in the One Financial Center Mortgaged Property, which leasehold interest is derived from a certain lease dated May 6, 1982, between the Commonwealth of Massachusetts, as lessor, and Bostrose Associates, L.P., predecessor-in-interest to the One Financial Center Borrower, as lessee (the ‘‘One Financial Center Ground Lease’’). The One Financial Center Ground Lease has a term ending on August 15, 2080, which term is not subject to any extensions. The ground rent for the entire term of the lease has been prepaid, and the One Financial Center Borrower is required to pay, as additional rent, taxes on the buildings and improvements located on the portion of the One Financial Center Mortgaged Property subject to the ground lease.

Terrorism Coverage.    The One Financial Center Borrower is required to maintain terrorism insurance on the One Financial Center Mortgaged Property in an amount of not less than $230,000,000.

IX. The Embassy Suites Battery Park City Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$84,500,000
Loan per Room:	$182,505
% of Initial Mortgage Pool Balance:	3.4%
Shadow Rating (S&P/Fitch):	NAP(1)
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.115% per annum
Interest Calculation:	Actual/360
First Payment Date:	January 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	December 11, 2010
Maturity Balance:	$84,500,000
Borrower:	BPC Hotel, LLC
Sponsors:	Forest City Enterprises, Inc., Bruce Ratner and Hilton Hotels Corporation.
Prepayment/Defeasance:	Prepayment is prohibited until
December 11, 2006. Thereafter,
prepayment is permitted in whole or,
in connection with a partial release of
collateral only, in part, subject to the
payment of a prepayment penalty if
prepayment occurs prior to
September 11, 2010.
Up-Front Reserves:	NAP(1)
Ongoing Reserves:	Tax and Insurance Reserve(2)(3) Recapture Reserve(3) Condominium Expenses Reserve(4) Ground Rent Reserve(5) FF&E Reserve(6)
Lockbox:	Hard/Hotel(7)
Mezzanine Debt:	$15,000,000(8)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Hotel(9)
Location:	New York, New York
Year Built:	2000
Year Renovated:	NAP(1)
Number of Rooms:	463 rooms
Occupancy:	86.0%(10)
Occupancy Date:	September 30, 2005(10)
Ownership Interest:	Leasehold(9)(11)
Property Management:	Promus Hotels, Inc., a subsidiary of Hilton Hotels Corporation, an affiliate of the Borrower
ADR:	$243.69(10)
RevPAR:	$209.57(10)
U/W NCF:	$9,083,826(12)
U/W NCF DSCR:	1.73x(13)
Appraised Value:	$144,000,000
Appraisal As of Date:	November 1, 2005
Cut-off Date LTV Ratio:	58.7%
Maturity LTV Ratio:	58.7%

(1)	NAP means not applicable.

(2)	The Embassy Suites Battery Park City Borrower is required to make monthly deposits into a reserve for the payment of taxes/PILOT, insurance premiums and other charges. Notwithstanding the foregoing, no reserve deposits shall be required for insurance premiums while the property is insured under a blanket policy. The deposits into the Tax and Insurance Reserve shall not initially include amounts related to pay the Recapture Amount.

(3)	The Embassy Suites Battery Park City Borrower is required to make fixed payments in lieu of taxes (‘‘PILOT’’) until November 2008. For each of years 2009 thru 2018, the Embassy Suites Battery Park City Borrower is required to pay the actual assessed taxes for the Hotel Unit (defined below), plus the actual assessed taxes on the Retail Unit (defined below) that exceeds the fixed Retail PILOT payment for the subject calendar year, in addition to, a ‘‘Recapture Amount’’. The Embassy Suites Battery Park City Borrower is obligated to reserve amounts for the payment of Recapture Amounts, see ‘‘—PILOT Program’’ below.

(4)	The Embassy Suites Battery Park City Borrower is required to make monthly deposits into a reserve fund for the payment of condominium expenses.

(5)	The Embassy Suites Battery Park City Borrower is required to make monthly deposits into a reserve fund for the payment of ground rent.

(6)	The Embassy Suites Battery Park City Borrower is required to make monthly deposits into a FF&E reserve fund in an amount based on 4% of gross revenue.

(7)	See ‘‘—Lockbox’’ below.

(8)	See ‘‘—Mezzanine Financing’’ below.

(9)	The Embassy Suites Battery Park City Mortgaged Property consists of a sub-subleasehold interest in the hotel condominium unit of a mixed-use building, which condominium unit is subject to a recorded condominium declaration.

(10)	Average occupancy, average daily rate (‘‘ADR’’) and revenue per available room (‘‘RevPAR’’), respectively, for the trailing 12 months through September 30, 2005.

(11)	The property is subject to a Hotel Sublease (defined below) by Battery Park City Authority (a New York government agency) that expires in 2069. Base rent payable under the Hotel Sublease is $376,750 for year 2006 and gradually increases each year until reaching $569,500 in year 2019 as expressly set forth in the Hotel Sublease. Beginning on November 1, 2020, base rent is subject to possible fair market value step-up. See ‘‘—Ground Leases’’ below.

(12)	Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the Embassy Suites Battery Park City Mortgaged Property is projected to be $12,819,234, based on assumed increase in the average daily rate upon stabilization in 2009.

(13)	Based on in-place U/W Net Cash Flow. Based on the projected U/W Net Cash Flow for the Embassy Suites Battery Park City Mortgaged Property of $12,819,234 (as described in footnote (11) above), the Embassy Suites Battery Park City Mortgage Loan has an U/W NCF DSCR of 2.45x.

The Borrower and Sponsor.    The Embassy Suites Battery Park City Borrower is BPC Hotel, LLC, a New York limited liability company who is ultimately owned and controlled by Forest City Enterprises, Inc. and Bruce Ratner. Promus Hotels, Inc. (the "Embassy Manager") is the manager of the Embassy Suites Battery Park City Mortgaged Property. Forest City Enterprises, Inc. is one of the largest publicly traded real estate development companies in the country and is listed on the New York Stock Exchange under the symbol FCE. Promus Hotels, Inc., is a subsidiary of Hilton Hotels Corporation, a leading hospitality company with hotel properties around the world. Hilton Hotels Corporation develops, owns, manages or franchises approximately 2,300 hotels, resorts and vacation ownership properties. Its portfolio includes many of the world’s recognized hotel brands, including Doubletree, Embassy Suites Hotels, Hampton Inn, Hampton Inn & Suites, Hilton Garden Inn, Hilton Grand Vacations Club and Homewood Suites by Hilton. In addition to the Embassy Suites Battery Park City hotel, other Hilton Hotels Corporation properties in New York City include the Waldorf-Astoria Hotel, the Hilton Hotel and the Millennium Hilton Hotel. Hilton Hotel Corporation is listed on the New York Stock Exchange under the symbol HLT and is rated BBB−/BBB− by S&P and Fitch, respectively.

The Mortgage Loan.    The Embassy Suites Battery Park City Mortgage Loan was originated on December 9, 2005 and has a cut off date principal balance of $84,500,000. The Embassy Suites Battery Park City Mortgage Loan is a five-year loan with a stated maturity date of December 11, 2010. The Embassy Suites Battery Park City Mortgage Loan accrues interest on an Actual/360 Basis, at an interest rate, in the absence of default, of 6.115% per annum. On the eleventh day of each month to and including the stated maturity date, the Embassy Suites Battery Park City Borrower is required to make interest-only payments on the Embassy Suites Battery Park City Mortgage Loan. The principal balance of the Embassy Suites Battery Park City Mortgage Loan plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The Embassy Suites Battery Park City Borrower is prohibited from voluntarily prepaying the Embassy Suites Battery Park City Mortgage Loan, in whole or in part, prior to December 11, 2006. From and after December 11, 2006, the Embassy Suites Battery Park City Borrower may prepay the Embassy Suites Battery Park City Mortgage Loan in whole only, except that, the Embassy Suites Battery Park City Borrower may also prepay the Embassy Suites Battery Park City Mortgage Loan in part in connection with a release of a portion of the Embassy Suites Battery Park City Mortgaged Property as described under "—Partial Release" below. Any prepayment of the Embassy Suites Battery Park City Mortgage Loan made prior to September 11, 2010 must be accompanied by prepayment consideration equal to the greater of 1% of the principal amount prepaid and yield maintenance.

The Mortgaged Property.    The Embassy Suites Battery Park City Mortgage Loan is secured by a first mortgage lien on the Embassy Suites Battery Park City Mortgaged Property. The Embassy Suites Battery Park City Mortgaged Property consists of a sub-subleasehold interest in a portion of ‘‘Site 25’’ of Battery Park City, New York, New York (‘‘Site 25’’), upon which a condominium building (the ‘‘Site 25 Condominium’’) housing the hotel known as the Embassy Suites Battery Park City Hotel is located. The Site 25 Condominium consists of two commercial condominium units, a hotel unit with an aggregate of 382,817 square feet and a separate retail condominium unit which is not part of the Embassy Suites Battery Park City Mortgaged Property.The Embassy Suites Battery Park City Hotel is a full-service, all-suite hotel with 463 rooms located in downtown Manhattan, New York, and a member of the Hilton Hotels franchise. The Site 25 Condominium is a 15-story, mixed-use development with a total of approximately 600,000 square feet constructed in 2000. The retail condominium unit includes an 11-screen cinema with stadium seating, five restaurants, retail stores and a New York Sports Club, none of which are part of the Embassy Suites Battery Park City Mortgaged Property. Amenities at the Embassy Suites Battery Park City Mortgaged Property include meeting space of approximately 7,000 square feet, a 4,000 square foot atrium, a restaurant and gift shop, a business center and complimentary access to the New York Sports Club. The 463 all-suite guest rooms range in size from 450 square feet to 800 square feet and the suites at the Embassy Suites Battery Park City Mortgaged Property consist of 306 king suites, 132 double suites, 24 executive conference king suites and one Presidential suite.

Historical Performance Information
Year	Average Occupancy(1)	ADR(2)	RevPAR(3)
2003	78.2%	$200.32	$156.64
2004	84.0%	$218.33	$183.33
TTM 9/2005	86.0%	$243.69	$209.57

(1)	Average occupancy is the occupancy for the respective period shown, the calendar years 2003 and 2004 and the trailing 12 months (‘‘TTM’’) through September 30, 2005.

(2)	Average daily rate for the respective period shown.

(3)	Revenue per available room for the respective period shown.

For the trailing 12 months through September 30, 2005, the occupancy, ADR and RevPAR penetration rates at the Embassy Suites Battery Park City Mortgaged Property were approximately 86.1%, $243.54 and $209.62, respectively, as reported in the STAR Trend Report for September 2005.

Partial Release.    From and after December 11, 2006, the Embassy Suites Battery Park City Borrower is permitted, on three separate occasions, to release hotel rooms from the lien of the Embassy Suites Battery Park City Mortgage in connection with conversion of the Embassy Suites Battery Park City Mortgaged Property to a hotel/residential condominium project. The right of the Embassy Suites Battery Park City Borrower to obtain the release of the hotel rooms is subject to, among other things, the following conditions: (i) no release may consist of less than 50 hotel rooms, (ii) the cumulative total of all hotel rooms released may not exceed 213, (iii) the remaining mortgaged property must consist of at least 250 hotel rooms, (iv) the Embassy Suites Battery Park City Borrower must prepay a portion of the principal of the Embassy Suites Battery Park City Mortgage Loan by an amount equal to (a) the greater of (I) the product of the number of hotel rooms being released and $228,500 and (II) the product of $459 and the aggregate square footage of the hotel rooms being released, plus (b) if the Embassy Suites Battery Park City Borrower must bear more than its proportionate share (based on square footage of released property and remaining property) of the liability for making Recapture Amount payments, the dollar amount by which such actual liability is greater than the proportionate share of such liability and, in connection with such a partial prepayment of the Embassy Suites Battery Park City Mortgage Loan, the Embassy Suites Battery Park City Borrower must also pay (x) a prepayment consideration equal to the greater of 1% of the principal amount prepaid and yield maintenance if such prepayment occurs prior to September 10, 2010, and (y) all other sums then due under the Embassy Suites Battery Park City Mortgage Loan documents, (v) the remaining portion of the Embassy Suites Battery Park City Mortgaged Property and the released hotel rooms shall be operated jointly as a single hotel/residential property under certain pre-approved joint operations criteria, (vi) if the Embassy Suites Battery Park City Borrower shall bear more than its proportionate share of any material shared common expense related to the ownership or operation of the hotel/residential property, or if the Embassy Suites Battery Park City Borrower shall be liable for more than its proportionate share of real estate taxes and assessments for the hotel/residential property (in each case, based on the square footage of the released hotel rooms and the hotel rooms remaining as part of the Embassy Suites Battery Park City Mortgaged Property), then the remaining property securing the Embassy Suites Battery Park City Mortgage Loan must have a pro forma debt service coverage ratio of at least 1.70x, (vii) repayment of any mezzanine financing by an amount equal to the greater of (I) the product of the number of the hotel rooms being released and the outstanding principal amount of the applicable mezzanine loan divided by 463, and (II) 125% of the product of (x) the outstanding principal amount of the applicable mezzanine loan divided by 230,097 and (y) the aggregate square footage of the hotel rooms being released and (viii) rating agency confirmation that the release would not result in a qualification, downgrade or withdrawal of the ratings then assigned to the series 2006-C1 certificates.

Franchise and Management Agreement.    The Embassy Suites Battery Park City Mortgaged Property is licensed to operate as an ‘‘Embassy Suites’’ hotel pursuant to a license agreement (the ‘‘Embassy Franchise Agreement’’) with the Embassy Manager. The Embassy Franchise Agreement terminates on the 15th anniversary of the opening of the hotel for business, which opening occurred in the year 2000 (the ‘‘Hotel Opening Date’’). Pursuant to the Embassy Franchise Agreement, the Embassy Manager is entitled to receive a ‘‘Royalty’’ fee equal to (i) 1% of gross room revenue for each of fiscal years 2005, 2006 and 2007, (ii) 2% of gross room revenue for fiscal year 2008, and (iii) 3% of gross room revenue for each fiscal year thereafter, in addition to a ‘‘Marketing/Reservation Contribution’’ fee equal to (i) 2.5% of gross room revenue for each of fiscal years 2005 and 2006, (ii) 3% of gross room revenue for each of fiscal years 2007 and 2008, and (iii) 3.5% of gross room revenue for each fiscal year thereafter.

The Embassy Suites Battery Park City Mortgaged Property is managed by the Embassy Manager pursuant to a management agreement (the ‘‘Embassy Management Agreement’’; together with the Embassy Franchise Agreement, the

‘‘Embassy Collateral Agreements’’) with the Embassy Manager. The Embassy Management Agreement terminates on the 15th anniversary of the Hotel Opening Date. Pursuant to the Embassy Management Agreement, the Embassy Manager is entitled to receive a ‘‘Base Management’’ fee equal to (i) 1.5% of total sales for each of fiscal years 2005, 2006 and 2007, and (ii) 2% of total sales for each fiscal year thereafter, in addition to an ‘‘Incentive Management’’ fee equal to 25% of excess cash flow (but not to exceed 1.5% of total sales for any one fiscal year).

The Embassy Suites Battery Park City Borrower, the Embassy Manager and the originator of the Embassy Suites Battery Park City Mortgage Loan entered into an assignment, consent and subordination of management and license agreements (the ‘‘Collateral Assignment’’). Pursuant to the Collateral Assignment, the Embassy Manager may not terminate the Embassy Collateral Agreements without providing the Embassy Suites Battery Park City Lender with at least two notices and at least 60 days to cure any defaults under the Embassy Collateral Agreements after the second notice, except that if a default consists of the Embassy Suites Battery Park City Borrower failing to provide the Embassy Manager with funds necessary to operate the Hotel or to pay the fees owed to Embassy Manager pursuant to the Franchise Agreement, then Embassy Manager may terminate the Embassy Collateral Agreements after 30 days of the Embassy Suites Battery Park City Lender’s receipt of the first notice. If a default can only be cured by possession of the Embassy Suites Battery Park City Mortgaged Property, then Embassy Manager may not terminate the Embassy Collateral Agreements so long as (i) the Embassy Suites Battery Park City Lender is diligently pursuing foreclosure, (ii) the Embassy Suites Battery Park City Lender continues to pay the Base Management fee, and (iii) operating costs for the Hotel continue to be paid. The holder of the Embassy Suites Battery Park City Mortgage Loan may terminate Embassy Manager upon 30 days’ notice only during the existence of a default beyond applicable cure periods with regard to the Embassy Suites Battery Park City Mortgage Loan. In addition, all proposed amendments and modifications to the Embassy Collateral Agreements require the Mortgage lender’s consent, which consent may not be unreasonably withheld or delayed.

Neither the holder of the Embassy Suites Battery Park City Mortgage Loan nor any ‘‘Permitted Transferee’’ (which includes a trustee of a securitization trust, but does not include a third-party transferee purchasing the Embassy Suites Battery Park City Mortgaged Property at foreclosure) is obligated to pay any termination or post-termination fees with respect to any termination of the Embassy Collateral Agreements. If a Permitted Transferee acquires the Embassy Suites Battery Park City Mortgaged Property through foreclosure and does not terminate the Embassy Manager, there shall be no application fee payable in connection with such Permitted Transferee entering into a new franchise agreement with the Embassy Manager. In addition, neither the Embassy Suites Battery Park City Lender nor any Permitted Transferee shall be subject to the transfer restrictions (and right of first offer held by the Embassy Manager) of the Embassy Management Agreement if either party becomes owner of the Embassy Suites Battery Park City Mortgaged Property through foreclosure.

The Embassy Suites Battery Park City Mortgage lender has agreed to not unreasonably withhold, condition or delay its consent to a request by the Embassy Suites Battery Park City Borrower to (1) cancel or terminate the Embassy Management Agreement and replace the Embassy Manager with a Qualified Manager (defined below) pursuant to a Replacement Management Agreement (defined below) and/or (2) cancel or terminate the Embassy Franchise Agreement and replace the Embassy Manager with a Qualified Franchisor (defined below) pursuant to a Replacement License Agreement (defined below); provided, however, that rating agency confirmation is obtained that any replacement of the Embassy Manager will not cause a downgrade, withdrawal or qualification of the Class 2006-C1 certificates. A ‘‘Qualified Franchisor’’ means either (i) Hilton Hotels Corporation, a Delaware corporation (including any entity that is the successor to Hilton Hotels Corporation by merger, consolidation or acquisition of all or substantially all of the assets of Hilton Hotels Corporation), (ii) any of the following professional franchisors, provided that there shall have been no materially adverse change in any such entity since December 9, 2005: Marriott International, Starwood Hotels & Resorts and Intercontinental Hotel Group, or (iii) a reputable and experienced franchisor (which may be an affiliate of the Embassy Suites Battery Park City Borrower) possessing experience in flagging hotel properties of similar size, scope, use and value as the Hotel. A ‘‘Qualified Manager’’ means either (i) the Embassy Manager or Hilton Hotels Corporation, a Delaware corporation (including any entity that is the successor to Hilton Hotels Corporation by merger, consolidation or acquisition of all or substantially all of the assets of Hilton Hotels Corporation), (ii) any of the following professional management entities, provided that there shall have been no materially adverse change in any such entity since December 9, 2005: Marriott International, Starwood Hotels & Resorts and Intercontinental Hotel Group, or (iii) a reputable and experienced management organization (which may be an affiliate of the Embassy Suites Battery Park City Borrower) possessing experience in managing properties of similar size, scope, use and value as the Hotel. A ‘‘Replacement License Agreement’’ means either (i) a license agreement with a Qualified Franchisor substantially in the same form and substance as the Embassy License Agreement, or (ii) a license agreement with a Qualified Franchisor, which license agreement is reasonably acceptable to the Embassy Suites Battery Park City Lender in form and substance. A ‘‘Replacement Management Agreement’’ means either (i) a management agreement with a Qualified

Manager substantially in the same form and substance as the Embassy Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to the Embassy Suites Battery Park City Lender in form and substance.

Lockbox.    The Embassy Manager, on behalf of the Embassy Suites Battery Park City Borrower, has agreed to deposit all hotel income (other than food and beverage income from food and beverage services at the Hotel) into accounts at up to two banks (collectively, the ‘‘Property Account Bank’’). The Embassy Suites Battery Park City Borrower has agreed to deposit all food and beverage income from the Hotel into an account at a bank (the ‘‘F&B Account Bank’’). Prior to the delivery of a ‘‘Sweep Notice’’ by the Embassy Suites Battery Park City Mortgage lender, the Embassy Suites Battery Park City Borrower and the Embassy Manager are permitted to withdraw funds from the F&B Account Bank and the Property Account Bank, respectively. On the fifth day of each month, (i) the Embassy Manager has agreed to deposit into a lockbox account established by the Embassy Suites Battery Park City Mortgage lender (the ‘‘Lockbox Account’’) an amount equal to the hotel net operating income (hotel income less specified expenses and charges) for the second preceding calendar month, and (ii) the Embassy Suites Battery Park City Borrower has agreed to deposit into the Lockbox Account an amount equal to the food and beverage net operating income (food and beverage income less costs for providing food and beverage services) for the second preceding calendar month (for example, on March 5, 2006, the Embassy Suites Battery Park City Borrower and the Embassy Manager are required to deposit net operating income for January 2006). An officer of each of the Embassy Suites Battery Park City Borrower and the Embassy Manager will certify to the computation of the hotel net operating income and the food and beverage net operating income for the Embassy Suites Battery Park City Mortgage lender. On each monthly payment date, funds in the Lockbox Account are to be applied as follows: (i) first, to the payment of debt service under the Embassy Suites Battery Park City Mortgage Loan; (ii) second, to the payment of deposits into the tax, insurance, condominium expense and ground rent reserve funds; (iii) third, to the payment of the monthly replacement account deposit (equal to one twelfth of 4% of the preceding year’s gross income); (iv) fourth, to the payment of any other sums due with respect to the Embassy Suites Battery Park City Mortgage Loan documents; (v) fifth, to the payment of the Recapture Deposit (defined below); (vi) sixth, to the payment of debt service under the Embassy Mezzanine Loan (defined below); and (vii) seventh, any remaining funds to Embassy Suites Battery Park City Borrower.

Upon receipt of a Sweep Notice from the Embassy Suites Battery Park City lender, which may be delivered at any time after the occurrence and during the continuance of a default beyond applicable cure periods with respect to the Embassy Suites Battery Park City Mortgage Loan, each of the Property Account Bank and the F&B Account Bank is obligated to transfer all funds in the accounts held by such banks to the Lockbox Account and to thereafter only accept instructions from the Embassy Suites Battery Park City lender. Notwithstanding the foregoing, the Embassy Suites Battery Park City Mortgage lender may not issue a Sweep Notice as long as the Embassy Management Agreement has not been terminated and the Embassy Suites Battery Park City Borrower and the Embassy Manager continue to make deposits into the accounts held by the Property Account Bank and F&B Account Bank.

After a default beyond applicable cure periods with respect to the Embassy Suites Battery Park City Mortgage Loan, the Embassy Suites Battery Park City Mortgage lender has the right to apply all funds in the Lockbox Account to repayment of the Embassy Suites Battery Park City Mortgage Loan in such order and priority as the Embassy Suites Battery Park City Mortgage lender determines or for such other purposes as may be authorized under the Embassy Suites Battery Park City Mortgage Loan documents.

Terrorism Coverage.    The Embassy Suites Battery Park City Borrower is required to maintain insurance against acts of terrorism to the extent obtainable at commercially reasonable rates for similarly situated properties.

Ground Leases.    Battery Park City Authority (‘‘BPCA’’) is the fee owner of Site 25. Site 25 is subject to a master ground lease (the ‘‘Master Lease’’) and a sublease of the Master Lease (the ‘‘Ground Lease’’). BPCA is the landlord and tenant under both the Master Lease and the Ground Lease. BPCA further subleased a portion of its interest under the Ground Lease to the Embassy Suites Battery Park City Borrower pursuant to a hotel sublease (the ‘‘Hotel Sublease’’), of the Embassy Suites Battery Park City Mortgaged Property. BPCA also subleased a portion of its interest under the Ground Lease to an affiliate of the Embassy Suites Battery Park City Borrower pursuant to a retail sublease, which is not part of the Embassy Suites Battery Park City Mortgaged Property. BPCA has granted to the City of New York (‘‘NYC’’) an option to purchase BPCA’s fee and leasehold interest under the Master Lease pursuant to a recorded option to purchase agreement (the ‘‘Site 25 Option Agreement’’). NYC has agreed in the Site 25 Option Agreement that upon the exercise of its option to purchase and any subsequent termination of the Master Lease, NYC will recognize any subtenant under a sublease of the Master Lease as a direct tenant of NYC under the same terms and conditions as are contained in such tenant’s sublease.

Board of Managers Lien.    The board of managers of the Site 25 Condominium may take a lien against the Embassy Suites Battery Park City Mortgaged Property for the failure of the Embassy Suites Battery Park City Borrower to pay its share of condominium expenses. Any such lien will be superior to the mortgage lien up to a maximum of $500,000. The Embassy Suites Battery Park City Lender is reserving on a monthly basis for one-twelfth of the annual condominium expenses expected to be incurred by the Embassy Suites Battery Park City Borrower.

PILOT Program.    The Embassy Suites Battery Park City Borrower pays real estate taxes to the City of New York pursuant to a special tax deferral program (the ‘‘PILOT Program’’). Notwithstanding the actual assessed taxes on the Embassy Suites Battery Park City Mortgaged Property, the Embassy Suites Battery Park City Borrower makes payments in lieu of taxes (‘‘PILOT’’) until December 2008. Beginning in year 2009 thru year 2018, the Embassy Suites Battery Park City Borrower is required to pay the actual assessed taxes for the Hotel Unit, plus the actual assessed taxes on the Retail Unit that exceeds the fixed Retail PILOT payment for the subject calendar year, in addition to, a ‘‘Recapture Amount’’. The ‘‘Recapture Amount’’ equals one-tenth of the difference between (A) the greater of (x) $34,093,000 and (y) the aggregate of the actual assessed taxes on the Site 25 Condominium for each of lease years 1 through 10, and (B) $21,212,000 (which is the aggregate PILOT that the Embassy Suites Battery Park City Borrower will pay thru lease year 10).

The Embassy Suites Battery Park City Lender has established a reserve fund (the ‘‘Recapture Fund’’) for the Recapture Amount payments to be made by the Embassy Suites Battery Park City Borrower. The Embassy Suites Battery Park City Borrower is to make a monthly deposit into the Recapture Fund equal to the lesser of (i) a Monthly Recapture Deposit (defined below) (plus any shortfalls in such deposits from prior months) and (ii) excess net cash flow from the Embassy Suites Battery Park City Mortgaged Property, as more fully described above under ‘‘—Lockbox.’’ The ‘‘Monthly Recapture Deposit’’ equals $150,000 through and including November 2008. After November 2008, the Monthly Recapture Deposit equals one one-twelfth of the aggregate liability of Borrower for the payment of Recapture Amounts under the Hotel Sublease. If the adjusted net cash flow of the Embassy Suites Battery Park City Mortgaged Property (as defined in accordance with the loan documents) on any two consecutive annual testing dates beginning in December 2007 shall exceed $12,200,000, then (i) the Embassy Suites Battery Park City Borrower shall no longer be obligated to make recapture deposits, (ii) on each monthly payment date thereafter, Borrower’s obligation to make monthly escrow payments for the payment of real estate shall include one-twelfth of an amount which would be sufficient to pay the annual Recapture Amount required to be paid by the Embassy Suites Battery Park City Borrower during the ensuing 12-month period, and (iii) all funds in the Recapture Fund in excess of five times the then-current Monthly Recapture Deposit shall be returned to the Embassy Suites Battery Park City Borrower.

Mezzanine Financing.    BPC Hotel Member, LLC (the ‘‘Embassy Member’’) is the non-managing member of the Embassy Suites Battery Park City Borrower and the sole shareholder of the managing member (the ‘‘Embassy Member Manager’’) is the managing member of the Embassy Suites Battery Park City Borrower. On October 5, 1998, the Embassy Manager made a loan to Embassy Member (the ‘‘Embassy Mezzanine Loan’’) in the initial principal amount of $15,000,000 secured by a pledge of all of the Embassy Member’s ownership interests in the Embassy Suites Battery Park City Borrower and the Embassy Member Manager. The Embassy Mezzanine Loan matures on the earlier to occur of (w) August 1, 2016, (x) the 15th anniversary of the opening of the Hotel Opening Date, (y) in the event either the Embassy Suites Battery Park City Borrower terminates the Embassy Management Agreement based on the performance of the Embassy Suites Battery Park City Hotel or based on the Embassy Manager’s default under the Embassy Management Agreement or the holder of the Embassy Suites Battery Park City Mortgage Loan terminates the Embassy Management Agreement pursuant to the terms of the Embassy Management Agreement, the 37th month following the date of such termination, and (z) in the event the Embassy Management Agreement is terminated for any reason other than specified in (y) above, the date of such termination. The Embassy Mezzanine Loan accrues interest at a fixed rate per annum, calculated on an Actual/360 Basis. The Embassy Mezzanine Loan was interest only until the fifth anniversary of the Hotel Opening Date and is now subject to a 25-year amortization schedule. The Embassy Manager and the Embassy Suites Battery Park City Mortgage Loan lender entered into an intercreditor agreement (the ‘‘Embassy Intercreditor Agreement’’) that sets forth the relative priorities between the Embassy Suites Battery Park City Mortgage Loan and the Embassy Mezzanine Loan. The Embassy Intercreditor Agreement provides that, among other things:

(i)	the Embassy Manager does not have any cure rights so long as it is the holder of any direct or indirect equity interest in the Embassy Suites Battery Park City Borrower;

(ii)	the Embassy Suites Battery Park City Mortgage lender has an unrestricted right to amend or modify the Embassy Suites Battery Park City Mortgage Loan documents in any manner whatsoever;

(iii)	the Embassy Manager may not, without the prior written consent of Embassy Suites Battery Park City Mortgage lender, which consent may be granted or withheld by the Embassy Suites Battery Park City Mortgage lender in its sole and absolute discretion, for any or no reason, (a) amend or modify the payment terms or increase the interest rate or principal amount of the Embassy Mezzanine Loan or shorten the maturity date; (b) convert or exchange the Embassy Mezzanine Loan into or for any other indebtedness of the Embassy Mezzanine Borrower or the Embassy Suites Battery Park City Borrower; (c) accept a grant for the Embassy Manager’s benefit of any liens on or security interest in any other collateral (other than replacements and/or proceeds of the collateral originally granted under the Embassy Mezzanine Loan); or (d) declare a default or an event of default, or commence any action or proceeding under the Embassy Mezzanine Loan documents as a result of the occurrence of a default or an event of default under other agreement between Embassy Manager or its affiliates and Embassy Member other than the Embassy Mezzanine Loan documents; and

(iv)	the Embassy Manager may not in any way transfer its interest in the Embassy Mezzanine Loan.

The Embassy Suites Battery Park City Borrower is permitted to replace the existing Embassy Mezzanine Loan with another mezzanine loan from certain qualified mezzanine lenders, provided that, among other things, (1) the existing Embassy Mezzanine Loan is fully repaid, (2) the new mezzanine loan does not mature earlier than the Embassy Suites Battery Park City Mortgage Loan, (3) the amount of the new mezzanine loan does not exceed an amount which would result in a combined debt service coverage ratio on the Embassy Suites Battery Park City Mortgage Loan and the new mezzanine loan of 1.15x or a combined loan to value ratio of 85%, (4) the terms of the new mezzanine loan are otherwise reasonably acceptable to the Embassy Suites Battery Park City Mortgage lender, and (5) rating agency confirmation is obtained that the new mezzanine loan will not cause a downgrade, withdrawal or qualification of the series 2006-C1 certificates.

X. The Highwoods II Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$71,000,000
Loan per Square Foot:	$89
% of Initial Mortgage Pool Balance:	2.9%
Shadow Rating (S&P/Fitch):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.750% per annum
Interest Calculation:	Actual/360
First Payment Date:	February 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	January 11, 2011
Maturity Balance:	$71,000,000
Borrowers:	CAT-ATL Owner LLC and CAT-FLA Owner LLC
Sponsors:	Capital Partners, Inc.
Prepayment/Defeasance:	Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted 120 days prior to Maturity Date.
Up-Front Reserves:	Required Repairs Reserve(2)
TI/LC Reserve
CapEX/ Replacement Reserve
Ongoing Reserves:	Tax & Insurance Reserve(3) CapEx/Replacement Reserve(4) TI/LC Reserve(5) Ground Rent Reserve(6)
Lockbox:	Hard(7)
Mezzanine Debt:	NAP(1)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio
Property Type:	Office
Location:	Tampa, FL; Alpharetta, GA; Norcross, GA
Year Built:	1982-2000
Year Renovated:	NAP(1)
Square Feet:	798,984
Occupancy:	88.4%(8)
Occupancy Date:	December 8, 2005
Ownership Interest:	Fee
Property Management:	Capital Partners, Inc.
U/W NCF:	$5,108,374
U/W NCF DSCR:	1.23x
Appraised Value:	$93,100,000
Appraisal As of Date:	Various
Cut-off Date LTV Ratio:	76.3%(8)
Maturity LTV Ratio:	76.3%(8)

(1)	NAP means not applicable.

(2)	The Highwoods II Portfolio Borrower deposited $368,688 into a required repairs reserve account, to be used to pay for certain immediate repairs required to be performed at certain of the Highwoods II Portfolio Mortgaged Properties.

(3)	The Highwoods II Portfolio Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated amounts payable in respect of such items during the ensuing 12 months. Provided that an amount sufficient to pay one quarter of the aggregate annual insurance premium is on deposit in the insurance reserve account and that the Highwoods II Portfolio Borrower pays the required insurance premiums in a timely manner, the Highwoods II Portfolio Borrower shall not be required to make monthly deposits into the tax and insurance reserve account for the payment of insurance premiums.

(4)	The Highwoods II Portfolio Borrower is required to make monthly deposits into a capital expenditures reserve account in an amount equal to $11,362.

(5)	The Highwoods II Portfolio Borrower is required to make a monthly deposit into a lease rollover reserve account. The monthly lease rollover reserve deposit will initially be $59,924, and will not be required on any monthly payment that the balance in the lease rollover reserve account exceeds $1,438,088.

(6)	The Highwoods II Portfolio Borrower is required to deposit into a ground lease reserve account any rent payments due with respect to individual mortgaged properties that consist of leasehold estates; as there are no such properties currently, this reserve will be applicable only in the event of a substitution of a ground leased property.

(7)	See ‘‘—Lockbox’’ below.

(8)	Weighted average based on allocated loan amount.

Major Tenant Information
Tenant(1)	Property	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)		Ratings(4)	Lease Expiration Date
Exide Technologies	Deerfield I and Deerfield II	83,626	10.5%	4.3%	$5.41	(5)	CCC+/NR	5/31/2016(6)
PBS&J	Cypress Commons	80,283	10.0	13.5	$17.63	(5)	NR	1/31/2009(7)
Fremont Investment & Loan	Cypress Center I	54,793	6.9	9.5	$18.28		BB−/B+	12/31/2009
State Farm Mutual Automobile Insurance Company	Cypress Center I	51,701	6.5	9.1	$18.50		AA/AA+	3/31/2012(8)
Elekta Instruments, Inc.	Peachtree Corners III	41,607	5.2	3.3	$8.25		NR	2/28/2013(9)
Total		312,010	39.1%	39.7%

(1)	Ranked by approximate square feet.

(2)	The percentages of total square feet and total base revenues are based on the aggregate square feet and aggregate in-place underwritten base revenues, respectively, of the entire Highwoods II Mortgaged Properties.

(3)	Reflects in-place base rent.

(4)	Credit ratings are by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

(5)	Weighted average rent of all space leased by respective tenant, as weighted by square feet.

(6)	Exide Technologies’ lease provides two lease termination rights effective January 1, 2011 and January 1, 2013, respectively, upon nine months prior notice and payment of a termination fee. The lease also provides for two, five-year renewal options at fair market value.

(7)	PBS&J’s lease provides for one, five-year renewal option at fair market value.

(8)	State Farm Mutual Automobile Insurance Company's lease commences on or about April 1, 2006. The lease provides for a one-time right to terminate the lease effective approximately April 1, 2011 upon twelve-months prior notice and payment of a termination fee.

(9)	Elekta Instruments, Inc.'s lease provides for a one-time right to terminate the lease effective February 1, 2010 upon six months prior notice and payment of a termination fee.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2005	33,872	4.2%	4.2%	$318,270	3.0%	3.0%
2006	103,139	12.9	17.1%	2,020,906	19.3	22.3%
2007	49,827	6.2	23.4%	895,650	8.5	30.9%
2008	60,538	7.6	31.0%	938,985	9.0	39.8%
2009	145,647	18.2	49.2%	2,611,313	24.9	64.8%
2010	49,331	6.2	55.4%	780,511	7.5	72.2%
2011	11,534	1.4	56.8%	170,127	1.6	73.8%
2012	67,072	8.4	65.2%	1,233,147	11.8	85.6%
2013	71,471	8.9	74.1%	629,485	6.0	91.6%
2014	0	0.0	74.1%	0	0.0	91.6%
2015 and beyond	109,948	13.8	87.9%	877,084	8.4	100.0%
Vacant	96,605	12.1	100.0%	—	—
Total	798,984	100.0%		$10,475,478	100.0%

(1)	Based on in-place underwritten base rental revenues.

The Borrowers and Sponsors.    The borrowers under the Highwoods II Portfolio Mortgage Loan are CAT-ATL Owner LLC and CAT-FLA Owner LLC which are each Delaware limited liability companies and are ultimately owned and controlled by affiliates of Capital Partners, Inc. Capital Partners, Inc. is a privately held real estate investment company which owns, operates, and manages office buildings throughout the Southeastern United States. Capital Partners, Inc. is based in Orlando, Florida with regional offices in Atlanta, Georgia, Charlotte, North Carolina and Jacksonville, Tampa, Ft. Lauderdale and Tallahassee, Florida. Lehman Brothers Inc. or an affiliate thereof has an indirect ownership interest in the Highwoods II Portfolio Borrower.

The Mortgage Loan.    The Highwoods II Portfolio Mortgage Loan was originated on or about January 9, 2006 and has a cut-off date principal balance of $71,000,000. The Highwoods II Portfolio Mortgage Loan is a five-year balloon loan with a stated maturity date of January 11, 2011. The Highwoods II Portfolio Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.750% per annum. On the eleventh day of each month up to, but excluding, the stated maturity date, the Highwoods II Portfolio Borrower is required to make an interest only payment on the Highwoods II Portfolio Mortgage Loan. The principal balance of the Highwoods II Portfolio Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The Highwoods II Portfolio Borrower is prohibited from voluntarily prepaying the Highwoods II Portfolio Mortgage Loan, in whole or in part, until 120 days prior to the related maturity date. From and after 120 days prior to the related maturity date, the Highwoods II Portfolio Borrower may prepay the Highwoods II Portfolio Mortgage Loan in whole and no prepayment consideration shall be required in connection with any permitted prepayment.

The Highwoods II Portfolio Borrower may defease the entire Highwoods II Portfolio Mortgage Loan following the expiration of two years following the Issue Date, and by doing so obtain the release of the Highwoods II Portfolio Mortgaged Properties. A defeasance will be effected by the Highwoods II Portfolio Borrower’s pledging substitute collateral that consists of direct, non-callable, obligations backed by the full faith and credit of the United States of America that produce payments which replicate the payment obligations of the Highwoods II Portfolio Borrower under the Highwoods II Portfolio Mortgage Loan and are sufficient to pay off the Highwoods II Portfolio Mortgage Loan in its entirety on the stated maturity date. The Highwoods II Portfolio Borrower’s right to defease the entire Highwoods II Portfolio Mortgage Loan is subject to, among other things, rating agency confirmation that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C certificates by such rating agency. The Highwoods II Portfolio Borrower also has the right to partially defease the Highwoods II Portfolio Mortgage Loan in connection with the release of individual properties described in ‘‘Partial Releases’’ below.

The Mortgaged Properties.    The Highwoods II Portfolio Mortgage Loan is secured by a first priority mortgage lien on the fee simple interests in the Highwoods II Portfolio Mortgaged Properties provided that a leasehold interest in a property may become part of the Highwoods II Portfolio Mortgaged Properties in connection with a property substitution as described under ‘‘—Substitution’’ below. The Highwoods II Portfolio Mortgaged Properties currently consist of ten Class B office buildings with aggregate of 798,984 square feet located in Tampa, Florida and the Atlanta, Georgia area. The five Tampa properties are two- and three-story office buildings developed between 1982 and 1985, and contain a combined 465,396 square feet. The five buildings in the Atlanta area are single-story offices developed between 1999 and 2000 and contain a combined 333,588 square feet. All ten properties offer on-site parking. The Highwoods II Portfolio Mortgaged Properties are occupied by more than 50 tenants that represent a diverse range of companies and industries. As of December 8, 2005, the weighted average occupancy of the Highwoods II Portfolio Mortgaged Properties, based on allocated loan amount, was 88.4%.

The Highwood II Portfolio Mortgaged Properties
Property(1)	Location	Year Built	Approximate Square Feet	Occupancy(2)		Appraised Value	Allocated Loan Amount
Cypress Center I	Tampa, FL	1982	152,758	81.7%		$18,550,000	$14,200,000
Cypress Commons	Tampa, FL	1985	114,560	99.6		14,950,000	11,380,000
Peachtree Corners II	Norcross, GA	2000	109,293	75.5		11,100,000	8,450,000
Cypress Center III	Tampa, FL	1982	82,871	87.2		10,100,000	7,690,000
Deerfield II	Alpharetta, GA	1999	67,207	100.0		8,100,000	6,170,000
Cypress West	Tampa, FL	1985	64,510	89.4		7,950,000	6,090,000
Deerfield III	Alpharetta, GA	2000	53,615	93.4		6,400,000	4,870,000
Cypress Center II	Tampa, FL	1982	50,697	84.0		5,800,000	4,420,000
Deerfield I	Alpharetta, GA	1999	49,577	100.0		5,150,000	3,920,000
Peachtree Corners III	Norcross, GA	2000	53,896	77.2		5,000,000	3,810,000
Total			798,984	88.4	%(3)	$93,100,000	$71,000,000

(1)	The properties are ranked by allocated loan amount.

(2)	Occupancy for each building, based on square footage leased, as of December 8, 2005.

(3)	Weighted average occupancy based on allocated loan amount.

Lockbox.    The Highwoods II Portfolio Borrower is required to deposit all income from the Highwoods II Mortgaged Properties into a segregated lockbox account that has been pledged to the owner of the Highwoods II Portfolio Mortgage Loan. All amounts in the lockbox account are required to be transferred each business day to another account (the ‘‘Highwoods II Property Account’’) that has also been pledged to the holder of the Highwoods II Portfolio Mortgage Loan. Provided no event of default shall exist with respect to the Highwoods II Portfolio Mortgage Loan, all amounts in the Highwoods II Property Account will be applied on each payment date in the following order of priority: (i) first, to the payment of the Highwoods II Portfolio Borrower’s monthly real estate tax and insurance premium reserve obligation, (ii) second, to the payment of Highwoods II ground rent reserve obligation (if any), (iii) third, to pay fees of the bank maintaining the Highwoods II Property Account, (iv) fourth, to the payment of interest on the Highwoods II Portfolio Mortgage Loan, (v) fifth, to the payment of the Highwoods II Portfolio Borrower’s monthly replacement reserve obligation, (vi) sixth, to the payment of the Highwoods II Portfolio Borrower’s monthly lease rollover reserve obligation, and (vii) seventh, to the Highwoods II Portfolio Borrower. If an event of default shall exist with respect to the Highwoods II Portfolio Mortgage Loan, the holder of the Highwoods II Portfolio Mortgage Loan may apply amounts in the Highwoods II Property Account to the payment of amounts due with respect to the Highwoods II Portfolio Mortgage Loan in such order and in such manner as such holder may determine.

Terrorism Coverage.    The loan documents for the Highwoods II Portfolio Mortgage Loan require the maintenance of terrorism insurance by the Highwoods II Portfolio Borrower, if available.

Partial Releases.    After the expiration of two years following the Issue Date, the Highwoods II Portfolio Borrower may obtain the release of individual properties included within the Highwoods II Portfolio Mortgaged Properties by partially defeasing the Highwoods II Portfolio Mortgage Loan. The Highwoods II Portfolio Borrower’s right to partially defease the Highwoods II Portfolio Mortgage loan and obtain the release of an individual mortgaged property subject to, among other things, (i) the partial defeasance of 120% of principal amount of the Highwoods II Portfolio Mortgage Loan allocated to the individual mortgaged property to be released, (ii) the remaining properties included within the Highwoods II Portfolio Mortgaged Properties having a debt service coverage ratio of at least 1.30x and (iii) rating agency confirmation that the partial defeasance would not result in a qualification, downgrade or withdrawal of ratings then assigned to any class of Series 2006-C1 Certificates by same rating agency.

Substitution.     The Highwoods II Portfolio Borrower is permitted from time to time to substitute another office property (a "Highwoods II Portfolio Substitute Property") for an individual property included among the Highwoods II Portfolio Mortgaged Properties (a "Highwoods II Portfolio Replaced Property") provided that, among other things, the following conditions are satisfied: (a) the Highwoods II Portfolio Substitute Property has a fair market value no less than the fair market value of the Highwoods II Portfolio Replaced Property immediately prior to the substitution, based on an appraisal performed by an appraiser reasonably satisfactory to the mortgage lender; (b) after giving effect to the substitution, the debt service coverage ratio for all of the Highwoods II Portfolio Mortgaged Properties (including the Highwoods II Portfolio Substitute Property but excluding the Highwoods II Portfolio Replaced Property) is at least equal to the debt service coverage for the Highwoods II Portfolio Mortgaged Properties (including the Highwoods II Portfolio Replaced Property but excluding the Highwoods II Portfolio Substitute Property) for the 12 full calendar months immediately preceding the substitution; and (c) each applicable rating agency confirms that the substitution would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C1 certificates by such rating agency.

Severance.    The mortgagee with respect to the Highwoods II Portfolio Mortgage loan has agreed that, following approximately one year after origination, the mortgagee will not unreasonably withhold its consent to no more than one sale to a third party purchaser of such individual properties included within the Highwoods II Portfolio Mortgaged Properties as the Highwoods II Portfolio Borrower shall designate, and in connection with such sale to sever the Highwoods II Portfolio Mortgage Loan into two separate mortgage loans, subject to, among other things, the following: (i) no default beyond applicable cure periods exists with respect to the Highwoods II Portfolio Mortgage Loan and all representation and warranties in the Loan Documents remain in effect; (ii) receipt of all information concerning the proposed buyer that a lender would require for extending credit, together with an application fee not exceeding $25,000; (iii) the mortgagee of the Highwoods II Portfolio Mortgage Loan approves such buyer in its reasonable discretion, which may be conditioned on obtaining rating agency confirmation that the loan severance would not result in a qualification, downgrade or withdrawal of the ratings assigned to any class of 2006-C1 certificates by such rating agency; (iv) the mortgagee shall have received a fee equal to 0.5% of the amount of the Highwoods II Portfolio Mortgage being assumed by the buyer; (v) the debt service coverage ratio of each severed loan shall be either (x) not less than 1.30x or (y) not less than the debt service coverage ratio both immediately prior to the severance and at the inception of the Highwoods II Portfolio Mortgage Loan; (vi) after giving effect to the severance transaction, the principal balance of each severed loan shall be not less than 30% of the principal balance of the Highwoods II Portfolio Mortgage Loan immediately prior to the severance transaction, and (vii) the gross purchase price for the individual properties being sold shall be at least 1.25 times the allocated loan amount for the related properties. The buyer of the individual properties being allocated to a severed loan may be an affiliate of the Highwoods II Portfolio Borrower or a third party purchaser approved in accordance with the loan documents executed in connection with the Highwoods II Portfolio Mortgage Loan.

Pledge.     Simultaneously with its origination of the Highwoods II Portfolio Mortgage Loan, Lehman Brothers Holdings Inc. also originated a floating rate mortgage loan (the "Floating Rate Loan") to an affiliate of the Highwoods II Portfolio Borrower (the "Floating Rate Loan Borrower") that is secured by, among other things, first mortgages on certain properties owned by the Floating Rate Loan Borrower. As additional security for the Floating Rate Loan, the indirect 100% ultimate owner of both the Highwoods II Portfolio Borrower and the Floating Rate Borrower pledged 49% of the cash and other distributions to be made to it by one of its subsidiaries whose only asset is an indirect 100% membership interest in the Highwoods II Portfolio Borrower. In the event of a default by the Floating Rate Loan Borrower under the Floating Rate Loan, the holder of the Floating Rate Loan and /or any purchaser from such holder at a foreclosure or similar sale, rather than the sponsors and other equity holders in the Highwoods II Portfolio Borrower, would be entitled to receive the pledged distributions.

Loan Combinations

General. The mortgage pool will include six (6) mortgage loans that are each part of a separate loan combination. Each of those loan combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a loan combination to any person or entity other than: institutional lenders, institutional investors, investment funds or other substantially similar institutions, affiliates of the foregoing, or a trustee of a rated securitization trust that, in each such case, exceeds a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans.

The table below identifies each underlying mortgage loan that is part of a Loan Combination.

Mortgage Loans That are Part of a Loan Combination			Related Pari Passu Non-Trust Loans(1)		Related Subordinate Non-Trust Loans(2)		U/W NCF DSCR and Original LTV of Entire Loan Combination
Mortgaged Property Name (as identified on Annex A-1 to this Prospectus Supplement)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance	Non-Trust Loan Noteholder	Original Principal Balance	Non-Trust Loan Noteholder	U/W NCF DSCR	Original LTV Ratio
1. 888 Seventh Avenue(3)	$145,894,000	5.9%	$145,894,000	Loan seller affiliate	$26,766,000	Loan seller affiliate	1.10x	74.1%
2. Triangle Town Center(4)	$127,034,076	5.2%	NAP	NAP	$72,965,924	Loan seller affiliate	1.05x	70.2%
3. One Financial Center	$99,903,070	4.1%	NAP	NAP	$127,469,053	An affiliate of the borrower	1.44x	48.2%
4. The Terraces at University Place(4)	$13,340,000	0.5%	NAP	NAP	$808,000	Our affiliate	1.12x	84.8%
5. Lakeview Crossing(4)	$4,752,500	0.2%	NAP	NAP	$175,000	Our affiliate	1.14x	78.7%
6. Park City Shopping Center(4)	$2,700,000	0.1%	NAP	NAP	$135,000	Our affiliate	1.12x	75.1%

(1)	Reflects those Pari Passu Non-Trust Loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination. See each italicized section below entitled ‘‘—Priority of Payments’’ for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table.

(2)	Reflects those Subordinate Non-Trust Loans that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest following monthly payments of principal and interest with respect to the underlying mortgage loan and any Pari Passu Non-Trust Loan in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject Loan Combination, generally entitled to payments of principal and interest only following payment of all accrued interest (other than Default Interest) and the total outstanding principal balance of the underlying mortgage loan and any Pari Passu Non-Trust Loan in the subject Loan Combination. See each italicized section below entitled ‘‘—Priority of Payments’’ for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table.

(3)	The 888 Seventh Avenue Mortgage Loan is one of three (3) mortgage loans comprising the 888 Seventh Avenue Loan Combination that includes: (a) the 888 Seventh Avenue Mortgage Loan; (b) the 888 Seventh Avenue Note A Non-Trust Loan, with an original principal balance of $145,894,000; and (c) the 888 Seventh Avenue Note B Non-Trust Loan, with a cut-off date principal balance of $26,766,000, which is, during the continuance of certain material uncured events of default with respect the 888 Seventh Avenue Loan Combination, subordinate in right of payment to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan. The 888 Seventh Avenue Note A Non-Trust Loan is, at all times, pari passu in right of payment with the 888 Seventh Avenue Mortgage Loan. The aggregate cut-off date principal balance of the 888 Seventh Avenue Loan Combination is $318,554,000.

(4)	The subject Loan Combination constitutes an A/B Loan Combination.

Set forth below is a brief description of the co-lender arrangement regarding the six (6) underlying mortgage loans that are each part of a loan combination.

The One Financial Center Mortgage Loan. The One Financial Center Mortgage Loan, which has an unpaid principal balance of $99,903,070 and represents 4.1% of the Initial Mortgage Pool Balance, is part of a loan combination comprised of two (2) mortgage loans that are both secured by the One Financial Center Mortgaged Property. The One Financial Center Non-Trust Loan, which has an unpaid principal balance of $127,345,497, is currently held by a third-party institutional investor affiliated with the One Financial Center Borrower. The One Financial Center Mortgage Loan is, following certain continuing uncured events of default with respect to the One Financial Center Loan Combination, senior in right of payment to the One Financial Center Non-Trust Loan. See ‘‘—Significant Underlying Mortgage Loans—The One Financial Center Mortgage Loan’’ above for a more detailed description of the One Financial Center Mortgage Loan. See ‘‘The Series 2006-C1 Pooling and Servicing Agreement—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders’’ in this prospectus supplement for a more detailed description of certain rights of the One Financial Center Non-Trust Loan Noteholder. The One Financial Center Non-Trust Loan will be serviced, along with the One Financial Center Mortgage Loan, under the series 2006-C1 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust; provided, that the One Financial Center Non-Trust Loan Noteholder or an affiliate thereof may perform certain sub-servicing functions with respect to the entire One Financial Center Loan Combination and that sub-servicer will have no responsibility under the One Financial Center Co-Lender Agreement.

Co-Lender Agreement.    The two (2) holders of the mortgage loans comprising the One Financial Center Loan Combination are bound by the terms and provisions of the One Financial Center Co-Lender Agreement, executed as of December 23, 2005, which generally provides that:

•	Consent Rights. Subject to the third succeeding bullet, the Loan Combination Controlling Party for the One Financial Center Loan Combination will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the One Financial Center Loan Combination, including those involving foreclosure or material modification of the One Financial Center Mortgage Loans and the One Financial Center Non-Trust Loan. As of any date of determination, the Loan Combination Controlling Party for the One Financial Center Loan Combination will be (1) the One Financial Center Non-Trust Loan Noteholder or its representative, if and for so long as (a) the unpaid principal balance of the One Financial Center Non-Trust Loan, net of any existing Appraisal Reduction Amount with respect to the One Financial Center Loan Combination, is no less than (b) 27.5% of the original principal balance of the One Financial Center Non-Trust Loan, and (2) otherwise, the holder of the One Financial Center Mortgage Loan, acting directly or through a representative (which representative will be the series 2006-C1 controlling class representative pursuant to the series 2006-C1 pooling and servicing agreement). See ‘‘The Series 2006-C1 Pooling and Servicing Agreement—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders’’ in this prospectus supplement.

•	Purchase Option. If and for so long as the One Financial Center Loan Combination has become and remains specially serviced, then, on and following the date on which a scheduled payment on the One Financial Center Loan Combination is at least 60 days delinquent, the One Financial Center Non-Trust Loan Noteholder (or its assignee) has the option to purchase the One Financial Center Mortgage Loan at a price generally equal to the unpaid principal balance of the One Financial Center Mortgage Loan, together with all accrued unpaid interest on that loan (other than Default Interest and not including any yield maintenance premiums) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2006-C1 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration).

•	Cure Rights. The One Financial Center Non-Trust Loan Noteholder has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money within 10 business days of the later of (a) receipt by the One Financial Center Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; except that (i) no more than four such cure events are permitted during the term of the One Financial Center Loan Combination and (ii) no more than two cure events are permitted with respect to the subject Loan Combination in any 12-month period; and further except that additional cure events are permitted with the consent of the special servicer and the series 2006-C1 controlling class representative.

•	Limitation on Rights of the One Financial Center Non-Trust Loan Noteholder. Notwithstanding the discussion above in this ‘‘—Co-Lender Agreement’’ subsection, if and for so long as the One Financial Center Non-Trust Loan Noteholder effectively controls or is under common control with the One Financial Center Borrower, it will not be entitled to (i) exercise, or appoint a representative to exercise, the rights of the Loan Combination Controlling Party for the One Financial Center Loan Combination (and the holder of the One Financial Center Mortgage Loan, acting directly or through a representative, will instead be entitled to exercise the rights of the Loan Combination Controlling Party) or (ii) to cure a non-monetary default with respect to the One Financial Center Loan Combination.

•	Ability of One Financial Center Non-Trust Loan Noteholder to Sub-Service the One Financial Center Loan Combination. Metropolitan Life Insurance Company (which is currently the One Financial Center Non-Trust Loan Noteholder), or an affiliate thereof, will have the ability to perform certain sub-servicing functions with respect to the One Financial Center Loan Combination (pursuant to a sub-servicing agreement with the series 2006-C1 master servicer) as are agreed to by, among others, the holder of the One Financial Center Mortgage Loan, the master servicer and the applicable rating agencies, which sub-servicing functions, in any event, will include, without limitation, entering into subordination and nondisturbance agreements on behalf of the master servicer (if the One Financial Center Loan Combination are not specially serviced mortgage loans) and reviewing and approving any leasing matters (including, but not limited to, any termination rights) on behalf of the master servicer (if the One Financial Center Loan Combination are not specially serviced mortgage loans).

Priority of Payments.    Pursuant to the One Financial Center Co-Lender Agreement, following the allocation of payments to each mortgage loan in the One Financial Center Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the One Financial Center Mortgage Loan for which the One Financial Center Non-Trust Loan Noteholder or its designee has not exercised its cure rights as described under ‘‘—Loan Combinations—The One Financial Center Mortgage Loan—Co-Lender Agreement—Cure Rights’’ above, or (b) certain non-monetary events of default with respect to the One Financial Center Mortgage Loan at a time when the One Financial Center Mortgage Loan is being specially serviced, collections on the One Financial Center Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•	first, to the One Financial Center Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the One Financial Center Mortgage Loan, in an amount equal to (a) all scheduled principal payments attributable to the One Financial Center Mortgage Loan in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the One Financial Center Mortgage Loan in accordance with the related loan documents, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the One Financial Center Mortgage Loan in accordance with the related loan documents, and (d) on the maturity date, the principal payments attributable to the One Financial Center Mortgage Loan in accordance with the related loan documents;

•	third, to the One Financial Center Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof, until all such interest is paid in full;

•	fourth, to the One Financial Center Non-Trust Loan in an amount equal to (a) all scheduled principal payments attributable to the One Financial Center Non-Trust Loan in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the One Financial Center Non-Trust Loan in accordance with the related loan documents, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the One Financial Center Non-Trust Loan in accordance with the related loan documents, and (d) on the maturity date, the principal payments attributable to the One Financial Center Non-Trust Loan in accordance with the related loan documents;

•	fifth, to the One Financial Center Mortgage Loan, any prepayment premium attributable to the One Financial Center Mortgage Loan in accordance with the related loan documents;

•	sixth, to the One Financial Center Mortgage Loan, any late payment charges and Default Interest due in respect of the One Financial Center Mortgage Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	seventh, to the One Financial Center Non-Trust Loan, any prepayment premium attributable to the One Financial Center Non-Trust Loan in accordance with the related loan documents;

•	eighth, to the One Financial Center Non-Trust Loan, any late payment charges and Default Interest due in respect of the One Financial Center Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	ninth, to the One Financial Center Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the One Financial Center Non-Trust Loan Noteholder with respect to the One Financial Center Loan Combination pursuant to the One Financial Center Co-Lender Agreement or the applicable servicing agreement (including any unreimbursed cure payments by the One Financial Center Non-Trust Loan Noteholder in respect of an event of default with respect to the One Financial Center Mortgage Loan); and

•	tenth, for such remaining purposes as are provided in the One Financial Center Co-Lender Agreement.

Payments and other collections of principal will be attributable to the One Financial Center Mortgage Loan and the One Financial Center Non-Trust Loan for purposes of clauses second and fourth above, respectively, on a pro rata basis by balance.

Pursuant to the One Financial Center Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the One Financial Center Mortgage Loan for which the One Financial Center Non-Trust Loan Noteholder or its designee has not exercised its cure rights as described under ‘‘—Loan Combinations—The One Financial Center Mortgage Loan—Co-Lender Agreement—Cure Rights’’ above, or (b) certain non-monetary events of default with respect to the One Financial Center Mortgage Loan at a time when the One Financial Center Mortgage Loan is being specially serviced, collections on the One Financial Center Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•	first, to the One Financial Center Mortgage Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	second, to the One Financial Center Mortgage Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the One Financial Center Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof;

•	fourth, to the One Financial Center Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	fifth, to the One Financial Center Mortgage Loan, any prepayment premium attributable to the One Financial Center Mortgage Loan in accordance with the related loan documents;

•	sixth, to the One Financial Center Mortgage Loan, any late payment charges and Default Interest due in respect of the One Financial Center Mortgage Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	seventh, to the One Financial Center Non-Trust Loan, any prepayment premium attributable to the One Financial Center Non-Trust Loan in accordance with the related loan documents;

•	eighth, to the One Financial Center Non-Trust Loan, any late payment charges and Default Interest due in respect of the One Financial Center Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	ninth, to the One Financial Center Mortgage Loan, any other amounts paid by the One Financial Center Borrower and due in respect of the One Financial Center Mortgage Loan;

•	tenth, to the One Financial Center Non-Trust Loan, any other amounts paid by the One Financial Center Borrower and due in respect of the One Financial Center Non-Trust Loan;

•	eleventh, to the One Financial Center Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the One Financial Center Non-Trust Loan Noteholder with respect to the One Financial Center Loan Combination pursuant to the One Financial Center Co-Lender Agreement or the applicable servicing agreement; and

•	twelfth, for such remaining purposes as are provided in the One Financial Center Co-Lender Agreement.

The 888 Seventh Avenue Mortgage Loan. The 888 Seventh Avenue Mortgage Loan, which has an unpaid principal balance of $145,894,000 and represents 5.9% of the initial mortgage balance, is part of The 888 Seventh Avenue Loan Combination, which is comprised of three (3) mortgage loans that are all secured by the 888 Seventh Avenue Mortgaged Property. The 888 Seventh Avenue Loan Combination is comprised of: (a) the 888 Seventh Avenue Mortgage Loan; (b) a pari passu mortgage loan (the ‘‘888 Seventh Avenue Note A Non-Trust Loan’’), with an original principal balance of $145,894,000; and (c) a subordinate mortgage loan (the ‘‘888 Seventh Avenue Note B Non-Trust Loan’’), with an original principal balance of $26,766,000. The 888 Seventh Avenue Note A Non-Trust Loan and the 888 Seventh Avenue Note B Non-Trust Loan together constitute the 888 Seventh Avenue Non-Trust Loans. See ‘‘—Significant Underlying Mortgage Loans—The 888 Seventh Avenue Mortgage Loan’’ above for a more detailed description of the 888 Seventh Avenue Mortgage Loan. See ‘‘The Series 2006-C1 Pooling and Servicing Agreement—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders’’ in this prospectus supplement for a more detailed description of certain rights of the 888 Seventh Avenue Non-Trust Loan Noteholders. The 888 Seventh Avenue Non-Trust Loans will be serviced, along with the 888 Seventh Avenue Mortgage Loan, under the series 2006-C1 pooling and servicing agreement by the master servicer and the special servicer, generally as if those Non-Trust Loans were mortgage loans in the trust (provided, however, that the master servicer shall not be required to make P&I advances with respect to the 888 Seventh Avenue Note B Non-Trust Loan).

Co-Lender Agreement.    The three (3) holders of the mortgage loans comprising the 888 Seventh Avenue Loan Combination are bound by the terms and provisions of the 888 Seventh Avenue Co-Lender Agreement, which generally includes the following provisions, among others:

•	Consent Rights. The Loan Combination Controlling Party for the 888 Seventh Avenue Loan Combination will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions under the series 2006-C1 pooling and servicing agreement regarding the 888 Seventh Avenue Loan Combination, including certain actions involving foreclosure or material modification of the 888 Seventh Avenue Loan Combination(see ‘‘The Series 2006-C1 Pooling and Servicing Agreement—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders’’ in this prospectus supplement), subject to certain conditions described in the 888 Seventh Avenue Loan Combination Co-Lender Agreement. As of any date of determination, the Loan Combination Controlling Party for the 888 Seventh Avenue Loan Combination will be (A) the 888 Seventh Avenue Note B Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the 888 Seventh Avenue Note B Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the 888 Seventh Avenue Loan Combination that is allocable to the 888 Seventh Avenue Note B Non-Trust Loan, is equal to or greater than 25.0% of the original principal balance of the 888 Seventh Avenue Non-Trust Loan, and (B) otherwise, the holders of the 888 Seventh Avenue Mortgage Loan and the holders of the 888 Seventh Avenue Note A Non-Trust Loan, each of whom may act directly or through a representative (which representative, in the case of the 888 Seventh Avenue Mortgage Loan, under the series 2005-C1 pooling and servicing agreement, will be the series 2005-C1 controlling class representative). Notwithstanding the foregoing, if the 888 Seventh Avenue Mortgage Loan and the holders of the 888 Seventh Avenue Note A Non-Trust Loan have not, within the requisite time period provided for in the 888 Seventh Avenue Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the special servicer or master servicer, as applicable, will implement the servicing action that it deems to be in accordance with the servicing standards, and the decision of the special servicer or master servicer, as applicable, will be binding on all such parties, subject to the conditions described under ‘‘The Series 2006-C1 Pooling and Servicing Agreement—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders—Rights and Powers of the Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders" in this prospectus supplement.

•	Purchase Option. If and for so long as the 888 Seventh Avenue Loan Combination is specially serviced and a scheduled payment on the 888 Seventh Avenue Loan Combination is at least 60 days delinquent, the 888 Seventh Avenue Note B Non-Trust Loan Noteholder has the option to purchase the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan (together only) at a price generally equal to the aggregate unpaid principal balance of the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan,

together with all accrued unpaid interest on those loans (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2006-C1 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

•	Cure Rights. The 888 Seventh Avenue Note B Non-Trust Loan Noteholder has the right, but not the obligation, to cure a monetary default or a default susceptible to cure by the payment of money that is not cured within the applicable grace period, within 10 business days of the later of (a) receipt of notice of the subject default and (b) the expiration of the applicable grace period for the subject default; provided that (i) no more than seven cure events are permitted during the term of the 888 Seventh Avenue Loan Combination, (ii) no more than three consecutive cure events are permitted and (iii) no more than four cure events, whether or not consecutive, are permitted within any 12-month period. An individual "cure event" means the one-month period for which the holder of the promissory note for 888 Seventh Avenue Note B Non-Trust Loan has exercised its cure rights under the 888 Seventh Avenue Co-Lender Agreement.

Priority of Payments.    Pursuant to the 888 Seventh Avenue Co-Lender Agreement, following the allocation of payments to each mortgage loan in the 888 Seventh Avenue Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the 888 Seventh Avenue Mortgage Loan or the 888 Seventh Avenue Note A Non-Trust Loan for which the 888 Seventh Avenue Note B Non-Trust Loan Noteholder has not exercised its cure rights as described under ‘‘—Loan Combinations—The 888 Seventh Avenue Mortgage Loan— Co-Lender Agreement—Cure Rights’’ above, or (b) certain non-monetary events of default with respect to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan at a time when the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan are being specially serviced, collections on the 888 Seventh Avenue Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•	first, to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to (i) all scheduled principal payments attributable to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), (ii) all voluntary principal prepayments attributable to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), and (iv) on the maturity date of the 888 Seventh Avenue Loan Combination, all principal payments attributable to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination);

•	third, to the 888 Seventh Avenue Note B Non-Trust Loan, up to the amount of any unreimbursed cure payments paid or advanced by the 888 Seventh Avenue Note B Non-Trust Loan Noteholder with respect to the 888 Seventh Avenue Loan Combination pursuant to the 888 Seventh Avenue Co-Lender Agreement or the applicable servicing agreement;

•	fourth, to the 888 Seventh Avenue Note B Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fifth, to the 888 Seventh Avenue Note B Non-Trust Loan in an amount equal to (i) all scheduled principal payments attributable to the 888 Seventh Avenue Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), (ii) all voluntary principal prepayments attributable to the 888 Seventh Avenue Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the 888 Seventh Avenue Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), and (iv) on the maturity date of the 888 Seventh Avenue Loan Combination, all principal payments attributable to the 888 Seventh Avenue Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination);

•	sixth, to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan in accordance with the related loan documents;

•	seventh, to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	eighth, to the 888 Seventh Avenue Note B Non-Trust Loan, any prepayment consideration attributable to the 888 Seventh Avenue Note B Non-Trust Loan in accordance with the related loan documents;

•	ninth, to the 888 Seventh Avenue Note B Non-Trust Loan, any late payment charges and Default Interest due in respect of the 888 Seventh Avenue Note B Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement); and

•	tenth, for such remaining purposes as are provided in the 888 Seventh Avenue Co-Lender Agreement.

Pursuant to the 888 Seventh Avenue Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan for which the 888 Seventh Avenue Note B Non-Trust Loan Noteholder has not exercised its cure rights as described under ‘‘—Loan Combinations—The 888 Seventh Avenue Mortgage Loan—Co-Lender Agreement—Cure Rights’’ above, or (b) certain non-monetary events of default with respect to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan at a time when the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan are being specially serviced, collections on the 888 Seventh Avenue Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•	first, to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	second, to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the 888 Seventh Avenue Note B Non-Trust Loan, up to the amount of any unreimbursed cure payments paid or advanced by the 888 Seventh Avenue Note B Non-Trust Loan Noteholder with respect to the 888 Seventh Avenue Loan Combination pursuant to the 888 Seventh Avenue Co-Lender Agreement or the applicable servicing agreement;

•	fourth, to the 888 Seventh Avenue B-Note Non-Trust Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	fifth, to the 888 Seventh Avenue Note B Non-Trust Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	sixth, to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents;

•	seventh, to the 888 Seventh Avenue Note B Non-Trust Loan, any prepayment consideration attributable to the 888 Seventh Avenue Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents;

•	eighth, to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	ninth, to the 888 Seventh Avenue Note B Non-Trust Loan, any late payment charges and Default Interest due in respect of the 888 Seventh Avenue Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	tenth, to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, on a pro rata and pari passu basis, any other amounts paid by the 888 Seventh Avenue Borrower and due in respect of the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan;

•	eleventh, to the 888 Seventh Avenue Note B Non-Trust Loan, any other amounts paid by The 888 Seventh Avenue Borrower and due in respect of the 888 Seventh Avenue Note B Non-Trust Loan;

•	twelfth, to the 888 Seventh Avenue Note B Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the 888 Seventh Avenue Note B Non-Trust Loan Noteholder with respect to the 888 Seventh Avenue Loan Combination pursuant to the 888 Seventh Avenue Co-Lender Agreement or the applicable servicing agreement; and

•	thirteenth, for such remaining purposes as are provided in the 888 Seventh Avenue Co-Lender Agreement.

The A/B Loan Combinations. Each underlying mortgage loan that is part of an A/B Loan Combination is comprised of two (2) mortgage loans that are both secured by the related mortgaged real property. See ‘‘The Series 2006-C1 Pooling and Servicing Agreement—The Series 2006-C1 Controlling Class Representative, the Class IUU Representatives and the Non-Trust Loan Noteholders’’ in this prospectus supplement for a more detailed description of certain rights of the holders of the underlying mortgage loans that comprise each A/B Loan Combination. The Non-Trust Loan in each A/B Loan Combination will be serviced, along with the related underlying mortgage loan, under the series 2006-C1 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust (provided, however, that neither the master servicer nor the trustee shall be required to make P&I advances with respect to any Non-Trust Loan).

Co-Lender Agreement.    The holders of the mortgage loans comprising each A/B Loan Combination are bound by the terms and provisions of the related A/B Loan Combination Co-Lender Agreement, executed in January 2006. Each A/B Loan Combination Co-Lender Agreement generally includes the following provisions, among others:

•	Consent Rights. The Loan Combination Controlling Party for each of the A/B Loan Combinations will have the ability to advise and direct the series 2006-C1 master servicer and/or special servicer with respect to certain specified servicing actions regarding the subject Loan Combination, including those involving foreclosure or material modification of the related underlying mortgage loan and the related Non-Trust Loan (see ‘‘Servicing Under the Series 2006-C1 Pooling and Servicing Agreement—The Series 2006-C1 Controlling Class Representative, the Class IUU Representatives and the Non-Trust Loan Noteholders’’ in this prospectus supplement), subject to certain conditions described in the related A/B Loan Combination Co-Lender Agreement. As of any date of determination, the Loan Combination Controlling Party for each A/B Loan Combination will be (A) the related Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the related Non-Trust Loan, net of any existing Appraisal Reduction Amount with respect to the subject Loan Combination, is equal to or greater than 25.0% of the original principal balance of such Non-Trust Loan, and (B) otherwise, the holder of the related underlying mortgage loan or its designee (which designee, in accordance with the series 2006-C1 pooling and servicing agreement, will be the series 2006-C1 controlling class representative).

•	Purchase Option. If and for so long as the subject Loan Combination is specially serviced and, further, upon the date when a scheduled payment on such Loan Combination becomes at least 60 days delinquent, the related Non-Trust Loan Noteholder (or its assignee) will have the option to purchase the underlying mortgage loan at a price generally equal to the unpaid principal balance of such underlying mortgage loan, together with all accrued unpaid interest on that loan (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2006-C1 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

•	Cure Rights. With respect to the Triangle Town Center Loan Combination only, the related Non-Trust Loan Noteholder has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the related Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that no more than (i) three consecutive cure events are permitted, (ii) seven cure events are permitted during the term of such Loan Combination and (iii) no more than four cure events, whether or not consecutive, are permitted within any 12-month period. An individual "cure event" means the one-month period for which the related Non-Trust Loan Noteholder has exercised its cure rights under the Co-Lender Agreement.

Priority of Payments.    Pursuant to each of the A/B Loan Combination Co-Lender Agreements, following the allocation of payments to each mortgage loan in the subject Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the related underlying mortgage loan or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

•	first, to the related underlying mortgage loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the related underlying mortgage loan, in an amount equal to (a) all scheduled principal payments attributable to the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable, (b) all voluntary principal prepayments attributable to the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable and (d) on the maturity date, all principal payments attributable to the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable, in each such case principal to be attributable to the related underlying mortgage loan under the related loan documents or the related Co-Lender Agreement, as applicable, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the subject Loan Combination;

•	third, solely with respect to the Triangle Town Center Non-Trust Loan, to the related Non-Trust Loan, up to the amount of any unreimbursed cure payments paid or advanced by the related Non-Trust Loan Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement;

•	fourth, to the related Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fifth, to the related Non-Trust Loan, in an amount equal to (a) all scheduled principal payments attributable to the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable, (b) all voluntary principal prepayments attributable to the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable and (d) on the maturity date, all principal payments attributable to the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable, in each such case principal to be attributable to the related Non-Trust Loan under the related loan documents or the related Co-Lender Agreement, as applicable, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the subject Loan Combination;

•	sixth, to the related underlying mortgage loan, any prepayment consideration attributable to the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable;

•	seventh, with respect to all Non-Trust Loans other than the Triangle Town Center Non-Trust Loan, to the related Non-Trust Loan, any prepayment consideration attributable to the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable;

•	eighth, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	ninth, to the related Non-Trust Loan, any late payment charges and Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	tenth, with respect to all Non-Trust Loans other than the Triangle Town Center Non-Trust Loan, to the related Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related Non-Trust Loan Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

•	eleventh, for such remaining purposes as are provided in the related Co-Lender Agreement.

Pursuant to each of the A/B Loan Combination Co-Lender Agreements, during the existence of: (a) certain monetary events of default with respect to the related underlying mortgage loan or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

•	first, to the related underlying mortgage loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	second, to the related underlying mortgage loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	third, solely with respect to the Triangle Town Center Non-Trust Loan, to the related Non-Trust Loan, up to the amount of any unreimbursed cure payments paid or advanced by the related Non-Trust Loan Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement;

•	fourth, to the related Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	fifth, to the related Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	sixth, to the related underlying mortgage loan, any prepayment consideration attributable to the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable;

•	seventh, to the related Non-Trust Loan, any prepayment consideration attributable to the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable;

•	eighth, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	ninth, to the related Non-Trust Loan, any late payment charges and Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	tenth, to the related underlying mortgage loan, any other amounts paid by the related borrower and due in respect of the related underlying mortgage loan;

•	eleventh, to the related Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the related Non-Trust Loan;

•	twelfth, with respect to all Non-Trust Loans other than the Triangle Town Center Non-Trust Loan, to the related Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related Non-Trust Loan Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

•	thirteenth, for such remaining purposes as are provided in the related Co-Lender Agreement.

Additional Loan and Property Information

Delinquency and Loss Information.    None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment due thereunder. There has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

Tenant Matters.    Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust—

•	Sixty-nine (69) of the mortgaged real properties, securing 36.0% of the Initial Mortgage Pool Balance, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

•	Twenty-four (24) of the mortgaged real properties, securing 7.8% of the Initial Mortgage Pool Balance, are entirely or substantially leased to a single tenant.

•	A number of companies are major tenants at more than one of the mortgaged real properties.

•	There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

•	One (1) of the mortgaged real properties, securing 0.6% of the Initial Mortgage Pool Balance, are each a multifamily rental property that has a material concentration of military personnel. Each of those mortgaged real properties could be adversely affected by the closing of the local military base.

•	Twelve (12) of the mortgaged real properties, securing 0.7% of the Initial Mortgage Pool Balance, are each a multifamily rental property that has a material tenant concentration of students. These mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

•	Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. For example, see also "Description of the Mortgage Pool—Significant Underlying Mortgage Loans" and the footnotes to Annex A-1 to this prospectus supplement.

•	Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

•	Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties.

•	Three (3) of the mortgaged real properties, collectively securing 0.5% of the Initial Mortgage Pool Balance, are multifamily rental properties that, in each case, receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 Housing Assistance Program.

•	There may be one or more cases in which the sole tenant or a significant tenant of a related mortgaged property is an agency of the United States Federal Government. Typically the terms of such tenancies are prescribed by the Government Services Administration and may contain few or no limitations on the ability of such tenant to terminate the lease and/or vacate the premises and cease the payment of rent. For example, in the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 as SSA Abilene, representing 0.1% of the initial mortgage pool balance, the Social Security Administration is the sole tenant of the mortgaged real property and after year 10 of the related lease the tenant is permitted to terminate the lease upon 60 days' notice to the related borrower.

Ground Leases. Six (6) of the mortgage loans that we intend to include in the trust, representing 16.6% of the Initial Mortgage Pool Balance, are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. For example, the Embassy Suites Battery Park City Mortgage Loan is solely secured by the related borrower’s interest in a ground lease on the Embassy Suites Battery Park City Mortgaged Property, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Embassy Suites Battery Park City Mortgage Loan—Ground Lease’’ in this prospectus supplement. In addition, the One Financial Center underlying mortgage loan is secured in part by the related borrower’s interest in a ground lease on the One Financial Center mortgaged real property, as described under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The One Financial Center Mortgage Loan—Ground Lease’’ in this prospectus supplement in each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

Purchase Options. With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Kroger’s-Las Vegas, representing 0.2% of the Initial Mortgage Pool Balance, the lease between the related borrower and the single property tenant, Kroger’s (the ‘‘Kroger’s Lease’’) gives that tenant the right to terminate its lease in the event that it determines that the leased premises have become uneconomic or unsuitable for its business operations and in connection with such termination, Smith’s Food & Drug Centers, Inc. is obligated to offer to purchase the related mortgaged real property for the sum of $6,783,930 plus any prepayment premium owed to any lender of which Smith’s Food & Drug Centers, Inc. has been given notice provided, that, such prepayment premium shall be in an amount equal to the greater of (i) 1% of the prepayment amount and (ii) any yield maintenance premium in effect. Although pursuant to the terms of the Kroger’s Lease the borrower or lender may reject such offer, the related loan documents contain provisions which would preclude the borrower from rejecting such offer and which would thus require prepayment in full of the underlying mortgage loan, together with any yield maintenance prepayment premium due upon Smith’s Food & Drug Centers, Inc.’s exercise of such termination right.

Rights of First Refusal. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Kroger’s-Las Vegas, representing 0.2% of the Initial Mortgage Pool Balance, the lease between the related borrower and the single property tenant, Kroger’s (the ‘‘Kroger’s Lease’’) gives that tenant a right of first refusal with respect to any bona fide offer from a third party for the purchase of the mortgaged real property, which offer the related borrower desires to accept. If such tenant does not accept an offer submitted to it by the borrower within the time period specified in the lease, such right of first refusal shall be considered waived as to that offer; provided, however, that the right of first refusal shall be a continuing right as to any subsequent or modified purchase offer. The foregoing right of first refusal shall be inapplicable to a transfer of the mortgaged property upon foreclosure of the related mortgage, a transfer upon a deed in lieu of foreclosure, or the first transfer by the mortgagee to a third party.

Other Financing. In the case of the underlying mortgage loans described under ‘‘Description of the Mortgage Pool— Loan Combinations’’ above in this prospectus supplement, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See ‘‘Risk Factors —Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this prospectus supplement and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 888 Seventh Avenue Mortgage Loan,’’ ‘‘—Significant Underlying Mortgage Loans—The Triangle Town Center Mortgage Loan,’’ ‘‘—Significant Underlying Mortgage Loans—The One Financial Center Mortgage Loan’’ and ‘‘—Loan Combinations’’ above.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Barcelona Apartments, representing 0.4% of the Initial Mortgage Pool Balance, the related loan documents permit the related borrower to obtain subordinate financing secured by the mortgaged real property provided certain requirements are satisfied including (i) the absence of an event of default, (ii) the achievement of an aggregate loan-to-value ratio of the mortgaged property not in excess of 75% as evidenced by an updated appraisal, (iii) the existence of a fixed rate of interest, (iv) the maintenance of the original maturity date, (v) the achievement of an aggregate debt service coverage ratio for the trailing 12-month period equal to or greater than 1.25x, (vi) the execution and delivery of an intercreditor agreement or standstill agreement providing for the subordination of the secondary financing, (vii) the execution of any additional loan documents as applicable, (viii) the delivery of opinions of counsel and confirmations of rating agencies, as applicable, and (ix) the payment by the related borrower of any related costs and expenses.

Except as disclosed under this ‘‘—Other Financing’’ subsection, including as described in the second succeeding paragraph, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine or affiliate debt. ‘‘Mezzanine debt’’ is debt secured by the principal’s direct ownership interest in a related borrower, and the affiliate debt referred to in this ‘‘—Other Financing’’ section is secured by an entity’s indirect ownership interest in a related borrower.

With respect to the 1301 Avenue of the Americas Mortgage Loan, which mortgage loan represents 17.1% of the Initial Mortgage Pool Balance, the equity owners of the related borrower have pledged 100% of the equity interests in the related borrower to secure a mezzanine loan in the principal amount of $65,821,126, as described under ‘‘—Significant Underlying Mortgage Loans—The 1301 Avenue of the Americas Mortgage Loan—Mezzanine Debt’’ above.

With respect to the Embassy Suites Battery Park City Mortgage Loan, which mortgage loan represents 3.4% of the Initial Mortgage Pool Balance, there is mezzanine financing secured by a pledge of 100% of the equity interests in the related borrower in the amount of $15,000,000, as further described under ‘‘—Significant Underlying Mortgage Loans—The Embassy Suites Battery Park City Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Intel Corporate Building, which represents 1.0% of the Initial Mortgage Pool Balance, the equity owners of the related borrower have pledged 100% of the equity interests in the related borrower to secure a mezzanine loan in the original principal amount of $2,500,000 made by TD BankNorth, N.A. The mezzanine loan is subject to the intercreditor agreement between the senior lender and the mezzanine lender. The intercreditor agreement provides, among other things, that (a) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the mezzanine loan unless such transfer is to a transferee meeting certain requirements, or a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2006-C1 certificates has been received, (b) the mezzanine lender is not permitted to realize upon the equity collateral without confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2006-C1 certificates, unless the transferee meets certain requirements and, if the current lease of the related property has terminated, the related property will be managed by a qualified manager and the in connection with such foreclosure. The mezzanine lender may be required to provide replacement guaranties and an opinion of counsel that such replacement guaranty will not cause a ‘‘significant modification’’ of the related mortgage loan, (c) the mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the mortgagee, (d) provided no event of default (of which mezzanine lender has received notice from mortgage lender) then exists, mezzanine lender may accept payments of amounts due and payable in accordance with the related mezzanine loan documents, (e) the mezzanine lender will have certain rights to cure defaults under the mortgage loan, and (f) if the mortgage loan is accelerated or if any enforcement action under the loan documents has been commenced and is continuing, the mezzanine lender has the right to purchase the mortgage loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any protective advances made by the mortgagee for expenses incurred in enforcement (including special servicing fees) and any interest thereon, and if the related mortgage loan is purchased more than 30 days after the occurrence of the event giving rise to such purchase option, any liquidation fee, workout fee or other fee payable to any special servicer of the related mortgage loan.

With respect to the One Financial Center Mortgage Loan, representing 4.1% of the Initial Mortgage Pool Balance, Metropolitan Life Insurance Company and Bostrose Associates, L.L.C., the two 50% general partners of the related borrower, are not prohibited from pledging and encumbering their direct interests in the related borrower and Metropolitan Life Insurance Company is further not precluded from pledging and encumbering its indirect interest in the related borrower. See ‘‘Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ and ‘‘Risk Factors—Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities’’ in this prospectus supplement.

Further with respect to the 1301 Avenue of the Americas Mortgage Loan, which mortgage loan represents 17.1% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain additional mezzanine financing (in addition to that described above in this ‘‘—Other Financing’’ section), as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1301 Avenue of the Americas Mortgage Loan—Permitted Mezzanine Financing’’ in this prospectus supplement.

With respect to the Chapel Hills Mall Mortgage Loan, which mortgage loan represents 5.0% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing, as described under ‘‘—Significant Underlying Mortgage Loans—The Chapel Hills Mall Mortgage Loan— Mezzanine Debt’’ above.

With respect to the Ashford I Portfolio Mortgage Loan, which mortgage loan represents 4.5% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing, as described under ‘‘—Significant Underlying Mortgage Loans—The Ashford I Portfolio Mortgage Loan—Permitted Mezzanine Debt’’ above.

With respect to the Ashford II Portfolio Mortgage Loan, which mortgage loan represents 4.1% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing, as described under ‘‘—Significant Underlying Mortgage Loans—The Ashford II Portfolio Mortgage Loan—Permitted Mezzanine Debt’’ above.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 417 North 8th, representing 0.4% of the initial mortgage pool balance, the related loan documents permit the owners of the direct and indirect partnership interests in the related borrower to pledge such partnership interests to obtain mezzanine financing provided that certain conditions are satisfied including the following: (i) no event of default has occurred, (ii) the mezzanine loan and the terms and conditions are approved by the lender and rating agencies, (iii) the mezzanine loan is not in excess of $3,500,000, (iv) the aggregate loan-to-value ratio does not exceed 80% as evidenced by existing or updated appraisals, as applicable, (v) the ratio of the annualized net cash flow to aggregate annual amount of debt service on the mortgage and mezzanine loans is not less than 1.20x, (vi) the mezzanine loan is payable only out of excess cash flow, (vii) repayment of the mezzanine loan is prohibited if an event of default has occurred, (viii) an intercreditor agreement is executed that is approved by mortgage lender in its sole but good faith discretion and provides for the subordination of the terms and rights with respect to the mezzanine loan, (ix) rating agency confirmations or opinions are delivered as applicable and (x) the related borrower pays any related costs and expenses (including, without limitation, reasonable attorney's fees and expenses).

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sweetbriar Apartments, representing 0.1% of the initial mortgage pool balance, the related loan documents permit the owners of the direct and indirect membership interests in the related borrower to pledge such membership interests to obtain mezzanine financing so long as certain requirements are satisfied including the following: (i) no event of default has occurred, (ii) the mezzanine loan terms are approved by the lender and rating agencies, (iii) the aggregate loan-to-value ratio does not exceed 80%, as evidenced by existing or updated appraisals, as applicable, (iv) the ratio of the annualized net cash flow to annual amount of debt service on the mortgage loan and mezzanine loans is not less than 1.25x, (v) the mezzanine loan holder is approved by the lender, (vi) the mezzanine loan is payable only out of excess cash flow, (vii) an intercreditor agreement is executed that is approved by mortgage lender in its sole but good faith discretion and provides for the subordination of the terms and rights with respect to the mezzanine loan, (viii) rating agency confirmations or opinions are delivered as applicable and (ix) the related borrower pays any related costs and expenses (including, without limitation, reasonable attorney's fees and expenses).

With respect to each of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Commerce Center, Southeast Executive Park, Woodhill Plaza, Twenty Mile Self Storage, Infinity Office and Warehouse, Towne Crossing Shopping Center, 40 Saw Mill River Road and 11451 Katy Freeway, which mortgage loans collectively represent 3.4% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interest in the related borrower have the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interest in the related borrowers, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio not less than 1.15x and a combined maximum loan-to-value ratio not to exceed 85% and (b) delivery of an subordinate agreement acceptable to the lender under the related mortgage loan.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sunnyslope Centre, which mortgage loan represents 0.3% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interest in the related borrower have the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interest in the related borrowers, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio not less than 1.25x and a combined maximum loan-to-value ratio not to exceed 75% and (b) delivery of a subordinate agreement acceptable to the lender under the related mortgage loan.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Orchard Corners Apartments, which mortgage loans collectively represent 0.1% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interest in the related borrower have the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interest in the related borrowers, provided that the following requirements, among others, are satisfied: (a)

achievement of a combined minimum debt service coverage ratio of 1.10x and a combined maximum loan-to-value ratio of 90% and (b) delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Club Quarters Midtown and Club Quarters Washington, D.C. which mortgage loans collectively represent 2.9% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interest in the related borrowers have the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interest in the related borrowers, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.35x and a combined maximum loan-to-value ratio of 70% and (b) delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Macton Building, representing 0.1% of the Initial Mortgage Pool Balance, the related borrower may obtain mezzanine financing from a lending institution acceptable to mortgage lender, or in the case of the first permitted transfer of the related mortgaged real property, from the originally named borrower, in each case secured by a pledge of equity interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio not less than 1.15x and a combined maximum loan-to-value ratio not to exceed 85%, (b) the mortgage lender receives written rating agency approval; and (c) execution of a subordination agreement by mortgage lender and the mezzanine lender in form and content acceptable to the mortgage lender under the related mortgage loan.

Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, including loans from members or partners, that is in addition to customary trade debt and equipment financing.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Barcelona Apartments, representing 0.4% of the initial mortgage pool balance, the related loan documents permit the related borrower to obtain subordinate financing secured by the mortgaged real property provided that certain requirements are satisfied, including (a) the absence of an event of default, (b) the achievement of an aggregate loan-to-value ratio of the mortgaged property not in excess of 75% as evidenced by an updated appraisal, (c) the existence of a fixed rate of interest, (d) the maintenance of the original maturity date, (e) the achievement of an aggregate debt service coverage ratio for the trailing 12 month period equal to or greater than 1.25x, (f) the execution and delivery of an intercreditor agreement or standstill agreement providing for the subordination of the secondary financing, (g) the execution of any additional loan documents as applicable, (h) the delivery of opinions of counsel and confirmations of rating agencies, as applicable, and (i) the payment by the related borrower of any related costs and expenses.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See ‘‘Risk Factors—Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates’’ and ‘‘Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the accompanying base prospectus.

Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator—

•	determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

•	determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator’s judgment constitute adequate security for the related mortgage loan; and/or

•	required law and ordinance insurance.

See ‘‘Risk Factors—Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures’’ in this prospectus supplement. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local Building Codes or with the Americans With Disabilities Act of 1990’’ in this prospectus supplement, and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties.

In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Lockboxes.    One hundred thirty-four (134) mortgage loans that we intend to include in the trust, representing approximately 94.3% of the Initial Mortgage Pool Balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

Type of Lockbox	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Hard	24	54.7%
Hard/Hotel	5	15.0%
Springing Hard	21	4.5%
Soft	3	1.5%
Springing Soft	81	18.7%

•	Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay certain of the items described in clause (a) above, with the remainder disbursed to the borrower. In a few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required (without the requirement of a triggering event) to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

•	Hard/Hotel Lockbox. With respect to hospitality properties only, cash or ‘‘over-the-counter’’ receipts are deposited into the lockbox account by a property manager (which may be affiliated with the borrower), while credit card receivables are deposited directly into a lockbox account) controlled by the lender. In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay the items described in clause (a) above, with the remainder disbursed to the borrower. In very few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower. In the case of the Embassy Suites Battery Park City Mortgage Loan, representing 3.4% of the Initial Mortgage Pool Balance, the Embassy Suites Battery Park City Lender does not have the right to issue a cash sweep notice in connection with a trigger event if the Embassy Management Agreement has not been terminated, even while an event of default exists under the subject underlying mortgage loan. See ‘‘—Significant Underlying Mortgage Loans—The Embassy Suites Battery Park City Mortgage Loan— Lockbox’’ above.

•	Springing Hard Lockbox. Either—

1.	income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a Hard Lockbox with lender cash management; or

2.	a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a Hard Lockbox with lender cash management.

•	Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a Hard Lockbox.

•	Springing Soft Lockbox. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a Soft Lockbox as described in the preceding bullet.

For the purposes of the foregoing lockbox definitions, examples of triggering events may include one or more of the following:

1.	a failure to pay the related mortgage loan in full on or before any related anticipated repayment date;

2.	a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;

3.	a failure to meet a specified debt service coverage ratio; and/or

4.	an event of default under the mortgage loan.

Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

•	property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination), and

2.	the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

•	if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination),

2.	the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

3.	the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

4.	the full insurable replacement cost of the improvements located on the mortgaged real property;

•	comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

•	business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties (except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism); (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Eighty-nine (89) of the mortgaged real properties, securing 13.2% of the Initial Mortgage Pool Balance, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, require the related borrower to maintain windstorm insurance.

Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See ‘‘Risk Factors—Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses’’ in the accompanying base prospectus.

The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2006-C1 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers’ title to the subject mortgaged real property.

Assessments of Property Condition

Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this prospectus supplement.

Environmental Assessments. With respect to each of the mortgaged real properties securing the underlying mortgage loans, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or conducted a transaction screen, as described under ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this prospectus supplement.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition. In addition, in certain cases the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property. Further, in certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. See ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this prospectus supplement for a discussion of certain environmental conditions identified at some of the mortgaged real properties securing mortgage loans that we intend to include in our trust.

The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to above and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

Environmental Insurance. As discussed above, certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

1.	With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a ‘‘pollution condition’’

is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

2.	If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

3.	If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See ‘‘—Property, Liability and Other Insurance’’ above.

The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

Engineering Assessments. In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm’s estimated cost of the recommended repairs, corrections or replacements to assure their completion.

Assignment of the Underlying Mortgage Loans

On or before the Issue Date, we will acquire, pursuant to one or more mortgage loan purchase agreements—

•	93 mortgage loans, with an aggregate cut-off date principal balance of $1,583,730,273, from the Lehman Mortgage Loan Seller, and

•	52 mortgage loans, with an aggregate cut-off date principal balance of $872,236,833, from the UBS Mortgage Loan Seller.

The 1301 Avenue of the Americas Mortgage Loan, which has an unpaid principal balance of $420,783,734, was originated on a 50/50 basis by the UBS Mortgage Loan Seller and by an affiliate of the Lehman Mortgage Loan Seller. We will acquire the 1301 Avenue of the Americas Mortgage Loan from the Lehman Mortgage Loan Seller.

We will transfer to the trustee, for the benefit of the series 2006-C1 certificateholders, all of the mortgage loans that we so acquire from the Lehman Mortgage Loan Seller and the UBS Mortgage Loan Seller.

In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

•	either—

1.	the original promissory note(s) evidencing that mortgage loan, or

2.	if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.	an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

•	either—

1.	an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording; and

•	an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a ‘‘marked-up’’ commitment for title insurance or a pro forma policy.

The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2006-C1 certificateholders and, in the case of a Loan Combination, also for the benefit of the related Non-Trust Loan Noteholder(s). Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee’s review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

The trustee may appoint, at the trustee’s expense, one or more custodians to hold all or a portion of the mortgage files as agent for the trustee, which custodian may not be the depositor, any mortgage loan seller or any affiliate of any of them. Neither the master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2006-C1 pooling and servicing agreement. The trustee may enter into an agreement to appoint a custodian which is not the trustee, so long as that agreement: (a) is consistent with the series 2006-C1 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2006-C1 pooling and servicing agreement; (b) provides that if the trustee no longer acts in the capacity of trustee hereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under the subject agreement or, alternatively, may terminate that agreement without cause and without payment of any penalty or termination fee; and (c) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent that such indemnification would be permitted for any other agent of the trustee. See ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2006-C1 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series 2006-C1 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in therein. LaSalle itself will act as initial custodian on behalf of the trustee. See ‘‘Transaction Participants—The Trustee’’ in this prospectus supplement for a discussion of the procedures to be employed by LaSalle in connection with the safekeeping and preservation of the documents with respect to the underlying mortgage loans.

If, as provided in the series 2006-C1 pooling and servicing agreement—

•	any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered,

•	we or the UBS Mortgage Loan Seller, as applicable, are notified of the missing document, and

•	either (a) we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, the document omission materially and adversely affects the value of the subject underlying mortgage loan at the time notice of the document omission is delivered to us or the UBS Mortgage Loan Seller, as applicable, then the omission will constitute a ‘‘Material Document Omission’’ as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Within a specified period following the later of—

•	the Issue Date, and

•	the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of us, in the case of the Lehman Mortgage Loans, and the UBS Mortgage Loan Seller, in the case of the UBS Mortgage Loans, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to each UBS Mortgage Loan, and we will be required to deliver to the master servicer with respect to each Lehman Mortgage Loan, only the documents required to be included in the related Servicing File for the subject underlying mortgage loan and only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan, (b) relate to the administration or servicing, and are reasonably necessary for the ongoing administration or servicing, of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2006-C1 pooling and servicing agreement, and (c) are in our possession or under our control or in the possession or under the control of the UBS Mortgage Loan Seller, as applicable; except that neither we nor the UBS Mortgage Loan Seller will be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt, but not the sufficiency or accuracy, of the documents constituting the Servicing File that are then in its possession. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to a subject underlying mortgage loan, is not so delivered, and if a written request therefor is not made to us, in the case of a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, prior to the first anniversary of the date of the certification referred to in the preceding sentence, then neither we nor the UBS Mortgage Loan Seller, as applicable, will have any further obligation to deliver such document with respect to the subject mortgage loan. The master servicer will not be under any duty or obligation to inspect, review or examine any of the documents constituting the Servicing File to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the UBS Mortgage Loan Seller, as the case may be, in the event those documents are not delivered.

Representations and Warranties

As of the Issue Date, and subject to certain exceptions (including, without limitation, any conflicting disclosure contained in this prospectus supplement), we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the UBS Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

•	The information pertaining to the mortgage loan set forth in the mortgage loan schedule attached to the series 2006-C1 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

•	To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

•	The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

•	The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property; and there is no requirement for future advances thereunder.

•	The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors’ rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the lender’s realization of the principal benefits and/or security provided by the subject agreement or instrument.

•	Subject to the exceptions and limitations on enforceability set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

•	The assignment of each related mortgage instrument in favor of the trustee constitutes the legal, valid, binding and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable assignment of that mortgage instrument to the trustee.

•	Each related mortgage instrument is a valid and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related Non-Trust Loans that will not be included in the trust. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

•	All taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

•	To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

•	A nationally recognized title insurance company has issued an ALTA (or its equivalent) lender’s title insurance policy insuring that the mortgage is a valid first lien on the mortgaged real property subject only to Permitted Encumbrances.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the lender may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

•	Other than payments due but not yet 30 days or more delinquent, to the actual knowledge of the representing party, no material default, breach, violation or event of acceleration exists under the related mortgage loan documents, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration exists under any of such documents.

•	As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

•	Subject to certain identified exceptions, the related mortgage loan documents do not provide for or permit, without the prior written consent of the holder of the related mortgage note or the satisfaction of certain conditions in the related mortgage, any related mortgaged real property or any direct controlling interest in the borrower to secure any other promissory note or debt (other than another mortgage loan in the trust or a non-trust loan which is part of a Loan Combination).

•	One or more environmental site assessments, or updates thereof were performed with respect to each the mortgaged real property during the 12-month period preceding the cut-off date and none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then such report also identifies one or more factors mitigating such circumstances. Additionally, the borrower has represented and warranted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the mortgaged real property, any hazardous materials in any manner which violates applicable environmental laws.

•	The related mortgage loans documents require the borrower to comply with applicable environmental laws.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

•	The mortgage loan documents do not provide for any contingent interest in the cash flow of the related mortgaged real property.

•	Subject to certain identified exceptions, the related mortgage loan contains provisions for the acceleration thereof if, without the prior written consent of the lender, confirmation from the applicable rating agencies that the ratings assigned to the series 2006-C1 certificates will not be withdrawn, qualified or downgraded and/or the satisfaction of certain conditions, any related mortgaged real property, or any direct controlling interest in the borrower is directly encumbered in connection with subordinate financing. Subject to certain identified exceptions, the representing party has not consented to such subordinate financing. To the representing party’s knowledge, subject to certain identified exceptions, the related mortgaged real property is not encumbered in connection with subordinate financing and none of the direct controlling equity holders in the related borrower have incurred debt secured by such interest in the related borrower.

•	Subject to certain identified exceptions, and except with respect to transfers of certain non-controlling and/or minority interests in the related borrower as specified in the related mortgage loan documents or with respect to transfers of interests in the related borrower between affiliates, principals and/or immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related borrower, the mortgage loan documents contains provisions for the acceleration of the mortgage loan if any related mortgaged real property or interest therein is directly or indirectly transferred or sold without the prior written consent of the lender, rating agency confirmation, or the satisfaction of certain conditions.

•	Subject to certain identified exceptions, none of the material terms of the mortgage loan documents have been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgage lender, and no material portion of the mortgaged real property has been released from the lien of the related mortgage.

•	The related mortgage loan documents do not provide for the release from the lien of the mortgage of any material portion of the related mortgaged real property that is necessary to the operation of such mortgaged real property or was given material value in the underwriting of such mortgage loan at origination, without requiring payment of the loan in full, payment of a specified release price, or the delivery of defeasance collateral or acceptable substitute collateral.

•	The borrower has covenanted in the mortgage loan documents to maintain the mortgaged real property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such mortgaged real property. The representing party has received no notice of any material violation of, to the extent is has not been grandfathered under, such laws, ordinances, rules, covenants and restrictions which is not affirmatively covered by the lender’s title insurance policy.

•	Generally the borrower is obligated by its organizational documents or the related mortgage loan documents or both to be, for the term of the mortgage loan, an entity that is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing such mortgage loan and is prohibited from engaging in any business unrelated to the mortgaged real property, does not have any material assets other than those related to its interest in and operation of the mortgaged real property and may not incur indebtedness other than as permitted by the mortgage loan documents.

•	To the actual knowledge of the representing party, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the borrower or any mortgaged real property the adverse determination of which would materially and adversely affect the value of the mortgaged real property or the ability of the borrower to pay principal, interest or any other amounts due under the mortgage loan.

•	To the actual knowledge of the representing party, the mortgaged real property is not collateral or security for any mortgage loan that is not in the trust, other than a related Non-Trust Loan.

•	None of improvements on the mortgaged real property are located in a flood hazard area as defined by the Federal Insurance Administration, or if any of such improvements are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards falling within zones A or V in the national flood insurance program, the borrower is required to maintain flood insurance.

•	One or more engineering assessments, or assessment updates, were performed with respect to the mortgaged real property during the 12-month period preceding the cut-off date and, to the extent the assessments revealed material deficiencies or deferred maintenance the related loan documents provide for reserves, escrows or other security and/or require the borrower to effect repairs.

•	The borrower has represented in the mortgage loan documents that all material licenses, permits and authorizations then required for use of the related mortgaged real property by such borrower, the related lessee, franchisor or operator were issued and were then valid and in full force and effect.

•	If the mortgage loan is secured in whole or in material part by the interest of the borrower as a lessee under a ground lease but not by the fee interest in that property, then, subject to certain identified exceptions: (a) the ground lease or a memorandum thereof has been recorded; (b) all lessor consents required for the operation of the leasehold mortgage have been or will be obtained; (c) upon a foreclosure of the leasehold mortgage, the ground lease can be assigned to the lender; (d) the ground lease cannot be modified without the lender’s consent; (e) the ground lease is in full force and effect; (f) to the actual knowledge of the representing party, there are no current material defaults under the ground lease; (g) the ground lease—or an estoppel or consent letter—requires notices of default to be delivered to the lender; (h) the lender can enter a new ground lease if the current ground lease is terminated, provided the lender cures any then-existing defaults; (i) the lender will have an opportunity to cure lessee defaults; (j) the ground lease has a current term—including options—which exceeds the mortgage loan maturity date.

•	If the mortgage loan is secured by the interest of the related borrower under a ground lease and also by the fee interest in the same property, then the fee mortgage is a first lien on such fee interest, subject only to Permitted Encumbrances.

•	The mortgaged real property currently does, or, within a time period specified in the mortgage loan documents, constitutes, or will constitute one or more complete separate tax lots.

•	If the mortgage loan permits defeasance, the mortgage loan documents require the borrower to pay all reasonable costs associated with the defeasance thereof, and provide either that the lender consent in advance, the borrower comply with the requirements set forth therein for defeasance, or defeasance not occur prior to the second anniversary of the Issue Date and then with defeasance collateral consisting of Government Securities sufficient to make all scheduled payments under the mortgage note or, for a partial defeasance, to make all scheduled payments under the mortgage note equal to at least 100% of the allocated loan amount for the portion of the mortgaged real property being released.

•	As of origination, the mortgaged real property is free and clear of mechanics’ and materialmen’s liens that are not bonded, insured against or escrowed for, and no claims exist that under law could give rise to any such lien that would be prior or equal to the lien of the mortgage unless affirmatively covered by the lender’s title insurance policy in any jurisdiction where such coverage is available.

The foregoing representations and warranties are subject to certain exceptions, including, without limitation, any conflicting disclosure contained in this prospectus supplement.

If, as provided in the series 2006-C1 pooling and servicing agreement—

•	there exists an uncured breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller,

•	we or the UBS Mortgage Loan Seller, as applicable, are notified of the breach, and

•	either (a) we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, the breach materially and adversely affects the value of the subject underlying mortgage loan at the time notice of the breach is delivered to us or the UBS Mortgage Loan Seller, as applicable, then that breach will be a ‘‘Material Breach’’ as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Cures and Repurchases

If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under ‘‘—Representations and Warranties’’ above, or if there exists a Material Document Omission with respect to any Lehman Mortgage Loan or UBS Mortgage Loan, as discussed under ‘‘—Assignment of the Underlying Mortgage Loans’’ above, then we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

•	to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

•	at our option (in the case of a Lehman Mortgage Loan) or at the option of the UBS Mortgage Loan Seller (in the case of a UBS Mortgage Loan), in the event such party determines that such Material Breach or Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing loss of value payment option will not be available if substantially all of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material Document Omission, as applicable, and the subject Material Breach or Material Document Omission is not capable of being cured, or

•	to repurchase the affected mortgage loan at a price generally equal to the sum of—

1.	the unpaid principal balance of that mortgage loan at the time of purchase, plus

2.	all unpaid interest, other than Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

3.	all unreimbursed servicing advances made under the series 2006-C1 pooling and servicing agreement with respect to that mortgage loan, plus

4.	all unpaid interest accrued on advances made under the series 2006-C1 pooling and servicing agreement with respect to that mortgage loan, plus

5.	subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2006-C1 pooling and servicing agreement).

The time period within which we or the UBS Mortgage Loan Seller, as applicable, must complete that cure or repurchase will generally be limited to 90 days following the date on which either (a) we, in the case of a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, a Material Breach or a Material Document Omission, as the case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (or more in the case of a Material Document Omission resulting from the failure of the responsible party to have received the recorded documents) to complete that cure or repurchase.

If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2006-C1 controlling class representative so consents, then we or the UBS Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of—

•	determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group, and

•	the application of remedies.

The cure/payment/repurchase obligations of us and the UBS Mortgage Loan Seller described above will constitute the sole remedies available to the series 2006-C1 certificateholders in connection with a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust.

No other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material Document Omission, if we or the UBS Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the Issue Date. We will file that current report on Form 8-K, together with the series 2006-C1 pooling and servicing agreement as an exhibit, with the SEC within 15 days after the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K.

TRANSACTION PARTICIPANTS

The Issuing Entity

The issuing entity with respect to the series 2006-C1 certificates will be the LB-UBS Commercial Mortgage Trust 2006-C1, a common law trust created under the laws of the State of New York pursuant to the series 2006-C1 pooling and servicing agreement. LB-UBS Commercial Mortgage Trust 2006-C1 is sometimes referred to in this prospectus supplement as the ‘‘trust’’ or the ‘‘trust fund.’’ We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2006-C1 certificates being issued to us or at our direction.

The trust’s activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the trust will be created pursuant to the series 2006-C1 pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the series 2006-C1 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

The trust will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the series 2006-C1 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a ‘‘business trust.’’

The Depositor

The depositor is Structured Asset Securities Corporation II, a Delaware corporation and a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. The depositor’s principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. The depositor is only engaged in the securitization of commercial and multifamily mortgage loans and has been since it was organized in October 2002. See ‘‘The Depositor’’ in the accompanying base prospectus.

The Sponsors

Lehman Brothers Holdings Inc. Lehman Brothers Holdings Inc. will act as co-sponsor of the series 2006-C1 transaction. Lehman Brothers Holdings Inc., a Delaware corporation (‘‘LBHI’’), was founded in 1850 and its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

LBHI, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. LBHI has been engaged in the securitization of assets since 1987 and in the securitization of multifamily and commercial mortgage loans since 1991. LBHI and its affiliates securitized approximately (a) $9.0 billion of multifamily and commercial mortgage loans during fiscal year 2003, (b) $9.7 billion of multifamily and commercial mortgage loans during fiscal year 2004, and (c) $11.4 billion of commercial mortgage loans during fiscal year 2006.

LBHI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad and have been engaged in the origination of commercial mortgage loans since 1994. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by LBHI and its affiliates have been originated, directly or through correspondents, by LBHI or an affiliate.

For further information about LBHI and its affiliates, the general character if its business, its securitization program and a general discussion of LBHI’s procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see ‘‘The Sponsor’’ in the accompanying base prospectus.

UBS Real Estate Investments Inc.    UBS Real Estate Investments Inc. will also act as co-sponsor of the series 2006-C1 transaction. UBS Real Estate Investments Inc., a Delaware corporation ("UBSREI"), has its executive offices located at 1285 Avenue of the Americas, 11th Floor, New York, New York 10019, U.S.A. UBSREI's predecessor entity was founded in 1994.

General Character of UBSREI's Business.    UBSREI, together with its affiliates, engages in real estate acquisitions and finance, including mortgage-backed securitizations and other structured financing arrangements. UBSREI originates and purchases commercial and multifamily mortgage loans, some of which are originated or purchased primarily for securitization or resale. UBSREI has been an active participant in securitizations of commercial mortgage loans with Lehman Brothers since 2000. UBSREI securitized approximately (a) $2.9 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2003, (b) $2.7 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2004, and (c) $3.1 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2005 and to date. The statistics set forth in (a), (b) and (c) of the previous sentence do not include whole loan sales or stand-alone securitizations outside the LB-UBS program. In addition to its securitization program with Lehman Brothers, UBSREI acquires commercial real estate and originates floating rate mortgage loans and mezzanine loans to be held in a portfolio. Most of the commercial mortgage loans included in commercial mortgage securitizations sponsored by UBSREI and its affiliates have been originated by UBSREI, directly or through correspondents.

UBSREI is an indirect subsidiary of UBS AG. UBS AG provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSREI's Securitization Program.    UBSREI engages in mortgage securitizations and other structured financing arrangements. UBSREI has been an active participant in securitizations of commercial mortgage loans with Lehman Brothers since 2000.

UBSREI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad. UBSREI, its affiliates and its predecessor entity have been engaged in the origination of commercial mortgage loans since 1994. The commercial mortgage loans originated and securitized by UBSREI and its affiliates include both small balance and large balance fixed-rate and floating-rate loans. Most of the more recent commercial mortgage loans included in commercial mortgage securitizations sponsored by UBSREI and its affiliates have been originated by UBSREI, directly or through correspondents.

In addition, in the normal course of its securitization program, UBSREI and its affiliates, may also acquire mortgage assets from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by UBSREI or any of its affiliates. The related trust fund may include mortgage loans originated by one or more of these third parties.

UBSREI and its affiliates may also originate mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on certain criteria established or reviewed by UBSREI, and UBSREI or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In connection with its commercial mortgage securitization transactions, UBSREI or an affiliate generally transfers the mortgage assets to the depositor, who then transfers such assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Pursuant to a mortgage loan purchase agreement, UBSREI will make certain representations and warranties, subject to certain exceptions set forth therein, to the depositor and will covenant to provide certain documents regarding the mortgage loans for which it acts as mortgage loan seller and, in connection with certain breaches thereof or certain defects with respect thereto, which breaches or defects are determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related mortgage loan purchase agreement, may have an obligation to repurchase such mortgage asset from the depositor, cure the subject defect or breach or pay a loss of value amount with respect to the subject defect or breach, as the case may be. See "Description of the Mortgage Pool—Assigment of the Underlying Mortgage Loans", "—Representations and Warranties" and "—Cures and Repurchases" in this prospectus supplement.

Underwriting Standards.    Set forth below is a discussion of certain general underwriting guidelines of UBSREI with respect to multifamily and commercial mortgage loans originated by UBSREI. In the case of a multifamily or commercial mortgage loan originated by UBSREI through a correspondent, that correspondent generally collects certain relevant information for analysis by UBSREI, and assists in the origination of the subject mortgage loan on documents approved by UBSREI. The underwriting guidelines described below generally do not apply to mortgage loans acquired by UBSREI or its affiliates from third-party originators.

Notwithstanding the discussion below, given the unique nature of commercial mortgage properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described in this "—Underwriting Standards" section.

A. Loan Analysis:    UBSREI generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. Generally, borrowers are required to be single-purpose entities, although exceptions are made, particularly with respect to mortgage loans that are in the amount of $15,000,000 or less. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBSREI's credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable.

B. Loan Approval:    Prior to commitment, all multifamily and commercial mortgage loans to be originated by UBSREI must be approved by a loan committee which includes senior personnel from UBSREI or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C. Debt Service Coverage Ratio:    UBSREI's underwriting includes a calculation of the Debt Service Coverage Ratio (the "DSCR") in connection with the origination of a loan. The DSCR will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSREI and payments on the loan based on actual principal and/or interest due on the loan.

However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSREI may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and the related tenant will take occupancy and commence paying rent on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates to tenants that will take occupancy and commence paying rent;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

D. Loan-to-Value Ratio:    UBSREI's underwriting also generally includes a calculation of the loan-to-value ratio of a prospective multifamily or commercial mortgage loan in connection with the origination of the mortgage loan. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

E. Additional Debt:    Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSREI will be the lender on that additional debt.

The debt service coverage ratios described above under "—Debt Service Coverage Ratio" may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described under "—Loan-to-Value Ratio" may be higher based on the inclusion of the amount of any such additional debt.

F. Assessments of Property Condition:    As part of the underwriting process, UBSREI will obtain the property assessments and reports described below.

(1) Appraisals:    UBSREI will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBSREI may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2) Environmental Assessment:    UBSREI will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBSREI may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBSREI might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSREI or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSREI may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(3) Engineering Assessment:    In connection with the origination process, UBSREI will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBSREI will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4) Seismic Report:    If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, UBSREI may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, UBSREI may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

G. Zoning and Building Code Compliance:    In connection with the origination of a multifamily or commercial mortgage loan, UBSREI will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

H. Escrow Requirements:    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSREI may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBSREI conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSREI. Furthermore, UBSREI may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this "—Underwriting Standards" section, the depositor may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with,UBSREI's underwriting guidelines. In addition, in some cases, UBSREI and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

Mortgage Loan Sellers

LBHI, or an affiliate thereof, and UBSREI are the mortgage loan sellers for the series 2006-C1 securitization transaction. LBHI is our affiliate and an affiliate of Lehman Brothers Inc. UBSREI is an affiliate of UBS Securities LLC. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ for further information on our acquisition of the underlying mortgage loans.

The Servicers

General. The parties primarily responsible for servicing the underlying mortgage loans include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the series 2006-C1 pooling and servicing agreement, and are described under ‘‘The Series 2006-C1 Pooling and Servicing Agreement’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus. In addition, as permitted under the series 2006-C1 pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers. With respect to most of the underlying mortgage loans, the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions. However, with respect to certain underlying mortgage loans or groups of underlying mortgage loans, in each case aggregating less than 10% of the Initial Mortgage Pool Balance, the master servicer has engaged or will engage a sub-servicer, and the master servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. See "The Series 2006-C1 Pooling and Servicing Agreement—Sub-Servicers’’ in this prospectus supplement.

The Initial Master Servicer. Wachovia Bank, National Association (‘‘Wachovia’’) will be the master servicer under the series 2006-C1 pooling and servicing agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on McCracken Strategy software. Wachovia reports to trustees in the CMSA format. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005
By Approximate Number	10,015	15,531	17,641
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5

Within this portfolio, as of December 31, 2005, are approximately 17,641 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $182.5 billion related to commercial mortgage-backed securities.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and property protection advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB)*	Outstanding Advances (P&I and PPA)*	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

Wachovia Corporation is the fourth largest bank holding company in the United States of America based on assets. The short-term debt ratings of Wachovia Corporation are A-1 by S&P, P-1 by Moody’s, F l+ by Fitch.

In addition to servicing loans for securitized commercial mortgages, Wachovia also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Wachovia and sold to a variety of investors.

Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the series 2006-C1 pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

•	provision of Strategy and Strategy CS software

•	identification, classification, imaging and storage of documents

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance

•	entry of rent roll information and property performance data from operating statements

•	tracking and reporting of flood zone changes

•	tracking, maintenance and payment of rents due under ground leases

•	abstracting of insurance requirements contained in loan documents

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

•	abstracting of leasing consent requirements contained in loan documents

•	legal representation

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

•	maintenance and storage of letters of credit

•	tracking of anticipated repayment dates for loans with such terms

•	reconciliation of deal pricing, tapes and annexes prior to securitization

•	entry of new loan data and document collection

•	initiation of loan payoff process and provision of payoff quotes

•	printing, imaging and mailing of statements to borrowers

•	performance of property inspections

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

•	review of financial spreads performed by sub-servicers

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

•	performance of UCC searches and filing of UCCs

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Wachovia acted as primary servicer with respect to some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller prior to their inclusion in the trust. There are currently no outstanding advances made by Wachovia.

Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under "The Series 2006-C1 Pooling and Servicing Agreement—Accounts" in this prospectus supplement within the time required by the Series 2006-C1 Pooling and Servicing Agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

Property Damage.    When an underlying property is damaged and such damage is covered by insurance, Wachovia takes certain actions to ensure that the property is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as required under the related mortgage loan documents and the series 2006-C1 pooling and servicing agreement. Wachovia maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Wachovia may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the series 2006-C1 certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this prospectus supplement concerning Wachovia has been provided by it.

The Initial Special Servicer. LNR Partners, Inc. ("LNR Partners"), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. ("LNR"), will initially be appointed as special servicer for the mortgage pool. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities ("CMBS").

LNR Partners and its affiliates have substantial experience in working out loans and have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to over 160 as of August 31, 2005. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools representing over $53 billion of current face value as of December 31, 2001; (b) 102 domestic CMBS pools representing over $67 billion of current face value as of December 31, 2002; (c) 113 domestic CMBS pools representing over $79 billion of current face value as of December 31, 2003; (d) 134 domestic CMBS pools representing over $111 billion of current face value as of December 31, 2004; and (e) 136 domestic CMBS pools representing over $131 billion of current face value as of August 31, 2005. Additionally, LNR Partners has resolved over $23 billion of U.S. commercial and multifamily loans over the past 13 years, including $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004 and $1.1 billion of U.S. commercial and multifamily mortgage loans during the period of January 1 through August 31, 2005.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners, and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of May 31, 2005, LNR Partners had 159 employees responsible for the special servicing of commercial real estate assets. As of August 31, 2005, LNR Partners and its affiliates specially service a portfolio which included approximately 16,000 assets in the 50 states and in Europe with a current face value in excess of $146 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2006-C1 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners increases the level of scrutiny of loans that may go into default, and attempts to develop strategies to workout such loans prior to the time the loan becomes specially serviced. With the internal and external watch lists, monthly calls with master servicers, the overall deal surveillance and shadow servicing, LNR believes that LNR Partners may be able to detect and reduce potential problems at an early stage. LNR believes its proprietary systems enable it to monitor large volumes of information on the underlying loans so that LNR Partners can quickly identify potential issues at the loan level, negative trends at the property level, and tenant and borrower relationships or property type and geographic concerns across portfolios. LNR Partners has developed distinct strategies for working with borrowers on problem loans, designed to maximize value from the assets, and there are many measures of its success in this area. LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively; and, since its inception in 1993, its resolution rate on loans that have gone into special servicing is 90%. In addition, through August 31, 2005, out of 1708 separate ratings actions on certificate classes in securitizations for which LNR Partners is the special servicer, 1320 have been upgrades by the rating agencies.

There have not been, during the past three years, any material changes to the polices or procedures of LNR Partners in the servicing function it will perform under the series 2006-C1 pooling and servicing agreement for assets of the same type included in the series 2006-C1 securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to the series 2006-C1 securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2006-C1 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2006-C1 certificates. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in six commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent LNR Partners performs custodial functions as the special servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2006-C1 certificateholders.

LNR Partners is not an affiliate of the depositor, either sponsor, the trust, the master servicer, the trustee, any originator of any of the underlying mortgage loans identified in this prospectus supplement or the borrower under the 1301 Avenue of the Americas Mortgage Loan.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire the class L, M, N, P, Q, S and T certificates. Otherwise, except for LNR Partners acting as special servicer for the series 2006-C1 securitization transaction, there are no specific relationships involving or relating to the series 2006-C1 securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, either sponsor or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party—apart from the subject securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the depositor, either sponsor or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

The Trustee

LaSalle Bank National Association, a national banking association (‘‘LaSalle’’), will act as trustee under the series 2006-C1 pooling and servicing agreement, on behalf of the series 2006-C1 certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services—LB-UBS Commercial Mortgage Trust 2006-C1 or at such other address as the trustee may designate from time to time.

LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee on over 630 commercial mortgage-backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of December 22, 2005, LaSalle’s portfolio of commercial mortgage-backed security transactions and asset-backed securities transactions for which it currently serves as trustee numbers 407 with an outstanding certificate balance of approximately $254 billion.

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the series 2006-C1 pooling and servicing agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle Bank National Association and UBSREI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to UBSREI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by UBSREI to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle Bank National Association and Lehman Brothers Bank, FSB ("LBB"), an affiliate of LBHI (LBB and LBHI, collectively, for purposes of this paragraph, "Lehman"), are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Lehman for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by Lehman to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of series 2006-C1 certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to series 2006-C1 certificateholders and prepare a monthly statement to series 2006-C1 certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the series 2006-C1 certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

We, the master servicer, the special servicer and our and their respective affiliates, may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2006-C1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee. In addition to having express duties under the series 2006-C1 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2006-C1 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2006-C1 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2006-C1 pooling and servicing agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS

We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., one of the underwriters with respect to this offering. Lehman Brothers Inc. is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc., the co-sponsor and one of the mortgage loan sellers. In general, one of our affiliates and an affiliate of Lehman Brothers Holdings Inc. is also the originator with respect to the underlying mortgage loans contributed to the trust by the Lehman Mortgage Loan Seller. See also "The Transaction Participants—The Depositor," "—The Sponsor" and "—The Originators" in the accompanying prospectus.

UBS Real Estate Investments Inc., the co-sponsor and one of the mortgage loan sellers, is an affiliate of UBS Securities LLC, one of the underwriters with respect to the offered certificates. In addition, some of the mortgage loans contributed to the trust by the UBS Mortgage Loan Seller were originated by the UBS Mortgage Loan Seller or its affiliates, directly or through correspondents. See also "Transaction Participants—The Sponsors" and "—The Mortgage Loan Sellers" and "Summary of the Prospectus Supplement—Relevant Parties—Underwriters" in this prospectus supplement.

With respect to the 1301 Avenue of the Americas Mortgage Loan, which mortgage loan represents 17.1% of the Initial Mortgage Pool Balance, Lehman Brothers Holdings Inc. is one of the five largest tenants at the 1301 Avenue of the Americas

Mortgaged Property. See also "Risk Factors—Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties" and "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1301 Avenue of the Americas Mortgage Loan" in this prospective supplement.

The trustee has entered into separate custodial agreements with each of UBS Real Estate Investments Inc. and Lehman Brothers Bank, FSB, an affiliate of Lehman Brothers Holdings Inc. (Lehman Brothers Bank, FSB and Lehman Brothers Holdings Inc., collectively, for purposes of this paragraph, "Lehman") whereby the trustee, for consideration, provides custodial services to each of UBS Real Estate Investments Inc. and Lehman for certain commercial mortgage loans originated or purchased by UBS Real Estate Investments Inc. or Lehman, as the case may be. Pursuant to these custodial agreements, the trustee is currently providing custodial services for most of the mortgage loans to be sold by each of UBS Real Estate Investments Inc. and Lehman to the Depositor in connection with this securitization. See also "Transaction Participants—The Trustee" in this prospectus supplement.

The master servicer may enter into agreements with certain firms, including without limitation, the transaction participants of the 2006-C1 securitization transaction, to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans, which may include, without limitation, the underlying mortgage loans. See also "Transaction Participants—The Servicers" in this prospectus supplement.

THE SERIES 2006-C1 POOLING AND SERVICING AGREEMENT

General

The parties to the series 2006-C1 pooling and servicing agreement will consist of us, the trustee, the master servicer and the special servicer. The series 2006-C1 pooling and servicing agreement will govern, among other things:

•	the issuance of the series 2006-C1 certificates;

•	the formation of the issuing entity;

•	the transfer of the initial trust assets to the issuing entity;

•	the retention of the trust assets on behalf of the series 2006-C1 certificateholders; and

•	the servicing and administration of the mortgage loans in the trust, as well as the servicing and administration of (a) the Non-Trust Loans, and (b) any REO Properties acquired by the special servicer on behalf of the series 2006-C1 certificateholders and, if and when applicable, the related Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action.

The following summaries describe some of the material provisions of the series 2006-C1 pooling and servicing agreement. In addition, see ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’, ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ and ‘‘Description of the Offered Certificates’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus.

Overview of Servicing

The series 2006-C1 pooling and servicing agreement will provide that the master servicer and the special servicer must each service and administer the underlying mortgage loans, Non-Trust Loans and any REO Properties for which it is responsible under the series 2006-C1 pooling and servicing agreement, directly or through sub-servicers, in accordance with:

•	any and all applicable laws;

•	the express terms of the series 2006-C1 pooling and servicing agreement;

•	the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements; and

•	to the extent consistent with the foregoing, the Servicing Standard.

In general, the master servicer will be responsible for the servicing and administration of each underlying mortgage loan and Non-Trust Loan—

•	as to which no Servicing Transfer Event has occurred, or

•	that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan and Non-Trust Loan as to which a Servicing Transfer Event has occurred and is continuing. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

Despite the foregoing, the series 2006-C1 pooling and servicing agreement will require the master servicer to continue to receive information and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans in the trust and related Non-Trust Loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2006-C1 pooling and servicing agreement.

The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2006-C1 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of ‘‘Servicing Transfer Event’’ in the glossary to this prospectus supplement.

The occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination; except that if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event may occur with respect thereto.

In general, the Non-Trust Loans will be serviced and administered under the series 2006-C1 pooling and servicing agreement as if each such Non-Trust Loan was a mortgage loan in the trust.

Sub-Servicers

Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

The series 2006-C1 pooling and servicing agreement will permit each of the master servicer and, with the consent of the series 2006-C1 controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2006-C1 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (a) is consistent with the series 2006-C1 pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the series 2006-C1 pooling and servicing agreement and, with limited exceptions, provides for events of default with respect to the subject sub-servicer substantially the same as those applicable to the master servicer or the special servicer, as the case may be, modified as necessary to apply to the subject sub-servicer’s obligations under that sub-servicing agreement; (b) provides that if the master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 2006-C1 pooling and servicing agreement, including by reason of an event of default, the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under that sub-servicing agreement or may terminate that sub-servicing agreement without cause, except that any sub-servicing agreement in effect as of the Issue Date or within 90 days thereafter may only be terminated for cause; (c) provides that the trustee, for the benefit of the series 2006-C1 certificateholders and, in the case of a sub-servicing agreement relating to a Loan Combination, the related Non-Trust Loan Noteholder(s), will each be a third-party beneficiary under that sub-servicing agreement; (d) permits any purchaser of an underlying mortgage loan to terminate that sub-servicing agreement with respect to such purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to material modifications, extensions, waivers or amendments of or otherwise take enforcement actions with respect to the subject mortgage loans on behalf of the master servicer or the special servicer, as the case may be, without the consent of the master servicer or special servicer, as the case may be; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2006-C1 pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer must provide that such agreement will, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer’s rights to service such underlying mortgage loan for so long as such underlying mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

References in the series 2006-C1 pooling and servicing agreement, and under this ‘‘The Series 2006-C1 Pooling and Servicing Agreement’’ section, to actions taken or to be taken by the master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the master servicer or the special servicer, as the case may be. In connection with the foregoing, all amounts advanced by any sub-servicer to satisfy the obligations of the master servicer or the special servicer under the series 2006-C1 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, those advances will be recoverable by that sub-servicer in the same manner and out of the same funds as if that sub-servicer were the master servicer or the special servicer, as the case may be. The series 2006-C1 pooling and servicing agreement will provide that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2006-C1 pooling and servicing agreement, with that interest to be allocable between the master servicer or the special servicer, as the case may be, and the subject sub-servicer as they may agree. For purposes of the series 2006-C1 pooling and servicing agreement, each of the master servicer and the special servicer will be deemed to have received any payment when a sub-servicer retained by it receives the payment.

The series 2006-C1 pooling and servicing agreement will require the master servicer and the special servicer, for the benefit of the trustee, the series 2006-C1 certificateholders and, in the case of a Loan Combination, the related Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 2006-C1 pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer will remain obligated and liable to the trustee, the series 2006-C1 certificateholders and the Non-Trust Loan Noteholder(s) for the performance of their respective obligations and duties under the series 2006-C1 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and the master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

Servicing Compensation and Payment of Expenses

Principal Master Servicing Compensation. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee will be earned with respect to each and every mortgage loan in the trust and each and every Non-Trust Loan (except the One Financial Center Non-Trust Loan), including each such mortgage loan—

•	that is being specially serviced;

•	as to which the corresponding mortgaged real property has become an REO Property; or

•	that has been defeased.

In the case of each mortgage loan in the trust, the master servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at the related master servicing fee rate,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

The master servicing fee rate with respect to the underlying mortgage loans will vary on a loan-by-loan basis and ranges from 0.020% per annum to 0.110% per annum. The weighted average master servicing fee rate for the mortgage pool is 0.02366% per annum as of the cut-off date. The master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer.

Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool and the Non-Trust Loans will be—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

The Special Servicing Fee.    The special servicing fee will be earned with respect to each underlying mortgage loan and each Non-Trust Loan—

•	that is being specially serviced, or

•	as to which the corresponding mortgaged real property has become an REO Property.

In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at a special servicing fee rate of 0.35% per annum, with a minimum fee for each such specially serviced underlying mortgage loan of $4,000 per month,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

Special servicing fees earned with respect to a Non-Trust Loan may be paid out of collections on the entire subject Loan Combination.

The Workout Fee.    The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan and Non-Trust Loan that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of—

•	interest, other than Default Interest,

•	principal, and

•	prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked out mortgage loan; provided that any workout fees in respect of a Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan is worked out with respect to that new Servicing Transfer Event.

If the special servicer is terminated or replaced—other than for cause—or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2006-C1 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2006-C1 certificateholders.

The Liquidation Fee.    Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property as to which it receives any Liquidation Proceeds. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest; provided that any liquidation fees in respect of a Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

•	a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

•	the repurchase of any mortgage loan in the trust by us or the UBS Mortgage Loan Seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2006-C1 pooling and servicing agreement, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement;

•	the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under ‘‘—Fair Value Option’’ below;

•	the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

•	the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2006-C1 controlling class or the master servicer in connection with the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement;

•	the purchase of any Split Mortgage Loan by the Class IUU Representative, as described under ‘‘—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders’’ in this prospectus supplement, unless such purchase occurs more than 90 days after the purchase option arose;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related Co-Lender Agreement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and (b) the liquidation fee is actually paid; or

•	the receipt or application of loss of value payments, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2006-C1 certificateholders.

Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool.

In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow accounts, reserve accounts and/or Loan Combination-specific accounts maintained by the master servicer, in Permitted Investments. See ‘‘—Accounts—Custodial Account’’ below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any investment losses from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See ‘‘—Accounts—REO Account’’ below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer’s REO account.

All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2006-C1 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2006-C1 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable—

•	to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursable to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

•	to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

•	to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool—other than late payment charges and Default Interest collected with respect to the subject mortgage loan—and that were not previously reimbursed in accordance with this bullet.

Some or all of the items referred to in the prior paragraph that are collected in respect of the Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2006-C1 pooling and servicing agreement.

Prepayment Interest Shortfalls. The series 2006-C1 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

•	the total amount of those Prepayment Interest Shortfalls, and

•	the sum of the following components of the master servicer’s total servicing compensation for that same collection period—

1.	all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

2.	with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2006-C1 certificates on that distribution date as described under ‘‘Description of the Offered Certificates — Payments’’ in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated to or among one or more of the respective interest-bearing classes of the series 2006-C1 certificates, in reduction of the interest payable on those certificates, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this prospectus supplement.

Payment of Expenses. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2006-C1 pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it in connection with performing its duties under the series 2006-C1 pooling and servicing agreement except as expressly provided therein.

The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer’s custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2006-C1 pooling and servicing agreement. In addition, the series 2006-C1 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer’s custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. See ‘‘—Advances’’ below. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2006-C1 certificateholders (or, if the subject specially serviced asset is a Loan Combination or any related REO Property, the best interests of the series 2006-C1 certificateholders and the related Non-Trust Loan Noteholder(s)), as a collective whole.

Trustee Compensation

The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its collection account, the trustee fee. With respect to each calendar month, the trustee fee will equal one-twelfth of the product of 0.0004% multiplied by the total Stated Principal Balance of the entire mortgage pool outstanding immediately prior to the distribution date in that month.

In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and its interest reserve account in Permitted Investments. See ‘‘—Accounts—Collection Account’’ and ‘‘—Accounts—Interest Reserve Account’’ below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s collection account or interest reserve account.

Advances

Servicing Advances. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer or the trustee in connection with the servicing of a mortgage loan under the series 2006-C1 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2006-C1 pooling and servicing agreement, in lieu of the special servicer’s making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2006-C1 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer’s receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

If the master servicer or the special servicer is required under the series 2006-C1 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

•	if the failure continues for three more business days, to make the servicing advance.

None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer with regard to advances by parties other than the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by that party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to the related mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines—or, with regard to advances by parties other than the special servicer, that the special servicer subsequently determines — is not recoverable from expected collections on the related mortgage loan or REO Property, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer’s custodial account from time to time. See, however, "—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances" below. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

Advances of Delinquent Monthly Debt Service Payments. The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that—

•	were due or deemed due, as the case may be, with respect to the mortgage loans in the trust during the related collection period, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

Notwithstanding the foregoing, if the special servicer determines that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will generally reduce the interest portion—but not the principal portion—of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

•	the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the subject mortgage loan for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction, the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount (or, if applicable, the relevant portion thereof allocable to the subject mortgage loan), and the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

In the case of any underlying mortgage loan that is part of a Loan Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan.

Each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated in accordance with the definition of ‘‘Appraisal Reduction Amount’’ set forth in the Glossary to this prospectus supplement.

With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2006-C1 pooling and servicing agreement, funds held in the master servicer’s custodial account that are not required to be paid on the series 2006-C1 certificates on that distribution date.

The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make.

The master servicer and the trustee will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any P&I advance for any underlying mortgage loan—including any specially serviced mortgage loan or any mortgage loan as to which the related mortgaged real property has become an REO Property—that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. The master servicer and the trustee will be required to rely on the special servicer’s determination, and the trustee will be entitled to rely on the master servicer’s determination, that an advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by such party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to such mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

A monthly debt service payment will be assumed to be due with respect to:

•	each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

•	each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

Neither the master servicer nor the trustee will be required to make any P&I Advance with respect to a Non-Trust Loan.

Special Considerations Regarding the Reimbursement of Nonrecoverable Advances. If the master servicer, the trustee or the special servicer reimburses itself out of general collections on the mortgage pool for any advance—including the portion of any P&I Advance with respect to the Non-Pooled Portion of a Split Mortgage Loan—that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C1 principal balance certificates, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C1 certificates, thereby reducing the payments of principal on the series 2006-C1 principal balance certificates. However, no amounts received with respect to any Split Mortgage Loan and that are otherwise payable on the Class IUU Principal Balance Certificates will be available to reimburse, or pay interest on, advances, or to pay Additional Trust Fund Expenses, that relate to any underlying mortgage loan other than that Split Mortgage Loan.

Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable advance over a period of time (not to exceed 12 months without the consent of the series 2006-C1 controlling class representative), with interest thereon at the prime rate described under ‘‘—Advances—Interest on Advances’’ below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover over time an advance that is nonrecoverable on a loan-specific basis, or not to do so, benefits some classes of series 2006-C1 certificateholders to the detriment of other classes of series 2006-C1 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2006-C1 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2006-C1 certificateholders.

Interest on Advances. Each of the master servicer, the special servicer and the trustee will be entitled to receive interest on any servicing advances and, except in the case of the special servicer, P&I advances made by it. The interest will accrue on the amount of each servicing advance and P&I advance, and compound annually, for so long as that advance is outstanding, at a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance or P&I advance will generally be payable—

•	first, out of Default Interest and late payment charges on deposit in the master servicer’s collection account that were collected on the related underlying mortgage loan during the collection period in which the advance is reimbursed, and

•	then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s custodial account;

except that collections on any Split Mortgage Loan that are otherwise distributable with respect to the Class IUU Principal Balance Certificates may not be used to pay interest on any advance other than advances made with respect to that Split Mortgage Loan.

Any delay between a sub-servicer’s receipt of a late collection of any monthly debt service or other payment as to which an advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the special servicer, as the case may be, on that advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding advance will result in a reduction in amounts payable on one or more classes of the series 2006-C1 certificates.

The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders

Series 2006-C1 Controlling Class. As of any date of determination, the controlling class of series 2006-C1 certificateholders will be the holders of the most subordinate class of series 2006-C1 principal balance certificates, other than the Class IUU Principal Balance Certificates, then outstanding that has a total principal balance that is at least equal to 25% of that class’s original total principal balance. However, if no class of series 2006-C1 principal balance certificates, exclusive of the Class IUU Principal Balance Certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2006-C1 certificateholders will be the holders of the most subordinate class of series 2006-C1 principal balance certificates, other than the Class IUU Principal Balance Certificates, then outstanding that has a total principal balance greater than zero. For purposes of the foregoing, whether a class of series 2006-C1 principal balance certificates is more subordinate than another such class will be based on the payment priority described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement. The class A-1, A-2, A-3, A-AB and A-4 certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2006-C1 certificates. For clarification, the controlling class of series 2006-C1 certificateholders will in no event be the holders of the class X-CL, X-CP, R-I, R-II or R-III certificates, which do not have principal balances.

Selection of the Series 2006-C1 Controlling Class Representative. The series 2006-C1 pooling and servicing agreement permits the holder or holders of series 2006-C1 certificates representing a majority of the voting rights allocated to the series 2006-C1 controlling class to select a representative with the rights and powers described below in this ‘‘—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders’’ section and elsewhere in this prospectus supplement. In addition, if the series 2006-C1 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C1 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 2006-C1 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders—or, if applicable, the beneficial owners—of series 2006-C1 certificates representing a majority of the voting rights allocated to the series 2006-C1 controlling class that a series 2006-C1 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2006-C1 controlling class certificates will be the series 2006-C1 controlling class representative.

If the series 2006-C1 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series 2006-C1 controlling class representative may be an expense of the trust.

Designation of the Loan Combination Controlling Parties. The Co-Lender Agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its or their designee or designees (as to that Loan Combination, the ‘‘Loan Combination Controlling Party’’) to provide advice and direction to the master servicer and/or the special servicer with respect to various servicing actions regarding that Loan Combination, including as described below in this ‘‘—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders’’ section. The Loan Combination Controlling Party for each Loan Combination is identified under the subheading ‘‘—Co-Lender Agreement—Consent Rights’’ relating to such Loan Combination that appears under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement.

Rights and Powers of The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders. The special servicer will, in general, not be permitted to take, or consent to the master servicer’s taking, any of the following actions under the series 2006-C1 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series 2006-C1 controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action—

•	any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Interest and late charges) or any material non-monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in the trust;

•	any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the 2006-C1 pooling and servicing agreement;

•	any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

•	any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

•	any release of collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

•	any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

•	any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

•	any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

•	any acceptance of a change in the related property management company for an underlying mortgage loan with a principal balance greater than a threshold specified in the series 2006-C1 pooling and servicing agreement.

provided that, if the special servicer determines that failure to take such action would violate the Servicing Standard, then the special servicer may take—or, if and to the extent applicable, consent to the master servicer’s taking—any such action without waiting for the series 2006-C1 controlling class representative’s response.

In addition, the series 2006-C1 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust—other than any such mortgage loans that are part of, and any such REO Properties that relate to, a Loan Combination—that the series 2006-C1 controlling class representative may consider advisable or as to which provision is otherwise made in the series 2006-C1 pooling and servicing agreement.

Notwithstanding the foregoing, if the Allocated Principal Balance of the Non-Pooled Portion of any Split Mortgage Loan, net of any Appraisal Reduction Amount with respect to that Split Mortgage Loan, is equal to or greater than 25% of an amount equal to (x) the initial Allocated Principal Balance of that particular Non-Pooled Portion, minus (y) principal payments made by the related borrower on that Split Mortgage Loan and allocated to such Non-Pooled Portion, then the series 2006-C1 controlling class representative will not be entitled to exercise any of the rights and powers described above with respect to that Split Mortgage Loan and, instead, the Class IUU Representative will generally be entitled to exercise those rights and powers with respect to that Split Mortgage Loan.

Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is permitted to take such action under the series 2006-C1 pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer’s taking) any of the following actions (or, subject to the related Co-Lender Agreement, some subset of the following actions) under the series 2006-C1 pooling and servicing agreement with respect to a Loan Combination, as to which action the related Loan Combination Controlling Party has objected within 10 business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

•	any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Loan Combination if it comes into and continues in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments or the maturity date and any acceleration of the loan unless such acceleration is by its terms automatic under the related loan documents) or any material non-monetary term (including a material term relating to insurance) of a mortgage loan that is part of the subject Loan Combination;

•	any proposed sale of a related REO Property or any proposed sale of the loan other than in connection with the exercise of a fair value purchase option pursuant to the pooling and servicing agreement;

•	any acceptance of a discounted payoff or the forgiveness of any interest or principal payments of a mortgage loan that is part of the subject Loan Combination;

•	any determination to bring the related mortgaged real property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

•	any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender’s approval is required by the related loan documents;

•	any adoption or approval of a plan in bankruptcy of the related borrower or similar event in a bankruptcy or similar proceeding;

•	any release of collateral for the subject Loan Combination (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

•	any acceptance of substitute or additional collateral for the subject Loan Combination or any release of the borrower or any guarantor, other than in accordance with the terms thereof;

•	any waiver of or determination to enforce or not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to the subject Loan Combination;

•	any acceptance of an assumption agreement releasing the related borrower from liability under the subject Loan Combination;

•	any approval of annual budgets, business plans, major leases, modifications to or terminations of major leases or a material capital expenditure, if lender’s approval is required by the related loan documents;

•	any replacement of the property manager or any proposed termination or material modification of the property management agreement, if lender’s approval is required by the related loan documents;

•	any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the borrower, if lender’s approval is required by the related loan documents;

•	any modification to a ground lease or certain designated space leases;

•	any determination to apply casualty proceeds or condemnation awards toward repayment of a mortgage loan that is part of the subject Loan Combination rather than toward restoration of the related mortgaged real property;

•	any release, waiver or reduction of the amounts of escrows or reserves not expressly required by the terms of the related loan documents or under applicable law;

•	the subordination of any lien created pursuant to the terms of the related loan documents;

•	any material alteration to the related mortgaged real property, to the extent the lender has approval rights with respect to such item in the related loan documents;

•	any proposed amendment to any single purpose entity provision of the related loan documents;

•	any determination by the master servicer that a Servicing Transfer Event that is based on imminent default has occurred with respect to a mortgage loan that is part of the subject Loan Combination; and

•	any proposed sale of the related mortgaged real property for less than the unpaid principal amount of the underlying mortgage loan that is part of the subject Loan Combination, accrued and unpaid interest thereon, all amounts required to be paid or reimbursed to the master servicer, special servicer and trustee under the series 2006-C1 pooling and servicing agreement and any unreimbursed realized losses allocated to the underlying mortgage loan that is part of the subject Loan Combination;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2006-C1 certificateholders and the related Non-Trust Loan Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2006-C1 pooling and servicing agreement), as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the related Loan Combination Controlling Party’s response.

In addition, the related Loan Combination Controlling Party may direct the special servicer and/or the master servicer, as applicable, to take, or refrain from taking, any actions with respect to a Loan Combination that such Loan Combination Controlling Party may consider consistent with the related Co-Lender Agreement or as to which provision is otherwise made in the related Co-Lender Agreement.

Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2006-C1 controlling class representative, by the Class IUU Representative or by the Loan Combination Controlling Party for any Loan Combination, as contemplated by any of the foregoing paragraphs in this ‘‘—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders’’ subsection, may require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2006-C1 pooling and servicing agreement described in this prospectus supplement or the accompanying base prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code; and that servicer is to ignore any such advice, direction or objection that would cause such a violation. Also notwithstanding the foregoing, in the case of the 888 Seventh Avenue Loan Combination, if the holders of the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan—or their respective representatives—are together acting as the related Loan Combination Controlling Party, and if those holders—or their respective representatives—have not, within the requisite time period provided for in the related Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the special servicer or master servicer, as applicable, will implement the servicing action that it deems to be in accordance with the Servicing Standard, and the decision of the special servicer or the master servicer, as applicable, will be binding on all such parties.

Furthermore, the special servicer will not be obligated to seek approval from the series 2006-C1 controlling class representative, the Class IUU Representative or the related Loan Combination Controlling Party, as applicable, for any actions to be taken by the special servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust or any Loan Combination that is being specially serviced if—

•	the special servicer has, as described above, notified the series 2006-C1 controlling class representative, the Class IUU Representative or the related Loan Combination Controlling Party in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan or that Loan Combination, and

•	for 60 days following the first of those notices, the series 2006-C1 controlling class representative, the Class IUU Representative or the related Loan Combination Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

Limitation on Liability of The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders. The series 2006-C1 controlling class representative will not be liable to the trust or the series

2006-C1 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2006-C1 controlling class representative will not be protected against any liability to a series 2006-C1 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2006-C1 certificateholder acknowledges and agrees, by its acceptance of its series 2006-C1 certificates, that:

•	the series 2006-C1 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2006-C1 certificates;

•	the series 2006-C1 controlling class representative may act solely in the interests of the holders of the series 2006-C1 controlling class;

•	the series 2006-C1 controlling class representative does not have any duties or liability to the holders of any class of series 2006-C1 certificates other than the series 2006-C1 controlling class;

•	the series 2006-C1 controlling class representative may take actions that favor the interests of the holders of the series 2006-C1 controlling class over the interests of the holders of one or more other classes of series 2006-C1 certificates;

•	the series 2006-C1 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2006-C1 controlling class; and

•	the series 2006-C1 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2006-C1 controlling class, and no series 2006-C1 certificateholder may take any action whatsoever against the series 2006-C1 controlling class representative for having so acted.

A Non-Trust Loan Noteholder or its designee and the Class IUU Representative, in connection with exercising the rights and powers described under ‘‘—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders’’ above with respect to a Loan Combination or a Split Mortgage Loan, as applicable, will be entitled to substantially the same limitations on liability to which the series 2006-C1 controlling class representative is entitled.

Additional Rights of the Non-Trust Loan Noteholders; Right to Purchase and Right to Cure Defaults.

Right to Purchase.    With respect to each Loan Combination, if and for so long as the subject Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, then the related Non-Trust Loan Noteholder or any one or more of the related Non-Trust Loan Noteholders, as applicable, will have an assignable right to purchase the related underlying mortgage loan, as further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The 888 Seventh Avenue Loan Combination— Co-Lender Agreement—Purchase Option,’’ ‘‘—Loan Combinations—The One Financial Center Loan Combination— Co-Lender Agreement—Purchase Option’’ and ‘‘—The A/B Loan Combinations—Co-Lender Agreement—Purchase Option,’’ respectively, in this prospectus supplement.

Right to Cure Defaults.    With respect to each of the 888 Seventh Avenue Mortgage Loan, the One Financial Center Mortgage Loan and the Triangle Town Center Mortgage Loan, the related Non-Trust Loan Noteholder or any one or more of the related Non-Trust Loan Noteholders will have an assignable right to cure certain events of default with respect to the underlying mortgage loan in that Loan Combination, as further described under ‘‘Description of the Mortgage Pool —Loan Combinations—The 888 Seventh Avenue Loan Combination—Co-Lender Agreement—Cure Rights,’’ ‘‘—Loan Combinations—The One Financial Center Loan Combination—Co-Lender Agreement—Cure Rights’’ and ‘‘—The A/B Loan Combinations—Co-Lender Agreement—Cure Rights’’ in this prospectus supplement.

Additional Rights of the Class IUU Representative; Right to Purchase and Right to Cure Defaults.

Right to Purchase.    The Class IUU Representative will have the right, under certain circumstances following the occurrence and during the continuation of certain specified monetary defaults on the subject Split Mortgage Loan, and after any Split Mortgage Loan has become a specially serviced mortgage loan, to purchase that Split Mortgage Loan in whole, but not in part, at a purchase price generally equal to the unpaid principal balance of that Split Mortgage Loan, together with all accrued unpaid interest thereon at the related mortgage interest rate and any servicing compensation, servicing advances and interest on advances payable or reimbursable to any party to the series 2006-C1 pooling and servicing agreement pursuant thereto.

Right to Cure.    The Class IUU Representative will have the right, with respect to any Split Mortgage Loan, to cure (a) a default in the payment of a scheduled payment within five days from the receipt of notice of that default, (b) any other default susceptible to cure by the payment of money within 10 business days from the receipt of notice of that default and (c) a non-monetary default within 30 days from the receipt of notice of that default; provided that, as to each Split Mortgage Loan, (x) no more than three consecutive cures of defaulted scheduled payments are permitted, and (y) no more than eight total cures over the term of the subject Split Mortgage Loan are permitted.

Replacement of the Special Servicer

Subject to the discussion below in this ‘‘—Replacement of the Special Servicer’’ section, series 2006-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2006-C1 controlling class may—

•	terminate an existing special servicer with or without cause, and

•	appoint a successor to any special servicer that has resigned or been terminated.

Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of—

1.	written confirmation from each of S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2006-C1 certificates, and

2.	the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2006-C1 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2006-C1 pooling and servicing agreement against the proposed special servicer.

In connection with the foregoing right of the series 2006-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2006-C1 controlling class to replace the special servicer, those series 2006-C1 certificateholders may be required to consult with one or more of the related Non-Trust Loan Noteholders with respect to each Loan Combination prior to appointing a replacement special servicer; provided that those series 2006-C1 certificateholders may, in their sole discretion, reject any advice provided by any such Non-Trust Loan Noteholder.

If the controlling class of series 2006-C1 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C1 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer’s responsibilities and rights under the series 2006-C1 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an REO account or should have been delivered to the master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2006-C1 pooling and servicing agreement, the certificateholders and the Non-Trust Loan Noteholders of any termination of the special servicer and appointment of a new special servicer.

Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C1 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense.

However, with respect to the Triangle Town Center Loan Combination, if and for so long as the holder of the Triangle Town Center Non-Trust Loan is the related Loan Combination Controlling Party, and, with respect to the 888 Seventh Avenue Loan Combination, if and for so long as the holder of the 888 Seventh Avenue Note B Non-Trust Loan is the related Loan Combination Controlling Party:

•	the related Loan Combination Controlling Party may terminate an existing special servicer with respect to, but solely with respect to, the subject Loan Combination, with or without cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, the subject Loan Combination that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section; and

•	the majority holders of the series 2006-C1 controlling class certificates cannot terminate a special servicer appointed by the related Loan Combination Controlling Party with respect to the subject Loan Combination, without cause.

Similarly, with respect to each Split Mortgage Loan, if and for so long as the Allocated Principal Balance of the related Non-Pooled Portion thereof, net of any Appraisal Reduction Amount with respect to that Split Mortgage Loan, is equal to or greater than 25% of an amount equal to (x) the initial Allocated Principal Balance of that particular Non-Pooled Portion, minus (y) principal payments made by the related borrower on that Split Mortgage Loan and allocated to such Non-Pooled Portion, then:

•	the Class IUU Representative may terminate an existing special servicer with respect to, but solely with respect to, the subject Split Mortgage Loan, with or without cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, the subject Split Mortgage Loan that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section; and

•	the majority holders of the series 2006-C1 controlling class certificates cannot terminate a special servicer appointed by the Class IUU Representative with respect to the subject Split Mortgage Loan, without cause.

If the special servicer for any Loan Combination or Split Mortgage Loan is different from the special servicer for the rest of the mortgage loans serviced under the series 2006-C1 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying base prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

Subject to the discussion under ‘‘—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders’’ above, the special servicer, in accordance with the series 2006-C1 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2006-C1 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2006-C1 pooling and servicing agreement.

Modifications, Waivers, Amendments and Consents

In general, except as described in the Series 2006-C1 pooling and servicing agreement, the master servicer will not be permitted to agree to waive, modify or amend any term of any mortgage loan in the trust. The special servicer, subject to the limitations described below in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section, will generally be responsible for any material waivers, modifications or amendments of any mortgage loan documents.

The series 2006-C1 pooling and servicing agreement will generally provide that, with respect to any mortgage loan in the trust that is not specially serviced, subject to the rights of the special servicer and the discussion under "—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders" above, and further subject to obtaining any rating confirmations required under the series 2006-C1 pooling and servicing agreement, the master servicer will be responsible for any request by a borrower for lender consent to certain modifications, waivers or amendments, as specified in the series 2006-C1 pooling and servicing agreement, including, without limitation—

•	approving routine leasing activity, including any subordination, standstill and attornment agreements, with respect to any lease for less than the lesser of 20,000 square feet and 20% of the related mortgaged real property,

•	approving a change of the property manager at the request of the related borrower, provided that (A) the successor property manager is not affiliated with the related borrower and is a nationally or regionally recognized manager of similar properties, (B) the mortgage loan does not have an outstanding principal balance in excess of $5,000,000 and (C) the related mortgaged real property does not secure a Loan Combination,

•	approving any waiver affecting the timing of receipt of financial statements from the related borrower, provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter,

•	approving annual budgets for the related mortgaged real property, provided, that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the related borrower other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date,

•	subject to the restrictions set forth in the series 2006-C1 pooling and servicing agreement regarding principal prepayments, waiving any provision of the mortgage loan requiring a specified number of days notice prior to a principal prepayment,

•	approving modifications, consents or waivers (subject to certain limitations) in connection with a defeasance permitted by the terms of the mortgage loan if the master servicer receives an opinion of independent counsel generally to the effect that such modification, waiver or consent would not cause any REMIC created under the series 2006-C1 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in a tax on "prohibited transaction" being imposed on the trust assets, and

•	consent to subject the related mortgaged real property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the mortgage loan to such easement or right-of way provided the master servicer has determined in accordance with the Servicing Standard that such easement or right-of-way does not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument, the related borrower's ability to repay the mortgage loan, or materially or adversely affect the value of the related mortgaged real property or cause the mortgage loan to cease to be a "qualified mortgage" for REMIC purposes;

provided that—

1.	any such modification, waiver or amendment would not in any way affect a payment term (including, subject to certain exceptions, a waiver of the payment of assumption fees) of the mortgage loan, other than in the case of a waiver of the payment of late payment charges and/or Default Interest,

2.	agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard,

3.	agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the series 2006-C1 pooling and servicing agreement, and

4.	any such modification, waiver or amendment does not materially violate the terms, conditions and limitations set forth in the series 2006-C1 pooling and servicing agreement relating to the enforcement of the mortgagee's rights in connection with any transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the related borrower, if applicable.

With respect to any action proposed to be taken by the master servicer under the preceding paragraph where any thresholds in the bullets of the preceding paragraph are exceeded, or which cannot be taken by the master servicer by reason of any of provisos (1) to (4) set out in the preceding paragraph, such action may only be taken by the special servicer, if and to the extent permitted by the series 2006-C1 pooling and servicing agreement. Without limiting the generality of the foregoing, any request for disbursement or funding to a related borrower of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of any mortgage loan must be submitted to the special servicer for approval.

The series 2006-C1 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

•	is consistent with the Servicing Standard, and

•	except under the circumstances described below or as otherwise described under ‘‘—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions’’ above and/or ‘‘—Maintenance of Insurance’’ below, will not—

1.	affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

2.	affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

3.	except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

4.	in the special servicer’s judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under ‘‘—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders’’ above, the special servicer may—

•	reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

•	reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

•	forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

•	accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

•	subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that—

1.	the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

2.	in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2006-C1 certificateholders (or, if a Loan Combination is involved, to the series 2006-C1 certificateholders and the related Non-Trust Loan Noteholder(s)), as a collective whole, on a present value basis, and

3.	that modification, extension, waiver or amendment does not result in a tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2006-C1 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

In no event, however, will the special servicer be permitted to:

•	extend the maturity date of a mortgage loan beyond a date that is five years prior to the last rated final distribution date;

•	extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

•	if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

Any modification, extension, waiver or amendment of the payment terms of a Loan Combination will be required to be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor any related Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related Co-Lender Agreement.

Further, to the extent consistent with the Servicing Standard, taking into account the subordinate position of the related Subordinate Non-Trust Loan:

•	no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in a Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Subordinate Non-Trust Loan; and

•	no reduction of the mortgage interest rate of the underlying mortgage loan in a Loan Combination may be effected prior to the reduction of the mortgage interest rate of the related Non-Trust Loan, to the fullest extent possible.

The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution.

Defense of Litigation

The series 2006-C1 pooling and servicing agreement will provide that the special servicer will (1) direct, manage, prosecute and/or defend any action brought by a borrower against the trust and/or the special servicer and (2) represent the interests of the trust in any litigation relating to the rights and obligations of the borrower or mortgagee, or the enforcement of the obligations of a borrower, under the loan documents for any underlying mortgage loan ("Trust-Related Litigation").

To the extent the master servicer is named in Trust-Related Litigation, and the trust or special servicer is not named, in order to effectuate the role of the special servicer as contemplated by the prior paragraph, the master servicer must (1) notify the special servicer of such Trust-Related Litigation within ten days of the master servicer receiving notice of such Trust-Related Litigation; (2) provide monthly status reports to the special servicer, regarding such Trust-Related Litigation; (3) seek to have the trust replace the master servicer as the appropriate party to the lawsuit; and (4) so long as the master servicer remains a party to the lawsuit, consult with and act at the direction of the special servicer with respect to decisions and resolutions related to the interests of the trust in such Trust-Related Litigation, including but not limited to the selection of counsel, provided however, if there are claims against the master servicer and the master servicer has not determined that separate counsel is required for such claims, such counsel shall be reasonably acceptable to the master servicer.

Notwithstanding the right of the special servicer to represent the interests of the trust in Trust-Related Litigation, and subject to the rights of the special servicer to direct the master servicer's actions as described in the next paragraph, the master servicer will retain the right to make determinations relating to claims against the master servicer, including but not limited to the right to engage separate counsel in the master servicer's reasonable discretion, the cost of which shall be subject to indemnification out of trust assets. Further, the master servicer will not be required to take or fail to take any action which, in the master servicer's good faith and reasonable judgment, may (1) result in an adverse REMIC event or adverse grantor trust event with respect to the trust or (2) subject the master servicer to liability or materially expand the scope of the master servicer's obligations under the series 2006-C1 pooling and servicing agreement.

Notwithstanding any right of the master servicer to make determinations relating to claims against it, the special servicer will have the right at any time to (1) direct the master servicer to settle any claims brought against the trust, including claims asserted against the master servicer (whether or not the trust or the special servicer is named in any such claims or Trust-Related Litigation) and (2) otherwise reasonably direct the actions of the master servicer relating to claims against the master servicer (whether or not the trust or the special servicer is named in any such claims or Trust-Related Litigation), provided in either case that (a) such settlement or other direction does not require any admission, or is not likely to result in a finding of liability or wrongdoing on the part of the master servicer, (b) the cost of such settlement or any resulting judgment is and will be paid by the trust, (c) the master servicer is and will be indemnified out of trust assets for all costs and expenses of the master servicer incurred in defending and settling the Trust-Related Litigation and for any judgment, (d) any such action taken by the master servicer at the direction of the special servicer will be deemed, as to the master servicer, to be in compliance with the Servicing Standard and (e) the special servicer provides the master servicer with assurance reasonably satisfactory to the master servicer as to the items in clauses (a), (b) and (c).

In the event both the master servicer and the special servicer or trust are named in litigation, the master servicer and the special servicer must cooperate with each other to afford the master servicer and the special servicer the rights afforded to such party as described in this "—Defense of Litigation" section.

The discussion in this "—Defense of Litigation" section will not apply in the event the special servicer authorizes the master servicer, and the master servicer agrees (both authority and agreement to be in writing), to make certain decisions or control certain Trust-Related Litigation on behalf of the trust.

Notwithstanding the foregoing, (a) in the event that any action, suit, litigation or proceeding names the trustee in its individual capacity, or in the event that any judgment is rendered against the trustee in its individual capacity, the trustee, upon prior written notice to the master servicer or the special servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests; provided that the master servicer or special servicer, as applicable, will retain the right to manage and direct any such action, suit, litigation or proceeding; (b) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding, relating to the enforcement of the obligations of a borrower under the related loan documents, neither the master servicer nor the special servicer may, without the prior written consent of the trustee, (i) initiate any action, suit, litigation or proceeding in the name of the trustee, whether in such capacity or individually, (ii) engage counsel to represent the trustee, or (iii) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with intent to cause, and that actually causes, the trustee to be registered to do business in any state; provided that neither the master servicer nor the special servicer shall be responsible for any delay due to the failure of the trustee to grant such consent; and (c) in the event that any court finds that the trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from the series 2006-C1 pooling and servicing agreement or any mortgage loan, the trustee will have the right to retain counsel and appear in any such proceedings on its own behalf in order to protect and represent its interest, whether as trustee or individually; provided that the master servicer or the special servicer, as applicable, will retain the right to manage and direct any such action, suit, litigation or proceeding.

Required Appraisals

Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the underlying mortgage loans, the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2006-C1 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

As a result of any appraisal or other valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Loan Combination. An Appraisal Reduction Amount is relevant to: (a) the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan; (b) in the case of a Loan Combination, the determination of the identity of the related Loan Combination Controlling Party; and (c) in the case of a Split Mortgage Loan, the determination of whether the series 2006-C1 controlling class representative or the Class IUU Representative has servicing consent rights. See ‘‘Description of the Series 2006-C1 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ and ‘‘—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders’’ above. The Appraisal Reduction Amount for any mortgage loan or Loan Combination will be determined following either—

•	the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

•	the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when—

•	if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under ‘‘—General’’ above,

•	the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

•	no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust or, if applicable, any Loan Combination, the series 2006-C1 controlling class representative, the Class IUU Representative or the related Loan Combination Controlling Party, as applicable, under the series 2006-C1 pooling and servicing agreement, will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2006-C1 controlling class representative, the Class IUU Representative or the related Loan Combination Controlling Party, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

Maintenance of Insurance

The series 2006-C1 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Loan Combination, the Class IUU Representative, in the case of a mortgaged real property that secures a Split Mortgage Loan (for so long as the Class IUU Representative is entitled to exercise servicing consent rights with respect to that Split Mortgage Loan), or the series 2006-C1 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee’s request.

The series 2006-C1 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2006-C1 pooling and servicing agreement, then, to the extent such policy—

•	is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2006-C1 pooling and servicing agreement, and

•	provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this ‘‘—Maintenance of Insurance’’ section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer’s custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

Fair Value Option

Any single certificateholder or group of certificateholders with a majority interest in the series 2006-C1 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of—

•	the outstanding principal balance of that mortgage loan,

•	all accrued and unpaid interest on that mortgage loan, other than Default Interest,

•	all unreimbursed servicing advances with respect to that mortgage loan,

•	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and

•	any other amounts payable under the series 2006-C1 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this ‘‘—Fair Value Option’’ section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the next to last paragraph of this ‘‘—Fair Value Option’’ section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

If the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years’ experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2006-C1 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e) the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2006-C1 pooling and servicing agreement and the Servicing Standard. Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 2006-C1 pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement.

Realization Upon Defaulted Mortgage Loans

If a default on an underlying mortgage loan or Loan Combination has occurred, then, subject to the discussion under ‘‘—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders’’ above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Non-Trust Loan Noteholder(s), take any of the following actions:

•	institute foreclosure proceedings;

•	exercise any power of sale contained in the related mortgage instrument;

•	obtain a deed in lieu of foreclosure; or

•	otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Non-Trust Loan Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2006-C1 certificateholders and, if applicable, the related Non-Trust Loan Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

•	the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

•	in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2006-C1 certificateholders and, if the subject mortgaged real property secures a Loan Combination, the affected Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

See, however, ‘‘—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders—Rights and Powers of the Series 2006-C1 Controlling Class Representative, the Class IUU Representatives and the Non-Trust Loan Noteholders’’ above.

The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section will generally be payable directly out of the master servicer’s custodial account.

If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2006-C1 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Non-Trust Loan Noteholder(s), but subject to the discussion under ‘‘—The Series 2006-C1 Controlling Class Representative, the Class IUU Representatives and the Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C1 Controlling Class Representative, the Class IUU Representatives and the Non-Trust Loan Noteholders’’ above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2006-C1 certificateholders, for—

•	any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

•	any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

•	any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

In addition, amounts otherwise payable on the series 2006-C1 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

REO Properties

If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or

•	the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2006-C1 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the Servicing Standard and the terms and conditions of the Pooling and Servicing Agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under ‘‘—The Series 2006-C1 Controlling Class Representative, the Class IUU Representatives and the Non-Trust Loan Noteholders’’ above, the special servicer determines, in accordance with the Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2006-C1 certificateholders (and, if the subject REO Property relates to a Loan Combination, the related Non-Trust Loan Noteholder(s)), as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

•	would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer’s ability to sell the REO Property promptly at a fair price.

The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust’s federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

•	a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

•	a tax on prohibited transactions under section 860F of the Internal Revenue Code.

To the extent that income the trust receives from an REO Property is subject to—

•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

•	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2006-C1 certificateholders. See ‘‘Federal Income Tax Consequences’’ in this prospectus supplement and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer’s custodial account.

Inspections; Collection of Operating Information

The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. Beginning in 2007, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan—

•	at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

•	at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2006-C1 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives, in each case upon request. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

Evidence as to Compliance

No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Securities Exchange Act of 1934, as amended, is required to be filed with the SEC with respect to the trust), beginning in 2007, each of the master servicer and the special servicer (and the trustee to the extent it constitutes a servicer for the purposes of Regulation AB) must deliver or cause to be delivered, as applicable, to us and the trustee, among others:

•	a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of the master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by the master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that the master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

•	as to each annual assessment report delivered by the master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm—made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board—that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

•	a statement of compliance signed by an officer of the master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of the master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year—or, in the case of the first such certification, during the period from the Issue Date to December 31, 2006, inclusive—and of its performance under the series 2006-C1 pooling and servicing agreement, has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the master servicer, special servicer or trustee, as the case may be, has fulfilled its obligations under the series 2006-C1 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2006-C1 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicer and the special servicer will be made available to series 2006-C1 certificateholders, at their expense, upon written request to the trustee.

Accounts

General.    Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicer on behalf of the respective borrowers and the trust, for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 2006-C1 pooling and servicing agreement will consist of:

•	the master servicer's custodial account;

•	each of the Loan Combination-specific accounts maintained by the master servicer, which Loan Combination-specific accounts arc comparable to the custodial account;

•	the trustee's collection account;

•	the special servicer's REO account; and

•	the special servicer's loss of value reserve fund.

In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2006-C1 pooling and servicing agreement or other third party.

Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the trust therefrom, will be distributable to the applicable series 2006-C1 certificateholders on the distribution date relating to the collection period in which those collections were received.

There will be no independent verification of the above-referenced transaction accounts or account activity.

Custodial Account.

General.    The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. That custodial account will be maintained separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the master servicer. Payments and collections received in respect of the Non-Trust Loans will not be deposited in the custodial account.

The funds held in the master servicer’s custodial account may be held as cash or, at the master servicer’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the master servicer’s custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2006-C1 pooling and servicing agreement.

Deposits.    Under the series 2006-C1 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2006-C1 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

•	all payments on account of principal on the underlying mortgage loans, including principal prepayments;

•	all payments on account of interest on the underlying mortgage loans, including Default Interest;

•	all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

•	all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer’s REO account;

•	any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

•	all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under ‘‘—Maintenance of Insurance’’ above;

•	any amount required to be transferred from a loss of value reserve fund, any Loan Combination custodial account or the special servicer’s REO account;

•	any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

•	insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

Upon its receipt of any of the amounts described in the first five bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer’s custodial account.

Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Loan Combination will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer’s custodial account. Each such separate account will be substantially similar to the custodial account with respect to the manner in which it is maintained and the amounts deposited therein, but will relate only to a particular Loan Combination.

Also notwithstanding the foregoing, the custodial account and each Loan Combination-specific account may, in fact, be separate sub-accounts of the same account.

Withdrawals.    The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

1.	to remit to the trustee for deposit in the trustee’s collection account described under ‘‘—Accounts—Collection Account’’ below, on the business day preceding each distribution date, an amount (the "Master Servicer Remittance Amount") equal to the aggregate of all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a due date subsequent to the end of the related collection period,

(b)	payments and other collections received after the end of the related collection period,

(c)	amounts that are payable or reimbursable from the custodial account to any person other than the series 2006-C1 certificateholders in accordance with any of clauses 3. through 22. below, and

(d)	amounts deposited in the custodial account in error;

2.	apply amounts held for future distribution on the series 2006-C1 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under ‘‘—Advances —Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement;

3.	to reimburse the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2006-C1 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

4.	to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

5.	to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust, that is either—

(a)	specially serviced mortgage loan, or

(b)	mortgage loan as to which the related mortgaged real property has become an REO Property;

6.	to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust, which payment is to be made from the sources described under ‘‘—Servicing Compensation and Payment of Expenses’’ above;

7.	to reimburse the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2006-C1 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

8.	to pay the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2006-C1 pooling and servicing agreement, which payment is to be made out of any Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

9.	to pay unpaid expenses—other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees—that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the underlying mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

10.	in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee’s collection account, to pay the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

11.	to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

12.	to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

13.	to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Payment of Expenses’’ above;

14.	to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

15.	to pay the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ and ‘‘—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus and under ‘‘—Defense of Litigation’’ above;

16.	to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 2006-C1 pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

18.	to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various opinions of counsel, the cost of recording the series 2006-C1 pooling and servicing agreement and the cost of the trustee’s transferring mortgage files to a successor after having been terminated by series 2006-C1 certificateholders without cause, all as set forth in the series 2006-C1 pooling and servicing agreement;

19.	with respect to each mortgage loan purchased out of the trust fund, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

20.	to make any required payments—other than normal monthly remittances—due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination;

21.	to reimburse the Class IUU Representative for cure payments on a Split Mortgage Loan;

22.	to pay any other items described in this prospectus supplement as being payable from the custodial account;

23.	to withdraw amounts deposited in the custodial account in error;

24.	to invest amounts held in the custodial account in Permitted Investments; and

25.	to clear and terminate the custodial account upon the termination of the series 2006-C1 pooling and servicing agreement.

Withdrawals from any Loan Combination-specific accounts may be made by the master servicer to make payments to the trust and the applicable Non-Trust Loan Noteholder(s) and, to the extent they relate solely to the related Loan Combination, for substantially the same purposes identified in clauses 3. through 19. and 22. through 25. of the prior paragraph.

The series 2006-C1 pooling and servicing agreement will prohibit the application of amounts received on a Non-Trust Loan to cover fees and expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust, which fees and expenses are not related to the applicable Loan Combination. The series 2006-C1 pooling and servicing agreement will also prohibit the application of amounts received on a Split Mortgage Loan and allocable to the Non-Pooled Portion thereof to cover fees and expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust, which fees and expenses are not related to that Split Mortgage Loan.

Only the master servicer and sub-servicers retained by it will have access to funds in the custodial account and the Loan Combination-specific accounts.

REO Account. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or, at the discretion of the special servicer, invested in Permitted Investments. Any interest or other income earned on funds in the special servicer’s REO account will be payable to the special servicer, subject to the limitations described in the series 2006-C1 pooling and servicing agreement.

The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of—

•	any withdrawals made out of those amounts as described in the preceding sentence,

•	any portion of those amounts that may be retained as reserves as described in the next paragraph, and

•	if the subject REO Property relates to a Loan Combination, any portion of those amounts that are payable to the related Non-Trust Loan Noteholder.

The special servicer may, subject to the limitations described in the series 2006-C1 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Only the special servicer will have access to funds in the special servicer’s REO Account.

The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

Collection Account.

General.    The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2006-C1 certificates, and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

The funds held in the trustee’s collection account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s collection account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2006-C1 pooling and servicing agreement.

Deposits.    On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

•	the applicable Master Servicer Remittance Amount;

•	any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date; and

•	any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Accounts—Custodial Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ above.

With respect to each distribution date that occurs during March, commencing in 2006, the trustee will be required to transfer from its interest reserve account, which we describe under ‘‘—Accounts—Interest Reserve Account’’ below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

•	to pay itself a monthly fee, which is described under ‘‘—Trustee Compensation’’ above, to invest funds held in the collection account in Permitted Investments and to pay itself investment earnings on Permitted Investments of funds in the collection account;

•	to indemnify itself and various related persons as described under ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus;

•	to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2006-C1 pooling and servicing agreement and the administration of the trust;

•	to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus and ‘‘—REO Properties’’ above;

•	to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

•	with respect to each distribution date during January of 2007 or any year thereafter that is not a leap year or during February of 2006 or any year thereafter, to transfer to the trustee’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

•	to withdraw amounts deposited in the collection account in error;

provided that collections on any Split Mortgage Loan that are otherwise payable with respect to the Class IUU Principal Balance Certificates will not be available to cover Additional Trust Fund Expenses attributable to any underlying mortgage loan other than that Split Mortgage Loan.

On each distribution date, all amounts on deposit in the trustee’s collection account, exclusive of any portion of those amounts that may be withdrawn for the purposes contemplated in the foregoing paragraph or that was deposited in the collection account in error, will be withdrawn and applied to make payments on the series 2006-C1 certificates. For any distribution date, the funds available to make payments on the series 2006-C1 certificates will consist of the following separate components—

•	the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period (exclusive of any portion of that prepayment consideration allocable to the Non-Pooled Portion of a Split Mortgage Loan), which will be paid to the holders of the class A-1, A-2, A-3, A-AB, A-4, X-CL, X-CP, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates as and to the extent described under ‘‘Description of the Offered Certificates—Payments— Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement,

•	the portion of those funds that represent prepayment consideration collected on any Split Mortgage Loan during the related collection period that is allocable to the Non-Pooled Portion thereof, which will be paid to the holders of the Class IUU Principal Balance Certificates, as described under ‘‘Description of the Offered Certificates—Payments —Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement,

•	the portion of those funds allocable to principal of, interest on and loss/reimbursement with respect to the respective Non-Pooled Portions of the Split Mortgage Loans (see ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this prospectus supplement), referred to in this prospectus supplement as the Class IUU Available P&I Funds, which will be paid to the holders of the Class IUU Principal Balance Certificates, as described under ‘‘Description of the Offered Certificates— Payments—Payments on the Class IUU Principal Balance Certificates’’ in this prospectus supplement; and

•	the remaining portion of those funds, which—

1.	we refer to as the Net Available P&I Funds, and

2.	will be paid to the holders of all the series 2006-C1 certificates (exclusive of the Class IUU Principal Balance Certificates), as described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement.

Only the trustee will have access to funds in the collection account.

Interest Reserve Account. The trustee must maintain an account in which it will hold the interest reserve amounts described in the second and third following paragraphs with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates.

The funds held in the trustee’s interest reserve account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s interest reserve account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2006-C1 pooling and servicing agreement.

During January, except in a leap year, and February of each calendar year, beginning in February 2006, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will, in general, equal one day’s interest accrued at the related mortgage interest rate on the Stated Principal Balance of that mortgage loan as of the end of the related collection period.

In addition, on the Issue Date, the Lehman Mortgage Loan Seller, with respect to each Lehman Mortgage Loan that accrues interest on an Actual/360 Basis or, in the case of a Split Mortgage Loan, solely with respect to the Pooled Portion thereof, and the UBS Mortgage Loan Seller, with respect to each UBS Mortgage Loan that accrues interest on an Actual/360 Basis, will deliver to the trustee for deposit in the interest reserve account, to be used as an additional interest reserve amount in March 2006, an amount equal to one day’s interest accrued at the related mortgage interest rate on the initial Stated Principal Balance of that mortgage loan or, in the case of a Split Mortgage Loan, on the initial Allocated Principal Balance of the Pooled Portion of that mortgage loan.

During March of each calendar year, beginning with March 2006, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Net Available P&I Funds for the distribution date during the month of transfer.

In the case of a Split Mortgage Loan, each interest reserve amount will be allocable between the Pooled Portion thereof and the Non-Pooled Portion thereof based upon one day's interest at the related deemed mortgage interest rate on each of those portions, with preference given to the Pooled Portion in the event of insufficient funds. However, the additional interest reserve amount described in the second preceding paragraph will be allocable solely to the Pooled Portion of the subject Split Mortgage Loan.

Only the trustee will have access to funds in the interest reserve account.

Loss of Value Reserve Fund. If we, with respect to a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, with respect to a UBS Mortgage Loan, make a loss of value payment in connection with a Material Breach or Material Document Defect, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement, then the special servicer will be required to establish a loss of value reserve fund in which to hold that payment pending application thereof. The loss of value reserve fund must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds in the loss of value reserve fund will be held uninvested.

The special servicer may make withdrawals from the loss of value reserve fund, out of any loss of value payment on deposit therein, in order to cover losses and Additional Trust Fund Expenses, as incurred, with respect to the underlying mortgage loan as to which that loss of value payment was made and, following a liquidation of that mortgage loan, to cover losses and Additional Trust Fund Expenses with respect to any other underlying mortgage loan.

Only the special servicer will have access to funds in the loss of value reserve fund.

Events of Default

Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 2006-C1 pooling and servicing agreement:

•	the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer’s custodial account or the special servicer’s REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

•	the master servicer fails to remit to the trustee for deposit in the trustee’s collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date, or the master servicer fails to make in a timely manner any payment required to be made to a Non-Trust Loan Noteholder, which failure is not remedied by 11:00 a.m., New York City time, on the business day immediately following the date on which the payment was required to be made;

•	the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2006-C1 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2006-C1 pooling and servicing agreement;

•	the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2006-C1 pooling and servicing agreement, and that failure continues unremedied for 30 days — or such shorter period as may be provided for in the series 2006-C1 pooling and servicing agreement for certain specified acts—or, if the responsible party is diligently attempting to remedy the failure, 60 days—or such shorter period as may be provided for in the series 2006-C1 pooling and servicing agreement for certain specified acts—after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2006-C1 pooling and servicing agreement, by series 2006-C1 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C1 certificates or by any affected Non-Trust Loan Noteholder;

•	it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2006-C1 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2006-C1 certificateholders or any Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2006-C1 pooling and servicing agreement, by series 2006-C1 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C1 certificates or by any affected Non-Trust Loan Noteholder;

•	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•	the master servicer or the special servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more classes of the series 2006-C1 certificates are qualified, downgraded or withdrawn in connection therewith;

•	one or more ratings assigned by Fitch to one or more classes of the series 2006-C1 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch that remains in effect for at least 60 days, which action Fitch has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity; and

•	the master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch and, in either case, that rating is not restored within 60 days after the subject downgrade or withdrawal.

The series 2006-C1 pooling and servicing agreement may include other events of default that apply only to the Non-Trust Loans.

If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then—within 10 days after such officer’s receipt of that notice—the trustee will transmit by mail to us, all the series 2006-C1 certificateholders, S&P and Fitch notice of that occurrence, unless the default has been cured.

Rights Upon Event of Default

If an event of default described above under ‘‘—Events of Default’’ occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2006-C1 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C1 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2006-C1 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2006-C1 certificateholder.

Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2006-C1 pooling and servicing agreement, all authority and power of the defaulting party under the series 2006-C1 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series 2006-C1 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the mortgage loans included in the trust and the Non-Trust Mortgage Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 2006-C1 pooling and servicing agreement in connection with an event of default on the part of the master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

Upon any termination of the master servicer or special servicer as a result of an event of default, the trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2006-C1 pooling and servicing agreement; or

•	appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2006-C1 pooling and servicing agreement.

The holders of series 2006-C1 certificates entitled to a majority of the voting rights for the series 2006-C1 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2006-C1 pooling and servicing agreement, rather than have the trustee act as that successor.

Notwithstanding the foregoing discussion in this ‘‘—Rights Upon Event of Default’’ section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under ‘‘—Events of Default’’ above, the master servicer will have the right for a period of approximately 45 days—during which time the master servicer will continue to master service the mortgage loans—to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P and Fitch have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2006-C1 certificates. The terminated master servicer is responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the underlying mortgage loans, to the extent such expenses are not reimbursed by the replacement servicer.

In general, series 2006-C1 certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2006-C1 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the affected classes of the series 2006-C1 certificates. In addition, any waiver of an event of default under the second bullet of the ‘‘—Events of Default’’ section above in this prospectus supplement requires the written consent of the trustee. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2006-C1 pooling and servicing agreement.

Notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, (a) if an event of default on the part of the master servicer affects a Non-Trust Loan Noteholder, and if the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Non-Trust Loan Noteholder, and (b) furthermore, if an event of default affects solely a Non-Trust Loan Noteholder, then the master servicer may not be terminated by the trustee. However, in the case of each of clause (a) and (b) of the prior sentence, at the request of the affected Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Loan Combination.

Also notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, if an event of default on the part of the special servicer affects a Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Non-Trust Loan Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series 2006-C1 pooling and servicing agreement. If the special servicer for a Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2006-C1 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying base prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

No series 2006-C1 certificateholder will have the right under the series 2006-C1 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless—

•	that holder previously has given to the trustee written notice of default,

•	except in the case of a default by the trustee, series 2006-C1 certificateholders entitled to not less than 25% of the series 2006-C1 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2006-C1 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

•	except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

See "Description of the Governing Documents—Rights, Protection, Indemnities and Immunities of the Trustee" for a description of certain limitations regarding the trustee's duties with respect to the foregoing matters.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The series 2006-C1 certificates will be issued, on or about February 1, 2006, under the series 2006-C1 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

•	the underlying mortgage loans;

•	any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the underlying mortgage loans;

•	our rights under our mortgage loan purchase agreement with the UBS Mortgage Loan Seller;

•	any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

•	those funds or assets as from time to time are deposited in the various transaction accounts described under ‘‘Description of the Series 2006-C1 Pooling and Servicing Agreement—Accounts’’ in this prospectus supplement.

The series 2006-C1 certificates will include the following classes:

•	the X-CP, A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E and F classes, which are the classes of series 2006-C1 certificates that are offered by this prospectus supplement, and

•	the X-CL, G, H, J, K, L, M, N, P, Q, S, T, IUU-1, IUU-2, IUU-3, IUU-4, IUU-5, IUU-6, IUU-7, IUU-8, IUU-9, IUU-10, R-I, R-II and R-III classes, which are the classes of series 2006-C1 certificates that—

1.	will be retained by us or sold in transactions that do not require registration under the Securities Act of 1933, and

2.	are not offered by this prospectus supplement.

The class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, IUU-1, IUU-2, IUU-3, IUU-4, IUU-5, IUU-6, IUU-7, IUU-8, IUU-9 and IUU-10 certificates are the series 2006-C1 certificates that will have principal balances and are sometimes referred to as the series 2006-C1 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See ‘‘—Payments’’ below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool (exclusive of the Allocated Principal Balances of the respective Non-Pooled Portions of the Split Mortgage Loans) exceeds the total principal balance of the series 2006-C1 principal balance certificates (other than Class IUU Principal Balance Certificates) immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2006-C1 principal balance certificates (other than Class IUU Principal Balance Certificates) that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

The class X-CL and X-CP certificates will not have principal balances and are sometimes referred to as the series 2006-C1 interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series 2006-C1 interest-only certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time.

The total notional amount of the class X-CP certificates will equal:

•	during the period from the Issue Date through and including the distribution date in January 2007, the total principal balance of the class A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F and G certificates outstanding from time to time;

•	during the period following the distribution date in January 2007 through and including the distribution date in January 2008, the sum of (a) the lesser of $276,150,000 and the total principal balance of the class A-2 certificates outstanding from time to time, and (b) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F and G certificates outstanding from time to time;

•	during the period following the distribution date in January 2008 through and including the distribution date in January 2009, the sum of (a) the lesser of $167,147,000 and the total principal balance of the class A-2 certificates outstanding from time to time, and (b) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F and G certificates outstanding from time to time;

•	during the period following the distribution date in January 2009 through and including the distribution date in January 2010, the sum of (a) the lesser of $63,808,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D, E and F certificates outstanding from time to time, and (c) the lesser of $9,491,000 and the total principal balance of the class G certificates outstanding from time to time;

•	during the period following the distribution date in January 2010 through and including the distribution date in January 2011, the sum of (a) the lesser of $1,073,093,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the total principal balance of the class A-M, A-J, B, C and D certificates outstanding from time to time, and (c) the lesser of $4,779,000 and the total principal balance of the class E certificates outstanding from time to time;

•	during the period following the distribution date in January 2011 through and including the distribution date in January 2012, the sum of (a) the lesser of $952,981,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the total principal balance of the class A-M, A-J and B certificates outstanding from time to time and (c) the lesser of $18,284,000 and the total principal balance of the class C certificates outstanding from time to time;

•	during the period following the distribution date in January 2012 through and including the distribution date in January 2013, the sum of (a) the lesser of $795,704,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the total principal balance of the class A-M certificates outstanding from time to time, and (c) the lesser of $219,000,000 and the total principal balance of the class A-J certificates outstanding from time to time; and

•	following the distribution date in January 2013, $0.

The class R-I, R-II and R-III certificates will not have principal balances or notional amounts.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount, as applicable, of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee’s distribution date statement.

Registration and Denominations

General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP certificates, $250,000 initial notional amount—and in any additional whole dollar denominations.

Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under

‘‘Description of the Certificates—Book-Entry Registration.’’ For so long as any class of offered certificates is held in book-entry form—

•	all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

•	all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC’s procedures.

The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

DTC, Euroclear and Clearstream. You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see ‘‘Description of the Certificates—Book-Entry Registration—DTC, Euroclear and Clearstream’’ in the accompanying base prospectus.

Transfers between participants in DTC will occur in accordance with DTC’s rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See ‘‘Description of the Certificates— Book-Entry Registration—Holding and Transferring Book-Entry Certificates’’ in the accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

Payments

General. On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2006-C1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

In order for a series 2006-C1 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See ‘‘—Registration and Denominations’’ above.

Payments of Interest. All of the classes of the series 2006-C1 certificates, except for the R-I, R-II and R-III classes, will bear interest.

With respect to each interest-bearing class of the series 2006-C1 certificates, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for that particular class of series 2006-C1 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of that particular class of series 2006-C1 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months.

However, no interest will accrue with respect to the class X-CP certificates following the interest accrual period that ends in January 2013.

On each distribution date, subject to the Net Available P&I Funds or the Class IUU Available P&I Funds, as applicable, for that date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments— Payments on the Class IUU Principal Balance Certificates,’’ as applicable, below, the total amount of interest distributable with respect to each interest-bearing class of the series 2006-C1 certificates will equal—

•	the total amount of interest accrued during the related interest accrual period with respect to that class of series 2006-C1 certificates, reduced by

•	the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2006-C1 certificates.

If the full amount of interest distributable with respect to any interest-bearing class of the series 2006-C1 certificates is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable on future distribution dates, subject to the Net Available P&I Funds or the Class IUU Available P&I Funds, as applicable, for those future distribution dates and the priorities of payment described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments— Payments on the Class IUU Principal Balance Certificates,’’ as applicable, below. However, no interest will accrue on any of that unpaid interest.

The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of the series 2006-C1 certificates in the following manner:

•	that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any distribution date that is attributable to the Non-Pooled Portion of a Split Mortgage Loan will be allocated on a pro rata basis to the respective classes of Class IUU Principal Balance Certificates in accordance with the respective amounts of accrued interest in respect of each such class of series 2006-C1 certificates for the related interest accrual period; and

•	the remaining portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of series 2006-C1 certificates (exclusive of the Class IUU Principal Balance Certificates) on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2006-C1 certificates for the related interest accrual period.

Calculation of Pass-Through Rates. The table on page S-7 of this prospectus supplement provides the initial pass-through rate for each interest-bearing class of the series 2006-C1 certificates, provided that as and when indicated thereon that initial pass-through rate is approximate. Set forth below is a description of how the pass-through rate will be calculated with respect to each class of the series 2006-C1 certificates.

The pass-through rates for the class A-1, A-2, A-3, A-AB, A-4, L, M, N, P, Q, S and T certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table on page S-7 of this prospectus supplement as the initial pass-through rate for that class.

The pass-through rates for the class A-M, A-J, B, C, D, E, F and G certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page S-7 of this prospectus supplement as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the applicable Weighted Average Pool Pass-Through Rate is below the identified initial pass-through rate for the class A-M, A-J, B, C, D, E, F or G certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2006-C1 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

The pass-through rates for the class H, J and K certificates will, in the case of each of those classes, for any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in January 2013, will equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2006-C1 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2006-C1 principal balance certificates is identified under ‘‘—General’’ above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that total principal balance, or designated portion thereof, will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in January 2013, on any particular component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, the applicable class X-CP strip rate will equal the excess, if any, of:

(1)	the lesser of (a) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (b) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over

(2)	the pass-through rate in effect during that interest accrual period for the class of series 2006-C1 principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component.

Following the interest accrual period that ends in January 2013, the class X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual period beginning in January 2013 and for each interest accrual period thereafter.

The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2006-C1 principal balance certificates (exclusive of the Class IUU Principal Balance Certificates). In general, the total principal balance of each class of series 2006-C1 principal balance certificates (exclusive of the Class IUU Principal Balance Certificates) will constitute a separate component of the total notional amount of the class X-CL certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2006-C1 principal balance certificates is identified under ‘‘—General’’ above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in January 2013, on any particular component of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, the applicable class X-CL strip rate will be calculated as follows:

(1)	if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any particular class of series 2006-C1 principal balance certificates (exclusive of the Class IUU Principal Balance Certificates), and if such total principal balance or such designated portion of such total principal balance, as applicable, also constitutes a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2006-C1 principal balance certificates; and

(2)	if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any class of series 2006-C1 principal balance certificates (exclusive of the Class IUU Principal Balance Certificates), and if such total principal balance or such designated portion of such total principal balance, as applicable, does not also constitute a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2006-C1 principal balance certificates.

Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the interest accrual period that ends in January 2013, the total principal balance of each class of series 2006-C1 principal balance certificates (exclusive of the Class IUU Principal Balance Certificates) will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2006-C1 principal balance certificates whose total principal balance makes up that component.

The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

The pass-through rate with respect to each class of Class IUU Principal Balance Certificates, for any interest accrual period, will equal the Weighted Average Non-Pooled Portion Pass-Through Rate for that interest accrual period.

The class R-I, R-II and R-III certificates will not be interest-bearing and, therefore, will not have pass-through rates.

Payments of Principal. Subject to the Net Available P&I Funds or the Class IUU Available P&I Funds, as applicable, for each distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments — Payments on the Class IUU Principal Balance Certificates,’’ as applicable, below, the holders of each class of series 2006-C1 principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2006-C1 principal balance certificates on any distribution date will generally equal the Total Principal Payment Amount for that distribution date.

The Total Principal Payment Amount for any distribution date will consist of the Class IUU Principal Payment Amount for that distribution date, which is payable with respect to the Class IUU Principal Balance Certificates, and the Net Total Principal Payment Amount for that distribution date, which is payable with respect to the remaining series 2006-C1 principal balance certificates.

On each distribution date, after all required payments of interest have been made with respect to the class X-CL, X-CP, A-1, A-2, A-3, A-AB and A-4 certificates on that date, the trustee will be required to apply any and all remaining Net Available P&I Funds to make payments of principal with respect to the class A-1, A-2, A-3, A-AB and A-4 certificates. In general:

•	on any given distribution date, beginning with the distribution date in January 2011, except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class A-AB certificates must be paid down to the Class A-AB Planned Principal Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2, A-3 and/or A-4 certificates; and

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates—other than as described in the immediately preceding bullet—until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-3, A-AB and A-4 classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-3, A-AB and A-4 certificates, will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2006-C1 certificates then outstanding.

The ‘‘Class A-AB Planned Principal Balance’’ for any distribution date is the scheduled principal balance specified for that distribution date on Annex F to this prospectus supplement. Such principal balances were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the Modeling Assumptions and a 0% CPR, the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex F to this prospectus supplement. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to—and, furthermore, following retirement of the class A-1, A-2 and A-3 certificates, there can be no assurance that the total principal balance of the class A-AB certificates will not be less than—the principal balance that is specified for such distribution date on Annex F to this prospectus supplement.

In general, subject to the available funds and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be entitled on each distribution date to payments of principal in an amount that will, in the case of each of those classes, generally equal the lesser of:

•	the total principal balance of the subject class of series 2006-C1 principal balance certificates outstanding immediately prior to the subject distribution date; and

•	the excess, if any, of (a) the Net Total Principal Payment Amount for the subject distribution date, over (b) the total payments of principal made on the subject distribution date with respect to all other more senior classes of series 2006-C1 principal balance certificates (exclusive of the Class IUU Principal Balance Certificates), as described under ‘‘—Payments—Priority of Payments’’ below.

In no event will the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2006-C1 principal balance certificates (exclusive of the class A-1, A-2, A-3, A-AB and A-4 certificates and the Class IUU Principal Balance Certificates) be entitled to receive any payments of principal until the total principal balance of all other more senior classes of series 2006-C1 principal balance certificates (exclusive of the Class IUU Principal Balance Certificates) is reduced to zero.

In general, subject to available funds, the holders of each class of Class IUU Principal Balance Certificates will be entitled to receive on each distribution date payments of principal in an amount equal to the portion of the Class IUU Principal Payment Amount that is allocable to such class of Class IUU Principal Balance Certificates. The Class IUU Principal Payment Amount for each distribution date will be allocated to the class IUU-1, IUU-2, IUU-3, IUU-4, IUU-5, IUU-6, IUU-7, IUU-8, IUU-9 and IUU-10 certificates, in that order, in each case up to the lesser of (a) the total principal balance of the subject class of Class IUU Principal Balance Certificates immediately prior to that distribution date and (b) any remaining unallocated portion of that Class IUU Principal Payment Amount.

Notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Net Available P&I Funds or the Class IUU Available P&I Funds, as applicable, for that final distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments—Payments on the Class IUU Principal Balance Certificates,’’ as applicable, below, the holders of each class of series 2006-C1 principal balance certificates will be entitled to payments of principal, up to the total principal balance of that class of series 2006-C1 principal balance certificates outstanding immediately prior to that final distribution date.

If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance (including the portion of any monthly debt service advance with respect to the Non-Pooled Portion of a Split Mortgage Loan) that it has determined is not recoverable out of collections on the related mortgage loan in the trust, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C1 principal balance certificates, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C1 certificates ), thereby reducing the payments of principal on the series 2006-C1 principal balance certificates). As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Notwithstanding the foregoing, collections on any Split Mortgage Loan that are otherwise distributable with respect to the Class IUU Principal Balance Certificates will not be available to reimburse, or pay interest on, advances or to pay Additional Trust Fund Expenses with respect to any underlying mortgage loan other than that Split Mortgage Loan.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2006-C1 principal balance certificates (exclusive of the Class IUU Principal Balance Certificates). In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2006-C1 principal balance certificates (exclusive of the Class IUU Principal Balance Certificates).

The class X-CL, X-CP, R-I, R-II and R-III certificates do not have principal balances and do not entitle their respective holders to payments of principal.

Reimbursement Amounts. As discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below, the total principal balance of any class of series 2006-C1 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2006-C1 principal balance certificates, then, subject to the Net Available P&I Funds or the Class IUU Available P&I Funds, as applicable, and the priority of payments described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments—Payments on the Class IUU Principal Balance Certificates,’’ as applicable, below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the ‘‘loss reimbursement amount’’ under ‘‘—Payments—Priority of Payments’’ below, under ‘‘—Payments—Payments on the Class IUU Principal Balance Certificates’’ below and elsewhere in this prospectus supplement mean, in the case of any class of series 2006-C1 principal balance certificates, for any distribution date, the total amount to which the holders of that class will be entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool (exclusive of the total Allocated Principal Balance of the respective Non-Pooled Portions of the Split Mortgage Loans) exceeds the total principal balance of the series 2006-C1 principal balance certificates (exclusive of the Class IUU Principal Balance Certificates) immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2006-C1 principal balance certificates (exclusive of the Class IUU Principal balance Certificates) that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2006-C1 principal balance certificates. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

Priority of Payments. On each distribution date, the trustee will apply the Net Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	to pay interest to the holders of the class A-1, A-2, A-3, A-AB, A-4, X-CL and X-CP certificates, in an amount up to, and on a pro rata basis as among those classes in accordance with, the respective amounts of interest payable with respect to those classes of certificates on the subject distribution date;

(2)	to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Net Total Principal Payment Amount for the subject distribution date, and (b) the excess, if any, of (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class A-AB Planned Principal Balance for the subject distribution date;

(3)	to pay principal to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates, sequentially among those classes in that order, in each case until the total principal balance of the subject class of series 2006-C1 certificates has been reduced to zero, in an aggregate amount up to the Net Total Principal Payment Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-AB certificates on the subject distribution date as described in the immediately preceding clause (2); and

(4)	to make payments to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the A-1, A-2, A-3, A-AB and A-4 classes are outstanding at that time, the allocations and order of principal payments described in clauses (2) and (3) above will be ignored and payments of principal on the A-1, A-2, A-3, A-AB and/or A-4 classes will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes then outstanding.

On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-3, A-AB, A-4, X-CL and X-CP certificates as described above, the trustee will apply any remaining Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Net Available P&I Funds:

(1)	payments to the holders of the class A-M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class A-M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-M certificates;

(2)	payments to the holders of the class A-J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class A-J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-M certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-J certificates;

(3)	payments to the holders of the class B certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M and A-J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

(4)	payments to the holders of the class C certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J and B certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

(5)	payments to the holders of the class D certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B and C certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

(6)	payments to the holders of the class E certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C and D certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

(7)	payments to the holders of the class F certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D and E certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

(8)	payments to the holders of the class G certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E and F certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

(9)	payments to the holders of the class H certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F and G certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

(10)	payments to the holders of the class J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G and H certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

(11)	payments to the holders of the class K certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H and J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

(12)	payments to the holders of the class L certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J and K certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

(13)	payments to the holders of the class M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K and L certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

(14)	payments to the holders of the class N certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

(15)	payments to the holders of the class P certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

(16)	payments to the holders of the class Q certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

(17)	payments to the holders of the class S certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

(18)	payments to the holders of the class T certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

(19)	payments to the holders of the class R-I, R-II and R-III certificates, up to the amount of any remaining Net Available P&I Funds;

provided that, on the final distribution date, subject to the Net Available P&I Funds for such distribution date and the priority of payments described above in this paragraph, the holders of each class of series 2006-C1 principal balance certificates referred to above in this paragraph will be entitled to receive payments of principal sufficient to retire their certificates, without regard to the Net Total Principal Payment Amount for the final distribution date.

Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust (exclusive of any prepayment consideration collected with respect to the Non-Pooled Portion of a Split Mortgage Loan), regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal on such distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of—

•	the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

•	a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2006-C1 principal balance certificates for the related interest accrual period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

•	a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2006-C1 principal balance certificates on that distribution date, and the denominator of which is the Net Total Principal Payment Amount for that distribution date.

The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X-CL certificates and/or the holders of the class X-CP certificates, allocable between such classes as follows:

•	on any distribution date up to and including the distribution date in January 2009,

1.	98.0% thereof to the holders of the class X-CL certificates, and

2.	2.0% thereof to the holders of the class X-CP certificates; and

•	on any distribution date subsequent to the distribution date in January 2009, 100% thereof to the holders of the class X-CL certificates.

If any prepayment consideration is collected during any particular collection period with respect to a Split Mortgage Loan, then on the distribution date corresponding to that collection period, the trustee will allocate that prepayment consideration between the Pooled Portion and the Non-Pooled Portion of that Split Mortgage Loan on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such portion. The portion of any prepayment consideration allocable to the Non-Pooled Portion of a Split Mortgage Loan, net of workout fees and liquidation fees payable in connection with the receipt thereof, will be distributed among the holders of the respective classes of Class IUU Principal Balance Certificates, pro rata, based on the amount of principal then being prepaid with respect to each such class of series 2006-C1 certificates.

Neither we nor the underwriters make any representation as to—

•	the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

•	the collectability of any prepayment premium or yield maintenance charge.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans— Prepayment Provisions’’ in this prospectus supplement.

Payments on the Class IUU Principal Balance Certificates. On each distribution date, the trustee will apply the Class IUU Available P&I Funds for that date to make the following payments and in the following order of priority, in each case to the extent of the remaining portion of the Class IUU Available P&I Funds:

Order of Payment	Recipient Class or Classes	Type and Amount of Payment
1	IUU-1	Interest up to the total interest payable on that class
2	IUU-1	Principal up to the total principal payable on that class
3	IUU-1	Reimbursement up to the total loss reimbursement amount for that class
4	IUU-2	Interest up to the total interest payable on that class
5	IUU-2	Principal up to the total principal payable on that class
6	IUU-2	Reimbursement up to the loss reimbursement amount for that class
7	IUU-3	Interest up to the total interest payable on that class
8	IUU-3	Principal up to the total principal payable on that class
9	IUU-3	Reimbursement up to the loss reimbursement amount for that class
10	IUU-4	Interest up to the total interest payable on that class
11	IUU-4	Principal up to the total principal payable on that class
12	IUU-4	Reimbursement up to the loss reimbursement amount for that class
13	IUU-5	Interest up to the total interest payable on that class
14	IUU-5	Principal up to the total principal payable on that class
15	IUU-5	Reimbursement up to the loss reimbursement amount for that class
16	IUU-6	Interest up to the total interest payable on that class
17	IUU-6	Principal up to the total principal payable on that class
18	IUU-6	Reimbursement up to the loss reimbursement amount for that class
19	IUU-7	Interest up to the total interest payable on that class
20	IUU-7	Principal up to the total principal payable on that class
21	IUU-7	Reimbursement up to the loss reimbursement amount for that class
19	IUU-8	Interest up to the total interest payable on that class
20	IUU-8	Principal up to the total principal payable on that class
21	IUU-8	Reimbursement up to the loss reimbursement amount for that class
19	IUU-9	Interest up to the total interest payable on that class
20	IUU-9	Principal up to the total principal payable on that class
21	IUU-9	Reimbursement up to the loss reimbursement amount for that class
19	IUU-10	Interest up to the total interest payable on that class
20	IUU-10	Principal up to the total principal payable on that class
21	IUU-10	Reimbursement up to the loss reimbursement amount for that class

Treatment of REO Properties

Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	payments on the series 2006-C1 certificates,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the series 2006-C1 certificates, and

•	the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2006-C1 pooling and servicing agreement.

In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate, the Weighted Average Non-Pooled Portion Pass-Through Rate and the Total Principal Payment Amount for each distribution date.

Operating revenues and other proceeds derived from an REO Property administered under the series 2006-C1 pooling and servicing agreement will be applied—

•	first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

To the extent described under ‘‘Description of the Series 2006-C1 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool (exclusive of the total Allocated Principal Balance of the respective Non-Pooled Portions of the Split Mortgage Loans) may decline below the total principal balance of the series 2006-C1 principal balance certificates (exclusive of the Class IUU Principal Balance Certificates). If this occurs following the payments made to the series 2006-C1 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2006-C1 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool (reduced by the total Allocated Principal Balance of the respective Non-Pooled Portions of the Split Mortgage Loans) that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M
19th	A-1, A-2, A-3, A-AB and A-4, pro rata based on total outstanding principal balances

Notwithstanding the foregoing, Realized Losses and Additional Trust Fund Expenses, if any, in respect of a Split Mortgage Loan will be allocated to the Class IUU Principal Balance Certificates, as and to the extent described below, but only up to the remaining Non-Pooled Portion of that Split Mortgage Loan.

If, following the payments made to the series 2006-C1 certificateholders on any distribution date, the total principal balance of the Class IUU Principal Balance Certificates exceeds the total Allocated Principal balance of the respective Non-Pooled Portions of the Split Mortgage Loans that will be outstanding immediately following that distribution date, then the respective total principal balances of the various classes of the Class IUU Principal Balance Certificates are to be successively reduced in the following order, until the total principal balance of the Class IUU Principal Balance Certificates equals the total Allocated Principal Balance of the respective Non-Pooled Portions of the Split Mortgage Loans that will be outstanding immediately following that distribution date:

Order of Allocation	Class
1st	IUU-10
2nd	IUU-9
3rd	IUU-8
4th	IUU-7
5th	IUU-6
6th	IUU-5
7th	IUU-4
8th	IUU-3
9th	IUU-2
10th	IUU-1

The reductions in the total principal balances of the respective classes of series 2006-C1 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between (a) the underlying mortgage loans and/or the applicable portions thereof and (b) the subject classes of series 2006-C1 certificates.

The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, will generally equal the excess, if any, of:

•	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest), over

•	the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest) on, that mortgage loan.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest) also will be treated as a Realized Loss.

Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the Mortgage Pool.

Additional Trust Fund Expenses may include:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicer;

•	any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	any unanticipated, non-mortgage loan specific expense of the trust, including—

1.	any reimbursements and indemnifications to the trustee and various related persons described under ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus,

2.	any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under ‘‘Description of the Governing Documents— Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ in the accompanying base prospectus, and

3.	any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under ‘‘The Series 2006-C1 Pooling and Servicing Agreement—REO Properties’’ in this prospectus supplement and/or ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus;

•	rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

•	any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under ‘‘The Series 2006-C1 Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement, and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

The Total Principal Payment Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool (exclusive of the total Allocated Principal Balance of the respective Non-Pooled Portions of the Split Mortgage Loans) may exceed the total principal balance of the series 2006-C1 principal balance certificates (exclusive of the Class IUU Principal Balance Certificates). If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2006-C1 principal balance certificates, the total principal balances of one or more classes of series 2006-C1 principal balance certificates (exclusive of the Class IUU Principal Balance Certificates) that had previously been reduced as described above in this ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2006-C1 principal balance certificates (exclusive of the Class IUU Principal Balance Certificates) in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2006-C1 principal balance certificates (exclusive of the Class IUU Principal Balance Certificates) with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2006-C1 principal balance certificates (exclusive of the Class IUU Principal Balance Certificates) being in excess of the total Stated Principal Balance of the mortgage pool (exclusive of the respective Non-Pooled Portions of the Split Mortgage Loans). Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 2006-C1 certificates that would otherwise have accrued if the reinstated principal amounts had never been written off.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

Type / Recipient(1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, one-twelfth of the product of the related annual master servicing fee rate(3) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan	Compensation	First, out of recoveries of interest with respect to that mortgage loan and then, if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account (4).	Monthly
Additional Master Servicing Compensation / Master Servicer	• Prepayment Interest Excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period	Compensation	Interest payments made by the related mortgagor intended to cover interest accrued on the subject principal prepayment with respect to the subject mortgage loan during the period from and after the related due date	Time to time
	• All interest and investment income earned on amounts on deposit in the master servicer’s custodial account and in any Loan Combination-specific account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly
	• All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account, to the extent not otherwise payable to the borrowers	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly

Type / Recipient(1)	Amount	General Purpose	Source (2)	Frequency
	• Late payment charges and Default Interest actually collected with respect to any underlying mortgage loan in the trust fund during any collection period, but only to the extent that such late payment charges and Default Interest accrued while it was a non-specially serviced mortgage loan and are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed	Compensation	Payments of late payment charges and Default Interest made by mortgagors with respect to the underlying mortgage loans	Time to time
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan and Non-Trust Loan that is being specially serviced or as to which the related mortgaged real property has become an REO Property, one-twelfth of the product of the annual special servicing fee rate(5) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan (with a minimum of $4,000 per month for each specially serviced mortgage loan or Loan Combination)	Compensation	Out of general collections on all the mortgage loans and any REO Properties in the trust on deposit in the custodial account (6)	Monthly

Type / Recipient(1)	Amount	General Purpose	Source (2)	Frequency
Workout Fee / Special Servicer	With respect to each underlying mortgage loan and each Non-Trust Loan that has been and continues to be worked out, the workout fee rate of 1.0% multiplied by each collection of interest (other than Default Interest), principal, and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan	Compensation	Out of each collection of interest (other than Default Interest), principal, and prepayment consideration received on the subject mortgage loan (6)	Time to time
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan or REO Property for which the special servicer receives any Liquidation Proceeds(7) an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of Default Interest).	Compensation	Out of the full, partial or discounted payoff obtained from the related borrower and/or Liquidation Proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest) in respect of the related specially serviced mortgage loan or related REO Property, as the case may be (6)	Time to time
Additional Special Servicing Compensation / Special Servicer	• All interest and investment income earned on amounts on deposit in the special servicer’s REO Account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)

Type / Recipient(1)	Amount	General Purpose	Source (2)	Frequency
	• Late payment charges and Default Interest actually collected with respect to any mortgage loan, but only to the extent such late payment charges and Default Interest (a) accrued with respect to that mortgage loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed	Compensation	Late payment charges and Default Interest actually collected in respect of the underlying mortgage loans	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(8)	• All assumption fees, assumption application fees, modification fees, consent fees, extension fees and similar fees actually collected on the underlying mortgage loans and Non-Trust Loans	Compensation	Related payments made by mortgagors with respect to the subject mortgage loans	Monthly
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual trustee fee rate(9), multiplied by the aggregate Stated Principal Balance of the mortgage pool outstanding immediately prior to such distribution date.	Compensation	Interest Remittance Amount	Monthly

Type / Recipient(1)	Amount	General Purpose	Source (2)	Frequency
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account.	Compensation	Interest and investment income realized on funds deposited in the trustee’s collection account and interest reserve account (net of investment losses).	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	Reimbursement of expenses	Amounts on deposit in the custodial account that represent (a) payments made by the related mortgagor to cover the item for which such servicing advance was made or (b) Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the particular mortgage loan or related REO Property, provided that if the master servicer, special servicer or trustee determines that a servicing advance is not recoverable out of collections on the related underlying mortgage, then such reimbursements shall be paid out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account(10)	Time to time
Interest on servicing advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding servicing advance	Payment of interest on servicing advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account(11)	Monthly

Type / Recipient(1)	Amount	General Purpose	Source (2)	Frequency
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.	Reimbursement of P&I advances made with respect to the mortgage pool	Amounts on deposit in the master servicer’s custodial account that represent late collections of interest and principal (net of related master servicing, workout and liquidation fees) received in respect of the related underlying mortgage loan or REO Property as to which such P&I advance was made, provided that if the master servicer or trustee determines that a P&I advance is not recoverable out of collections on the related underlying mortgage, then out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account(12)	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding P&I advance	Payment of interest on P&I advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account(11)	Monthly
Unpaid expenses (other than interest on servicing advances or P&I advances, special servicing fees, workout fees and liquidation fees)	To the extent of funds available, the amount of any outstanding expenses.	Reimbursement of Expenses	Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent not applied to the payment of interest on outstanding servicing or P&I advances	Time to Time

Type / Recipient(1)	Amount	General Purpose	Source (2)	Frequency
Reimbursement of costs and expenses for the remediation of adverse environmental conditions at any mortgaged real property / Special Servicer	To the extent of funds available, the costs and expenses in connection with the remediation of adverse environmental condition at any mortgaged real property that secures a defaulted mortgage loan in the trust (such costs and expenses will be incurred only if the Special Servicer has determined to acquire title or possession of the related mortgaged real property)	Reimbursement of Expenses	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Cost of an independent appraiser or other expert in real estate matters	To the extent of funds available, the cost of such independent appraiser or other expert in real estate matters	Payment of Expenses	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Fees of an independent contractor retained to manage an REO Property	To the extent of funds available, the amount of the fees of such independent contractor	Payment of Expenses	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Servicing expenses, that would, if advanced by the master servicer or special servicer, constitute nonrecoverable servicing advances	To the extent of funds available, the amount of such servicing advance	Payment of servicing expenses	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Amounts payable or reimbursable to a Non-Trust Noteholder	Amounts (other than normal monthly payments) specifically payable or reimbursable to such party by the trust in its capacity as holder of the related underlying mortgage loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement	Payment or reimbursement or amounts payable by the trust	Out of general collections on deposit in the master servicer’s custodial account.

Type / Recipient(1)	Amount	General Purpose	Source (2)	Frequency
Reimbursement of nonrecoverable advances and interest thereon / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any P&I advance or servicing advance, and interest thereon, that the advancing party has determined to be not recoverable out of collections on the related underlying mortgage loan	Reimbursement of Expenses	First, out of amounts on deposit in the custodial account that represent payments or collections of principal on the mortgage loans and second, out of any other payments and/or collections on the mortgage loans and third, out any other amounts on deposit in the custodial account.	Time to time
Indemnification of expenses in connection with the termination and removal of the master servicer or the special servicer as a result of an Event of Default / the applicable party to the pooling and servicing agreement	Any cost or expenses in connection with any actions taken by any party to the pooling and servicing agreement with respect to the termination and removal of the master servicer or special servicer following an Event of Default (if not paid by the defaulting party within 90 days after notice of such costs and expenses).	Indemnification	General collections on the mortgage pool on deposit in the Trustee’s collection account.	Time to time
Cost of transferring mortgage files and related documents to a successor trustee/ trustee	The cost of transferring mortgage files and related documents to a successor trustee	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to Time
Cost of opinions or advice of counsel / Party incurring such expense	To the extent of funds available, the cost of such opinions of counsel or advice of counsel	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s collection account or the master servicer’s custodial account	Time to time
Payment of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust / Party payment such expense	The amount of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses	Payment of taxes and related expenses	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time

Type / Recipient(1)	Amount	General Purpose	Source (2)	Frequency
Indemnification Expenses / Tax Administrator	The amount of any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities	Indemnification	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Funds necessary for the proper operation, management, leasing, maintenance and disposition of any administered REO Property/ Special Servicer	To the extent of funds available, the amount of the expenses for the proper operation, management, leasing, maintenance and disposition of such REO Property	Payment of expenses	Amounts on deposit in the account established by the special servicer for the retention of revenues and other proceeds derived from such REO Property(4)	Time to time
The cost or expenses incurred in connection with determining the identity of the Controlling Class Representative or the Class IUU Representative	The amount of such cost or expenses	Indemnification of expenses	Out of the trust funds (in any event, out of amounts otherwise payable with respect to the series 2006-C1 controlling class certificates or the Class IUU Principal Balance Certificates, as the case may be)	Time to time
Indemnification Expenses/ Trustee and any director, officer, employee or agent of the Trustee	Any loss, liability or reasonable ‘‘out-of-pocket’’ expense arising out of, or incurred in connection with the series 2006-C1 pooling and servicing agreement, the series 2006-C1 certificates (provided that such loss, liability or expense constitutes an ‘‘unanticipated expense’’ within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii))(9)	Indemnification	Amounts on deposit on the master servicer’s custodial account and the trustee’s collection account (and, to the extent that a Loan Combination or any related REO Property is affected, such indemnity will be payable out of the related Loan Combination custodial account)	Time to time
Indemnification Expenses/ Depositor, the Master Servicer or the Special servicer and any director, officer, employee or agent of the Depositor the Master Servicer or the Special Servicer	Any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to the series 2006-C1 pooling and servicing agreement or the series 2006-C1 certificates(12)	Indemnification	Amounts on deposit on the master servicer’s custodial account(13)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 2006-C1 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the series 2006-C1 certificates.

(3)	The master servicing fee rate for each mortgage loan will range, on a loan-by-loan basis, from 0.020% per annum to 0.110% per annum, as described in this prospectus supplement under ‘‘The Series 2006-C1 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—The Principal Master Servicing Compensation.’’

(4)	In the case of a mortgage loan in a Loan Combination, first, out of amounts on deposit in the Loan Combination-specific custodial account.

(5)	The special servicing fee rate for each mortgage loan will equal 0.35% per annum., as described in this prospectus supplement under ‘‘The Series 2006-C1 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee.’’

(6)	If the subject underlying mortgage loan is part of a Loan Combination, such amounts will generally be paid first, to the maximum extent permitted under the related Co-Lender Agreement, out of any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the related Non-Trust Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Non-Trust Loan(s) included in the subject Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable, prior to affecting amounts distributable to the trust.

(7)	Circumstances as to when a liquidation fee is not payable are set forth under ‘‘The Series 2006-C1 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee’’ in this prospectus supplement.

(8)	Allocable between the master servicer and the special servicer as provided in the series 2006-C1 pooling and servicing agreement.

(9)	The trustee fee rate will equal 0.0004% per annum, as described in this prospectus supplement under ‘‘The Series 2006-C1 Pooling and Servicing Agreement—Trustee Compensation.’’

(10)	If the subject underlying mortgage loan is part of a Loan Combination, such servicing advance will generally be paid out of amounts on deposit in the related Loan Combination-specific custodial account that represent payments made by the related mortgagor to cover the item for which such servicing advance was made, and amounts on deposit in the related Loan Combination-specific account that represent Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the subject Serviced Loan Combination or any related REO Property, provided that if the party entitled to the reimbursement of such servicing advance has made a determination that such servicing advance is nonrecoverable, then such servicing advance shall generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the related Non-Trust Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Non-Trust Loan(s) included in the subject Loan Combination, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Loan Combination.

(11)	If the subject underlying mortgage loan is part of a Loan Combination, such amounts will generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to holders of the mortgage loans comprising the subject Loan Combination as Default Interest and late payment charges, with such payment to be deducted from the amounts otherwise so distributable; and, second, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to related Non-Trust Loan Noteholder(s), as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Non-Trust Loan(s) included in the subject Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, third, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable.

(12)	If the subject underlying mortgage loan is part of a Loan Combination, reimbursement of P&I advances will generally be paid out of amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable to the trust or the related Non-Trust Loan Noteholder, as applicable, as late collections of interest on and/or principal of the mortgage loan included in the subject Serviced Loan Combination without regard to such P&I advances, such reimbursement to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from the amounts otherwise so distributable, provided that if the party entitled to the reimbursement of such P&I advance has made a determination that such P&I advance is nonrecoverable, then such P&I advance will generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the related Non-Trust Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Non-Trust Loan(s) included in the subject Loan Combination, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Loan Combination.

(13)	In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2006-C1 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2006-C1 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2006-C1 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2006-C1 pooling and servicing agreement, or allocable overhead.

(14)	If a Loan Combination is involved, such indemnity will be payable out of the related Loan Combination-specific custodial account and, if and to the extent not solely attributable to one or more Non-Trust Loans included in such Loan Combination, will also be payable out of the master servicer’s custodial account if amounts on deposit in the related Loan Combination-specific account(s) are insufficient therefor.

Reports to Certificateholders; Available Information

Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under ‘‘—Information Available Electronically’’ below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

•	A distribution date statement containing substantially the information contained in Annex D to this prospectus supplement.

•	A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

•	A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-4 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

The master servicer or the special servicer, as specified in the series 2006-C1 pooling and servicing agreement, is required to deliver to the trustee (or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under ‘‘—Information Available Electronically,’’ a copy of each of the following reports with respect to the underlying mortgage loans and the corresponding mortgaged real properties:

•	a CMSA delinquent loan status report;

•	a CMSA historical loan modification and corrected mortgage loan report;

•	a CMSA historical liquidation report;

•	a CMSA REO status report;

•	a CMSA servicer watch list;

•	a loan payoff notification report;

•	a CMSA comparative financial status report;

•	a CMSA loan level reserve/LOC report;

•	a CMSA loan periodic update file;

•	a CMSA advance recovery report;

•	a CMSA property file; and

•	a CMSA financial file.

In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

•	with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

•	with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA’s internet website, located at www.cmbs.org.

Recipients of the reports described above in this ‘‘—Reports to Certificateholders; Available Information’’ section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws. Notwithstanding the foregoing, any information made available by or duplicated in filings made pursuant to the Exchange Act is required to be and will be made available to anyone.

Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2006-C1 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee’s internet website.

Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2006-C1 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2006-C1 certificates are registered on the books and records of the certificate registrar.

Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2006-C1 certificateholders and beneficial owners of series 2006-C1 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee’s internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2006-C1 pooling and servicing agreement from the person(s) seeking access. The trustee’s internet website will initially be located at www.etrustee.net.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See "Description of the Certificates—Incorporation of Certain Documents by Reference; Reports Filed with the SEC" in the accompanying base prospectus.

The trustee will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Requests for this information should be made to the trustee at LaSalle Bank, N.A., 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Tom Stilling, telephone number (312) 904-6057.

The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made in accordance with the series 2006-C1 pooling and servicing agreement.

Upon notice from the underwriters that the non-offered classes of series 2006-C1 certificates have been sold by them, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series 2006-C1 certificateholders.

None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Other Information. The series 2006-C1 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

•	the final prospectus supplement, the accompanying base prospectus and any other disclosure documents relating to the non-offered classes of the series 2006-C1 certificates, in the form most recently provided by us or on our behalf to the trustee;

•	the series 2006-C1 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

•	all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2006-C1 certificateholders since the Issue Date;

•	all statements of compliance delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2006-C1 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this prospectus supplement;

•	all assessment reports and attestation reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2006-C1 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this prospectus supplement;

•	the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

•	the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

•	upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2006-C1 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this prospectus supplement; and

•	upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2006-C1 Pooling and Servicing Agreement— Inspections; Collection of Operating Information’’ in this prospectus supplement.

Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

•	in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2006-C1 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity; and

•	in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2006-C1 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

Voting Rights

The voting rights for the series 2006-C1 certificates will be allocated among the respective classes of those certificates as follows:

•	99% of the voting rights will be allocated among the holders of the various classes of series 2006-C1 certificates that have principal balances, pro rata in accordance with those principal balances;

•	1% of the voting rights will be allocated among the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective notional amounts; and

•	0% of the voting rights will be allocated among the holders of the class R-I, R-II and R-III certificates.

For purposes of the foregoing, the total principal balance of each class of Class IUU Principal Balance Certificates will be reduced by any portion of an Appraisal Reduction Amount with respect to a Split Mortgage Loan that is allocable to that class. Any Appraisal Reduction Amount with respect to a Split Mortgage Loan—up to but not in excess of the Non-Pooled Portion thereof—will be allocable to the class IUU-10, IUU-9, IUU-8, IUU-7, IUU-6, IUU-5, IUU-4, IUU-3, IUU-2 and IUU-1 certificates, in that order, in each case up to the total principal balance of the subject class of Class IUU Principal Balance Certificates.

Voting rights allocated to a class of series 2006-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Termination

The obligations created by the series 2006-C1 pooling and servicing agreement will terminate following the earliest of—

1.	the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

2.	the purchase of all of the mortgage loans and REO Properties remaining in the trust by the special servicer, any single certificateholder or group of certificateholders of the series 2006-C1 controlling class, the master servicer, us or Lehman Brothers Inc., in that order of preference.

Written notice of termination of the series 2006-C1 pooling and servicing agreement will be given to each series 2006-C1 certificateholder. The final payment with respect to each series 2006-C1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2006-C1 certificate registrar or at any other location specified in the notice of termination.

Any purchase by the special servicer, any single holder or group of holders of the controlling class, the master servicer, us or Lehman Brothers Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

•	the sum of—

1.	the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

2.	the appraised value of all REO Properties then included in the trust,

minus

•	solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2006-C1 pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2006-C1 certificates. However, the rights of the special servicer, any single holder or group of holders of the series 2006-C1 controlling class, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool (including the Non-Pooled Portions of the Split Mortgage Loans) be less than 1.0% of the total principal balance of the series 2006-C1 principal balance certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006-C1 certificateholders, will constitute part of the Net Available P&I Funds or the Class IUU Available P&I Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2006-C1 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any offered certificate will depend on:

•	the price at which the certificate is purchased by an investor, and

•	the rate, timing and amount of payments on the certificate.

The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

•	the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

•	the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

•	the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Pass-Through Rates. If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Rate and Timing of Principal Payments. The yield to maturity of the class X-CP certificates will be extremely sensitive to, and the yield maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2006-C1 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amount of the class X-CP certificates is reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2006-C1 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X-CP certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

The yield to investors on the class X-CP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. Depending on the timing thereof, a payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of the class A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F and G certificates may result in a reduction in the total notional amount of the class X-CP certificates. If you are considering the purchase of class X-CP certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and the yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2006-C1 principal balance certificates.

Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

If—

•	you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

Depending on the timing thereof, any reduction of the total principal balance of the class A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F and G certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense may result in a reduction in the total notional amount of the class X-CP certificates.

Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C1 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C1 certificates. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto. Notwithstanding the foregoing, collections on a Split Mortgage Loan that are otherwise payable with respect to the Class IUU Principal Balance Certificates will not be available to reimburse, or pay interest on, advances and/or to pay Additional Trust Fund Expenses with respect to any underlying mortgage loan other than that Split Mortgage Loan.

Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

•	prevailing interest rates;

•	the terms of the mortgage loans, including—

1.	provisions that require the payment of prepayment premiums and yield maintenance charges,

2.	provisions that impose prepayment lock-out periods, and

3.	amortization terms that require balloon payments;

•	the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

•	the quality of management of the mortgaged real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See ‘‘Risk Factors,’’ ‘‘Description of the Mortgage Pool,’’ and ‘‘The Series 2006-C1 Pooling and Servicing Agreement,’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the accompanying base prospectus.

The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

We make no representation or warranty regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

•	the relative importance of those factors;

•	the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the underlying mortgage loans.

Unpaid Interest. If the portion of the Net Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Net Available P&I Funds on those subsequent distribution dates and the priority of payments described under ‘‘Description of the Offered Certificates— Payments—Priority of Payments’’ in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

Yield Sensitivity

The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99-24 means 99 24/32%.

We calculated the yields set forth in the tables on Annex C-1 by—

•	determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling Assumptions, and

•	converting those monthly rates to semi-annual corporate bond equivalent rates.

That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the ‘‘PSA Standard Formulas.’’ The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest (or, in the case of the class X-CP certificates, just payments of interest), and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that—

•	the underlying mortgage loans will prepay at any particular rate,

•	the underlying mortgage loans will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

•	the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

•	the total purchase prices of the offered certificates will be as assumed.

You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

Weighted Average Lives

The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate with a principal balance is determined as follows:

•	multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

•	sum the results; and

•	divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate. The weighted average life of any offered certificate may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

As described in this prospectus supplement, the Net Total Principal Payment Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB and/or A-4 certificates (allocated among those classes as described under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Net Total Principal Payment Amount is applied, the weighted average lives of the class A-1, A-2, A-3 and A-AB certificates may be shorter, and the weighted average lives of the other classes of offered certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2006-C1 certificates with principal balances.

The tables set forth in Annex C-2 show with respect to each class of offered certificates (exclusive of the class X-CP certificates)—

•	the weighted average life of that class, and

•	the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex C-2. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C-2 and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

We make no representation that—

•	the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

•	all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

•	mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the offered certificates will be used by us to—

•	purchase the mortgage loans that we will include in the trust, and

•	pay expenses incurred in connection with the issuance of the series 2006-C1 certificates.

FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the offered certificates, Sidley Austin LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2006-C1 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code.

The assets of REMIC I will generally include—

•	the underlying mortgage loans,

•	any REO Properties acquired on behalf of the series 2006-C1 certificateholders,

•	the master servicer’s custodial account,

•	the special servicer’s REO account, and

•	the trustee’s collection account and interest reserve account.

For federal income tax purposes,

•	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

•	the class R-I certificates will evidence the sole class of residual interests in REMIC I,

•	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

•	the class R-II certificates will evidence the sole class of residual interests in REMIC II,

•	the class A-1, A-2, A-3, A-AB, A-4, X-CL, X-CP, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, IUU-1, IUU-2, IUU-3, IUU-4, IUU-5, IUU-6, IUU-7, IUU-8, IUU-9 and IUU-10 certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

•	the class R-III certificates will evidence the sole class of residual interests in REMIC III.

For federal income tax purposes, each of the X-CL and X-CP classes will evidence multiple regular interests in REMIC III.

Discount and Premium; Prepayment Consideration

For federal income tax reporting purposes, the class X-CP certificates will be issued with more than a de minimis amount of original issue discount, and the other offered certificates will not be issued with any original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class X-CP certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class X-CP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying base prospectus.

When determining the rate of accrual of market discount and premium, if any, with respect to the series 2006-C1 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

Except to the extent noted below, the offered certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a ‘‘domestic building and loan association’’ under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a ‘‘loan secured by an interest in real property’’ or a ‘‘real estate asset’’ and interest on that loan would not constitute ‘‘interest on obligations secured by real property’’ for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Federal Income Tax Consequences—REMICs —Characterization of Investments in REMIC Certificates’’ in the accompanying base prospectus.

Constructive Sales of Class X-CP Certificates

Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X-CP certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

Prohibited Transactions Tax and Other Taxes

In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as ‘‘service’’ or ‘‘non-service’’ income. The ‘‘service’’ portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2006-C1 certificateholders.

See ‘‘The Series 2006-C1 Pooling and Servicing Agreement—REO Properties’’ in this prospectus supplement and ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Federal Income Tax Consequences—REMICs’’ in the accompanying base prospectus.

ERISA CONSIDERATIONS

If you are—

•	a fiduciary of a Plan, or

•	any other person investing ‘‘plan assets’’ of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a ‘‘prohibited transaction’’ or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See ‘‘ERISA Considerations’’ in the accompanying base prospectus.

If a Plan acquires a series 2006-C1 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See ‘‘ERISA Considerations—Plan Asset Regulations’’ in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered ‘‘plan assets’’ if less than 25% of the value of each class of equity interests is held by ‘‘benefit plan investors,’’ which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2006-C1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2006-C1 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2006-C1 certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust’s underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

•	the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody’s;

•	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the series 2006-C1 pooling and servicing agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Fitch. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

The Underwriter Exemption also requires that the trust meet the following requirements:

•	the trust assets must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch or Moody’s for at least one year prior to the Plan’s acquisition of an offered certificate; and

•	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this prospectus supplement.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with—

•	the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

•	the continued holding of an offered certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

•	the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

•	the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

•	the continued holding of offered certificates by a Plan.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of—

•	providing services to the Plan, or

•	having a specified relationship to this person,

solely as a result of the Plan’s ownership of offered certificates.

Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

None of the offered certificates will be mortgage related securities for purposes of SMMEA. Furthermore, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates—

•	are legal investments for them, or

•	are subject to investment, capital or other restrictions.

See ‘‘Legal Investment’’ in the accompanying base prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments, in each case if any, of the offered certificates as set forth on the table below. Not every underwriter will have an obligation to acquire offered certificates. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $2,350,797,000, plus accrued interest on all the offered certificates from January 11, 2006 with respect thereto. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about February 1, 2006, against payment for them in immediately available funds.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-AB	Class A-4
Lehman Brothers Inc	$64,000,000	$326,000,000	$92,000,000	$94,000,000	$1,143,176,000
UBS Securities LLC	0	0	0	0	N/A
Total	$64,000,000	$326,000,000	$92,000,000	$94,000,000	$1,143,176,000

Underwriter	Class A-M	Class A-J	Class B	Class C
Lehman Brothers Inc.	$245,597,000	$221,037,000	$15,350,000	$27,630,000
UBS Securities LLC	0	0	0	0
Total	$245,597,000	$221,037,000	$15,350,000	$27,630,000

Underwriter	Class D	Class E	Class F	Class X-CP
Lehman Brothers Inc.	$24,559,000	$18,420,000	$21,490,000	$2,250,748,000
UBS Securities LLC	0	0	0	0
Total	$24,559,000	$18,420,000	$21,490,000	$2,250,748,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

•	the receipt of various legal opinions; and

•	the satisfaction of various conditions, including that—

1.	no stop order suspending the effectiveness of our registration statement is in effect, and

2.	no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

Each underwriter has represented to and agreed with us that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented to and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of series 2006-C1 certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the series 2006-C1 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2006-C1 certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of series 2006-C1 certificates to the public’’ in relation to any series 2006-C1 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2006-C1 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2006-C1 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriting agreement provides that we must indemnify the underwriters, and that under limited circumstances the underwriters must indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying base prospectus or our registration statement.

We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See ‘‘Risk Factors—Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates’’ in the accompanying base prospectus.

With respect to this offering—

•	Lehman Brothers Inc., one of our affiliates, is acting as co-lead manager and sole bookrunner, and

•	UBS Securities LLC is acting as co-lead manager.

LEGAL MATTERS

Particular legal matters relating to the offered certificates will be passed upon for us by Sidley Austin LLP, New York, New York, for both underwriters by Sidley Austin LLP, New York, New York and for UBS Securities LLC by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

Class	S&P	Fitch
X-CP	AAA	AAA
A-1	AAA	AAA
A-2	AAA	AAA
A-3	AAA	AAA
A-AB	AAA	AAA
A-4	AAA	AAA
A-M	AAA	AAA
A-J	AAA	AAA
B	AA+	AA+
C	AA	AA
D	AA–	AA–
E	A+	A+
F	A	A

The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class X-CP certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

•	the tax attributes of the offered certificates or of the trust,

•	whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

•	the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

•	whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

•	whether and to what extent prepayment premiums, yield maintenance charges or Default Interest will be received, and

•	the yield to maturity that investors may experience.

Also, a security rating does not represent any assessment of the possibility that the holders of the class X-CP certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X-CP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X-CP certificates receive only a single month’s interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class X-CP certificates. The ratings of the class X-CP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

See "Rating" in the accompanying base prospectus.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4 and B to this prospectus supplement.

"30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

"888 Seventh Avenue Borrower" is the borrower under the 888 Seventh Avenue Mortgage Loan, as identified under "Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The 888 Seventh Avenue Mortgage Loan—The Borrower and Sponsor" in this prospectus supplement.

"888 Seventh Avenue Cash Management Event" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 888 Seventh Avenue Mortgage Loan—Lockbox" in this prospectus supplement.

"888 Seventh Avenue Ground Lease" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 888 Seventh Avenue Mortgage Loan—Ground Lease" in this prospectus supplement.

"888 Seventh Avenue Loan Combination" means, together, the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Non-Trust Loans.

"888 Seventh Avenue Mortgage Loan" means the underlying mortgage loan secured by the 888 Seventh Avenue Mortgage Loan.

"888 Seventh Avenue Mortgaged Property" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 888 Seventh Avenue.

"888 Seventh Avenue Non-Trust Loans" means the two (2) Non-Trust Loans secured by the 888 Seventh Avenue Mortgaged Property.

"888 Seventh Avenue Note A Non-Trust Loan" means the 888 Seventh Avenue Non-Trust Loan with an unpaid principal balance as of the cut-off date of $145,894,000 and evidenced by a promissory note designated as note A-2.

"888 Seventh Avenue Note B Non-Trust Loan" means the 888 Seventh Avenue Non-Trust Loan with an unpaid principal balance as of the cut-off date of $26,766,000 and evidenced by a promissory note designated as note B.

"1301 Avenue of the Americas Borrower" means the borrower under the 1301 Avenue of the Mortgage Loan as identified under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1301 Avenue of the Americas Mortgage Loan—The Borrower and Sponsor" in this prospectus supplement.

"1301 Avenue of the Americas Intercreditor Agreement" means the intercreditor agreement in effect between the 1301 Avenue of the Americas Mortgage Lender and the 1301 Avenue of the Americas Mezzanine Lender.

"1301 Avenue of the Americas Mezzanine Borrower" means the borrower under the 1301 Avenue of the Americas Mezzanine Loan, as identified under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1301 Avenue of the Americas Mortgage Loan—Mezzanine Financing" in this prospectus supplement.

"1301 Avenue of the Americas Mezzanine Collateral" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1301 Avenue of the Americas Mortgage Loan—Mezzanine Financing" in this prospectus supplement.

"1301 Avenue of the Americas Mezzanine Lender" means the lender under the 1301 Avenue of the Americas Mezzanine Loan, as identified under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1301 Avenue of the Americas Mortgage Loan—Mezzanine Financing" in this prospectus supplement.

"1301 Avenue of the Americas Mezzanine Loan" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1301 Avenue of the Americas Mortgage Loan—Mezzanine Financing" in this prospectus supplement.

"1301 Avenue of the Americas Mortgage Lender" means the lender under the 1301 Avenue of the Americas Mortgage Loan.

"1301 Avenue of the Americas Mortgage Loan" means the underlying mortgage loan secured by the 1301 Avenue of the Americas Mortgaged Property.

"1301 Avenue of the Americas Mortgaged Property" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1301 Avenue of the Americas.

"A/B Loan Combination" means each Loan Combination identified as an A/B Loan Combination in the chart under "Description of the Mortgage Pool—Loan Combinations—General" in this prospectus supplement.

"A/B Loan Combination Co-Lender Agreement" means the Co-Lender Agreement related to each A/B Loan Combination.

"A/B Loan Combination Non-Trust Loan" means the Non-Trust Loan that is part of an A/B Loan Combination.

"A/B Loan Combination Non-Trust Loan Noteholder" means the holder of the promissory note for an A/B Loan Combination Non-Trust Loan.

"Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

"Additional Trust Fund Expense" means an expense of the trust that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,

•	is not required to be paid by any party to the series 2006-C1 pooling and servicing agreement,

•	is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

•	is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Non-Trust Loan, and

•	causes a shortfall in the payments of interest or principal on any class of series 2006-C1 certificates.

We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates— Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

"Administrative Cost Rate" means, with respect to each mortgage loan in the trust, the sum of—

•	the per annum rate at which the related master servicing fee (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2006-C1 pooling and servicing agreement, and

•	the per annum rate at which the monthly trustee fee is calculated under the series 2006-C1 pooling and servicing agreement.

"ADR" means average daily rate.

"Allocated Principal Balance" means:

•	in the case of the Pooled Portion of a Split Mortgage Loan, a principal amount equal to the lesser of—

1.	the excess, if any, of (a) the portion of the entire actual cut-off date principal balance of the subject Split Mortgage Loan that is allocable to the Pooled Portion thereof, over (b) all collections and/or advances of principal with respect to the subject Split Mortgage Loan that have previously been allocated to the Pooled Portion thereof, and included in the Net Available P&I Funds, as described under "Description of the Mortgage Pool—Split Mortgage Loans" in this prospectus supplement, and

2.	the then Stated Principal Balance of the subject Split Mortgage Loan; and

•	in the case of the Non-Pooled Portion of a Split Mortgage Loan, a principal amount equal to the lesser of—

1.	the excess, if any, of (a) the portion of the entire actual cut-off date principal balance of the subject Split Mortgage Loan that is allocable to the Non-Pooled Portion thereof, over (b) all collections and/or advances of principal with respect to the subject Split Mortgage Loan that have previously been allocated to the Non-Pooled Portion thereof, and included in the Class IUU Available P&I Funds, as described under "Description of the Mortgage Pool—Split Mortgage Loans" in this prospectus supplement, and

2.	the excess, if any, of (a) the then Stated Principal Balance of the subject Split Mortgage Loan, over (b) the then Allocated Principal Balance of the Pooled Portion thereof.

However, the "Allocated Principal Balance" of each of the Pooled Portion and the Non-Pooled Portion of a Split Mortgage Loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to that Split Mortgage Loan or any related REO Property have been received.

"Appraisal Reduction Amount" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where—

•	"x" is equal to the sum of:

1.	the Stated Principal Balance of the mortgage loan;

2.	to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

3.	all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

4.	all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances as permitted under the series 2006-C1 pooling and servicing agreement;

5.	any other unpaid items that could become Additional Trust Fund Expenses in respect of the mortgage loan; and

6.	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

•	"y" is equal to the sum of:

1.	the excess, if any, of—

(a)	90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in accordance with the Servicing Standard, based on its review of the related appraisal and other relevant information), over

(b)	the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

2.	the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that—

(a)	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

(b)	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month period following the date of determination, and

(c)	may be used to reduce the principal balance of the mortgage loan; and

3.	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

If, however, with respect to any mortgage loan in the trust—

•	an Appraisal Trigger Event occurs,

•	no appraisal or other valuation estimate, as described under "The Series 2006-C1 Pooling and Servicing Agreement —Required Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

•	either—

1.	no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

2.	there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that would, in the special servicer's judgment, materially affect the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

Each Appraisal Reduction Amount for a mortgage loan in the trust will be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal Trigger Event has occurred during the preceding three-month period; and no Appraisal Reduction Amount will exist as to any such mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. In addition, in the case of the 888 Seventh Avenue Loan Combination, if the 888 Seventh Avenue Note A Non-Trust Loan is securitized, then any unpaid interest accrued on delinquency advances with respect to that Non-Trust Loan will be taken into account in calculating an Appraisal Reduction Amount with respect thereto.

Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination as follows—

•	with respect to the 888 Seventh Avenue Loan Combination, any resulting Appraisal Reduction Amount will be allocated, first, to the 888 Seventh Avenue Note B Non-Trust Loan, up to the amount of the outstanding principal balance of the 888 Seventh Avenue Subordinate Non-Trust Loan, and second, on a pro rata basis by balance, between the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Mortgage Loans; and

•	with respect to each other Loan Combination, any resulting Appraisal Reduction Amount will be allocated, first, to the Non-Trust Loan in that Loan Combination, up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the Non-Trust Loan in that Loan Combination, and then, to the underlying mortgage loan in that Loan Combination.

"Appraisal Trigger Event" means, with respect to any mortgage loan in the trust or any Non-Trust Loan, any of the following events:

•	the mortgage loan has been modified by the special servicer in a manner that—

1.	affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

2.	except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

•	the mortgage loan is delinquent—

1.	except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

2.	solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

•	a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

•	the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•	the mortgaged real property securing the mortgage loan becomes an REO Property; or

•	the mortgage loan remains outstanding five years after any extension of its maturity.

"Ashford I Portfolio Borrowers" means the borrowers under the Ashford I Portfolio Mortgage Loan, as identified under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Ashford I Portfolio Mortgage Loan—The Borrower and Sponsor" in this prospectus supplement.

"Ashford I Portfolio Mortgage Loan" means the underlying mortgage loan secured by the Ashford I Portfolio Mortgaged Properties.

"Ashford I Portfolio Mortgaged Properties" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Ashford I Portfolio Mortgage Loan —The Mortgage Loan" in this prospectus supplement.

"Ashford I Portfolio Operating Leases" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Ashford I Portfolio Mortgage Loan— Operating Leases" in this prospectus supplement.

"Ashford I Portfolio Operating Lessee" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Ashford I Portfolio Mortgage Loan— Operating Leases" in this prospectus supplement.

"Ashford I Portfolio Sponsor" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Ashford I Portfolio Mortgage Loan—The Borrower and Sponsor" in this prospectus supplement.

"Ashford II Portfolio Borrowers" means the borrowers under the Ashford II Portfolio Mortgage Loan, as identified under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Ashford II Portfolio Mortgage Loan—The Borrower and Sponsor" in this prospectus supplement.

"Ashford II Portfolio Mortgage Loan" means the underlying mortgage loan secured by the Ashford II Portfolio Mortgaged Properties.

"Ashford II Portfolio Mortgaged Properties" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Ashford II Portfolio Mortgage Loan —The Mortgage Loan" in this prospectus supplement.

"Ashford II Portfolio Operating Leases" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Ashford II Portfolio Mortgage Loan— Operating Leases" in this prospectus supplement.

"Ashford II Portfolio Operating Lessee" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Ashford II Portfolio Mortgage Loan— Operating Leases" in this prospectus supplement.

"Ashford II Portfolio Sponsor" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Ashford II Portfolio Mortgage Loan—The Borrower and Sponsor" in this prospectus supplement.

"Available P&I Funds" means the total amount available to make payments of interest and principal on the series 2006-C1 certificates on each distribution date, consisting of the Net Available P&I Funds and the Class IUU Available P&I Funds.

"Balloon Balance" has the same meaning as "Maturity Balance."

"Balloon Loan" means any mortgage loan in the trust that by its original terms or by virtue of any modification entered into as of the issue date for the series 2006-C1 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

"Capital Imp. Reserve" means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

"CBE" means corporate bond equivalent.

"CERCLA" means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

"Chapel Hills Mall Borrower" means the borrower under the Chapel Hills Mall Mortgage Loan, as identified under "Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The Chapel Hills Mall Mortgage Loan—The Borrower and Sponsor" in this prospectus supplement.

"Chapel Hills Mall Mortgage Loan" means the underlying mortgage loan secured by the Chapel Hills Mall Mortgaged Property.

"Chapel Hills Mall Mortgaged Property" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Chapel Hills Mall.

"Class A-AB Planned Principal Balance" has the meaning assigned to that term under "Description of the Certificates —Payments—Payments of Principal" in this prospectus supplement.

"Class A Senior Principal Payment Cross-Over Date" means the first distribution date as of the commencement of business on which—

•	the class A-1, A-2, A-3, A-AB and A-4 certificates, or any two or more of those classes, remain outstanding, and

•	the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under "Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

"Class IUU Available P&I Funds" means funds allocable to interest on, principal of, and loss/expense reimbursements with respect to the respective Non-Pooled Portions of the Split Mortgage Loans in accordance with "Description of the Mortgage Pool —Split Mortgage Loans—Allocations of Payments" in this prospectus supplement.

"Class IUU Representative" means a representative selected by the holders (or, in the case of a class of book-entry certificates, beneficial owners) of certificates evidencing a majority of the series 2006-C1 voting rights allocated to the Class IUU Principal Balance Certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class IUU Representative is so selected or after receipt of a notice from the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the total principal balance of the Class IUU Principal Balance Certificates that a Class IUU Representative is no longer designated, the holder (or, in the case of a class of book-entry certificates, beneficial owner) of Class IUU Principal Balance Certificates that beneficially owns Class IUU Principal Balance Certificates evidencing the largest aggregate percentage of series 2006-C1 voting rights allocable to those certificates, will be the Class IUU Representative.

"Class IUU Principal Balance Certificates" means, collectively, the class IUU-1, IUU-2, IUU-3, IUU-4, IUU-5, IUU-6, IUU-7, IUU-8, IUU-9 and IUU-10 certificates.

"Class IUU Principal Payment Amount" means, with respect to any distribution date, the total amount of principal allocable to the respective Non-Pooled Portions of the Split Mortgage Loans, in accordance with clause sixth or seventh, as applicable, under "Description of the Mortgage Pool—Split Mortgage Loans" in this prospectus supplement.

"Clearstream" means Clearstream Banking Luxembourg.

"CMSA" means the Commercial Mortgage Securities Association.

"Co-Lender Agreement" means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the mortgage loans that comprise the subject Loan Combination, and that is described under "Description of the Mortgage Pool—Loan Combinations" in this prospectus supplement.

"Condemnation Proceeds" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

"Courtyard by Marriott II Fee Portfolio Borrower" means the borrower under the Courtyard by Marriott II Fee Portfolio Mortgage Loan, as identified under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Courtyard by Marriott II Fee Portfolio Mortgage Loan—The Borrower and Sponsor" in this prospectus supplement.

"Courtyard by Marriott II Fee Portfolio Ground Lease" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Courtyard by Marriott II Fee Portfolio Mortgage Loan —Ground Leases" in this prospectus supplement.

"Courtyard by Marriott II Fee Portfolio Reinvention Program" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Courtyard by Marriott II Fee Portfolio Mortgage Loan—The Mortgaged Properties" in this prospectus supplement.

"Courtyard by Marriott II Fee Portfolio Sponsor" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Courtyard by Marriott II Fee Portfolio Mortgage Loan—The Borrower and Sponsor" in this prospectus supplement.

"Courtyard by Marriott II Fee Portfolio Mortgage Loan" means the underlying mortgage loan secured by the Courtyard by Marriott II Fee Portfolio Mortgaged Property.

"Courtyard by Marriott II Fee Portfolio Mortgaged Properties" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Courtyard by Marriott II Fee Portfolio Mortgage Loan—The Mortgaged Properties" in this prospectus supplement.

"Courtyard by Marriott Portfolio Hotels" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Courtyard by Marriott II Fee Portfolio Mortgage Loan—The Mortgaged Properties" in this prospectus supplement.

"CPI" means consumer price index.

"CPR" means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

"Cut-off Date Loan-to-Value Ratio," "Cut-off Date LTV Ratio" and "Cut-off Date LTV" each means:

•	with respect to any mortgage loan in the trust (other than the 888 Seventh Avenue Mortgage Loan), the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

•	with respect to the 888 Seventh Avenue Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the aggregate cut-off date principal balance of (a) the 888 Seventh Avenue Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, and (b) the 888 Seventh Avenue Note A Non-Trust Loan, to

2.	the appraised value of the 888 Seventh Avenue Mortgaged Property, as shown on Annex A-1 to this prospectus supplement;

except that, in the case of each of the Split Mortgage Loans, unless the context clearly indicates otherwise, the related Cut-off Date Loan-to-Value Ratio is presented in this prospectus supplement based solely on the related Pooled Portion.

"D(x)" means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

"Default Interest" means any interest that—

•	accrues on a defaulted mortgage loan solely by reason of the subject default, and

•	is in excess of all interest at the related mortgage interest rate accrued on the mortgage loan.

"Discount Rate" means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the "Yield Maintenance Treasury Rate" when compounded semi-annually. The "Yield Maintenance Treasury Rate" means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date of the relevant prepaid mortgage loan. If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

"DSCR" means debt service coverage ratio.

"DSCR Net Cash Flow" has the same meaning as Underwritten Debt Service Coverage Ratio.

"Effective Gross Income", "EGI" and "U/W EGI" each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	allowances for vacancies, concessions and credit losses.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were generally determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of EGI.

In determining the "revenue" component of EGI for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of EGI for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual effective gross income for a mortgaged property may be less than the EGI presented with respect to that property in this prospectus supplement.

For more detailed information regarding the EGI with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

"Embassy Collateral Agreements" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Embassy Suites Battery Park City Mortgage Loan—Franchise and Management Agreement" in this prospectus supplement.

"Embassy Franchise Agreement" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Embassy Suites Battery Park City Mortgage Loan—Franchise and Management Agreement" in this prospectus supplement.

"Embassy Intercreditor Agreement" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Embassy Suites Battery Park City Mortgage Loan—Mezzanine Financing" in this prospectus supplement.

"Embassy Management Agreement" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Embassy Suites Battery Park City Mortgage Loan—Franchise and Management Agreement" in this prospectus supplement.

"Embassy Manager" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Embassy Suites Battery Park City Mortgage Loan—Franchise and Management Agreement" in this prospectus supplement.

"Embassy Mezzanine Borrower" means the borrower under the Embassy Suites Battery Park City Mezzanine Loan, as identified under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Embassy Suites Battery Park City Mortgage Loan—Mezzanine Financing" in this prospectus supplement.

"Embassy Mezzanine Loan" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Embassy Suites Battery Park City Mortgage Loan— Mezzanine Financing" in this prospectus supplement.

"Embassy Suites Battery Park City Borrower" is the borrower under the Embassy Suites Battery Park City Mortgage Loan, as identified under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Embassy Suites Battery Park City Mortgage Loan—The Borrower and Sponsor" in this prospectus supplement.

"Embassy Suites Battery Park City Mortgage Loan" means the underlying mortgage loan secured by the Embassy Suites Battery Park City Mortgaged Property.

"Embassy Suites Battery Park City Mortgaged Property" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Embassy Suites Battery Park City.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

"Euroclear" means The Euroclear System.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exemption-Favored Party" means any of—

•	Lehman Brothers Inc.,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

•	any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

"FF&E" means furniture, fixtures and equipment.

"Fitch" means Fitch, Inc.

"FSMA" means the Financial Services and Markets Act 2000.

"GAAP" means generally accepted accounting principles in the United States of America.

"GLA" means gross leasable area.

"Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

"Highwoods II Portfolio Borrower" has the meaning assigned to that term under "Description of the Mortgage Pool —Significant Underlying Mortgage Loans—The Highwoods II Portfolio Mortgage Loan—The Borrower and Sponsor" in this prospectus supplement.

"Highwoods II Portfolio Mortgage Loan" means the underlying mortgage loan secured by the Highwoods II Portfolio Mortgaged Properties.

"Highwoods II Portfolio Mortgaged Properties" means the mortgaged real properties collectively identified on Annex A-1 to this prospectus supplement as Highwoods II Portfolio.

"Highwoods II Property Account" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—the Highwoods II Portfolio Mortgage Loan—Lockbox" in this prospectus supplement.

"Initial Mortgage Pool Balance" means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust (or, in the case of a Split Mortgage Loan, just the Pooled Portion thereof), after application of all scheduled payments of principal due on or before the cut-off date.

"Insurance Proceeds" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

"Intel Corporate Building Borrower" means the borrower under the Intel Corporate Building Mortgage Loan.

"Intel Corporate Building Mortgage Loan" means the underlying mortgage loan secured by the Intel Corporate Building Mortgaged Properties.

"Intel Corporate Building Mortgaged Properties" means the mortgaged real properties collectively identified on Annex A-1 to this prospectus supplement as Intel Corporate Building Portfolio.

"Intel Corporate Building Non-Pooled Portion" means the junior portion of the Intel Corporate Building Mortgage Loan that consists of $20,039,978 of the entire actual cut-off date principal balance of the Intel Corporate Building Mortgage Loan.

"Intel Corporate Building Pooled Portion" means the senior portion of the Intel Corporate Building Mortgage Loan that consists of $23,960,022 of the entire actual cut-off date principal balance of the Intel Corporate Building Mortgage Loan.

"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

"IRS" means the Internal Revenue Service.

"Issue Date" means the date of initial issuance for the series 2006-C1 certificates, which will be on or about February 1, 2006.

"LaSalle" means LaSalle Bank National Bank.

"LBHI" means Lehman Brothers Holdings Inc.

"Lease Termination Payments" means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

"Lehman", as referred to under the "Loan Seller" column on Annex A-1 hereto, means LBHI or any affilliate of LBHI.

"Lehman Mortgage Loan" means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

"Lehman Mortgage Loan Seller" means, individually and collectively, LBHI and each of our other affiliates, if any, that transferred mortgage loans to us for inclusion in the trust.

"Liquidation Proceeds" means, in general, all cash proceeds received and retained by the trust in connection with—

•	the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

•	the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under "Description of the Mortgage Pool—Cures and Repurchases" in this prospectus supplement;

•	the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under "The Series 2006-C1 Pooling and Servicing Agreement—Fair Value Option" in this prospectus supplement;

•	the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2006-C1 controlling class or the master servicer, as described under "Description of the Offered Certificates—Termination" in this prospectus supplement;

•	the purchase of any Split Mortgage Loan by the Class IUU Representative, as described under "The Series 2006-C1 Pooling and Servicing Agreement—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders—Additional Rights of the Class IUU Representative; Right to Purchase and Right to Cure Defaults" in this prospectus supplement;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

•	the sale of an REO Property.

"LNR" means LNR Property Holdings Ltd.

"LNR Partners" means LNR Partners, Inc.

"Loan Combination" means each of the Loan Combinations identified in the chart under "Description of the Mortgage Pool—Loan Combinations—General" in this prospectus supplement.

"Loan Combination Controlling Party" means the party or, collectively, the parties designated as such with respect to each Loan Combination and having various rights and powers with respect to the subject Loan Combination, including (in the case of a Loan Combination) those described under "The Series 2006-C1 Pooling and Servicing Agreement—The Series 2006-C1 Controlling Class Representative, the Class IUU Representative and the Non-Trust Loan Noteholders" in this prospectus supplement. The Loan Combination Controlling Party for each Loan Combination is identified under each italicized subheading entitled "Co-Lender Agreement—Consent Rights" in the applicable section relating to the subject Loan Combination under "Description of the Mortgage Pool—Loan Combinations" in this prospectus supplement.

"Loan per SF," "Loan per Sq. Ft." and "Loan per Square Foot" each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this prospectus supplement (or, in the case of the 888 Seventh Avenue Mortgage Loan, the total cut-off date principal balance of that mortgage loan and the 888 Seventh Avenue Note A Non-Trust Loan), divided by the net rentable square foot area of the related mortgaged real property, except that, in the case of a Split Mortgage Loan, unless the context clearly indicates otherwise, Loan per SF will be based on the cut-off date principal balance of the Pooled Portion thereof.

"Loan per Unit" means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this prospectus supplement, divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property, except that, in the case of a Split Mortgage Loan, unless the context clearly indicates otherwise, Loan per Unit will be based on the cut-off date principal balance of the Pooled Portion thereof.

"LOC" means letter of credit.

"L(x)" means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

"Master Servicer Remittance Amount" has the meaning assigned to that term under "The Series 2006-C1 Pooling and Servicing Agreement—Accounts—Custodial Account—Withdrawals" in this prospectus supplement.

"Material Breach" has the meaning assigned to that term under "Description of the Mortgage Pool—Representations and Warranties" in this prospectus supplement.

"Material Document Omission" has the meaning assigned to that term under "Description of the Mortgage Pool— Assignment of the Underlying Mortgage Loans" in this prospectus supplement.

"Maturity Balance" and "Balloon Balance" each means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date, assuming no prepayments of principal or defaults, except that, with respect to each of the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Gap-Fordham, Fulton Roosevelt, Hyattsville Warehouse, 282 2nd Street, Waldbaums-Farmingdale and Palmiers Apartments, respectively, the Maturity Balance has been calculated assuming that any required or permitted additional monthly amortization payments are made thereon from excess cash flow as contemplated by the definition of "Modeling Assumptions".

"Maturity Date Loan-to-Value Ratio," "Maturity Date LTV," "Maturity LTV Ratio" and "Scheduled Maturity LTV" each means:

•	with respect to any mortgage loan in the trust (other than the 888 Seventh Avenue Mortgage Loan), the ratio, expressed as a percentage, of—

1.	the Maturity Balance of the subject underlying mortgage loan, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan); and

•	with respect to the 888 Seventh Avenue Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the expected total principal balance on the related stated maturity date, assuming no prepayments of principal or defaults of (a) the 888 Seventh Avenue Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, and (b) the 888 Seventh Avenue Note A Non-Trust Loan, to

2.	the appraised value of the 888 Seventh Avenue Mortgaged Property, as shown on Annex A-1 to this prospectus supplement.

except that, in the case of each the Split Mortgage Loans, unless the context clearly indicates otherwise, the related Maturity Date Loan-to-Value Ratio is presented in this prospectus supplement based solely on the related Pooled Portion.

"Modeling Assumptions" means, collectively, the following assumptions regarding the series 2006-C1 certificates and the mortgage loans in the trust:

•	the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance is approximately $2,455,967,106;

•	the initial total principal balance or notional amount, as the case may be, of each class of series 2006-C1 certificates is as described in this prospectus supplement;

•	there are no delinquencies or losses with respect to the mortgage loans;

•	there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

•	there are no Appraisal Reduction Amounts with respect to the mortgage loans;

•	there are no casualties or condemnations affecting the corresponding mortgaged real properties;

•	each of the mortgage loans provides for monthly payments which are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

•	there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

•	no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

•	except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

•	no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates—Termination;"

•	there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

•	there are no Additional Trust Fund Expenses;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Gap-Fordham, where the related borrower is required to make additional monthly amortization payments of $13,138.22, solely to the extent available from excess cash flow, on and after December 11, 2010, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Fulton Roosevelt, where the related borrower is required to make additional monthly amortization payments of $14,278.01, solely to the extent available from excess cash flow, on and after January 11, 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Hyattsville Warehouse, where the related borrower is required to make additional monthly amortization payments of $3,528.42, solely to the extent available from excess cash flow, on and after December 11, 2010, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 282 2nd Street, where the related borrower is required to make additional monthly amortization payments of $4,443.77, solely to the extent available from excess cash flow, on and after February 11, 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Waldbaums—Farmingdale, where the related borrower is required to make additional monthly amortization payments of $13,760.35, solely to the extent available from excess cash flow, on and after January 11, 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments; and

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Palmiers Apartments, where the related borrower is required to make additional monthly amortization payments of $6,454.50, solely to the extent available from excess cash flow, on and after February 11, 2007, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments.

•	payments on the offered certificates are made on the 15th day of each month, commencing in February 2006; and

•	the offered certificates are settled on February 1, 2006.

For purposes of the Modeling Assumptions, a "prepayment consideration period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage—which may decline over time—of the principal amount prepaid or (c) some combination of (a) and (b).

"Moody's" means Moody's Investors Service, Inc.

"N/A" and "NAP" mean that, with respect to a particular category of data, the data is not applicable.

"NAV" means that, with respect to a particular category of data, the data is not available.

"Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of—

•	the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

•	the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

"Net Available P&I Funds" means the total amount available to make payments of interest and principal on the series 2006-C1 certificates—exclusive of the Class IUU Principal Balance Certificates—on each distribution date. The Net Available P&I Funds are more particularly described under "The Series 2006-C1 Pooling and Servicing Agreement—Accounts—Collection Account—Withdrawals" in this prospectus supplement.

"Net Cash Flow," "U/W Net Cash Flow" and "U/W NCF" each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	the total of the following items—

(a)	allowances for vacancies and credit losses,

(b)	operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

(c)	fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

(d)	replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

Net Cash Flow can also be expressed as (a) Effective Gross Income minus (b) Total Expenses and underwritten replacement reserves and tenant improvements and leasing commissions.

Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

•	rolling 12-month operating statements;

•	applicable year-to-date financial statements, if available;

•	full year budgeted financial statements, if available;

•	except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than eight months prior to the respective date of origination; and

•	in the case of single tenant properties, the payments due under the related lease.

In the case of the 10 largest underlying mortgage loans (exclusive of the Triangle Town Center Mortgage Loan) described under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans" above in this prospectus supplement, in addition to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement Club Quarters Midtown, Club Quarters DC and Prospect Hill Office, respectively, some of the above described items were reviewed by an accountant under a set of agreed upon procedures. Except as described in the prior sentence, however, these items were not audited or otherwise confirmed by an independent party.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Net Cash Flow and U/W Net Cash Flow.

In determining the "revenue" component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of Net Cash Flow, U/W Net Cash Flow and U/W NCF for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. Actual annual Net Cash Flow for a mortgaged property may be less than the U/W Net Cash Flow presented with respect to that property in this prospectus supplement.

In determining the "expense" component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

•	property management fees were generally assumed to be 2.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000;

•	in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

•	expenses were generally, but not always, assumed to include annual replacement reserves equal to—

(a)	in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area;

(b)	in the case of multifamily rental apartments, generally not less than $150 or more than approximately $300 per residential unit per year, depending on the condition of the property;

(c)	in the case of mobile home park properties, generally $50 per pad per year; and

(d)	in the case of hospitality properties, generally 4%, inclusive, of gross revenues.

In some instances, the related originator (where it deemed appropriate) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow."

For more detailed information regarding the Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

"Net Mortgage Pass-Through Rate" means:

•	in the case of each underlying mortgage loan (other than, if applicable, a Split Mortgage Loan) that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to—

1.	the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

minus

2.	the related Administrative Cost Rate;

•	in the case of each underlying mortgage loan (other than, if applicable, a Split Mortgage Loan) that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the related Administrative Cost Rate;

•	in the case of the Pooled Portion of each Split Mortgage Loan, for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to the subject Pooled Portion on an Actual/360 Basis during the related interest accrual period, based on its Allocated Principal Balance immediately preceding the subject distribution date and the mortgage interest rate deemed to be in effect for the subject Pooled Portion as of the Issue Date, and the denominator of which is the Allocated Principal Balance of the subject Pooled Portion immediately prior to the subject distribution date, minus

2.	the Administrative Cost Rate for the related Split Mortgage Loan; and

•	in the case of the Non-Pooled Portion of each Split Mortgage Loan, for any distribution date, an annual rate equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to the subject Non-Pooled Portion on an Actual/360 Basis during the related interest accrual period, based on its Allocated Principal Balance immediately preceding the subject distribution date and the mortgage interest rate deemed to be in effect for the subject Non-Pooled Portion as of the Issue Date, and the denominator of which is the Allocated Principal Balance of the subject Non-Pooled Portion immediately prior to the subject distribution date, minus

2.	the Administrative Cost Rate for the related Split Mortgage Loan.

Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third and fourth bullets of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan—or, in the case of any Pooled Portion or Non-Pooled Portion of a Split Mortgage Loan, the portion of any interest reserve amount with respect to that Split Mortgage Loan that is allocable to that Pooled Portion or Non-Pooled Portion, as the case may be (as described under "The Series 2006-C1 Pooling and Servicing Agreement—Accounts—Interest Reserve Account" in this prospectus supplement)—that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third and fourth bullets of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan—or, in the case of any Pooled Portion or Non-Pooled Portion of a Split Mortgage Loan, the portion of any interest reserve amount with respect to that Split Mortgage Loan that is allocable to that Pooled Portion or Non-Pooled Portion, as the case may be (as described under "The Series 2006-C1 Pooling and Servicing Agreement—Accounts—Interest Reserve Account" in this prospectus supplement)—that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

"Net Operating Income," "U/W Net Operating Income" and "U/W NOI" each means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

•	the U/W Net Cash Flow for that mortgaged real property;

plus

•	underwritten replacement reserves and tenant improvements and leasing commissions.

Net Operating Income can also be expressed as Effective Gross Income minus Total Expenses.

"Non-Pooled Portion" means the Intel Corporate Building Non-Pooled Portion, the U-Haul Portfolio—26 Non-Pooled Portion, or the U-Haul Portfolio—SAC Non-Pooled Portion, as applicable.

"Net Total Principal Payment Amount" means the Total Principal Payment Amount, exclusive of the Class IUU Principal Payment Amount, for any distribution date.

"Non-Trust Loan" means any mortgage loan that is part of a Loan Combination but is not included in the trust.

"Non-Trust Loan Noteholder" means any holder of the promissory note evidencing a Non-Trust Loan.

"NR" means not rated.

"O(z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

"Occupancy Percentage" or "Occupancy Rate" means:

•	in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

•	in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

•	in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

•	in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.

Occupancy Percentage or Occupancy Rate with respect to an underlying mortgage loan secured by multiple mortgaged real properties reflects the weighted average occupancy of those mortgaged real properties based upon the portion of such mortgage loan allocated to each related mortgaged real property.

In the case of some of the underlying mortgage loans, the calculation of Occupancy Percentage or Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

For more detailed information regarding Occupancy Percentages and Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

"One Financial Center Borrower" means the borrower under the One Financial Center Loan Combination, as described under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One Financial Center Mortgage Loan—The Borrower and Sponsor" in this prospectus supplement.

"One Financial Center Co-Lender Agreement" means that certain Co-Lender Agreement dated as of executed as of December 23, 2005, between the initial holder of the promissory note for the One Financial Center Mortgage Loan and the initial One Financial Center Non-Trust Loan Noteholder.

"One Financial Center Ground Lease" has the meaning assigned to that term under "Description of the Mortgage Pool —Significant Underlying Mortgage Loans—The One Financial Center Mortgage Loan—Ground Lease" in this prospectus supplement.

"One Financial Center Loan Combination" means, together, the One Financial Center Mortgage Loan and the One Financial Center Non-Trust Loan.

"One Financial Center Mortgage Loan" means the underlying mortgage loan secured by the One Financial Center Mortgaged Property.

"One Financial Center Mortgaged Property" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Financial Center.

"One Financial Center Non-Trust Loan" means the Non-Trust Loan secured by the One Financial Center Mortgaged Property and evidenced by Note B.

"One Financial Center Non-Trust Loan Noteholder" means the holder of the promissory note for the One Financial Center Non-Trust Loan.

"Original Amortization Term" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

"Original Interest-Only Period" means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

"Original Term to Maturity" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

"P&I" means principal and/or interest.

"Pari Passu Loan" means each of the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan.

"Pari Passu Non-Trust Loan" means the any Non-Trust Loan that is a Pari Passu Loan.

"Pari Passu Non-Trust Loan Noteholder" means the holder of the promissory note for a Pari Passu Non-Trust Loan.

"Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code.

"Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

•	liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

•	covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

•	the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

•	condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment),

•	if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized, and

•	other matters to which like properties are commonly subject.

"Permitted Investments" means U.S. government securities and other investment grade obligations specified in the series 2006-C1 pooling and servicing agreement.

"Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

"Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA.

"Pooled Portion" means the Intel Corporate Building Pooled Portion, the U-Haul Portfolio—26 Pooled Portion or the U-Haul Portfolio—SAC Pooled Portion, as applicable.

"Prepayment Interest Excess" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest included in that interest collection.

"Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest.

"PTCE" means prohibited transaction class exemption.

"PTE" means prohibited transaction exemption.

"Realized Losses" mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

"Recovered Amount" has the meaning assigned to that term in the definition of "Total Principal Payment Amount" below in this glossary.

"Relevant Implementation Date" has the meaning assigned to that term under "Method of Distribution" in this prospectus supplement.

"Relevant Member State" has the meaning assigned to that term under "Method of Distribution" in this prospectus supplement.

"Remaining Amortization Term" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

"Remaining Interest-Only Period" means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

"Remaining Term to Maturity" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity.

"REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

"REO Property" means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

"Replacement Reserve" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

"Restricted Group" means, collectively—

1.	the trustee,

2.	the Exemption-Favored Parties,

3.	us,

4.	the master servicer,

5.	the special servicer,

6.	any sub-servicers,

7.	the mortgage loan sellers,

8.	each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

9.	any and all affiliates of any of the aforementioned persons.

"REVPAR" means, with respect to any hospitality property, revenues per available room.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Servicing File" means, in general, with respect to each underlying mortgage loan, to the extent obtained in connection with such underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, organizational documentation for the related borrower, organizational documentation for the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates, leases for tenants representing 25% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements.

"Servicing Standard" means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series 2006-C1 certificateholders (or, with respect to a Loan Combination, for the benefit of the series 2006-C1 certificateholders and the related Non-Trust Loan Noteholder(s)), those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2006-C1 pooling and servicing agreement:

•	in accordance with the higher of the following standards of care—

1.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

2.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2006-C1 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

•	with a view to—

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

2.	in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2006-C1 certificateholders (as a collective whole) (or, if a Loan Combination is involved, with a view to the maximization of recovery on the subject Loan Combination to the series 2006-C1 certificateholders and the related Non-Trust Loan Noteholder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.	any relationship, including as lender on any other debt (including mezzanine debt or a Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2006-C1 pooling and servicing agreement,

2.	the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2006-C1 certificate or any interest in a Non-Trust Loan,

3.	the obligation of the master servicer or the special servicer, as the case may be, to make advances,

4.	the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2006-C1 pooling and servicing agreement generally or with respect to any particular transaction, and

5.	the ownership, servicing or management for others of any mortgage loan or real property not subject to the series 2006-C1 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

"Servicing Transfer Event" means, with respect to any mortgage loan being serviced under the series 2006-C1 pooling and servicing agreement, any of the following events:

1.	the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2006-C1 controlling class representative) determines that it will continue, unremedied (without regard to any grace period)—

(a)	except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

(b)	solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

2.	a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2006-C1 certificateholders or, in the case of a Non-Trust Loan, the interests of the related Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2006-C1 certificateholders or, in the case of a Non-Trust Loan, the interests of the related Non-Trust Loan Noteholder;

3.	the master servicer determines, or the special servicer (with the consent of the series 2006-C1 controlling class representative) determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2006-C1 certificateholders or, in the case of a Non-Trust Loan, the interests of the related Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

4.	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

5.	the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

A Servicing Transfer Event will cease to exist, if and when:

•	with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

•	with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

•	with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

•	with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination provided that, if a Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event has occurred with respect thereto.

"SF" means square feet.

"Shadow" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

"Shadow Rating" means that it has been confirmed to us by S&P and Fitch that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

"SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

"Split Mortgage Loan Payment Application Trigger Event" has the meaning assigned to that term under "Description of the Mortgage Pool—Split Mortgage Loans—Allocation of Payments" in this prospectus supplement.

"Split Mortgage Loan Principal Payment Amount" means, with respect to any particular Split Mortgage Loan, for any distribution date, that portion of the Total Principal Payment Amount for such distribution date that is attributable to such Split Mortgage Loan.

"Split Mortgage Loans" means the Intel Corporate Building Mortgage Loan, the U-Haul Portfolio—26 Mortgage Loan, or the U-Haul Portfolio—SAC Mortgage Loan, as applicable.

"Stated Principal Balance" means, for each mortgage loan in the trust, an amount that:

•	will initially equal its cut-off date principal balance; and

•	will be permanently reduced on each distribution date, to not less than zero, by—

1.	that portion, if any, of the Total Principal Payment Amount for that distribution date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that Total Principal Payment Amount contemplated by the second paragraph and/or third paragraph of the definition of "Total Principal Payment Amount" below in this glossary), and

2.	the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

However, the "Stated Principal Balance" of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

In the case of the Split Mortgage Loan, the related Stated Principal Balance is intended to reflect both the Pooled Portion and the Non-Pooled Portion of such Split Mortgage Loan.

"Subordinate Non-Trust Loan" means any Non-Trust Loan other than the 888 Seventh Avenue Note A Non-Trust Loan.

"Subordinate Non-Trust Loan Noteholder" means the holder of the promissory note evidencing a Subordinate Non-Trust Loan.

"TI/LC" means tenant improvements and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

"TI/LC Reserve" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

"Total Expenses" and "U/W Total Expenses" each means, for any mortgaged real property securing a mortgage loan in the trust, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and ground lease payments.

In determining "Total Expenses" for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used; and

•	property management fees were generally assumed to be 2.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact be consistent with actual property performance. Actual annual total expenses for a mortgaged property may be more than the Total Expenses presented with respect to that property in this prospectus supplement.

For more detailed information regarding the Total Expenses with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

"Total Principal Payment Amount" means, for any distribution date, an amount equal to the total, without duplication, of the following:

•	all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

•	all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

•	all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

•	all advances of principal made with respect to the underlying mortgage loans for that distribution date.

Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C1 principal balance certificates (with a corresponding reduction in the applicable Total Principal Payment Amount), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C1 certificates. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a "Recovered Amount") would generally be included as part of the Total Principal Payment Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a "Recovered Amount") would generally be included as part of the Total Principal Payment Amount for the distribution date following the collection period in which that Default Interest, late payment charge or other amount was received.

The Total Principal Payment Amount will not include any payments or other collections of principal with respect to any Non-Trust Loan.

"TRIA" means the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005 ("TRIA").

"Triangle Town Center Borrower" means the borrower under the Triangle Town Center Loan Combination, as identified under "Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The Triangle Town Center Mortgage Loan—The Borrower and Sponsor" in this prospectus supplement.

"Triangle Town Center Cash Management Event" has the meaning assigned to that term under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Triangle Town Center Mortgage Loan—Lockbox" in this prospectus supplement.

"Triangle Town Center Loan Combination" means, together, the Triangle Town Center Mortgage Loan and the Triangle Town Center Non-Trust Loan.

"Triangle Town Center Mortgage Loan" means the underlying mortgage loan secured by the Triangle Town Center Mortgaged Property.

"Triangle Town Center Mortgaged Property" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Triangle Town Center.

"Triangle Town Center Non-Trust Loan" means the Non-Trust Loan secured by the Triangle Town Center Mortgaged Property.

"UBS", as referred to under the "Loan Seller" column on Annex A-1 hereto, means UBSREI or any affiliate of UBSREI.

"UBS Mortgage Loan" means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

"UBS Mortgage Loan Seller" and "UBSREI" each means UBS Real Estate Investments Inc.

"U-Haul Portfolio—26 Borrower" means the borrower under the U-Haul Portfolio—26 Mortgage Loan.

"U-Haul Portfolio—26 Mortgage Loan" means the underlying mortgage loan secured by the U-Haul Portfolio—26 Mortgaged Properties.

"U-Haul Portfolio—26 Mortgaged Properties" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as U-Haul Portfolio—26 Facilities Portfolio.

"U-Haul Portfolio—26 Non-Pooled Portion" means the junior portion of the U-Haul Portfolio—26 Mortgage Loan that consists of $5,457,642 of the entire actual cut-off date principal balance of the U-Haul Portfolio—26 Mortgage Loan.

"U-Haul Portfolio—26 Pooled Portion" means the senior portion of the U-Haul Portfolio—26 Mortgage Loan that consists of $18,131,353 of the entire actual cut-off date principal balance of the U-Haul Portfolio—26 Mortgage Loan.

"U-Haul Portfolio—SAC Borrower" means the borrower under the U-Haul Portfolio—SAC Mortgage Loan.

"U-Haul Portfolio—SAC Mortgage Loan" means the underlying mortgage loan secured by the U-Haul Portfolio—SAC Mortgaged Property.

"U-Haul Portfolio—SAC Mortgaged Property" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as U-Haul Portfolio—SAC Portfolio.

"U-Haul Portfolio—SAC Non-Pooled Portion" means the junior portion of the U-Haul Portfolio—SAC Mortgage Loan that consists of $1,795,920 of the entire actual cut-off date principal balance of the U-Haul Portfolio—SAC Mortgage Loan.

"U-Haul Portfolio—SAC Pooled Portion" means the senior portion of the U-Haul Portfolio—SAC Mortgage Loan that consists of $12,454,665 of the entire actual cut-off date principal balance of the U-Haul Portfolio—SAC Mortgage Loan.

"Underwriter Exemption" means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41, as described under "ERISA Considerations" in this prospectus supplement.

"Underwriting Reserves" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

"Underwritten Debt Service Coverage Ratio," "DSCR Net Cash Flow" and "U/W NCF DSCR" each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of—

•	the Net Cash Flow for the related mortgaged real property or properties (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

•	twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

Notwithstanding the foregoing, the calculation of Underwritten Debt Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

•	in the case of each of the Split Mortgage Loans, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding paragraph is exclusive of the portion of those monthly debt service payments attributable to the related Non-Pooled Portion;

•	with respect to the 888 Seventh Avenue Mortgage Loan, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding sentence of the preceding paragraph is based on the monthly debt service payments for both of the Pari Passu Loans in the 888 Seventh Avenue Loan Combination, and without regard to the 888 Seventh Avenue Note B Non-Trust Loan (see "Description of the Mortgage Pool—Loan Combinations" in this prospectus supplement);

•	in the case of any mortgage loan that provides for payments of interest only until the related stated maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the 12-month period following the cut-off date; and

•	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

Unless the context clearly indicates otherwise, the Underwritten Debt Service Coverage Ratio for an underlying mortgage loan that is part of a Loan Combination does not take into account any related Subordinate Non-Trust Loan.

In the case of some of the underlying mortgage loans, the calculation of Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this prospectus supplement.

For more detailed information regarding the Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

"United States Person" means—

•	a citizen or resident of the United States,

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

"U/W EGI" has the same meaning as Effective Gross Income.

"U/W NCF" has the same meaning as Net Cash Flow.

"U/W NCF DSCR" has the same meaning as Underwritten Debt Service Coverage Ratio.

"U/W Net Cash Flow" has the same meaning as Net Cash Flow.

"U/W Net Operating Income" has the same meaning as Net Operating Income.

"U/W NOI" has the same meaning as Net Operating Income.

"U/W Total Expenses" has the same meaning as Total Expenses.

"Wachovia" means Wachovia Bank, National Association.

"Weighted Average Non-Pooled Portion Pass-Through Rate" means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for the Non-Pooled Portions of all the Split Mortgage Loans for the related distribution date, weighted on the basis of the respective Allocated Principal Balances of those Non-Pooled Portions immediately prior to the related distribution date.

"Weighted Average Pool Pass-Through Rate" means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans (or, in the case of a Split Mortgage

Loans, for the Pooled Portion thereof) for the related distribution date, weighted on the basis of those mortgage loans' respective Stated Principal Balances (or, in the case of a Split Mortgage Loans, the Allocated Principal Balance of the Pooled Portion thereof) immediately prior to the related distribution date.

"Year Built" means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, "Year Built" refers to the year that the first phase was originally constructed.

"Year Renovated" means the year that a mortgaged real property was most recently renovated in a substantial manner.

"YM(y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

"YM(x)% (y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

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ANNEX A-1

CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                 LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1

ITALICS Indicate Loans Secured by Multiple Properties                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                    ITALICS Indicate Loans Secured by Multiple Properties

Capitalized terms used on this Annex A-1 have the meanings assigned thereto in the Glossary to the accompanying Offering Prospectus.

    CONTROL      FOOTNOTE
      NO.           NO.    LOAN SELLER                              PROPERTY NAME
------------------------------------------------------------------------------------------------------------------------------

       1            (1)    Lehman Brothers Bank, FSB                1301 Avenue of the Americas
       2            (2)    UBS Real Estate Investments Inc.         888 Seventh Avenue
       3            (3)    UBS Real Estate Investments Inc.         Triangle Town Center
       4            (4)    Lehman Brothers Bank, FSB                Chapel Hills Mall
       5            (5)    Lehman Brothers Bank, FSB                Courtyard by Marriott II Fee Portfolio
------------------------------------------------------------------------------------------------------------------------------
      5A1                                                           Courtyard by Marriott Los Angeles - Hacienda Heights
      5A2                                                           Courtyard by Marriott San Antonio - Downtown
      5A3                                                           Courtyard by Marriott Marin - Larkspur
      5A4                                                           Courtyard by Marriott Torrance
      5A5                                                           Courtyard by Marriott San Francisco - Foster City
------------------------------------------------------------------------------------------------------------------------------
      5A6                                                           Courtyard by Marriott Phoenix - Metrocenter
      5A7                                                           Courtyard by Marriott Atlanta - Perimeter Center
      5A8                                                           Courtyard by Marriott Rye
      5A9                                                           Courtyard by Marriott Silver Spring
      5A10                                                          Courtyard by Marriott Phoenix - Mesa
------------------------------------------------------------------------------------------------------------------------------
      5A11                                                          Courtyard by Marriott Seattle - South Center
      5A12                                                          Courtyard by Marriott Lincroft - Red Bank
      5A13                                                          Courtyard by Marriott Palm Springs
      5A14                                                          Courtyard by Marriott Annapolis
      5A15                                                          Courtyard by Marriott West Palm Beach
------------------------------------------------------------------------------------------------------------------------------
      5A16                                                          Courtyard by Marriott Atlanta - Gwinnett Mall
      5A17                                                          Courtyard by Marriott Boston - Andover
      5A18                                                          Courtyard by Marriott Bakersfield
      5A19                                                          Courtyard by Marriott Boulder
      5A20                                                          Courtyard by Marriott Ft. Myers
------------------------------------------------------------------------------------------------------------------------------
      5A21                                                          Courtyard by Marriott St. Louis - Westport
      5A22                                                          Courtyard by Marriott Manassas
      5A23                                                          Courtyard by Marriott St. Louis - Creve Coeur
      5A24                                                          Courtyard by Marriott Chicago - Highland Park
      5A25                                                          Courtyard by Marriott Ft. Lauderdale - Plantation
------------------------------------------------------------------------------------------------------------------------------
      5A26                                                          Courtyard by Marriott Kansas City - Overland Park
      5A27                                                          Courtyard by Marriott Richardson - NE Richardson Square
      5A28                                                          Courtyard by Marriott Nashville - Airport
      5A29                                                          Courtyard by Marriott Denver - Southeast Tech Center
      5A30                                                          Courtyard by Marriott New Haven - Wallingford
------------------------------------------------------------------------------------------------------------------------------
      5A31                                                          Courtyard by Marriott Detroit - Livonia
      5A32                                                          Courtyard by Marriott Birmingham - Hoover
      5A33                                                          Courtyard by Marriott Raleigh - Cary
      5A34                                                          Courtyard by Marriott Minneapolis - Airport
      5A35                                                          Courtyard by Marriott Little Rock
------------------------------------------------------------------------------------------------------------------------------
      5A36                                                          Courtyard by Marriott Huntsville
      5A37                                                          Courtyard by Marriott St. Petersburg
      5A38                                                          Courtyard by Marriott Detroit - Airport
      5A39                                                          Courtyard by Marriott Waukegan
      5A40                                                          Courtyard by Marriott Portland - Beaverton
------------------------------------------------------------------------------------------------------------------------------
      5A41                                                          Courtyard by Marriott Memphis - Airport
      5A42                                                          Courtyard by Marriott Lexington - North
      5A43                                                          Courtyard by Marriott Tucson - Airport
      5A44                                                          Courtyard by Marriott Toledo - Airport
      5A45                                                          Courtyard by Marriott Indianapolis
------------------------------------------------------------------------------------------------------------------------------
      5A46                                                          Courtyard by Marriott Greenville
      5A47                                                          Courtyard by Marriott Charlottesville
      5A48                                                          Courtyard by Marriott Oklahoma City - Airport
      5A49                                                          Courtyard by Marriott Dayton - Miamisburg
       6           (34)    UBS Real Estate Investments Inc.         Ashford I Portfolio
------------------------------------------------------------------------------------------------------------------------------
      6A1                                                           Embassy Suites Dulles
      6A2                                                           Residence Inn Lake Buena Vista
      6A3                                                           Courtyard Louisville
      6A4                                                           Embassy Suites Syracuse
      6A5                                                           Hampton Inn Terre Haute
------------------------------------------------------------------------------------------------------------------------------
      6A6                                                           SpringHill Suites Buford
      6A7                                                           Hampton Inn Buford
      6A8                                                           Courtyard Columbus Tipton Lakes
       7           (34)    UBS Real Estate Investments Inc.         Ashford II Portfolio
      7A1                                                           Embassy Suites Las Vegas
------------------------------------------------------------------------------------------------------------------------------
      7A2                                                           Embassy Suites Austin
      7A3                                                           Courtyard Bloomington
      7A4                                                           Hilton Garden Inn Jacksonville
      7A5                                                           Embassy Suites Dallas
      7A6                                                           SpringHill Suites Jacksonville
------------------------------------------------------------------------------------------------------------------------------
      7A7                                                           Hampton Inn Evansville
      7A8                                                           Residence Inn Evansville
       8            (6)    Lehman Brothers Bank, FSB                One Financial Center
       9            (7)    Lehman Brothers Bank, FSB                Embassy Suites Battery Park City
       10           (8)    Lehman Brothers Bank, FSB                Highwoods II Portfolio
------------------------------------------------------------------------------------------------------------------------------
      10A1                                                          Highwoods - Cypress Center I
      10A2                                                          Highwoods - Cypress Commons
      10A3                                                          Highwoods - Peachtree Corners II
      10A4                                                          Highwoods - Cypress Center III
      10A5                                                          Highwoods - Deerfield II
------------------------------------------------------------------------------------------------------------------------------
      10A6                                                          Highwoods - Cypress West
      10A7                                                          Highwoods - Deerfield III
      10A8                                                          Highwoods - Cypress Center II
      10A9                                                          Highwoods - Deerfield I
     10A10                                                          Highwoods - Peachtree Corners III
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       11           (9)    UBS Real Estate Investments Inc.         DHL Center
       12          (10)    Lehman Brothers Bank, FSB                River Valley Mall
       13          (11)    UBS Real Estate Investments Inc.         Sterling Portfolio
      13A1                                                          500 Bi County Blvd
      13A2                                                          115-121 Broadhollow Rd
------------------------------------------------------------------------------------------------------------------------------
      13A3                                                          45 South Service Road
      13A4                                                          125 East Bethpage
       14                  Lehman Brothers Bank, FSB                Prospect Hill Office Park
       15                  Lehman Brothers Bank, FSB                Club Quarters Midtown
       16                  Lehman Brothers Bank, FSB                Club Quarters Washington, D.C.
------------------------------------------------------------------------------------------------------------------------------
       17                  UBS Real Estate Investments Inc.         Scutti Leashold
       18                  Lehman Brothers Bank, FSB                Intel Corporate Building
       19                  Lehman Brothers Bank, FSB                Windsor at Briarhill Apartments
       20                  Lehman Brothers Bank, FSB                Commerce Center
       21                  Lehman Brothers Bank, FSB                Rock Creek Apartments
------------------------------------------------------------------------------------------------------------------------------
       22                  Lehman Brothers Bank, FSB                11451 Katy Freeway
       23          (12)    Lehman Brothers Bank, FSB                U-Haul Portfolio - 26 Facilities Portfolio
      23A1                                                          U-Haul - Center Route 18
      23A2                                                          U-Haul - Center Pompano
      23A3                                                          U-Haul - North Miami Beach
------------------------------------------------------------------------------------------------------------------------------
      23A4                                                          U-Haul - Daytona Beach
      23A5                                                          U-Haul - Storage of Downtown
      23A6                                                          U-Haul - 36th Street
      23A7                                                          U-Haul - Center of Alafaya
      23A8                                                          U-Haul - Center Homestead
------------------------------------------------------------------------------------------------------------------------------
      23A9                                                          U-Haul - Central Tampa
     23A10                                                          U-Haul - Center Dade County Moving Center
     23A11                                                          U-Haul - Carol City
     23A12                                                          U-Haul - Hollywood Florida
     23A13                                                          U-Haul - Harbor City
------------------------------------------------------------------------------------------------------------------------------
     23A14                                                          U-Haul - Center Perrine
     23A15                                                          U-Haul - West St. Petersburg
     23A16                                                          U-Haul - New Port Richey
     23A17                                                          U-Haul - North St. Petersburg
     23A18                                                          U-Haul - Center Brandon
------------------------------------------------------------------------------------------------------------------------------
     23A19                                                          U-Haul - Winter Park
     23A20                                                          U-Haul - Center Skylake
     23A21                                                          U-Haul - University
     23A22                                                          U-Haul - Sample Road
     23A23                                                          U-Haul - West 50/Colonial
------------------------------------------------------------------------------------------------------------------------------
     23A24                                                          U-Haul - Center Ocala
     23A25                                                          U-Haul - Boynton Beach
     23A26                                                          U-Haul - Center of 1-95 & State Road 84
       24                  UBS Real Estate Investments Inc.         Scutti Fee Interest - Land
       25                  Lehman Brothers Bank, FSB                The Shoppes at Schererville
------------------------------------------------------------------------------------------------------------------------------
       26                  Lehman Brothers Bank, FSB                East Park Plaza
       27                  Lehman Brothers Bank, FSB                Lexington Place Apartments
       28                  Lehman Brothers Bank, FSB                The Terraces at University Place
       29          (13)    UBS Real Estate Investments Inc.         787 Broad Street
       30          (14)    UBS Real Estate Investments Inc.         Fulton Roosevelt
------------------------------------------------------------------------------------------------------------------------------
      30A1                                                          Fulton Street
      30A2                                                          Roosevelt Avenue
       31                  UBS Real Estate Investments Inc.         162-21 Jamaica Avenue
       32                  Lehman Brothers Bank, FSB                Towne Crossing Shopping Center
       33          (15)    Lehman Brothers Bank, FSB                U-Haul Portfolio - SAC Portfolio
------------------------------------------------------------------------------------------------------------------------------
      33A1                                                          U-Haul Center Landover
      33A2                                                          U-Haul Center College Drive
      33A3                                                          U-Haul Center Citrus Park
       34          (16)    UBS Real Estate Investments Inc.         Waldbaums - Farmingdale
       35          (17)    UBS Real Estate Investments Inc.         Gap - Fordham
------------------------------------------------------------------------------------------------------------------------------
       36                  UBS Real Estate Investments Inc.         The Barcelona Apartments
       37                  Lehman Brothers Bank, FSB                Southeast Executive Park
       38          (18)    UBS Real Estate Investments Inc.         Williamsburg Manor
       39          (19)    UBS Real Estate Investments Inc.         Cloverleaf Center
       40          (20)    UBS Real Estate Investments Inc.         Oliver Multifamily Portfolio
------------------------------------------------------------------------------------------------------------------------------
      40A1                                                          Railview Apartments
      40A2                                                          Tropicana Apartments
      40A3                                                          Spirit Mountain Apartments
      40A4                                                          Piedmont  Manor Apartments
      40A5                                                          Linderhof Park Apartments
------------------------------------------------------------------------------------------------------------------------------
      40A6                                                          Deering Manor Apartments
       41          (21)    Lehman Brothers Bank, FSB                Foothill Plaza
       42                  UBS Real Estate Investments Inc.         MeadWestvaco
       43                  UBS Real Estate Investments Inc.         St. James Village
       44                  UBS Real Estate Investments Inc.         417 North 8th
------------------------------------------------------------------------------------------------------------------------------
       45                  Lehman Brothers Bank, FSB                Triangle Shopping Center
       46                  UBS Real Estate Investments Inc.         Hampton Inn Denville
       47                  Lehman Brothers Bank, FSB                Sand Lake Plaza
       48                  Lehman Brothers Bank, FSB                40 Saw Mill River Road
       49                  UBS Real Estate Investments Inc.         Walgreens - Milwaukee & Armitage
------------------------------------------------------------------------------------------------------------------------------
       50                  Lehman Brothers Bank, FSB                Preston Oaks Apartments
       51                  Lehman Brothers Bank, FSB                Holiday Inn-Solana Beach
       52                  Lehman Brothers Bank, FSB                Sunnyslope Centre
       53                  Lehman Brothers Bank, FSB                Holiday Inn Express - Destin
       54                  UBS Real Estate Investments Inc.         Walgreens - Lincoln & Peterson
------------------------------------------------------------------------------------------------------------------------------
       55                  Lehman Brothers Bank, FSB                Country Inn and Suites - NE
       56                  Lehman Brothers Bank, FSB                Bixby - Enterprise Tower
       57                  Lehman Brothers Bank, FSB                Peppertree Apartments
       58          (22)    Lehman Brothers Bank, FSB                Berkshire Manor Apartments
       59                  Lehman Brothers Bank, FSB                Valparaiso Market Place
------------------------------------------------------------------------------------------------------------------------------
       60                  Lehman Brothers Bank, FSB                Pasadena Apartments
       61                  Lehman Brothers Bank, FSB                Oakbrook Plaza
       62          (23)    Lehman Brothers Bank, FSB                Woodhill Plaza
       63          (24)    Lehman Brothers Bank, FSB                Park Plaza Shopping Center
       64                  UBS Real Estate Investments Inc.         Walgreens - Toledo
------------------------------------------------------------------------------------------------------------------------------
       65          (25)    Lehman Brothers Bank, FSB                Kroger's - Las Vegas
       66                  Lehman Brothers Bank, FSB                Bixby - Woodhaven
       67                  Lehman Brothers Bank, FSB                Edgewood Park
       68          (26)    UBS Real Estate Investments Inc.         Palmiers Apartments
       69                  UBS Real Estate Investments Inc.         Walgreens - Ennis
------------------------------------------------------------------------------------------------------------------------------
       70                  UBS Real Estate Investments Inc.         BJs Wholesale Club - Oakhurst
       71                  Lehman Brothers Bank, FSB                Wheatland Village Shopping Center
       72                  UBS Real Estate Investments Inc.         Walgreens - Dayton
       73                  Lehman Brothers Bank, FSB                Wingate Inn - Concord
       74                  Lehman Brothers Bank, FSB                Lakeview Crossing
------------------------------------------------------------------------------------------------------------------------------
       75                  Lehman Brothers Bank, FSB                Allstar Self Storage
       76                  Lehman Brothers Bank, FSB                Riverwalk Apartments
       77                  Lehman Brothers Bank, FSB                Twenty Mile Self Storage
       78                  Lehman Brothers Bank, FSB                Woodland Arms Apartments
       79          (27)    UBS Real Estate Investments Inc.         450 West Avenue
------------------------------------------------------------------------------------------------------------------------------
       80                  UBS Real Estate Investments Inc.         1300 Belmont
       81                  UBS Real Estate Investments Inc.         Boardwalk Portfolio II
      81A1                                                          3500 Duval Street
      81A2                                                          912 Keith Lane
      81A3                                                          610 West 35th Street
------------------------------------------------------------------------------------------------------------------------------
      81A4                                                          3104-3106 Cedar Street
      81A5                                                          506 West 35th Street
      81A6                                                          607 West 35th Street
      81A7                                                          705 East 32nd Street
      81A8                                                          1202 East 29th Street
------------------------------------------------------------------------------------------------------------------------------
      81A9                                                          504 West 35th Street
     81A10                                                          911 Duncan Lane
     81A11                                                          4300 Avenue B
     81A12                                                          209 East 31st Street
       82                  Lehman Brothers Bank, FSB                228-230 S. Beverly Drive
------------------------------------------------------------------------------------------------------------------------------
       83          (28)    UBS Real Estate Investments Inc.         282 2nd Street
       84                  Lehman Brothers Bank, FSB                Hemet Plaza
       85          (29)    UBS Real Estate Investments Inc.         Walgreens - Woodway
       86                  Lehman Brothers Bank, FSB                Infinity Office and Warehouse
       87                  Lehman Brothers Bank, FSB                Willow Tree Apartments
------------------------------------------------------------------------------------------------------------------------------
       88                  UBS Real Estate Investments Inc.         Park Terrace Apartments
       89                  Lehman Brothers Bank, FSB                Palms Plaza Shopping Center
       90                  Lehman Brothers Bank, FSB                May Avenue & May 42 Self Storage
       91                  Lehman Brothers Bank, FSB                Grammary, Callowhill & Silk Mill Apartments
      91A1                                                          Silk Mill Apartments
------------------------------------------------------------------------------------------------------------------------------
      91A2                                                          Grammary Court Apartments
      91A3                                                          Callowhill Apartments
       92                  Lehman Brothers Bank, FSB                7 Winthrop Square
       93                  Lehman Brothers Bank, FSB                Plaza Mini Storage
       94                  Lehman Brothers Bank, FSB                El Paseo Plaza
------------------------------------------------------------------------------------------------------------------------------
       95                  UBS Real Estate Investments Inc.         Avenue J
       96                  Lehman Brothers Bank, FSB                Spring Ridge II
       97                  Lehman Brothers Bank, FSB                Storage Express Pool III
      97A1                                                          Storage Express Pool III - Avon
      97A2                                                          Storage Express Pool III - Taylorsville
------------------------------------------------------------------------------------------------------------------------------
      97A3                                                          Storage Express Pool III - Seymour
       98                  Lehman Brothers Bank, FSB                Storage Express Pool I
      98A1                                                          Storage Express Pool I - Bloomington
      98A2                                                          Storage Express Pool I - Brazil
      98A3                                                          Storage Express Pool I - North Vernon
------------------------------------------------------------------------------------------------------------------------------
      98A4                                                          Storage Express Pool I - Charlestown
       99                  UBS Real Estate Investments Inc.         Dohr Apartments
      100          (30)    UBS Real Estate Investments Inc.         Dinero Plaza
      101          (31)    UBS Real Estate Investments Inc.         Hyattsville Warehouse
      102                  Lehman Brothers Bank, FSB                Slaughter Creek Self Storage
------------------------------------------------------------------------------------------------------------------------------
      103                  UBS Real Estate Investments Inc.         Olmsted Falls Apartments
      104          (32)    Lehman Brothers Bank, FSB                Orchard Corners Apartments
      105                  UBS Real Estate Investments Inc.         Northern Pine
     105A1                                                          Northern Office Building
     105A2                                                          Pine Lake Plaza
------------------------------------------------------------------------------------------------------------------------------
      106                  Lehman Brothers Bank, FSB                Montclair Court
      107                  UBS Real Estate Investments Inc.         Bert Koun's Self Storage
      108                  UBS Real Estate Investments Inc.         Sweetbriar Apartments
      109                  Lehman Brothers Bank, FSB                Park City Shopping Center
      110                  Lehman Brothers Bank, FSB                Bixby - Crossroads
------------------------------------------------------------------------------------------------------------------------------
      111                  Lehman Brothers Bank, FSB                Old Denton Center
      112                  Lehman Brothers Bank, FSB                Churchill Shopping Center
      113                  Lehman Brothers Bank, FSB                Keep Safe Self Storage
      114                  UBS Real Estate Investments Inc.         Secur-It Self Storage
      115                  Lehman Brothers Bank, FSB                Storage Depot West
------------------------------------------------------------------------------------------------------------------------------
      116                  Lehman Brothers Bank, FSB                Hinesville Shopping Center
      117                  Lehman Brothers Bank, FSB                Atrium Professional Center
      118                  Lehman Brothers Bank, FSB                Storage Express Pool II
     118A1                                                          Storage Express Pool II - 850 Progress
     118A2                                                          Storage Express Pool II - 2307 Grant Line
------------------------------------------------------------------------------------------------------------------------------
      119                  Lehman Brothers Bank, FSB                Village at Killeen Mall
      120                  Lehman Brothers Bank, FSB                Best Western Raleigh Inn & Suites
      121          (33)    Lehman Brothers Bank, FSB                Eagle Plaza Center
      122                  Lehman Brothers Bank, FSB                Real Blocks
      123                  UBS Real Estate Investments Inc.         Haviland Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------
      124                  Lehman Brothers Bank, FSB                Pinellas Park
      125                  Lehman Brothers Bank, FSB                72nd & Ames Road/Benson Park Plaza
      126                  Lehman Brothers Bank, FSB                Macton Building
      127                  Lehman Brothers Bank, FSB                SSA Abilene
      128                  Lehman Brothers Bank, FSB                Pine Knoll Apts
------------------------------------------------------------------------------------------------------------------------------
      129                  UBS Real Estate Investments Inc.         Northfield Plaza
      130                  UBS Real Estate Investments Inc.         4346 Frankford Plaza
      131                  Lehman Brothers Bank, FSB                The Boardwalk at Brushy Creek
      132                  Lehman Brothers Bank, FSB                Bixby - Brownfield Plaza
      133                  UBS Real Estate Investments Inc.         Monte Carlo Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------
      134                  Lehman Brothers Bank, FSB                Bixby - Pioneer Square
      135                  Lehman Brothers Bank, FSB                63055 Corporate Place
      136                  Lehman Brothers Bank, FSB                Dollar Tree
      137                  Lehman Brothers Bank, FSB                Life Center
      138                  UBS Real Estate Investments Inc.         809 Grand Street
------------------------------------------------------------------------------------------------------------------------------
      139                  Lehman Brothers Bank, FSB                Bixby - Mesa Verde
      140                  Lehman Brothers Bank, FSB                Horn Lake Station
      141                  UBS Real Estate Investments Inc.         Family Dollar 2
      142                  UBS Real Estate Investments Inc.         Family Dollar 4 and 5 Portfolio
     142A1                                                          Family Dollar 5
------------------------------------------------------------------------------------------------------------------------------
     142A2                                                          Family Dollar 4
      143                  UBS Real Estate Investments Inc.         Family Dollar 3
      144                  UBS Real Estate Investments Inc.         Shadybrook Mobile Home Park
      145                  Lehman Brothers Bank, FSB                Bixby - Park Plaza
------------------------------------------------------------------------------------------------------------------------------

    CONTROL
      NO.                                       ADDRESS                                        CITY           STATE     ZIP
-------------------------------------------------------------------------------------------------------------------------------

       1         1301 Avenue of the Americas                                            New York            NY           10019
       2         888 Seventh Avenue                                                     New York            NY           10106
       3         5959 Triangle Town Boulevard                                           Raleigh             NC           27616
       4         1710 Briargate Blvd                                                    Colorado Springs    CO           80920
       5         Various                                                                Various             Various    Various
-------------------------------------------------------------------------------------------------------------------------------
      5A1        1905 S Azusa Avenue                                                    Hacienda Heights    CA           91745
      5A2        600 Santa Rosa South                                                   San Antonio         TX           78204
      5A3        2500 Larkspur Landing Circle                                           Larkspur            CA           94939
      5A4        2633 West Sepulveda Boulevard                                          Torrance            CA           90505
      5A5        550 Shell Boulevard                                                    Foster City         CA           94404
-------------------------------------------------------------------------------------------------------------------------------
      5A6        9631 North Black Canyon Highway                                        Phoenix             AZ           85051
      5A7        6250 Peachtree-Dunwoody Road                                           Atlanta             GA           30328
      5A8        631 Midland Avenue                                                     Rye                 NY           10580
      5A9        12521 Prosperity Drive                                                 Silver Spring       MD           20904
      5A10       1221 South Westwood Avenue                                             Mesa                AZ           85210
-------------------------------------------------------------------------------------------------------------------------------
      5A11       400 Andover Park West                                                  Tukwila             WA           98188
      5A12       245 Half Mile Road                                                     Red Bank            NJ           07701
      5A13       1300 Tahquitz Canyon Way                                               Palm Springs        CA           92262
      5A14       2559 Riva Road                                                         Annapolis           MD           21401
      5A15       600 Northpoint Parkway                                                 West Palm Beach     FL           33407
-------------------------------------------------------------------------------------------------------------------------------
      5A16       3550 Venture Parkway                                                   Duluth              GA           30096
      5A17       10 Campanelli Drive                                                    Andover             MA           01810
      5A18       3601 Marriott Drive                                                    Bakersfield         CA           93308
      5A19       4710 Pearl East Circle                                                 Boulder             CO           80301
      5A20       4455 Metro Parkway                                                     Ft. Myers           FL           33916
-------------------------------------------------------------------------------------------------------------------------------
      5A21       11888 Westline Industrial Drive                                        St. Louis           MO           63146
      5A22       10701 Battleview Parkway                                               Manassas            VA           20109
      5A23       828 N. New Ballas Road                                                 Creve Coeur         MO           63146
      5A24       1505 Lake Cook Road                                                    Highland Park       IL           60035
      5A25       7780 Southwest 6th Street                                              Plantation          FL           33324
-------------------------------------------------------------------------------------------------------------------------------
      5A26       11301 Metcalf Avenue                                                   Overland Park       KS           66210
      5A27       1000 South Sherman                                                     Richardson          TX           75081
      5A28       2508 Elm Hill Pike                                                     Nashville           TN           37214
      5A29       6565 South Boston Street                                               Greenwood Village   CO           80111
      5A30       600 Northrop Road                                                      Wallingford         CT           06492
-------------------------------------------------------------------------------------------------------------------------------
      5A31       17200 N. Laurel Park Drive                                             Livonia             MI           48152
      5A32       1824 Montgomery Highway South                                          Hoover              AL           35244
      5A33       102 Edinburgh Drive South                                              Cary                NC           27511
      5A34       1352 Northland Drive                                                   Mendota Heights     MN           55120
      5A35       10900 Financial Centre Drive                                           Little Rock         AR           72211
-------------------------------------------------------------------------------------------------------------------------------
      5A36       4804 University Drive                                                  Huntsville          AL           35816
      5A37       3131 Executive Drive                                                   St. Petersburg      FL           33762
      5A38       30653 Flynn Drive                                                      Romulus             MI           48174
      5A39       3800 Northpoint Boulevard                                              Waukegan            IL           60085
      5A40       8500 S.W. Nimbus Drive                                                 Beaverton           OR           97008
-------------------------------------------------------------------------------------------------------------------------------
      5A41       1780 Nonconnah Blvd                                                    Memphis             TN           38132
      5A42       775 Newtown Court                                                      Lexington           KY           40511
      5A43       2505 East Executive Drive                                              Tucson              AZ           85706
      5A44       1435 East Mall Drive                                                   Holland             OH           43528
      5A45       8670 Allisonville Road                                                 Indianapolis        IN           46250
-------------------------------------------------------------------------------------------------------------------------------
      5A46       70 Orchard Park Drive                                                  Greenville          SC           29615
      5A47       638 Hillside Drive                                                     Charlottesville     VA           22901
      5A48       4301 Highline Boulevard                                                Oklahoma City       OK           73108
      5A49       100 Prestige Plaza                                                     Miamisburg          OH           45432
       6         Various                                                                Various             Various    Various
-------------------------------------------------------------------------------------------------------------------------------
      6A1        13341 Woodland Park Road                                               Herndon             VA           20171
      6A2        11450 Marbella Palms Court                                             Lake Buena Vista    FL           32836
      6A3        819 Philips Lane                                                       Louisville          KY           40209
      6A4        6646 Old Collamer Road                                                 East Syracuse       NY           13057
      6A5        3325 U.S. Highway 41 South                                             Terre Haute         IN           47802
-------------------------------------------------------------------------------------------------------------------------------
      6A6        3250 Buford Drive                                                      Buford              GA           30519
      6A7        3240 Buford Drive                                                      Buford              GA           30519
      6A8        3888 Mimosa Drive                                                      Columbus            IN           47201
       7         Various                                                                Various             Various    Various
      7A1        4315 Swenson Street                                                    Las Vegas           NV           89119
-------------------------------------------------------------------------------------------------------------------------------
      7A2        9505 Stonelake Boulevard                                               Austin              TX           78759
      7A3        310 South College Avenue                                               Bloomington         IN           47403
      7A4        9745 Gate Parkway North                                                Jacksonville        FL           32246
      7A5        14021 Noel Road                                                        Dallas              TX           75240
      7A6        4385 Southside Boulevard                                               Jacksonville        FL           32216
-------------------------------------------------------------------------------------------------------------------------------
      7A7        8000 Eagle Crest Boulevard                                             Evansville          IN           47715
      7A8        8283 East Walnut Street                                                Evansville          IN           47715
       8         655 Atlantic Avenue                                                    Boston              MA           02111
       9         102 North End Avenue                                                   New York            NY           10282
       10        Various                                                                Various             Various    Various
-------------------------------------------------------------------------------------------------------------------------------
      10A1       5404 Cypress Center Drive                                              Tampa               FL           33609
      10A2       5300 West Cypress Street                                               Tampa               FL           33609
      10A3       4855 Peachtree Industrial Boulevard                                    Norcross            GA           30092
      10A4       5405 Cypress Center Drive                                              Tampa               FL           33609
      10A5       13000 Deerfield Parkway Building 200                                   Alpharetta          GA           30004
-------------------------------------------------------------------------------------------------------------------------------
      10A6       5301 West Cypress Street                                               Tampa               FL           33609
      10A7       13000 Deerfield Parkway Building 300                                   Alpharetta          GA           30004
      10A8       5310 Cypress Center Drive                                              Tampa               FL           33609
      10A9       13000 Deerfield Parkway Building 100                                   Alpharetta          GA           30004
     10A10       4775 Peachtree Industrial Boulevard                                    Norcross            GA           30092
-------------------------------------------------------------------------------------------------------------------------------
       11        910 Nestle Way                                                         Breinigsville       PA           18031
       12        1635 River Valley Circle South                                         Lancaster           OH           43130
       13        Various                                                                Various             NY         Various
      13A1       500 Bi-County Boulevard                                                Farmingdale         NY           11735
      13A2       115 &121 Broadhollow Road and 10 Pinelawn Road                         Melville            NY           11747
-------------------------------------------------------------------------------------------------------------------------------
      13A3       45 South Service Road                                                  Plainview           NY           11803
      13A4       125 East Bethpage Road                                                 Plainview           NY           11803
       14        100, 200, 300 Fifth Avenue                                             Waltham             MA           02451
       15        40 West 45th Street                                                    New York            NY           10036
       16        839 17th Street, NW                                                    Washington          DC           20006
-------------------------------------------------------------------------------------------------------------------------------
       17        654 Hylan Drive                                                        Rochester           NY           14623
       18        1515 Route 10                                                          Parsippany          NJ           07054
       19        1470 Sheridan Road                                                     Atlanta             GA           30324
       20        2201-2241 Us Route 1                                                   North Brunswick     NJ           08902
       21        5850 Belt Line Road                                                    Dallas              TX           75254
-------------------------------------------------------------------------------------------------------------------------------
       22        11451 Katy Freeway                                                     Houston             TX           77079
       23        Various                                                                Various             Various    Various
      23A1       397 Route 18 South                                                     East Brunswick      NJ           08816
      23A2       801 South Andrews Avenue                                               Pompano Beach       FL           33069
      23A3       2269 NE 163rd St                                                       North Miami Beach   FL           33162
-------------------------------------------------------------------------------------------------------------------------------
      23A4       700 West International Speedway Boulevard                              Daytona Beach       FL           32114
      23A5       400 W Ashley St                                                        Jacksonville        FL           32202
      23A6       2460 Northwest 36th Street                                             Miami               FL           33142
      23A7       11815 East Colonial Drive                                              Orlando             FL           32826
      23A8       1050 North Flagler Avenue                                              Homestead           FL           33030
-------------------------------------------------------------------------------------------------------------------------------
      23A9       2309 N 18th Street                                                     Tampa               FL           33605
     23A10       5341 Northwest 7th Avenue                                              Miami               FL           33127
     23A11       18400 Northwest 27th Avenue                                            Carol City          FL           33056
     23A12       2033 South State Road 7                                                Hollywood           FL           33029
     23A13       438 Harbor City Boulevard                                              Melbourne           FL           32935
-------------------------------------------------------------------------------------------------------------------------------
     23A14       16500 South Dixie Highway                                              Miami               FL           33157
     23A15       4020 66th St North                                                     Saint Petersburg    FL           33709
     23A16       5631 US Highway 19 North                                               New Port Richey     FL           34652
     23A17       9390 9th Street North                                                  St Petersburg       FL           33702
     23A18       377 W Brandon Blvd                                                     Brandon             FL           33511
-------------------------------------------------------------------------------------------------------------------------------
     23A19       1175 North Orlando Avenue                                              Winter Park         FL           32789
     23A20       7726 South Orange Blossom Trail                                        Orlando             FL           32809
     23A21       802 North Main Street                                                  Gainesville         FL           32601
     23A22       903 East Sample Road                                                   Pompano Beach       FL           33064
     23A23       4600 W Colonial Dr                                                     Orlando             FL           32808
-------------------------------------------------------------------------------------------------------------------------------
     23A24       1011 NE Pine Avenue                                                    Ocala               FL           32670
     23A25       1319 North Federal Highway                                             Boynton Beach       FL           33435
     23A26       1840 West State Road 84                                                Ft Lauderdale       FL           33315
       24        654 Hylan Drive                                                        Rochester           NY           14623
       25        701-717 U.S. Highway 41                                                Schererville        IN           46375
-------------------------------------------------------------------------------------------------------------------------------
       26        200 North 66th Street                                                  Lincoln             NE           68505
       27        800 Gunn Road                                                          Centerville         GA           31028
       28        9600 North Tryon Street                                                Charlotte           NC           28262
       29        771-787 Broad Street                                                   Newark              NJ           07102
       30        Various                                                                Various             NY         Various
-------------------------------------------------------------------------------------------------------------------------------
      30A1       423 and 446 Fulton Street                                              Brooklyn            NY           11201
      30A2       136-13 Roosevelt Avenue                                                Flushing            NY           11354
       31        162-21 Jamaica Avenue                                                  Jamaica             NY           11432
       32        3600 Gus Thomasson Road                                                Mesquite            TX           75150
       33        Various                                                                Various             Various    Various
-------------------------------------------------------------------------------------------------------------------------------
      33A1       3900 Whitetire Road                                                    Landover            MD           20785
      33A2       989 South Boulder Highway                                              Henderson           NV           89015
      33A3       6111 Gunn Highway                                                      Tampa               FL           33625
       34        450 Main Street                                                        Farmingdale         NY           11735
       35        271-285 East Fordham Road                                              New York            NY           10458
-------------------------------------------------------------------------------------------------------------------------------
       36        326 Juniper Street                                                     San Diego           CA           92101
       37        185 Route 312                                                          Brewster            NY           10509
       38        2257 Montdale Road                                                     Valparaiso          IN           46383
       39        12910 and 12920 Cloverleaf Center Drive                                Germantown          MD           20874
       40        Various                                                                Various             MN         Various
-------------------------------------------------------------------------------------------------------------------------------
      40A1       1015 2nd Avenue                                                        Proctor             MN           55810
      40A2       825 Partridge Street                                                   Duluth              MN           55811
      40A3       9416 Mountain Drive                                                    Proctor             MN           55810
      40A4       2501 Leonard Street                                                    Duluth              MN           55811
      40A5       1100 16th Street North                                                 New Ulm             MN           56073
-------------------------------------------------------------------------------------------------------------------------------
      40A6       201 3rd Street                                                         Nashwauk            MN           55769
       41        11912-11974 Foothill Boulevard                                         Lakeview Terrace    CA           91342
       42        3950 Faber Place Drive                                                 Charleston          SC           29405
       43        719  Saint James Place                                                 East Windsor        NJ           08520
       44        417-425 North Eighth Street                                            Philadelphia        PA           19123
-------------------------------------------------------------------------------------------------------------------------------
       45        2935 Pat Booker Road                                                   Universal City      TX           78148
       46        350 Morris Avenue                                                      Denville            NJ           07834
       47        1431 W. Sand Lake Road                                                 Orlando             FL           32809
       48        40 Saw Mill River Road                                                 Hawthorne           NY           10532
       49        2001 North Milwaukee Avenue                                            Chicago             IL           60647
-------------------------------------------------------------------------------------------------------------------------------
       50        5800 Preston Oaks Road                                                 Dallas              TX           75254
       51        621 South Highway 101                                                  Solana Beach        CA           92075
       52        4555 Liberty Road South                                                Salem               OR           97302
       53        108 Hutchinson Street                                                  Destin              FL           32541
       54        3019 West Peterson Avenue                                              Chicago             IL           60659
-------------------------------------------------------------------------------------------------------------------------------
       55        11818 Miami Street                                                     Omaha               NE           65164
       56        500 Chestnut Street                                                    Abilene             TX           79602
       57        4311 Central Avenue                                                    Charlotte           NC           28205
       58        2060 Continental Ave                                                   Tallahassee         FL           32304
       59        2410-2620 LaPorte Avenue                                               Valparaiso          IN           46383
-------------------------------------------------------------------------------------------------------------------------------
       60        2170 East Jefferson Avenue                                             Detroit             MI           48207
       61        7211 West Oakland Park Boulevard                                       Lauderhill          FL           33313
       62        14525 Highway 7                                                        Minnetonka          MN           55345
       63        2108 West 27th Street                                                  Lawrence            KS           66047
       64        5815 Secor Road                                                        Toledo              OH           43623
-------------------------------------------------------------------------------------------------------------------------------
       65        1421 N. Jones Boulevard                                                Las Vegas           NV           89108
       66        4602-4654 South 14th                                                   Abilene             TX           79605
       67        370 West Hopkins Avenue                                                Pontiac             MI           48340
       68        5930-5990 Northeast 18th Avenue                                        Fort Lauderdale     FL           33334
       69        600 Ennis Avenue                                                       Ennis               TX           75119
-------------------------------------------------------------------------------------------------------------------------------
       70        1904 State Highway 35                                                  Oakhurst            NJ           07755
       71        4001-4041 West Wheatland Road                                          Dallas              TX           75237
       72        1402 Miamisburg-Centerville Road                                       Dayton              OH           45459
       73        7841 Gateway Lane                                                      Concord             NC           28027
       74        8301 Lakeview Parkway                                                  Rowlett             TX           75089
-------------------------------------------------------------------------------------------------------------------------------
       75        8599 Folsom Boulevard                                                  Sacramento          CA           95826
       76        Cypress View Drive at Cedar Street                                     Greenville          NC           27858
       77        18601 Longs Way                                                        Parker              CO           80134
       78        22045-22065 West Eight Mile Road                                       Detroit             MI           48219
       79        450 West Avenue                                                        Rochester           NY           14611
-------------------------------------------------------------------------------------------------------------------------------
       80        1300 West Belmont Street                                               Chicago             IL           60657
       81        Various                                                                Austin              TX         Various
      81A1       3500 Duval Street                                                      Austin              TX           78705
      81A2       912 Keith Lane                                                         Austin              TX           78705
      81A3       610 West 35th Street                                                   Austin              TX           78705
-------------------------------------------------------------------------------------------------------------------------------
      81A4       3104 and 3106 Cedar Street                                             Austin              TX           78705
      81A5       506 West 35th Street                                                   Austin              TX           78705
      81A6       607 West 35th Street                                                   Austin              TX           78705
      81A7       705 East 32nd Street                                                   Austin              TX           78705
      81A8       1202 East 29th Street                                                  Austin              TX           78722
-------------------------------------------------------------------------------------------------------------------------------
      81A9       504 West 35th Street                                                   Austin              TX           78705
     81A10       911 Duncan Lane                                                        Austin              TX           78705
     81A11       4300 Avenue B                                                          Austin              TX           78751
     81A12       209 East 31st Street                                                   Austin              TX           78705
       82        228-230 S. Beverly Drive                                               Beverly Hills       CA           90212
-------------------------------------------------------------------------------------------------------------------------------
       83        282 2nd Street                                                         San Francisco       CA           94105
       84        1911-2095 E. Florida Ave                                               Hemet               CA           92544
       85        9101 Woodway Drive                                                     Woodway             TX           76712
       86        5500 Parkwest Drive                                                    Bessemer            AL           35022
       87        4910 Allendale Road                                                    Houston             TX           77017
-------------------------------------------------------------------------------------------------------------------------------
       88        3210-3214 North Chestnut Street                                        Colorado Springs    CO           80907
       89        1155 S. Dale Mabry Highway                                             Tampa               FL           33629
       90        2828 NW 62nd Street                                                    Oklahoma City       OK           73112
       91        Various                                                                Reading             PA         Various
      91A1       1200 North 11th Street                                                 Reading             PA           19604
-------------------------------------------------------------------------------------------------------------------------------
      91A2       800 Weiser Street                                                      Reading             PA           19601
      91A3       153 North 5th Street                                                   Reading             PA           19601
       92        68-72 Summer Street                                                    Boston              MA           02110
       93        1745 East Tropicana Avenue                                             Las Vegas           NV           89119
       94        3544-3630 E. Chapman Avenue                                            Orange              CA           92869
-------------------------------------------------------------------------------------------------------------------------------
       95        1214-1224 Avenue J                                                     Brooklyn            NY           11230
       96        1105 - 1229 South 180th St                                             Omaha               NE           68130
       97        Various                                                                Various             IN         Various
      97A1       5800 East Main Street                                                  Avon                IN           46123
      97A2       11770 North Hartman Drive                                              Edinburgh           IN           46124
-------------------------------------------------------------------------------------------------------------------------------
      97A3       1339 West Tipton Street                                                Seymour             IN           47274
       98        Various                                                                Various             IN         Various
      98A1       111 Daniels Way                                                        Bloomington         IN           47404
      98A2       1505 East National Ave                                                 Brazil              IN           47834
      98A3       3805 State Road 7 North                                                North Vernon        IN           47265
-------------------------------------------------------------------------------------------------------------------------------
      98A4       142 Market Street                                                      Charlestown         IN           47111
       99        562 Rumson Road                                                        Greece              NY           14616
      100        1004 North Big Spring Street                                           Midland             TX           79701
      101        5400 Lafayette Place                                                   Hyattsville         MD           20781
      102        9706 Manchaca Road                                                     Austin              TX           78748
-------------------------------------------------------------------------------------------------------------------------------
      103        9745 Douglas Lane                                                      Olmsted Falls       OH           44138
      104        1405 Apple Lane                                                        Lawrence            KS           66044
      105        Various                                                                Various             PA         Various
     105A1       125 Warrendale-Bayne Road                                              Warrendale          PA           15086
     105A2       10900 Perry Highway                                                    Wexford             PA           15090
-------------------------------------------------------------------------------------------------------------------------------
      106        9 High Street                                                          Montclair           NJ           07042
      107        150 Dalton Street                                                      Shreveport          LA           71106
      108        500 Sweetbriar Court                                                   Newport             KY           41071
      109        308-348 Homer Road                                                     Minden              LA           71055
      110        4102 Buffalo Gap Road                                                  Abilene             TX           79601
-------------------------------------------------------------------------------------------------------------------------------
      111        1001 East Hebron Parkway                                               Carrollton          TX           75010
      112        1705 North Bluff Street                                                Fulton              MO           65251
      113        7812 South Cooper St.                                                  Arlington           TX           76001
      114        2450 East Olive Road                                                   Pensacola           FL           32514
      115        350 South 7th Street                                                   Lemoyne             PA           17043
-------------------------------------------------------------------------------------------------------------------------------
      116        555 W. Oglethorpe Highway                                              Hinesville          GA           31313
      117        1110 E. Chapman Ave                                                    Orange              CA           92866
      118        Various                                                                New Albany          IN           47150
     118A1       850 Progress Blvd                                                      New Albany          IN           47150
     118A2       2307 Grant Line Road                                                   New Albany          IN           47150
-------------------------------------------------------------------------------------------------------------------------------
      119        2102 South W.S. Young Drive                                            Killeen             TX           76543
      120        3618 New Bern Avenue                                                   Raleigh             NC           27610
      121        912 Unity Road                                                         Crossett            AR           71635
      122        28004 Center Oaks Court                                                Wixom               MI           48393
      123        80 Haviland Road                                                       Poughkeepsie        NY           12601
-------------------------------------------------------------------------------------------------------------------------------
      124        7253-7263 Park Boulevard                                               Pinellas Park       FL           33781
      125        7177 Ames Avenue, 7051 Ames Avenue, 4455-4457 North 72nd Street        Omaha               NE           68134
      126        116 Willenbrock Road                                                   Oxford              CT           06478
      127        1202 E. South 11th Street                                              Abilene             TX           75225
      128        11665 East Shore Drive                                                 Whitmore Lake       MI           48189
-------------------------------------------------------------------------------------------------------------------------------
      129        4840-4860 Northfield Road                                              North Randall       OH           44128
      130        4346 Frankford Avenue                                                  Philadelphia        PA           19124
      131        16238 Ranch Road 620                                                   Round Rock          TX           78717
      132        1401 Tahoka Road (U.S. 380)                                            Brownfield          TX           79316
      133        4294-4306 Caledonia-Avon Road, State Route 5                           Caledonia           NY           14423
-------------------------------------------------------------------------------------------------------------------------------
      134        2302-2310 Lubbock Highway                                              Lamesa              TX           79331
      135        63055 Corporate Place                                                  Bend                OR           97701
      136        6707 West Chester Pike                                                 Millbourne          PA           19082
      137        6130 Highway 290 West                                                  Austin              TX           78735
      138        809 Grand Street                                                       Brooklyn            NY           11211
-------------------------------------------------------------------------------------------------------------------------------
      139        2215 North Midland Drive                                               Midland             TX           79707
      140        1750 Goodman Road                                                      Horn Lake           MS           38637
      141        5114-5132 South Racine Avenue                                          Chicago             IL           60609
      142        Various                                                                Various             IL         Various
     142A1       1821 South Cicero Avenue                                               Cicero              IL           60804
-------------------------------------------------------------------------------------------------------------------------------
     142A2       3422 West 159th Street                                                 Markham             IL           60428
      143        2610 West 71st Street                                                  Chicago             IL           60636
      144        3677 State Route 5                                                     Brutus              NY           13166
      145        1400-1414 Austin Ave                                                   Brownwood           TX           76801
-------------------------------------------------------------------------------------------------------------------------------

                                         CROSS            ORIGINAL           CUT-OFF DATE      % OF AGGREGATE     CUMULATIVE %
    CONTROL            LOAN         COLLATERALIZED        BALANCE              BALANCE          CUT-OFF DATE     OF INITIAL POOL
      NO.            PURPOSE          GROUPS (35)           ($)                  ($)              BALANCE            BALANCE
---------------------------------------------------------------------------------------------------------------------------------

       1            Refinance       No                  420,783,734.08       420,783,734.08              17.1%             17.1%
       2            Refinance       No                  145,894,000.00       145,894,000.00               5.9%             23.1%
       3         Recapitalization   No                  127,034,076.00       127,034,076.00               5.2%             28.2%
       4            Refinance       No                  122,000,000.00       121,595,466.83               5.0%             33.2%
       5           Acquisition      No                  120,000,000.00       120,000,000.00               4.9%             38.1%
---------------------------------------------------------------------------------------------------------------------------------
      5A1                           Yes (LB-B)
      5A2                           Yes (LB-B)
      5A3                           Yes (LB-B)
      5A4                           Yes (LB-B)
      5A5                           Yes (LB-B)
---------------------------------------------------------------------------------------------------------------------------------
      5A6                           Yes (LB-B)
      5A7                           Yes (LB-B)
      5A8                           Yes (LB-B)
      5A9                           Yes (LB-B)
      5A10                          Yes (LB-B)
---------------------------------------------------------------------------------------------------------------------------------
      5A11                          Yes (LB-B)
      5A12                          Yes (LB-B)
      5A13                          Yes (LB-B)
      5A14                          Yes (LB-B)
      5A15                          Yes (LB-B)
---------------------------------------------------------------------------------------------------------------------------------
      5A16                          Yes (LB-B)
      5A17                          Yes (LB-B)
      5A18                          Yes (LB-B)
      5A19                          Yes (LB-B)
      5A20                          Yes (LB-B)
---------------------------------------------------------------------------------------------------------------------------------
      5A21                          Yes (LB-B)
      5A22                          Yes (LB-B)
      5A23                          Yes (LB-B)
      5A24                          Yes (LB-B)
      5A25                          Yes (LB-B)
---------------------------------------------------------------------------------------------------------------------------------
      5A26                          Yes (LB-B)
      5A27                          Yes (LB-B)
      5A28                          Yes (LB-B)
      5A29                          Yes (LB-B)
      5A30                          Yes (LB-B)
---------------------------------------------------------------------------------------------------------------------------------
      5A31                          Yes (LB-B)
      5A32                          Yes (LB-B)
      5A33                          Yes (LB-B)
      5A34                          Yes (LB-B)
      5A35                          Yes (LB-B)
---------------------------------------------------------------------------------------------------------------------------------
      5A36                          Yes (LB-B)
      5A37                          Yes (LB-B)
      5A38                          Yes (LB-B)
      5A39                          Yes (LB-B)
      5A40                          Yes (LB-B)
---------------------------------------------------------------------------------------------------------------------------------
      5A41                          Yes (LB-B)
      5A42                          Yes (LB-B)
      5A43                          Yes (LB-B)
      5A44                          Yes (LB-B)
      5A45                          Yes (LB-B)
---------------------------------------------------------------------------------------------------------------------------------
      5A46                          Yes (LB-B)
      5A47                          Yes (LB-B)
      5A48                          Yes (LB-B)
      5A49                          Yes (LB-B)
       6            Refinance       No                  110,899,000.00       110,899,000.00               4.5%             42.6%
---------------------------------------------------------------------------------------------------------------------------------
      6A1                           Yes (UBS-G)
      6A2                           Yes (UBS-G)
      6A3                           Yes (UBS-G)
      6A4                           Yes (UBS-G)
      6A5                           Yes (UBS-G)
---------------------------------------------------------------------------------------------------------------------------------
      6A6                           Yes (UBS-G)
      6A7                           Yes (UBS-G)
      6A8                           Yes (UBS-G)
       7            Refinance       No                  100,576,000.00       100,576,000.00               4.1%             46.7%
      7A1                           Yes (UBS-H)
---------------------------------------------------------------------------------------------------------------------------------
      7A2                           Yes (UBS-H)
      7A3                           Yes (UBS-H)
      7A4                           Yes (UBS-H)
      7A5                           Yes (UBS-H)
      7A6                           Yes (UBS-H)
---------------------------------------------------------------------------------------------------------------------------------
      7A7                           Yes (UBS-H)
      7A8                           Yes (UBS-H)
       8            Refinance       No                  100,000,000.00        99,903,069.69               4.1%             50.8%
       9            Refinance       No                   84,500,000.00        84,500,000.00               3.4%             54.2%
       10          Acquisition      No                   71,000,000.00        71,000,000.00               2.9%             57.1%
---------------------------------------------------------------------------------------------------------------------------------
      10A1                          Yes (LB-C)
      10A2                          Yes (LB-C)
      10A3                          Yes (LB-C)
      10A4                          Yes (LB-C)
      10A5                          Yes (LB-C)
---------------------------------------------------------------------------------------------------------------------------------
      10A6                          Yes (LB-C)
      10A7                          Yes (LB-C)
      10A8                          Yes (LB-C)
      10A9                          Yes (LB-C)
     10A10                          Yes (LB-C)
---------------------------------------------------------------------------------------------------------------------------------
       11          Acquisition      No                   55,850,000.00        55,850,000.00               2.3%             59.4%
       12           Refinance       No                   50,000,000.00        50,000,000.00               2.0%             61.4%
       13          Acquisition      No                   49,000,000.00        49,000,000.00               2.0%             63.4%
      13A1                          Yes (UBS-B)
      13A2                          Yes (UBS-B)
---------------------------------------------------------------------------------------------------------------------------------
      13A3                          Yes (UBS-B)
      13A4                          Yes (UBS-B)
       14          Acquisition      No                   45,000,000.00        45,000,000.00               1.8%             65.2%
       15          Acquisition      No                   42,000,000.00        42,000,000.00               1.7%             66.9%
       16          Acquisition      No                   30,000,000.00        30,000,000.00               1.2%             68.2%
---------------------------------------------------------------------------------------------------------------------------------
       17           Refinance       Yes (UBS-J)          24,800,000.00        24,800,000.00               1.0%             69.2%
       18          Acquisition      No                   23,960,022.00        23,960,022.00               1.0%             70.1%
       19          Acquisition      No                   23,040,000.00        23,040,000.00               0.9%             71.1%
       20           Refinance       No                   20,000,000.00        20,000,000.00               0.8%             71.9%
       21           Refinance       No                   19,500,000.00        19,500,000.00               0.8%             72.7%
---------------------------------------------------------------------------------------------------------------------------------
       22           Refinance       No                   18,500,000.00        18,500,000.00               0.8%             73.4%
       23           Refinance       No                   18,208,220.00        18,131,352.63               0.7%             74.2%
      23A1                          Yes (LB-A)
      23A2                          Yes (LB-A)
      23A3                          Yes (LB-A)
---------------------------------------------------------------------------------------------------------------------------------
      23A4                          Yes (LB-A)
      23A5                          Yes (LB-A)
      23A6                          Yes (LB-A)
      23A7                          Yes (LB-A)
      23A8                          Yes (LB-A)
---------------------------------------------------------------------------------------------------------------------------------
      23A9                          Yes (LB-A)
     23A10                          Yes (LB-A)
     23A11                          Yes (LB-A)
     23A12                          Yes (LB-A)
     23A13                          Yes (LB-A)
---------------------------------------------------------------------------------------------------------------------------------
     23A14                          Yes (LB-A)
     23A15                          Yes (LB-A)
     23A16                          Yes (LB-A)
     23A17                          Yes (LB-A)
     23A18                          Yes (LB-A)
---------------------------------------------------------------------------------------------------------------------------------
     23A19                          Yes (LB-A)
     23A20                          Yes (LB-A)
     23A21                          Yes (LB-A)
     23A22                          Yes (LB-A)
     23A23                          Yes (LB-A)
---------------------------------------------------------------------------------------------------------------------------------
     23A24                          Yes (LB-A)
     23A25                          Yes (LB-A)
     23A26                          Yes (LB-A)
       24           Refinance       Yes (UBS-J)          17,200,000.00        17,200,000.00               0.7%             74.9%
       25           Refinance       No                   16,600,000.00        16,600,000.00               0.7%             75.6%
---------------------------------------------------------------------------------------------------------------------------------
       26           Refinance       No                   16,000,000.00        16,000,000.00               0.7%             76.2%
       27           Refinance       No                   16,000,000.00        15,950,711.87               0.6%             76.9%
       28          Acquisition      No                   13,340,000.00        13,340,000.00               0.5%             77.4%
       29           Refinance       No                   13,000,000.00        13,000,000.00               0.5%             77.9%
       30           Refinance       No                   12,650,000.00        12,650,000.00               0.5%             78.5%
---------------------------------------------------------------------------------------------------------------------------------
      30A1                          Yes (UBS-C)
      30A2                          Yes (UBS-C)
       31           Refinance       No                   12,616,000.00        12,605,266.19               0.5%             79.0%
       32           Refinance       No                   12,500,000.00        12,488,917.50               0.5%             79.5%
       33           Refinance       No                   12,507,466.00        12,454,664.78               0.5%             80.0%
---------------------------------------------------------------------------------------------------------------------------------
      33A1                          Yes (LB-C)
      33A2                          Yes (LB-C)
      33A3                          Yes (LB-C)
       34          Acquisition      No                   11,440,000.00        11,440,000.00               0.5%             80.4%
       35           Refinance       No                   11,000,000.00        11,000,000.00               0.4%             80.9%
---------------------------------------------------------------------------------------------------------------------------------
       36           Refinance       No                   10,150,000.00        10,150,000.00               0.4%             81.3%
       37           Refinance       No                   10,000,000.00         9,978,918.17               0.4%             81.7%
       38           Refinance       No                    9,826,000.00         9,826,000.00               0.4%             82.1%
       39          Acquisition      No                    9,800,000.00         9,800,000.00               0.4%             82.5%
       40           Refinance       No                    9,500,000.00         9,484,091.23               0.4%             82.9%
---------------------------------------------------------------------------------------------------------------------------------
      40A1                          Yes (UBS-D)
      40A2                          Yes (UBS-D)
      40A3                          Yes (UBS-D)
      40A4                          Yes (UBS-D)
      40A5                          Yes (UBS-D)
---------------------------------------------------------------------------------------------------------------------------------
      40A6                          Yes (UBS-D)
       41           Refinance       No                    9,250,000.00         9,250,000.00               0.4%             83.3%
       42          Acquisition      No                    8,900,000.00         8,892,109.26               0.4%             83.6%
       43           Refinance       No                    8,835,000.00         8,827,186.68               0.4%             84.0%
       44          Acquisition      No                    8,800,000.00         8,800,000.00               0.4%             84.4%
---------------------------------------------------------------------------------------------------------------------------------
       45          Acquisition      No                    8,480,000.00         8,480,000.00               0.3%             84.7%
       46          Acquisition      No                    8,450,000.00         8,434,157.82               0.3%             85.0%
       47          Acquisition      No                    8,350,000.00         8,350,000.00               0.3%             85.4%
       48           Refinance       No                    8,200,000.00         8,191,967.45               0.3%             85.7%
       49          Acquisition      No                    8,000,000.00         8,000,000.00               0.3%             86.0%
---------------------------------------------------------------------------------------------------------------------------------
       50           Refinance       No                    7,950,000.00         7,950,000.00               0.3%             86.4%
       51           Refinance       No                    7,900,000.00         7,853,174.92               0.3%             86.7%
       52           Refinance       No                    7,200,000.00         7,200,000.00               0.3%             87.0%
       53           Refinance       No                    7,000,000.00         7,000,000.00               0.3%             87.3%
       54          Acquisition      No                    6,656,000.00         6,656,000.00               0.3%             87.5%
---------------------------------------------------------------------------------------------------------------------------------
       55           Refinance       No                    6,500,000.00         6,481,371.19               0.3%             87.8%
       56           Refinance       Yes (LB-E)            6,425,000.00         6,406,835.79               0.3%             88.1%
       57           Refinance       No                    6,265,000.00         6,265,000.00               0.3%             88.3%
       58          Acquisition      No                    6,100,000.00         6,100,000.00               0.2%             88.6%
       59           Refinance       No                    6,000,000.00         6,000,000.00               0.2%             88.8%
---------------------------------------------------------------------------------------------------------------------------------
       60           Refinance       No                    5,650,000.00         5,645,142.79               0.2%             89.0%
       61           Refinance       No                    5,500,000.00         5,500,000.00               0.2%             89.3%
       62          Acquisition      No                    5,440,000.00         5,435,395.63               0.2%             89.5%
       63          Acquisition      No                    5,426,200.00         5,426,200.00               0.2%             89.7%
       64          Acquisition      No                    5,400,000.00         5,400,000.00               0.2%             89.9%
---------------------------------------------------------------------------------------------------------------------------------
       65           Refinance       No                    5,400,000.00         5,395,039.74               0.2%             90.1%
       66           Refinance       Yes (LB-E)            5,200,000.00         5,185,299.02               0.2%             90.4%
       67           Refinance       No                    5,100,000.00         5,100,000.00               0.2%             90.6%
       68           Refinance       No                    5,100,000.00         5,100,000.00               0.2%             90.8%
       69          Acquisition      No                    5,072,000.00         5,072,000.00               0.2%             91.0%
---------------------------------------------------------------------------------------------------------------------------------
       70           Refinance       No                    5,000,000.00         5,000,000.00               0.2%             91.2%
       71           Refinance       No                    4,920,000.00         4,909,649.84               0.2%             91.4%
       72          Acquisition      No                    4,867,000.00         4,867,000.00               0.2%             91.6%
       73           Refinance       No                    4,800,000.00         4,779,195.33               0.2%             91.8%
       74          Acquisition      No                    4,752,500.00         4,752,500.00               0.2%             92.0%
---------------------------------------------------------------------------------------------------------------------------------
       75           Refinance       No                    4,700,000.00         4,639,617.80               0.2%             92.2%
       76           Refinance       No                    4,600,000.00         4,585,766.43               0.2%             92.3%
       77           Refinance       No                    4,400,000.00         4,391,812.80               0.2%             92.5%
       78           Refinance       No                    4,350,000.00         4,344,294.55               0.2%             92.7%
       79          Acquisition      No                    4,300,000.00         4,300,000.00               0.2%             92.9%
---------------------------------------------------------------------------------------------------------------------------------
       80           Refinance       No                    4,300,000.00         4,300,000.00               0.2%             93.0%
       81           Refinance       No                    4,300,000.00         4,300,000.00               0.2%             93.2%
      81A1                          Yes (UBS-A)
      81A2                          Yes (UBS-A)
      81A3                          Yes (UBS-A)
---------------------------------------------------------------------------------------------------------------------------------
      81A4                          Yes (UBS-A)
      81A5                          Yes (UBS-A)
      81A6                          Yes (UBS-A)
      81A7                          Yes (UBS-A)
      81A8                          Yes (UBS-A)
---------------------------------------------------------------------------------------------------------------------------------
      81A9                          Yes (UBS-A)
     81A10                          Yes (UBS-A)
     81A11                          Yes (UBS-A)
     81A12                          Yes (UBS-A)
       82           Refinance       No                    4,200,000.00         4,200,000.00               0.2%             93.4%
---------------------------------------------------------------------------------------------------------------------------------
       83          Acquisition      No                    4,200,000.00         4,200,000.00               0.2%             93.6%
       84           Refinance       No                    4,200,000.00         4,187,517.94               0.2%             93.7%
       85          Acquisition      No                    4,066,666.00         4,066,666.00               0.2%             93.9%
       86          Acquisition      No                    4,050,000.00         4,050,000.00               0.2%             94.1%
       87           Refinance       No                    4,000,000.00         4,000,000.00               0.2%             94.2%
---------------------------------------------------------------------------------------------------------------------------------
       88          Acquisition      No                    3,875,000.00         3,875,000.00               0.2%             94.4%
       89           Refinance       No                    3,650,000.00         3,642,644.32               0.1%             94.5%
       90           Refinance       No                    3,600,000.00         3,596,881.07               0.1%             94.7%
       91          Acquisition      No                    3,600,000.00         3,593,145.45               0.1%             94.8%
      91A1                          Yes (LB-D)
---------------------------------------------------------------------------------------------------------------------------------
      91A2                          Yes (LB-D)
      91A3                          Yes (LB-D)
       92          Acquisition      No                    3,600,000.00         3,588,984.13               0.1%             95.0%
       93           Refinance       No                    3,500,000.00         3,493,217.65               0.1%             95.1%
       94           Refinance       No                    3,500,000.00         3,493,128.08               0.1%             95.3%
---------------------------------------------------------------------------------------------------------------------------------
       95          Acquisition      No                    3,457,000.00         3,450,403.21               0.1%             95.4%
       96           Refinance       No                    3,460,000.00         3,450,220.15               0.1%             95.5%
       97           Refinance       No                    3,432,500.00         3,425,507.56               0.1%             95.7%
      97A1                          Yes (LB-H)
      97A2                          Yes (LB-H)
---------------------------------------------------------------------------------------------------------------------------------
      97A3                          Yes (LB-H)
       98           Refinance       No                    3,317,500.00         3,310,741.83               0.1%             95.8%
      98A1                          Yes (LB-F)
      98A2                          Yes (LB-F)
      98A3                          Yes (LB-F)
---------------------------------------------------------------------------------------------------------------------------------
      98A4                          Yes (LB-F)
       99          Acquisition      No                    3,300,000.00         3,300,000.00               0.1%             95.9%
      100          Acquisition      No                    3,260,000.00         3,250,463.91               0.1%             96.1%
      101          Acquisition      No                    3,200,000.00         3,200,000.00               0.1%             96.2%
      102           Refinance       No                    3,100,000.00         3,097,300.47               0.1%             96.3%
---------------------------------------------------------------------------------------------------------------------------------
      103           Refinance       No                    3,088,000.00         3,088,000.00               0.1%             96.5%
      104          Acquisition      No                    2,980,000.00         2,980,000.00               0.1%             96.6%
      105           Refinance       No                    2,800,000.00         2,797,434.46               0.1%             96.7%
     105A1                          Yes (UBS-D)
     105A2                          Yes (UBS-D)
---------------------------------------------------------------------------------------------------------------------------------
      106          Acquisition      No                    2,780,000.00         2,780,000.00               0.1%             96.8%
      107          Acquisition      No                    2,775,000.00         2,775,000.00               0.1%             96.9%
      108          Acquisition      No                    2,750,000.00         2,750,000.00               0.1%             97.0%
      109          Acquisition      No                    2,700,000.00         2,700,000.00               0.1%             97.1%
      110           Refinance       Yes (LB-E)            2,700,000.00         2,692,366.79               0.1%             97.3%
---------------------------------------------------------------------------------------------------------------------------------
      111          Acquisition      No                    2,700,000.00         2,691,774.94               0.1%             97.4%
      112           Refinance       No                    2,650,000.00         2,650,000.00               0.1%             97.5%
      113          Acquisition      No                    2,650,000.00         2,638,823.44               0.1%             97.6%
      114          Acquisition      No                    2,600,000.00         2,600,000.00               0.1%             97.7%
      115           Refinance       No                    2,600,000.00         2,594,611.62               0.1%             97.8%
---------------------------------------------------------------------------------------------------------------------------------
      116          Acquisition      No                    2,592,500.00         2,592,500.00               0.1%             97.9%
      117           Refinance       No                    2,600,000.00         2,592,203.00               0.1%             98.0%
      118           Refinance       No                    2,430,000.00         2,425,049.79               0.1%             98.1%
     118A1                          Yes (LB-G)
     118A2                          Yes (LB-G)
---------------------------------------------------------------------------------------------------------------------------------
      119           Refinance       No                    2,400,000.00         2,400,000.00               0.1%             98.2%
      120           Refinance       No                    2,400,000.00         2,397,290.35               0.1%             98.3%
      121           Refinance       No                    2,250,000.00         2,238,702.22               0.1%             98.4%
      122           Refinance       No                    2,230,000.00         2,228,161.41               0.1%             98.5%
      123          Acquisition      No                    2,150,000.00         2,144,157.60               0.1%             98.6%
---------------------------------------------------------------------------------------------------------------------------------
      124           Refinance       No                    2,050,000.00         2,045,769.65               0.1%             98.6%
      125           Refinance       No                    2,000,000.00         1,998,144.38               0.1%             98.7%
      126          Acquisition      No                    2,000,000.00         1,995,774.65               0.1%             98.8%
      127           Refinance       No                    2,000,000.00         1,991,883.46               0.1%             98.9%
      128           Refinance       No                    1,928,000.00         1,928,000.00               0.1%             99.0%
---------------------------------------------------------------------------------------------------------------------------------
      129          Acquisition      No                    1,900,000.00         1,896,358.35               0.1%             99.0%
      130           Refinance       No                    1,775,000.00         1,775,000.00               0.1%             99.1%
      131          Acquisition      No                    1,775,000.00         1,769,807.82               0.1%             99.2%
      132           Refinance       Yes (LB-E)            1,750,000.00         1,745,052.56               0.1%             99.3%
      133           Refinance       No                    1,700,000.00         1,698,546.09               0.1%             99.3%
---------------------------------------------------------------------------------------------------------------------------------
      134           Refinance       Yes (LB-E)            1,690,000.00         1,685,222.17               0.1%             99.4%
      135           Refinance       No                    1,600,000.00         1,598,463.08               0.1%             99.5%
      136           Refinance       No                    1,600,000.00         1,596,626.91               0.1%             99.5%
      137           Refinance       No                    1,550,000.00         1,546,766.96               0.1%             99.6%
      138           Refinance       No                    1,485,000.00         1,485,000.00               0.1%             99.7%
---------------------------------------------------------------------------------------------------------------------------------
      139           Refinance       Yes (LB-E)            1,375,000.00         1,371,112.72               0.1%             99.7%
      140           Refinance       No                    1,327,500.00         1,324,752.81               0.1%             99.8%
      141          Acquisition      No                    1,217,439.00         1,217,439.00               0.0%             99.8%
      142          Acquisition      No                    1,188,452.00         1,188,452.00               0.0%             99.9%
     142A1                          No
---------------------------------------------------------------------------------------------------------------------------------
     142A2                          No
      143          Acquisition      No                    1,172,025.00         1,172,025.00               0.0%             99.9%
      144           Refinance       No                    1,150,000.00         1,150,000.00               0.0%            100.0%
      145           Refinance       Yes (LB-E)            1,060,000.00         1,057,003.27               0.0%            100.0%
---------------------------------------------------------------------------------------------------------------------------------

                                ADMINISTRATIVE          INTEREST                                 ORIGINAL             REMAINING
    CONTROL    MORTGAGE              COST               ACCRUAL           AMORTIZATION         INTEREST-ONLY        INTEREST-ONLY
      NO.      RATE (%)            RATE (%)              BASIS                TYPE             PERIOD (MOS.)        PERIOD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

       1            5.3660                0.0204     Actual/360     Interest-Only                          120                  120
       2            5.7050                0.0204     Actual/360     Interest-Only                          120                  120
       3            5.7370                0.0204     30/360         Interest-Only, Balloon                  24                   23
       4            5.0350                0.0204     Actual/360     Balloon                                  0                    0
       5            5.5450                0.0204     Actual/360     Balloon                                  0                    0
------------------------------------------------------------------------------------------------------------------------------------
      5A1
      5A2
      5A3
      5A4
      5A5
------------------------------------------------------------------------------------------------------------------------------------
      5A6
      5A7
      5A8
      5A9
      5A10
------------------------------------------------------------------------------------------------------------------------------------
      5A11
      5A12
      5A13
      5A14
      5A15
------------------------------------------------------------------------------------------------------------------------------------
      5A16
      5A17
      5A18
      5A19
      5A20
------------------------------------------------------------------------------------------------------------------------------------
      5A21
      5A22
      5A23
      5A24
      5A25
------------------------------------------------------------------------------------------------------------------------------------
      5A26
      5A27
      5A28
      5A29
      5A30
------------------------------------------------------------------------------------------------------------------------------------
      5A31
      5A32
      5A33
      5A34
      5A35
------------------------------------------------------------------------------------------------------------------------------------
      5A36
      5A37
      5A38
      5A39
      5A40
------------------------------------------------------------------------------------------------------------------------------------
      5A41
      5A42
      5A43
      5A44
      5A45
------------------------------------------------------------------------------------------------------------------------------------
      5A46
      5A47
      5A48
      5A49
       6            5.7492                0.0204     Actual/360     Interest-Only, Balloon                  48                   47
------------------------------------------------------------------------------------------------------------------------------------
      6A1
      6A2
      6A3
      6A4
      6A5
------------------------------------------------------------------------------------------------------------------------------------
      6A6
      6A7
      6A8
       7            5.7047                0.0204     Actual/360     Interest-Only, Balloon                  60                   59
      7A1
------------------------------------------------------------------------------------------------------------------------------------
      7A2
      7A3
      7A4
      7A5
      7A6
------------------------------------------------------------------------------------------------------------------------------------
      7A7
      7A8
       8            5.4000                0.0204     30/360         Balloon                                  0                    0
       9            6.1150                0.0204     Actual/360     Interest-Only                           60                   59
       10           5.7500                0.0204     Actual/360     Interest-Only                           60                   60
------------------------------------------------------------------------------------------------------------------------------------
      10A1
      10A2
      10A3
      10A4
      10A5
------------------------------------------------------------------------------------------------------------------------------------
      10A6
      10A7
      10A8
      10A9
     10A10
------------------------------------------------------------------------------------------------------------------------------------
       11           5.5500                0.0204     Actual/360     Interest-Only                          120                  120
       12           5.6500                0.0204     Actual/360     Interest-Only, Balloon                  36                   36
       13           5.7600                0.0204     Actual/360     Interest-Only, Balloon                  60                   59
      13A1
      13A2
------------------------------------------------------------------------------------------------------------------------------------
      13A3
      13A4
       14           5.7300                0.0204     Actual/360     Interest-Only, Balloon                  60                   60
       15           5.4910                0.0204     Actual/360     Interest-Only                           84                   82
       16           5.4910                0.0204     Actual/360     Interest-Only                           84                   82
------------------------------------------------------------------------------------------------------------------------------------
       17           5.8400                0.0204     Actual/360     Interest-Only                          120                  120
       18           5.6050                0.0804     Actual/360     Interest-Only                           60                   60
       19           5.2000                0.0204     Actual/360     Interest-Only                           60                   56
       20           5.2900                0.0204     Actual/360     Interest-Only, Balloon                  36                   33
       21           5.5800                0.0204     Actual/360     Interest-Only, Balloon                  60                   57
------------------------------------------------------------------------------------------------------------------------------------
       22           5.7700                0.0604     Actual/360     Balloon                                  0                    0
       23           5.6880                0.0204     Actual/360     Balloon                                  0                    0
      23A1
      23A2
      23A3
------------------------------------------------------------------------------------------------------------------------------------
      23A4
      23A5
      23A6
      23A7
      23A8
------------------------------------------------------------------------------------------------------------------------------------
      23A9
     23A10
     23A11
     23A12
     23A13
------------------------------------------------------------------------------------------------------------------------------------
     23A14
     23A15
     23A16
     23A17
     23A18
------------------------------------------------------------------------------------------------------------------------------------
     23A19
     23A20
     23A21
     23A22
     23A23
------------------------------------------------------------------------------------------------------------------------------------
     23A24
     23A25
     23A26
       24           5.8400                0.0204     Actual/360     Interest-Only                          120                  120
       25           5.3300                0.0204     Actual/360     Interest-Only, Balloon                  36                   33
------------------------------------------------------------------------------------------------------------------------------------
       26           5.5500                0.0204     Actual/360     Interest-Only, Balloon                  12                    4
       27           5.3700                0.0204     Actual/360     Balloon                                  0                    0
       28           5.8400                0.0204     Actual/360     Interest-Only, Balloon                  60                   55
       29           5.6200                0.0204     Actual/360     Balloon                                  0                    0
       30           5.7500                0.0204     Actual/360     Interest-Only                          120                  119
------------------------------------------------------------------------------------------------------------------------------------
      30A1
      30A2
       31           5.9000                0.0204     Actual/360     Balloon                                  0                    0
       32           5.7400                0.0204     Actual/360     Balloon                                  0                    0
       33           5.6070                0.0204     Actual/360     Balloon                                  0                    0
------------------------------------------------------------------------------------------------------------------------------------
      33A1
      33A2
      33A3
       34           5.4100                0.0204     Actual/360     Interest-Only                          120                  119
       35           5.4500                0.0204     Actual/360     Interest-Only                          120                  118
------------------------------------------------------------------------------------------------------------------------------------
       36           5.8800                0.0204     Actual/360     Interest-Only, Balloon                  12                   12
       37           5.3500                0.0204     Actual/360     Balloon                                  0                    0
       38           5.7200                0.0204     Actual/360     Interest-Only, Balloon                  36                   35
       39           5.5300                0.0204     Actual/360     Interest-Only, Balloon                  24                   22
       40           6.3900                0.0204     Actual/360     Balloon                                  0                    0
------------------------------------------------------------------------------------------------------------------------------------
      40A1
      40A2
      40A3
      40A4
      40A5
------------------------------------------------------------------------------------------------------------------------------------
      40A6
       41           5.4400                0.1104     Actual/360     Interest-Only, Balloon                  12                    6
       42           5.7400                0.0204     Actual/360     Balloon                                  0                    0
       43           5.7500                0.0204     Actual/360     Balloon                                  0                    0
       44           5.7100                0.0204     Actual/360     Balloon                                  0                    0
------------------------------------------------------------------------------------------------------------------------------------
       45           5.5700                0.0204     Actual/360     Interest-Only, Balloon                  36                   34
       46           5.8900                0.0204     Actual/360     Balloon                                  0                    0
       47           5.3400                0.0804     Actual/360     Interest-Only, Balloon                  24                   21
       48           5.3400                0.0204     Actual/360     Balloon                                  0                    0
       49           5.6300                0.0204     Actual/360     Interest-Only                          120                  120
------------------------------------------------------------------------------------------------------------------------------------
       50           5.5800                0.0204     Actual/360     Interest-Only, Balloon                  60                   57
       51           5.5400                0.0204     Actual/360     Balloon                                  0                    0
       52           5.6700                0.0604     Actual/360     Interest-Only, Balloon                  36                   34
       53           6.0200                0.0204     Actual/360     Interest-Only, Balloon                  18                   18
       54           5.7600                0.0204     Actual/360     Interest-Only                          120                  120
------------------------------------------------------------------------------------------------------------------------------------
       55           5.7100                0.0904     Actual/360     Balloon                                  0                    0
       56           5.7900                0.1104     Actual/360     Balloon                                  0                    0
       57           5.5800                0.0204     Actual/360     Interest-Only, Balloon                  60                   57
       58           5.4800                0.0204     Actual/360     Interest-Only, Balloon                  30                   30
       59           5.6900                0.0204     Actual/360     Balloon                                  0                    0
------------------------------------------------------------------------------------------------------------------------------------
       60           5.8600                0.0204     Actual/360     Balloon                                  0                    0
       61           5.4600                0.0904     Actual/360     Interest-Only, Balloon                  24                   22
       62           5.9200                0.0604     Actual/360     Balloon                                  0                    0
       63           5.5000                0.0204     Actual/360     Interest-Only, Balloon                  36                   33
       64           5.4500                0.0204     Actual/360     Interest-Only                          120                  118
------------------------------------------------------------------------------------------------------------------------------------
       65           5.6000                0.0204     Actual/360     Balloon                                  0                    0
       66           5.7900                0.1104     Actual/360     Balloon                                  0                    0
       67           5.8600                0.0204     Actual/360     Interest-Only, Balloon                  12                   11
       68           5.8100                0.0204     Actual/360     Interest-Only                          120                  120
       69           5.4000                0.0204     Actual/360     Interest-Only                          120                  118
------------------------------------------------------------------------------------------------------------------------------------
       70           5.8300                0.0204     Actual/360     Balloon                                  0                    0
       71           5.3600                0.0804     Actual/360     Balloon                                  0                    0
       72           5.6200                0.0204     Actual/360     Interest-Only                          120                  119
       73           5.5700                0.0204     Actual/360     Balloon                                  0                    0
       74           6.2400                0.0204     Actual/360     Interest-Only, Balloon                  60                   59
------------------------------------------------------------------------------------------------------------------------------------
       75           6.1900                0.0204     Actual/360     Balloon                                  0                    0
       76           5.3500                0.0204     Actual/360     Balloon                                  0                    0
       77           5.9240                0.0204     Actual/360     Balloon                                  0                    0
       78           5.8600                0.0204     Actual/360     Balloon                                  0                    0
       79           5.6700                0.0204     Actual/360     Interest-Only, Balloon                  24                   23
------------------------------------------------------------------------------------------------------------------------------------
       80           5.8070                0.0204     Actual/360     Interest-Only, Balloon                  36                   34
       81           5.9900                0.0204     Actual/360     Balloon                                  0                    0
      81A1
      81A2
      81A3
------------------------------------------------------------------------------------------------------------------------------------
      81A4
      81A5
      81A6
      81A7
      81A8
------------------------------------------------------------------------------------------------------------------------------------
      81A9
     81A10
     81A11
     81A12
       82           5.3500                0.0204     Actual/360     Interest-Only, Balloon                  24                   23
------------------------------------------------------------------------------------------------------------------------------------
       83           6.0900                0.0204     Actual/360     Interest-Only                          120                  120
       84           5.5300                0.0804     Actual/360     Balloon                                  0                    0
       85           5.4500                0.0204     Actual/360     Interest-Only                          120                  118
       86           5.8200                0.0404     Actual/360     Interest-Only, Balloon                  24                   23
       87           5.1400                0.0204     Actual/360     Interest-Only, Balloon                  48                   43
------------------------------------------------------------------------------------------------------------------------------------
       88           5.7000                0.0204     Actual/360     Interest-Only, Balloon                  24                   22
       89           5.5600                0.0804     Actual/360     Balloon                                  0                    0
       90           5.8300                0.0204     Actual/360     Balloon                                  0                    0
       91           5.8200                0.0204     Actual/360     Balloon                                  0                    0
      91A1
------------------------------------------------------------------------------------------------------------------------------------
      91A2
      91A3
       92           5.4000                0.0204     Actual/360     Balloon                                  0                    0
       93           5.7400                0.0704     Actual/360     Balloon                                  0                    0
       94           5.6800                0.0804     Actual/360     Balloon                                  0                    0
------------------------------------------------------------------------------------------------------------------------------------
       95           5.8100                0.0204     Actual/360     Balloon                                  0                    0
       96           5.7500                0.1104     Actual/360     Balloon                                  0                    0
       97           5.5100                0.0204     Actual/360     Balloon                                  0                    0
      97A1
      97A2
------------------------------------------------------------------------------------------------------------------------------------
      97A3
       98           5.5100                0.0204     Actual/360     Balloon                                  0                    0
      98A1
      98A2
      98A3
------------------------------------------------------------------------------------------------------------------------------------
      98A4
       99           6.2800                0.0204     Actual/360     Interest-Only, Balloon                  24                   22
      100           5.6000                0.0204     Actual/360     Balloon                                  0                    0
      101           5.8750                0.0204     Actual/360     Interest-Only                          120                  118
      102           5.8100                0.0604     Actual/360     Balloon                                  0                    0
------------------------------------------------------------------------------------------------------------------------------------
      103           5.5500                0.0204     Actual/360     Interest-Only, Balloon                  36                   34
      104           5.3500                0.1104     Actual/360     Interest-Only, Balloon                  60                   53
      105           5.6100                0.0204     Actual/360     Balloon                                  0                    0
     105A1
     105A2
------------------------------------------------------------------------------------------------------------------------------------
      106           5.3300                0.0204     Actual/360     Interest-Only, Balloon                  24                   22
      107           5.8100                0.0204     Actual/360     Interest-Only, Balloon                  36                   36
      108           5.6700                0.0204     Actual/360     Interest-Only, Balloon                  36                   35
      109           6.2100                0.0204     Actual/360     Interest-Only, Balloon                  60                   60
      110           5.7900                0.1104     Actual/360     Balloon                                  0                    0
------------------------------------------------------------------------------------------------------------------------------------
      111           5.4200                0.0204     Actual/360     Balloon                                  0                    0
      112           5.7100                0.0204     Actual/360     Interest-Only, Balloon                  24                   24
      113           5.3700                0.0204     Actual/360     Balloon                                  0                    0
      114           5.8500                0.0204     Actual/360     Interest-Only, Balloon                  36                   36
      115           5.4300                0.0204     Actual/360     Balloon                                  0                    0
------------------------------------------------------------------------------------------------------------------------------------
      116           5.8100                0.0204     Actual/360     Interest-Only, Balloon                  24                   23
      117           5.4900                0.1104     Actual/360     Balloon                                  0                    0
      118           5.5100                0.0204     Actual/360     Balloon                                  0                    0
     118A1
     118A2
------------------------------------------------------------------------------------------------------------------------------------
      119           5.3500                0.0204     Actual/360     Interest-Only, Balloon                  24                   19
      120           6.6100                0.0204     Actual/360     Balloon                                  0                    0
      121           5.2730                0.0204     Actual/360     Balloon                                  0                    0
      122           6.0200                0.0204     Actual/360     Balloon                                  0                    0
      123           6.0200                0.0204     Actual/360     Balloon                                  0                    0
------------------------------------------------------------------------------------------------------------------------------------
      124           5.4500                0.0204     Actual/360     Balloon                                  0                    0
      125           5.5600                0.0604     Actual/360     Balloon                                  0                    0
      126           5.3400                0.0204     Actual/360     Balloon                                  0                    0
      127           5.5500                0.0604     Actual/360     Balloon                                  0                    0
      128           5.7500                0.0204     Actual/360     Interest-Only, Balloon                  24                   23
------------------------------------------------------------------------------------------------------------------------------------
      129           5.7900                0.0204     Actual/360     Balloon                                  0                    0
      130           6.1100                0.0204     Actual/360     Interest-Only, Balloon                  13                   11
      131           5.6000                0.0804     Actual/360     Balloon                                  0                    0
      132           5.7900                0.1104     Actual/360     Balloon                                  0                    0
      133           5.8800                0.0204     Actual/360     Balloon                                  0                    0
------------------------------------------------------------------------------------------------------------------------------------
      134           5.7900                0.1104     Actual/360     Balloon                                  0                    0
      135           5.4200                0.0204     Actual/360     Balloon                                  0                    0
      136           5.3500                0.0204     Actual/360     Balloon                                  0                    0
      137           5.4000                0.0204     Actual/360     Balloon                                  0                    0
      138           6.0500                0.0204     Actual/360     Balloon                                  0                    0
------------------------------------------------------------------------------------------------------------------------------------
      139           5.7900                0.1104     Actual/360     Balloon                                  0                    0
      140           5.7500                0.0204     Actual/360     Balloon                                  0                    0
      141           5.8600                0.0204     Actual/360     Balloon                                  0                    0
      142           5.8600                0.0204     Actual/360     Balloon                                  0                    0
     142A1
------------------------------------------------------------------------------------------------------------------------------------
     142A2
      143           5.8600                0.0204     Actual/360     Balloon                                  0                    0
      144           5.3400                0.0204     Actual/360     Interest-Only, Balloon                  60                   57
      145           5.7900                0.1104     Actual/360     Balloon                                  0                    0
------------------------------------------------------------------------------------------------------------------------------------

                   ORIGINAL             REMAINING            ORIGINAL          REMAINING                            MATURITY OR
 CONTROL            TERM TO              TERM TO           AMORTIZATION       AMORTIZATION      ORIGINATION         ANTICIPATED
   NO.          MATURITY (MOS.)      MATURITY (MOS.)       TERM (MOS.)        TERM (MOS.)          DATE            REPAYMENT DATE
------------------------------------------------------------------------------------------------------------------------------------

    1                        120                  120                  0                  0       12/16/2005              1/11/2016
    2                        120                  120                  0                  0       12/12/2005              1/11/2016
    3                        120                  119                336                336       11/16/2005              12/5/2015
    4                         60                   57                360                357        9/13/2005             10/11/2010
    5                        111                  111                360                360       12/29/2005              4/11/2015
------------------------------------------------------------------------------------------------------------------------------------
   5A1
   5A2
   5A3
   5A4
   5A5
------------------------------------------------------------------------------------------------------------------------------------
   5A6
   5A7
   5A8
   5A9
  5A10
------------------------------------------------------------------------------------------------------------------------------------
  5A11
  5A12
  5A13
  5A14
  5A15
------------------------------------------------------------------------------------------------------------------------------------
  5A16
  5A17
  5A18
  5A19
  5A20
------------------------------------------------------------------------------------------------------------------------------------
  5A21
  5A22
  5A23
  5A24
  5A25
------------------------------------------------------------------------------------------------------------------------------------
  5A26
  5A27
  5A28
  5A29
  5A30
------------------------------------------------------------------------------------------------------------------------------------
  5A31
  5A32
  5A33
  5A34
  5A35
------------------------------------------------------------------------------------------------------------------------------------
  5A36
  5A37
  5A38
  5A39
  5A40
------------------------------------------------------------------------------------------------------------------------------------
  5A41
  5A42
  5A43
  5A44
  5A45
------------------------------------------------------------------------------------------------------------------------------------
  5A46
  5A47
  5A48
  5A49
    6                        108                  107                300                300       11/14/2005             12/11/2014
------------------------------------------------------------------------------------------------------------------------------------
   6A1
   6A2
   6A3
   6A4
   6A5
------------------------------------------------------------------------------------------------------------------------------------
   6A6
   6A7
   6A8
    7                        120                  119                300                300       11/14/2005             12/11/2015
   7A1
------------------------------------------------------------------------------------------------------------------------------------
   7A2
   7A3
   7A4
   7A5
   7A6
------------------------------------------------------------------------------------------------------------------------------------
   7A7
   7A8
    8                        142                  141                360                359       12/23/2005              10/1/2017
    9                         60                   59                  0                  0        12/9/2005             12/11/2010
   10                         60                   60                  0                  0                               1/11/2011
------------------------------------------------------------------------------------------------------------------------------------
  10A1
  10A2
  10A3
  10A4
  10A5
------------------------------------------------------------------------------------------------------------------------------------
  10A6
  10A7
  10A8
  10A9
  10A10
------------------------------------------------------------------------------------------------------------------------------------
   11                        120                  120                  0                  0         1/4/2006              1/11/2016
   12                        120                  120                360                360       12/15/2005              1/11/2016
   13                        120                  119                360                360        12/2/2005             12/11/2015
  13A1
  13A2
------------------------------------------------------------------------------------------------------------------------------------
  13A3
  13A4
   14                        120                  120                360                360       12/21/2005              1/11/2016
   15                         84                   82                  0                  0       10/28/2005             11/11/2012
   16                         84                   82                  0                  0       10/28/2005             11/11/2012
------------------------------------------------------------------------------------------------------------------------------------
   17                        120                  120                  0                  0       12/22/2005              1/11/2016
   18                         60                   60                  0                  0       12/19/2005              1/11/2011
   19                         60                   56                  0                  0        8/31/2005              9/11/2010
   20                        120                  117                360                360       10/11/2005             10/11/2015
   21                        120                  117                360                360        9/29/2005             10/11/2015
------------------------------------------------------------------------------------------------------------------------------------
   22                        120                  120                360                360       12/22/2005              1/11/2016
   23                        120                  117                300                297        10/6/2005             10/11/2015
  23A1
  23A2
  23A3
------------------------------------------------------------------------------------------------------------------------------------
  23A4
  23A5
  23A6
  23A7
  23A8
------------------------------------------------------------------------------------------------------------------------------------
  23A9
  23A10
  23A11
  23A12
  23A13
------------------------------------------------------------------------------------------------------------------------------------
  23A14
  23A15
  23A16
  23A17
  23A18
------------------------------------------------------------------------------------------------------------------------------------
  23A19
  23A20
  23A21
  23A22
  23A23
------------------------------------------------------------------------------------------------------------------------------------
  23A24
  23A25
  23A26
   24                        120                  120                  0                  0       12/22/2005              1/11/2016
   25                        120                  117                360                360        9/21/2005             10/11/2015
------------------------------------------------------------------------------------------------------------------------------------
   26                        120                  112                360                360         5/5/2005              5/11/2015
   27                        120                  117                360                357        9/16/2005             10/11/2015
   28                        180                  175                360                360        8/11/2005              8/11/2020
   29                        120                  120                360                360         1/3/2006              1/11/2016
   30                        120                  119                  0                  0        12/8/2005             12/11/2015
------------------------------------------------------------------------------------------------------------------------------------
  30A1
  30A2
   31                        120                  119                360                359       11/30/2005             12/11/2015
   32                        120                  119                360                359       11/18/2005             12/11/2015
   33                        120                  117                300                297        10/6/2005             10/11/2015
------------------------------------------------------------------------------------------------------------------------------------
  33A1
  33A2
  33A3
   34                        120                  119                  0                  0       11/14/2005             12/11/2015
   35                        120                  118                  0                  0       10/12/2005             11/11/2015
------------------------------------------------------------------------------------------------------------------------------------
   36                        120                  120                360                360       12/20/2005              1/11/2016
   37                        120                  118                360                358        11/3/2005             11/11/2015
   38                         84                   83                360                360       11/30/2005             12/11/2012
   39                        120                  118                360                360       10/17/2005             11/11/2015
   40                        120                  118                360                358       10/28/2005             11/11/2015
------------------------------------------------------------------------------------------------------------------------------------
  40A1
  40A2
  40A3
  40A4
  40A5
------------------------------------------------------------------------------------------------------------------------------------
  40A6
   41                        120                  114                360                360        6/13/2005              7/11/2015
   42                        120                  119                360                359        12/9/2005             12/11/2015
   43                        120                  119                360                359       11/18/2005             12/11/2015
   44                        120                  120                360                360       12/23/2005              1/11/2016
------------------------------------------------------------------------------------------------------------------------------------
   45                        120                  118                324                324       10/12/2005             11/11/2015
   46                        120                  118                360                358       11/10/2005             11/11/2015
   47                        120                  117                360                360        10/3/2005             10/11/2015
   48                        120                  119                360                359       11/23/2005             12/11/2015
   49                        120                  120                  0                  0       12/22/2005              1/11/2016
------------------------------------------------------------------------------------------------------------------------------------
   50                        120                  117                360                360        9/29/2005             10/11/2015
   51                         84                   80                300                296        8/17/2005              9/11/2012
   52                        120                  118                360                360        11/9/2005             11/11/2015
   53                         60                   60                300                300       12/22/2005              1/11/2011
   54                        120                  120                  0                  0       12/23/2005              1/11/2016
------------------------------------------------------------------------------------------------------------------------------------
   55                        120                  118                300                298       10/13/2005             11/11/2015
   56                        120                  118                300                298        11/3/2005             11/11/2015
   57                        120                  117                360                360        9/29/2005             10/11/2015
   58                        114                  114                360                360         1/5/2005              7/11/2015
   59                        120                  120                360                360       12/16/2005              1/11/2016
------------------------------------------------------------------------------------------------------------------------------------
   60                        120                  119                360                359       11/21/2005             12/11/2015
   61                        120                  118                360                360       11/10/2005             11/11/2015
   62                        120                  119                360                359       11/23/2005             12/11/2015
   63                        120                  117                360                360        9/16/2005             10/11/2015
   64                        120                  118                  0                  0       10/31/2005             11/11/2015
------------------------------------------------------------------------------------------------------------------------------------
   65                        120                  119                360                359       11/16/2005             12/11/2015
   66                        120                  118                300                298        11/3/2005             11/11/2015
   67                        120                  119                360                360       11/21/2005             12/11/2015
   68                        120                  120                  0                  0       12/30/2005              1/11/2016
   69                        120                  118                  0                  0       10/31/2005             11/11/2015
------------------------------------------------------------------------------------------------------------------------------------
   70                        120                  120                360                360       12/29/2005              1/11/2016
   71                        120                  118                360                358       10/18/2005             11/11/2015
   72                        120                  119                  0                  0       11/30/2005             12/11/2015
   73                        120                  117                300                297        9/23/2005             10/11/2015
   74                        180                  179                360                360       11/15/2005             12/11/2020
------------------------------------------------------------------------------------------------------------------------------------
   75                        120                  106                360                346       10/20/2004             11/11/2014
   76                        120                  117                360                357        9/30/2005             10/11/2015
   77                         72                   70                360                358       11/10/2005             11/11/2011
   78                        120                  119                300                299       11/21/2005             12/11/2015
   79                        120                  119                360                360       11/23/2005             12/11/2015
------------------------------------------------------------------------------------------------------------------------------------
   80                        120                  118                360                360       10/31/2005             11/11/2015
   81                        120                  120                360                360       12/12/2005              1/11/2016
  81A1
  81A2
  81A3
------------------------------------------------------------------------------------------------------------------------------------
  81A4
  81A5
  81A6
  81A7
  81A8
------------------------------------------------------------------------------------------------------------------------------------
  81A9
  81A10
  81A11
  81A12
   82                        120                  119                360                360       11/23/2005             12/11/2015
------------------------------------------------------------------------------------------------------------------------------------
   83                        120                  120                  0                  0       12/22/2005              1/11/2016
   84                        120                  117                360                357        9/14/2005             10/11/2015
   85                        120                  118                  0                  0        11/7/2005             11/11/2015
   86                        120                  119                360                360       11/15/2005             12/11/2015
   87                        120                  115                360                360        7/29/2005              8/11/2015
------------------------------------------------------------------------------------------------------------------------------------
   88                        120                  118                360                360       10/28/2005             11/11/2015
   89                        120                  118                360                358        11/3/2005             11/11/2015
   90                        120                  119                360                359       11/29/2005             12/11/2015
   91                        120                  118                360                358       10/21/2005             11/11/2015
  91A1
------------------------------------------------------------------------------------------------------------------------------------
  91A2
  91A3
   92                        120                  117                360                357        10/3/2005             10/11/2015
   93                        120                  118                360                358       10/31/2005             11/11/2015
   94                        120                  118                360                358       10/25/2005             11/11/2015
------------------------------------------------------------------------------------------------------------------------------------
   95                        120                  118                360                358       10/31/2005             11/11/2015
   96                        120                  117                360                357        10/4/2005             10/11/2015
   97                        120                  118                360                358        11/3/2005             11/11/2015
  97A1
  97A2
------------------------------------------------------------------------------------------------------------------------------------
  97A3
   98                        120                  118                360                358        11/3/2005             11/11/2015
  98A1
  98A2
  98A3
------------------------------------------------------------------------------------------------------------------------------------
  98A4
   99                        120                  118                360                360        11/1/2005             11/11/2015
   100                       120                  117                360                357        10/7/2005             10/11/2015
   101                       120                  118                  0                  0       10/24/2005             11/11/2015
   102                       120                  119                360                359        12/9/2005             12/11/2015
------------------------------------------------------------------------------------------------------------------------------------
   103                       120                  118                360                360       10/14/2005             11/11/2015
   104                       120                  113                360                360         6/9/2005              6/11/2015
   105                       120                  119                360                359       11/23/2005             12/11/2015
  105A1
  105A2
------------------------------------------------------------------------------------------------------------------------------------
   106                       120                  118                360                360       10/24/2005             11/11/2015
   107                       120                  120                360                360         1/3/2006              1/11/2016
   108                       120                  119                360                360        12/2/2005             12/11/2015
   109                       180                  180                360                360       12/20/2005              1/11/2021
   110                       120                  118                300                298        11/3/2005             11/11/2015
------------------------------------------------------------------------------------------------------------------------------------
   111                       120                  117                360                357        10/3/2005             10/11/2015
   112                       120                  120                360                360       12/12/2005              1/11/2016
   113                       120                  116                360                356        8/31/2005              9/11/2015
   114                       120                  120                360                360       12/15/2005              1/11/2016
   115                       120                  118                360                358       10/26/2005             11/11/2015
------------------------------------------------------------------------------------------------------------------------------------
   116                       120                  119                360                360       11/21/2005             12/11/2015
   117                       120                  117                360                357        9/13/2005             10/11/2015
   118                       120                  118                360                358        11/3/2005             11/11/2015
  118A1
  118A2
------------------------------------------------------------------------------------------------------------------------------------
   119                       120                  115                360                360        7/29/2005              8/11/2015
   120                       120                  119                300                299       11/18/2005             12/11/2015
   121                       120                  115                360                355        7/22/2005              8/11/2015
   122                       120                  119                360                359       11/16/2005             12/11/2015
   123                       120                  118                300                298       10/26/2005             11/11/2015
------------------------------------------------------------------------------------------------------------------------------------
   124                       120                  118                360                358       10/19/2005             11/11/2015
   125                       120                  119                360                359       11/18/2005             12/11/2015
   126                       120                  118                360                358       10/28/2005             11/11/2015
   127                       120                  116                360                356         9/8/2005              9/11/2015
   128                       120                  119                360                360       11/16/2005             12/11/2015
------------------------------------------------------------------------------------------------------------------------------------
   129                       120                  118                360                358        11/9/2005             11/11/2015
   130                       120                  118                300                300        11/8/2005             11/11/2015
   131                       120                  117                360                357        10/6/2005             10/11/2015
   132                       120                  118                300                298        11/3/2005             11/11/2015
   133                       120                  119                360                359       11/30/2005             12/11/2015
------------------------------------------------------------------------------------------------------------------------------------
   134                       120                  118                300                298        11/3/2005             11/11/2015
   135                       120                  119                360                359       11/15/2005             12/11/2015
   136                       120                  118                360                358       10/12/2005             11/11/2015
   137                       120                  118                360                358       10/17/2005             11/11/2015
   138                       120                  120                300                300       12/22/2005              1/11/2016
------------------------------------------------------------------------------------------------------------------------------------
   139                       120                  118                300                298        11/3/2005             11/11/2015
   140                       120                  119                240                239        12/8/2005             12/11/2015
   141                       120                  120                300                300       12/27/2005              1/11/2016
   142                       120                  120                300                300       12/27/2005              1/11/2016
  142A1
------------------------------------------------------------------------------------------------------------------------------------
  142A2
   143                       120                  120                300                300       12/27/2005              1/11/2016
   144                       120                  117                360                360        9/30/2005             10/11/2015
   145                       120                  118                300                298        11/3/2005             11/11/2015
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                    EFFECTIVE
                                                                                                 MONTHLY             GROSS
 CONTROL         BALLOON               PROPERTY                      PREPAYMENT                   DEBT               INCOME
   NO.         BALANCE ($)               TYPE                      PROVISIONS (36)             SERVICE ($)            ($)
------------------------------------------------------------------------------------------------------------------------------------

    1           420,783,734             Office                    L(25),D(89),O(6)             1,907,737.99       100,397,128.00
    2           145,894,000             Office                    L(25),D(91),O(4)               703,237.79        46,649,722.67
    3           108,431,955             Retail                    L(26),D(91),O(3)               760,478.36        22,015,220.76
    4           112,572,147             Retail                    L(28),D(26),O(6)               657,534.50        15,003,400.00
    5           102,228,170             Hotel                     L(25),D(83),O(3)               684,738.69        10,551,732.00
------------------------------------------------------------------------------------------------------------------------------------
   5A1                                  Hotel
   5A2                                  Hotel
   5A3                                  Hotel
   5A4                                  Hotel
   5A5                                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
   5A6                                  Hotel
   5A7                                  Hotel
   5A8                                  Hotel
   5A9                                  Hotel
  5A10                                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
  5A11                                  Hotel
  5A12                                  Hotel
  5A13                                  Hotel
  5A14                                  Hotel
  5A15                                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
  5A16                                  Hotel
  5A17                                  Hotel
  5A18                                  Hotel
  5A19                                  Hotel
  5A20                                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
  5A21                                  Hotel
  5A22                                  Hotel
  5A23                                  Hotel
  5A24                                  Hotel
  5A25                                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
  5A26                                  Hotel
  5A27                                  Hotel
  5A28                                  Hotel
  5A29                                  Hotel
  5A30                                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
  5A31                                  Hotel
  5A32                                  Hotel
  5A33                                  Hotel
  5A34                                  Hotel
  5A35                                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
  5A36                                  Hotel
  5A37                                  Hotel
  5A38                                  Hotel
  5A39                                  Hotel
  5A40                                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
  5A41                                  Hotel
  5A42                                  Hotel
  5A43                                  Hotel
  5A44                                  Hotel
  5A45                                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
  5A46                                  Hotel
  5A47                                  Hotel
  5A48                                  Hotel
  5A49                                  Hotel
    6            99,877,833             Hotel                     L(26),D(80),O(2)               697,619.10        35,614,674.18
------------------------------------------------------------------------------------------------------------------------------------
   6A1                                  Hotel
   6A2                                  Hotel
   6A3                                  Hotel
   6A4                                  Hotel
   6A5                                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
   6A6                                  Hotel
   6A7                                  Hotel
   6A8                                  Hotel
    7            90,518,697             Hotel                     L(26),D(92),O(2)               629,979.72        35,135,100.49
   7A1                                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
   7A2                                  Hotel
   7A3                                  Hotel
   7A4                                  Hotel
   7A5                                  Hotel
   7A6                                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
   7A7                                  Hotel
   7A8                                  Hotel
    8            79,525,945             Office                   L(57),YM1%(82),O(3)             555,284.30        49,348,650.00
    9            84,500,000             Hotel                    L(13),YM1%(44),O(3)             436,578.44        43,008,451.00
   10            71,000,000             Office                    L(25),D(31),O(4)               344,933.45        10,946,513.00
------------------------------------------------------------------------------------------------------------------------------------
  10A1                                  Office
  10A2                                  Office
  10A3                                  Office
  10A4                                  Office
  10A5                                  Office
------------------------------------------------------------------------------------------------------------------------------------
  10A6                                  Office
  10A7                                  Office
  10A8                                  Office
  10A9                                  Office
  10A10                                 Office
------------------------------------------------------------------------------------------------------------------------------------
   11            55,850,000      Industrial/Warehouse        YM(25),D(92) or YM(92),O(3)         261,893.84         3,984,761.19
   12            44,860,711             Retail                       L(25),D(95)                 288,617.89         8,129,912.00
   13            45,687,919             Office                    L(26),D(91),O(3)               286,262.05         8,685,036.86
  13A1                                  Office
  13A2                                  Office
------------------------------------------------------------------------------------------------------------------------------------
  13A3                                  Office
  13A4                                  Office
   14            41,939,340             Office                    L(25),D(92),O(3)               262,036.00         9,020,538.00
   15            42,000,000             Hotel                L(27),D(55) or YM(55),O(2)          194,854.24         9,032,899.00
   16            30,000,000             Hotel                L(27),D(55) or YM(55),O(2)          139,181.60         6,035,617.00
------------------------------------------------------------------------------------------------------------------------------------
   17            24,800,000             Retail                      YM(119),O(1)                 122,369.63         4,503,791.93
   18            23,960,022             Office                       L(48),D(12)                 113,467.62         6,845,956.00
   19            23,040,000          Multifamily                  L(48),D(11),O(1)               101,226.67         2,863,310.00
   20            17,812,784             Retail                       L(48),D(72)                 110,936.76         3,192,341.00
   21            18,136,632          Multifamily                  L(28),D(89),O(3)               111,699.60         3,456,587.00
------------------------------------------------------------------------------------------------------------------------------------
   22            15,578,683             Office                    L(25),D(92),O(3)               108,196.14         2,922,705.00
   23            13,964,801          Self-Storage                 L(28),D(86),O(6)               113,732.35         4,114,856.00
  23A1                               Self-Storage
  23A2                               Self-Storage
  23A3                               Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
  23A4                               Self-Storage
  23A5                               Self-Storage
  23A6                               Self-Storage
  23A7                               Self-Storage
  23A8                               Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
  23A9                               Self-Storage
  23A10                              Self-Storage
  23A11                              Self-Storage
  23A12                              Self-Storage
  23A13                              Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
  23A14                              Self-Storage
  23A15                              Self-Storage
  23A16                              Self-Storage
  23A17                              Self-Storage
  23A18                              Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
  23A19                              Self-Storage
  23A20                              Self-Storage
  23A21                              Self-Storage
  23A22                              Self-Storage
  23A23                              Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
  23A24                              Self-Storage
  23A25                              Self-Storage
  23A26                              Self-Storage
   24            17,200,000             Retail                      YM(119),O(1)                  84,869.26         1,300,908.94
   25            14,797,052             Retail                    L(28),D(90),O(2)                92,490.07         1,912,390.00
------------------------------------------------------------------------------------------------------------------------------------
   26            13,719,891             Retail                    L(33),D(84),O(3)                91,348.81         2,234,098.00
   27            13,310,246          Multifamily                  L(48),D(71),O(1)                89,545.53         2,545,816.00
   28            11,261,181             Retail                  L(25),YM1%(143),O(12)             78,612.99         1,564,799.00
   29            10,897,463             Retail                    L(25),D(92),O(3)                74,794.30         1,719,636.46
   30            11,793,319             Retail                    L(26),D(91),O(3)                73,720.84         1,345,655.87
------------------------------------------------------------------------------------------------------------------------------------
  30A1                                  Retail
  30A2                                  Retail
   31            10,666,341             Retail                    L(26),D(93),O(1)                74,830.10         1,594,906.05
   32            10,517,688             Retail                    L(48),D(66),O(6)                72,867.22         1,579,735.00
   33             9,592,605          Self-Storage                 L(28),D(86),O(6)                77,277.72         2,639,704.00
------------------------------------------------------------------------------------------------------------------------------------
  33A1                               Self-Storage
  33A2                               Self-Storage
  33A3                               Self-Storage
   34            10,614,379             Retail                    L(26),D(92),O(2)                64,224.26         1,130,085.80
   35            10,211,707             Retail                    L(27),D(90),O(3)                62,031.74           914,330.35
------------------------------------------------------------------------------------------------------------------------------------
   36             8,778,861          Multifamily                  L(25),D(92),O(3)                60,073.52         1,075,690.00
   37             8,312,923             Office                   L(24),YM1%(93),O(3)              55,841.37         1,262,273.00
   38             9,306,618        Mobile Home Park               L(26),D(54),O(4)                57,154.74         1,027,399.80
   39             8,590,728             Office                    L(27),D(90),O(3)                55,827.92         1,121,946.56
   40             8,145,988          Multifamily                  L(27),D(87),O(6)                59,360.87         1,693,343.42
------------------------------------------------------------------------------------------------------------------------------------
  40A1                               Multifamily
  40A2                               Multifamily
  40A3                               Multifamily
  40A4                               Multifamily
  40A5                               Multifamily
------------------------------------------------------------------------------------------------------------------------------------
  40A6                               Multifamily
   41             7,907,738             Retail                    L(48),D(71),O(1)                52,172.80         1,392,856.00
   42             7,488,594             Office                    L(26),D(92),O(2)                51,881.46           793,081.77
   43             7,436,149          Multifamily                  L(26),D(93),O(1)                51,558.66         1,615,124.20
   44             7,396,983             Office                    L(25),D(92),O(3)                51,131.02         1,758,020.96
------------------------------------------------------------------------------------------------------------------------------------
   45             7,376,386             Retail                       L(48),D(72)                  50,660.46         1,274,535.00
   46             7,141,446             Hotel                     L(27),D(91),O(2)                50,065.98         2,971,821.00
   47             7,286,640             Retail                       L(48),D(72)                  46,575.57           899,842.00
   48             6,814,916             Office                   L(24),YM1%(93),O(3)              45,738.88         1,175,382.00
   49             8,000,000             Retail                    L(25),D(93),O(2)                38,054.63           577,149.96
------------------------------------------------------------------------------------------------------------------------------------
   50             7,394,165          Multifamily                  L(28),D(89),O(3)                45,539.07         1,482,532.00
   51             6,699,160             Hotel                        L(48),D(36)                  48,701.81         2,017,814.00
   52             6,462,647             Retail                    L(27),D(90),O(3)                41,652.05           952,976.00
   53             6,555,862             Hotel                        L(48),D(12)                  45,186.72         2,393,103.00
   54             6,656,000             Retail                    L(25),D(93),O(2)                32,392.53           480,150.00
------------------------------------------------------------------------------------------------------------------------------------
   55             4,982,865             Hotel                      L(48),YM1%(72)                 40,734.95         1,890,172.00
   56             4,938,923             Office                    L(48),D(69),O(3)                40,575.54         1,653,852.00
   57             5,826,974          Multifamily                  L(28),D(89),O(3)                35,887.08         1,557,597.00
   58             5,454,843          Multifamily                     L(25),D(89)                  34,558.62         1,039,558.00
   59             5,040,340             Retail                       L(25),D(95)                  34,786.01           790,218.00
------------------------------------------------------------------------------------------------------------------------------------
   60             4,771,167          Multifamily                     L(48),D(72)                  33,367.74         1,069,479.00
   61             4,813,247             Retail                       L(27),D(93)                  31,090.50           855,853.00
   62             4,602,042             Office                    L(26),D(92),O(2)                32,336.28         1,041,919.00
   63             4,853,962             Retail                    L(28),D(90),O(2)                30,809.37           755,069.00
   64             5,400,000             Retail                    L(27),D(90),O(3)                24,865.63           371,726.31
------------------------------------------------------------------------------------------------------------------------------------
   65             4,524,309             Retail                        YM1%(120)                   31,000.26           561,701.00
   66             3,997,262             Retail                    L(48),D(69),O(3)                32,839.34           817,263.00
   67             4,409,127          Multifamily                     L(48),D(72)                  30,119.55         1,027,080.00
   68             4,402,914          Multifamily                  L(25),D(92),O(3)                29,808.53           786,682.00
   69             5,072,000             Retail                    L(27),D(90),O(3)                23,141.00           350,386.35
------------------------------------------------------------------------------------------------------------------------------------
   70             4,218,045             Retail                    L(25),D(94),O(1)                29,433.24           517,965.26
   71             4,091,246             Retail                    L(27),D(87),O(6)                27,504.59           714,864.00
   72             4,867,000             Retail                    L(26),D(91),O(3)                23,110.36           341,656.23
   73             3,662,270             Hotel                        L(28),D(92)                  29,677.19         1,945,307.00
   74             4,059,089             Retail                  L(25),YM1%(143),O(12)             29,231.06           655,731.00
------------------------------------------------------------------------------------------------------------------------------------
   75             4,007,040          Self-Storage                 L(48),D(71),O(1)                28,755.55           869,997.00
   76             3,824,288          Multifamily                     L(48),D(72)                  25,687.03           622,728.00
   77             4,042,615          Self-Storage                 L(48),D(21),O(3)                26,165.62           731,130.00
   78             3,352,181          Multifamily                     L(48),D(72)                  27,656.03           904,952.00
   79             3,782,126             Retail                   L(26),YM1%(91),O(3)              24,875.53           597,655.70
------------------------------------------------------------------------------------------------------------------------------------
   80             3,870,214             Office                    L(27),D(91),O(2)                25,249.55           739,944.79
   81             3,644,780          Multifamily                  L(25),D(92),O(3)                25,753.03           619,590.00
  81A1                               Multifamily
  81A2                               Multifamily
  81A3                               Multifamily
------------------------------------------------------------------------------------------------------------------------------------
  81A4                               Multifamily
  81A5                               Multifamily
  81A6                               Multifamily
  81A7                               Multifamily
  81A8                               Multifamily
------------------------------------------------------------------------------------------------------------------------------------
  81A9                               Multifamily
  81A10                              Multifamily
  81A11                              Multifamily
  81A12                              Multifamily
   82             3,665,978             Retail                       L(48),D(72)                  23,453.38           396,987.00
------------------------------------------------------------------------------------------------------------------------------------
   83             3,933,374           Mixed-Use                   L(25),D(92),O(3)                25,391.37           690,085.02
   84             3,511,409             Retail                    L(48),D(71),O(1)                23,926.25           699,726.00
   85             4,066,666             Retail                    L(27),D(90),O(3)                18,725.96           298,006.23
   86             3,574,712      Industrial/Warehouse                L(48),D(72)                  23,815.10           379,817.00
   87             3,625,902          Multifamily                  L(30),D(87),O(3)                21,816.41         1,570,098.00
------------------------------------------------------------------------------------------------------------------------------------
   88             3,410,522          Multifamily                  L(27),D(90),O(3)                22,490.52           630,524.10
   89             3,054,115             Retail                       L(48),D(72)                  20,861.91           630,297.00
   90             3,037,310          Self-Storage                 L(48),D(71),O(1)                21,191.93           494,146.00
   91             3,036,159          Multifamily                     L(48),D(72)                  21,168.98           639,006.00
  91A1                               Multifamily
------------------------------------------------------------------------------------------------------------------------------------
  91A2                               Multifamily
  91A3                               Multifamily
   92             2,997,626             Retail                       L(48),D(72)                  20,215.11           345,498.00
   93             2,944,725          Self-Storage                    L(48),D(72)                  20,402.82           582,700.00
   94             2,939,375             Retail                    L(27),D(90),O(3)                20,269.68           433,166.00
------------------------------------------------------------------------------------------------------------------------------------
   95             2,914,683             Retail                    L(27),D(90),O(3)                20,306.07           423,223.66
   96             2,912,247             Retail                       L(48),D(72)                  20,191.62           470,704.00
   97             2,867,694          Self-Storage                    L(48),D(72)                  19,510.90           607,977.00
  97A1                               Self-Storage
  97A2                               Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
  97A3                               Self-Storage
   98             2,771,617          Self-Storage                    L(48),D(72)                  18,857.22           519,238.00
  98A1                               Self-Storage
  98A2                               Self-Storage
  98A3                               Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
  98A4                               Self-Storage
   99             2,942,860          Multifamily                  L(27),D(91),O(2)                20,383.10           836,272.80
   100            2,731,404             Office                    L(28),D(89),O(3)                18,714.98         1,048,425.23
   101            2,988,295      Industrial/Warehouse             L(27),D(90),O(3)                18,904.20           386,979.68
   102            2,613,908          Self-Storage                    L(48),D(72)                  18,209.00           560,513.00
------------------------------------------------------------------------------------------------------------------------------------
   103            2,765,019          Multifamily                  L(27),D(90),O(3)                17,630.32           578,240.95
   104            2,762,610          Multifamily                  L(32),D(86),O(2)                16,640.73           513,979.00
   105            2,346,657            Various                    L(26),D(91),O(3)                16,091.87           392,520.51
  105A1                                 Office
  105A2                                 Retail
------------------------------------------------------------------------------------------------------------------------------------
   106            2,425,225          Multifamily                     L(48),D(72)                  15,489.30           461,762.00
   107            2,497,747          Self-Storage                L(25),YM1%(94),O(1)              16,300.07           465,244.00
   108            2,468,482          Multifamily                  L(26),D(91),0(3)                15,908.77           466,683.60
   109            2,303,801             Retail                  L(25),YM1%(143),O(12)             16,554.19           420,196.00
   110            2,075,501             Retail                    L(48),D(69),O(3)                17,051.20           376,166.00
------------------------------------------------------------------------------------------------------------------------------------
   111            2,249,627             Retail                       L(48),D(72)                  15,195.06           358,635.00
   112            2,332,866             Retail                       L(48),D(72)                  15,397.41           357,671.00
   113            2,204,357          Self-Storage                 L(48),D(71),O(1)                14,830.98           421,442.00
   114            2,342,081          Self-Storage                L(25),YM1%(94),O(1)              15,338.46           391,363.00
   115            2,166,785          Self-Storage                    L(48),D(72)                  14,648.53           427,868.00
------------------------------------------------------------------------------------------------------------------------------------
   116            2,287,727             Retail                       L(48),D(72)                  15,228.09           361,955.00
   117            2,171,037             Office                    L(28),D(89),O(3)                14,746.21           399,101.00
   118            2,030,152          Self-Storage                    L(48),D(72)                  13,812.52           431,830.00
  118A1                              Self-Storage
  118A2                              Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
   119            2,094,904             Retail                    L(48),D(71),O(1)                13,401.93           286,726.00
   120            1,895,955             Hotel                        L(48),D(72)                  16,370.32           792,861.00
   121            1,865,818             Retail                       L(48),D(72)                  12,465.76           279,761.00
   122            1,892,076             Office                       L(48),D(72)                  13,398.66           317,028.00
   123            1,665,662        Mobile Home Park               L(27),D(90),O(3)                13,878.78           378,024.00
------------------------------------------------------------------------------------------------------------------------------------
   124            1,709,492             Retail                    L(27),D(91),O(2)                11,575.45           266,292.00
   125            1,673,611             Retail                    L(48),D(71),O(1)                11,431.18           240,964.00
   126            1,662,062      Industrial/Warehouse            L(24),YM1%(93),O(3)              11,155.82           290,819.00
   127            1,673,011             Office                   L(48),YM1%(66),O(6)              11,418.60           282,629.00
   128            1,698,978          Multifamily                     L(48),D(72)                  11,251.28           346,966.00
------------------------------------------------------------------------------------------------------------------------------------
   129            1,600,976             Retail                    L(27),D(90),O(3)                11,136.21           253,348.24
   130            1,435,226             Retail                    L(27),D(90),O(3)                11,556.00           262,332.54
   131            1,487,192             Retail                    L(36),D(81),O(3)                10,189.90           250,262.00
   132            1,345,233             Retail                    L(48),D(69),O(3)                11,051.70           333,686.00
   133            1,436,428        Mobile Home Park               L(26),D(91),O(3)                10,061.58           298,902.60
------------------------------------------------------------------------------------------------------------------------------------
   134            1,299,109             Retail                    L(48),D(69),O(3)                10,672.79           326,477.00
   135            1,333,083      Industrial/Warehouse                L(48),D(72)                   9,004.48           207,615.00
   136            1,330,068             Retail                    L(48),D(69),O(3)                 8,934.62           204,751.00
   137            1,290,523             Retail                       L(48),D(72)                   8,703.75           278,315.00
   138            1,151,591          Multifamily                  L(25),D(92),O(3)                 9,613.32           265,916.45
------------------------------------------------------------------------------------------------------------------------------------
   139            1,056,968             Retail                    L(48),D(69),O(3)                 8,683.48           251,558.00
   140              861,816             Retail                       L(48),D(72)                   9,320.16           203,139.00
   141              938,062             Retail                    L(25),D(92),O(3)                 7,740.12           115,959.71
   142              915,727             Retail                    L(25),D(92),O(3)                 7,555.83           116,707.50
  142A1                                 Retail
------------------------------------------------------------------------------------------------------------------------------------
  142A2                                 Retail
   143              903,070             Retail                    L(25),D(92),O(3)                 7,451.39           115,425.00
   144            1,065,936        Mobile Home Park               L(28),D(89),O(3)                 6,414.60           257,843.44
   145              814,827             Retail                    L(48),D(69),O(3)                 6,694.17           194,244.00
------------------------------------------------------------------------------------------------------------------------------------

                          TOTAL            U/W NET           U/W NET        U/W                                           CUT-OFF
      CONTROL            EXPENSES         OPERATING           CASH          NCF          APPRAISED          APPRAISAL      DATE
        NO.                ($)            INCOME ($)        FLOW ($)      DSCR (X)       VALUE ($)            DATE        LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

         1              47,522,084.00      52,875,044         50,734,249       2.22     1,100,000,000         12/1/2005        38.3
         2              24,447,276.73      22,202,446         20,253,257       1.20       430,000,000         12/1/2005        67.9
         3               6,282,591.84      15,732,629         15,100,523       1.65       285,000,000        10/21/2005        44.6
         4               4,851,742.00      10,151,658          9,789,962       1.24       163,000,000         8/29/2005        74.6
         5                          -      10,551,732         10,551,732       1.28       223,900,000         12/1/2005        53.6
------------------------------------------------------------------------------------------------------------------------------------
        5A1                                                                                 8,600,000         12/1/2005
        5A2                                                                                 8,200,000         12/1/2005
        5A3                                                                                 8,500,000         12/1/2005
        5A4                                                                                 7,700,000         12/1/2005
        5A5                                                                                 6,800,000         12/1/2005
------------------------------------------------------------------------------------------------------------------------------------
        5A6                                                                                 6,700,000         12/1/2005
        5A7                                                                                 6,600,000         12/1/2005
        5A8                                                                                 6,000,000         12/1/2005
        5A9                                                                                 5,900,000         12/1/2005
       5A10                                                                                 5,700,000         12/1/2005
------------------------------------------------------------------------------------------------------------------------------------
       5A11                                                                                 5,500,000         12/1/2005
       5A12                                                                                 5,100,000         12/1/2005
       5A13                                                                                 5,000,000         12/1/2005
       5A14                                                                                 5,300,000         12/1/2005
       5A15                                                                                 4,600,000         12/1/2005
------------------------------------------------------------------------------------------------------------------------------------
       5A16                                                                                 4,800,000         12/1/2005
       5A17                                                                                 4,100,000         12/1/2005
       5A18                                                                                 4,200,000         12/1/2005
       5A19                                                                                 4,600,000         12/1/2005
       5A20                                                                                 4,200,000         12/1/2005
------------------------------------------------------------------------------------------------------------------------------------
       5A21                                                                                 4,200,000         12/1/2005
       5A22                                                                                 4,700,000         12/1/2005
       5A23                                                                                 4,700,000         12/1/2005
       5A24                                                                                 4,400,000         12/1/2005
       5A25                                                                                 4,500,000         12/1/2005
------------------------------------------------------------------------------------------------------------------------------------
       5A26                                                                                 4,600,000         12/1/2005
       5A27                                                                                 4,300,000         12/1/2005
       5A28                                                                                 3,700,000         12/1/2005
       5A29                                                                                 4,200,000         12/1/2005
       5A30                                                                                 3,900,000         12/1/2005
------------------------------------------------------------------------------------------------------------------------------------
       5A31                                                                                 3,600,000         12/1/2005
       5A32                                                                                 3,400,000         12/1/2005
       5A33                                                                                 3,600,000         12/1/2005
       5A34                                                                                 3,500,000         12/1/2005
       5A35                                                                                 4,000,000         12/1/2005
------------------------------------------------------------------------------------------------------------------------------------
       5A36                                                                                 3,800,000         12/1/2005
       5A37                                                                                 3,400,000         12/1/2005
       5A38                                                                                 3,600,000         12/1/2005
       5A39                                                                                 3,200,000         12/1/2005
       5A40                                                                                 3,100,000         12/1/2005
------------------------------------------------------------------------------------------------------------------------------------
       5A41                                                                                 3,100,000         12/1/2005
       5A42                                                                                 3,000,000         12/1/2005
       5A43                                                                                 3,400,000         12/1/2005
       5A44                                                                                 3,300,000         12/1/2005
       5A45                                                                                 3,200,000         12/1/2005
------------------------------------------------------------------------------------------------------------------------------------
       5A46                                                                                 3,000,000         12/1/2005
       5A47                                                                                 3,000,000         12/1/2005
       5A48                                                                                 2,900,000         12/1/2005
       5A49                                                                                 2,500,000         12/1/2005
         6              22,825,588.56      12,789,086         11,364,499       1.36       147,100,000           Various        75.4
------------------------------------------------------------------------------------------------------------------------------------
        6A1                                                                                34,000,000          9/1/2005
        6A2                                                                                34,000,000          9/1/2005
        6A3                                                                                19,000,000         8/29/2005
        6A4                                                                                19,100,000         8/30/2005
        6A5                                                                                12,000,000          9/2/2005
------------------------------------------------------------------------------------------------------------------------------------
        6A6                                                                                11,000,000         8/30/2005
        6A7                                                                                10,000,000         8/30/2005
        6A8                                                                                 8,000,000         8/28/2005
         7              23,475,394.42      11,659,706         10,254,302       1.36       134,470,000           Various        74.8
        7A1                                                                                40,800,000         8/24/2005
------------------------------------------------------------------------------------------------------------------------------------
        7A2                                                                                18,500,000         8/31/2005
        7A3                                                                                15,500,000         8/29/2005
        7A4                                                                                14,570,000         8/30/2005
        7A5                                                                                15,500,000         8/29/2005
        7A6                                                                                11,400,000         8/29/2005
------------------------------------------------------------------------------------------------------------------------------------
        7A7                                                                                 9,000,000         8/30/2005
        7A8                                                                                 9,200,000         8/30/2005
         8              22,160,000.00      27,188,650         25,177,949       3.78       471,000,000         6/15/2005        21.2
         9              32,204,287.00      10,804,164          9,083,826       1.73       144,000,000         11/1/2005        58.7
        10               4,913,434.00       6,031,079          5,108,374       1.23        93,100,000           Various        76.3
------------------------------------------------------------------------------------------------------------------------------------
       10A1                                                                                18,550,000        10/13/2005
       10A2                                                                                14,950,000        10/13/2005
       10A3                                                                                11,100,000         9/30/2005
       10A4                                                                                10,100,000        10/13/2005
       10A5                                                                                 8,100,000        10/10/2005
------------------------------------------------------------------------------------------------------------------------------------
       10A6                                                                                 7,950,000        10/13/2005
       10A7                                                                                 6,400,000        10/10/2005
       10A8                                                                                 5,800,000        10/13/2005
       10A9                                                                                 5,150,000        10/10/2005
       10A10                                                                                5,000,000         9/30/2005
------------------------------------------------------------------------------------------------------------------------------------
        11                 171,943.00       3,812,818          3,763,818       1.20        67,000,000        11/11/2005        83.4
        12               2,551,699.00       5,578,212          4,797,456       1.39        70,000,000         11/9/2005        71.4
        13               4,033,396.95       4,651,640          4,116,331       1.20        63,000,000         10/7/2005        77.8
       13A1                                                                                26,000,000         10/7/2005
       13A2                                                                                18,100,000         10/7/2005
------------------------------------------------------------------------------------------------------------------------------------
       13A3                                                                                12,000,000         10/7/2005
       13A4                                                                                 6,900,000         10/7/2005
        14               4,373,024.00       4,647,514          3,865,084       1.23        69,900,000         12/6/2005        64.4
        15               4,713,939.00       4,318,960          4,045,199       1.73        64,500,000         11/1/2005        65.1
        16               3,039,305.00       2,996,312          2,822,646       1.69        46,100,000         11/1/2005        65.1
------------------------------------------------------------------------------------------------------------------------------------
        17               2,453,139.11       2,050,653          1,932,276       1.32        31,650,000          9/6/2005        78.4
        18               2,890,706.00       3,955,250          3,854,190       2.83        62,000,000         12/6/2005        38.6
        19               1,215,612.00       1,647,698          1,569,734       1.29        28,800,000         6/30/2005        80.0
        20               1,346,490.00       1,845,851          1,795,471       1.35        26,500,000         8/11/2005        75.5
        21               1,669,689.00       1,786,898          1,665,349       1.24        26,600,000         7/27/2005        73.3
------------------------------------------------------------------------------------------------------------------------------------
        22               1,075,972.00       1,846,733          1,712,190       1.32        24,875,000        10/18/2005        74.4
        23               1,338,088.00       2,776,768          2,756,020       2.02        37,625,000           Various        48.2
       23A1                                                                                 6,100,000          6/1/2005
       23A2                                                                                 2,720,000         5/16/2005
       23A3                                                                                 2,540,000         5/15/2005
------------------------------------------------------------------------------------------------------------------------------------
       23A4                                                                                 2,500,000         5/16/2005
       23A5                                                                                 2,300,000         5/17/2005
       23A6                                                                                 1,950,000         5/14/2005
       23A7                                                                                 1,840,000         5/15/2005
       23A8                                                                                 1,740,000         5/14/2005
------------------------------------------------------------------------------------------------------------------------------------
       23A9                                                                                 1,650,000         5/13/2005
       23A10                                                                                1,610,000         5/14/2005
       23A11                                                                                1,475,000         5/15/2005
       23A12                                                                                1,300,000         5/15/2005
       23A13                                                                                1,200,000         5/16/2005
------------------------------------------------------------------------------------------------------------------------------------
       23A14                                                                                1,150,000         5/14/2005
       23A15                                                                                  830,000         5/14/2005
       23A16                                                                                  820,000         5/14/2005
       23A17                                                                                  800,000         5/14/2005
       23A18                                                                                  770,000         5/13/2005
------------------------------------------------------------------------------------------------------------------------------------
       23A19                                                                                  760,000         5/15/2005
       23A20                                                                                  740,000         5/15/2005
       23A21                                                                                  620,000         5/24/2005
       23A22                                                                                  600,000         5/16/2005
       23A23                                                                                  550,000         5/15/2005
------------------------------------------------------------------------------------------------------------------------------------
       23A24                                                                                  380,000         5/24/2005
       23A25                                                                                  360,000         5/16/2005
       23A26                                                                                  320,000         5/15/2005
        24                  39,027.27       1,261,882          1,234,424       1.21        22,500,000          9/6/2005        76.4
        25                 521,374.00       1,391,016          1,351,407       1.22        24,700,000         8/19/2005        67.2
------------------------------------------------------------------------------------------------------------------------------------
        26                 721,546.00       1,512,552          1,399,496       1.28        20,400,000          3/8/2005        78.4
        27               1,013,313.00       1,532,503          1,470,103       1.37        22,400,000          9/1/2005        71.2
        28                 339,136.00       1,225,663          1,174,445       1.24        16,675,000          6/4/2005        80.0
        29                 475,924.97       1,243,711          1,183,910       1.32        18,400,000         9/16/2005        70.7
        30                 448,763.41         896,892            881,390       1.20        16,800,000           Various        75.3
------------------------------------------------------------------------------------------------------------------------------------
       30A1                                                                                14,000,000          8/8/2005
       30A2                                                                                 2,800,000          8/9/2005
        31                 469,958.24       1,124,948          1,073,425       1.20        18,300,000         8/23/2005        68.9
        32                 435,073.00       1,144,662          1,049,627       1.20        16,900,000        10/15/2005        73.9
        33                 819,629.00       1,820,075          1,802,725       1.94        22,730,000           Various        54.8
------------------------------------------------------------------------------------------------------------------------------------
       33A1                                                                                 9,500,000         5/19/2005
       33A2                                                                                 7,920,000          6/4/2005
       33A3                                                                                 5,310,000         5/14/2005
        34                 348,546.57         781,539            753,462       1.20        14,300,000          9/1/2005        80.0
        35                 139,882.91         774,447            738,069       1.21        13,850,000          9/1/2005        79.4
------------------------------------------------------------------------------------------------------------------------------------
        36                 305,969.00         769,722            746,472       1.04        15,300,000         10/7/2005        66.3
        37                 362,801.00         899,472            823,580       1.23        12,500,000         8/24/2005        79.8
        38                 193,302.11         834,098            822,948       1.20        13,600,000          1/1/2009        72.3
        39                 242,416.86         879,530            801,908       1.20        12,500,000         10/4/2005        78.4
        40                 737,355.79         955,988            874,388       1.23        13,895,000          8/1/2005        68.3
------------------------------------------------------------------------------------------------------------------------------------
       40A1                                                                                 2,980,000          8/1/2005
       40A2                                                                                 2,825,000          8/1/2005
       40A3                                                                                 2,150,000          8/1/2005
       40A4                                                                                 2,150,000          8/1/2005
       40A5                                                                                 2,100,000          8/1/2005
------------------------------------------------------------------------------------------------------------------------------------
       40A6                                                                                 1,690,000          8/1/2005
        41                 529,321.00         863,535            812,319       1.30        14,500,000         1/31/2006        63.8
        42                  31,723.27         761,358            684,327       1.10        11,475,000         11/1/2005        77.5
        43                 793,339.59         821,785            741,779       1.20        13,000,000          9/1/2005        67.9
        44                 612,653.84       1,145,367          1,014,580       1.65        11,300,000          9/6/2005        77.9
------------------------------------------------------------------------------------------------------------------------------------
        45                 387,618.00         886,917            784,561       1.29        10,600,000          8/5/2005        80.0
        46               2,001,575.40         970,246            851,373       1.42        12,500,000         9/22/2005        67.5
        47                 216,375.00         683,467            674,682       1.21        10,600,000         8/30/2005        78.8
        48                 429,516.00         745,866            675,328       1.23        14,100,000         10/5/2005        58.1
        49                  11,543.00         565,607            563,656       1.23        10,000,000         11/1/2005        80.0
------------------------------------------------------------------------------------------------------------------------------------
        50                 781,876.00         700,656            655,704       1.20        10,300,000         7/27/2005        77.2
        51               1,035,699.00         982,114            901,401       1.54        10,600,000         5/26/2005        74.1
        52                 294,253.00         658,723            597,672       1.20         9,500,000         8/29/2005        75.8
        53               1,460,002.00         933,101            837,377       1.54         9,900,000        10/13/2005        70.7
        54                   9,603.00         470,547            468,374       1.20         8,320,000         9/25/2005        80.0
------------------------------------------------------------------------------------------------------------------------------------
        55               1,098,927.00         791,245            715,638       1.46         8,700,000         7/27/2005        74.5
        56                 825,851.00         828,001            592,092       1.22        11,000,000          7/5/2005        58.2
        57                 953,188.00         604,409            516,699       1.20         8,000,000         8/23/2005        78.3
        58                 450,617.00         588,941            551,879       1.33         8,240,000         11/3/2005        74.0
        59                 171,256.00         618,962            579,195       1.39         7,900,000        10/27/2005        75.9
------------------------------------------------------------------------------------------------------------------------------------
        60                 537,737.00         531,742            485,242       1.21         7,250,000          9/9/2005        77.9
        61                 358,127.00         497,726            451,427       1.21         9,000,000          9/9/2005        61.1
        62                 508,607.00         533,312            470,970       1.21         7,000,000         9/29/2005        77.6
        63                 215,523.00         539,546            496,408       1.34         6,850,000         8/16/2005        79.2
        64                   7,434.53         364,292            362,069       1.21         6,100,000         8/11/2005        88.5
------------------------------------------------------------------------------------------------------------------------------------
        65                  22,468.00         539,233            521,094       1.40         8,500,000         7/29/2005        63.5
        66                 254,035.00         563,228            495,196       1.26         6,500,000          7/7/2005        79.8
        67                 549,860.00         477,220            435,221       1.20         7,200,000          9/9/2005        70.8
        68                 396,506.28         390,176            366,176       1.22         6,500,000         11/1/2005        78.5
        69                   7,007.73         343,379            341,156       1.23         5,670,000         8/20/2005        89.5
------------------------------------------------------------------------------------------------------------------------------------
        70                  10,359.31         507,606            443,889       1.26         7,900,000        10/20/2005        63.3
        71                 222,028.00         492,836            435,369       1.32         6,150,000         8/22/2005        79.8
        72                   6,833.12         334,823            332,776       1.20         5,600,000        10/17/2005        86.9
        73               1,321,304.00         624,003            546,191       1.53         6,400,000          8/1/2005        74.7
        74                 206,938.00         448,793            425,418       1.21         6,260,000         9/15/2005        75.9
------------------------------------------------------------------------------------------------------------------------------------
        75                 331,165.00         538,832            528,015       1.53         8,250,000        10/28/2005        56.2
        76                 209,357.00         413,371            391,788       1.27         5,900,000          9/5/2005        77.7
        77                 341,404.00         389,726            384,737       1.23         5,520,000         8/18/2005        79.6
        78                 465,853.00         439,099            398,099       1.20         6,400,000         7/18/2005        67.9
        79                 170,345.67         427,310            386,324       1.29         5,350,000          9/7/2005        80.4
------------------------------------------------------------------------------------------------------------------------------------
        80                 302,220.50         437,724            392,763       1.30         5,500,000         9/21/2005        78.2
        81                 235,212.28         384,378            371,478       1.20         5,600,000        11/15/2005        76.8
       81A1                                                                                   824,288        11/15/2005
       81A2                                                                                   762,464        11/15/2005
       81A3                                                                                   551,242        11/15/2005
------------------------------------------------------------------------------------------------------------------------------------
       81A4                                                                                   504,876        11/15/2005
       81A5                                                                                   432,751        11/15/2005
       81A6                                                                                   422,447        11/15/2005
       81A7                                                                                   412,144        11/15/2005
       81A8                                                                                   401,840        11/15/2005
------------------------------------------------------------------------------------------------------------------------------------
       81A9                                                                                   370,929        11/15/2005
       81A10                                                                                  340,018        11/15/2005
       81A11                                                                                  298,804        11/15/2005
       81A12                                                                                  278,197        11/15/2005
        82                  51,096.00         345,891            340,053       1.21         5,270,000         9/22/2005        79.7
------------------------------------------------------------------------------------------------------------------------------------
        83                 347,841.40         342,244            310,170       1.20         6,450,000         9/30/2005        65.1
        84                 239,356.00         460,370            414,699       1.44         7,450,000          8/4/2005        56.2
        85                   5,960.12         292,046            289,823       1.29         5,085,000         9/19/2005        80.0
        86                   9,495.00         370,322            344,077       1.20         5,300,000          9/1/2005        76.4
        87               1,154,945.00         415,153            359,371       1.37         5,450,000          6/7/2005        73.4
------------------------------------------------------------------------------------------------------------------------------------
        88                 278,732.49         351,792            323,042       1.20         5,100,000          9/1/2005        76.0
        89                 229,437.00         400,860            367,130       1.47         4,900,000         2/24/2005        74.3
        90                 161,150.00         332,996            324,973       1.28         4,520,000         9/27/2005        79.6
        91                 258,442.00         380,564            343,130       1.35         5,125,000          9/2/2005        70.1
       91A1                                                                                 2,550,000          9/2/2005
------------------------------------------------------------------------------------------------------------------------------------
       91A2                                                                                 1,400,000          9/2/2005
       91A3                                                                                 1,175,000          9/2/2005
        92                  50,290.00         295,208            290,637       1.20         4,900,000          9/2/2005        73.2
        93                 259,419.00         323,281            315,006       1.29         4,500,000         8/15/2005        77.6
        94                 113,022.00         320,144            305,706       1.26         6,210,000         8/18/2005        56.3
------------------------------------------------------------------------------------------------------------------------------------
        95                 119,869.52         303,354            297,683       1.22         4,800,000         9/19/2005        71.9
        96                 126,786.00         343,918            317,023       1.31         4,830,000         8/22/2005        71.4
        97                 302,378.00         305,599            281,181       1.20         4,475,000           Various        76.5
       97A1                                                                                 1,925,000         8/30/2005
       97A2                                                                                 1,400,000         8/29/2005
------------------------------------------------------------------------------------------------------------------------------------
       97A3                                                                                 1,150,000         8/29/2005
        98                 226,264.00         292,974            279,643       1.24         4,400,000           Various        75.2
       98A1                                                                                 2,175,000         8/30/2005
       98A2                                                                                   900,000         8/30/2005
       98A3                                                                                   750,000         8/29/2005
------------------------------------------------------------------------------------------------------------------------------------
       98A4                                                                                   575,000         8/29/2005
        99                 452,544.16         383,729            350,689       1.43         4,430,000         9/21/2005        74.5
        100                653,529.75         394,895            280,860       1.25         4,500,000          8/7/2005        72.2
        101                117,983.44         268,996            233,212       1.22         4,125,000         8/22/2005        77.6
        102                285,515.00         274,998            267,870       1.23         3,980,000        10/11/2005        77.8
------------------------------------------------------------------------------------------------------------------------------------
        103                290,803.28         287,438            267,438       1.26         3,860,000          9/2/2005        80.0
        104                238,028.00         275,951            258,320       1.29         3,750,000          8/1/2005        79.5
        105                109,625.90         282,895            256,195       1.33         3,520,000         9/23/2005        79.5
       105A1                                                                                2,800,000         9/23/2005
       105A2                                                                                  720,000         9/23/2005
------------------------------------------------------------------------------------------------------------------------------------
        106                211,929.00         249,833            232,049       1.25         3,480,000          9/2/2005        79.9
        107                177,180.20         288,064            274,428       1.40         3,710,000         11/4/2005        74.8
        108                194,538.13         272,145            252,645       1.32         3,450,000        10/25/2005        79.7
        109                125,796.00         294,400            242,332       1.22         3,775,000         8/22/2005        71.5
        110                 88,787.00         287,379            251,203       1.23         3,500,000          7/7/2005        76.9
------------------------------------------------------------------------------------------------------------------------------------
        111                125,514.00         233,121            218,394       1.20         3,775,000         8/10/2005        71.3
        112                 78,754.00         278,917            249,938       1.35         3,500,000         9/14/2005        75.7
        113                173,169.00         248,273            238,827       1.34         3,820,000         7/19/2005        69.1
        114                158,006.80         233,356            225,481       1.23         3,300,000        10/21/2005        78.8
        115                202,173.00         225,695            220,806       1.26         3,480,000         8/16/2005        74.6
------------------------------------------------------------------------------------------------------------------------------------
        116                 94,914.00         267,041            232,257       1.27         3,400,000         9/21/2005        76.3
        117                126,739.00         272,362            247,983       1.40         4,040,000         7/11/2005        64.2
        118                213,845.00         217,985            205,158       1.24         3,025,000           Various        80.2
       118A1                                                                                1,850,000         8/29/2005
       118A2                                                                                1,175,000         8/29/2005
------------------------------------------------------------------------------------------------------------------------------------
        119                 54,677.00         232,049            218,154       1.36         3,000,000          4/4/2005        80.0
        120                483,729.00         309,132            277,418       1.41         3,600,000         8/12/2005        66.6
        121                 70,256.00         209,505            187,695       1.25         2,875,000         3/23/2005        77.9
        122                103,149.00         213,879            193,637       1.20         2,850,000         7/12/2005        78.2
        123                149,700.20         228,324            223,974       1.34         2,725,000         7/15/2005        78.7
------------------------------------------------------------------------------------------------------------------------------------
        124                 77,413.00         188,879            183,362       1.32         2,900,000         9/22/2005        70.5
        125                 54,347.00         186,617            180,364       1.31         2,550,000        10/10/2005        78.4
        126                119,142.00         171,677            164,702       1.23         2,700,000         8/29/2005        73.9
        127                106,934.00         175,695            167,100       1.22         2,750,000          5/3/2005        72.4
        128                155,904.00         191,062            178,918       1.33         2,410,000         8/19/2005        80.0
------------------------------------------------------------------------------------------------------------------------------------
        129                 71,786.39         181,562            172,238       1.29         2,450,000         8/26/2005        77.4
        130                 72,921.30         189,411            175,224       1.26         2,350,000         6/30/2005        75.5
        131                 85,617.00         164,645            158,763       1.30         2,535,000         10/1/2005        69.8
        132                111,053.00         222,633            159,696       1.20         2,600,000         7/20/2005        67.1
        133                131,664.83         167,238            163,738       1.36         2,125,000         4/20/2005        79.9
------------------------------------------------------------------------------------------------------------------------------------
        134                122,387.00         204,090            152,119       1.19         2,500,000         7/20/2005        67.4
        135                 31,978.00         175,637            162,674       1.51         2,700,000         7/12/2005        59.2
        136                 65,339.00         139,412            132,620       1.24         2,000,000         8/15/2005        79.8
        137                 69,499.00         208,816            185,646       1.78         2,900,000          9/2/2005        53.3
        138                119,910.66         146,006            138,986       1.20         2,300,000         5/18/2005        64.6
------------------------------------------------------------------------------------------------------------------------------------
        139                 90,054.00         161,504            126,798       1.22         2,500,000         7/14/2005        54.8
        140                 55,214.00         147,925            137,327       1.23         2,100,000         10/4/2005        63.1
        141                  4,058.59         111,901            106,372       1.15         1,560,000         12/1/2005        78.0
        142                  4,084.76         112,623            104,514       1.15         1,540,000         12/1/2005        77.2
       142A1                                                                                  990,000         12/1/2005
------------------------------------------------------------------------------------------------------------------------------------
       142A2                                                                                  550,000         12/1/2005
        143                  4,039.88         111,385            105,929       1.18         1,560,000         12/1/2005        75.1
        144                134,680.08         123,163            118,713       1.54         1,630,000         7/26/2005        70.6
        145                 66,431.00         127,813            102,704       1.28         1,600,000          7/7/2005        66.1
------------------------------------------------------------------------------------------------------------------------------------

                SCHEDULED        HOSPITALITY
 CONTROL        MATURITY/          AVERAGE                                             YEAR
   NO.           LTV (%)        DAILY RATE ($)                                         BUILT
-----------------------------------------------------------------------------------------------------------------------------------

    1                 38.3                   0.0                                                                        1963, 1970
    2                 67.9                   0.0                                                                              1968
    3                 38.0                   0.0                                                                   2002, 2004-2005
    4                 69.1                   0.0                                                                              1982
    5                 45.7                  99.8                                                                           Various
-----------------------------------------------------------------------------------------------------------------------------------
   5A1                                      94.4                                                                              1989
   5A2                                      96.9                                                                              1990
   5A3                                     123.4                                                                              1987
   5A4                                     109.2                                                                              1988
   5A5                                     104.6                                                                              1987
-----------------------------------------------------------------------------------------------------------------------------------
   5A6                                     103.5                                                                              1987
   5A7                                     100.2                                                                              1987
   5A8                                     131.0                                                                              1988
   5A9                                     115.6                                                                              1988
  5A10                                      86.4                                                                              1988
-----------------------------------------------------------------------------------------------------------------------------------
  5A11                                     103.6                                                                              1989
  5A12                                     120.2                                                                              1988
  5A13                                     104.3                                                                              1988
  5A14                                     112.0                                                                              1989
  5A15                                     124.4                                                                              1989
-----------------------------------------------------------------------------------------------------------------------------------
  5A16                                      85.9                                                                              1986
  5A17                                      93.3                                                                              1988
  5A18                                      94.1                                                                              1988
  5A19                                     108.8                                                                              1988
  5A20                                     117.2                                                                              1988
-----------------------------------------------------------------------------------------------------------------------------------
  5A21                                      96.7                                                                              1988
  5A22                                     105.0                                                                              1989
  5A23                                      97.6                                                                              1988
  5A24                                      91.6                                                                              1987
  5A25                                      96.9                                                                              1988
-----------------------------------------------------------------------------------------------------------------------------------
  5A26                                     100.6                                                                              1988
  5A27                                      83.1                                                                              1988
  5A28                                      94.5                                                                              1988
  5A29                                      80.7                                                                              1987
  5A30                                     103.8                                                                              1990
-----------------------------------------------------------------------------------------------------------------------------------
  5A31                                     109.3                                                                              1988
  5A32                                      93.8                                                                              1987
  5A33                                      88.0                                                                              1988
  5A34                                      95.4                                                                              1988
  5A35                                      89.2                                                                              1988
-----------------------------------------------------------------------------------------------------------------------------------
  5A36                                      83.9                                                                              1987
  5A37                                     107.7                                                                              1989
  5A38                                      98.6                                                                              1987
  5A39                                      91.1                                                                              1988
  5A40                                      82.3                                                                              1989
-----------------------------------------------------------------------------------------------------------------------------------
  5A41                                      83.4                                                                              1987
  5A42                                      92.3                                                                              1988
  5A43                                      84.5                                                                              1988
  5A44                                      92.4                                                                              1988
  5A45                                      90.9                                                                              1987
-----------------------------------------------------------------------------------------------------------------------------------
  5A46                                      76.2                                                                              1988
  5A47                                      82.7                                                                              1987
  5A48                                      81.2                                                                              1988
  5A49                                      82.7                                                                              1987
    6                 67.9                 114.7                                                                           Various
-----------------------------------------------------------------------------------------------------------------------------------
   6A1                                     154.2                                                                              1998
   6A2                                     116.9                                                                              2001
   6A3                                     109.9                                                                              2002
   6A4                                     110.5                                                                              1990
   6A5                                      85.1                                                                              1972
-----------------------------------------------------------------------------------------------------------------------------------
   6A6                                      86.2                                                                              2001
   6A7                                      87.9                                                                              2000
   6A8                                      79.1                                                                              1998
    7                 67.3                 108.7                                                                           Various
   7A1                                     129.5                                                                              1999
-----------------------------------------------------------------------------------------------------------------------------------
   7A2                                     116.2                                                                              1998
   7A3                                      92.2                                                                              1996
   7A4                                      99.4                                                                              1999
   7A5                                     117.0                                                                              1997
   7A6                                      90.7                                                                              2000
-----------------------------------------------------------------------------------------------------------------------------------
   7A7                                      74.6                                                                              1991
   7A8                                      87.7                                                                              1998
    8                 16.9                   0.0                                                                              1984
    9                 58.7                 243.7                                                                              2000
   10                 76.3                   0.0                                                                           Various
-----------------------------------------------------------------------------------------------------------------------------------
  10A1                                       0.0                                                                              1982
  10A2                                       0.0                                                                              1985
  10A3                                       0.0                                                                              2000
  10A4                                       0.0                                                                              1982
  10A5                                       0.0                                                                              1999
-----------------------------------------------------------------------------------------------------------------------------------
  10A6                                       0.0                                                                              1985
  10A7                                       0.0                                                                              2000
  10A8                                       0.0                                                                              1982
  10A9                                       0.0                                                                              1999
  10A10                                      0.0                                                                              2000
-----------------------------------------------------------------------------------------------------------------------------------
   11                 83.4                   0.0                                                                              2005
   12                 64.1                   0.0                                                                              1987
   13                 72.5                   0.0                                                                           Various
  13A1                                       0.0                                                                              1960
  13A2                                       0.0               1970 (115 Broad Hollow); 1960 (121 Broad Hollow); 2005 (10 Pinelawn)
-----------------------------------------------------------------------------------------------------------------------------------
  13A3                                       0.0                                                                              1963
  13A4                                       0.0                                                                              1961
   14                 60.0                   0.0                                                                         1979-1982
   15                 65.1                 153.7                                                                              1903
   16                 65.1                 119.0                                                                              1925
-----------------------------------------------------------------------------------------------------------------------------------
   17                 78.4                   0.0                                                                        1987, 1989
   18                 38.6                   0.0                                                                        1989, 1999
   19                 80.0                   0.0                                                                              1989
   20                 67.2                   0.0                                                            1988, 1989, 1992, 2003
   21                 68.2                   0.0                                                                              1979
-----------------------------------------------------------------------------------------------------------------------------------
   22                 62.6                   0.0                                                                              1999
   23                 37.1                   0.0                                                                           Various
  23A1                                       0.0                                                                              1993
  23A2                                       0.0                                                                              1967
  23A3                                       0.0                                                                              1963
-----------------------------------------------------------------------------------------------------------------------------------
  23A4                                       0.0                                                                              1964
  23A5                                       0.0                                                                              1925
  23A6                                       0.0                                                                              1965
  23A7                                       0.0                                                                              1972
  23A8                                       0.0                                                                              1957
-----------------------------------------------------------------------------------------------------------------------------------
  23A9                                       0.0                                                                              1908
  23A10                                      0.0                                                                              1958
  23A11                                      0.0                                                                              1980
  23A12                                      0.0                                                                              1963
  23A13                                      0.0                                                                              1955
-----------------------------------------------------------------------------------------------------------------------------------
  23A14                                      0.0                                                                              1961
  23A15                                      0.0                                                                              1960
  23A16                                      0.0                                                                        1959, 1978
  23A17                                      0.0                                                                              1962
  23A18                                      0.0                                                                              1990
-----------------------------------------------------------------------------------------------------------------------------------
  23A19                                      0.0                                                                              1964
  23A20                                      0.0                                                                              1964
  23A21                                      0.0                                                                              1969
  23A22                                      0.0                                                                              1979
  23A23                                      0.0                                                                              1965
-----------------------------------------------------------------------------------------------------------------------------------
  23A24                                      0.0                                                                              1969
  23A25                                      0.0                                                                              1961
  23A26                                      0.0                                                                        1963, 1979
   24                 76.4                   0.0                                                                        1987, 1989
   25                 59.9                   0.0                                                                              2005
-----------------------------------------------------------------------------------------------------------------------------------
   26                 67.3                   0.0                                                                         1979-1997
   27                 59.4                   0.0                                                                         2001-2005
   28                 67.5                   0.0                                                                              2000
   29                 59.2                   0.0                                                                        1917, 1948
   30                 70.2                   0.0                                                                           Various
-----------------------------------------------------------------------------------------------------------------------------------
  30A1                                       0.0                                                                       1887 - 1904
  30A2                                       0.0                                                                              1886
   31                 58.3                   0.0                                                                              1937
   32                 62.2                   0.0                                                                              1984
   33                 42.2                   0.0                                                                           Various
-----------------------------------------------------------------------------------------------------------------------------------
  33A1                                       0.0                                                                              1966
  33A2                                       0.0                                                                              2002
  33A3                                       0.0                                                                              2002
   34                 74.2                   0.0                                                                              1982
   35                 73.7                   0.0                                                                              1928
-----------------------------------------------------------------------------------------------------------------------------------
   36                 57.4                   0.0                                                                              1922
   37                 66.5                   0.0                                                                              1988
   38                 68.4                   0.0                                                                1972, 1992 to 1995
   39                 68.7                   0.0                                                                        1993, 1996
   40                 58.6                   0.0                                                                           Various
-----------------------------------------------------------------------------------------------------------------------------------
  40A1                                       0.0                                                                              1978
  40A2                                       0.0                                                                              1978
  40A3                                       0.0                                                                              1978
  40A4                                       0.0                                                                              1976
  40A5                                       0.0                                                                              1977
-----------------------------------------------------------------------------------------------------------------------------------
  40A6                                       0.0                                                                              1978
   41                 54.5                   0.0                                                                        1965, 2004
   42                 65.3                   0.0                                                                              1994
   43                 57.2                   0.0                                                                              1983
   44                 65.5                   0.0                                                                              1908
-----------------------------------------------------------------------------------------------------------------------------------
   45                 69.6                   0.0                                                                              1984
   46                 57.1                 105.8                                                                              2000
   47                 68.7                   0.0                                                                              1990
   48                 48.3                   0.0                                                                              1966
   49                 80.0                   0.0                                                                              2005
-----------------------------------------------------------------------------------------------------------------------------------
   50                 71.8                   0.0                                                                              1980
   51                 63.2                 102.5                                                                              2000
   52                 68.0                   0.0                                                                         1959-1966
   53                 66.2                 125.8                                                                              2002
   54                 80.0                   0.0                                                                              2005
-----------------------------------------------------------------------------------------------------------------------------------
   55                 57.3                  79.9                                                                              1997
   56                 44.9                   0.0                                                                              1984
   57                 72.8                   0.0                                                                         1985-1986
   58                 66.2                   0.0                                                                              1969
   59                 63.8                   0.0                                                                              2002
-----------------------------------------------------------------------------------------------------------------------------------
   60                 65.8                   0.0                                                                              1902
   61                 53.5                   0.0                                                                              1987
   62                 65.7                   0.0                                                                              1980
   63                 70.9                   0.0                                                                              1974
   64                 88.5                   0.0                                                                              2005
-----------------------------------------------------------------------------------------------------------------------------------
   65                 53.2                   0.0                                                                              1995
   66                 61.5                   0.0                                                                              1994
   67                 61.2                   0.0                                                                              1978
   68                 67.7                   0.0                                                                              1965
   69                 89.5                   0.0                                                                              2004
-----------------------------------------------------------------------------------------------------------------------------------
   70                 53.4                   0.0                                                                              1992
   71                 66.5                   0.0                                                                              1985
   72                 86.9                   0.0                                                                              2004
   73                 57.2                  74.9                                                                              2001
   74                 64.8                   0.0                                                                         2004-2005
-----------------------------------------------------------------------------------------------------------------------------------
   75                 48.6                   0.0                                                                              1988
   76                 64.8                   0.0                                                                         2000-2004
   77                 73.2                   0.0                                                                         1996-1998
   78                 52.4                   0.0                                                                              1963
   79                 70.7                   0.0                                                                              1997
-----------------------------------------------------------------------------------------------------------------------------------
   80                 70.4                   0.0                                                                              1910
   81                 65.1                   0.0                                                                           Various
  81A1                                       0.0                                                                              2003
  81A2                                       0.0                                                                              1998
  81A3                                       0.0                                                                              1926
-----------------------------------------------------------------------------------------------------------------------------------
  81A4                                       0.0                                                                              1977
  81A5                                       0.0                                                                              2001
  81A6                                       0.0                                                                              1998
  81A7                                       0.0                                                                              1920
  81A8                                       0.0                                                                              1938
-----------------------------------------------------------------------------------------------------------------------------------
  81A9                                       0.0                                                                              1955
  81A10                                      0.0                                                                              1949
  81A11                                      0.0                                                                              1928
  81A12                                      0.0                                                                              1920
   82                 69.6                   0.0                                                                              1952
-----------------------------------------------------------------------------------------------------------------------------------
   83                 61.0                   0.0                                                                              1908
   84                 47.1                   0.0                                                                         1960-1962
   85                 80.0                   0.0                                                                              2005
   86                 67.4                   0.0                                                                              2005
   87                 66.5                   0.0                                                                              1974
-----------------------------------------------------------------------------------------------------------------------------------
   88                 66.9                   0.0                                                                       1965 - 1967
   89                 62.3                   0.0                                                                              1982
   90                 67.2                   0.0                                                                       1996 & 2001
   91                 59.2                   0.0                                                                           Various
  91A1                                       0.0                                                                              1900
-----------------------------------------------------------------------------------------------------------------------------------
  91A2                                       0.0                                                                              1912
  91A3                                       0.0                                                                              1922
   92                 61.2                   0.0                                                                              1899
   93                 65.4                   0.0                                                                              1991
   94                 47.3                   0.0                                                                              1987
-----------------------------------------------------------------------------------------------------------------------------------
   95                 60.7                   0.0                                                                              1924
   96                 60.3                   0.0                                                                              2004
   97                 64.1                   0.0                                                                           Various
  97A1                                       0.0                                                             1980, 1990, 1992-1993
  97A2                                       0.0                                                                        1995, 1998
-----------------------------------------------------------------------------------------------------------------------------------
  97A3                                       0.0                                                                              1990
   98                 63.0                   0.0                                                                         1990-1999
  98A1                                       0.0                                                                         1997-1999
  98A2                                       0.0                                                                         1991-1996
  98A3                                       0.0                                                                         1990-1996
-----------------------------------------------------------------------------------------------------------------------------------
  98A4                                       0.0                                                                         1990-1994
   99                 66.4                   0.0                                                                       1957 - 1972
   100                60.7                   0.0                                                                              1983
   101                72.4                   0.0                                                                       1959 - 1973
   102                65.7                   0.0                                                                        1998, 2002
-----------------------------------------------------------------------------------------------------------------------------------
   103                71.6                   0.0                                                                              1971
   104                73.7                   0.0                                                                              1987
   105                66.7                   0.0                                                                           Various
  105A1                                      0.0                                                                              2003
  105A2                                      0.0                                                                              1976
-----------------------------------------------------------------------------------------------------------------------------------
   106                69.7                   0.0                                                                              1953
   107                67.3                   0.0                                                                              1995
   108                71.6                   0.0                                                                        1974, 1985
   109                61.0                   0.0                                                                              1972
   110                59.3                   0.0                                                                              1979
-----------------------------------------------------------------------------------------------------------------------------------
   111                59.6                   0.0                                                                              2001
   112                66.7                   0.0                                                                              2001
   113                57.7                   0.0                                                                              1998
   114                71.0                   0.0                                                                        1985, 2004
   115                62.3                   0.0                                                            1989, 1991, 1994, 2002
-----------------------------------------------------------------------------------------------------------------------------------
   116                67.3                   0.0                                                                              1995
   117                53.7                   0.0                                                                              1974
   118                67.1                   0.0                                                                        1980, 1985
  118A1                                      0.0                                                                              1980
  118A2                                      0.0                                                                              1985
-----------------------------------------------------------------------------------------------------------------------------------
   119                69.8                   0.0                                                                              1983
   120                52.7                  55.8                                                                              2003
   121                64.9                   0.0                                                                              2004
   122                66.4                   0.0                                                                              1999
   123                61.1                   0.0                                                                              1970
-----------------------------------------------------------------------------------------------------------------------------------
   124                58.9                   0.0                                                                              2005
   125                65.6                   0.0                                                                         2001-2002
   126                61.6                   0.0                                                                              1999
   127                60.8                   0.0                                                                              2005
   128                70.5                   0.0                                                                              1976
-----------------------------------------------------------------------------------------------------------------------------------
   129                65.3                   0.0                                                                              1980
   130                61.1                   0.0                                                                              1986
   131                58.7                   0.0                                                                              2004
   132                51.7                   0.0                                                                              1978
   133                67.6                   0.0                                                                        1920, 1970
-----------------------------------------------------------------------------------------------------------------------------------
   134                52.0                   0.0                                                                              1978
   135                49.4                   0.0                                                                              2004
   136                66.5                   0.0                                                                              1982
   137                44.5                   0.0                                                                              1976
   138                50.1                   0.0                                                                              1920
-----------------------------------------------------------------------------------------------------------------------------------
   139                42.3                   0.0                                                                              1982
   140                41.0                   0.0                                                                              2003
   141                60.1                   0.0                                                                              1927
   142                59.5                   0.0                                                                        1948, 1953
  142A1                                      0.0                                                                              1948
-----------------------------------------------------------------------------------------------------------------------------------
  142A2                                      0.0                                                                              1953
   143                57.9                   0.0                                                                              1955
   144                65.4                   0.0                                                                         1970-1972
   145                50.9                   0.0                                                                             1960s
-----------------------------------------------------------------------------------------------------------------------------------

                                     SQ FEET,           UNIT     LOAN                            RENT
CONTROL           YEAR              PADS, ROOMS          OF      PER           OCCUPANCY         ROLL                OWNERSHIP
  NO.           RENOVATED          UNITS OR ACRE      MEASURE    UNIT     PERCENTAGE (%) (37)    DATE                INTEREST
------------------------------------------------------------------------------------------------------------------------------------

   1                        1990         1,765,694  Sq Feet         238                  99.3    12/8/2005   Fee Simple
   2                        2003           908,299  Sq Feet         321                  99.0    12/1/2005   Leasehold
   3                         N/A         1,440,865  Sq Feet         199                  94.8   11/10/2005   Fee Simple
   4                  1985, 1998         1,169,876  Sq Feet         104                  91.3   12/23/2005   Fee Simple
   5                     Various             7,261  Rooms           NAP                  69.7    11/4/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  5A1                       2005               150  Rooms                                75.0    11/4/2005   Fee Simple
  5A2                 2004, 2005               149  Rooms                                79.5    11/4/2005   Fee Simple
  5A3                       2004               146  Rooms                                75.9    11/4/2005   Fee Simple
  5A4                       2005               149  Rooms                                72.9    11/4/2005   Fee Simple
  5A5                       2003               147  Rooms                                71.2    11/4/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  5A6                       2005               146  Rooms                                52.2    11/4/2005   Fee Simple
  5A7                 2004, 2005               145  Rooms                                68.1    11/4/2005   Fee Simple
  5A8                       2004               145  Rooms                                77.1    11/4/2005   Fee Simple
  5A9                       2005               146  Rooms                                75.6    11/4/2005   Fee Simple
 5A10                       2005               149  Rooms                                69.4    11/4/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 5A11                 2004, 2005               149  Rooms                                75.0    11/4/2005   Fee Simple
 5A12                       2004               146  Rooms                                79.5    11/4/2005   Fee Simple
 5A13                       2005               149  Rooms                                64.2    11/4/2005   Fee Simple
 5A14                       2005               149  Rooms                                70.8    11/4/2005   Fee Simple
 5A15                 2004, 2005               149  Rooms                                70.1    11/4/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 5A16                       2005               146  Rooms                                63.6    11/4/2005   Fee Simple
 5A17                       2005               146  Rooms                                53.3    11/4/2005   Fee Simple
 5A18                       2004               146  Rooms                                78.2    11/4/2005   Fee Simple
 5A19                  2004-2006               149  Rooms                                66.9    11/4/2005   Fee Simple
 5A20                 2004, 2005               149  Rooms                                77.5    11/4/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 5A21                       2005               149  Rooms                                67.9    11/4/2005   Fee Simple
 5A22                       2005               149  Rooms                                77.9    11/4/2005   Fee Simple
 5A23                 2004, 2005               154  Rooms                                71.0    11/4/2005   Fee Simple
 5A24                       2005               149  Rooms                                62.7    11/4/2005   Fee Simple
 5A25                       2005               149  Rooms                                68.6    11/4/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 5A26                       2005               149  Rooms                                61.0    11/4/2005   Fee Simple
 5A27                 2004, 2005               149  Rooms                                66.4    11/4/2005   Fee Simple
 5A28                       2005               145  Rooms                                64.8    11/4/2005   Fee Simple
 5A29                        N/A               155  Rooms                                64.0    11/4/2005   Fee Simple
 5A30                       2005               149  Rooms                                70.9    11/4/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 5A31                 2004, 2005               149  Rooms                                67.5    11/4/2005   Fee Simple
 5A32                       2005               153  Rooms                                71.3    11/4/2005   Fee Simple
 5A33                 2004, 2005               149  Rooms                                75.2    11/4/2005   Fee Simple
 5A34                 2004, 2005               146  Rooms                                73.9    11/4/2005   Fee Simple
 5A35                       2005               149  Rooms                                63.7    11/4/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 5A36                       2005               149  Rooms                                64.1    11/4/2005   Fee Simple
 5A37                 1999, 2005               149  Rooms                                60.0    11/4/2005   Fee Simple
 5A38                       2005               146  Rooms                                71.1    11/4/2005   Fee Simple
 5A39                 2004, 2005               149  Rooms                                66.6    11/4/2005   Fee Simple
 5A40                       2005               149  Rooms                                61.5    11/4/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 5A41                       2005               145  Rooms                                79.2    11/4/2005   Fee Simple
 5A42     1999, 2003, 2004, 2005               146  Rooms                                57.6    11/4/2005   Fee Simple
 5A43                       2005               149  Rooms                                74.7    11/4/2005   Fee Simple
 5A44                       2005               149  Rooms                                66.7    11/4/2005   Fee Simple
 5A45                       2005               146  Rooms                                68.3    11/4/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 5A46                       2005               146  Rooms                                67.3    11/4/2005   Fee Simple
 5A47                        N/A               150  Rooms                                71.7    11/4/2005   Fee Simple
 5A48                       2005               149  Rooms                                71.3    11/4/2005   Fee Simple
 5A49                       2005               146  Rooms                                59.1    11/4/2005   Fee Simple
   6                     Various             1,115  Rooms        99,461                  77.1    8/31/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  6A1                        N/A               150  Rooms                                80.0    8/31/2005   Fee Simple
  6A2                        N/A               210  Rooms                                82.0    8/31/2005   Fee Simple
  6A3                        N/A               150  Rooms                                67.4    8/31/2005   Fee Simple
  6A4                       2004               215  Rooms                                73.1    8/31/2005   Fee Simple
  6A5                       2000               112  Rooms                                77.0    8/31/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  6A6                    Ongoing                96  Rooms                                77.0    8/31/2005   Fee Simple
  6A7                       2005                92  Rooms                                80.0    8/31/2005   Fee Simple
  6A8                        N/A                90  Rooms                                74.2    8/31/2005   Fee Simple
   7                     Various             1,077  Rooms        93,385                  77.6    8/31/2005   Fee Simple
  7A1                    Ongoing               220  Rooms                                81.6    8/31/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  7A2                       2005               150  Rooms                                77.5    8/31/2005   Fee Simple
  7A3                       2005               117  Rooms                                80.0    8/31/2005   Fee Simple
  7A4                        N/A               119  Rooms                                80.0    8/31/2005   Fee Simple
  7A5                    Ongoing               150  Rooms                                63.7    8/31/2005   Fee Simple
  7A6                        N/A               102  Rooms                                80.0    8/31/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  7A7                       2005               141  Rooms                                65.5    8/31/2005   Fee Simple
  7A8                        N/A                78  Rooms                                77.6    8/31/2005   Fee Simple
   8                    On-going         1,097,678  Sq Feet          91                  97.1     7/1/2005   Fee Simple / Leasehold
   9                         N/A               463  Rooms       182,505                  86.0    9/30/2005   Leasehold
  10                         N/A           798,984  Sq Feet          89                  88.4    12/8/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 10A1                        N/A           152,758  Sq Feet                              81.7    12/8/2005   Fee Simple
 10A2                        N/A           114,560  Sq Feet                              99.6    12/8/2005   Fee Simple
 10A3                        N/A           109,293  Sq Feet                              75.5    12/8/2005   Fee Simple
 10A4                        N/A            82,871  Sq Feet                              87.2    12/8/2005   Fee Simple
 10A5                        N/A            67,207  Sq Feet                             100.0    12/8/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 10A6                        N/A            64,510  Sq Feet                              89.4    12/8/2005   Fee Simple
 10A7                        N/A            53,615  Sq Feet                              93.4    12/8/2005   Fee Simple
 10A8                        N/A            50,697  Sq Feet                              84.0    12/8/2005   Fee Simple
 10A9                        N/A            49,577  Sq Feet                             100.0    12/8/2005   Fee Simple
 10A10                       N/A            53,896  Sq Feet                              77.2    12/8/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  11                         N/A           490,000  Sq Feet         114                 100.0   12/28/2005   Fee Simple
  12                        1989           577,570  Sq Feet          87                  95.3   12/14/2005   Fee Simple
  13                     Various           401,067  Sq Feet         122                  82.0    12/1/2005   Fee Simple / Leasehold
 13A1                       1994           149,236  Sq Feet                              80.7    12/1/2005   Fee Simple
 13A2                       1997           110,668  Sq Feet                              90.1    12/1/2005   Leasehold
------------------------------------------------------------------------------------------------------------------------------------
 13A3                       1986           100,000  Sq Feet                              60.0    12/1/2005   Fee Simple
 13A4                       1986            41,163  Sq Feet                             100.0    12/1/2005   Fee Simple
  14                        2002           480,428  Sq Feet          94                  85.6   10/31/2005   Fee Simple
  15                  1991, 2004               167  Rooms       251,497                  97.4    9/30/2005   Fee Simple
  16                   1996-1997               161  Rooms       186,335                  82.8    9/30/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  17                        2004           183,054  Sq Feet         135                  94.6    9/15/2005   Leasehold
  18                         N/A           288,742  Sq Feet          83                 100.0   11/19/2003   Fee Simple
  19                         N/A               292  Units        78,904                  96.6    7/11/2005   Fee Simple
  20                         N/A           156,129  Sq Feet         128                  97.2     9/1/2005   Fee Simple
  21                         N/A               540  Units        36,111                  88.0    9/30/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  22                         N/A           118,951  Sq Feet         156                  97.9   12/19/2005   Fee Simple
  23                     Various           321,000  Sq Feet          56                  93.6    9/30/2005   Fee Simple
 23A1                        N/A            39,858  Sq Feet                              96.2    9/30/2005   Fee Simple
 23A2                       1997            23,667  Sq Feet                               0.0    9/30/2005   Fee Simple
 23A3                        N/A             6,747  Sq Feet                               0.0    9/30/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 23A4                  1984-1986            54,206  Sq Feet                               0.0    9/30/2005   Fee Simple
 23A5                  1994-1995            46,773  Sq Feet                              80.3    9/30/2005   Fee Simple
 23A6                       1995            13,088  Sq Feet                              95.4    9/30/2005   Fee Simple
 23A7                       1995            14,775  Sq Feet                              85.3    9/30/2005   Fee Simple
 23A8                       1996            14,175  Sq Feet                              96.4    9/30/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 23A9                       1974            16,768  Sq Feet                              93.7    9/30/2005   Fee Simple
 23A10                      1979            10,550  Sq Feet                              94.0    9/30/2005   Fee Simple
 23A11                       N/A             9,976  Sq Feet                             100.0    9/30/2005   Fee Simple
 23A12                      1990             7,350  Sq Feet                              99.0    9/30/2005   Fee Simple
 23A13          1977, 1980, 1986            12,756  Sq Feet                              97.8    9/30/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 23A14                      1984             6,775  Sq Feet                               0.0    9/30/2005   Fee Simple
 23A15                       N/A             2,829  Sq Feet                               0.0    9/30/2005   Fee Simple
 23A16                      1993            12,500  Sq Feet                              95.7    9/30/2005   Fee Simple
 23A17                       N/A             1,344  Sq Feet                               0.0    9/30/2005   Fee Simple
 23A18                       N/A             3,000  Sq Feet                               0.0    9/30/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 23A19                      1992             2,700  Sq Feet                               0.0    9/30/2005   Fee Simple
 23A20                       N/A             3,200  Sq Feet                               0.0    9/30/2005   Fee Simple
 23A21                      1977             3,065  Sq Feet                               0.0    9/30/2005   Fee Simple
 23A22                      1982             8,909  Sq Feet                              89.2    9/30/2005   Fee Simple
 23A23                       N/A             1,874  Sq Feet                               0.0    9/30/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 23A24                       N/A             1,272  Sq Feet                               0.0    9/30/2005   Fee Simple
 23A25                       N/A             1,647  Sq Feet                               0.0    9/30/2005   Fee Simple
 23A26                      1996             1,196  Sq Feet                               0.0    9/30/2005   Fee Simple
  24                        2004                26  Acre        665,120                   0.0    NAP         Fee Simple
  25                         N/A           132,030  Sq Feet         126                  79.2    9/19/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  26                         N/A           212,655  Sq Feet          75                  88.0   10/10/2005   Fee Simple
  27                         N/A               312  Units        51,124                  89.1    9/14/2005   Fee Simple
  28                         N/A            65,018  Sq Feet         205                  90.4    8/23/2005   Fee Simple
  29                         N/A            50,340  Sq Feet         258                 100.0   10/31/2005   Fee Simple
  30                     Various            23,850  Sq Feet         530                  89.7     9/1/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 30A1                       2005            20,150  Sq Feet                              87.6     9/1/2005   Fee Simple
 30A2                       2000             3,700  Sq Feet                             100.0     9/1/2005   Fee Simple
  31                        2005            77,500  Sq Feet         163                 100.0   11/30/2005   Fee Simple
  32                         N/A           167,921  Sq Feet          74                  96.3   10/31/2005   Fee Simple
  33                     Various           173,500  Sq Feet          72                  93.0    9/30/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 33A1                  2001-2002            54,020  Sq Feet                              91.8    9/30/2005   Fee Simple
 33A2                        N/A            62,878  Sq Feet                              91.8    9/30/2005   Fee Simple
 33A3                        N/A            56,602  Sq Feet                              97.1    9/30/2005   Fee Simple
  34                         N/A            42,000  Sq Feet         272                 100.0   10/12/2005   Fee Simple
  35                        1999            18,000  Sq Feet         611                 100.0    10/1/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  36                        2005                93  Units       109,140                  95.7    11/1/2005   Fee Simple
  37                         N/A            50,988  Sq Feet         196                  89.1    11/7/2005   Fee Simple
  38                         N/A               223  Pads         44,063                  98.2   10/12/2005   Fee Simple
  39                         N/A            60,000  Sq Feet         163                 100.0   11/16/2005   Fee Simple
  40                     Various               272  Units        34,868                  93.0     8/2/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 40A1                        N/A                60  Units                               100.0     8/2/2005   Fee Simple
 40A2                       2004                47  Units                               100.0     8/2/2005   Fee Simple
 40A3                       1995                34  Units                                91.2     8/2/2005   Fee Simple
 40A4                        N/A                34  Units                                88.2     8/2/2005   Fee Simple
 40A5                        N/A                56  Units                                96.4     8/2/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 40A6                        N/A                41  Units                                73.2     8/2/2005   Fee Simple
  41                   2005-2006            78,684  Sq Feet         118                  92.2   12/14/2005   Fee Simple
  42                         N/A            83,386  Sq Feet         107                 100.0   11/18/2005   Fee Simple
  43                        2004               109  Units        80,983                  93.6     3/3/2005   Fee Simple
  44                        1990           106,123  Sq Feet          83                  93.9   10/24/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  45                   2001-2002           140,075  Sq Feet          61                  98.6    10/1/2005   Fee Simple
  46                         N/A               119  Rooms        70,875                  60.3    8/31/2005   Fee Simple
  47                        2005            27,500  Sq Feet         304                  89.1    9/29/2005   Fee Simple
  48                   2001-2005            73,277  Sq Feet         112                  69.2   11/21/2005   Fee Simple
  49                         N/A            13,005  Sq Feet         615                 100.0   11/21/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  50                         N/A               200  Units        39,750                  98.0    9/30/2005   Fee Simple
  51                         N/A                80  Rooms        98,165                  69.2    3/31/2005   Fee Simple
  52      1981, 1983, 1986, 2002            92,602  Sq Feet          78                 100.0    11/7/2005   Fee Simple
  53                         N/A                74  Rooms        94,595                  82.3    9/30/2005   Fee Simple
  54                         N/A            14,490  Sq Feet         459                 100.0   12/23/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  55                         N/A                85  Rooms        76,251                  77.0    6/30/2005   Fee Simple
  56                         N/A           220,651  Sq Feet          29                  79.3   10/26/2005   Fee Simple
  57                         N/A               292  Units        21,455                  90.4    9/30/2005   Fee Simple
  58                        2005               142  Units        42,958                  97.2   11/30/2005   Fee Simple
  59                         N/A            39,556  Sq Feet         152                 100.0   12/15/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  60                         N/A               186  Units        30,350                  94.6   10/17/2005   Fee Simple
  61                         N/A            66,178  Sq Feet          83                  97.9    10/6/2005   Fee Simple
  62                         N/A            54,814  Sq Feet          99                  89.7    11/1/2005   Fee Simple
  63                        1989            74,200  Sq Feet          73                  99.9    9/15/2005   Fee Simple
  64                         N/A            14,820  Sq Feet         364                 100.0   10/10/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  65                         N/A            50,388  Sq Feet         107                 100.0     9/5/2005   Fee Simple
  66                         N/A            79,956  Sq Feet          65                  96.4   10/26/2005   Fee Simple
  67                         N/A               168  Units        30,357                  97.0   10/17/2005   Fee Simple
  68                        2004                96  Units        53,125                 100.0    12/1/2005   Fee Simple
  69                         N/A            14,820  Sq Feet         342                 100.0   10/26/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  70                         N/A           104,710  Sq Feet          48                 100.0   12/21/2005   Fee Simple
  71                         N/A            63,083  Sq Feet          78                  97.1   10/18/2005   Fee Simple
  72                         N/A            13,650  Sq Feet         357                 100.0   11/15/2005   Fee Simple
  73                         N/A                93  Rooms        51,389                  74.5    5/31/2005   Fee Simple
  74                         N/A            26,036  Sq Feet         183                  94.0   11/29/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  75                        2004           108,172  Sq Feet          43                  71.7   10/26/2005   Fee Simple
  76                         N/A                61  Units        75,176                  98.4     9/1/2005   Fee Simple
  77                         N/A            69,866  Sq Feet          63                  92.9    11/2/2005   Fee Simple
  78                        2001               164  Units        26,490                  92.1   10/17/2005   Fee Simple
  79                         N/A            53,742  Sq Feet          80                 100.0    8/24/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  80                        2004            30,329  Sq Feet         142                  96.1   10/27/2005   Fee Simple
  81                     Various                86  Beds         50,000                 100.0   11/15/2005   Fee Simple
 81A1                        N/A                12  Beds                                100.0   11/15/2005   N/A
 81A2                        N/A                12  Beds                                100.0   11/15/2005   N/A
 81A3                        N/A                 8  Beds                                100.0   11/15/2005   N/A
------------------------------------------------------------------------------------------------------------------------------------
 81A4                        N/A                 8  Beds                                100.0   11/15/2005   N/A
 81A5                        N/A                 6  Beds                                100.0   11/15/2005   N/A
 81A6                        N/A                 6  Beds                                100.0   11/15/2005   N/A
 81A7                        N/A                 6  Beds                                100.0   11/15/2005   N/A
 81A8                        N/A                 8  Beds                                100.0   11/15/2005   N/A
------------------------------------------------------------------------------------------------------------------------------------
 81A9                       2001                 6  Beds                                100.0   11/15/2005   N/A
 81A10                      1997                 5  Beds                                100.0   11/15/2005   N/A
 81A11                       N/A                 5  Beds                                100.0   11/15/2005   N/A
 81A12                       N/A                 4  Beds                                100.0   11/15/2005   N/A
  82                        2004             8,018  Sq Feet         524                 100.0    9/13/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  83                        1983            29,433  Sq Feet         143                  98.0    12/1/2005   Fee Simple
  84                        1988            54,280  Sq Feet          77                 100.0     9/1/2005   Fee Simple
  85                         N/A            14,820  Sq Feet         274                 100.0   10/26/2005   Fee Simple
  86                         N/A            85,064  Sq Feet          48                 100.0    6/23/2004   Fee Simple
  87                        2001               206  Units        19,417                  95.6     6/6/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  88                     Ongoing               115  Units        33,696                  93.0    10/1/2005   Fee Simple
  89                         N/A            32,512  Sq Feet         112                 100.0     9/7/2005   Leasehold
  90                         N/A            80,225  Sq Feet          45                  82.9    9/30/2005   Fee Simple
  91                     Various            78,206  Sq Feet          46                  97.1    10/7/2005   Fee Simple
 91A1                       1986            30,179  Sq Feet                              96.9    10/7/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 91A2                       1986            28,307  Sq Feet                              94.9    10/7/2005   Fee Simple
 91A3                       1986            19,720  Sq Feet                             100.0    10/7/2005   Fee Simple
  92                      1980's             8,171  Sq Feet         439                 100.0    9/29/2005   Fee Simple
  93                         N/A            67,056  Sq Feet          52                  96.6    9/21/2005   Fee Simple
  94                         N/A            17,467  Sq Feet         200                 100.0   10/21/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  95                         N/A             8,725  Sq Feet         395                 100.0    8/22/2005   Fee Simple
  96                         N/A            23,954  Sq Feet         144                  91.9    9/27/2005   Fee Simple
  97                     Various           133,964  Sq Feet          26                  79.6    8/31/2005   Fee Simple
 97A1                       1995            34,600  Sq Feet                              86.8    8/31/2005   Fee Simple
 97A2                        N/A            57,200  Sq Feet                              73.1    8/31/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 97A3                       2004            42,164  Sq Feet                              75.5    8/31/2005   Fee Simple
  98                        2003            88,875  Sq Feet          37                  88.9    8/31/2005   Fee Simple
 98A1                       2003            36,650  Sq Feet                              86.9    8/31/2005   Fee Simple
 98A2                       2003            20,000  Sq Feet                              87.5    8/31/2005   Fee Simple
 98A3                       2003            20,925  Sq Feet                              92.6    8/31/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
 98A4                       2003            11,300  Sq Feet                              93.4    8/31/2005   Fee Simple
  99                     Ongoing               112  Units        29,464                  94.6    9/30/2005   Fee Simple
  100                        N/A           121,454  Sq Feet          27                  90.1    10/5/2005   Fee Simple
  101                        N/A            80,376  Sq Feet          40                  93.6     9/1/2005   Fee Simple
  102                        N/A            71,275  Sq Feet          43                  96.9   10/31/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  103                    Ongoing                80  Units        38,600                  95.0    11/5/2005   Fee Simple
  104                       2004                64  Units        46,563                  89.1   11/17/2005   Fee Simple
  105                        N/A            21,750  Sq Feet         129                 100.0   11/20/2005   Fee Simple
 105A1                       N/A            15,750  Sq Feet                             100.0   11/20/2005   Fee Simple
 105A2                       N/A             6,000  Sq Feet                             100.0   11/20/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  106                        N/A                52  Units        53,462                 100.0    8/31/2005   Fee Simple
  107                        N/A            90,905  Sq Feet          31                  92.3     9/1/2005   Fee Simple
  108                       2005                78  Units        35,256                  96.2    10/2/2005   Fee Simple
  109                       1985            64,677  Sq Feet          42                  98.5   12/14/2005   Fee Simple
  110                        N/A            43,852  Sq Feet          61                 100.0   10/26/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  111                        N/A            12,995  Sq Feet         207                 100.0    10/3/2005   Fee Simple
  112                        N/A            37,750  Sq Feet          70                 100.0   11/29/2005   Fee Simple
  113                        N/A            62,975  Sq Feet          42                  89.1    7/25/2005   Fee Simple
  114                        N/A            52,500  Sq Feet          50                  98.9   10/31/2005   Fee Simple
  115                        N/A            48,542  Sq Feet          53                  89.1    11/7/2005   Fee Simple / Leasehold
------------------------------------------------------------------------------------------------------------------------------------
  116                        N/A            50,860  Sq Feet          51                 100.0    9/20/2005   Fee Simple
  117                       2005            19,573  Sq Feet         132                  89.3     8/5/2005   Fee Simple
  118                        N/A            85,510  Sq Feet          28                  80.9    8/31/2005   Fee Simple
 118A1                       N/A            52,060  Sq Feet                              82.2    8/31/2005   Fee Simple
 118A2                       N/A            33,450  Sq Feet                              78.8    8/31/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  119                        N/A            19,960  Sq Feet         120                 100.0    6/30/2005   Fee Simple
  120                        N/A                75  Rooms        31,964                  50.8    8/31/2005   Fee Simple
  121                        N/A            23,660  Sq Feet          95                 100.0   12/14/2005   Fee Simple
  122                        N/A            19,517  Sq Feet         114                  85.7    9/13/2005   Fee Simple
  123                        N/A                75  Pads         28,589                  98.7     7/1/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  124                        N/A             7,910  Sq Feet         259                 100.0   10/17/2005   Fee Simple
  125                        N/A            12,621  Sq Feet         158                 100.0    11/1/2005   Fee Simple
  126                        N/A            27,200  Sq Feet          73                 100.0    11/8/2005   Fee Simple
  127                        N/A            14,282  Sq Feet         139                 100.0     9/1/2005   Fee Simple
  128                        N/A                48  Units        40,167                 100.0    8/31/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  129                    Ongoing            15,950  Sq Feet         119                 100.0     9/2/2005   Fee Simple
  130                       2004            18,000  Sq Feet          99                 100.0    6/30/2005   Fee Simple
  131                        N/A             9,063  Sq Feet         195                 100.0    9/27/2005   Fee Simple
  132                        N/A            89,600  Sq Feet          19                 100.0   10/26/2005   Fee Simple
  133                       2003                54  Pads         31,455                 100.0   11/10/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  134                        N/A            87,200  Sq Feet          19                 100.0   10/26/2005   Fee Simple
  135                        N/A            30,000  Sq Feet          53                 100.0   11/15/2005   Fee Simple
  136                       2005            13,871  Sq Feet         115                 100.0     6/8/2005   Fee Simple
  137                        N/A            20,005  Sq Feet          77                  89.3     9/7/2005   Fee Simple
  138                       1995                16  Units        92,813                 100.0     7/5/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
  139                        N/A            39,745  Sq Feet          34                  84.1   10/26/2005   Fee Simple
  140                        N/A            13,800  Sq Feet          96                 100.0     1/1/2006   Fee Simple
  141                       2005            12,558  Sq Feet          97                 100.0   12/15/2004   Fee Simple
  142                       2005            16,804  Sq Feet          71                 100.0      Various   Fee Simple
 142A1                      2005             8,892  Sq Feet                             100.0    2/11/2005   N/A
------------------------------------------------------------------------------------------------------------------------------------
 142A2                      2005             7,912  Sq Feet                             100.0    7/29/2005   N/A
  143                       2005             8,130  Sq Feet         144                 100.0    3/31/2005   Fee Simple
  144                        N/A                89  Pads         12,921                  82.0    11/1/2005   Fee Simple
  145                        N/A            53,076  Sq Feet          20                 100.0   10/26/2005   Fee Simple
------------------------------------------------------------------------------------------------------------------------------------

                                                      LARGEST                                      LARGEST             LARGEST
      CONTROL                                         TENANT                                     TENANT AREA         TENANT LEASE
        NO.                                            NAME                                    LEASED (SQ. FT.)       EXP. DATE
-----------------------------------------------------------------------------------------------------------------------------------

         1              Dewey Ballantine, LLP                                                           465,677          9/30/2020
         2              Soros Fund Management LLC                                                        95,260          6/30/2015
         3              Dillard's                                                                       206,000           8/9/2057
         4              Dillard's                                                                       209,141                N/A
         5              N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
        5A1             N/A                                                                                 N/A                N/A
        5A2             N/A                                                                                 N/A                N/A
        5A3             N/A                                                                                 N/A                N/A
        5A4             N/A                                                                                 N/A                N/A
        5A5             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
        5A6             N/A                                                                                 N/A                N/A
        5A7             N/A                                                                                 N/A                N/A
        5A8             N/A                                                                                 N/A                N/A
        5A9             N/A                                                                                 N/A                N/A
       5A10             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       5A11             N/A                                                                                 N/A                N/A
       5A12             N/A                                                                                 N/A                N/A
       5A13             N/A                                                                                 N/A                N/A
       5A14             N/A                                                                                 N/A                N/A
       5A15             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       5A16             N/A                                                                                 N/A                N/A
       5A17             N/A                                                                                 N/A                N/A
       5A18             N/A                                                                                 N/A                N/A
       5A19             N/A                                                                                 N/A                N/A
       5A20             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       5A21             N/A                                                                                 N/A                N/A
       5A22             N/A                                                                                 N/A                N/A
       5A23             N/A                                                                                 N/A                N/A
       5A24             N/A                                                                                 N/A                N/A
       5A25             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       5A26             N/A                                                                                 N/A                N/A
       5A27             N/A                                                                                 N/A                N/A
       5A28             N/A                                                                                 N/A                N/A
       5A29             N/A                                                                                 N/A                N/A
       5A30             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       5A31             N/A                                                                                 N/A                N/A
       5A32             N/A                                                                                 N/A                N/A
       5A33             N/A                                                                                 N/A                N/A
       5A34             N/A                                                                                 N/A                N/A
       5A35             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       5A36             N/A                                                                                 N/A                N/A
       5A37             N/A                                                                                 N/A                N/A
       5A38             N/A                                                                                 N/A                N/A
       5A39             N/A                                                                                 N/A                N/A
       5A40             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       5A41             N/A                                                                                 N/A                N/A
       5A42             N/A                                                                                 N/A                N/A
       5A43             N/A                                                                                 N/A                N/A
       5A44             N/A                                                                                 N/A                N/A
       5A45             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       5A46             N/A                                                                                 N/A                N/A
       5A47             N/A                                                                                 N/A                N/A
       5A48             N/A                                                                                 N/A                N/A
       5A49             N/A                                                                                 N/A                N/A
         6              N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
        6A1             N/A                                                                                 N/A                N/A
        6A2             N/A                                                                                 N/A                N/A
        6A3             N/A                                                                                 N/A                N/A
        6A4             N/A                                                                                 N/A                N/A
        6A5             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
        6A6             N/A                                                                                 N/A                N/A
        6A7             N/A                                                                                 N/A                N/A
        6A8             N/A                                                                                 N/A                N/A
         7              N/A                                                                                 N/A                N/A
        7A1             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
        7A2             N/A                                                                                 N/A                N/A
        7A3             N/A                                                                                 N/A                N/A
        7A4             N/A                                                                                 N/A                N/A
        7A5             N/A                                                                                 N/A                N/A
        7A6             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
        7A7             N/A                                                                                 N/A                N/A
        7A8             N/A                                                                                 N/A                N/A
         8              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.                             230,344          6/30/2014
         9              N/A                                                                                 N/A                N/A
        10              N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       10A1             Fremont Investment & Loan                                                        54,793         12/16/2009
       10A2             Post, Buckley, Schuh & Jernigan                                                  80,283          1/31/2009
       10A3             Metametrix, Inc.                                                                 20,859          7/31/2007
       10A4             IVANS Inc.                                                                       16,335          9/30/2007
       10A5             Exide Technologies, Inc.                                                         67,207          5/31/2016
-----------------------------------------------------------------------------------------------------------------------------------
       10A6             BPB America, Inc.                                                                26,338         10/31/2006
       10A7             Branch Banking and Trust Company                                                 29,864          5/31/2013
       10A8             Countrywide Home Loans, Inc.                                                     25,327          3/31/2006
       10A9             Galaxy Engineering Services, Inc.                                                33,158         12/31/2005
       10A10            Elekta Instruments Inc.                                                          41,607          2/28/2013
-----------------------------------------------------------------------------------------------------------------------------------
        11              DHL Express (USA), Inc.                                                         490,000         12/31/2025
        12              Steve and Barry's                                                                80,000          1/31/2011
        13              N/A                                                                                 N/A                N/A
       13A1             Liberty Mutual Insurance Company                                                 26,609          7/31/2012
       13A2             CosmoCom, Inc.                                                                   28,000          4/30/2011
-----------------------------------------------------------------------------------------------------------------------------------
       13A3             Coram, Inc.                                                                      24,000         12/31/2008
       13A4             Insight Companies, Inc.                                                          12,578          4/30/2014
        14              Lycos Inc.                                                                      106,429          3/31/2008
        15              N/A                                                                                 N/A                N/A
        16              N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
        17              Borders, Inc.                                                                    29,772          1/31/2008
        18              Intel Europe, Inc.                                                              288,742         12/31/2015
        19              N/A                                                                                 N/A                N/A
        20              Regal Cinema                                                                     75,785          3/31/2024
        21              N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
        22              University of Phoenix                                                            58,589          8/31/2012
        23              N/A                                                                                 N/A                N/A
       23A1             N/A                                                                                 N/A                N/A
       23A2             N/A                                                                                 N/A                N/A
       23A3             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       23A4             N/A                                                                                 N/A                N/A
       23A5             N/A                                                                                 N/A                N/A
       23A6             N/A                                                                                 N/A                N/A
       23A7             N/A                                                                                 N/A                N/A
       23A8             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       23A9             N/A                                                                                 N/A                N/A
       23A10            N/A                                                                                 N/A                N/A
       23A11            N/A                                                                                 N/A                N/A
       23A12            N/A                                                                                 N/A                N/A
       23A13            N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       23A14            N/A                                                                                 N/A                N/A
       23A15            N/A                                                                                 N/A                N/A
       23A16            N/A                                                                                 N/A                N/A
       23A17            N/A                                                                                 N/A                N/A
       23A18            N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       23A19            N/A                                                                                 N/A                N/A
       23A20            N/A                                                                                 N/A                N/A
       23A21            N/A                                                                                 N/A                N/A
       23A22            N/A                                                                                 N/A                N/A
       23A23            N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       23A24            N/A                                                                                 N/A                N/A
       23A25            N/A                                                                                 N/A                N/A
       23A26            N/A                                                                                 N/A                N/A
        24              N/A                                                                                 N/A                N/A
        25              Jo-Ann Stores                                                                    35,266          1/31/2016
-----------------------------------------------------------------------------------------------------------------------------------
        26              Linens N Things                                                                  31,650          1/31/2016
        27              N/A                                                                                 N/A                N/A
        28              New England Audio Co., Inc.                                                       9,778          8/31/2016
        29              165 Market Street, Inc.                                                          33,600          3/31/2015
        30              N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       30A1             Sterling Jewelers Inc. (dba Kay Jewelers)                                        10,000         10/31/2015
       30A2             Payless ShoeSource Inc.                                                           1,500          2/28/2013
        31              Jamaica 162-21 Realty Corp.                                                      73,500          8/30/2019
        32              Kroger                                                                           45,528         12/31/2011
        33              N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       33A1             N/A                                                                                 N/A                N/A
       33A2             N/A                                                                                 N/A                N/A
       33A3             N/A                                                                                 N/A                N/A
        34              Waldbaum, Inc.                                                                   42,000          8/31/2021
        35              The Gap, Inc.                                                                    18,000          5/31/2010
-----------------------------------------------------------------------------------------------------------------------------------
        36              N/A                                                                                 N/A                N/A
        37              Mount Kisco Medical Group PC                                                     19,144         11/30/2013
        38              N/A                                                                                 N/A                N/A
        39              Optelecom, Inc.                                                                  30,000          8/31/2013
        40              N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       40A1             N/A                                                                                 N/A                N/A
       40A2             N/A                                                                                 N/A                N/A
       40A3             N/A                                                                                 N/A                N/A
       40A4             N/A                                                                                 N/A                N/A
       40A5             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       40A6             N/A                                                                                 N/A                N/A
        41              Lakeview Farmers Market                                                          19,500          5/31/2009
        42              MeadWestvaco Corporation                                                         83,386         10/30/2014
        43              N/A                                                                                 N/A                N/A
        44              Avenue A/Razorfish Philadelphia, Inc.                                            26,855          3/30/2011
-----------------------------------------------------------------------------------------------------------------------------------
        45              Spectrum Clubs                                                                   37,690          2/28/2009
        46              N/A                                                                                 N/A                N/A
        47              Sound Advice                                                                     15,000         10/31/2015
        48              Mid-Hudson Valley AIDS Task Force, Inc.                                          14,945          5/31/2013
        49              Walgreen Co.                                                                     13,005         12/31/2080
-----------------------------------------------------------------------------------------------------------------------------------
        50              N/A                                                                                 N/A                N/A
        51              N/A                                                                                 N/A                N/A
        52              Roth's Food Center                                                               43,970         11/30/2018
        53              N/A                                                                                 N/A                N/A
        54              Walgreen Co.                                                                     14,490         10/31/2080
-----------------------------------------------------------------------------------------------------------------------------------
        55              N/A                                                                                 N/A                N/A
        56              Bank of America                                                                  18,040         12/31/2008
        57              N/A                                                                                 N/A                N/A
        58              N/A                                                                                 N/A                N/A
        59              Fashion Bug                                                                      10,000          8/31/2012
-----------------------------------------------------------------------------------------------------------------------------------
        60              N/A                                                                                 N/A                N/A
        61              King's Super Buffet                                                               9,350         11/14/2009
        62              Snyder's Drug Stores, Inc.                                                       19,034          7/31/2010
        63              Dollar Tree                                                                      16,500          5/31/2012
        64              Walgreen Co.                                                                     14,820          9/30/2080
-----------------------------------------------------------------------------------------------------------------------------------
        65              Kroger's Grocery                                                                 50,388         12/31/2021
        66              Abuelo's                                                                         10,976          2/28/2010
        67              N/A                                                                                 N/A                N/A
        68              N/A                                                                                 N/A                N/A
        69              Walgreen Co.                                                                     14,820          9/30/2080
-----------------------------------------------------------------------------------------------------------------------------------
        70              Natick NJ Realty Corp. (subleased to BJ's Wholesale Club, Inc.)                 104,710          7/31/2012
        71              Pancho's Mexican Buffet                                                           6,373          3/31/2013
        72              Walgreen Co.                                                                     13,650          4/30/2079
        73              N/A                                                                                 N/A                N/A
        74              JLJ Group d/b/a The Little Gym                                                    4,000          2/15/2011
-----------------------------------------------------------------------------------------------------------------------------------
        75              N/A                                                                                 N/A                N/A
        76              N/A                                                                                 N/A                N/A
        77              N/A                                                                                 N/A                N/A
        78              N/A                                                                                 N/A                N/A
        79              Tops                                                                             42,000          2/28/2014
-----------------------------------------------------------------------------------------------------------------------------------
        80              Summit Real Estate Investments, Inc.                                             16,439         12/31/2017
        81              N/A                                                                                 N/A                N/A
       81A1             N/A                                                                                 N/A                N/A
       81A2             N/A                                                                                 N/A                N/A
       81A3             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       81A4             N/A                                                                                 N/A                N/A
       81A5             N/A                                                                                 N/A                N/A
       81A6             N/A                                                                                 N/A                N/A
       81A7             N/A                                                                                 N/A                N/A
       81A8             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       81A9             N/A                                                                                 N/A                N/A
       81A10            N/A                                                                                 N/A                N/A
       81A11            N/A                                                                                 N/A                N/A
       81A12            N/A                                                                                 N/A                N/A
        82              Primestor Development                                                             4,750          9/30/2014
-----------------------------------------------------------------------------------------------------------------------------------
        83              The Contemporary Jewish Museum                                                    5,580          8/31/2008
        84              Hemet True Value                                                                  9,000         12/31/2010
        85              Walgreen Co.                                                                     14,820          9/30/2080
        86              Infinity Insurance Company                                                       85,064          4/30/2015
        87              N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
        88              N/A                                                                                 N/A                N/A
        89              Blockbuster                                                                       6,147         11/30/2007
        90              N/A                                                                                 N/A                N/A
        91              N/A                                                                                 N/A                N/A
       91A1             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       91A2             Lullaby Nursery School                                                            4,320          1/31/2006
       91A3             Babies-N-Motion                                                                   3,200          7/31/2006
        92              Walgreens                                                                         8,171         11/30/2011
        93              N/A                                                                                 N/A                N/A
        94              Salon Adelante                                                                    3,750          1/31/2009
-----------------------------------------------------------------------------------------------------------------------------------
        95              Citibank, N.A.                                                                    2,975         12/31/2014
        96              Anytime Fitness                                                                   4,865          3/28/2010
        97              N/A                                                                                 N/A                N/A
       97A1             N/A                                                                                 N/A                N/A
       97A2             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       97A3             N/A                                                                                 N/A                N/A
        98              N/A                                                                                 N/A                N/A
       98A1             N/A                                                                                 N/A                N/A
       98A2             N/A                                                                                 N/A                N/A
       98A3             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
       98A4             N/A                                                                                 N/A                N/A
        99              N/A                                                                                 N/A                N/A
        100             Parallel Petroleum                                                               21,640          8/31/2006
        101             MAC Distribution, Inc.                                                           16,418           5/1/2010
        102             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
        103             N/A                                                                                 N/A                N/A
        104             N/A                                                                                 N/A                N/A
        105             N/A                                                                                 N/A                N/A
       105A1            Mercy Hospital                                                                    4,250          2/28/2009
       105A2            St. James Enterprises, Inc.                                                       2,250          9/30/2009
-----------------------------------------------------------------------------------------------------------------------------------
        106             N/A                                                                                 N/A                N/A
        107             N/A                                                                                 N/A                N/A
        108             N/A                                                                                 N/A                N/A
        109             Stage Department Stores                                                          14,960          3/31/2007
        110             Blockbuster Video                                                                 7,020         11/30/2007
-----------------------------------------------------------------------------------------------------------------------------------
        111             Desert Tan                                                                        2,640          5/31/2010
        112             Dollar Tree                                                                       6,000          7/31/2007
        113             N/A                                                                                 N/A                N/A
        114             N/A                                                                                 N/A                N/A
        115             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
        116             The Kroger Co.                                                                   44,896          8/22/2014
        117             Century American Development                                                      4,347         10/31/2009
        118             N/A                                                                                 N/A                N/A
       118A1            N/A                                                                                 N/A                N/A
       118A2            N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
        119             Heart of Texas Goodwill                                                          10,560          3/31/2010
        120             N/A                                                                                 N/A                N/A
        121             Dollar Tree                                                                      10,000          2/28/2010
        122             Beneflex, Inc.                                                                    8,089          2/28/2010
        123             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
        124             Washington Mutual                                                                 3,500          9/24/2015
        125             Blockbuster Video                                                                 4,991         10/31/2011
        126             The Macton Corporation                                                           27,200         10/24/2017
        127             GSA - Social Security Administration                                             14,282          8/23/2020
        128             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
        129             Catherines, Inc.                                                                  5,530          8/31/2010
        130             Poonam Inc.                                                                       6,000          6/30/2017
        131             Twin Liquors                                                                      2,500         12/31/2008
        132             Wal-Mart                                                                         41,200          1/31/2007
        133             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
        134             Wal-Mart                                                                         40,000         10/31/2006
        135             Paradigm Autobody Inc                                                             9,650          10/1/2016
        136             Dollar Tree Stores, Inc.                                                         13,871          8/30/2015
        137             Life Bank                                                                         4,000          5/31/2007
        138             N/A                                                                                 N/A                N/A
-----------------------------------------------------------------------------------------------------------------------------------
        139             Sherwin Williams                                                                  7,800          7/31/2010
        140             Rentway, Inc.                                                                     4,000          8/31/2010
        141             Family Dollar, Inc.                                                              12,558          6/30/2015
        142             N/A                                                                                 N/A                N/A
       142A1            Family Dollar, Inc.                                                               8,892          6/30/2015
-----------------------------------------------------------------------------------------------------------------------------------
       142A2            Family Dollar, Inc.                                                               7,912         12/31/2015
        143             Family Dollar, Inc.                                                               8,130         12/31/2015
        144             N/A                                                                                 N/A                N/A
        145             Brookshire                                                                       30,600          5/31/2009
-----------------------------------------------------------------------------------------------------------------------------------

                                                 2ND LARGEST                             2ND LARGEST            2ND LARGEST
      CONTROL                                      TENANT                                TENANT AREA           TENANT LEASE
        NO.                                         NAME                               LEASED (SQ. FT.)          EXP. DATE
-------------------------------------------------------------------------------------------------------------------------------

         1              Calyon                                                                   363,997             2/28/2013
         2              Central Parking Systems of NY                                             69,633             8/31/2012
         3              Belk                                                                     180,230             7/31/2057
         4              Sears                                                                    132,367                   N/A
         5              N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        5A1             N/A                                                                          N/A                   N/A
        5A2             N/A                                                                          N/A                   N/A
        5A3             N/A                                                                          N/A                   N/A
        5A4             N/A                                                                          N/A                   N/A
        5A5             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        5A6             N/A                                                                          N/A                   N/A
        5A7             N/A                                                                          N/A                   N/A
        5A8             N/A                                                                          N/A                   N/A
        5A9             N/A                                                                          N/A                   N/A
       5A10             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       5A11             N/A                                                                          N/A                   N/A
       5A12             N/A                                                                          N/A                   N/A
       5A13             N/A                                                                          N/A                   N/A
       5A14             N/A                                                                          N/A                   N/A
       5A15             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       5A16             N/A                                                                          N/A                   N/A
       5A17             N/A                                                                          N/A                   N/A
       5A18             N/A                                                                          N/A                   N/A
       5A19             N/A                                                                          N/A                   N/A
       5A20             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       5A21             N/A                                                                          N/A                   N/A
       5A22             N/A                                                                          N/A                   N/A
       5A23             N/A                                                                          N/A                   N/A
       5A24             N/A                                                                          N/A                   N/A
       5A25             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       5A26             N/A                                                                          N/A                   N/A
       5A27             N/A                                                                          N/A                   N/A
       5A28             N/A                                                                          N/A                   N/A
       5A29             N/A                                                                          N/A                   N/A
       5A30             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       5A31             N/A                                                                          N/A                   N/A
       5A32             N/A                                                                          N/A                   N/A
       5A33             N/A                                                                          N/A                   N/A
       5A34             N/A                                                                          N/A                   N/A
       5A35             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       5A36             N/A                                                                          N/A                   N/A
       5A37             N/A                                                                          N/A                   N/A
       5A38             N/A                                                                          N/A                   N/A
       5A39             N/A                                                                          N/A                   N/A
       5A40             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       5A41             N/A                                                                          N/A                   N/A
       5A42             N/A                                                                          N/A                   N/A
       5A43             N/A                                                                          N/A                   N/A
       5A44             N/A                                                                          N/A                   N/A
       5A45             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       5A46             N/A                                                                          N/A                   N/A
       5A47             N/A                                                                          N/A                   N/A
       5A48             N/A                                                                          N/A                   N/A
       5A49             N/A                                                                          N/A                   N/A
         6              N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        6A1             N/A                                                                          N/A                   N/A
        6A2             N/A                                                                          N/A                   N/A
        6A3             N/A                                                                          N/A                   N/A
        6A4             N/A                                                                          N/A                   N/A
        6A5             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        6A6             N/A                                                                          N/A                   N/A
        6A7             N/A                                                                          N/A                   N/A
        6A8             N/A                                                                          N/A                   N/A
         7              N/A                                                                          N/A                   N/A
        7A1             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        7A2             N/A                                                                          N/A                   N/A
        7A3             N/A                                                                          N/A                   N/A
        7A4             N/A                                                                          N/A                   N/A
        7A5             N/A                                                                          N/A                   N/A
        7A6             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        7A7             N/A                                                                          N/A                   N/A
        7A8             N/A                                                                          N/A                   N/A
         8              Metropolitan Life Insurance Company                                      193,159            12/31/2013
         9              N/A                                                                          N/A                   N/A
        10              N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       10A1             State Farm Mutual Automobile Insurance Company                            51,701             3/31/2012
       10A2             IPS - Integrated Project Services                                          7,771             4/30/2007
       10A3             Broniec Associates, Inc.                                                  20,065            10/31/2008
       10A4             United States Postal Service                                              12,042            12/19/2010
       10A5             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       10A6             Sprintcom, Inc.                                                           10,803             1/31/2006
       10A7             Microtek Medical Holdings, Inc.                                           20,198            12/31/2015
       10A8             Pitney Bowes Management Services, Inc.                                    17,272             5/31/2006
       10A9             Exide Technologies                                                        16,419             5/31/2016
       10A10            N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        11              N/A                                                                          N/A                   N/A
        12              Sears                                                                     53,006            10/31/2009
        13              N/A                                                                          N/A                   N/A
       13A1             Forster & Garbus and P.C.S., Inc.                                         25,091            11/30/2010
       13A2             7-Eleven, Inc.                                                            13,180            11/30/2012
-------------------------------------------------------------------------------------------------------------------------------
       13A3             Lucent Technologies Inc.                                                  21,000             1/31/2008
       13A4             American Heart Association                                                 8,124             9/30/2010
        14              Availant, Inc.                                                            35,529             3/31/2013
        15              N/A                                                                          N/A                   N/A
        16              N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        17              Michaels Stores, Inc.                                                     23,149             2/28/2011
        18              N/A                                                                          N/A                   N/A
        19              N/A                                                                          N/A                   N/A
        20              Chutney Partners                                                          11,544             3/31/2017
        21              N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        22              J.M. Huber                                                                19,868             5/31/2011
        23              N/A                                                                          N/A                   N/A
       23A1             N/A                                                                          N/A                   N/A
       23A2             N/A                                                                          N/A                   N/A
       23A3             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       23A4             N/A                                                                          N/A                   N/A
       23A5             N/A                                                                          N/A                   N/A
       23A6             N/A                                                                          N/A                   N/A
       23A7             N/A                                                                          N/A                   N/A
       23A8             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       23A9             N/A                                                                          N/A                   N/A
       23A10            N/A                                                                          N/A                   N/A
       23A11            N/A                                                                          N/A                   N/A
       23A12            N/A                                                                          N/A                   N/A
       23A13            N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       23A14            N/A                                                                          N/A                   N/A
       23A15            N/A                                                                          N/A                   N/A
       23A16            N/A                                                                          N/A                   N/A
       23A17            N/A                                                                          N/A                   N/A
       23A18            N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       23A19            N/A                                                                          N/A                   N/A
       23A20            N/A                                                                          N/A                   N/A
       23A21            N/A                                                                          N/A                   N/A
       23A22            N/A                                                                          N/A                   N/A
       23A23            N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       23A24            N/A                                                                          N/A                   N/A
       23A25            N/A                                                                          N/A                   N/A
       23A26            N/A                                                                          N/A                   N/A
        24              N/A                                                                          N/A                   N/A
        25              Circuit City                                                              33,958             1/31/2020
-------------------------------------------------------------------------------------------------------------------------------
        26              B&R Stores                                                                25,000             5/24/2014
        27              N/A                                                                          N/A                   N/A
        28              Lotus Buffet Inc.                                                          6,680             5/15/2012
        29              The Children's Place Retail Stores, Inc.                                   5,000            10/31/2010
        30              N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       30A1             Metropolitan Athletics Congress, Inc.                                      2,500             3/25/2006
       30A2             Daniel Eli                                                                 1,000                   MTM
        31              Pretty Girl of Jamaica Ave. Corp                                           4,000             9/30/2009
        32              Factory 2U                                                                19,314             2/28/2010
        33              N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       33A1             N/A                                                                          N/A                   N/A
       33A2             N/A                                                                          N/A                   N/A
       33A3             N/A                                                                          N/A                   N/A
        34              N/A                                                                          N/A                   N/A
        35              N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        36              N/A                                                                          N/A                   N/A
        37              Mount Kisco Medical Group PC                                               8,464            10/31/2017
        38              N/A                                                                          N/A                   N/A
        39              Thales Communications, Inc.                                               17,405            10/31/2011
        40              N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       40A1             N/A                                                                          N/A                   N/A
       40A2             N/A                                                                          N/A                   N/A
       40A3             N/A                                                                          N/A                   N/A
       40A4             N/A                                                                          N/A                   N/A
       40A5             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       40A6             N/A                                                                          N/A                   N/A
        41              AutoZone                                                                   8,050            12/31/2009
        42              N/A                                                                          N/A                   N/A
        43              N/A                                                                          N/A                   N/A
        44              8th & Willow, Inc.                                                        14,727            12/14/2009
-------------------------------------------------------------------------------------------------------------------------------
        45              Mr. Gatti's/Gattiland                                                     23,682             5/31/2014
        46              N/A                                                                          N/A                   N/A
        47              International Diamond Center                                               5,000             7/20/2012
        48              Fencing Academy of Westchester, LLC                                        9,836             1/31/2012
        49              N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        50              N/A                                                                          N/A                   N/A
        51              N/A                                                                          N/A                   N/A
        52              American Family Video                                                      6,971             6/30/2007
        53              N/A                                                                          N/A                   N/A
        54              N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        55              N/A                                                                          N/A                   N/A
        56              The Toro Company                                                          17,782             5/31/2007
        57              N/A                                                                          N/A                   N/A
        58              N/A                                                                          N/A                   N/A
        59              Pets Supplies Plus                                                         7,605             5/31/2009
-------------------------------------------------------------------------------------------------------------------------------
        60              N/A                                                                          N/A                   N/A
        61              Broward County Mental Health                                               7,948             7/31/2008
        62              GE Master Lease                                                            6,578             4/30/2007
        63              Hancock Fabrics                                                           14,000            10/31/2009
        64              N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        65              N/A                                                                          N/A                   N/A
        66              Dollar Western Wear                                                        8,500             3/31/2006
        67              N/A                                                                          N/A                   N/A
        68              N/A                                                                          N/A                   N/A
        69              N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        70              N/A                                                                          N/A                   N/A
        71              Dazzling Events by Envoyounce                                              3,430            12/31/2006
        72              N/A                                                                          N/A                   N/A
        73              N/A                                                                          N/A                   N/A
        74              Emergency Care Centers of America                                          3,800            11/30/2012
-------------------------------------------------------------------------------------------------------------------------------
        75              N/A                                                                          N/A                   N/A
        76              N/A                                                                          N/A                   N/A
        77              N/A                                                                          N/A                   N/A
        78              N/A                                                                          N/A                   N/A
        79              Family Dollar Stores                                                      11,742            12/31/2010
-------------------------------------------------------------------------------------------------------------------------------
        80              Chicago School of Massage Therapy and Mr. Robert K. King                   4,465             5/31/2006
        81              N/A                                                                          N/A                   N/A
       81A1             N/A                                                                          N/A                   N/A
       81A2             N/A                                                                          N/A                   N/A
       81A3             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       81A4             N/A                                                                          N/A                   N/A
       81A5             N/A                                                                          N/A                   N/A
       81A6             N/A                                                                          N/A                   N/A
       81A7             N/A                                                                          N/A                   N/A
       81A8             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       81A9             N/A                                                                          N/A                   N/A
       81A10            N/A                                                                          N/A                   N/A
       81A11            N/A                                                                          N/A                   N/A
       81A12            N/A                                                                          N/A                   N/A
        82              The Shave, Inc.                                                            1,927             7/31/2010
-------------------------------------------------------------------------------------------------------------------------------
        83              Mann Consulting                                                            5,410             9/15/2009
        84              Hemet Stationers                                                           5,600                   MTM
        85              N/A                                                                          N/A                   N/A
        86              N/A                                                                          N/A                   N/A
        87              N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        88              N/A                                                                          N/A                   N/A
        89              Quizno's Subs                                                              2,312             4/30/2009
        90              N/A                                                                          N/A                   N/A
        91              N/A                                                                          N/A                   N/A
       91A1             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       91A2             N/A                                                                          N/A                   N/A
       91A3             Mr. Timothy Rowley Esq.                                                    1,500                   MTM
        92              N/A                                                                          N/A                   N/A
        93              N/A                                                                          N/A                   N/A
        94              Starbucks                                                                  2,500             4/30/2011
-------------------------------------------------------------------------------------------------------------------------------
        95              Raifa Supermarket, Inc.                                                    1,511            11/30/2011
        96              The Drafthouse                                                             3,963              7/8/2012
        97              N/A                                                                          N/A                   N/A
       97A1             N/A                                                                          N/A                   N/A
       97A2             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       97A3             N/A                                                                          N/A                   N/A
        98              N/A                                                                          N/A                   N/A
       98A1             N/A                                                                          N/A                   N/A
       98A2             N/A                                                                          N/A                   N/A
       98A3             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       98A4             N/A                                                                          N/A                   N/A
        99              N/A                                                                          N/A                   N/A
        100             Citibank Texas N.A.                                                       14,393            12/31/2008
        101             Intercontinental Enterprises, VA, Inc.                                    14,900            11/30/2009
        102             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        103             N/A                                                                          N/A                   N/A
        104             N/A                                                                          N/A                   N/A
        105             N/A                                                                          N/A                   N/A
       105A1            DLS Holdings, LLC dba Lifeline Therapy                                     4,025             1/31/2010
       105A2            North Hills Podiatry                                                       1,500             6/30/2010
-------------------------------------------------------------------------------------------------------------------------------
        106             N/A                                                                          N/A                   N/A
        107             N/A                                                                          N/A                   N/A
        108             N/A                                                                          N/A                   N/A
        109             Dollar General Store                                                       9,700            10/31/2008
        110             Dona Mari's                                                                3,832             4/30/2008
-------------------------------------------------------------------------------------------------------------------------------
        111             Pizza Hut                                                                  1,588            11/30/2006
        112             Cleek's                                                                    5,000              5/1/2012
        113             N/A                                                                          N/A                   N/A
        114             N/A                                                                          N/A                   N/A
        115             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        116             Dollar Discount                                                            2,400             9/30/2007
        117             Service First Escrow, Inc. a Corporation                                   2,300             8/31/2008
        118             N/A                                                                          N/A                   N/A
       118A1            N/A                                                                          N/A                   N/A
       118A2            N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        119             First National Bank                                                        3,136             6/30/2009
        120             N/A                                                                          N/A                   N/A
        121             CATO                                                                       3,600             2/28/2010
        122             E & M Properties                                                           4,950             5/30/2010
        123             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        124             EB Games                                                                   1,610             1/31/2011
        125             Famous Dave's BBQ                                                          4,800             6/30/2017
        126             N/A                                                                          N/A                   N/A
        127             N/A                                                                          N/A                   N/A
        128             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        129             Mrs. Chung Chen, dba U.S. Hair                                             4,600            11/30/2012
        130             PNC Bank National Association                                              5,000             7/31/2011
        131             Subway                                                                     1,543              9/2/2014
        132             United Supermarket                                                        32,250            12/31/2007
        133             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        134             United Supermarket                                                        18,750             1/31/2007
        135             Beaver Coach Sales                                                         7,000             10/1/2006
        136             N/A                                                                          N/A                   N/A
        137             Mad Science                                                                2,047             3/31/2009
        138             N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
        139             Island Tans                                                                3,900            12/31/2009
        140             PPG Architectural Finishes, Inc.                                           3,295            10/31/2010
        141             N/A                                                                          N/A                   N/A
        142             N/A                                                                          N/A                   N/A
       142A1            N/A                                                                          N/A                   N/A
-------------------------------------------------------------------------------------------------------------------------------
       142A2            N/A                                                                          N/A                   N/A
        143             N/A                                                                          N/A                   N/A
        144             N/A                                                                          N/A                   N/A
        145             Family Dollar Stores                                                      13,928             3/31/2015
-------------------------------------------------------------------------------------------------------------------------------

                                             3RD LARGEST                        3RD LARGEST         3RD LARGEST
      CONTROL                                  TENANT                           TENANT AREA        TENANT LEASE
        NO.                                     NAME                          LEASED (SQ. FT.)       EXP. DATE
------------------------------------------------------------------------------------------------------------------

         1              Lehman Brothers Holdings Inc.                                  339,666         12/31/2020
         2              New Line Realty of New York, Inc.                               69,232          6/30/2017
         3              Hechts                                                         179,930           8/1/2057
         4              Foley's                                                        128,184                N/A
         5              N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
        5A1             N/A                                                                N/A                N/A
        5A2             N/A                                                                N/A                N/A
        5A3             N/A                                                                N/A                N/A
        5A4             N/A                                                                N/A                N/A
        5A5             N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
        5A6             N/A                                                                N/A                N/A
        5A7             N/A                                                                N/A                N/A
        5A8             N/A                                                                N/A                N/A
        5A9             N/A                                                                N/A                N/A
       5A10             N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
       5A11             N/A                                                                N/A                N/A
       5A12             N/A                                                                N/A                N/A
       5A13             N/A                                                                N/A                N/A
       5A14             N/A                                                                N/A                N/A
       5A15             N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
       5A16             N/A                                                                N/A                N/A
       5A17             N/A                                                                N/A                N/A
       5A18             N/A                                                                N/A                N/A
       5A19             N/A                                                                N/A                N/A
       5A20             N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
       5A21             N/A                                                                N/A                N/A
       5A22             N/A                                                                N/A                N/A
       5A23             N/A                                                                N/A                N/A
       5A24             N/A                                                                N/A                N/A
       5A25             N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
       5A26             N/A                                                                N/A                N/A
       5A27             N/A                                                                N/A                N/A
       5A28             N/A                                                                N/A                N/A
       5A29             N/A                                                                N/A                N/A
       5A30             N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
       5A31             N/A                                                                N/A                N/A
       5A32             N/A                                                                N/A                N/A
       5A33             N/A                                                                N/A                N/A
       5A34             N/A                                                                N/A                N/A
       5A35             N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
       5A36             N/A                                                                N/A                N/A
       5A37             N/A                                                                N/A                N/A
       5A38             N/A                                                                N/A                N/A
       5A39             N/A                                                                N/A                N/A
       5A40             N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
       5A41             N/A                                                                N/A                N/A
       5A42             N/A                                                                N/A                N/A
       5A43             N/A                                                                N/A                N/A
       5A44             N/A                                                                N/A                N/A
       5A45             N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
       5A46             N/A                                                                N/A                N/A
       5A47             N/A                                                                N/A                N/A
       5A48             N/A                                                                N/A                N/A
       5A49             N/A                                                                N/A                N/A
         6              N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
        6A1             N/A                                                                N/A                N/A
        6A2             N/A                                                                N/A                N/A
        6A3             N/A                                                                N/A                N/A
        6A4             N/A                                                                N/A                N/A
        6A5             N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
        6A6             N/A                                                                N/A                N/A
        6A7             N/A                                                                N/A                N/A
        6A8             N/A                                                                N/A                N/A
         7              N/A                                                                N/A                N/A
        7A1             N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
        7A2             N/A                                                                N/A                N/A
        7A3             N/A                                                                N/A                N/A
        7A4             N/A                                                                N/A                N/A
        7A5             N/A                                                                N/A                N/A
        7A6             N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
        7A7             N/A                                                                N/A                N/A
        7A8             N/A                                                                N/A                N/A
         8              Loomis, Sayles & Company, L.P.                                 146,914         12/31/2015
         9              N/A                                                                N/A                N/A
        10              N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
       10A1             Kronos Incorporated                                             15,371          1/31/2012
       10A2             Nestle USA, Inc.                                                 6,673         10/31/2008
       10A3             Toshiba America Business Solutions                              17,889          5/31/2010
       10A4             Countrywide Home Loans, Inc.                                    10,303          5/31/2008
       10A5             N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
       10A6             FMI Corporation                                                  6,626          9/30/2006
       10A7             N/A                                                                N/A                N/A
       10A8             N/A                                                                N/A                N/A
       10A9             N/A                                                                N/A                N/A
       10A10            N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
        11              N/A                                                                N/A                N/A
        12              Elder Beerman                                                   52,000           2/2/2008
        13              N/A                                                                N/A                N/A
       13A1             Panalpina, Inc.                                                  8,757          5/31/2011
       13A2             Pulver.com                                                      13,147           6/1/2011
------------------------------------------------------------------------------------------------------------------
       13A3             The Katherine Gibbs Corporation  - Mellville                    15,000         12/31/2006
       13A4             Curative Health Services of New York, Inc.                       7,932         12/31/2012
        14              Polaroid Corporation                                            31,710         12/31/2007
        15              N/A                                                                N/A                N/A
        16              N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
        17              Golf Galaxy, Inc.                                               15,241         12/31/2015
        18              N/A                                                                N/A                N/A
        19              N/A                                                                N/A                N/A
        20              CVS                                                             10,880          1/31/2026
        21              N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
        22              Mikob Properties                                                10,775         11/30/2015
        23              N/A                                                                N/A                N/A
       23A1             N/A                                                                N/A                N/A
       23A2             N/A                                                                N/A                N/A
       23A3             N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
       23A4             N/A                                                                N/A                N/A
       23A5             N/A                                                                N/A                N/A
       23A6             N/A                                                                N/A                N/A
       23A7             N/A                                                                N/A                N/A
       23A8             N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
       23A9             N/A                                                                N/A                N/A
       23A10            N/A                                                                N/A                N/A
       23A11            N/A                                                                N/A                N/A
       23A12            N/A                                                                N/A                N/A
       23A13            N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
       23A14            N/A                                                                N/A                N/A
       23A15            N/A                                                                N/A                N/A
       23A16            N/A                                                                N/A                N/A
       23A17            N/A                                                                N/A                N/A
       23A18            N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
       23A19            N/A                                                                N/A                N/A
       23A20            N/A                                                                N/A                N/A
       23A21            N/A                                                                N/A                N/A
       23A22            N/A                                                                N/A                N/A
       23A23            N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
       23A24            N/A                                                                N/A                N/A
       23A25            N/A                                                                N/A                N/A
       23A26            N/A                                                                N/A                N/A
        24              N/A                                                                N/A                N/A
        25              PetSmart                                                        20,054          1/31/2016
------------------------------------------------------------------------------------------------------------------
        26              Big Lots                                                        25,000          1/31/2012
        27              N/A                                                                N/A                N/A
        28              Stool Pigeons Casual Dining                                      6,448         12/31/2011
        29              Dollar Industry LLC                                              4,200          4/30/2013
        30              N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
       30A1             Messer & Siminovsky, LLP                                         2,500          1/31/2006
       30A2             Xiao Yun Wang                                                      600         12/31/2012
        31              N/A                                                                N/A                N/A
        32              Cititrends                                                      15,303         12/31/2010
        33              N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
       33A1             N/A                                                                N/A                N/A
       33A2             N/A                                                                N/A                N/A
       33A3             N/A                                                                N/A                N/A
        34              N/A                                                                N/A                N/A
        35              N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
        36              N/A                                                                N/A                N/A
        37              Marcomark, Inc.                                                  4,884         11/30/2009
        38              N/A                                                                N/A                N/A
        39              Visual Aids Electronics Corp.                                   12,595         10/31/2012
        40              N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
       40A1             N/A                                                                N/A                N/A
       40A2             N/A                                                                N/A                N/A
       40A3             N/A                                                                N/A                N/A
       40A4             N/A                                                                N/A                N/A
       40A5             N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
       40A6             N/A                                                                N/A                N/A
        41              Discount Merchandise                                             7,208          3/31/2014
        42              N/A                                                                N/A                N/A
        43              N/A                                                                N/A                N/A
        44              Bio Medical Applications Inc.                                   11,611          4/30/2009
------------------------------------------------------------------------------------------------------------------
        45              Aaron Rents                                                     17,000          4/30/2009
        46              N/A                                                                N/A                N/A
        47              AMSCOT Financial                                                 3,000          7/15/2015
        48              Performax, Inc.                                                  6,500          5/31/2015
        49              N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
        50              N/A                                                                N/A                N/A
        51              N/A                                                                N/A                N/A
        52              US Bank                                                          4,145         12/31/2005
        53              N/A                                                                N/A                N/A
        54              N/A                                                                N/A                N/A
------------------------------------------------------------------------------------------------------------------
        55              N/A                                                                N/A                N/A
        56              H.C. Zachry                                                     11,704         10/30/2006
        57              N/A                                                                N/A                N/A
        58              N/A                                                                N/A                N/A
        59              Maurices                                                         4,375          1/31/2010
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        60              N/A                                                                N/A                N/A
        61              Mee Rak Restaurant                                               5,232          8/31/2007
        62              Executech Solutions, Inc.                                        3,962         12/31/2006
        63              Factory Direct                                                  10,000          4/30/2012
        64              N/A                                                                N/A                N/A
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        65              N/A                                                                N/A                N/A
        66              RHL Inc., DBA The Zone Bar                                       7,100         12/31/2005
        67              N/A                                                                N/A                N/A
        68              N/A                                                                N/A                N/A
        69              N/A                                                                N/A                N/A
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        70              N/A                                                                N/A                N/A
        71              Pegasus Rehabilitation Clinic                                    3,378          8/31/2007
        72              N/A                                                                N/A                N/A
        73              N/A                                                                N/A                N/A
        74              George's Chow House                                              2,812         11/30/2011
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        75              N/A                                                                N/A                N/A
        76              N/A                                                                N/A                N/A
        77              N/A                                                                N/A                N/A
        78              N/A                                                                N/A                N/A
        79              N/A                                                                N/A                N/A
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        80              Dr. Chad Larson                                                  1,531          8/31/2007
        81              N/A                                                                N/A                N/A
       81A1             N/A                                                                N/A                N/A
       81A2             N/A                                                                N/A                N/A
       81A3             N/A                                                                N/A                N/A
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       81A4             N/A                                                                N/A                N/A
       81A5             N/A                                                                N/A                N/A
       81A6             N/A                                                                N/A                N/A
       81A7             N/A                                                                N/A                N/A
       81A8             N/A                                                                N/A                N/A
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       81A9             N/A                                                                N/A                N/A
       81A10            N/A                                                                N/A                N/A
       81A11            N/A                                                                N/A                N/A
       81A12            N/A                                                                N/A                N/A
        82              Zen Zoo Tea                                                      1,341          5/31/2015
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        83              Corbis Digital Asset Management Services, LLC                    4,200          12/6/2007
        84              Rent-A-Center                                                    3,600          3/31/2007
        85              N/A                                                                N/A                N/A
        86              N/A                                                                N/A                N/A
        87              N/A                                                                N/A                N/A
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        88              N/A                                                                N/A                N/A
        89              Tito's Cafe                                                      2,030          4/30/2006
        90              N/A                                                                N/A                N/A
        91              N/A                                                                N/A                N/A
       91A1             N/A                                                                N/A                N/A
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       91A2             N/A                                                                N/A                N/A
       91A3             Concord Public Financial Advisors                                  600          9/30/2007
        92              N/A                                                                N/A                N/A
        93              N/A                                                                N/A                N/A
        94              Pascal's Pizza                                                   2,500          2/28/2008
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        95              Rosa Englander Inc.                                                871         12/31/2012
        96              Music Plex                                                       3,906         10/17/2010
        97              N/A                                                                N/A                N/A
       97A1             N/A                                                                N/A                N/A
       97A2             N/A                                                                N/A                N/A
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       97A3             N/A                                                                N/A                N/A
        98              N/A                                                                N/A                N/A
       98A1             N/A                                                                N/A                N/A
       98A2             N/A                                                                N/A                N/A
       98A3             N/A                                                                N/A                N/A
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       98A4             N/A                                                                N/A                N/A
        99              N/A                                                                N/A                N/A
        100             U.S. General Services Administration - FBI                      11,300          2/23/2009
        101             Starpower Communications, LLC                                    9,500          12/1/2010
        102             N/A                                                                N/A                N/A
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        103             N/A                                                                N/A                N/A
        104             N/A                                                                N/A                N/A
        105             N/A                                                                N/A                N/A
       105A1            Automatic Identification Manufacturers, Inc.                     2,875          7/31/2008
       105A2            Dai Trong Nguyen                                                   750           8/1/2010
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        106             N/A                                                                N/A                N/A
        107             N/A                                                                N/A                N/A
        108             N/A                                                                N/A                N/A
        109             CVS Pharmacy                                                     7,915          3/31/2007
        110             Better Backs & Beds                                              3,200          6/30/2006
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        111             Skylight Electronics                                             1,512          9/30/2006
        112             Hibbet Sporting Goods                                            5,000          9/30/2007
        113             N/A                                                                N/A                N/A
        114             N/A                                                                N/A                N/A
        115             N/A                                                                N/A                N/A
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        116             American General Finance, Inc.                                   1,200         12/31/2008
        117             Tim Osborn                                                       2,271          6/30/2007
        118             N/A                                                                N/A                N/A
       118A1            N/A                                                                N/A                N/A
       118A2            N/A                                                                N/A                N/A
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        119             Affordable Eye Care                                              2,325         12/31/2006
        120             N/A                                                                N/A                N/A
        121             Shoe Show                                                        3,500          3/31/2010
        122             A.J. Bossio & Co., PC                                            1,550         12/31/2014
        123             N/A                                                                N/A                N/A
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        124             Quiznos Sub                                                      1,400          9/30/2015
        125             Subway                                                           1,630         12/31/2012
        126             N/A                                                                N/A                N/A
        127             N/A                                                                N/A                N/A
        128             N/A                                                                N/A                N/A
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        129             D.O.C. Optics Corporation                                        2,300          6/30/2007
        130             Pennsylvania Liquor Control Board                                4,000          7/31/2013
        131             Daily Grind Coffee                                               1,420         12/31/2008
        132             Stage Stores                                                    12,950          1/31/2009
        133             N/A                                                                N/A                N/A
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        134             Beall's                                                         18,000         12/31/2008
        135             Suspension Specialties                                           5,000           9/1/2009
        136             N/A                                                                N/A                N/A
        137             Numina Finance & Service Corp.                                   2,036          8/31/2007
        138             N/A                                                                N/A                N/A
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        139             Christian Faith Ministries                                       3,606          5/30/2006
        140             Quizno's Sub Shop                                                1,500         12/31/2010
        141             N/A                                                                N/A                N/A
        142             N/A                                                                N/A                N/A
       142A1            N/A                                                                N/A                N/A
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       142A2            N/A                                                                N/A                N/A
        143             N/A                                                                N/A                N/A
        144             N/A                                                                N/A                N/A
        145             Weakly Watson                                                    8,548         10/31/2007
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Footnotes to Annex A-1

(1)	1301 Avenue of the Americas	U/W Net Operating Income and U/W Net Operating Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the 1301 Avenue of the Americas Mortgaged Property are projected to be $81,493,424 and $79,282,861 respectively, based on assumed mark-to-market rent adjustment to below-market tenant leases, contractual rent steps, and certain other lease-up assumptions.
U/W NCF DSCR is based on the in-place U/W Net Cash Flow. Based on the projected in-place U/W Net Cash Flow of $79,282,861, the U/W NCF DSCR is 3.46x.
Tenant 1 Lease Expiration Date –
Tenant 1 – Dewey Ballantine, LLP’s lease expiration includes 58,900 square feet of space which expires on 8/31/2008, with two, ten-year renewal options and one, five-year option. Dewey Ballantine, LLP’s lease expiration also includes 2,000 square feet that expires on September 30, 2010 and 404,777 square feet which expires on September 30, 2020. Dewey Ballantine, LLP also has a right to terminate all or part of its lease on September 30, 2015 with notice prior to September 30, 2013 and the payment of a termination fee. Provided that Dewey Ballantine, LLP exercises its second renewal option, it has a 2nd termination option on September 30, 2034 with notice prior to September 30, 2032 and payment of a termination fee. Dewey Ballantine, LLP subleases approximately 40,124 square feet of its space to two sub-tenants but remains fully responsible for its entire lease obligations related to that sublet space. Dewey Ballantine, LLP has assigned 29,200 square feet of its space to two tenants. This space is included in the above square footage.
Tenant 2 Lease Expiration Date –
Tenant 2 – Calyon (formerly known as Credit Lyonnais) subleases 29,500 square feet to one sub-tenant but remains fully responsible for its lease obligations related to that sublet space. The Calyon lease provides for four, five-year renewal options throughout the term of the lease.
Tenant 3 Lease Expiration Date –
Tenant 3 – Lehman Brothers Holdings, Inc., has three, four-year renewal options. Lehman Brothers Holdings Inc., has committed to lease an additional 62,600 square feet effective January 1, 2011 which is not reflected in the square footage listed. Lehman Brothers Holdings, Inc., subleases 22,110 square feet of its space to one sub-tenant but remains fully responsible for its entire lease obligations related to that sublet space. Lehman Brothers Holdings Inc., leases 32,941 square feet that expires on December 31, 2010. Lehman Brothers Holdings Inc. can surrender 22,390 square feet on August 31, 2017 with notice by September 1, 2015. There is no termination fee for this option.

Footnotes to Annex A-1  — continued

Although the Lehman Mortgage Loan Seller is the Mortgage Loan Seller with respect to the 1301 Avenue of the Americas Mortgage Loan, which has an unpaid principal balance of $420,783,734, such mortgage loan was originated on a 50/50 basis by an affiliate of the Lehman Mortgage Loan Seller and the UBS Mortgage Loan Seller.
(2)	888 Seventh Avenue	Original Balance and Cut-off Date Balance reflect the 888 Seventh Avenue Mortgage Loan (A1-Note). The 888 Seventh Avenue Non-Trust Loans totals $172,660,000. The 888 Seventh Avenue Loan Combination totals $318,554,000, of which $145,894,000 comprises the 888 Seventh Avenue Mortgage Loan.
Maturity Date Balance reflects the balance after month 120 of the 888 Seventh Avenue Mortgage Loan. At maturity the 888 Seventh Avenue Loan Combination is expected to have an outstanding principal balance of $318,554,000.
Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue pari passu Non-Trust Loan, totaling $291,788,000. The Original LTV and Cut-Off Date LTV of the 888 Seventh Avenue Loan Combination is approximately 74.1%. The LTV of the 888 Seventh Avenue Loan Combination at maturity is expected to be 74.1%.
U/W NCF DSCR is based on the initial principal balance of the 888 Seventh Avenue pari passu A-Notes and an interest rate of 5.705%, calculated on an actual/360 basis. The DSCR of the 888 Seventh Avenue Loan Combination is 1.10x, calculated based on an interest rate of 5.705% and an actual/360 basis.
The scheduled debt service was calculated by applying the 5.705% coupon to the outstanding principal balance of the 888 Seventh Avenue Mortgage Loan.
Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR include executed leases for five tenants totaling 56,762 sf, which tenants are currently building out their spaces, and a dark tenant totaling 18,807 sf, which space is master leased by the 888 Seventh Avenue Borrower. The mortgaged real property is 99.0% leased and 90.7% occupied.
(3)	Triangle Town Center	Original Balance and Cut-off Date Balance reflect the Triangle Town Center Mortgage Loan (A-Note). The Triangle Town Center Non-Trust Loan (B-Note) totals $72,965,924. The Triangle Town Center Loan Combination totals $200,000,000, of which $127,034,076 comprises the Triangle Town Center Mortgage Loan.

Footnotes to Annex A-1  — continued

Maturity Date Balance reflects the balance after month 120 of the Triangle Town Center Mortgage Loan. At maturity the Triangle Town Center Loan Combination is expected to have an outstanding principal balance of $170,713,179.
Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the Triangle Town Center Mortgage Loan only. The Original LTV and Cut-Off Date LTV of the Triangle Town Center Loan Combination is approximately 70.2%. The LTV of the Triangle Town Center Loan Combination at maturity is expected to be 59.9%.
U/W NCF DSCR is based on U/W Net Cash Flow divided by the product of (i) the initial principal balance of the Triangle Town Center Mortgage Loan and (ii) the actual debt service constant of the Triangle Town Center Mortgage Loan of 7.1837%. The DSCR of the Triangle Town Center Loan Combination, utilizing the Loan Combination debt service constant of approximately 7.1837% is 1.05x.
Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including a 13,087 square-foot executed lease with The Gap Inc., as well as 1,672 square feet of potential leases and rent steps through June 1, 2006. The underwritten net cash flow includes the 1,672 square feet of potential leases. The property is a 1,440,865 square-foot regional mall of which 637,516 square feet (including 12,007 square feet of ground lease space, of which only the land is part of the collateral) is collateral. The overall projected underwritten occupancy is 94.8%, with in-line projected occupancy of 84.2%. As of the rent roll dated November 10, 2005, the mortgaged real property was 94.7% leased and 93.7% occupied, with 83.8% of the in-line space leased and 81.1% of the in-line tenants in occupancy. The CBL & Associates Limited Partnership guarantees the amount of $3,948,480, representing proceeds allocable to the differential between the in-place rent at the closing of the mortgage loan and the projected rent. The $3,948,480 guaranty may be released and/or reduced upon the execution of certain unexecuted leases or replacement tenants for such leases.
The scheduled debt service was calculated by adding the first 12 monthly payments due with respect to the Triangle Town Center Mortgage Loan during the first 12 months of the amortization of the Triangle Town Center Loan Combination. Such monthly payments are comprised of (i) principal payments computed by allocating the pro-rata principal payments of the Triangle Town Center Mortgage Loan and (ii) interest payments computed by applying the 5.7370% coupon to the aggregate outstanding principal balance of the Triangle Town Center Mortgage Loan. The resulting loan constant for the Triangle Town Center Mortgage Loan is 7.1837%.

Footnotes to Annex A-1  — continued

The three largest tenants, Dillards, Belks and Hechts, each own their land and improvements and therefore such land and improvements are excluded from the collateral.
(4)	Chapel Hills Mall	U/W NOI and U/W NCF reflects in-place U/W Net Operating Income and in-place U/W Net Cash Flow.
The U/W Net Operating Income and U/W Net Cash Flow of the Chapel Hills Mall Mortgaged Property is projected to be $12,022,319 and $11,635,271 respectively, based on assumed completion of redevelopment plan by fall 2006, and certain other lease-up assumptions.
U/W NCF DSCR is based on the in-place U/W Net Cash Flow. Based on the projected in-place U/W Net Cash Flow of $11,635,271, the U/W NCF DSCR is 1.47x.
Cut Off Date LTV, Balloon LTV –
Reflects current as is value. The stabilized appraised value as of 11/1/2006 is $175,000,000, based upon assumed completion of redevelopment plan. Based on this stabilized value, the Cut-off Date LTV Ratio and the Maturity LTV Ratio are 69.5% and 64.3% respectively.
Size –
Reflects gross leasable area of the entire mall including any anchors and outparcel improvements which may not be part of the collateral. The collateral square footage for the Chapel Hills Mall Mortgaged Property is 500,757 sq feet. The collateral square feet comprising the Chapel Hills Mall Mortgaged Property consists of 62,422 square feet of anchor space, 160,462 square feet of junior anchor space including a movie theater and 277,873 square feet of in-line mall space. In addition, the Chapel Hills Mall Mortgaged Property includes outparcel pads but not the tenant-owned improvements on those pads, and a 342-unit self storage facility.
Tenant 1, Tenant 2, Tenant 3 Lease Expiration – Dillards, Sears and Foley's N/A means not applicable as anchor tenants own their own stores and pads, and are not considered part of the collateral.

Footnotes to Annex A-1  — continued

(5)	Courtyard by Marriott II Fee Portfolio	U/W NOI and U/W NCF reflects in-place U/W Net Operating Income and in-place U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the Courtyard by Marriott II Fee Portfolio Mortgaged Properties is projected to be $11,085,760 and $11,085,760, respectively, based on assumption of increases in gross revenues from increased occupancy, ADR and RevPar of the Courtyard by Marriott II Fee Portfolio Mortgaged Properties which causes a concurrent increase in the ground rent. The in-place U/W Net Operating Income and in-place U/W Net Cash Flow reflect only the ground rental income generated from the Courtyard by Marriott II Fee Portfolio Mortgaged Properties.
U/W NCF DSCR –
Based on in-place U/W Net Cash Flow. Based on the projected U/W Net Cash Flow of $11,085,760, the U/W NCF DSCR would be 1.35x. The U/W Net Cash Flow of the Courtyard by Marriott II Fee Portfolio Mortgaged Properties is the ground rent.
Portfolio –
Portfolio of 49 fee interests in the land underlying 49 select-service, Courtyard by Marriott Portfolio Hotels. The land constitutes the Courtyard by Marriott II Fee Portfolio Mortgaged Property and the Courtyard by Marriott Portfolio Hotels are not part of the collateral. The hotels are located in 28 states: California, Illinois, Florida, Alabama, Maryland, Georgia, Missouri, Arizona, Michigan, Colorado, Virginia, Texas, Tennessee, Ohio, Connecticut, New York, New Jersey, North Carolina, Kentucky, Kansas, Arkansas, Washington, Indiana, Oklahoma, Minnesota, Oregon, Massachusetts, and South Carolina. The Courtyard by Marriott Portfolio Hotels range in size from 145 to 155 rooms, total 7,261 rooms and were constructed between 1986 and 1990. The leasehold interests in the 49 hotel properties are secured separately and are part of a 64-hotel portfolio of fee and leasehold mortgages in the amount of $550,000,000.
Occupancy Percentage –
Occupancy percentage, ADR, and RevPar for the Courtyard by Marriott Portfolio Hotels reflects the weighted average for the trailing twelve months as of November 4, 2005, based on the allocated loan amount for each Courtyard by Marriott II Fee Portfolio Mortgaged Property.
Property Type—
The Courtyard by Marriott II Fee Portfolio Mortgaged Property, although categorized on this Annex and elsewhere in this prospectus supplement as a "hotel" property type, actually constitutes groundleased land and the improvements thereon, which are not part of the collateral, consist of hotel properties.

Footnotes to Annex A-1  — continued

(6)	One Financial Center	U/W NCF DSCR –
The U/W NCF DSCR is based solely on the $99,903,070 One Financial Center Mortgage Loan and does not take into account the $127,345,497 One Financial Center Non-Trust Loan. The U/W NCF DSCR for the entire One Financial Center Mortgage Loan Combination is 1.44x.
The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio are based solely on the One Financial Center Mortgage Loan and do not take into account the One Financial Center Non-Trust Loan. The Cut-Off Date LTV and Maturity Date LTV, of the entire One Financial Center Mortgage Loan Combination would be 48.2% and 38.4%, respectively.
Tenant 1 – Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.'s lease provides for two, 5 year renewal options.
Tenant 2 – Metropolitan Life Insurance Company subleases 73,476 square feet of its space through December 30, 2013 to former affiliate State Street Research & Management Company which was sold in January 2005 to BlackRock, Inc.
Tenant 3 Lease End –
Tenant 3 – Loomis, Sayles & Company, L.P. has a right to terminate its lease effective December 31, 2010 or any succeeding calendar month, upon 18 months prior notice and payment of a lease termination fee.
Loan Combination –
The One Financial Center Mortgage Loan is part of the One Financial Center Loan Combination that also includes the One Financial Center Non-Trust Loan in the cut-off date principal balance amount of $127,345,497.
Interest Rate –
The mortgage interest rate for the One Financial Center Non-Trust Loan is 7.42% and the weighted average mortgage interest rate for the entire One Financial Center Loan Combination is 6.53%.
(7)	Embassy Suites Battery Park City	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and in-place U/W Net Cash Flow. The U/W Net Operating Income and the U/W Net Cash Flow of the Embassy Suites Battery Park City Mortgaged Property is projected to be $15,022,674 and $12,819,234, respectively, based on an assumed increase in the weighted average occupancy, ADR and RevPar of the Embassy Suites Battery Park City Mortgaged Property upon stabilization in 2009.
U/W NCF DSCR is calculated based on the in-place U/W Net Cash Flow. Based on the projected U/W Net Cash Flow for the Embassy Suites Battery Park City Mortgaged Property the U/W NCF DSCR would be 2.45x.

Footnotes to Annex A-1  — continued

Occupancy percentage, ADR, and RevPar for the Embassy Suites Battery Park City Mortgaged Property for the trailing twelve months through September 30, 2005.
(8)	Highwoods II Portfolio	Appraised Value reflects the aggregate of the appraised values of the 10 properties compromising the Highwoods II Portfolio Mortgage Loan.
Highwoods – Deerfield I – Tenant 2 Lease Expiration Date; Highwoods – Deerfield II – Tenant 1. Lease Expiration Date –
Exide Technologies lease provides two lease termination rights effective January 1, 2011 and January 1, 2013, respectively, upon nine months prior notice and payment of a termination fee. The lease also provides for two, five-year renewal options at fair market value.
Highwoods – Deerfield I: Galaxy Engineering Services, Inc. has vacated its space as of 12/31/05 and was not included in the U/W NCF.
Occupancy, U/W NCF DSCR, Cut-off Date LTV, Maturity Date LTV –
Weighted average occupancy, U/W NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio, respectively are based on allocated loan amounts for each Highwoods II Portfolio Mortgaged Property.
(9)	DHL Center	DHL has the option to terminate its lease on the last day of the fifteenth year of the lease term (December 31, 2020). Upon termination, the tenant is required to pay unamortized leasing costs in addition to a fee of $9,000,000.
(10)	River Valley Mall	Total square footage includes 4,574 sf of improvement owned by Applebeer on a pad site, which improvements are not part of the collateral.
(11)	Sterling Portfolio	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated based on underwritten projected occupancy. At closing, the borrower provided a letter of credit in the amount of $7,500,000, representing proceeds allocable to the cash flow differential between the current net cash flow and the net cash flow based upon the underwritten projected occupancy and projected increases in income and expenses. The $7,500,000 letter of credit is required to be released to the related borrower upon, among other things, the mortgage loan achieving a 1.20x DSCR calculated as indicated in the mortgage loan documents.
The related borrower has two opportunities to request a partial release of the $7,500,000 letter of credit, in accordance with the terms set forth in the mortgage. Based on the rent roll dated December 1, 2005, in-place occupancy for the mortgaged real property is 79.3%.

Footnotes to Annex A-1  — continued

Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including rental income attributable to Katherine Gibbs, which tenant is currently dark, but continues to make rental payments. The principals of the related borrower executed a master lease for the space leased by Katherine Gibbs for a fixed rent equal to $311,517 per annum for a period up to seven years.
(12)	U-Haul Portfolio – 26 Facilities Portfolio	Size –
The U-Haul Portfolio – 26 Facilities Portfolio Mortgaged Property is comprised of twelve self storage facilities as well as fourteen moving centers. The fourteen moving centers do not have an occupancy percentage calculation and are thus not reflected in the weighted average occupancy of the the U-Haul Portfolio – 26 Facilities Portfolio mortgaged real properties.
Occupancy Percentage is calculated based on the
weighted average for the trailing twelve months as of September 30, 2005, based on the allocated loan amount for each of the twelve U-Haul Self Storage mortgaged real properties, and does not reflect the occupancy of the fourteen moving centers.
(13)	787 Broad Street	The mortgaged real property consists of an additional 69,000 square feet of office space, which is part of the collateral. This space has been vacant since the building was originally purchased. U/W NCF and Appraised Value do not include any potential income from this space.
(14)	Fulton Roosevelt	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the January 2011 payment date and continuing until maturity, in the amount of $14,278.01, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments.
It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in January 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.
(15)	U-Haul Portfolio – SAC Portfolio	Occupancy Percentage is calculated based on the
weighted average for the trailing twelve months as of September 30, 2005, based on the allocated loan amount for each U-Haul Portfolio – SAC Portfolio Mortgaged Property.

Footnotes to Annex A-1  — continued

(16)	Waldbaums – Farmingdale	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the January 2011 payment date and continuing until maturity, in the amount of $13,760.35, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in January 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.
(17)	Gap – Fordham	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the December 2010 payment date and continuing until maturity, in the amount of $13,138.22, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in December 2010 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.
(18)	Williamsburg Manor	U/W Net Cash Flow and U/W NCF DSCR were calculated based on potential rent increases at the mortgaged real property, which have not yet been implemented. A letter of credit in the amount of $831,600, representing proceeds allocable to the net cash ﬂow differential between the current net cash ﬂow and the net cash ﬂow resulting from the potential rent increases, was posted at the closing of the mortgage loan. The letter of credit is required to be released upon satisfaction of certain net cash ﬂow and DSCR requirements at anytime before December 11, 2007, as indicated in the mortgage loan documentation. Additionally, Appraised Value, Original LTV, Current LTV and Maturity Date LTV were calculated based on an ‘‘As-stabilized’’ value as of January 1, 2009. The "as-is" appraised value of $12,300,000 as of November 2, 2005, results in a current LTV and original LTV of 79.9% and maturity LTV of 75.7% In place NCF DSCR is 1.11x.

Footnotes to Annex A-1  — continued

(19)	Cloverleaf Center	Thales Communications, Inc. has the right to terminate its lease as of August 31, 2008, upon 270 days prior written notice, subject to the payment of a termination fee pursuant to the lease. In the event Thales exercises its termination option, a 100% excess cash flow sweep will commence upon notice being given.
U/W Net Cash Flow and U/W NCF DSCR were calculated including rent from Thales, which has a five-month rent abatement. An amount of $58,017 was escrowed at closing, representing the rent abatement provided to the tenant from November 2005 through February 2006. Thales is required to commence paying full, unabated rent on March 1, 2006.
(20)	Oliver Multifamily Portfolio	Occupancy percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including rental income attributable to eight units at the Tropicana Apartments, which are undergoing minor repair work and are currently not occupied. The amount of $350,000 was escrowed at the closing of the mortgage loan. The $350,000 is required to be released to the related borrower upon, among other things, the mortgage loan achieving an underwritten DSCR of 1.25x based on trailing-12 month financials and calculated as indicated in the mortgage loan documentation and no event of default existing. Based on the rent roll dated August 2, 2005, in place occupancy for Tropicana Apartments and the entire portfolio is 83.0% and 89.7%, respectively and in-place NCF DSCR is 1.14x.
(21)	Foothill Plaza	Annual Debt Service, Monthly P&I –
The related borrower received a single earn-out advance in the amount of $1,750,000 on December 13, 2005, which is included in the original principal balance of the mortgage loan. Pursuant to the terms of the earn-out agreement, the annual debt service was recalculated based on the new outstanding principal balance of $9,250,000, the mortgage rate and a Remaining Amortization Term of 360 months.
Appraised Value, Cut-off Date LTV and Maturity Date LTV are based on an "as completed" value as of January 31, 2006, reflecting the completion of two new pad sites currently under construction at the mortgaged real property. Based on the "as-is" value, appraised value, Cut-off Date LTV and Maturity Date LTV are $13,900,000 (as of November 16, 2005), 66.5%, and 56.9%, respectively.

Footnotes to Annex A-1  — continued

(22)	Berkshire Manor Apartments	Monthly P&I, Annual Debt Service –
The related borrower entered into a rate lock agreement to receive a single earn-out advance in the amount of $350,000 on January 6, 2005, which is included in the original principal balance of the mortgage loan. Pursuant to the terms of the earn-out agreement, the annual debt service was recalculated based on the new outstanding principal balance of $6,100,000, the mortgage rate and a Remaining Amortization Term of 360 months. The new rate-locked mortgage rate is equal to 5.48%.
(23)	Woodhill Plaza	Tenant 2, Occupancy Percentage –
As of the rent roll dated November 1, 2005, 12,201 sq feet of space at the Woodhill Plaza Mortgaged Property is vacant. The seller, GE Capital Realty Group has agreed to guarantee the rental income for 6,578 sq feet of such vacant space for up to 18 months immediately following the closing of the loan, which occurred on November 23, 2005. At closing, the purchaser held back $217,074 from the purchase price which represents both the base rent and additional rent calculated at $22/sf for the full 6,578 sq feet of master leased space. Without the Master Lease in place the physical occupancy percentage of the subject property as of the rent roll dated November 1, 2005 is 77.7%.
(24)	Park Plaza Shopping Center	Occupancy Percentage –
The principal of the related borrower executed a master lease effective as of the closing of the mortgage loan for all vacant space (13,205 sq feet) for the remainder of the life of the loan, at an annual rate $15.35/sf on a NNN basis. That master lease shall be reduced pro-rata once Nextel takes occupancy and pays rent on 1,600 sq feet of the vacant space starting November 1, 2005. The master lease shall terminate when an additional 8,303 sq feet of the vacant space is leased-up at an average NNN rent of $14.57/sf. Without the master lease in place the physical occupancy percentage of the property as of the rent roll dated September 15, 2005 is 82.1%.
Occupancy Percentage –
The principal of the related borrower executed a master lease effective as of the closing of the mortgage loan for all vacant space (13,205 sf) for the remainder of the life of the loan, at an annual rate of $202,680.00 on a NNN basis. The square footage covered by that master lease will be reduced pro-rata by the amount of square feet leased to a replacement tenant with a related lease of no less than five years and an annual base rent of no less than five years and an annual base rent of no less than $21.00/sf for Suites A1 and A2, $16.00/sf for Suite A3, and $8.00 for Suite F. Without the master lease in place the physical occupancy percentage of the property as of the rent roll dated September 15, 2005 is 82.1%.

Footnotes to Annex A-1  — continued

(25)	Kroger's – Las Vegas	Tenant 1 –
The lease between the related borrower and the single property tenant, Kroger’s (the ‘‘Kroger’s Lease’’) gives that tenant the right to terminate its lease in the event that it determines that the leased premises have become uneconomic or unsuitable for its business operations and in connection with such termination, Kroger's is obligated to offer to purchase the related mortgaged real property for the sum of $6,783,930 plus any prepayment premium owed to any lender provided such prepayment premium shall be in an amount equal to the greater of (i) 1% and (ii) any yield maintenance premium in effect. Although pursuant to the terms of the Kroger’s Lease the borrower or lender may reject such offer, the related loan documents contain provisions which would preclude the borrower from rejecting such offer and which would thus require prepayment in full of the underlying mortgage loan, together with any yield maintenance prepayment premium due upon Kroger's exercise of such termination right.
Prepayment Provision –
The loan documents provide for a lockout period of five years and a pre-payment string of L(60),YM1%(60) associated with the Kroger's – Las Vegas Mortgage Loan. However, due to the fact that in the event of a lease termination by the Kroger tenant the underlying mortgage loan will be prepaid in full as described above, there is no lockout period reflected and the pre-payment string will reflect a YM1%(120).
(26)	Palmiers Apartments	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the February 2007 payment date and continuing until maturity, in the amount of $6,454.50, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments.
It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in February 2007 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

Footnotes to Annex A-1  — continued

(27)	450 West Avenue	In the event Tops Food does not exercise their five-year renewal option, the related borrower shall be required to deposit all excess cash flow into the rollover reserve escrow fund commencing on the payment date following the expiration of the Tops Food lease on February 28, 2014. Additionally, in the event Tops Food goes dark, the related borrower shall be required to deposit all excess cash flow into the rollover reserve escrow fund.
U/W NCF and U/W NCF DSCR were calculated including rent from Family Dollar Stores, which has a five-month rent abatement. The amount of $12,957.10 was held back at the closing of the mortgage loan and is required to be released to the related borrower upon Family Dollar Stores paying full, unabated rent.
(28)	282 2nd Street	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the February 2011 payment date and continuing until maturity, in the amount of $4,443.77, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in February 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.
The Contemporary Jewish Museum may terminate its lease at any time with 6 months notice.
(29)	Walgreens – Woodway	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (September 2030), and every five years thereafter, pursuant to the lease.

Footnotes to Annex A-1  — continued

(30)	Dinero Plaza	The amount of $249,000 was escrowed at the closing of the mortgage loan attributable to approximately one year of rent for each of three tenants. IRS ($62,000) is currently in occupancy of 6,007 square feet under a lease which expired on September 14, 2005. Maverick Oil ($30,000) has executed a lease for 3,330 square feet, but has not yet taken occupancy and Parallel Petroleum's ($157,000), lease expires on August 30, 2006. The $249,000 is required to be released to the related borrower upon (i) IRS, or a replacement tenant acceptable to the lender, renewing or executing a lease for a term expiring no sooner than October 14, 2008, and commencing rent payments at a rate no less than $10.25 per square foot, (ii) Parallel Petroleum, or a replacement tenant acceptable to the lender, renewing or executing a lease for a term expiring no sooner than August 31, 2009 and commencing rent payments at a rate no less than $7.25 per square foot, (iii) Maverick Oil taking occupancy, and executing a lease for a term expiring no sooner than October 31, 2008 and commencing rental payments at a rate of no less than $9.00 per square foot, and (iv) Stabilized Base Rent at the mortgaged real property, as defined in the mortgage loan documents, totaling not less than $1,004,804 per annum.
Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including Maverick Oil, which has executed a lease for 3,330 square feet, but has not yet taken occupancy, and IRS, which is currently in occupancy of 6,007 square feet under a lease that expired on September 14, 2005. Based on the rent roll dated October 5, 2005, current in place occupancy is 87.4%
(31)	Hyattsville Warehouse	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the December 2010 payment date and continuing until maturity, in the amount of $3,528.42, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments.
It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in December 2010 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

Footnotes to Annex A-1  — continued

(32)	Orchard Corners Apartments	Monthly P & I, Annual Debt Service –
The related borrower received a second advance in the amount of $355,000 on November 18, 2005, which is included in the original principal balance of the mortgage loan. Pursuant to the terms of the loan agreement, the annual debt service was recalculated based on the new outstanding principal balance of $2,980,000, the mortgage rate and a Remaining Amortization Term of 360 months.
(33)	Eagle Plaza Center	Monthly P & I, Annual Debt Service –
The related borrower received a single earn-out advance in the amount of $150,000 on December 14, 2005, which is included in the original principal balance of the mortgage loan. Pursuant to the terms of the earn-out agreement, the annual debt service was recalculated based on the outstanding principal balance of $2,238,702 as of January 11, 2006 at the mortgage rate and a Remaining Amortization Term of 360 months.
(34)	Ashford I Portfolio Ashford II Portfolio	Occupancy date is based on trailing 12-months ended August 31, 2005 which is adjusted to reflect underwritten occupany levels.
(35)		With regard to multi-property mortgage loans or cross-collaterialized mortgage loans, each such mortgage loan or related mortgage real property with a particular letter designation in the "Cross-Collaterialized Groups" column is either part of a multi-property loan or crossed-collateralized with each of the other mortgage loans or mortgage properties with the same letter designation.
(36)		The number in any parenthetical reflects the number of months in the applicable period during which the subject prepayment provision is in effect.
(37)		The weighted average occupany for multi-property loans is based on allocated loan amounts.

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ANNEX A-2

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Amortization Types
(Mortgage Pool)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Amortizing Balloon(2)	122	$1,435,287,684	58.4%	$11,764,653	$127,034,076	65.1%	1.51	x	93.2%	5.600%
Interest Only	23	1,020,679,422	41.6	44,377,366	420,783,734	57.1	1.75		98.1	5.563
Total/Avg/Wtd Avg:	145	$2,455,967,106	100.0%	$16,937,704	$420,783,734	61.8%	1.61	x	95.4%	5.585%

(1)	Excludes mortgage loans secured by hospitality properties and the mortgage loan secured by the mortgaged real property listed on Annex A-1 to this prospectus supplement as Scutti Fee Interest-Land.

(2)	Includes mortgage loans, representing 30.1% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 50.2% of these loans, by balance, have three years or less of interest-only payments.

Annex A-2-1

Cut-Off Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
20.1 - 25.0	1	$99,903,070	4.1%	$99,903,070	$99,903,070	21.2%	3.78	x	97.1%	5.400%
35.1 - 40.0	2	444,743,756	18.1	222,371,878	420,783,734	38.3	2.25		99.3	5.379
40.1 - 45.0	1	127,034,076	5.2	127,034,076	127,034,076	44.6	1.65		94.8	5.737
45.1 - 50.0	1	18,131,353	0.7	18,131,353	18,131,353	48.2	2.02		93.6	5.688
50.1 - 55.0	4	135,372,544	5.5	33,843,136	120,000,000	53.7	1.35		91.8	5.552
55.1 - 60.0	7	113,017,530	4.6	16,145,361	84,500,000	58.4	1.63		81.9	5.999
60.1 - 65.0	8	75,546,996	3.1	9,443,374	45,000,000	63.9	1.26		89.9	5.671
65.1 - 70.0	17	303,832,196	12.4	17,872,482	145,894,000	67.1	1.33		96.7	5.688
70.1 - 75.0	31	444,971,513	18.1	14,353,920	121,595,467	73.6	1.32		93.7	5.492
75.1 - 80.0	67	615,500,023	25.1	9,186,568	110,899,000	77.5	1.26		93.2	5.671
80.1 >=	6	77,914,050	3.2	12,985,675	5,400,000	84.1	1.21		99.4	5.543
Total/Avg/Wtd Avg:	145	$2,455,967,106	100.0%	$16,937,704	$420,783,734	61.8%	1.61	x	95.4%	5.585%
Weighted Average Cut-off Date LTV Ratio for all Mortgage Loans: 61.8%

(1)	Excludes mortgage loans secured by hospitality properties and the mortgage loan secured by the mortgaged real property listed on Annex A-1 to this prospectus supplement as Scutti Fee Interest-Land.

Annex A-2-2

Original Term to Maturity
(Mortgage Pool)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	6	$331,095,489	13.5%	$55,182,581	$121,595,467	68.6%	1.49	x	91.8%	5.538%	60
61 - 72	1	4,391,813	0.2	4,391,813	4,391,813	79.6	1.23		92.9	5.924	72
73 - 84	4	89,679,175	3.7	22,419,794	42,000,000	66.7	1.64		98.2	5.520	84
85 - 108	1	110,899,000	4.5	110,899,000	110,899,000	75.4	1.36		—	5.749	108
109 - 120	129	1,799,206,060	73.3	13,947,334	420,783,734	61.5	1.53		95.8	5.591	119
121 - 144	1	99,903,070	4.1	99,903,070	99,903,070	21.2	3.78		97.1	5.400	142
169 - 180	3	20,792,500	0.8	6,930,833	13,340,000	78.0	1.23		92.3	5.979	180
Total/Avg/Wtd Avg:	145	$2,455,967,106	100.0%	$16,937,704	$420,783,734	61.8%	1.61	x	95.4%	5.585%	111
Weighted Average Original Term to Maturity: 111 months.

(1)	Excludes mortgage loans secured by hospitality properties and the mortgage loan secured by the mortgaged real property listed on Annex A-1 to this prospectus supplement as Scutti Fee Interest-Land.

Annex A-2-3

Remaining Term to Maturity
(Mortgage Pool)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR	Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	6	331,095,489	13.5	55,182,581	121,595,467	68.6	1.49	91.8	5.538	58
61 - 72	1	4,391,813	0.2	4,391,813	4,391,813	79.6	1.23	92.9	5.924	70
73 - 84	4	89,679,175	3.7	22,419,794	42,000,000	66.7	1.64	98.2	5.520	82
85 - 108	2	115,538,618	4.7	57,769,309	110,899,000	74.6	1.37	71.7	5.767	107
109 - 120	128	1,794,566,442	73.1	14,020,050	420,783,734	61.5	1.53	95.9	5.590	119
121 - 144	1	99,903,070	4.1	99,903,070	99,903,070	21.2	3.78	97.1	5.400	141
169 - 180	3	20,792,500	0.8	6,930,833	13,340,000	78.0	1.23	92.3	5.979	177
Total/Avg/Wtd Avg:	145	$2,455,967,106	100.0%	$16,937,704	$420,783,734	61.8%	1.61x	95.4%	5.585%	110
Weighted Average Remaining Term to Maturity: 110 months.

(1)	Excludes mortgage loans secured by hospitality properties and the mortgage loan secured by the mortgaged real property listed on Annex A-1 to this prospectus supplement as Scutti Fee Interest-Land.

Annex A-2-4

Mortgaged Properties by Property Type(1)
(Mortgage Pool)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Office	33	$948,133,996	38.6%	$28,731,333	$420,783,734	50.6%	1.97	x	96.0%	5.522%
Retail	66	661,504,059	26.9	10,022,789	127,034,076	68.9	1.34		94.9	5.538
Hotel(3)	74	524,920,190	21.4	7,093,516	84,500,000	65.9	1.46		—	5.722
Multifamily	43	166,121,339	6.8	3,863,287	23,040,000	74.2	1.25		94.2	5.624
Self Storage	47	69,574,581	2.8	1,480,310	5,205,616	64.1	1.60		89.8	5.703
Industrial/Warehouse	5	66,694,238	2.7	13,338,848	55,850,000	81.8	1.21		99.7	5.573
Mobile Home Park	4	14,818,704	0.6	3,704,676	9,826,000	74.0	1.26		97.2	5.752
Mixed Use	1	4,200,000	0.2	4,200,000	4,200,000	65.1	1.20		98.0	6.090
Total/Avg/Wtd Avg:	273	$2,455,967,106	100.0%	$8,996,217	$420,783,734	61.8%	1.61	x	95.4%	5.585%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties and the mortgage loan secured by the mortgaged real property listed on Annex A-1 to this prospectus supplement as Scutti Fee Interest-Land.

(3)	Includes land, subject to ground lease and improved by hotels, securing 4.9% of the Initial Mortgage Pool Balance.

Annex A-2-5

Cut-Off Date Principal Balances
(Mortgage Pool)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
1 - 2,000,000	21	$33,191,431	1.4%	$1,580,544	$1,998,144	71.0%	1.29	x	98.2%	5.689%
2,000,001 - 4,000,000	38	112,569,483	4.6	2,962,355	4,000,000	74.6	1.29		94.6	5.670
4,000,001 - 6,000,000	28	135,133,098	5.5	4,826,182	6,000,000	75.0	1.28		96.9	5.711
6,000,001 - 8,000,000	10	69,912,382	2.8	6,991,238	8,000,000	74.5	1.31		95.4	5.674
8,000,001 - 10,000,000	12	108,314,431	4.4	9,026,203	9,978,918	72.6	1.23		92.7	5.650
10,000,001 - 15,000,000	9	109,128,848	4.4	12,125,428	13,340,000	72.2	1.29		96.0	5.692
15,000,001 - 20,000,000	8	141,882,065	5.8	17,735,258	20,000,000	71.0	1.38		90.7	5.553
20,000,001 - 25,000,000	3	71,800,022	2.9	23,933,341	24,800,000	65.6	1.81		97.0	5.556
25,000,001 - 50,000,000	5	216,000,000	8.8	43,200,000	50,000,000	69.3	1.42		87.7	5.639
50,000,001 - 75,000,000	2	126,850,000	5.2	63,425,000	71,000,000	79.4	1.22		93.5	5.662
75,000,001 - 100,000,000	2	184,403,070	7.5	92,201,535	99,903,070	38.4	2.84		97.1	5.728
100,000,001 - 125,000,000	4	453,070,467	18.4	113,267,617	121,595,467	69.3	1.31		91.3	5.494
125,000,001 - >=	3	693,711,810	28.2	231,237,270	420,783,734	45.7	1.90		98.4	5.505
Total/Avg/Wtd Avg:	145	$2,455,967,106	100.0%	$16,937,704	$420,783,734	61.8%	1.61	x	95.4%	5.585%
Average Cut-off Date Principal Balance: $16,937,704

(1)	Excludes mortgage loans secured by hospitality properties and the mortgage loan secured by the mortgaged real property listed on Annex A-1 to this prospectus supplement as Scutti Fee Interest-Land.

Annex A-2-6

U/W NCF DSCR
(Mortgage Pool)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
< 1.19	6	$24,305,247	1.0%	$4,050,875	10,150,000	72.0%	1.09	x	98.2%	5.820%
1.20 - 1.29	86	1,079,546,886	44.0	12,552,871	145,894,000	72.0	1.23		93.3	5.583
1.30 - 1.39	28	425,575,611	17.3	15,199,129	110,899,000	74.5	1.35		96.0	5.663
1.40 - 1.49	9	39,205,224	1.6	4,356,136	8,434,158	68.4	1.43		96.9	5.796
1.50 - 1.59	6	27,020,451	1.1	4,503,409	7,853,175	69.2	1.53		79.4	5.766
1.60 - 1.69	2	157,034,076	6.4	78,517,038	127,034,076	48.5	1.66		94.8	5.690
1.70 - 1.79	3	128,046,767	5.2	42,682,256	84,500,000	60.7	1.73		89.3	5.902
1.90 - 1.99	1	12,454,665	0.5	12,454,665	12,454,665	54.8	1.94		93.0	5.607
2.00 >=	4	562,778,178	22.9	140,694,545	420,783,734	35.6	2.52		98.8	5.393
Total/Avg/Wtd Avg:	145	$2,455,967,106	100.0%	$16,937,704	$420,783,734	61.8%	1.61	x	95.4%	5.585%
Weighted Average U/W NCF DSCR: 1.61x.

(1)	Excludes mortgage loans secured by hospitality properties and the mortgage loan secured by the mortgaged real property listed on Annex A-1 to this prospectus supplement as Scutti Fee Interest-Land.

Annex A-2-7

Occupancy Rates(1)(2)
(Mortgaged Pool)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	16	$33,147,872	1.3%	$2,071,742	$17,200,000	72.5%	1.38	x	60.0%	5.786%
65.1 - 70.0	1	8,191,967	0.3	8,191,967	8,191,967	58.1	1.23		69.2	5.340
70.1 - 75.0	3	6,854,967	0.3	2,284,989	4,639,618	61.4	1.43		72.2	6.118
75.1 - 80.0	6	37,115,063	1.5	6,185,844	16,600,000	69.2	1.22		78.1	5.557
80.1 - 85.0	8	47,715,781	1.9	5,964,473	20,400,000	75.9	1.25		81.6	5.743
85.1 - 90.0	22	165,530,579	6.7	7,524,117	45,000,000	72.0	1.26		87.6	5.607
90.1 - 95.0	29	395,831,395	16.1	13,649,358	127,034,076	64.7	1.40		92.9	5.536
95.1 >=	114	1,236,659,292	50.4	10,847,889	420,783,734	56.8	1.82		98.8	5.527
Total/Avg/Wtd Avg:	199	$1,931,046,917	78.6%	$9,703,753	$420,783,734	60.7%	1.65	x	95.4%	5.547%
Weighted average occupancy rate: 95.4%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties and the mortgage loan secured by the mortgaged real property listed on Annex A-1 to this prospectus supplement as Scutti Fee Interest-Land.

Annex A-2-8

Remaining Amortization Terms
(Mortgage Pool)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
IO(2)	23	$1,020,679,422	41.6%	$44,377,366	$420,783,734	57.2%	1.75	x	98.1%	5.563%	—
229 - 240	1	1,324,753	0.1	1,324,753	1,324,753	63.1	1.23		100.0	5.750	239
289 - 300	23	304,041,310	12.4	13,219,187	110,899,000	71.9	1.42		93.5	5.740	299
313 - 324	1	8,480,000	0.3	8,480,000	8,480,000	80.0	1.29		98.6	5.570	324
325 - 336	1	127,034,076	5.2	127,034,076	127,034,076	44.6	1.65		94.8	5.737	336
337 - 348	1	4,639,618	0.2	4,639,618	4,639,618	56.2	1.53		71.7	6.190	346
349 - 360	95	989,767,928	40.3	10,418,610	121,595,467	65.6	1.52		93.0	5.537	359
Total/Avg/Wtd Avg:	145	$2,455,967,106	100.0%	$16,937,704	$420,783,734	61.8%	1.61x		95.4%	5.585%	344
Weighted Average Remaining Amortization Term: 344 months.(4)

(1)	Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)	Interest-only up to maturity date.

(3)	Excludes mortgage loans secured by hospitality properties and the mortgage loan secured by the mortgaged real property listed on Annex A-1 to this prospectus supplement as Scutti Fee Interest-Land.

(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-2-9

Mortgage Rates
(Mortgage Pool)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.001 - 5.250	3	$148,635,467	6.1%	$49,545,156	$121,595,467	75.4%	1.25	x	92.2%	5.063%
5.251 - 5.500	37	783,147,184	31.9	21,166,140	420,783,734	47.3	2.14		97.3	5.385
5.501 - 5.750	53	1,133,005,624	46.1	21,377,465	145,894,000	66.9	1.37		95.1	5.671
5.751 - 6.000	39	260,573,013	10.6	6,681,359	49,000,000	75.2	1.24		92.7	5.824
6.001 - 6.250	10	115,424,437	4.7	11,542,444	84,500,000	61.6	1.63		91.4	6.114
6.251 - 6.500	2	12,784,091	0.5	6,392,046	9,484,091	69.9	1.28		93.4	6.362
6.501 - 6.750	1	2,397,290	0.1	2,397,290	2,397,290	66.6	1.41		—	6.610
Total/Avg/Wtd Avg:	145	$2,455,967,106	100.0%	$16,937,704	$420,783,734	61.8%	1.61	x	95.4%	5.585%
Weighted Average Mortgage Rate: 5.585%

(1)	Excludes mortgage loans secured by hospitality properties and the mortgage loan secured by the mortgaged real property listed on Annex A-1 to this prospectus supplement as Scutti Fee Interest-Land.

Annex A-2-10

Maturity Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
15.1 - 20.0	1	$99,903,070	4.1%	$99,903,070	$99,903,070	16.9%	3.78	x	97.1%	5.400%
35.1 - 40.0	4	589,909,185	24.0	147,477,296	420,783,734	38.2	2.12		98.2	5.465
40.1 - 45.0	5	23,104,133	0.9	4,620,827	12,454,665	43.0	1.65		88.8	5.663
45.1 - 50.0	6	142,110,694	5.8	23,685,116	120,000,000	46.1	1.29		82.7	5.556
50.1 - 55.0	11	40,451,106	1.6	3,677,373	9,250,000	53.2	1.29		96.2	5.691
55.1 - 60.0	20	253,604,145	10.3	12,680,207	84,500,000	58.8	1.42		90.8	5.838
60.1 - 65.0	25	159,442,192	6.5	6,377,688	50,000,000	62.9	1.32		96.0	5.697
65.1 - 70.0	46	788,221,903	32.1	17,135,259	145,894,000	67.5	1.32		95.0	5.562
70.1 - 75.0	16	133,269,013	5.4	8,329,313	49,000,000	72.3	1.22		90.9	5.666
75.1 - 80.0	7	154,762,666	6.3	22,108,952	71,000,000	78.0	1.25		92.5	5.679
80.1 - 85.0	1	55,850,000	2.3	55,850,000	55,850,000	83.4	1.20		100.0	5.550
85.1 >=	3	15,339,000	0.6	5,113,000	5,400,000	88.3	1.21		100.0	5.487
Total/Avg/Wtd Avg:	145	$2,455,967,106	100.0%	$16,937,704	$420,783,734	56.9%	1.61	x	95.4%	5.585%
Weighted Average Maturity Date LTV Ratio: 56.9%

(1)	Excludes mortgage loans secured by hospitality properties and the mortgage loan secured by the mortgaged real property listed on Annex A-1 to this prospectus supplement as Scutti Fee Interest-Land.

Annex A-2-11

Properties by State(1)
(Mortgage Pool)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
NY	26	$883,701,993	36.0
TX	41	$163,169,447	6.6
NC	7	$160,334,328	6.5
FL	46	$155,561,648	6.3
MA	4	$150,904,054	6.1
CO	5	$134,365,280	5.5
GA	12	$90,960,212	3.7
NJ	9	$87,720,851	3.6
IN	18	$85,401,299	3.5
PA	10	$77,006,818	3.1
CA	15	$73,181,642	3.0
OH	7	$68,325,358	2.8
NV	4	$45,403,939	1.8
DC	1	$30,000,000	1.2
VA	3	$29,950,000	1.2
NE	4	$27,929,736	1.1
IL	9	$26,622,916	1.1
MD	5	$23,934,616	1.0
MI	7	$22,997,599	0.9
KY	3	$19,469,000	0.8
MN	8	$16,835,487	0.7
KS	3	$10,666,200	0.4
SC	2	$10,521,109	0.4
OR	3	$10,520,463	0.4
AZ	3	$8,362,000	0.3
AL	3	$7,852,000	0.3
MO	3	$7,370,000	0.3
LA	2	$5,475,000	0.2
OK	2	$5,161,881	0.2
AR	2	$4,116,702	0.2
CT	2	$4,012,775	0.2
TN	2	$3,892,000	0.2
WA	1	$2,916,000	0.1
MS	1	$1,324,753	0.1
Total:	273	$2,455,967,106	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-2-12

ANNEX A-3

CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                 LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1

Capitalized terms used on this Annex A-3 have the meanings assigned thereto in the Glossary to the accompanying Offering Prospectus.

                                                                                ORIGINAL             REMAINING
  CONTROL       FOOTNOTE                                                     INTEREST-ONLY         INTEREST-ONLY
    NO.            NO.                     PROPERTY NAME                     PERIOD (MOS.)         PERIOD (MOS.)
----------------------------------------------------------------------------------------------------------------------

          1        (1)    1301 Avenue of the Americas                                     120                  120
          2        (2)    888 Seventh Avenue                                              120                  120
          3        (3)    Triangle Town Center                                             24                   23
          4        (4)    Chapel Hills Mall                                                 0                    0
          5        (5)    Courtyard by Marriott II Fee Portfolio                            0                    0
          6               Ashford I Portfolio                                              48                   47
          7               Ashford II Portfolio                                             60                   59
          8        (6)    One Financial Center                                              0                    0
          9        (7)    Embassy Suites Battery Park City                                 60                   59
         10        (8)    Highwoods II Portfolio                                           60                   60
         11               DHL Center                                                      120                  120
         12               River Valley Mall                                                36                   36
         13        (9)    Sterling Portfolio                                               60                   59
         14               Prospect Hill Office Park                                        60                   60
         15               Club Quarters Midtown                                            84                   82
         16               Club Quarters Washington, D.C.                                   84                   82
         17               Scutti Leashold                                                 120                  120
         18               Intel Corporate Building                                         60                   60
         19               Windsor at Briarhill Apartments                                  60                   56
         20               Commerce Center                                                  36                   33
         21               Rock Creek Apartments                                            60                   57
         22               11451 Katy Freeway                                                0                    0
         23               U-Haul Portfolio - 26 Facilities Portfolio                        0                    0
         24               Scutti Fee Interest - Land                                      120                  120
         25               The Shoppes at Schererville                                      36                   33
         26               East Park Plaza                                                  12                    4
         27               Lexington Place Apartments                                        0                    0
         28               The Terraces at University Place                                 60                   55
         29       (10)    787 Broad Street                                                  0                    0
         30       (11)    Fulton Roosevelt                                                120                  119
         31               162-21 Jamaica Avenue                                             0                    0
         32               Towne Crossing Shopping Center                                    0                    0
         33               U-Haul Portfolio - SAC Portfolio                                  0                    0
         34       (12)    Waldbaums - Farmingdale                                         120                  119
         35       (13)    Gap - Fordham                                                   120                  118
         36               The Barcelona Apartments                                         12                   12
         37               Southeast Executive Park                                          0                    0
         38       (14)    Williamsburg Manor                                               36                   35
         39       (22)    Cloverleaf Center                                                24                   22
         40       (15)    Oliver Multifamily Portfolio                                      0                    0
         41       (16)    Foothill Plaza                                                   12                    6
         42               MeadWestvaco                                                      0                    0
         43               St. James Village                                                 0                    0
         44               417 North 8th                                                     0                    0
         45               Triangle Shopping Center                                         36                   34
         46               Hampton Inn Denville                                              0                    0
         47               Sand Lake Plaza                                                  24                   21
         48               40 Saw Mill River Road                                            0                    0
         49               Walgreens - Milwaukee & Armitage                                120                  120
         50               Preston Oaks Apartments                                          60                   57
         51               Holiday Inn-Solana Beach                                          0                    0
         52               Sunnyslope Centre                                                36                   34
         53               Holiday Inn Express - Destin                                     18                   18
         54               Walgreens - Lincoln & Peterson                                  120                  120
         55               Country Inn and Suites - NE                                       0                    0
         56               Bixby - Enterprise Tower                                          0                    0
         57               Peppertree Apartments                                            60                   57
         58               Berkshire Manor Apartments                                       30                   30
         59               Valparaiso Market Place                                           0                    0
         60               Pasadena Apartments                                               0                    0
         61               Oakbrook Plaza                                                   24                   22
         62               Woodhill Plaza                                                    0                    0
         63               Park Plaza Shopping Center                                       36                   33
         64               Walgreens - Toledo                                              120                  118
         65               Kroger's - Las Vegas                                              0                    0
         66               Bixby - Woodhaven                                                 0                    0
         67               Edgewood Park                                                    12                   11
         68       (17)    Palmiers Apartments                                             120                  120
         69               Walgreens - Ennis                                               120                  118
         70               BJs Wholesale Club - Oakhurst                                     0                    0
         71               Wheatland Village Shopping Center                                 0                    0
         72               Walgreens - Dayton                                              120                  119
         73               Wingate Inn - Concord                                             0                    0
         74               Lakeview Crossing                                                60                   59
         75               Allstar Self Storage                                              0                    0
         76               Riverwalk Apartments                                              0                    0
         77               Twenty Mile Self Storage                                          0                    0
         78               Woodland Arms Apartments                                          0                    0
         79       (18)    450 West Avenue                                                  24                   23
         80               1300 Belmont                                                     36                   34
         81               Boardwalk Portfolio II                                            0                    0
         82               228-230 S. Beverly Drive                                         24                   23
         83       (19)    282 2nd Street                                                  120                  120
         84               Hemet Plaza                                                       0                    0
         85               Walgreens - Woodway                                             120                  118
         86               Infinity Office and Warehouse                                    24                   23
         87               Willow Tree Apartments                                           48                   43
         88               Park Terrace Apartments                                          24                   22
         89               Palms Plaza Shopping Center                                       0                    0
         90               May Avenue & May 42 Self Storage                                  0                    0
         91               Grammary, Callowhill & Silk Mill Apartments                       0                    0
         92               7 Winthrop Square                                                 0                    0
         93               Plaza Mini Storage                                                0                    0
         94               El Paseo Plaza                                                    0                    0
         95               Avenue J                                                          0                    0
         96               Spring Ridge II                                                   0                    0
         97               Storage Express Pool III                                          0                    0
         98               Storage Express Pool I                                            0                    0
         99               Dohr Apartments                                                  24                   22
        100       (20)    Dinero Plaza                                                      0                    0
        101       (21)    Hyattsville Warehouse                                           120                  118
        102               Slaughter Creek Self Storage                                      0                    0
        103               Olmsted Falls Apartments                                         36                   34
        104               Orchard Corners Apartments                                       60                   53
        105               Northern Pine                                                     0                    0
        106               Montclair Court                                                  24                   22
        107               Bert Koun's Self Storage                                         36                   36
        108               Sweetbriar Apartments                                            36                   35
        109               Park City Shopping Center                                        60                   60
        110               Bixby - Crossroads                                                0                    0
        111               Old Denton Center                                                 0                    0
        112               Churchill Shopping Center                                        24                   24
        113               Keep Safe Self Storage                                            0                    0
        114               Secur-It Self Storage                                            36                   36
        115               Storage Depot West                                                0                    0
        116               Hinesville Shopping Center                                       24                   23
        117               Atrium Professional Center                                        0                    0
        118               Storage Express Pool II                                           0                    0
        119               Village at Killeen Mall                                          24                   19
        120               Best Western Raleigh Inn & Suites                                 0                    0
        121               Eagle Plaza Center                                                0                    0
        122               Real Blocks                                                       0                    0
        123               Haviland Mobile Home Park                                         0                    0
        124               Pinellas Park                                                     0                    0
        125               72nd & Ames Road/Benson Park Plaza                                0                    0
        126               Macton Building                                                   0                    0
        127               SSA Abilene                                                       0                    0
        128               Pine Knoll Apts                                                  24                   23
        129               Northfield Plaza                                                  0                    0
        130               4346 Frankford Plaza                                             13                   11
        131               The Boardwalk at Brushy Creek                                     0                    0
        132               Bixby - Brownfield Plaza                                          0                    0
        133               Monte Carlo Mobile Home Park                                      0                    0
        134               Bixby - Pioneer Square                                            0                    0
        135               63055 Corporate Place                                             0                    0
        136               Dollar Tree                                                       0                    0
        137               Life Center                                                       0                    0
        138               809 Grand Street                                                  0                    0
        139               Bixby - Mesa Verde                                                0                    0
        140               Horn Lake Station                                                 0                    0
        141               Family Dollar 2                                                   0                    0
        142               Family Dollar 4 and 5 Portfolio                                   0                    0
        143               Family Dollar 3                                                   0                    0
        144               Shadybrook Mobile Home Park                                      60                   57
        145               Bixby - Park Plaza                                                0                    0

                                                                                   ORIGINAL
  CONTROL             AMORTIZATION             MATURITY         MORTGAGE         AMORTIZATION       SEASONING
    NO.                   TYPE                   DATE           RATE(%)          TERM (MOS.)         (MOS.)
---------------------------------------------------------------------------------------------------------------

          1     Interest-Only                    1/11/2016          5.3660                    0              0
          2     Interest-Only                    1/11/2016          5.7050                    0              0
          3     Interest-Only, Balloon           12/5/2015          5.7370                  336              1
          4     Balloon                         10/11/2010          5.0350                  360              3
          5     Balloon                          4/11/2015          5.5450                  360              0
          6     Interest-Only, Balloon          12/11/2014          5.7492                  300              1
          7     Interest-Only, Balloon          12/11/2015          5.7047                  300              1
          8     Balloon                          10/1/2017          5.4000                  360              1
          9     Interest-Only                   12/11/2010          6.1150                    0              1
         10     Interest-Only                    1/11/2011          5.7500                    0              0
         11     Interest-Only                    1/11/2016          5.5500                    0              0
         12     Interest-Only, Balloon           1/11/2016          5.6500                  360              0
         13     Interest-Only, Balloon          12/11/2015          5.7600                  360              1
         14     Interest-Only, Balloon           1/11/2016          5.7300                  360              0
         15     Interest-Only                   11/11/2012          5.4910                    0              2
         16     Interest-Only                   11/11/2012          5.4910                    0              2
         17     Interest-Only                    1/11/2016          5.8400                    0              0
         18     Interest-Only                    1/11/2011          5.6050                    0              0
         19     Interest-Only                    9/11/2010          5.2000                    0              4
         20     Interest-Only, Balloon          10/11/2015          5.2900                  360              3
         21     Interest-Only, Balloon          10/11/2015          5.5800                  360              3
         22     Balloon                          1/11/2016          5.7700                  360              0
         23     Balloon                         10/11/2015          5.6880                  300              3
         24     Interest-Only                    1/11/2016          5.8400                    0              0
         25     Interest-Only, Balloon          10/11/2015          5.3300                  360              3
         26     Interest-Only, Balloon           5/11/2015          5.5500                  360              8
         27     Balloon                         10/11/2015          5.3700                  360              3
         28     Interest-Only, Balloon           8/11/2020          5.8400                  360              5
         29     Balloon                          1/11/2016          5.6200                  360              0
         30     Interest-Only                   12/11/2015          5.7500                    0              1
         31     Balloon                         12/11/2015          5.9000                  360              1
         32     Balloon                         12/11/2015          5.7400                  360              1
         33     Balloon                         10/11/2015          5.6070                  300              3
         34     Interest-Only                   12/11/2015          5.4100                    0              1
         35     Interest-Only                   11/11/2015          5.4500                    0              2
         36     Interest-Only, Balloon           1/11/2016          5.8800                  360              0
         37     Balloon                         11/11/2015          5.3500                  360              2
         38     Interest-Only, Balloon          12/11/2012          5.7200                  360              1
         39     Interest-Only, Balloon          11/11/2015          5.5300                  360              2
         40     Balloon                         11/11/2015          6.3900                  360              2
         41     Interest-Only, Balloon           7/11/2015          5.4400                  360              6
         42     Balloon                         12/11/2015          5.7400                  360              1
         43     Balloon                         12/11/2015          5.7500                  360              1
         44     Balloon                          1/11/2016          5.7100                  360              0
         45     Interest-Only, Balloon          11/11/2015          5.5700                  324              2
         46     Balloon                         11/11/2015          5.8900                  360              2
         47     Interest-Only, Balloon          10/11/2015          5.3400                  360              3
         48     Balloon                         12/11/2015          5.3400                  360              1
         49     Interest-Only                    1/11/2016          5.6300                    0              0
         50     Interest-Only, Balloon          10/11/2015          5.5800                  360              3
         51     Balloon                          9/11/2012          5.5400                  300              4
         52     Interest-Only, Balloon          11/11/2015          5.6700                  360              2
         53     Interest-Only, Balloon           1/11/2011          6.0200                  300              0
         54     Interest-Only                    1/11/2016          5.7600                    0              0
         55     Balloon                         11/11/2015          5.7100                  300              2
         56     Balloon                         11/11/2015          5.7900                  300              2
         57     Interest-Only, Balloon          10/11/2015          5.5800                  360              3
         58     Interest-Only, Balloon           7/11/2015          5.4800                  360              0
         59     Balloon                          1/11/2016          5.6900                  360              0
         60     Balloon                         12/11/2015          5.8600                  360              1
         61     Interest-Only, Balloon          11/11/2015          5.4600                  360              2
         62     Balloon                         12/11/2015          5.9200                  360              1
         63     Interest-Only, Balloon          10/11/2015          5.5000                  360              3
         64     Interest-Only                   11/11/2015          5.4500                    0              2
         65     Balloon                         12/11/2015          5.6000                  360              1
         66     Balloon                         11/11/2015          5.7900                  300              2
         67     Interest-Only, Balloon          12/11/2015          5.8600                  360              1
         68     Interest-Only                    1/11/2016          5.8100                    0              0
         69     Interest-Only                   11/11/2015          5.4000                    0              2
         70     Balloon                          1/11/2016          5.8300                  360              0
         71     Balloon                         11/11/2015          5.3600                  360              2
         72     Interest-Only                   12/11/2015          5.6200                    0              1
         73     Balloon                         10/11/2015          5.5700                  300              3
         74     Interest-Only, Balloon          12/11/2020          6.2400                  360              1
         75     Balloon                         11/11/2014          6.1900                  360             14
         76     Balloon                         10/11/2015          5.3500                  360              3
         77     Balloon                         11/11/2011          5.9240                  360              2
         78     Balloon                         12/11/2015          5.8600                  300              1
         79     Interest-Only, Balloon          12/11/2015          5.6700                  360              1
         80     Interest-Only, Balloon          11/11/2015          5.8070                  360              2
         81     Balloon                          1/11/2016          5.9900                  360              0
         82     Interest-Only, Balloon          12/11/2015          5.3500                  360              1
         83     Interest-Only                    1/11/2016          6.0900                    0              0
         84     Balloon                         10/11/2015          5.5300                  360              3
         85     Interest-Only                   11/11/2015          5.4500                    0              2
         86     Interest-Only, Balloon          12/11/2015          5.8200                  360              1
         87     Interest-Only, Balloon           8/11/2015          5.1400                  360              5
         88     Interest-Only, Balloon          11/11/2015          5.7000                  360              2
         89     Balloon                         11/11/2015          5.5600                  360              2
         90     Balloon                         12/11/2015          5.8300                  360              1
         91     Balloon                         11/11/2015          5.8200                  360              2
         92     Balloon                         10/11/2015          5.4000                  360              3
         93     Balloon                         11/11/2015          5.7400                  360              2
         94     Balloon                         11/11/2015          5.6800                  360              2
         95     Balloon                         11/11/2015          5.8100                  360              2
         96     Balloon                         10/11/2015          5.7500                  360              3
         97     Balloon                         11/11/2015          5.5100                  360              2
         98     Balloon                         11/11/2015          5.5100                  360              2
         99     Interest-Only, Balloon          11/11/2015          6.2800                  360              2
        100     Balloon                         10/11/2015          5.6000                  360              3
        101     Interest-Only                   11/11/2015          5.8750                    0              2
        102     Balloon                         12/11/2015          5.8100                  360              1
        103     Interest-Only, Balloon          11/11/2015          5.5500                  360              2
        104     Interest-Only, Balloon           6/11/2015          5.3500                  360              7
        105     Balloon                         12/11/2015          5.6100                  360              1
        106     Interest-Only, Balloon          11/11/2015          5.3300                  360              2
        107     Interest-Only, Balloon           1/11/2016          5.8100                  360              0
        108     Interest-Only, Balloon          12/11/2015          5.6700                  360              1
        109     Interest-Only, Balloon           1/11/2021          6.2100                  360              0
        110     Balloon                         11/11/2015          5.7900                  300              2
        111     Balloon                         10/11/2015          5.4200                  360              3
        112     Interest-Only, Balloon           1/11/2016          5.7100                  360              0
        113     Balloon                          9/11/2015          5.3700                  360              4
        114     Interest-Only, Balloon           1/11/2016          5.8500                  360              0
        115     Balloon                         11/11/2015          5.4300                  360              2
        116     Interest-Only, Balloon          12/11/2015          5.8100                  360              1
        117     Balloon                         10/11/2015          5.4900                  360              3
        118     Balloon                         11/11/2015          5.5100                  360              2
        119     Interest-Only, Balloon           8/11/2015          5.3500                  360              5
        120     Balloon                         12/11/2015          6.6100                  300              1
        121     Balloon                          8/11/2015          5.2730                  360              5
        122     Balloon                         12/11/2015          6.0200                  360              1
        123     Balloon                         11/11/2015          6.0200                  300              2
        124     Balloon                         11/11/2015          5.4500                  360              2
        125     Balloon                         12/11/2015          5.5600                  360              1
        126     Balloon                         11/11/2015          5.3400                  360              2
        127     Balloon                          9/11/2015          5.5500                  360              4
        128     Interest-Only, Balloon          12/11/2015          5.7500                  360              1
        129     Balloon                         11/11/2015          5.7900                  360              2
        130     Interest-Only, Balloon          11/11/2015          6.1100                  300              2
        131     Balloon                         10/11/2015          5.6000                  360              3
        132     Balloon                         11/11/2015          5.7900                  300              2
        133     Balloon                         12/11/2015          5.8800                  360              1
        134     Balloon                         11/11/2015          5.7900                  300              2
        135     Balloon                         12/11/2015          5.4200                  360              1
        136     Balloon                         11/11/2015          5.3500                  360              2
        137     Balloon                         11/11/2015          5.4000                  360              2
        138     Balloon                          1/11/2016          6.0500                  300              0
        139     Balloon                         11/11/2015          5.7900                  300              2
        140     Balloon                         12/11/2015          5.7500                  240              1
        141     Balloon                          1/11/2016          5.8600                  300              0
        142     Balloon                          1/11/2016          5.8600                  300              0
        143     Balloon                          1/11/2016          5.8600                  300              0
        144     Interest-Only, Balloon          10/11/2015          5.3400                  360              3
        145     Balloon                         11/11/2015          5.7900                  300              2

                   REMAINING              REMAINING              U/W         CUT-OFF          SCHEDULED
  CONTROL           TERM TO           LOCKOUT/DEFEASANCE         NCF           DATE           MATURITY/
    NO.         MATURITY (MOS.)         PERIOD (MOS.)          DSCR (X)       LTV (%)        ARD LTV (%)
-----------------------------------------------------------------------------------------------------------

          1                  120                      114           2.22          38.3                38.3
          2                  120                      116           1.20          67.9                67.9
          3                  119                      116           1.65          44.6                38.0
          4                   57                       51           1.24          74.6                69.1
          5                  111                      108           1.28          53.6                45.7
          6                  107                      105           1.36          75.4                67.9
          7                  119                      117           1.36          74.8                67.3
          8                  141                       56           3.78          21.2                16.9
          9                   59                       12           1.73          58.7                58.7
         10                   60                       56           1.23          76.3                76.3
         11                  120                        0           1.20          83.4                83.4
         12                  120                      120           1.39          71.4                64.1
         13                  119                      116           1.20          77.8                72.5
         14                  120                      117           1.23          64.4                60.0
         15                   82                       25           1.73          65.1                65.1
         16                   82                       25           1.69          65.1                65.1
         17                  120                        0           1.32          78.4                78.4
         18                   60                       60           2.83          38.6                38.6
         19                   56                       55           1.29          80.0                80.0
         20                  117                      117           1.35          75.5                67.2
         21                  117                      114           1.24          73.3                68.2
         22                  120                      117           1.32          74.4                62.6
         23                  117                      111           2.02          48.2                37.1
         24                  120                        0           1.21          76.4                76.4
         25                  117                      115           1.22          67.2                59.9
         26                  112                      109           1.28          78.4                67.3
         27                  117                      116           1.37          71.2                59.4
         28                  175                       20           1.24          80.0                67.5
         29                  120                      117           1.32          70.7                59.2
         30                  119                      116           1.20          75.3                70.2
         31                  119                      118           1.20          68.9                58.3
         32                  119                      113           1.20          73.9                62.2
         33                  117                      111           1.94          54.8                42.2
         34                  119                      117           1.20          80.0                74.2
         35                  118                      115           1.21          79.4                73.7
         36                  120                      117           1.04          66.3                57.4
         37                  118                       22           1.23          79.8                66.5
         38                   83                       79           1.20          72.3                68.4
         39                  118                      115           1.20          78.4                68.7
         40                  118                      112           1.23          68.3                58.6
         41                  114                      113           1.30          63.8                54.5
         42                  119                      117           1.10          77.5                65.3
         43                  119                      118           1.20          67.9                57.2
         44                  120                      117           1.65          77.9                65.5
         45                  118                      118           1.29          80.0                69.6
         46                  118                      116           1.42          67.5                57.1
         47                  117                      117           1.21          78.8                68.7
         48                  119                       23           1.23          58.1                48.3
         49                  120                      118           1.23          80.0                80.0
         50                  117                      114           1.20          77.2                71.8
         51                   80                       80           1.54          74.1                63.2
         52                  118                      115           1.20          75.8                68.0
         53                   60                       60           1.54          70.7                66.2
         54                  120                      118           1.20          80.0                80.0
         55                  118                       46           1.46          74.5                57.3
         56                  118                      115           1.22          58.2                44.9
         57                  117                      114           1.20          78.3                72.8
         58                  114                      114           1.33          74.0                66.2
         59                  120                      120           1.39          75.9                63.8
         60                  119                      119           1.21          77.9                65.8
         61                  118                      118           1.21          61.1                53.5
         62                  119                      117           1.21          77.6                65.7
         63                  117                      115           1.34          79.2                70.9
         64                  118                      115           1.21          88.5                88.5
         65                  119                        0           1.40          63.5                53.2
         66                  118                      115           1.26          79.8                61.5
         67                  119                      119           1.20          70.8                61.2
         68                  120                      117           1.22          78.5                67.7
         69                  118                      115           1.23          89.5                89.5
         70                  120                      119           1.26          63.3                53.4
         71                  118                      112           1.32          79.8                66.5
         72                  119                      116           1.20          86.9                86.9
         73                  117                      117           1.53          74.7                57.2
         74                  179                       24           1.21          75.9                64.8
         75                  106                      105           1.53          56.2                48.6
         76                  117                      117           1.27          77.7                64.8
         77                   70                       67           1.23          79.6                73.2
         78                  119                      119           1.20          67.9                52.4
         79                  119                       25           1.29          80.4                70.7
         80                  118                      116           1.30          78.2                70.4
         81                  120                      117           1.20          76.8                65.1
         82                  119                      119           1.21          79.7                69.6
         83                  120                      117           1.20          65.1                61.0
         84                  117                      116           1.44          56.2                47.1
         85                  118                      115           1.29          80.0                80.0
         86                  119                      119           1.20          76.4                67.4
         87                  115                      112           1.37          73.4                66.5
         88                  118                      115           1.20          76.0                66.9
         89                  118                      118           1.47          74.3                62.3
         90                  119                      118           1.28          79.6                67.2
         91                  118                      118           1.35          70.1                59.2
         92                  117                      117           1.20          73.2                61.2
         93                  118                      118           1.29          77.6                65.4
         94                  118                      115           1.26          56.3                47.3
         95                  118                      115           1.22          71.9                60.7
         96                  117                      117           1.31          71.4                60.3
         97                  118                      118           1.20          76.5                64.1
         98                  118                      118           1.24          75.2                63.0
         99                  118                      116           1.43          74.5                66.4
        100                  117                      114           1.25          72.2                60.7
        101                  118                      115           1.22          77.6                72.4
        102                  119                      119           1.23          77.8                65.7
        103                  118                      115           1.26          80.0                71.6
        104                  113                      111           1.29          79.5                73.7
        105                  119                      116           1.33          79.5                66.7
        106                  118                      118           1.25          79.9                69.7
        107                  120                       25           1.40          74.8                67.3
        108                  119                      116           1.32          79.7                71.6
        109                  180                       25           1.22          71.5                61.0
        110                  118                      115           1.23          76.9                59.3
        111                  117                      117           1.20          71.3                59.6
        112                  120                      120           1.35          75.7                66.7
        113                  116                      115           1.34          69.1                57.7
        114                  120                       25           1.23          78.8                71.0
        115                  118                      118           1.26          74.6                62.3
        116                  119                      119           1.27          76.3                67.3
        117                  117                      114           1.40          64.2                53.7
        118                  118                      118           1.24          80.2                67.1
        119                  115                      114           1.36          80.0                69.8
        120                  119                      119           1.41          66.6                52.7
        121                  115                      115           1.25          77.9                64.9
        122                  119                      119           1.20          78.2                66.4
        123                  118                      115           1.34          78.7                61.1
        124                  118                      116           1.32          70.5                58.9
        125                  119                      118           1.31          78.4                65.6
        126                  118                       22           1.23          73.9                61.6
        127                  116                       44           1.22          72.4                60.8
        128                  119                      119           1.33          80.0                70.5
        129                  118                      115           1.29          77.4                65.3
        130                  118                      115           1.26          75.5                61.1
        131                  117                      114           1.30          69.8                58.7
        132                  118                      115           1.20          67.1                51.7
        133                  119                      116           1.36          79.9                67.6
        134                  118                      115           1.19          67.4                52.0
        135                  119                      119           1.51          59.2                49.4
        136                  118                      115           1.24          79.8                66.5
        137                  118                      118           1.78          53.3                44.5
        138                  120                      117           1.20          64.6                50.1
        139                  118                      115           1.22          54.8                42.3
        140                  119                      119           1.23          63.1                41.0
        141                  120                      117           1.15          78.0                60.1
        142                  120                      117           1.15          77.2                59.5
        143                  120                      117           1.18          75.1                57.9
        144                  117                      114           1.54          70.6                65.4
        145                  118                      115           1.28          66.1                50.9

Footnotes to Annex A-3

(1)	1301 Avenue of the Americas	U/W Net Operating Income and U/W Net Operating Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the 1301 Avenue of the Americas Mortgaged Property are projected to be $81,493,424 and $79,282,861 respectively, based on assumed mark-to-market rent adjustment to below-market tenant leases, contractual rent steps, and certain other lease-up assumptions.
U/W NCF DSCR is based on the in-place U/W Net Cash Flow. Based on the projected in-place U/W Net Cash Flow of $79,282,861, the U/W NCF DSCR is 3.46x.
(2)	888 Seventh Avenue	Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue pari passu Non-Trust Component, totaling $291,788,000. The Original LTV and Cut-Off Date LTV of the 888 Seventh Avenue Loan Combination is approximately 74.1%. The LTV of the 888 Seventh Avenue Loan Combination at maturity is expected to be 74.1%.
U/W NCF DSCR is based on the initial principal balance of the 888 Seventh Avenue pari passu A-Notes and an interest rate of 5.705%, calculated on an actual/360 basis. The DSCR of the 888 Seventh Avenue Loan Combination is 1.10x, calculated based on an interest rate of 5.705% and an actual/360 basis.
The scheduled debt service was calculated by applying the 5.705% coupon to the outstanding principal balance of the 888 Seventh Avenue Mortgage Loan.
Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR include executed leases for five tenants totaling 56,762 sf, which tenants are currently building out their spaces, and a dark tenant totaling 18,807 sf, which space is master leased by the 888 Seventh Avenue Borrower. The mortgaged real property is 99.0% leased and 90.7% occupied.
(3)	Triangle Town Center	Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the Triangle Town Center Mortgage Loan only. The Original LTV and Cut-Off Date LTV of the Triangle Town Center Loan Combination is approximately 70.2%. The LTV of the Triangle Town Center Loan Combination at maturity is expected to be 59.9%.
U/W NCF DSCR is based on U/W Net Cash Flow divided by the product of (i) the initial principal balance of the Triangle Town Center Mortgage Loan and (ii) the actual debt service constant of the Triangle Town Center Mortgage Loan of 7.1837%. The DSCR of the Triangle Town Center Loan Combination, utilizing the Loan Combination debt service constant of approximately 7.1837% is 1.05x.

Footnotes to Annex A-3  — continued

U/W Net Cash Flow and U/W NCF DSCR were calculated including a 13,087 square-foot executed lease with GAP, as well as 1,672 square feet of potential leases and rent steps through June 1, 2006. The in-place underwritten net cash flow excludes the 1,672 square feet of potential leases. The property is a 1,440,865 square-foot regional mall of which 637,516 square feet (including 12,007 square feet of ground lease space, of which only the land is part of the collateral) is collateral. The overall projected underwritten occupancy is 94.8%, with in-line projected occupancy of 84.2%. As of the rent roll dated November 10, 2005, the mortgaged real property was 94.7% leased and 93.7% occupied, with 83.8% of the in-line space leased and 81.1% of the in-line tenants in occupancy. The CBL & Associates Limited Partnership guarantees the amount of $3,948,480, representing proceeds allocable to the differential between the in-place rent at the closing of the mortgage loan and the projected rent. The $3,948,480 guaranty may be released and/or reduced upon the execution of certain unexecuted leases or replacement tenants for such leases.
The scheduled debt service was calculated by adding the first 12 monthly payments due with respect to the Triangle Town Center Mortgage Loan during the first 12 months of the amortization of the Triangle Town Center Loan Combination. Such monthly payments are comprised of (i) principal payments computed by allocating the pro-rata principal payments of the Triangle Town Center Mortgage Loan and (ii) interest payments computed by applying the 5.7370% coupon to the aggregate outstanding principal balance of the Triangle Town Center Mortgage Loan. The resulting loan constant for the Triangle Town Center Mortgage Loan is 7.1837%.
(4)	Chapel Hills Mall	U/W NOI and U/W NCF reflects in-place U/W Net Operating Income and in-place U/W Net Cash Flow.
The U/W Net Operating Income and U/W Net Cash Flow of the Chapel Hills Mall Mortgaged Property is projected to be $12,022,319 and $11,635,271 respectively, based on assumed completion of redevelopment plan by fall 2006.
U/W NCF DSCR is based on the in-place U/W Net Cash Flow. Based on the projected in-place U/W Net Cash Flow of $11,635,271, the U/W NCF DSCR is 1.47x.
Cut Off Date LTV, Balloon LTVReflects current as is value. The stabilized appraised value as of November 1, 2006 is $175,000,000, based upon assumed completion of redevelopment plan. Based on stabilized value, the Cut-off Date LTV Ratio and the Maturity LTV Ratio are 69.5% and 64.3% respectively.

Footnotes to Annex A-3  — continued

(5)	Courtyard by Marriot II Fee Portfolio	U/W NOI and U/W NCF reflects in-place U/W Net Operating Income and in-place U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the Courtyard by Marriot II Fee Portfolio Mortgaged Properties is projected to be $11,085,760 and $11,085,760, respectively, based on assumed increases in the gross revenues due to increased occupancy, ADRs and RevPar of the Courtyard by Marriott II Fee Portfolio Mortgaged Properties which caused a concurrent increase in the ground rent payment. The in-place U/W Net Operating Income and in-place U/W Net Cash Flow reflect only the ground rental income generated from the Courtyard by Marriott II Fee Portfolio Mortgaged Properties.
U/W NCF DSCR – Based on in-place U/W Net Cash Flow. Based on the projected U/W Net Cash Flow of $11,085,760, the U/W NCF DSCR would be 1.35x.
(6)	One Financial Center	The U/W NCF DSCR is based solely on the $99,903,070 One Financial Center Mortgage Loan and does not take into account the $127,345,497 One Financial Center Non-Trust Loan. The U/W NCF DSCR for the entire One Financial Center Mortgage Loan Combination is 1.44x.
The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio are based solely on the One Financial Center Mortgage Loan and do not take into account the One Financial Center Non-Trust Loan. The Cut-Off Date LTV and Maturity Date LTV, of the entire One Financial Center Mortgage Loan Combination would be 48.2% and 38.4%, respectively.
(7)	Embassy Suites Battery Park City	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and in-place U/W Net Cash Flow. The U/W Net Operating Income and the U/W Net Cash Flow of the Embassy Suites Battery Park City Mortgaged Property is projected to be $15,022,674 and $12,819,234, respectively, based on an assumed increase in the weighted average occupancy, ADR and RevPar of the Embassy Suites Battery Park City Mortgaged Property upon stabilization in 2009.
U/W NCF DSCR is calculated based on the in-place U/W Net Cash Flow. Based on the projected U/W Net Cash Flow for the Embassy Suites Battery Park City Mortgaged Property the U/W NCF DSCR would be 2.45x.
(8)	Highwoods II Portfolio	Weighted average occupancy, U/W NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio, respectively are based on allocated loan amounts for each Highwoods II Portfolio Mortgaged Property.

Footnotes to Annex A-3  — continued

(9)	Sterling Portfolio	U/W Net Cash Flow and U/W NCF DSCR were calculated based on underwritten projected occupancy. At closing, the borrower provided a letter of credit in the amount of $7,500,000, representing proceeds allocable to the cash flow differential between the current net cash flow and the net cash flow based upon the underwritten projected occupancy and projected increases in income and expenses. The $7,500,000 letter of credit is required to be released to the related borrower upon, among other things, the mortgage loan achieving a 1.20x DSCR calculated as indicated in the mortgage loan documents. The related borrower shall have two opportunities to request a partial release of the $7,500,000 letter of credit, in accordance with the terms set forth in the mortgage. Based on the rent roll dated December 12, 2005, in-place occupancy for the mortgaged real property is 79.3%.
U/W Net Cash Flow and U/W NCF DSCR were calculated including rentable income attributable to Katherine Gibbs, which tenant is currently dark, but continues to make rental payments. The principals of the related borrower executed a master lease for the space leased by Katherine Gibbs for a fixed rent equal to $311,517 per annum for a period up to seven years.
(10)	787 Broad Street	The mortgaged real property consists of an additional 69,000 square feet of office space, which is part of the collateral. This space has been vacant since the building was originally purchased. U/W NCF and Appraised Value do not include any potential income from this space.
(11)	Fulton Roosevelt	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the January 2011 payment date and continuing until maturity, in the amount of $14,278.01, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in January 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

Footnotes to Annex A-3  — continued

(12)	Waldbaums – Farmingdale	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the January 2011 payment date and continuing until maturity, in the amount of $13,760.35, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in January 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.
(13)	Gap – Fordham	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the December 2010 payment date and continuing until maturity, in the amount of $13,138.22, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in December 2010 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.
(14)	Williamsburg Manor	U/W Net Cash Flow and U/W NCF DSCR were calculated based on potential rent increases at the mortgaged real property, which have not yet been implemented. A letter of credit in the amount of $831,600, representing proceeds allocable to the net cash ﬂow differential between the current net cash ﬂow and the net cash ﬂow resulting from the potential rent increases, was posted at the closing of the mortgage loan. The letter of credit is required to be released upon satisfaction of certain net cash ﬂow and DSCR requirements at any time before December 11, 2007, as indicated in the mortgage loan documentation. Additionally, Current LTV and Maturity Date LTV were calculated based on an ‘‘As-stabilized’’ value as of January 1, 2009. The "as-is" appraised value of $12,300,000 as of November 2, 2005, results in a Current LTV and Original LTV of 79.9% and Maturity LTV of 75.7%. In place NCF DSCR is 1.11x.

Footnotes to Annex A-3  — continued

(15)	Oliver Multifamily Portfolio	U/W Net Cash Flow and U/W NCF DSCR were calculated including rental income attributable to eight units at the Tropicana Apartments, which are undergoing minor repair work and are currently not occupied. The amount of $350,000 was escrowed at the closing of the mortgage loan. The $350,000 is required to be released to the related borrower upon, among other things, the mortgage loan achieving an underwritten DSCR of 1.25x based on trailing-12 month financials and calculated as indicated in the mortgage loan documentation and no event of default existing. Based on the rent roll dated August 2, 2005, in place occupancy for Tropicana Apartments and the entire portfolio is 83.0% and 89.7%, respectively and in place NCF DSCR is 1.14x.
(16)	Foothill Plaza	Appraised Value, Cut-off Date LTV and Maturity Date LTV are based on an "as completed" value as of January 31, 2006, reflecting the completion of two new pad sites currently under construction at the mortgaged real property. Based on the "as-is" value, appraised value, Cut-off Date LTV and Maturity Date LTV are $13,900,000 (as of November 16, 2005), 66.5%, and 56.9%, respectively.
(17)	Palmiers Apartments	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the February 2007 payment date and continuing until maturity, in the amount of $6,454.50, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in February 2007 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.
(18)	450 West Avenue	U/W NCF and U/W NCF DSCR were calculated including rent from Family Dollar Stores, which has a five-month rent abatement. The amount of $12,957.10 was held back at the closing of the mortgage loan and is required to be released to the related borrower upon Family Dollar Stores paying full, unabated rent.

Footnotes to Annex A-3  — continued

(19)	282 2nd Street	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the February 2011 payment date and continuing until maturity, in the amount of $4,443.77, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in February 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.
(20)	Dinero Plaza	U/W Net Cash Flow and U/W NCF DSCR were calculated including Maverick Oil, which has executed a lease for 3,330 square feet, but has not yet taken occupancy, and IRS, which is currently in occupancy of 6,007 square feet under a lease that expired on September 14, 2005. Based on the rent roll dated October 5, 2005, current in place occupancy is 87.4%.
(21)	Hyattsville Warehouse	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the December 2010 payment date and continuing until maturity, in the amount of $3,528.42, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in December 2010 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.
(22)	Cloverleaf Center	U/W Net Cash Flow and U/W NCF DSCR were calculated including rent from Thales, which has a five-month rent abatement. An amount of $58,017 was escrowed at closing, representing the rent abatement provided to this tenant from November 2005 through February 2006. Thales is required to commence paying full, unabated rent on March 1, 2006.

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ANNEX A-4

CERTAIN INFORMATION REGARDING RESERVES

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1

Capitalized terms used on this Annex A-4 have the meanings assigned thereto in the Glossary to the accompanying Offering Prospectus.

  CONTROL                                                                          PROPERTY
    NO.        FOOTNOTE                   PROPERTY NAME                              TYPE                   SPECIFIC
---------------------------------------------------------------------------------------------------------------------------

          1       (1)    1301 Avenue of the Americas                      Office
          2       (2)    888 Seventh Avenue                               Office
          3              Triangle Town Center                             Retail                      Regional Mall
          4       (3)    Chapel Hills Mall                                Retail                      Regional Mall
          5      (33)    Courtyard by Marriott II Fee Portfolio           Hotel
          6              Ashford I Portfolio                              Hotel
          7              Ashford II Portfolio                             Hotel
          8       (4)    One Financial Center                             Office
          9       (5)    Embassy Suites Battery Park City                 Hotel
         10              Highwoods II Portfolio                           Office
         11              DHL Center                                       Industrial/Warehouse
         12       (6)    River Valley Mall                                Retail                      Regional Mall
         13       (7)    Sterling Portfolio                               Office
         14              Prospect Hill Office Park                        Office
         15              Club Quarters Midtown                            Hotel
         16              Club Quarters Washington, D.C.                   Hotel
         17              Scutti Leashold                                  Retail                      Anchored
         18       (8)    Intel Corporate Building                         Office
         19              Windsor at Briarhill Apartments                  Multifamily
         20              Commerce Center                                  Retail                      Anchored
         21              Rock Creek Apartments                            Multifamily
         22              11451 Katy Freeway                               Office
         23              U-Haul Portfolio - 26 Facilities Portfolio       Self Storage
         24       (9)    Scutti Fee Interest - Land                       Retail                      Anchored
         25      (10)    The Shoppes at Schererville                      Retail                      Anchored
         26              East Park Plaza                                  Retail                      Anchored
         27              Lexington Place Apartments                       Multifamily
         28              The Terraces at University Place                 Retail                      Unanchored
         29      (11)    787 Broad Street                                 Retail                      Unanchored
         30              Fulton Roosevelt                                 Retail                      Unanchored
         31      (12)    162-21 Jamaica Avenue                            Retail                      Unanchored
         32              Towne Crossing Shopping Center                   Retail                      Anchored
         33              U-Haul Portfolio - SAC Portfolio                 Self Storage
         34              Waldbaums - Farmingdale                          Retail                      Anchored
         35              Gap - Fordham                                    Retail                      Anchored
         36              The Barcelona Apartments                         Multifamily
         37              Southeast Executive Park                         Office
         38      (13)    Williamsburg Manor                               Mobile Home Park
         39      (14)    Cloverleaf Center                                Office
         40              Oliver Multifamily Portfolio                     Multifamily
         41              Foothill Plaza                                   Retail                      Anchored
         42              MeadWestvaco                                     Office
         43              St. James Village                                Multifamily
         44              417 North 8th                                    Office
         45      (15)    Triangle Shopping Center                         Retail                      Anchored
         46      (16)    Hampton Inn Denville                             Hotel
         47      (17)    Sand Lake Plaza                                  Retail                      Anchored
         48              40 Saw Mill River Road                           Office
         49              Walgreens - Milwaukee & Armitage                 Retail                      Anchored
         50              Preston Oaks Apartments                          Multifamily
         51      (18)    Holiday Inn-Solana Beach                         Hotel
         52              Sunnyslope Centre                                Retail                      Unanchored
         53      (19)    Holiday Inn Express - Destin                     Hotel
         54              Walgreens - Lincoln & Peterson                   Retail                      Anchored
         55      (20)    Country Inn and Suites - NE                      Hotel
         56              Bixby - Enterprise Tower                         Office
         57              Peppertree Apartments                            Multifamily
         58              Berkshire Manor Apartments                       Multifamily
         59              Valparaiso Market Place                          Retail                      Unanchored
         60              Pasadena Apartments                              Multifamily
         61              Oakbrook Plaza                                   Retail                      Unanchored
         62      (21)    Woodhill Plaza                                   Office
         63      (22)    Park Plaza Shopping Center                       Retail                      Unanchored
         64              Walgreens - Toledo                               Retail
         65              Kroger's - Las Vegas                             Retail                      Anchored
         66              Bixby - Woodhaven                                Retail                      Unanchored
         67              Edgewood Park                                    Multifamily
         68              Palmiers Apartments                              Multifamily
         69              Walgreens - Ennis                                Retail                      Anchored
         70              BJs Wholesale Club - Oakhurst                    Retail                      Anchored
         71              Wheatland Village Shopping Center                Retail                      Unanchored
         72              Walgreens - Dayton                               Retail                      Anchored
         73      (23)    Wingate Inn - Concord                            Hotel
         74              Lakeview Crossing                                Retail                      Unanchored
         75              Allstar Self Storage                             Self Storage
         76              Riverwalk Apartments                             Multifamily
         77              Twenty Mile Self Storage                         Self Storage
         78              Woodland Arms Apartments                         Multifamily
         79      (24)    450 West Avenue                                  Retail                      Anchored
         80              1300 Belmont                                     Office
         81              Boardwalk Portfolio II                           Multifamily
         82      (25)    228-230 S. Beverly Drive                         Retail                      Unanchored
         83              282 2nd Street                                   Mixed Use
         84              Hemet Plaza                                      Retail                      Unanchored
         85              Walgreens - Woodway                              Retail                      Anchored
         86              Infinity Office and Warehouse                    Industrial/Warehouse
         87      (26)    Willow Tree Apartments                           Multifamily
         88              Park Terrace Apartments                          Multifamily
         89              Palms Plaza Shopping Center                      Retail                      Unanchored
         90              May Avenue & May 42 Self Storage                 Self Storage
         91              Grammary, Callowhill & Silk Mill Apartments      Multifamily
         92              7 Winthrop Square                                Retail                      Anchored
         93              Plaza Mini Storage                               Self Storage
         94              El Paseo Plaza                                   Retail                      Unanchored
         95              Avenue J                                         Retail                      Unanchored
         96              Spring Ridge II                                  Retail                      Unanchored
         97              Storage Express Pool III                         Self Storage
         98              Storage Express Pool I                           Self Storage
         99              Dohr Apartments                                  Multifamily
        100              Dinero Plaza                                     Office
        101              Hyattsville Warehouse                            Industrial/Warehouse
        102              Slaughter Creek Self Storage                     Self Storage
        103              Olmsted Falls Apartments                         Multifamily
        104              Orchard Corners Apartments                       Multifamily
        105              Northern Pine                                    Various                     Office/Retail
        106              Montclair Court                                  Multifamily
        107              Bert Koun's Self Storage                         Self Storage
        108              Sweetbriar Apartments                            Multifamily
        109      (27)    Park City Shopping Center                        Retail                      Unanchored
        110              Bixby - Crossroads                               Retail                      Unanchored
        111              Old Denton Center                                Retail                      Unanchored
        112      (28)    Churchill Shopping Center                        Retail                      Anchored
        113              Keep Safe Self Storage                           Self Storage
        114              Secur-It Self Storage                            Self Storage
        115              Storage Depot West                               Self Storage
        116              Hinesville Shopping Center                       Retail                      Anchored
        117              Atrium Professional Center                       Office
        118              Storage Express Pool II                          Self Storage
        119      (29)    Village at Killeen Mall                          Retail                      Anchored
        120      (30)    Best Western Raleigh Inn & Suites                Hotel
        121              Eagle Plaza Center                               Retail                      Anchored
        122      (31)    Real Blocks                                      Office
        123              Haviland Mobile Home Park                        Mobile Home Park
        124              Pinellas Park                                    Retail                      Anchored
        125              72nd & Ames Road/Benson Park Plaza               Retail                      Anchored
        126              Macton Building                                  Industrial/Warehouse
        127              SSA Abilene                                      Office
        128              Pine Knoll Apts                                  Multifamily
        129              Northfield Plaza                                 Retail                      Unanchored
        130              4346 Frankford Plaza                             Retail                      Unanchored
        131              The Boardwalk at Brushy Creek                    Retail                      Unanchored
        132              Bixby - Brownfield Plaza                         Retail                      Anchored
        133              Monte Carlo Mobile Home Park                     Mobile Home Park
        134              Bixby - Pioneer Square                           Retail                      Anchored
        135              63055 Corporate Place                            Industrial/Warehouse
        136      (32)    Dollar Tree                                      Retail                      Anchored
        137              Life Center                                      Retail                      Unanchored
        138              809 Grand Street                                 Multifamily
        139              Bixby - Mesa Verde                               Retail                      Unanchored
        140              Horn Lake Station                                Retail                      Unanchored
        141              Family Dollar 2                                  Retail                      Anchored
        142              Family Dollar 4 and 5 Portfolio                  Retail                      Anchored
        143              Family Dollar 3                                  Retail                      Anchored
        144              Shadybrook Mobile Home Park                      Mobile Home Park
        145              Bixby - Park Plaza                               Retail                      Anchored

             INITIAL DEPOSIT      ANNUAL DEPOSIT      REPLACEMENT        ANNUAL            CURRENT          TI & LC       AS OF
             TO THE DEFERRED    TO THE REPLACEMENT      RESERVE      DEPOSIT TO THE    BALANCE OF THE       RESERVE      DATE OF
CONTROL        MAINTENANCE           RESERVE            ACCOUNT         TI & LC            TI & LC          ACCOUNT      TI & LC
  NO.          ACCOUNT ($)         ACCOUNT ($)          CAP ($)       ACCOUNT ($)        ACCOUNT ($)        CAP ($)      ACCOUNT
------------------------------------------------------------------------------------------------------------------------------------

     1                   0                     0              0                0                  0              0      January-06
     2                   0                     0              0                0                  0              0      January-06
     3                   0               125,184        250,368       476,124.00             39,677        952,248      January-06
     4                   0                     0              0                0                  0              0      January-06
     5                   0                     0              0                0                  0              0      January-06
     6                   0             1,424,587              0                0                  0              0      January-06
     7                   0             1,405,404              0                0                  0              0      January-06
     8                   0                     0              0                0                  0              0      January-06
     9                   0             1,715,258              0                0                  0              0      January-06
    10                   0               136,348              0       719,051.00             59,924      1,438,088      January-06
    11                   0                49,000         98,000                0                  0              0      January-06
    12               1,350               115,514              0       280,959.00                  0        842,877      January-06
    13             122,884               102,549              0       450,966.96                  0      2,029,352      January-06
    14                   0                96,000              0                0          5,640,747              0      January-06
    15                   0               277,200              0                0                  0              0      January-06
    16                   0               172,800              0                0                  0              0      January-06
    17              31,375                27,458              0        90,918.96                  0        181,838      January-06
    18                   0                     0              0                0                  0              0      January-06
    19              98,375                61,416        122,832                0                  0              0      January-06
    20                 625                37,471         31,450        31,225.80              9,384         62,900      January-06
    21                   0               121,549              0                0                  0              0      January-06
    22                   0                17,844         17,844       117,456.00                  0        750,000      January-06
    23                   0               119,780              0                0                  0              0      January-06
    24                   0                     0              0                0                  0              0      January-06
    25                   0                     0              0                0                  0              0      January-06
    26                   0                31,032         62,064        81,636.00             54,424        240,000      January-06
    27                   0                57,504        156,000                0                  0              0      January-06
    28                   0                14,926         44,778        20,000.04              6,674         70,000      January-06
    29             105,969                     0              0                0                  0        200,000      January-06
    30               7,500                 3,578              0                0            200,174        200,000      January-06
    31                   0                11,625         23,250        39,897.96              3,325              0      January-06
    32                   0                35,263        105,789        63,741.00              5,312        186,392      January-06
    33                   0                56,106              0                0                  0              0      January-06
    34                   0                 6,300              0        10,500.00                875              0      January-06
    35                   0                 2,700              0                0                  0              0      January-06
    36               1,375                23,250         69,750                0                  0              0      January-06
    37                   0                 7,648              0        49,968.00                  0              0      January-06
    38               7,500                11,150         22,300                0                  0              0      January-06
    39              37,300                17,622              0        60,000.00             10,002              0      January-06
    40             250,000                81,900              0                0                  0              0      January-06
    41              37,500                10,152              0        46,980.00             23,490         93,960      January-06
    42                   0                 8,339              0        90,000.00                  0              0      January-06
    43               6,688                     0              0                0                  0              0      January-06
    44              23,955                21,225              0       102,000.00                  0        450,000      January-06
    45              31,181                21,011              0        60,000.00            110,000        150,000      January-06
    46                   0                59,436              0                0                  0              0      January-06
    47                   0                 4,125          4,125       125,000.04                  0        300,000      January-06
    48                   0                10,992              0        60,084.00              5,007              0      January-06
    49                   0                 1,951              0                0                  0              0      January-06
    50                   0                44,952              0                0                  0              0      January-06
    51                   0                80,713              0                0                  0              0      January-06
    52               1,875                14,157         28,315        48,120.00              8,020         96,240      January-06
    53                   0                95,724              0                0                  0              0      January-06
    54                   0                 2,174              0                0                  0              0      January-06
    55               7,125                77,614              0                0                  0              0      January-06
    56                   0                33,098         65,000       204,999.96            109,167        600,000      January-06
    57             409,173                87,710              0                0                  0              0      January-06
    58               3,750                37,062              0                0                  0              0      January-06
    59                   0                 3,956              0        35,995.92                  0         90,000      January-06
    60              12,325                46,500         46,500                0                  0              0      January-06
    61                   0                 9,915         19,831        39,996.00              6,666        100,000      January-06
    62                   0                 8,220          8,220        54,132.00            330,692         54,132      January-06
    63                   0                     0              0                0                  0              0      January-06
    64                   0                     0              0                0                  0              0      January-06
    65                   0                     0              0                0                  0              0      January-06
    66               3,750                11,933         24,000        54,999.96              9,167        150,000      January-06
    67              12,500                42,000         42,000                0                  0              0      January-06
    68                   0                24,000              0                0                  0              0      January-06
    69                   0                     0              0                0                  0              0      January-06
    70                   0                20,742              0        36,299.04                  0              0      January-06
    71               3,750                 9,462         18,924        47,499.96             58,134        125,000      January-06
    72                   0                     0              0                0                  0              0      January-06
    73                   0                60,669              0                0                  0              0      January-06
    74                   0                 2,604         12,000         9,999.96                833         30,000      January-06
    75               5,625                 7,848              0                0                  0              0      January-06
    76                   0                21,594              0                0                  0              0      January-06
    77                   0                 8,316         24,948                0                  0              0      January-06
    78               7,813                41,000         41,000                0                  0              0      January-06
    79                   0                 8,061              0        27,999.96              2,333              0      January-06
    80                   0                 7,582              0        37,380.00              6,230              0      January-06
    81                   0                12,900              0                0                  0              0      January-06
    82               4,375                 1,604          4,009         8,098.20             24,369         24,369      January-06
    83                   0                 5,887              0        26,292.00                  0              0      January-06
    84                 250                 3,480          6,960        38,040.00              9,510         76,080      January-06
    85                   0                 2,184              0                0                  0              0      January-06
    86               2,500                 8,506          8,000         8,000.04              1,333          8,000      January-06
    87              68,170                56,238         56,000                0                  0              0      January-06
    88                   0                28,750              0                0                  0              0      January-06
    89              29,648                 4,877          4,877        35,123.16             35,123         35,123      January-06
    90               1,513                 8,022              0                0                  0              0      January-06
    91              64,844                29,584         59,168         9,999.96              1,667         25,000      January-06
    92              10,688                 1,226              0         5,000.04            101,250              0      January-06
    93                   0                12,413         62,063                0                  0              0      January-06
    94                   0                 2,620          5,240        11,523.84             24,921         23,048      January-06
    95              13,469                 1,309              0         4,362.00                364         17,500      January-06
    96                   0                 2,555              0        11,976.00              3,992              0      January-06
    97               1,250                20,100         60,300                0                  0              0      January-06
    98               4,688                13,332         39,996                0                  0              0      January-06
    99             109,540                33,040              0                0                  0              0      January-06
   100                   0                24,291              0        91,089.96             22,773              0      January-06
   101              13,750                12,056              0        24,018.00              4,003              0      January-06
   102                   0                 7,128              0                0                  0              0      January-06
   103              43,750                20,000         80,000                0                  0              0      January-06
   104              21,250                17,631         17,631                0                  0              0      January-06
   105               6,250                 3,263              0                0             75,044         75,000      January-06
   106               3,250                17,784              0                0                  0              0      January-06
   107              14,625                     0         40,907                0                  0              0      January-06
   108              18,625                19,500              0                0                  0              0      January-06
   109                 500                13,000         39,000        20,000.04             35,000         95,000      January-06
   110               8,250                 7,455         15,000        30,000.00             30,000        100,000      January-06
   111                   0                 1,949              0        14,554.44              3,640              0      January-06
   112                   0                 5,663              0        37,749.96            100,103        200,000      January-06
   113                   0                 9,446              0                0                  0              0      January-06
   114               7,500                     0         23,625                0                  0              0      January-06
   115                   0                 4,889              0                0                  0              0      January-06
   116              46,875                 7,629              0        15,258.00              1,272         61,032      January-06
   117                 750                 4,306          8,612        27,954.00              6,989         55,908      January-06
   118              46,094                12,828         38,484                0                  0              0      January-06
   119                   0                 6,188              0        18,000.00             82,500        100,000      January-06
   120               2,125                31,908              0                0                  0              0      January-06
   121                   0                 2,366          4,732        20,000.04              7,171         80,000      January-06
   122                   0                 2,928          8,783        19,517.04              1,626              0      January-06
   123               6,250                 4,350              0                0                  0              0      January-06
   124                   0                   792          1,584         1,980.00                495          3,960      January-06
   125                   0                 1,893          1,893         4,359.96                363          8,720      January-06
   126                   0                 4,079              0         5,438.04                906              0      January-06
   127                   0                 1,433          4,000         7,163.04              2,390         21,489      January-06
   128                   0                12,144         36,432                0                  0              0      January-06
   129                   0                 2,393              0         7,974.96              1,329         35,000      January-06
   130                   0                 3,600              0        10,550.04                  0              0      January-06
   131                   0                 1,359          2,719         4,500.00              9,000          9,000      January-06
   132               4,000                13,440         26,000        50,000.04            133,333        325,000      January-06
   133               3,750                 3,500              0                0                  0              0      January-06
   134              20,883                13,080         26,000        35,000.04             80,833        125,000      January-06
   135                   0                 3,000         15,000        10,500.00                  0         45,000      January-06
   136               3,125                 2,081              0         1,386.96             50,231              0      January-06
   137               5,593                 3,000              0        15,003.72             12,501         45,011      January-06
   138               6,250                 3,630              0         2,100.00                  0              0      January-06
   139               2,500                14,706         30,000        20,000.04              3,333        100,000      January-06
   140               2,500                 1,380          2,760         6,870.00                573         27,480      January-06
   141                   0                     0              0                0                  0              0      January-06
   142                   0                     0              0                0                  0              0      January-06
   143                   0                     0              0                0                  0              0      January-06
   144                   0                 4,450              0                0                  0              0      January-06
   145                   0                 7,601         16,000        17,499.96              2,917        100,000      January-06

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Footnotes to Annex A-4

(1)	1301 Avenue of the Americas	Upon the occurrence and continuance of (i) an event of default or (ii) a DSCR of less than 1.10x, the 1301 Avenue of the Americas Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding the foregoing, so long as the 1301 Avenue of the Americas Borrower provides evidence of a blanket insurance policy covering the 1301 Avenue of the Americas Mortgaged Property, as approved by the mortgagee, the monthly insurance escrow payment will not be required. In addition, in lieu of making such deposits, the 1301 Avenue of the Americas Borrower may deliver a letter of credit, or if no event of default under the related loan documents is continuing, a guarantee of payment from EOP Operating Limited Partnership.
(2)	888 Seventh Avenue	During any Reserve Period the related borrower will be required to fund a monthly capital expenditure reserve in an annual amount equal to $0.30 per square foot, and a monthly rollover reserve in an annual amount equal to $2.98 per square foot until January 11, 2009 and $1.98 thereafter. In addition, during periods other than a Reserve Period, payment of the foregoing reserves (to the extent not expended at the Property) are guaranteed by the key principal of the related borrower.
(3)	Chapel Hills Mall	Upon the occurrence and continuance of either an event of default or a DSCR of less than 1.10x, the Chapel Hills Mall Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing twelve months. Notwithstanding the foregoing, so long as the Chapel Hills Mall Borrower provides evidence satisfactory to the mortgagee of blanket insurance policies covering the Chapel Hills Mall Mortgaged Property of which premiums have been prepaid for not less than one year in advance (or, for the period of coverage under the policies as to which certificates are delivered at closing, such period, if less than one year), the monthly insurance escrow deposits shall not be required.
Upon the occurrence and continuance of either an event of default or a DSCR of less than 1.10x, the Chapel Hills Mall Borrower is required to make monthly escrow deposits into a replacement reserve account in the amount of $10,420 until an aggregate of $125,037 has been accumulated and is maintained from time to time.

Footnotes to Annex A-4  — continued

Upon the occurrence and continuance of either an event of default or a DSCR less than 1.10x, the Chapel Hills Mall Borrower is required to make monthly escrow deposits into a rollover reserve account in the amount of $36,477 until an aggregate of $437,723 has been accumulated and is maintained from time to time.
(4)	One Financial Center	The One Financial Center Borrower is required to deposit any lease termination fee into a lease termination rollover funds account if at the time of receipt of a lease termination fee (i) an event of default then exists or (ii) the DSCR is less than 1.25x. Provided neither of the conditions described in (i) and (ii) in the foregoing exists, the One Financial Center Borrower shall be permitted to retain such lease termination fee."
The One Financial Center Borrower is required, upon event of default to make monthly escrow deposits into a tax reserve account equal to one-twelfth of the estimated annual real estate taxes payable during the next ensuing twelve months. There is no required insurance escrow.
(5)	Embassy Suites Battery Park City
The Embassy Suites Battery Park City Borrower is required to make fixed payments in lieu of taxes (‘‘PILOT’’) until November 2008. Between 2008 and 2018, full taxes (calculated as Taxes for Hotel and Retail less Retail PILOT) are required, as well as a ‘‘Recapture Amount’’, which essentially repays a portion of the benefit of the first 10 years of the PILOT agreement. After 2018, the property is subject to normal New York City property taxes for only the hotel portion of the condominium. In anticipation of Recapture Amount payable from 2009 to 2018, a reserve of $150,000 per month will be collected for the first 36 months of the Loan until a reserve of $5.4 million is accumulated.
The Monthly Replacement Account Deposit means, for each calendar year, a Monthly Replacement Account Deposit shall be due from Borrower to Lender in an amount equal to one-twelfth of four (4%) percent of the Gross Income derived from the operation of the Property during the preceding calendar year. The amount of the Monthly Replacement Account Deposit shall be recalculated each year on January 1 during the term of the loan, such that the Monthly Replacement Account shall be equal to four (4%) percent of the prior calendar year's Gross Income divided by twelve.

Footnotes to Annex A-4  — continued

On each regularly scheduled payment date the Embassy Suites Battery Park City Borrower shall be required to deposit (i) one-twelfth of an amount which would be sufficient to pay the Taxes payable during the next ensuing twelve months, (ii) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the "Insurance Escrow Deposit"), (iii) one-twelfth of an amount which would be sufficient to pay Borrower's annual base rent obligation under the Hotel Sublease ("Ground Rent") during the next ensuing twelve months, and (iv) one-twelfth of an amount which would be sufficient to pay Borrower's annual unit owner expenses ("Condominium Expenses"), into an escrow account (the "Escrow Fund"). Notwithstanding the foregoing, so long as the Embassy Suites Battery Park City Borrower provides evidence of a blanket insurance policy covering the Embassy Suites Battery Park City Mortgaged Property, as approved by the mortgagee, the monthly insurance escrow payment will not be required.
(6)	River Valley Mall	Upon the occurrence and continuance of a "Triggering Event", the River Valley Mall Borrower shall be required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months. "Triggering Event" shall mean any period of time in which the Debt Service Coverage Ratio for the property is less than 1.35x. Notwithstanding the foregoing, so long as the River Valley Mall Borrower provides evidence of a blanket insurance policy covering the River Valley Mall Mortgaged Property, as approved by the mortgagee, the monthly insurance escrow payment will not be required.
(7)	Sterling Portfolio	The related borrower is required to make monthly deposits for real estate taxes, insurance premiums, ground rent, capital expenditures and tenant improvements and leasing commissions, as well as an upfront deposit for immediate repairs. Ongoing deposits for tenant improvements and leasing commissions shall be capped at four and one-half years ($2,029,351.50). In lieu of ongoing reserves for real estate taxes, insurance premiums and ground rent, the related borrower posted a $902,177.50 letter of credit at the closing of the mortgage loan, which amount is equal to the sum of six months of real estate taxes and insurance premiums and two (2) months of ground rent.

Footnotes to Annex A-4  — continued

(8)	Intel Corporate Building	Leasing Account Deposit —
The Monthly Leasing Account Deposit shall be equal to $6,016 provided, however, that for so long as (i) no event of default exists under the note, (ii) the Intel Guaranty is in full force and effect and the long term unsecured debt of Intel is rated at least investment grade by both Standard & Poor's and Moody's, the Monthly Leasing Account Deposit shall be equal to $0.
(9)	Scutti Fee Interest — Land	Provided that the ground lease remains in full force and effect, the related borrower will not be required to pay ongoing reserves for taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions. If at any time the ground lease is not in full force and effect, the related borrower will be required to escrow such monthly reserves.
(10)	The Shoppes at Schererville	TILC Reserve Escrow —
The Monthly Leasing Account Deposit is not required because E. Stanley Kroenke, R. Otto Maly, and Michael D. Decker have delivered a Guaranty of Payment of the loan with liabilities thereunder limited to $145,267.
Replacement Reserve Escrow —
The Monthly Replacement Account Deposit is not required because E. Stanley Kroenke, R. Otto Maly, and Michael D. Decker have delivered a Guaranty of Payment of the loan with liabilities thereunder limited to $145,267.
Taxes and Insurance Escrow —
The Monthly Tax and Insurance Account Deposit is not required because E. Stanley Kroenke, R. Otto Maly, and Michael D. Decker have delivered a Guaranty of Payment of Taxes and Insurance Premiums in form acceptable to lender.

Footnotes to Annex A-4  — continued

(11)	787 Broad Street	The related borrower is required to deposit monthly reserves for tenant improvements and leasing commissions in the annual amount of $50,000, capped at $200,000. The related borrower is also required to deposit monthly reserves for capital expenditures in the annual amount of $10,068. In lieu of monthly cash deposits for both tenant improvements and leasing commissions and capital expenditure reserves, the related borrower may substitute a letter of credit, no later than the first payment date of the mortgage loan, in the amount of $100,000, which shall effectively waive the obligations of monthly cash deposits indicated above. The related borrower may extend the waiver of monthly cash deposits for tenant improvements and leasing commissions and capital expenditures by delivering on or prior to the anniversary of the first payment date of the mortgage loan one or more renewal and/or replacement letters of credit in an amount equal to $137,500 after the first year of the term of the mortgage loan, $162,500 after the second year of the term of the mortgage loan, $187,500 after the third year of the term of the mortgage loan, and $250,000 after the fourth year of the term of the mortgage loan. From and after the expiration of the fifth year of the term of the mortgage loan, the related borrower is required to continue renewing the letter of credit in an amount equal to $250,000. Additionally, commencing 12 months prior to the lease expiration of Conway (March 31, 2015), the related borrower will be required to deposit all excess cash flow into the rollover reserve account. All excess cash flow deposited into the rollover reserve account shall be required to be released to the related borrower upon (i) renewal of the Conway lease subject to conditions as indicated in the mortgage loan documentation, including but not limited to a lease term extending not less than four years past the maturity of the mortgage loan or (ii) the space currently occupied by Conway is leased to an acceptable replacement tenant, subject to conditions as indicated in the mortgage loan documentation, including but not limited to a lease term extending not less than four years past the maturity of the mortgage loan.

Footnotes to Annex A-4  — continued

(12)	162-21 Jamaica Avenue	The related borrower is required to deposit monthly reserves for tenant improvements and leasing commissions in the annual amount of $39,898. Provided no event of default exists, in lieu of monthly cash deposits, the related borrower may substitute a letter of credit, no later than the first payment date of the mortgage loan, in the amount of $39,898, which shall effectively waive the obligations of monthly cash deposits indicated above. The related borrower may extend the waiver of monthly cash deposits for tenant improvements and leasing commissions by delivering on or prior to the anniversary of the first payment date of the mortgage loan one or more renewal and/or replacement letters of credit in an amount equal to the product of (i) $39,898 and (ii) the number of years of the term of the mortgage loan for which the related borrower is seeking a waiver. Provided no event of default exists, from and after the expiration of the fifth year of the term of the mortgage loan, the related borrower shall have no further obligations to make the monthly cash deposits for tenant improvements and leasing commissions nor deliver any renewal or replacement letter of credit for the purpose of extending the waiver.
The related borrower is required to make monthly deposits in the annual amount of $11,625 for capital expenditures, which amount is capped at two years, subject to certain conditions as indicated in the mortgage loan documentation.
(13)	Williamsburg Manor	Ongoing reserves for capital expenditures will be capped at two years, subject to the related borrower not drawing upon such reserves.
(14)	Cloverleaf Center	The related borrower is required to make monthly deposits in the annual amount of $60,000 for tenant improvements and leasing commissions. Commencing on the payment day occurring in November 2010, this amount shall increase to $120,000 per annum subject to certain restrictions described in the mortgage loan documents.
(15)	Triangle Shopping Center	The Monthly Leasing Account Deposit shall equal zero from the date hereof until such time as the balance in the Leasing Account shall fall below $50,000. Following such time as the balance in the Leasing Account shall fall below $50,000, Borrower shall be obligated to resume the Monthly Leasing Account Deposits, provided that the Monthly Leasing Account Deposit shall equal zero during such times as the balance in the Leasing Account exceeds $150,000 ("Leasing Account Cap").

Footnotes to Annex A-4  — continued

(16)	Hampton Inn Denville	During years one and two of the mortgage loan, the related borrower is required to make monthly deposits for FF&E in the annual amount of $59,436. Beginning in year three of the mortgage loan, the related borrower is required to make monthly deposits for FF&E in the annual amount of $118,873.
(17)	Sand Lake Plaza	The Monthly Leasing Account Deposit payable on each monthly payment date (i) from and after November 11, 2005 through and including October 11, 2006, shall be equal to $10,416.67; (ii) from and after November 11, 2006 through and including October 11, 2007, shall be equal to $10,000.00; and (iii) for the remainder of the term of the Loan shall be equal to $1,000.
(18)	Holiday Inn — Solana Beach	The Monthly Replacement Account Deposit means, for each calendar year, a Monthly Replacement Account Deposit shall be due from borrower to lender in an amount equal to one-twelfth of four (4%) percent of the Gross Income derived from the operation of the Property during the preceding calendar year. The amount of the Monthly Replacement Account Deposit shall be recalculated each year on January 1 during the term of the loan, such that the Monthly Replacement Account shall be equal to four (4%) percent of the prior calendar year's Gross Income divided by twelve; provided, however, that the Monthly Replacement Account Deposit shall never be less than the Initial Monthly Replacement Account Deposit of $6,726.08.
(19)	Holiday Inn Express — Destin
The Monthly Replacement Account Deposit means, from the date hereof through and including January 11, 2008 ("The Initial Period") for each calendar month between and including the months April and September, a Monthly Replacement Account Deposit shall be due from borrower to lender in an amount equal to one-sixth of three percent (3%) of the Gross Income derived from the operation of the property during the preceding calendar year, and (ii) from and after the initial period, for each calendar year borrower will be required to make a Monthly Replacement Account Deposit equal to one-twelfth of four (4%) percent of the Gross Income derived from the operation of the property during the preceding calendar year. The amount of the Monthly Replacement Account Deposit shall be recalculated each year on January 1 during the term of the loan, such that the Monthly Replacement Account shall be equal to four (4%) percent of the prior calendar year's Gross Income divided by twelve; provided, however, that the Monthly Replacement Account Deposit shall never be less than the Initial Monthly Replacement Account Deposit of $7,977.

Footnotes to Annex A-4  — continued

(20)	Country Inn & Suites — NE	The Monthly Replacement Account Deposit means, for each calendar year, a Monthly Replacement Account Deposit shall be due from borrower to lender in an amount equal to one-twelfth of four (4%) percent of the Gross Income derived from the operation of the Property during the preceding calendar year. The amount of the Monthly Replacement Account Deposit shall be recalculated each year on January 1 during the term of the loan, such that the Monthly Replacement Account shall be equal to four (4%) percent of the prior calendar year's Gross Income divided by twelve; provided, however, that the Monthly Replacement Account Deposit shall never be less than the Initial Monthly Replacement Account Deposit of $6,467.85.
(21)	Woodhill Plaza	Upon written request of the borrower, the said Initial Leasing Account Deposit may, be advanced for Tenant Improvements up to the aggregate sum of $250,000 and for Leasing Commissions up to $80,000.
(22)	Park Plaza Shopping Center	The Monthly Leasing Account Deposit is not required because E. Stanley Kroenke and Michael H. Staenberg have delivered a Guaranty of Payment of the loan with liabilities thereunder limited to $173,390.
The Monthly Replacement Account Deposit is not required because E. Stanley Kroenke and Michael H. Staenberg have delivered a Guaranty of Payment of the loan with liabilities thereunder limited to $173,390.
The Monthly Tax and Insurance Account Deposit is not required because E. Stanley Kroenke and Michael H. Staenberg have delivered a Guaranty of Payment of Taxes and Insurance Premiums in form acceptable to lender.
(23)	Wingate Inn — Concord	The Monthly Replacement Account Deposit means, for each calendar year, a Monthly Replacement Account Deposit shall be due from borrower to lender in an amount equal to one-twelfth of four (4%) percent of the Gross Income derived from the operation of the Property during the preceding calendar year. The amount of the Monthly Replacement Account Deposit shall be recalculated each year on January 1 during the term of the loan, such that the Monthly Replacement Account shall be equal to four (4%) percent of the prior calendar year's Gross Income divided by twelve; provided, however, that the Monthly Replacement Account Deposit shall never be less than the Initial Monthly Replacement Account Deposit of $5,055.72

Footnotes to Annex A-4  — continued

(24)	450 West Avenue	In the event Tops Food does not exercise their five-year renewal option, the related borrower shall be required to deposit all excess cash flow into the rollover reserve escrow fund commencing on the payment date following the expiration of the Tops Food lease on February 28, 2014. Additionally, in the event Tops Food goes dark, the related borrower shall be required to deposit all excess cash flow into the rollover reserve escrow fund.
(25)	228-230 South Beverly Drive	At the time of funding the borrower was required to make an Initial Deposit into the Leasing Account in the amount of $24,369. This Initial Deposit shall not be applied toward the Leasing Account Cap.
(26)	Willow Tree Apartments	Borrower shall be entitled to deliver to lender a Letter of Credit in the amount of $56,000 (the "LC") in lieu of its obligation to make Monthly Replacement Account Deposits. Once Letter of Credit has been received all amounts in the Replacement Reserve Account shall be released to borrower.
(27)	Park City Shopping Center	The Monthly Leasing Account Deposit shall be equal to (a) $1,666.67 through November 2007, (b) $833.33 from December 2007 through November 2009, and (c)$1,333.33 from and after December 2009. If the Leasing Condition is met on any date after November 11, 2009 then the Leasing Account Cap shall be reduced from to $95,000 (Initial Cap) to $47,500, and all amounts in the Leasing Account in excess of $47,500 will be released to borrower.
(28)	Churchill Shopping Center	If no event of default exists and either (a) after February 1, 2006 borrower notified Lender that Hibbett Sporting Goods, Inc. has not delivered notice to borrower of its intent to terminate its lease at the premises or (b) a substitute tenant acceptable to Lender pursuant to a lease acceptable to lender has taken occupancy of the entire premises covered by the Hibbett Lease, then borrower shall release the Initial TILC Deposit to borrower, and the Leasing Account Cap shall be reduced to $113,250.
(29)	Village at Killeen Mall	In the event that Heart of Texas Goodwill renews its lease at the property ("The Goodwill Premises") for a term of not less than five years or a substitute tenant acceptable to lender in its sole and absolute discretion shall execute a lease for the Goodwill Premises for a term that expires after the Maturity Date, the Cap shall be reduced to $50,000 and any amount in the Leasing Account in excess of $50,000 shall be returned to borrower.

Footnotes to Annex A-4  — continued

(30)	Best Western Raleigh Inn & Suites	The Monthly Replacement Account Deposit means, for each calendar year, a Monthly Replacement Account Deposit shall be due from borrower to lender in an amount equal to one-twelfth of four (4%) percent of the Gross Income derived from the operation of the property during the preceding calendar year. The amount of the Monthly Replacement Account Deposit shall be recalculated each year on January 1 during the term of the loan, such that the Monthly Replacement Account shall be equal to four (4%) percent of the prior calendar year's Gross Income divided by twelve; provided, however, that the Monthly Replacement Account Deposit shall never be less than the Initial Monthly Replacement Account Deposit of $2,659.
(31)	Real Blocks	In the event that (a) (i) Beneflex, Inc. renews its lease for its premises at the Property for a term of not less than five years, and (ii) E&M Properties renews its current lease for its premises at the property for a term of not less than five years, or (b) a substitute tenant or tenants acceptable to lender take over the Beneflex and E&M space for a term of not less than five years, and (c) each renewal or substitute tenant tenant's lease is approved by Lender; then any amount in the Leasing Account in excess of $50,000 shall be released to borrower.
(32)	Dollar Tree	TILC Escrow
In the event that (i) lender receives evidence confirming that Dollar Tree Stores, Inc. ("Dollar Tree") extended the terms of the Dollar Tree Stores, Inc. lease to at least August 31, 2020 on terms and conditions not less favorable to borrower than those presently applicable under the Dollar Tree lease or (ii) the leasing condition shall have been satisfied, meaning that all of the space demised under the Dollar Tree lease shall have been leased to one or more tenants acceptable to lender, on terms not less favorable to borrower than those presently applicable under the Dollar Tree lease, then the Initial Leasing Account Deposit shall be released to borrower.
(33)	Courtyard by Marriott II Fee Portfolio	Property Type —
The Courtyard by Marriott II Fee Portfolio Mortgaged Properties, although categorized on this Annex and elsewhere in this prospectus supplement as "hotel" property type, actually constitute groundleased land and the improvements thereon. The improvements, which are not part of the collateral, consist of 49 hotel properties.

ANNEX B

CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK.]

LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1

Capitalized terms used on this Annex B have the meanings assigned thereto in the
Glossary to the accompanying Offering Prospectus.

    CONTROL                                  PROPERTY                                        CUT-OFF DATE          UTILITIES PAID
      NO.        FOOTNOTE                      NAME                          COUNTY          BALANCE ($)              BY TENANT
------------------------------------------------------------------------------------------------------------------------------------

       19                  Windsor at Briarhill Apartments               DeKalb                 23,040,000.00    Yes
       21                  Rock Creek Apartments                         Dallas                 19,500,000.00    Yes
       27                  Lexington Place Apartments                    Houston                15,950,711.87    Yes
       36                  The Barcelona Apartments                      San Diego              10,150,000.00    No
       38                  Williamsburg Manor                            Porter                  9,826,000.00    Yes
       40                  Oliver Multifamily Portfolio                  Various                 9,484,091.23    Yes
      40A1                 Railview Apartments                           St. Louis                               No
      40A2                 Tropicana Apartments                          St. Louis                               Yes
      40A3                 Spirit Mountain Apartments                    St. Louis                               Yes
      40A4                 Piedmont  Manor Apartments                    St. Louis                               No
      40A5                 Linderhof Park Apartments                     Brown                                   No
      40A6                 Deering Manor Apartments                      Itasca                                  No
       43                  St. James Village                             Mercer                  8,827,186.68    Yes
       50                  Preston Oaks Apartments                       Dallas                  7,950,000.00    Yes
       57                  Peppertree Apartments                         Mecklenburg             6,265,000.00    Yes
       58                  Berkshire Manor Apartments                    Leon                    6,100,000.00    Yes
       60                  Pasadena Apartments                           Wayne                   5,645,142.79    No
       67                  Edgewood Park                                 Oakland                 5,100,000.00    No
       68                  Palmiers Apartments                           Broward                 5,100,000.00    Yes
       76                  Riverwalk Apartments                          Pitt                    4,585,766.43    Yes
       78                  Woodland Arms Apartments                      Wayne                   4,344,294.55    Yes
       81                  Boardwalk Portfolio II                        Travis                  4,300,000.00    Yes
      81A1                 3500 Duval Street                             Travis                                  Yes
      81A2                 912 Keith Lane                                Travis                                  Yes
      81A3                 610 West 35th Street                          Travis                                  Yes
      81A4                 3104-3106 Cedar Street                        Travis                                  Yes
      81A5                 506 West 35th Street                          Travis                                  Yes
      81A6                 607 West 35th Street                          Travis                                  Yes
      81A7                 705 East 32nd Street                          Travis                                  Yes
      81A8                 1202 East 29th Street                         Travis                                  Yes
      81A9                 504 West 35th Street                          Travis                                  Yes
     81A10                 911 Duncan Lane                               Travis                                  Yes
     81A11                 4300 Avenue B                                 Travis                                  Yes
     81A12                 209 East 31st Street                          Travis                                  Yes
       87                  Willow Tree Apartments                        Harris                  4,000,000.00    Yes
       88                  Park Terrace Apartments                       El Paso                 3,875,000.00    Yes
       91                  Grammary, Callowhill & Silk Mill Apartments   Berks                   3,593,145.45    Yes
      91A1                 Silk Mill Apartments                          Berks                                   Yes
      91A2                 Grammary Court Apartments                     Berks                                   Yes
      91A3                 Callowhill Apartments                         Berks                                   Yes
       99                  Dohr Apartments                               Monroe                  3,300,000.00    Yes
      103                  Olmsted Falls Apartments                      Cuyahoga                3,088,000.00    Yes
      104                  Orchard Corners Apartments                    Douglas                 2,980,000.00    Yes
      106                  Montclair Court                               Essex                   2,780,000.00    Yes
      108                  Sweetbriar Apartments                         Campbell                2,750,000.00    Yes
      123                  Haviland Mobile Home Park                     Dutchess                2,144,157.60    Yes
      128                  Pine Knoll Apts                               Livingston              1,928,000.00    Yes
      133                  Monte Carlo Mobile Home Park                  Livingston              1,698,546.09    Yes
      138                  809 Grand Street                              Kings                   1,485,000.00    Yes
      144                  Shadybrook Mobile Home Park                   Cayuga                  1,150,000.00    Yes

    CONTROL               UTILITIES PAID             # OF    AVG. RENT    MAX. RENT      # OF        AVG. RENT        MAX. RENT
      NO.                    BY TENANT               PADS     PADS ($)     PADS ($)     STUDIOS     STUDIOS ($)      STUDIOS ($)
-----------------------------------------------------------------------------------------------------------------------------------

       19        Water, Sewer and Trash                   0            0            0           0                0               0
       21        Electric & Water                         0            0            0          48              541             580
       27        Electric, Water, Sewer and Trash         0            0            0           0                0               0
       36        None                                     0            0            0          79              892           1,195
       38        Water, Sewer                           223          377          385           0                0               0
       40        Various                                  0            0            0           0                0               0
      40A1       None                                     0            0            0           0                0               0
      40A2       Electric, Gas                            0            0            0           0                0               0
      40A3       Electric                                 0            0            0           0                0               0
      40A4       None                                     0            0            0           0                0               0
      40A5       None                                     0            0            0           0                0               0
      40A6       None                                     0            0            0           0                0               0
       43        Electric                                 0            0            0          28            1,211           1,211
       50        Electric & Water                         0            0            0           0                0               0
       57        Electric, Water/Sewer                    0            0            0           0                0               0
       58        Electricity                              0            0            0           0                0               0
       60        None                                     0            0            0          83              431             460
       67        None                                     0            0            0           0                0               0
       68        Electric                                 0            0            0           0                0               0
       76        Electric, Water & Sewer,                 0            0            0           0                0               0
       78        Electric                                 0            0            0           0                0               0
       81        Electric, Water                         86          632          632           0                0               0
      81A1       Electric, Water                         12          667          667           0                0               0
      81A2       Electric, Water                         12          617          617           0                0               0
      81A3       Electric, Water                          8          669          669           0                0               0
      81A4       Electric, Water                          8          613          613           0                0               0
      81A5       Electric, Water                          6          700          700           0                0               0
      81A6       Electric, Water                          6          683          683           0                0               0
      81A7       Electric, Water                          6          667          667           0                0               0
      81A8       Electric, Water                          8          488          488           0                0               0
      81A9       Electric, Water                          6          600          600           0                0               0
     81A10       Electric, Water                          5          660          660           0                0               0
     81A11       Electric, Water                          5          580          580           0                0               0
     81A12       Electric, Water                          4          675          675           0                0               0
       87        Electric, Water, Sewer & Gas             0            0            0           0                0               0
       88        Electric, Water, Sewer, Gas              0            0            0           0                0               0
       91        Electricity & Natural Gas                0            0            0           8              412             430
      91A1       Electricity & Natural Gas                0            0            0           0                0               0
      91A2       Electricity & Natural Gas                0            0            0           4              420             430
      91A3       Electricity & Natural Gas                0            0            0           4              406             415
       99        Electric, Water, Sewer, Gas              0            0            0           0                0               0
      103        Electric, Sewer                          0            0            0           0                0               0
      104        Electric, Water, Sewer and Trash         0            0            0           0                0               0
      106        Electric & Gas                           0            0            0           0                0               0
      108        Electric, Gas                            0            0            0           0                0               0
      123        Electric, Gas                           75          442          825           0                0               0
      128        Electric, & Gas                          0            0            0           0                0               0
      133        Electric, Water, Sewer                  54          384          675           0                0               0
      138        Electric, Gas                            0            0            0           0                0               0
      144        Electric                                89          294          294           0                0               0

    CONTROL       # OF 1            AVG. RENT              MAX. RENT           # OF 2          AVG. RENT           MAX. RENT
      NO.        BEDROOMS         1 BEDROOMS ($)        1 BEDROOMS ($)        BEDROOMS      2 BEDROOMS ($)      2 BEDROOMS ($)
----------------------------------------------------------------------------------------------------------------------------------

       19                 160                    746                 1,500            132                 877               1,566
       21                 428                    663                   810             64                 941               1,030
       27                 132                    657                 1,650            156                 801               1,750
       36                  14                  1,240                 1,600              0                   0                   0
       38                   0                      0                     0              0                   0                   0
       40                 158                    540                   660             94                 611                 740
      40A1                 56                    536                   598              4                 576                 598
      40A2                  0                      0                     0             35                 663                 675
      40A3                 16                    553                   580             18                 634                 650
      40A4                 22                    628                   660             12                 710                 740
      40A5                 24                    416                   416             24                 475                 497
      40A6                 40                    587                   587              1                   0                   0
       43                  81                  1,287                 1,287              0                   0                   0
       50                 104                    699                 1,320             96                 883               1,660
       57                 204                    405                   594             88                 579                 699
       58                  54                    543                   620             74                 661                 865
       60                  75                    555                   595             28                 680                 850
       67                  60                    528                   550            108                 614                 625
       68                  96                    703                   795              0                   0                   0
       76                   0                      0                     0              0                   0                   0
       78                 120                    509                   600             44                 613                 680
       81                   0                      0                     0              0                   0                   0
      81A1                  0                      0                     0              0                   0                   0
      81A2                  0                      0                     0              0                   0                   0
      81A3                  0                      0                     0              0                   0                   0
      81A4                  0                      0                     0              0                   0                   0
      81A5                  0                      0                     0              0                   0                   0
      81A6                  0                      0                     0              0                   0                   0
      81A7                  0                      0                     0              0                   0                   0
      81A8                  0                      0                     0              0                   0                   0
      81A9                  0                      0                     0              0                   0                   0
     81A10                  0                      0                     0              0                   0                   0
     81A11                  0                      0                     0              0                   0                   0
     81A12                  0                      0                     0              0                   0                   0
       87                  12                    454                   490            104                 484                 590
       88                  83                    426                   500             30                 545                 600
       91                  49                    519                   640             31                 639                 705
      91A1                 24                    564                   600             18                 692                 725
      91A2                 14                    470                   500             11                 563                 575
      91A3                 11                    488                   640              2                 585                 585
       99                  42                    579                   650             70                 670                 740
      103                  40                    522                   595             21                 672                 765
      104                   0                      0                     0             28                 669                 710
      106                  32                    767                   950             20                 805                 950
      108                  30                    472                   525             48                 556                 600
      123                   0                      0                     0              0                   0                   0
      128                   0                      0                     0             48                 639                 655
      133                   0                      0                     0              0                   0                   0
      138                   3                    935                 1,200              6                 980               1,500
      144                   0                      0                     0              0                   0                   0

    CONTROL           # OF 3           AVG. RENT           MAX. RENT         # OF 4          AVG. RENT          MAX. RENT
      NO.            BEDROOMS       3 BEDROOMS ($)      3 BEDROOMS ($)      BEDROOMS      4 BEDROOMS ($)      4 BEDROOMS ($)
-------------------------------------------------------------------------------------------------------------------------------

       19                       0                   0                   0             0                   0                  0
       21                       0                   0                   0             0                   0                  0
       27                      24                 836                 945             0                   0                  0
       36                       0                   0                   0             0                   0                  0
       38                       0                   0                   0             0                   0                  0
       40                      20                 690                 900             0                   0                  0
      40A1                      0                   0                   0             0                   0                  0
      40A2                     12                 769                 900             0                   0                  0
      40A3                      0                   0                   0             0                   0                  0
      40A4                      0                   0                   0             0                   0                  0
      40A5                      8                 553                 553             0                   0                  0
      40A6                      0                   0                   0             0                   0                  0
       43                       0                   0                   0             0                   0                  0
       50                       0                   0                   0             0                   0                  0
       57                       0                   0                   0             0                   0                  0
       58                      14                 887                 960             0                   0                  0
       60                       0                   0                   0             0                   0                  0
       67                       0                   0                   0             0                   0                  0
       68                       0                   0                   0             0                   0                  0
       76                      61                 946                 950             0                   0                  0
       78                       0                   0                   0             0                   0                  0
       81                       0                   0                   0             0                   0                  0
      81A1                      0                   0                   0             0                   0                  0
      81A2                      0                   0                   0             0                   0                  0
      81A3                      0                   0                   0             0                   0                  0
      81A4                      0                   0                   0             0                   0                  0
      81A5                      0                   0                   0             0                   0                  0
      81A6                      0                   0                   0             0                   0                  0
      81A7                      0                   0                   0             0                   0                  0
      81A8                      0                   0                   0             0                   0                  0
      81A9                      0                   0                   0             0                   0                  0
     81A10                      0                   0                   0             0                   0                  0
     81A11                      0                   0                   0             0                   0                  0
     81A12                      0                   0                   0             0                   0                  0
       87                      74                 657                 735            16                 701                750
       88                       2                 825                 875             0                   0                  0
       91                       0                   0                   0             0                   0                  0
      91A1                      0                   0                   0             0                   0                  0
      91A2                      0                   0                   0             0                   0                  0
      91A3                      0                   0                   0             0                   0                  0
       99                       0                   0                   0             0                   0                  0
      103                      19                 706                 795             0                   0                  0
      104                      11                 721                 735            25                 872                940
      106                       0                   0                   0             0                   0                  0
      108                       0                   0                   0             0                   0                  0
      123                       0                   0                   0             0                   0                  0
      128                       0                   0                   0             0                   0                  0
      133                       0                   0                   0             0                   0                  0
      138                       3                 799                1,795             0                   0                  0
      144                       0                   0                   0             0                   0                  0

    CONTROL         # OF COMMERCIAL            AVG. RENT                 MAX. RENT                                 TOTAL
      NO.                UNITS           COMMERCIAL UNITS ($)      COMMERCIAL UNITS ($)            ELEVATOR        UNITS
----------------------------------------------------------------------------------------------------------------------------

       19                            0                         0                         0      No                      292
       21                            0                         0                         0      No                      540
       27                            0                         0                         0      No                      312
       36                            0                         0                         0      Yes                      93
       38                            0                         0                         0      N/A                     223
       40                            0                         0                         0      Yes                     272
      40A1                           0                         0                         0      Yes                      60
      40A2                           0                         0                         0      No                       47
      40A3                           0                         0                         0      No                       34
      40A4                           0                         0                         0      No                       34
      40A5                           0                         0                         0      No                       56
      40A6                           0                         0                         0      Yes                      41
       43                            0                         0                         0      Yes                     109
       50                            0                         0                         0      No                      200
       57                            0                         0                         0      No                      292
       58                            0                         0                         0      No                      142
       60                            0                         0                         0      Yes                     186
       67                            0                         0                         0      No                      168
       68                            0                         0                         0      No                       96
       76                            0                         0                         0      No                       61
       78                            0                         0                         0      No                      164
       81                            0                         0                         0      No                       86
      81A1                           0                         0                         0      No                       12
      81A2                           0                         0                         0      No                       12
      81A3                           0                         0                         0      No                        8
      81A4                           0                         0                         0      No                        8
      81A5                           0                         0                         0      No                        6
      81A6                           0                         0                         0      No                        6
      81A7                           0                         0                         0      No                        6
      81A8                           0                         0                         0      No                        8
      81A9                           0                         0                         0      No                        6
     81A10                           0                         0                         0      No                        5
     81A11                           0                         0                         0      No                        5
     81A12                           0                         0                         0      No                        4
       87                            0                         0                         0      No                      206
       88                            0                         0                         0      No                      115
       91                            5                     1,402                     2,360      Yes/No               78,206
      91A1                           0                         0                         0      Yes                  30,179
      91A2                           1                     2,360                     2,360      No                   28,307
      91A3                           4                     1,163                     2,000      Yes                  19,720
       99                            0                         0                         0      No                      112
      103                            0                         0                         0      No                       80
      104                            0                         0                         0      No                       64
      106                            0                         0                         0      No                       52
      108                            0                         0                         0      No                       78
      123                            0                         0                         0      N/A                      75
      128                            0                         0                         0      No                       48
      133                            0                         0                         0      N/A                      54
      138                            4                     2,531                     3,188      No                       16
      144                            0                         0                         0      N/A                      89

ANNEX C-1

PRICE/YIELD TABLES

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX C-1-1

                          WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                              PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1 CERTIFICATES

                              0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

        PRICE (32NDS)                      0% CPR                            25% CPR                            50% CPR
--------------------------    --------------------------------    --------------------------------   -------------------------------
                                      CBE       Modified                 CBE       Modified                 CBE        Modified
                                     Yield      Duration                Yield      Duration                Yield       Duration
                                      (%)        (Years)                 (%)        (Years)                 (%)        (Years)
                                  -------------------------         --------------------------          --------------------------

            99-12                    5.308%       2.40                 5.310%        2.38                  5.310%        2.37
            99-16                    5.256%       2.40                 5.257%        2.38                  5.258%        2.37
            99-20                    5.203%       2.40                 5.205%        2.38                  5.205%        2.38
            99-24                    5.151%       2.40                 5.152%        2.38                  5.152%        2.38
            99-28                    5.099%       2.40                 5.100%        2.38                  5.100%        2.38
           100-00                    5.048%       2.40                 5.047%        2.39                  5.047%        2.38
           100-04                    4.996%       2.41                 4.995%        2.39                  4.995%        2.38
           100-08                    4.944%       2.41                 4.943%        2.39                  4.943%        2.38
           100-12                    4.892%       2.41                 4.891%        2.39                  4.891%        2.38
           100-16                    4.841%       2.41                 4.839%        2.39                  4.839%        2.39
           100-20                    4.790%       2.41                 4.787%        2.39                  4.787%        2.39

WEIGHTED AVERAGE
LIFE (YRS.)                                 2.68                              2.65                                2.64

FIRST PRINCIPAL
PAYMENT DATE                             2/15/2006                          2/15/2006                          2/15/2006

LAST PRINCIPAL
PAYMENT DATE                             9/15/2010                          6/15/2010                          5/15/2010

----------------------------------------------------------------------------------------------

        PRICE (32NDS)                    75% CPR                           100% CPR
--------------------------    -------------------------------    -----------------------------
                                     CBE        Modified                CBE       Modified
                                    Yield       Duration               Yield      Duration
                                     (%)        (Years)                 (%)        (Years)
                                 --------------------------        --------------------------

            99-12                   5.311%        2.37                5.311%        2.37
            99-16                   5.258%        2.37                5.258%        2.37
            99-20                   5.205%        2.37                5.205%        2.37
            99-24                   5.152%        2.38                5.152%        2.38
            99-28                   5.100%        2.38                5.100%        2.38
           100-00                   5.047%        2.38                5.047%        2.38
           100-04                   4.995%        2.38                4.995%        2.38
           100-08                   4.943%        2.38                4.943%        2.38
           100-12                   4.890%        2.38                4.890%        2.38
           100-16                   4.838%        2.38                4.838%        2.38
           100-20                   4.786%        2.39                4.786%        2.39

WEIGHTED AVERAGE
LIFE (YRS.)                                2.64                              2.64

FIRST PRINCIPAL
PAYMENT DATE                            2/15/2006                          2/15/2006

LAST PRINCIPAL
PAYMENT DATE                            4/15/2010                          4/15/2010

                                                                     ANNEX C-1-2

                          WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                              PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-2 CERTIFICATES

                              0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

           PRICE (32NDS)                  0% CPR                            25% CPR                          50% CPR
--------------------------    -------------------------------    ------------------------------   ------------------------------
                                     CBE       Modified                 CBE       Modified               CBE       Modified
                                    Yield      Duration                Yield      Duration              Yield      Duration
                                     (%)        (Years)                 (%)        (Years)               (%)        (Years)
                                --------------------------         --------------------------       --------------------------

               99-12               5.275%        4.16                 5.275%        4.15               5.276%        4.13
               99-16               5.245%        4.17                 5.245%        4.15               5.245%        4.13
               99-20               5.214%        4.17                 5.215%        4.15               5.215%        4.13
               99-24               5.184%        4.17                 5.185%        4.16               5.185%        4.14
               99-28               5.155%        4.17                 5.155%        4.16               5.155%        4.14
              100-00               5.125%        4.17                 5.125%        4.16               5.124%        4.14
              100-04               5.095%        4.17                 5.095%        4.16               5.094%        4.14
              100-08               5.065%        4.17                 5.065%        4.16               5.064%        4.14
              100-12               5.035%        4.17                 5.035%        4.16               5.034%        4.14
              100-16               5.005%        4.17                 5.005%        4.16               5.004%        4.14
              100-20               4.976%        4.18                 4.975%        4.16               4.974%        4.14

WEIGHTED AVERAGE
LIFE (YRS.)                               4.82                               4.81                             4.78

FIRST PRINCIPAL
PAYMENT DATE                            9/15/2010                          6/15/2010                        5/15/2010

LAST PRINCIPAL
PAYMENT DATE                            1/15/2011                          1/15/2011                        1/15/2011

-----------------------------------------------------------------------------------------------
           PRICE (32NDS)                  75% CPR                           100% CPR
--------------------------      ------------------------------    -----------------------------
                                      CBE        Modified               CBE       Modified
                                     Yield       Duration              Yield      Duration
                                      (%)        (Years)                (%)        (Years)
                                 ---------------------------       --------------------------

               99-12                5.277%         4.10               5.283%        3.93
               99-16                5.246%         4.10               5.251%        3.93
               99-20                5.216%         4.10               5.219%        3.93
               99-24                5.185%         4.11               5.187%        3.93
               99-28                5.155%         4.11               5.155%        3.93
              100-00                5.124%         4.11               5.124%        3.93
              100-04                5.094%         4.11               5.092%        3.93
              100-08                5.064%         4.11               5.060%        3.93
              100-12                5.034%         4.11               5.029%        3.93
              100-16                5.003%         4.11               4.997%        3.93
              100-20                4.973%         4.11               4.966%        3.94

WEIGHTED AVERAGE
LIFE (YRS.)                                4.74                              4.51

FIRST PRINCIPAL
PAYMENT DATE                             4/15/2010                         4/15/2010

LAST PRINCIPAL
PAYMENT DATE                             1/15/2011                         1/15/2011

                                                                     ANNEX C-1-3

                          WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                              PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-3 CERTIFICATES

                              0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

         PRICE (32NDS)                    0% CPR                             25% CPR                            50% CPR
--------------------------    -------------------------------    -------------------------------    --------------------------------
                                    CBE        Modified                 CBE       Modified                 CBE        Modified
                                   Yield       Duration                Yield      Duration                Yield       Duration
                                    (%)        (Years)                  (%)        (Years)                 (%)        (Years)
                                --------------------------         --------------------------          --------------------------

             99-12                 5.366%        5.56                 5.366%        5.56                  5.366%        5.55
             99-16                 5.343%        5.56                 5.343%        5.56                  5.343%        5.55
             99-20                 5.321%        5.56                 5.321%        5.56                  5.321%        5.55
             99-24                 5.298%        5.57                 5.298%        5.56                  5.298%        5.55
             99-28                 5.276%        5.57                 5.276%        5.56                  5.276%        5.55
            100-00                 5.253%        5.57                 5.253%        5.56                  5.253%        5.55
            100-04                 5.231%        5.57                 5.231%        5.56                  5.231%        5.56
            100-08                 5.209%        5.57                 5.209%        5.57                  5.209%        5.56
            100-12                 5.186%        5.57                 5.186%        5.57                  5.186%        5.56
            100-16                 5.164%        5.57                 5.164%        5.57                  5.164%        5.56
            100-20                 5.142%        5.58                 5.142%        5.57                  5.142%        5.56

WEIGHTED AVERAGE
LIFE (YRS.)                               6.78                               6.77                                6.76

FIRST PRINCIPAL
PAYMENT DATE                           9/15/2012                           8/15/2011                          8/15/2011

LAST PRINCIPAL
PAYMENT DATE                           12/15/2012                         12/15/2012                          12/15/2012

-----------------------------------------------------------------------------------------------------
         PRICE (32NDS)                        75% CPR                             100% CPR
--------------------------        ---------------------------------    ------------------------------
                                          CBE       Modified                  CBE       Modified
                                         Yield      Duration                 Yield      Duration
                                          (%)        (Years)                  (%)        (Years)
                                     --------------------------          --------------------------

             99-12                      5.366%        5.53                  5.368%        5.42
             99-16                      5.344%        5.54                  5.345%        5.42
             99-20                      5.321%        5.54                  5.322%        5.42
             99-24                      5.298%        5.54                  5.299%        5.42
             99-28                      5.276%        5.54                  5.276%        5.42
            100-00                      5.253%        5.54                  5.253%        5.42
            100-04                      5.231%        5.54                  5.230%        5.43
            100-08                      5.208%        5.54                  5.207%        5.43
            100-12                      5.186%        5.54                  5.184%        5.43
            100-16                      5.164%        5.55                  5.162%        5.43
            100-20                      5.141%        5.55                  5.139%        5.43

WEIGHTED AVERAGE
LIFE (YRS.)                                    6.74                                6.57

FIRST PRINCIPAL
PAYMENT DATE                                 8/15/2011                           8/15/2011

LAST PRINCIPAL
PAYMENT DATE                                12/15/2012                          11/15/2012

                                                                     ANNEX C-1-4

                          WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                             PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-AB CERTIFICATES

                              0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

          PRICE (32NDS)                   0% CPR                             25% CPR                            50% CPR
--------------------------    --------------------------------   --------------------------------   --------------------------------
                                     CBE        Modified                 CBE       Modified                CBE        Modified
                                    Yield       Duration                Yield      Duration               Yield       Duration
                                     (%)        (Years)                  (%)        (Years)                (%)        (Years)
                                 --------------------------         --------------------------         --------------------------

              99-12                 5.295%        5.63                 5.295%        5.63                 5.295%        5.64
              99-16                 5.273%        5.64                 5.273%        5.64                 5.273%        5.64
              99-20                 5.251%        5.64                 5.251%        5.64                 5.251%        5.64
              99-24                 5.228%        5.64                 5.228%        5.64                 5.228%        5.64
              99-28                 5.206%        5.64                 5.206%        5.64                 5.206%        5.64
             100-00                 5.184%        5.64                 5.184%        5.64                 5.184%        5.65
             100-04                 5.162%        5.64                 5.162%        5.64                 5.162%        5.65
             100-08                 5.140%        5.65                 5.140%        5.65                 5.140%        5.65
             100-12                 5.118%        5.65                 5.118%        5.65                 5.118%        5.65
             100-16                 5.096%        5.65                 5.096%        5.65                 5.096%        5.65
             100-20                 5.074%        5.65                 5.074%        5.65                 5.074%        5.65

WEIGHTED AVERAGE
LIFE (YRS.)                                6.90                               6.90                               6.91

FIRST PRINCIPAL
PAYMENT DATE                            1/15/2011                           1/15/2011                         1/15/2011

LAST PRINCIPAL
PAYMENT DATE                            11/15/2014                         11/15/2014                         10/15/2014

----------------------------------------------------------------------------------------------------
          PRICE (32NDS)                      75% CPR                            100% CPR
--------------------------       --------------------------------    -------------------------------
                                        CBE        Modified                 CBE       Modified
                                       Yield       Duration                Yield      Duration
                                        (%)        (Years)                  (%)        (Years)
                                    --------------------------         --------------------------

              99-12                    5.295%        5.64                 5.295%        5.66
              99-16                    5.273%        5.64                 5.273%        5.66
              99-20                    5.251%        5.64                 5.250%        5.66
              99-24                    5.228%        5.64                 5.228%        5.66
              99-28                    5.206%        5.65                 5.206%        5.66
             100-00                    5.184%        5.65                 5.184%        5.66
             100-04                    5.162%        5.65                 5.162%        5.67
             100-08                    5.140%        5.65                 5.140%        5.67
             100-12                    5.118%        5.65                 5.118%        5.67
             100-16                    5.096%        5.65                 5.096%        5.67
             100-20                    5.074%        5.66                 5.075%        5.67

WEIGHTED AVERAGE
LIFE (YRS.)                                   6.91                               6.93

FIRST PRINCIPAL
PAYMENT DATE                               1/15/2011                           1/15/2011

LAST PRINCIPAL
PAYMENT DATE                               10/15/2014                         10/15/2014

                                                                     ANNEX C-1-5

                          WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                              PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-4 CERTIFICATES

                              0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

         PRICE (32NDS)                    0% CPR                             25% CPR                            50% CPR
--------------------------    --------------------------------   --------------------------------   --------------------------------
                                     CBE       Modified                  CBE       Modified                 CBE       Modified
                                    Yield      Duration                 Yield      Duration                Yield      Duration
                                     (%)        (Years)                  (%)        (Years)                 (%)        (Years)
                                 -------------------------          --------------------------         --------------------------

             99-12                  5.288%       7.42                  5.288%        7.40                 5.289%        7.38
             99-16                  5.271%       7.42                  5.271%        7.40                 5.272%        7.38
             99-20                  5.254%       7.42                  5.255%        7.41                 5.255%        7.39
             99-24                  5.238%       7.42                  5.238%        7.41                 5.238%        7.39
             99-28                  5.221%       7.43                  5.221%        7.41                 5.221%        7.39
            100-00                  5.204%       7.43                  5.204%        7.41                 5.204%        7.39
            100-04                  5.187%       7.43                  5.187%        7.41                 5.187%        7.39
            100-08                  5.170%       7.43                  5.170%        7.42                 5.170%        7.40
            100-12                  5.154%       7.43                  5.154%        7.42                 5.153%        7.40
            100-16                  5.137%       7.44                  5.137%        7.42                 5.137%        7.40
            100-20                  5.120%       7.44                  5.120%        7.42                 5.120%        7.40

WEIGHTED AVERAGE
LIFE (YRS.)                                9.68                               9.65                               9.62

FIRST PRINCIPAL
PAYMENT DATE                            11/15/2014                         11/15/2014                         10/15/2014

LAST PRINCIPAL
PAYMENT DATE                            1/15/2016                           1/15/2016                          1/15/2016

-------------------------------------------------------------------------------------------------

         PRICE (32NDS)                     75% CPR                           100% CPR
--------------------------     -------------------------------   --------------------------------
                                      CBE       Modified                 CBE       Modified
                                     Yield      Duration                Yield      Duration
                                      (%)        (Years)                 (%)        (Years)
                                 --------------------------         --------------------------

             99-12                  5.289%        7.36                 5.290%        7.23
             99-16                  5.272%        7.36                 5.273%        7.24
             99-20                  5.255%        7.36                 5.256%        7.24
             99-24                  5.238%        7.36                 5.238%        7.24
             99-28                  5.221%        7.37                 5.221%        7.24
            100-00                  5.204%        7.37                 5.204%        7.24
            100-04                  5.187%        7.37                 5.187%        7.25
            100-08                  5.170%        7.37                 5.169%        7.25
            100-12                  5.153%        7.37                 5.152%        7.25
            100-16                  5.136%        7.38                 5.135%        7.25
            100-20                  5.120%        7.38                 5.118%        7.26

WEIGHTED AVERAGE
LIFE (YRS.)                                9.58                               9.37

FIRST PRINCIPAL
PAYMENT DATE                            10/15/2014                         10/15/2014

LAST PRINCIPAL
PAYMENT DATE                            12/15/2015                          9/15/2015

                                                                     ANNEX C-1-6

                          WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                              PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-M CERTIFICATES

                              0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

         PRICE (32NDS)                    0% CPR                             25% CPR                            50% CPR
--------------------------    -------------------------------    -------------------------------    --------------------------------
                                     CBE        Modified                CBE        Modified                CBE        Modified
                                    Yield       Duration               Yield       Duration               Yield       Duration
                                     (%)        (Years)                 (%)        (Years)                 (%)        (Years)
                                 --------------------------        ---------------------------        ---------------------------

              99-12                 5.349%        7.56                5.349%         7.56                5.349%         7.56
              99-16                 5.332%        7.56                5.332%         7.56                5.332%         7.56
              99-20                 5.316%        7.56                5.316%         7.56                5.316%         7.56
              99-24                 5.299%        7.57                5.299%         7.57                5.299%         7.57
              99-28                 5.283%        7.57                5.283%         7.57                5.283%         7.57
             100-00                 5.266%        7.57                5.266%         7.57                5.266%         7.57
             100-04                 5.250%        7.57                5.250%         7.57                5.250%         7.57
             100-08                 5.233%        7.57                5.233%         7.57                5.233%         7.57
             100-12                 5.217%        7.58                5.217%         7.58                5.217%         7.58
             100-16                 5.201%        7.58                5.201%         7.58                5.201%         7.58
             100-20                 5.184%        7.58                5.184%         7.58                5.184%         7.58

WEIGHTED AVERAGE
LIFE (YRS.)                          9.96                              9.96                               9.96

FIRST PRINCIPAL
PAYMENT DATE                      1/15/2016                          1/15/2016                          1/15/2016

LAST PRINCIPAL
PAYMENT DATE                      1/15/2016                          1/15/2016                          1/15/2016

---------------------------------------------------------------------------------------------------

         PRICE (32NDS)                      75% CPR                            100% CPR
--------------------------      --------------------------------    -------------------------------
                                       CBE        Modified                 CBE        Modified
                                      Yield       Duration                Yield       Duration
                                       (%)        (Years)                  (%)        (Years)
                                   --------------------------          --------------------------

              99-12                   5.349%        7.54                  5.351%        7.39
              99-16                   5.333%        7.54                  5.334%        7.39
              99-20                   5.316%        7.54                  5.317%        7.40
              99-24                   5.299%        7.54                  5.300%        7.40
              99-28                   5.283%        7.54                  5.283%        7.40
             100-00                   5.266%        7.55                  5.266%        7.40
             100-04                   5.250%        7.55                  5.249%        7.41
             100-08                   5.233%        7.55                  5.233%        7.41
             100-12                   5.217%        7.55                  5.216%        7.41
             100-16                   5.200%        7.56                  5.199%        7.41
             100-20                   5.184%        7.56                  5.182%        7.41

WEIGHTED AVERAGE
LIFE (YRS.)                                  9.92                                9.67

FIRST PRINCIPAL
PAYMENT DATE                              12/15/2015                          9/15/2015

LAST PRINCIPAL
PAYMENT DATE                              1/15/2016                           10/15/2015

                                                                     ANNEX C-1-7

                          WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                              PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-J CERTIFICATES

                              0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

          PRICE (32NDS)                   0% CPR                             25% CPR                             50% CPR
--------------------------    --------------------------------   --------------------------------    -------------------------------
                                     CBE       Modified                  CBE       Modified                  CBE       Modified
                                    Yield      Duration                 Yield      Duration                 Yield      Duration
                                     (%)        (Years)                  (%)        (Years)                  (%)        (Years)
                                 -------------------------          --------------------------          --------------------------

              99-12                 5.409%       7.54                  5.409%        7.54                  5.409%        7.54
              99-16                 5.393%       7.54                  5.393%        7.54                  5.393%        7.54
              99-20                 5.376%       7.54                  5.376%        7.54                  5.376%        7.54
              99-24                 5.360%       7.54                  5.360%        7.54                  5.360%        7.54
              99-28                 5.343%       7.54                  5.343%        7.54                  5.343%        7.54
             100-00                 5.327%       7.55                  5.327%        7.55                  5.327%        7.55
             100-04                 5.310%       7.55                  5.310%        7.55                  5.310%        7.55
             100-08                 5.294%       7.55                  5.294%        7.55                  5.294%        7.55
             100-12                 5.277%       7.55                  5.277%        7.55                  5.277%        7.55
             100-16                 5.261%       7.56                  5.261%        7.56                  5.261%        7.56
             100-20                 5.244%       7.56                  5.244%        7.56                  5.244%        7.56

WEIGHTED AVERAGE
LIFE (YRS.)                                9.96                               9.96                                9.96

FIRST PRINCIPAL
PAYMENT DATE                            1/15/2016                           1/15/2016                           1/15/2016

LAST PRINCIPAL
PAYMENT DATE                            1/15/2016                           1/15/2016                           1/15/2016

--------------------------------------------------------------------------------------------------

          PRICE (32NDS)                    75% CPR                           100% CPR
--------------------------     -------------------------------    --------------------------------
                                      CBE        Modified                CBE        Modified
                                     Yield       Duration               Yield       Duration
                                      (%)        (Years)                 (%)        (Years)
                                  --------------------------         --------------------------

              99-12                  5.409%        7.54                 5.411%        7.40
              99-16                  5.393%        7.54                 5.394%        7.40
              99-20                  5.376%        7.54                 5.377%        7.41
              99-24                  5.360%        7.54                 5.360%        7.41
              99-28                  5.343%        7.54                 5.343%        7.41
             100-00                  5.327%        7.55                 5.326%        7.41
             100-04                  5.310%        7.55                 5.310%        7.42
             100-08                  5.294%        7.55                 5.293%        7.42
             100-12                  5.277%        7.55                 5.276%        7.42
             100-16                  5.261%        7.56                 5.259%        7.42
             100-20                  5.244%        7.56                 5.243%        7.42

WEIGHTED AVERAGE
LIFE (YRS.)                                 9.96                               9.72

FIRST PRINCIPAL
PAYMENT DATE                             1/15/2016                          10/15/2015

LAST PRINCIPAL
PAYMENT DATE                             1/15/2016                          11/15/2015

                                                                     ANNEX C-1-8

                          WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                               PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS B CERTIFICATES

                              0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

          PRICE (32NDS)                   0% CPR                             25% CPR                            50% CPR
--------------------------    -------------------------------    -------------------------------    ------------------------------
                                     CBE        Modified                CBE       Modified                 CBE        Modified
                                    Yield       Duration               Yield      Duration                Yield       Duration
                                     (%)        (Years)                 (%)        (Years)                 (%)        (Years)
                                 --------------------------        --------------------------          --------------------------

              99-12                 5.440%        7.52                5.440%        7.52                  5.440%        7.52
              99-16                 5.424%        7.53                5.424%        7.53                  5.424%        7.53
              99-20                 5.407%        7.53                5.407%        7.53                  5.407%        7.53
              99-24                 5.390%        7.53                5.390%        7.53                  5.390%        7.53
              99-28                 5.374%        7.53                5.374%        7.53                  5.374%        7.53
             100-00                 5.357%        7.54                5.357%        7.54                  5.357%        7.54
             100-04                 5.341%        7.54                5.341%        7.54                  5.341%        7.54
             100-08                 5.324%        7.54                5.324%        7.54                  5.324%        7.54
             100-12                 5.308%        7.54                5.308%        7.54                  5.308%        7.54
             100-16                 5.291%        7.54                5.291%        7.54                  5.291%        7.54
             100-20                 5.275%        7.55                5.275%        7.55                  5.275%        7.55

WEIGHTED AVERAGE
LIFE (YRS.)                                 9.96                              9.96                                9.96

FIRST PRINCIPAL
PAYMENT DATE                             1/15/2016                          1/15/2016                          1/15/2016

LAST PRINCIPAL
PAYMENT DATE                             1/15/2016                          1/15/2016                          1/15/2016

------------------------------------------------------------------------------------------------

         PRICE (32NDS)                     75% CPR                          100% CPR
--------------------------     -------------------------------   -------------------------------
                                      CBE        Modified               CBE        Modified
                                     Yield       Duration              Yield       Duration
                                      (%)        (Years)                (%)        (Years)
                                 ---------------------------        --------------------------

              99-12                 5.440%         7.52                5.441%        7.43
              99-16                 5.424%         7.53                5.424%        7.43
              99-20                 5.407%         7.53                5.407%        7.43
              99-24                 5.390%         7.53                5.391%        7.44
              99-28                 5.374%         7.53                5.374%        7.44
             100-00                 5.357%         7.54                5.357%        7.44
             100-04                 5.341%         7.54                5.340%        7.44
             100-08                 5.324%         7.54                5.324%        7.44
             100-12                 5.308%         7.54                5.307%        7.45
             100-16                 5.291%         7.54                5.290%        7.45
             100-20                 5.275%         7.55                5.274%        7.45

WEIGHTED AVERAGE
LIFE (YRS.)                                 9.96                               9.79

FIRST PRINCIPAL
PAYMENT DATE                              1/15/2016                         11/15/2015

LAST PRINCIPAL
PAYMENT DATE                              1/15/2016                         11/15/2015

                                                                     ANNEX C-1-9

                          WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                               PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS C CERTIFICATES

                              0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

          PRICE (32NDS)                   0% CPR                             25% CPR                             50% CPR
--------------------------    -------------------------------    --------------------------------     ------------------------------
                                     CBE        Modified                 CBE       Modified                  CBE       Modified
                                    Yield       Duration                Yield      Duration                 Yield      Duration
                                     (%)        (Years)                  (%)        (Years)                  (%)        (Years)
                                 --------------------------         --------------------------          --------------------------

              99-12                 5.470%        7.51                 5.470%        7.51                  5.470%        7.51
              99-16                 5.453%        7.52                 5.453%        7.52                  5.453%        7.52
              99-20                 5.437%        7.52                 5.437%        7.52                  5.437%        7.52
              99-24                 5.420%        7.52                 5.420%        7.52                  5.420%        7.52
              99-28                 5.403%        7.52                 5.403%        7.52                  5.403%        7.52
             100-00                 5.387%        7.52                 5.387%        7.52                  5.387%        7.52
             100-04                 5.370%        7.53                 5.370%        7.53                  5.370%        7.53
             100-08                 5.354%        7.53                 5.354%        7.53                  5.354%        7.53
             100-12                 5.337%        7.53                 5.337%        7.53                  5.337%        7.53
             100-16                 5.321%        7.53                 5.321%        7.53                  5.321%        7.53
             100-20                 5.304%        7.54                 5.304%        7.54                  5.304%        7.54

WEIGHTED AVERAGE
LIFE (YRS.)                                 9.96                               9.96                                9.96

FIRST PRINCIPAL
PAYMENT DATE                             1/15/2016                           1/15/2016                           1/15/2016

LAST PRINCIPAL
PAYMENT DATE                             1/15/2016                           1/15/2016                           1/15/2016

--------------------------------------------------------------------------------------------------

          PRICE (32NDS)                      75% CPR                            100% CPR
--------------------------      --------------------------------    ------------------------------
                                         CBE       Modified                 CBE       Modified
                                        Yield      Duration                Yield      Duration
                                         (%)        (Years)                 (%)        (Years)
                                    --------------------------         --------------------------

              99-12                    5.470%        7.51                 5.471%        7.45
              99-16                    5.453%        7.52                 5.454%        7.45
              99-20                    5.437%        7.52                 5.437%        7.45
              99-24                    5.420%        7.52                 5.420%        7.45
              99-28                    5.403%        7.52                 5.403%        7.46
             100-00                    5.387%        7.52                 5.387%        7.46
             100-04                    5.370%        7.53                 5.370%        7.46
             100-08                    5.354%        7.53                 5.353%        7.46
             100-12                    5.337%        7.53                 5.337%        7.46
             100-16                    5.321%        7.53                 5.320%        7.47
             100-20                    5.304%        7.54                 5.303%        7.47

WEIGHTED AVERAGE
LIFE (YRS.)                                    9.96                               9.84

FIRST PRINCIPAL
PAYMENT DATE                                 1/15/2016                         11/15/2015

LAST PRINCIPAL
PAYMENT DATE                                 1/15/2016                         12/15/2015

                                                                    ANNEX C-1-10

                          WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                               PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS D CERTIFICATES

                              0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

          PRICE (32NDS)                    0% CPR                            25% CPR                            50% CPR
--------------------------    --------------------------------   --------------------------------   -------------------------------
                                      CBE       Modified                 CBE       Modified                 CBE       Modified
                                     Yield      Duration                Yield      Duration                Yield      Duration
                                      (%)        (Years)                 (%)        (Years)                 (%)        (Years)
                                 --------------------------         --------------------------         --------------------------

              99-12                 5.501%        7.50                 5.501%        7.50                 5.501%        7.50
              99-16                 5.484%        7.50                 5.484%        7.50                 5.484%        7.50
              99-20                 5.467%        7.51                 5.467%        7.51                 5.467%        7.51
              99-24                 5.451%        7.51                 5.451%        7.51                 5.451%        7.51
              99-28                 5.434%        7.51                 5.434%        7.51                 5.434%        7.51
             100-00                 5.417%        7.51                 5.417%        7.51                 5.417%        7.51
             100-04                 5.401%        7.52                 5.401%        7.52                 5.401%        7.52
             100-08                 5.384%        7.52                 5.384%        7.52                 5.384%        7.52
             100-12                 5.368%        7.52                 5.368%        7.52                 5.368%        7.52
             100-16                 5.351%        7.52                 5.351%        7.52                 5.351%        7.52
             100-20                 5.335%        7.52                 5.335%        7.52                 5.335%        7.52

WEIGHTED AVERAGE
LIFE (YRS.)                          9.96                               9.96                               9.96

FIRST PRINCIPAL
PAYMENT DATE                       1/15/2016                          1/15/2016                          1/15/2016

LAST PRINCIPAL
PAYMENT DATE                       1/15/2016                          1/15/2016                          1/15/2016

-------------------------------------------------------------------------------------------------

          PRICE (32NDS)                     75% CPR                          100% CPR
--------------------------      ------------------------------    -------------------------------
                                       CBE        Modified               CBE        Modified
                                      Yield       Duration              Yield       Duration
                                       (%)        (Years)                (%)        (Years)
                                  ---------------------------        --------------------------

              99-12                  5.501%         7.50                5.501%        7.45
              99-16                  5.484%         7.50                5.484%        7.46
              99-20                  5.467%         7.51                5.468%        7.46
              99-24                  5.451%         7.51                5.451%        7.46
              99-28                  5.434%         7.51                5.434%        7.46
             100-00                  5.417%         7.51                5.417%        7.47
             100-04                  5.401%         7.52                5.401%        7.47
             100-08                  5.384%         7.52                5.384%        7.47
             100-12                  5.368%         7.52                5.367%        7.47
             100-16                  5.351%         7.52                5.351%        7.47
             100-20                  5.335%         7.52                5.334%        7.48

WEIGHTED AVERAGE
LIFE (YRS.)                           9.96                               9.87

FIRST PRINCIPAL
PAYMENT DATE                        1/15/2016                         12/15/2015

LAST PRINCIPAL
PAYMENT DATE                        1/15/2016                         12/15/2015

                                                                    ANNEX C-1-11

                          WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                               PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS E CERTIFICATES

                              0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

          PRICE (32NDS)                  0% CPR                            25% CPR                           50% CPR
--------------------------    -------------------------------   -------------------------------   -------------------------------
                                     CBE       Modified                CBE       Modified                CBE        Modified
                                    Yield      Duration               Yield      Duration               Yield       Duration
                                     (%)        (Years)                (%)        (Years)                (%)        (Years)
                                --------------------------        --------------------------         --------------------------

              99-12                5.541%        7.49                5.541%        7.49                 5.541%        7.49
              99-16                5.524%        7.49                5.524%        7.49                 5.524%        7.49
              99-20                5.507%        7.49                5.507%        7.49                 5.507%        7.49
              99-24                5.490%        7.49                5.490%        7.49                 5.490%        7.49
              99-28                5.474%        7.50                5.474%        7.50                 5.474%        7.50
             100-00                5.457%        7.50                5.457%        7.50                 5.457%        7.50
             100-04                5.441%        7.50                5.441%        7.50                 5.441%        7.50
             100-08                5.424%        7.50                5.424%        7.50                 5.424%        7.50
             100-12                5.407%        7.51                5.407%        7.51                 5.407%        7.51
             100-16                5.391%        7.51                5.391%        7.51                 5.391%        7.51
             100-20                5.374%        7.51                5.374%        7.51                 5.374%        7.51

WEIGHTED AVERAGE
LIFE (YRS.)                               9.96                              9.96                               9.96

FIRST PRINCIPAL
PAYMENT DATE                            1/15/2016                         1/15/2016                         1/15/2016

LAST PRINCIPAL
PAYMENT DATE                            1/15/2016                         1/15/2016                         1/15/2016

---------------------------------------------------------------------------------------------

          PRICE (32NDS)                75% CPR                          100% CPR
--------------------------  ------------------------------    -------------------------------
                                   CBE       Modified                CBE        Modified
                                  Yield      Duration               Yield       Duration
                                   (%)        (Years)                (%)        (Years)
                              --------------------------         --------------------------

              99-12              5.541%        7.49                 5.541%        7.44
              99-16              5.524%        7.49                 5.524%        7.44
              99-20              5.507%        7.49                 5.507%        7.44
              99-24              5.490%        7.49                 5.491%        7.45
              99-28              5.474%        7.50                 5.474%        7.45
             100-00              5.457%        7.50                 5.457%        7.45
             100-04              5.441%        7.50                 5.440%        7.45
             100-08              5.424%        7.50                 5.424%        7.46
             100-12              5.407%        7.51                 5.407%        7.46
             100-16              5.391%        7.51                 5.390%        7.46
             100-20              5.374%        7.51                 5.374%        7.46

WEIGHTED AVERAGE
LIFE (YRS.)                             9.96                               9.87

FIRST PRINCIPAL
PAYMENT DATE                          1/15/2016                         12/15/2015

LAST PRINCIPAL
PAYMENT DATE                          1/15/2016                         12/15/2015

                                                                    ANNEX C-1-12

                          WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                               PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS F CERTIFICATES

                              0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

          PRICE (32NDS)                   0% CPR                            25% CPR                           50% CPR
--------------------------    ------------------------------    ------------------------------    -------------------------------
                                     CBE       Modified                CBE       Modified                CBE        Modified
                                    Yield      Duration               Yield      Duration               Yield       Duration
                                     (%)        (Years)                (%)        (Years)                (%)        (Years)
                                --------------------------        --------------------------         --------------------------

              99-12                5.570%        7.48                5.570%        7.48                 5.570%        7.48
              99-16                5.554%        7.48                5.554%        7.48                 5.554%        7.48
              99-20                5.537%        7.48                5.537%        7.48                 5.537%        7.48
              99-24                5.520%        7.48                5.520%        7.48                 5.520%        7.48
              99-28                5.503%        7.49                5.503%        7.49                 5.503%        7.49
             100-00                5.487%        7.49                5.487%        7.49                 5.487%        7.49
             100-04                5.470%        7.49                5.470%        7.49                 5.470%        7.49
             100-08                5.454%        7.49                5.454%        7.49                 5.454%        7.49
             100-12                5.437%        7.49                5.437%        7.49                 5.437%        7.49
             100-16                5.420%        7.50                5.420%        7.50                 5.420%        7.50
             100-20                5.404%        7.50                5.404%        7.50                 5.404%        7.50

WEIGHTED AVERAGE
LIFE (YRS.)                         9.96                              9.96                               9.96

FIRST PRINCIPAL
PAYMENT DATE                      1/15/2016                         1/15/2016                         1/15/2016

LAST PRINCIPAL
PAYMENT DATE                      1/15/2016                         1/15/2016                         1/15/2016

-----------------------------------------------------------------------------------------------

          PRICE (32NDS)                   75% CPR                           100% CPR
--------------------------    -------------------------------   -------------------------------
                                     CBE       Modified                 CBE       Modified
                                    Yield      Duration                Yield      Duration
                                     (%)        (Years)                 (%)        (Years)
                                --------------------------         --------------------------

              99-12                5.570%        7.48                 5.571%        7.43
              99-16                5.554%        7.48                 5.554%        7.43
              99-20                5.537%        7.48                 5.537%        7.43
              99-24                5.520%        7.48                 5.520%        7.44
              99-28                5.503%        7.49                 5.504%        7.44
             100-00                5.487%        7.49                 5.487%        7.44
             100-04                5.470%        7.49                 5.470%        7.44
             100-08                5.454%        7.49                 5.453%        7.45
             100-12                5.437%        7.49                 5.437%        7.45
             100-16                5.420%        7.50                 5.420%        7.45
             100-20                5.404%        7.50                 5.403%        7.45

WEIGHTED AVERAGE
LIFE (YRS.)                         9.96                               9.87

FIRST PRINCIPAL
PAYMENT DATE                      1/15/2016                         12/15/2015

LAST PRINCIPAL
PAYMENT DATE                      1/15/2016                         12/15/2015

                                                                    ANNEX C-1-13

                             PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS X-CP CERTIFICATES

                              0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
------------------------------------------------------------------------------------------------------------------------------------

          PRICE (32NDS)                   0% CPR                            25% CPR                           50% CPR
--------------------------    -------------------------------   -------------------------------   -------------------------------
                                     CBE       Modified                CBE        Modified               CBE        Modified
                                    Yield      Duration               Yield       Duration              Yield       Duration
                                     (%)        (Years)                (%)        (Years)                (%)        (Years)
                                --------------------------         --------------------------        --------------------------

               1-28                8.228%        2.70                 8.228%        2.70                8.228%        2.70
               1-29                7.624%        2.72                 7.624%        2.72                7.624%        2.72
               1-30                7.036%        2.75                 7.036%        2.75                7.036%        2.75
               1-31                6.464%        2.78                 6.464%        2.78                6.464%        2.78
               2-00                5.905%        2.81                 5.905%        2.81                5.905%        2.81
               2-01                5.361%        2.83                 5.361%        2.83                5.361%        2.83
               2-02                4.829%        2.86                 4.829%        2.86                4.829%        2.86
               2-03                4.311%        2.89                 4.311%        2.89                4.311%        2.89
               2-04                3.804%        2.91                 3.804%        2.91                3.804%        2.91
               2-05                3.309%        2.94                 3.309%        2.94                3.309%        2.94
               2-06                2.825%        2.96                 2.825%        2.96                2.825%        2.96

          PRICE (32NDS)                  75% CPR                          100% CPR
--------------------------   ------------------------------    -----------------------------
                                    CBE       Modified               CBE       Modified
                                   Yield      Duration              Yield      Duration
                                    (%)        (Years)               (%)        (Years)
                               --------------------------       --------------------------

               1-28               8.228%        2.70               8.228%        2.70
               1-29               7.624%        2.72               7.624%        2.72
               1-30               7.036%        2.75               7.036%        2.75
               1-31               6.464%        2.78               6.464%        2.78
               2-00               5.905%        2.81               5.905%        2.81
               2-01               5.361%        2.83               5.361%        2.83
               2-02               4.829%        2.86               4.829%        2.86
               2-03               4.311%        2.89               4.311%        2.89
               2-04               3.804%        2.91               3.804%        2.91
               2-05               3.309%        2.94               3.309%        2.94
               2-06               2.825%        2.96               2.825%        2.96

ANNEX C-2

DECREMENT TABLES

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX C-2-1

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                             OTHERWISE AT INDICATED CPR
                                                --------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                             ------------     ------------     ------------     ------------     ------------
Initial Percentage .......................           100%            100%            100%            100%            100%
January 2007 .............................            85               85               85               85               85
January 2008 .............................            68               68               68               68               68
January 2009 .............................            47               47               47               47               47
January 2010 .............................            21               21               21               21               21
January 2011 and thereafter ..............             0                0                0                0                0

Weighted Average Life (in years) .........          2.68             2.65             2.64             2.64             2.64

                                                                     ANNEX C-2-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                            0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------------------------------
DISTRIBUTION DATE                             0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                          ------------     ------------     ------------     ------------     ------------
Initial Percentage ......................         100%            100%            100%            100%            100%
January 2007 ............................         100              100              100              100              100
January 2008 ............................         100              100              100              100              100
January 2009 ............................         100              100              100              100              100
January 2010 ............................         100              100              100              100              100
January 2011 and thereafter .............           0                0                0                0                0

Weighted Average Life (in years) ........        4.82             4.81             4.78             4.74             4.51

                                                                     ANNEX C-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                      OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------------------------------
DISTRIBUTION DATE                             0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                          ------------     ------------     ------------     ------------     ------------
Initial Percentage ......................         100%            100%            100%            100%            100%
January 2007 ............................         100              100              100              100              100
January 2008 ............................         100              100              100              100              100
January 2009 ............................         100              100              100              100              100
January 2010 ............................         100              100              100              100              100
January 2011 ............................         100              100              100              100              100
January 2012 ............................         100              100               99               99               96
January 2013 and thereafter .............           0                0                0                0                0

Weighted Average Life (in years) ........        6.78             6.77             6.76             6.74             6.57

                                                                     ANNEX C-2-4

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES

                                                                0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                        OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------------------------------
DISTRIBUTION DATE                             0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                          ------------     ------------     ------------     ------------     ------------
Initial Percentage ......................         100%            100%            100%            100%            100%
January 2007 ............................         100              100              100              100              100
January 2008 ............................         100              100              100              100              100
January 2009 ............................         100              100              100              100              100
January 2010 ............................         100              100              100              100              100
January 2011 ............................          98               98               98               98               98
January 2012 ............................          70               70               71               71               74
January 2013 ............................          50               50               50               50               50
January 2014 ............................          23               23               23               23               23
January 2015 and thereafter .............           0                0                0                0                0

Weighted Average Life (in years) ........        6.90             6.90             6.91             6.91             6.93

                                                                     ANNEX C-2-5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                                                    0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                          OTHERWISE AT INDICATED CPR
                                                --------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                             ------------     ------------     ------------     ------------     ------------
Initial Percentage ........................          100%            100%            100%            100%            100%
January 2007 ..............................          100              100              100              100              100
January 2008 ..............................          100              100              100              100              100
January 2009 ..............................          100              100              100              100              100
January 2010 ..............................          100              100              100              100              100
January 2011 ..............................          100              100              100              100              100
January 2012 ..............................          100              100              100              100              100
January 2013 ..............................          100              100              100              100              100
January 2014 ..............................          100              100              100              100              100
January 2015 ..............................           91               90               90               90               82
Januray 2016 and thereafter ...............            0                0                0                0                0

Weighted Average Life (in years) ..........         9.68             9.65             9.62             9.58             9.37

                                                                     ANNEX C-2-6

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES

                                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                        OTHERWISE AT INDICATED CPR
                                                --------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                             ------------     ------------     ------------     ------------     ------------
Initial Percentage ..........................        100%            100%            100%            100%            100%
January 2007 ................................        100              100              100              100              100
January 2008 ................................        100              100              100              100              100
January 2009 ................................        100              100              100              100              100
January 2010 ................................        100              100              100              100              100
January 2011 ................................        100              100              100              100              100
January 2012 ................................        100              100              100              100              100
January 2013 ................................        100              100              100              100              100
January 2014 ................................        100              100              100              100              100
January 2015 ................................        100              100              100              100              100
January 2016 and thereafter .................          0                0                0                0                0

Weighted Average Life (in years) ............       9.96             9.96             9.96             9.92             9.67

                                                                     ANNEX C-2-7

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                                            0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                     OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------------------------------
DISTRIBUTION DATE                             0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                          ------------     ------------     ------------     ------------     ------------
Initial Percentage ......................         100%            100%            100%            100%            100%
January 2007 ............................         100              100              100              100              100
January 2008 ............................         100              100              100              100              100
January 2009 ............................         100              100              100              100              100
January 2010 ............................         100              100              100              100              100
January 2011 ............................         100              100              100              100              100
January 2012 ............................         100              100              100              100              100
January 2013 ............................         100              100              100              100              100
January 2014 ............................         100              100              100              100              100
January 2015 ............................         100              100              100              100              100
January 2016 and thereafter .............           0                0                0                0                0

Weighted Average Life (in years) ........        9.96             9.96             9.96             9.96             9.72

                                                                     ANNEX C-2-8

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                        OTHERWISE AT INDICATED CPR
                                                --------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                             ------------     ------------     ------------     ------------     ------------
Initial Percentage .......................           100%            100%            100%            100%            100%
January 2007 .............................           100              100              100              100              100
January 2008 .............................           100              100              100              100              100
January 2009 .............................           100              100              100              100              100
January 2010 .............................           100              100              100              100              100
January 2011 .............................           100              100              100              100              100
January 2012 .............................           100              100              100              100              100
January 2013 .............................           100              100              100              100              100
January 2014 .............................           100              100              100              100              100
January 2015 .............................           100              100              100              100              100
January 2016 and thereafter ..............             0                0                0                0                0

Weighted Average Life (in years) .........          9.96             9.96             9.96             9.96             9.79

                                                                     ANNEX C-2-9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                         OTHERWISE AT INDICATED CPR
                                                --------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                             ------------     ------------     ------------     ------------     ------------
Initial Percentage .........................         100%            100%            100%            100%            100%
January 2007 ...............................         100              100              100              100              100
January 2008 ...............................         100              100              100              100              100
January 2009 ...............................         100              100              100              100              100
January 2010 ...............................         100              100              100              100              100
January 2011 ...............................         100              100              100              100              100
January 2012 ...............................         100              100              100              100              100
January 2013 ...............................         100              100              100              100              100
January 2014 ...............................         100              100              100              100              100
January 2015 ...............................         100              100              100              100              100
January 2016 and thereafter ................           0                0                0                0                0

Weighted Average Life (in years) ...........        9.96             9.96             9.96             9.96             9.84

                                                                    ANNEX C-2-10

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                        OTHERWISE AT INDICATED CPR
                                                --------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                             ------------     ------------     ------------     ------------     ------------
Initial Percentage ..........................        100%            100%            100%            100%            100%
January 2007 ................................        100              100              100              100              100
January 2008 ................................        100              100              100              100              100
January 2009 ................................        100              100              100              100              100
January 2010 ................................        100              100              100              100              100
January 2011 ................................        100              100              100              100              100
January 2012 ................................        100              100              100              100              100
January 2013 ................................        100              100              100              100              100
January 2014 ................................        100              100              100              100              100
January 2015 ................................        100              100              100              100              100
January 2016 and thereafter .................          0                0                0                0                0

Weighted Average Life (in years) ............       9.96             9.96             9.96             9.96             9.87

                                                                    ANNEX C-2-11

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                               0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                        OTHERWISE AT INDICATED CPR
                                                --------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                             ------------     ------------     ------------     ------------     ------------
Initial Percentage ........................          100%            100%            100%            100%            100%
January 2007 ..............................          100              100              100              100              100
January 2008 ..............................          100              100              100              100              100
January 2009 ..............................          100              100              100              100              100
January 2010 ..............................          100              100              100              100              100
January 2011 ..............................          100              100              100              100              100
January 2012 ..............................          100              100              100              100              100
January 2013 ..............................          100              100              100              100              100
January 2014 ..............................          100              100              100              100              100
January 2015 ..............................          100              100              100              100              100
January 2016 and thereafter ...............            0                0                0                0                0

Weighted Average Life (in years) ..........         9.96             9.96             9.96             9.96             9.87

                                                                    ANNEX C-2-12

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                                              0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                        OTHERWISE AT INDICATED CPR
                                                --------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                             ------------     ------------     ------------     ------------     ------------
Initial Percentage ..........................        100%            100%            100%            100%            100%
January 2007 ................................        100              100              100              100              100
January 2008 ................................        100              100              100              100              100
January 2009 ................................        100              100              100              100              100
January 2010 ................................        100              100              100              100              100
January 2011 ................................        100              100              100              100              100
January 2012 ................................        100              100              100              100              100
January 2013 ................................        100              100              100              100              100
January 2014 ................................        100              100              100              100              100
January 2015 ................................        100              100              100              100              100
January 2016 and thereafter .................          0                0                0                0                0

Weighted Average Life (in years) ............       9.96             9.96             9.96             9.96             9.87

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1             Statement Date:      01/18/2006
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        01/18/2006
135 S. LaSalle Street Suite 1625                           SERIES 2006-C1                         Prior Payment:              N/A
Chicago, IL   60603                                                                               Next Payment:        02/17/2006
                                                                                                  Record Date:         01/18/2006

Administrator:                                                                                    Analyst:
                                                   REPORTING PACKAGE TABLE OF CONTENTS
====================================================================================================================================

===============================   =======================================================  =========================================
                                |                                                Page(s) |  Closing Date:                 01/xx/2006
                                |                                                ------- |  First Payment Date:           01/18/2006
Issue Id:              xxxxxxxx | REMIC Certificate Report                               |  Assumed Final Payment Date:   XX/XX/XXXX
Monthly Data File Name:         | Bond Interest Reconciliation                           |  Interest Accrual Period:      XX/XX/XXXX
          xxxxxxxx_YYYYMM_3.zip | Cash Reconciliation Summary                            |                              --XX/XX/XXXX
ABN AMRO Acct:         XXXXXX.X | 15 Month Historical Loan Status Summary                |  Determination Date:           XX/XX/XXXX
=============================== | 15 Month Historical Payoff/Loss Summary                |  Written Notice of Material Breaches
                                | Historical Collateral Level Prepayment Report          |   during period
                                | Delinquent Loan Detail                                 |   Received by Master Servicer       [Y/N]
                                | Mortgage Loan Characteristics                          |   Received by Special Servicer      [Y/N]
                                | Loan Level Detail                                      |   Received by Trustee               [Y/N]
                                | Specially Serviced Report                              |
                                | Modified Loan Detail                                   |
                                | Realized Loss Detail                                   |
                                | Appraisal Reduction Detail                             |
                                  =======================================================  =========================================

====================================================================================================================================
                                                     PARTIES TO THE TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
                                              DEPOSITOR: STRUCTURED ASSET SECURITIES CORPORATION II
                                        UNDERWRITER: LEHMAN BROTHERS INC. AND UBS SECURITIES LLC
                                                 MASTER SERVICER: WACHOVIA BANK NATIONAL ASSOCIATION
                                                SPECIAL SERVICER: LNR PARTNERS, INC.
                                   RATING AGENCIES: STANDARD & POOR'S RATING SERVICES/FITCH, INC.

====================================================================================================================================

====================================================================================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
------------------------------------------------------------------------------------------------------------------------------------
                                LaSalle Web Site                                    www.etrustee.net
                                Servicer Website
                                LaSalle Factor Line                                   (800) 246-5761
====================================================================================================================================

01/05/2006 - 16:52 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO
LaSalle Bank N.A.
                                             LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1             Statement Date:      01/18/2006
WAC:                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        01/18/2006
WA Life Term:                                              SERIES 2006-C1                         Prior Payment:              N/A
WA Amort Term:                                                                                    Next Payment:        02/17/2006
Current Index:                                                                                    Record Date:         01/18/2006
Next Index:

                                                        REMIC CERTIFICATE REPORT

===================================================================================================================================
          ORIGINAL    |  OPENING     PRINCIPAL    PRINCIPAL       NEGATIVE   |   CLOSING    INTEREST      INTEREST     PASS-THROUGH
 CLASS  FACE VALUE (1)|  BALANCE      PAYMENT    ADJ. OR LOSS   AMORTIZATION |   BALANCE   PAYMENT (2)   ADJUSTMENT        RATE
 CUSIP    Per 1,000   | Per 1,000    Per 1,000    Per 1,000       Per 1,000  |  Per 1,000   Per 1,000    Per 1,000     Next Rate (3)
----------------------|------------------------------------------------------|------------------------------------------------------

                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
------------------------------------------------------------------------------------------------------------------------------------
             0.00           0.00          0.00        0.00           0.00            0.00         0.00      0.00
====================================================================================================================================
                                                                               Total P&I Payment  0.00
                                                                               ========================

Notes:  (1) N denotes notional balance not included in total
        (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
            Interest equals Interest Payment
        (3) Estimated

01/05/2006 - 16:52 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1             Statement Date:      01/18/2006
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        01/18/2006
                                                          SERIES 2006-C1                          Prior Payment:              N/A
                                                                                                  Next Payment:        02/17/2006
                                                                                                  Record Date:         01/18/2006

                                                  BOND INTEREST RECONCILIATION

================================================================
         |                   |                 |
         |                   |                 |
         |     Accrual       |                 |     Accrued
         |  -------------    |    Pass Thru    |   Certificate
  Class  |   Method  Days    |       Rate      |     Interest
---------|-------------------|-----------------|----------------
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |    ----------
         |                   |                 |        0.00
===============================================================

=======================================================================================================================
                Deductions               |                         Additions
-----------------------------------------|-----------------------------------------------------------------------------
               Deferred &                |     Prior         Int Accrual        Prepay-        Yield          Other
 Allocable     Accretion       Interest  |   Int. Short-       on prior          ment       Maintenace       Interest
   PPIS         Interest       Loss/Exp  |    falls Due      Shortfall (3)     Penalties      Charges      Proceeds (1)
-----------------------------------------|-----------------------------------------------------------------------------

           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
           |               |             |               |                 |              |              |
-----------------------------------------------------------------------------------------------------------------------
    0.00          0.00          0.00            0.00                                  0.00                        0.00
=======================================================================================================================

=================================================================================
              |          |                |   Remaining  |
Distributable | Interest | Current Period |  Outstanding |   Credit Support
 Certificate  |  Payment | (Shortfall)/   |   Interest   |-----------------------
Interest (2)  |  Amount  |   Recovery     |  Shortfalls  | Original | Current (4)
---------------------------------------------------------------------------------
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
---------------------------------------------------------
         0.00     0.00                               0.00
=================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B)
    the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

01/05/2006 - 16:52 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1             Statement Date:      01/18/2006
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        01/18/2006
                                                          SERIES 2006-C1                          Prior Payment:              N/A
                                                                                                  Next Payment:        02/17/2006
                                                                                                  Record Date:         01/18/2006

                                                 CASH RECONCILIATION SUMMARY

========================================================             ========================================================

-----------------------------------------------------                --------------------------------------------------------
         INTEREST SUMMARY                                                           PRINCIPAL SUMMARY
-----------------------------------------------------                --------------------------------------------------------
Current Scheduled Interest                                           SCHEDULED PRINCIPAL:
Less Deferred Interest                                               --------------------
Less PPIS Reducing Scheduled Int                                     Current Scheduled Principal
Plus Gross Advance Interest                                          Advanced Scheduled Principal
Less ASER Interest Adv Reduction                                     --------------------------------------------------------
Less Other Interest Not Advanced                                     Scheduled Principal
Less Other Adjustment                                                --------------------------------------------------------
-----------------------------------------------------                UNSCHEDULED PRINCIPAL:
Total                                                                ----------------------
-----------------------------------------------------                Curtailments
UNSCHEDULED INTEREST:                                                Advanced Scheduled Principal
-----------------------------------------------------                Liquidation Proceeds
Prepayment Penalties                                                 Repurchase Proceeds
Yield Maintenance Penalties                                          Other Principal Proceeds
Other Interest Proceeds                                              --------------------------------------------------------
-----------------------------------------------------                Total Unscheduled Principal
Total                                                                --------------------------------------------------------
-----------------------------------------------------                Remittance Principal
Less Fees Paid to Servicer                                           --------------------------------------------------------
Less Fee Strips Paid by Servicer
-----------------------------------------------------                --------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER                                         AVAILABLE DISTRIBUTION AMOUNT
-----------------------------------------------------                --------------------------------------------------------
Special Servicing Fees                                               Available Interest Distribution Amount
Workout Fees                                                         --------------------------------------------------------
Liquidation Fees                                                     Available Principal Distribution Amount
Interest Due Serv on Advances                                        --------------------------------------------------------
Non Recoverable Advances                                             Total Available Distribution Amount
Misc. Fees & Expenses                                                --------------------------------------------------------
-----------------------------------------------------
Plus Trustee Fees Paid by Servicer                                   --------------------------------------------------------
-----------------------------------------------------                                   POOL BALANCE SUMMARY
Total Unscheduled Fees & Expenses                                    --------------------------------------------------------
-----------------------------------------------------                                              Balance           Count
Total Interest Due Trust                                             --------------------------------------------------------
-----------------------------------------------------                Beginning Pool
LESS FEES & EXPENSES PAID BY/TO TRUST                                Scheduled Principal
-----------------------------------------------------                Unscheduled Principal
Trustee Fee                                                          Deferred Interest
Fee Strips                                                           Liquidations
Misc. Fees                                                           Repurchases
Interest Reserve Withholding                                         --------------------------------------------------------
Plus Interest Reserve Deposit                                        Ending Pool
-----------------------------------------------------                --------------------------------------------------------
Total
-----------------------------------------------------
Total Interest Due Certs
-----------------------------------------------------

========================================================

-------------------------------------------------------
             SERVICING FEE SUMMARY
-------------------------------------------------------
Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Delinquent Servicing Fees
-------------------------------------------------------
Total Servicing Fees
-------------------------------------------------------

-------------------------------------------------------
                   PPIS SUMMARY
-------------------------------------------------------
Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
-------------------------------------------------------
PPIS Reducing Scheduled Interest
-------------------------------------------------------
PPIS Reducing Servicing Fee
-------------------------------------------------------
PPIS Due Certificate
-------------------------------------------------------

-------------------------------------------------------
    SERVICING ADVANCE DETAIL FOR CURRENT PERIOD
-------------------------------------------------------
Type of Advance                           Amount
-------------------------------------------------------
Servicing Advance
  (Taxes, Insurance,
   attorney, fees, etc)
-------------------------------------------------------
Ending Outstanding
-------------------------------------------------------

-------------------------------------------------------
   P&I ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
-------------------------------------------------------
                         Principal      Interest
-------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
-------------------------------------------------------
Ending Outstanding
-------------------------------------------------------

01/05/2006 - 16:52 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1             Statement Date:      01/18/2006
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        01/18/2006
                                                          SERIES 2006-C1                          Prior Payment:              N/A
                                                                                                  Next Payment:        02/17/2006
                                                                                                  Record Date:         01/18/2006

                                   ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY

=================   =======================================================================================================
                                                           Delinquency Aging Categories
                    -------------------------------------------------------------------------------------------------------
 Distribution            Delinq 1 Month       Delinq 2 Months     Delinq 3+ Months      Foreclosure           REO
                    -------------------------------------------------------------------------------------------------------
     Date              #       Balance        #      Balance      #      Balance       #      Balance     #       Balance
================    =======================================================================================================

01/18/06
----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

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----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

================    =======================================================================================================

===============================================================
              Special Event Categories (1)
---------------------------------------------------------------
    Modifications      Specially Serviced      Bankruptcy
---------------------------------------------------------------
   #       Balance      #      Balance       #      Balance
===============================================================

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---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

===============================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
    Appropriate Delinquency Aging Category.

01/05/2006 - 16:52 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1             Statement Date:      01/18/2006
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        01/18/2006
                                                          SERIES 2006-C1                          Prior Payment:              N/A
                                                                                                  Next Payment:        02/17/2006
                                                                                                  Record Date:         01/18/2006

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============ =======================================================================================================================
Distribution   Ending Pool (1)       Payoffs (2)          Penalties     Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
             -----------------------------------------------------------------------------------------------------------------------
    Date       #       Balance     #       Balance     #      Amount      #       Balance       #      Balance      #      Amount
============ =======================================================================================================================

 01/18/06
------------ -----------------------------------------------------------------------------------------------------------------------

------------ -----------------------------------------------------------------------------------------------------------------------

------------ -----------------------------------------------------------------------------------------------------------------------

------------ -----------------------------------------------------------------------------------------------------------------------

------------ -----------------------------------------------------------------------------------------------------------------------

------------ -----------------------------------------------------------------------------------------------------------------------

------------ -----------------------------------------------------------------------------------------------------------------------

------------ -----------------------------------------------------------------------------------------------------------------------

------------ -----------------------------------------------------------------------------------------------------------------------

------------ -----------------------------------------------------------------------------------------------------------------------

------------ -----------------------------------------------------------------------------------------------------------------------

------------ -----------------------------------------------------------------------------------------------------------------------

------------ -----------------------------------------------------------------------------------------------------------------------

------------ -----------------------------------------------------------------------------------------------------------------------

------------ -----------------------------------------------------------------------------------------------------------------------

============ =======================================================================================================================

===========================================
  Remaining Term     Curr Weighted Avg.
-------------------------------------------
  Life     Amort.    Coupon       Remit
===========================================

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

===========================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

01/05/2006 - 16:52 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1             Statement Date:      01/18/2006
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        01/18/2006
                                                          SERIES 2006-C1                          Prior Payment:              N/A
                                                                                                  Next Payment:        02/17/2006
                                                                                                  Record Date:         01/18/2006

                                          HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

=========================== =====================================================================
  Disclosure      Payoff        Initial                                 Payoff        Penalty
   Control #      Period        Balance               Type              Amount        Amount
--------------------------- =====================================================================

=========================== ====================================================================
                            CURRENT                                              0             0
                            CUMULATIVE
                                                                    ============================

===========================  ============================================
 Prepayment     Maturity            Property             Geographic
    Date          Date                Type                Location
===========================  ============================================

===========================  ===============================================

01/05/2006 - 16:52 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1             Statement Date:      01/18/2006
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        01/18/2006
                                                          SERIES 2006-C1                          Prior Payment:              N/A
                                                                                                  Next Payment:        02/17/2006
                                                                                                  Record Date:         01/18/2006

                                                      DELINQUENT LOAN DETAIL

============================================================================================================
                                         Paid                          Outstanding         Out. Property
   Disclosure                            Thru         Current P&I          P&I               Protection
    Control #                            Date           Advance         Advances**            Advances
============================================================================================================

=============================================================================================================
A.  P&I Advance - Loan in Grace Period                             1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but (less than) 1 month delinq      2.  P&I Advance - Loan delinquent 2 months
=============================================================================================================

======================================================================================
                      Special
     Advance          Servicer       Foreclosure       Bankruptcy          REO
 Description (1)   Transfer Date         Date             Date             Date
======================================================================================

======================================================================================

3.  P&I Advance - Loan delinquent 3 months or More    7. P&I Advance (Foreclosure)
4.  Matured Balloon/Assumed Scheduled Payment         9. P&I Advance (REO)
5.  Prepaid in Full                                   9. REO
6.  Specially Serviced                               10. DPO
                                                     11. Modification
======================================================================================

**  Outstanding P&I Advances include the current period P&I Advance

01/05/2006 - 16:52 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1             Statement Date:      01/18/2006
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        01/18/2006
                                                          SERIES 2006-C1                          Prior Payment:              N/A
                                                                                                  Next Payment:        02/17/2006
                                                                                                  Record Date:         01/18/2006

                                                  MORTGAGE LOAN CHARACTERISTICS

                  DISTRIBUTION OF PRINCIPAL BALANCES
================================================================================
 Current Scheduled     # of     Scheduled     % of        Weighted Average
                                                     ---------------------------
     Balances          Loans    Balance     Balance    Term    Coupon    DSCR
================================================================================

================================================================================
                           0              0    0.00%
================================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

              DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
===============================================================================
  Fully Amortizing    # of     Scheduled     % of         Weighted Average
                                                    ---------------------------
   Mortgage Loans     Loans     Balance    Balance    Term    Coupon    DSCR
===============================================================================

===============================================================================
                          0           0      0.00%
===============================================================================
                                             Minimum Remaining Term
                                             Maximum Remaining Term

                    DISTRIBUTION OF MORTGAGE INTEREST RATES
================================================================================
   Current Mortgage      # of    Scheduled    % of         Weighted Average
                                                     ---------------------------
    Interest Rate       Loans     Balance    Balance   Term    Coupon     DSCR
================================================================================

================================================================================
                             0          0     0.00%
================================================================================
Minimum Mortgage Interest Rate              10.0000%
Maximum Mortgage Interest Rate              10.0000%

                   DISTRIBUTION OF REMAINING TERM (BALLOON)
================================================================================
        Balloon            # of   Scheduled    % of         Weighted Average
                                                       -------------------------
    Mortgage Loans        Loans    Balance    Balance   Term   Coupon    DSCR
================================================================================
   0       to       60
  61       to      120
 121       to      180
 181       to      240
 241       to      360

================================================================================
                               0        0     0.00%
================================================================================
Minimum Remaining Term        0
Maximum Remaining Term        0

01/05/2006 - 16:52 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1             Statement Date:      01/18/2006
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        01/18/2006
                                                          SERIES 2006-C1                          Prior Payment:              N/A
                                                                                                  Next Payment:        02/17/2006
                                                                                                  Record Date:         01/18/2006

                                                  MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF DSCR (CURRENT)
================================================================================
   Debt Service         # of     Scheduled     % of
  Coverage Ratio        Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                            0              0    0.00%
================================================================================
Maximum  DSCR               0.000
Minimum  DSCR               0.000

                      DISTRIBUTION OF DSCR (CUTOFF)
================================================================================
   Debt Service        # of     Scheduled     % of
  Coverage Ratio       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                           0              0    0.00%
================================================================================
Maximum  DSCR            0.00
Minimum  DSCR            0.00

                         GEOGRAPHIC DISTRIBUTION
================================================================================
                       # of     Scheduled    % of
  Geographic Location  Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================

================================================================================
                                     0                 0.00%
================================================================================

01/05/2006 - 16:52 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1             Statement Date:      01/18/2006
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        01/18/2006
                                                          SERIES 2006-C1                          Prior Payment:              N/A
                                                                                                  Next Payment:        02/17/2006
                                                                                                  Record Date:         01/18/2006

                                                  MORTGAGE LOAN CHARACTERISTICS

                    DISTRIBUTION OF PROPERTY TYPES
================================================================================
                        # of     Scheduled     % of
   Property Types       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                            0              0    0.00%
================================================================================

                   DISTRIBUTION OF AMORTIZATION TYPE
================================================================================
                        # of     Scheduled     % of
   Amortization Type    Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================

================================================================================

                       DISTRIBUTION OF LOAN SEASONING
================================================================================
                      # of      Scheduled    % of
  Number of Years     Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================

================================================================================
                         0           0    0.00%
================================================================================

                  DISTRIBUTION OF YEAR LOANS MATURING
================================================================================
                     # of    Scheduled     % of
        Year        Loans     Balance     Balance    WAMM     WAC    DSCR
================================================================================
        2003
        2004
        2005
        2006
        2007
        2008
        2009
        2010
        2011
        2012
        2013
   2014 & Longer
================================================================================
                       0          0      0.00%
================================================================================

01/05/2006 - 16:52 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1             Statement Date:      01/18/2006
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        01/18/2006
                                                          SERIES 2006-C1                          Prior Payment:              N/A
                                                                                                  Next Payment:        02/17/2006
                                                                                                  Record Date:         01/18/2006

                                                        LOAN LEVEL DETAIL

======================================================================================================
                                                                      Operating                Ending
   Disclosure              Property                                   Statement   Maturity   Principal
   Control #     Grp         Type         State    DSCR      NOI        Date       Date       Balance
======================================================================================================

======================================================================================================
======================================================================================================
                                          W/Avg    0.00           0                                 0
======================================================================================================

================================================================================
                              Spec.       Loan

  Note      Scheduled   Mod.  Serv  ASER  Status            Prepayment
                                                 -------------------------------
  Rate         P&I      Flag  Flag  Flag  Code(1)  Amount     Penalty      Date
================================================================================

================================================================================
                   0                                   0           0
================================================================================

================================================================================
    *   NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1)   Legend:    A.  P&I Adv -  in Grace Period
                 B.  P&I Adv -  (less than) one month delinq
                 1.  P&I Adv -  delinquent 1 month
                 2.  P&I Adv -  delinquent 2 months
                 3.  P&I Adv -  delinquent 3+ months
                 4.  Mat. Balloon/Assumed  P&I
                 5.  Prepaid in Full
                 6.  Specially  Serviced
                 7.  Foreclosure
                 8.  Bankruptcy
                 9.  REO
                 10. DPO
                 11. Modification
 ===============================================================================

01/05/2006 - 16:52 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1             Statement Date:      01/18/2006
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        01/18/2006
                                                          SERIES 2006-C1                          Prior Payment:              N/A
                                                                                                  Next Payment:        02/17/2006
                                                                                                  Record Date:         01/18/2006

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

=========================== =========== ==================================
  Disclosure    Transfer    Loan Status               Balance
                                        ----------------------------------
  Control #       Date       Code (1)      Scheduled          Actual
=========================== =========== ==================================

=========================== =========== ==================================

========================================= ================================== ====================================
  Note       Maturity    Remaining Term            Property                                             NOI
                         ----------------
  Rate         Date       Life   Amort.              Type             State       NOI        DSCR      Date
========================================= ================================== ====================================

========================================= ================================== ====================================

(1)   Legend:    A.  P&I Adv -  in Grace Period
                 B.  P&I Adv -  (less than) one month delinq
                 1.  P&I Adv -  delinquent 1 month
                 2.  P&I Adv -  delinquent 2 months
                 3.  P&I Adv -  delinquent 3+ months
                 4.  Mat. Balloon/Assumed  P&I
                 5.  Prepaid in Full
                 6.  Specially  Serviced
                 7.  Foreclosure
                 8.  Bankruptcy
                 9.  REO
                 10. DPO
                 11. Modification

01/05/2006 - 16:52 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1             Statement Date:      01/18/2006
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        01/18/2006
                                                          SERIES 2006-C1                          Prior Payment:              N/A
                                                                                                  Next Payment:        02/17/2006
                                                                                                  Record Date:         01/18/2006

                                            SPECIALLY SERVICED (PART II) ~ REO LOAN DETAIL

================ ================================== =========================
  Disclosure                 Final Recovery          Amount of  Other Revenue
                 ----------------------------------
  Control #           [Y/N]             Date         Recovery     Recovered
================ ================================== =========================

================ ================================== =======================

01/05/2006 - 16:52 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1             Statement Date:      01/18/2006
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        01/18/2006
                                                          SERIES 2006-C1                          Prior Payment:              N/A
                                                                                                  Next Payment:        02/17/2006
                                                                                                  Record Date:         01/18/2006

                                  SPECIALLY SERVICED LOAN DETAIL (PART III) ~ SERVICER COMMENTS

=========================================================================================================
   Disclosure                Resolution
    Control #                 Strategy                                      Comments
=========================================================================================================

=========================================================================================================

01/05/2006 - 16:52 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1             Statement Date:      01/18/2006
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        01/18/2006
                                                          SERIES 2006-C1                          Prior Payment:              N/A
                                                                                                  Next Payment:        02/17/2006
                                                                                                  Record Date:         01/18/2006

                                                    MODIFIED LOAN DETAIL*

========================================================================================================================
                                 Cutoff       Modified
  Disclosure    Modification    Maturity      Maturity        Principal                     Modification
   Control #        Date          Date          Date           Balance                       Description
------------------------------------------------------------------------------------------------------------------------

========================================================================================================================

*Includes any mortgage loans extended or waived since the previous Determination
Date or that have become cumulatively material over time

01/05/2006 - 16:52 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1             Statement Date:      01/18/2006
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        01/18/2006
                                                          SERIES 2006-C1                          Prior Payment:              N/A
                                                                                                  Next Payment:        02/17/2006
                                                                                                  Record Date:         01/18/2006

                                                     REALIZED LOSS DETAIL

=====================================================================================================
                                                                     Beginning
                     Disclosure       Appraisal      Appraisal       Scheduled           Gross
     Period          Control #          Date           Value          Balance          Proceeds
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                                 0.00              0.00
CUMULATIVE                                                                    0.00              0.00
=====================================================================================================

=============================================================================================
   Gross Proceeds                    Aggregate       Net        Net Proceeds
    as a % of           Unpaid     Liquidation   Liquidation      as a % of      Realized
  Sched Principal      Interest     Expenses *    Proceeds     Sched. Balance      Loss
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                          0.00            0.00                           0.00
                                          0.00            0.00                           0.00
=============================================================================================

 * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid liquidation fees, unpaid workout fees and unpaid trustee fees, etc.

01/05/2006 - 16:52 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1             Statement Date:      01/18/2006
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        01/18/2006
                                                          SERIES 2006-C1                          Prior Payment:              N/A
                                                                                                  Next Payment:        02/17/2006
                                                                                                  Record Date:         01/18/2006

                                                  APPRAISAL REDUCTION DETAIL

=========================== ==================================================
  Disclosure    Appraisal    Scheduled       ARA      Current P&I
   Control #    Red. Date     Balance       Amount      Advance       ASER
=========================== ==================================================

=========================== ==================================================

========================================== ============================= ======== ============================
  Note       Maturity     Remaining Term          Property                                  Appraisal
                         -----------------                                        ----------------------------
  Rate         Date        Life   Amort.            Type          State   DSCR        Value         Date
========================================== ============================= ======== ============================

========================================== ============================= ======== ============================

01/05/2006 - 16:52 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ANNEX E

REFERENCE RATE SCHEDULE

Months	Interest Accrual Period *	Reference Rate (%)
1	January-06	5.53057
2	February-06	5.53068
3	March-06	5.69957
4	April-06	5.53064
5	May-06	5.69962
6	June-06	5.53070
7	July-06	5.69968
8	August-06	5.69971
9	September-06	5.53078
10	October-06	5.69977
11	November-06	5.53083
12	December-06	5.53086
13	January-07	5.53088
14	February-07	5.53106
15	March-07	5.69991
16	April-07	5.53096
17	May-07	5.69997
18	June-07	5.53101
19	July-07	5.70003
20	August-07	5.70005
21	September-07	5.53109
22	October-07	5.70011
23	November-07	5.53114
24	December-07	5.70016
25	January-08	5.53118
26	February-08	5.53125
27	March-08	5.70025
28	April-08	5.53122
29	May-08	5.70031
30	June-08	5.53126
31	July-08	5.70037
32	August-08	5.70039
33	September-08	5.53130
34	October-08	5.70045
35	November-08	5.53134
36	December-08	5.53136
37	January-09	5.53138
38	February-09	5.53162
39	March-09	5.70062
40	April-09	5.53144
41	May-09	5.70068
42	June-09	5.53148
43	July-09	5.70075
44	August-09	5.70078
45	September-09	5.53153
46	October-09	5.70085

*	Reflects calendar month and year in which subject interest accrual period begins.

Months	Interest Accrual Period *	Reference Rate (%)
47	November-09	5.53157
48	December-09	5.53159
49	January-10	5.53160
50	February-10	5.53189
51	March-10	5.70098
52	April-10	5.53163
53	May-10	5.70102
54	June-10	5.53165
55	July-10	5.70107
56	August-10	5.70109
57	September-10	5.53539
58	October-10	5.70544
59	November-10	5.53806
60	December-10	5.53802
61	January-11	5.53711
62	February-11	5.54026
63	March-11	5.70408
64	April-11	5.53696
65	May-11	5.70400
66	June-11	5.53686
67	July-11	5.70392
68	August-11	5.70316
69	September-11	5.53604
70	October-11	5.70308
71	November-11	5.53594
72	December-11	5.70299
73	January-12	5.53583
74	February-12	5.53592
75	March-12	5.70287
76	April-12	5.53567
77	May-12	5.70278
78	June-12	5.53556
79	July-12	5.70270
80	August-12	5.70192
81	September-12	5.53555
82	October-12	5.70266
83	November-12	5.53833
84	December-12	5.53827

*	Reflects calendar month and year in which subject interest accrual period begins.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX F

CLASS A-AB TARGETED PRINCIPAL BALANCE

Distribution Date	Balance
February-06	$94,000,000.00
March-06	94,000,000.00
April-06	94,000,000.00
May-06	94,000,000.00
June-06	94,000,000.00
July-06	94,000,000.00
August-06	94,000,000.00
September-06	94,000,000.00
October-06	94,000,000.00
November-06	94,000,000.00
December-06	94,000,000.00
January-07	94,000,000.00
February-07	94,000,000.00
March-07	94,000,000.00
April-07	94,000,000.00
May-07	94,000,000.00
June-07	94,000,000.00
July-07	94,000,000.00
August-07	94,000,000.00
September-07	94,000,000.00
October-07	94,000,000.00
November-07	94,000,000.00
December-07	94,000,000.00
January-08	94,000,000.00
February-08	94,000,000.00
March-08	94,000,000.00
April-08	94,000,000.00
May-08	94,000,000.00
June-08	94,000,000.00
July-08	94,000,000.00
August-08	94,000,000.00
September-08	94,000,000.00
October-08	94,000,000.00
November-08	94,000,000.00
December-08	94,000,000.00
January-09	94,000,000.00
February-09	94,000,000.00
March-09	94,000,000.00
April-09	94,000,000.00
May-09	94,000,000.00
June-09	94,000,000.00
July-09	94,000,000.00
August-09	94,000,000.00
September-09	94,000,000.00
October-09	94,000,000.00
November-09	94,000,000.00

Distribution Date	Balance
December-09	94,000,000.00
January-10	94,000,000.00
February-10	94,000,000.00
March-10	94,000,000.00
April-10	94,000,000.00
May-10	94,000,000.00
June-10	94,000,000.00
July-10	94,000,000.00
August-10	94,000,000.00
September-10	94,000,000.00
October-10	94,000,000.00
November-10	94,000,000.00
December-10	94,000,000.00
January-11	92,344,653.54
February-11	90,622,000.00
March-11	88,405,000.00
April-11	86,663,000.00
May-11	84,752,000.00
June-11	82,994,000.00
July-11	81,066,000.00
August-11	79,290,000.00
September-11	77,505,000.00
October-11	75,552,000.00
November-11	69,707,000.00
December-11	67,742,000.00
January-12	65,927,000.00
February-12	64,104,000.00
March-12	61,954,000.00
April-12	60,112,000.00
May-12	58,103,000.00
June-12	56,242,000.00
July-12	54,215,000.00
August-12	52,335,000.00
September-12	51,200,000.00
October-12	51,000,000.00
November-12	50,800,000.00
December-12	48,460,494.21
January-13	46,562,000.00
February-13	44,656,000.00
March-13	42,280,000.00
April-13	40,352,000.00
May-13	38,263,000.00
June-13	36,317,000.00
July-13	34,209,000.00
August-13	32,243,000.00
September-13	30,268,000.00
October-13	28,131,000.00
November-13	26,137,000.00
December-13	23,981,000.00

Distribution Date	Balance
January-14	21,966,000.00
February-14	19,942,000.00
March-14	17,457,000.00
April-14	15,411,000.00
May-14	13,206,000.00
June-14	11,140,000.00
July-14	8,914,000.00
August-14	6,827,000.00
September-14	4,731,000.00
October-14	2,475,000.00
November-14	0.00

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX G

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered LB-UBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Class X-CP, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.    When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including January 11, 2006) to and excluding the settlement date, calculated on a 30/360 Basis. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including January 11, 2006) to and excluding the settlement date, calculated on a 30/360 Basis. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

•	borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)	if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust is encouraged to consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

Structured Asset Securities Corporation II,

the Depositor

Mortgage Pass-Through Certificates,
Issuable in Series

We are Structured Asset Securities Corporation II, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See ‘‘Method of Distribution.’’

The Offered Certificates:	The Trust Assets:
The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a business or common law trust created at our direction. Each series of offered certificates will—

•  have its own series designation, and
•  consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. The offered certificates will represent interests only in the issuing entity. They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.	The assets of each issuing entity will include—

•  mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,
•  mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or
•  some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

Structural credit enhancement will be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

You should carefully consider the risk factors beginning on page 18 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 6, 2006.

TABLE OF CONTENTS

Page
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS	6
AVAILABLE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	18
The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable	18
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	20
The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks	25
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	41
Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	43
Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	43
Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	43
Changes in Pool Composition Will Change the Nature of Your Investment	44
The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery	44
Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates	45
Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results	46
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	46
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	47
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	48
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	49
Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	50
Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	50
With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests	51
Certain Aspects of Subordination Agreements, Including Co-Lender Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates That Are Part of a Split Loan Structure, May be Unenforceable	51

Page
World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.	52
Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses	52
Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property	53
Compliance with the Americans with Disabilities Act of 1990 May Be Expensive	53
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	53
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	54
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	54
Potential Conflicts of Interest Can Affect a Person’s Performance	55
Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.	56
Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans	56
Limited Information Causes Uncertainty	56
The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets	56
Problems with Book-Entry Registration	56
Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	57
The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally	57
Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series.	58
Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates	58
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	58
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates.	59
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets	59
CAPITALIZED TERMS USED IN THIS PROSPECTUS	59
THE TRUST FUND	59
Issuing Entities	59
Description of the Trust Assets	60
Mortgage Loans	60
Mortgage-Backed Securities	64
Substitution, Acquisition and Removal of Mortgage Assets	64
Cash, Accounts and Permitted Investments	66
Credit Support	66
Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection	66
THE SPONSOR	67
General Character of the Sponsor’s Business	67

Important Notice about the Information Presented in this Prospectus

When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Available Information

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-119328. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

Summary of Prospectus

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

The Depositor	We are Structured Asset Securities Corporation II, the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 745 Seventh Avenue, New York, New York 10019. Our main telephone number is 212-526-7000. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See ‘‘The Depositor.’’

The Sponsor	Lehman Brothers Holdings Inc., which is our affiliate, will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If and to the extent there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See ‘‘The Sponsor.’’

The Issuing Entity	The issuing entity with respect to each series of offered certificates will be a business trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued.

The Originators	Some or all of the mortgage loans backing a series of offered certificates may be originated by Lehman Brothers Holdings Inc. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See ‘‘The Trust Fund— The Mortgage Loans—The Originators’’ and ‘‘The Sponsor.’’ We will identify in the prospectus supplement for each series of offered certificates any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

The Securities Being Offered	The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See ‘‘Rating.’’

Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be Issued with Other Certificates	We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under ‘‘—The Securities Being Offered’’ above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

•	the issuance of each series of offered certificates,

•	the creation of and transfer of assets to the issuing entity, and

•	the servicing and administration of those assets.

The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing document(s) will also include—

•	one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

•	one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

Compensation arrangements for a trustee, master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction.

In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. See ‘‘Description of the Governing Documents.’’

Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

Characteristics of the Mortgage Assets	The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

•	rental or cooperatively-owned buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

•	office buildings;

•	hospitality properties;

•	casino properties;

•	health care-related facilities;

•	industrial facilities;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and/or

•	unimproved land.

The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

•	may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	may provide for no accrual of interest;

•	may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

•	may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

We, the depositor, do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless—

•	the security has been registered under the Securities Act of 1933, as amended, or

•	we would be free to publicly resell the security without registration.

We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

The trust assets with respect to a series of offered certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

See ‘‘The Trust Fund.’’

Substitution, Acquisition and Removal of Mortgage Assets	We will generally acquire the mortgage assets to be included in our trusts from Lehman Brothers Holdings Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in ether case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

•	cash that would be applied to pay down the principal balances of certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower and/or (b) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified under circumstances described in the related prospectus supplement, one or more certificateholders of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

Characteristics of the Offered Certificates	An offered certificate may entitle the holder to receive:

•	a stated principal amount;

•	interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

•	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

•	payments of principal, with disproportionate, nominal or no payments of interest;

•	payments of interest, with disproportionate, nominal or no payments of principal;

•	payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

•	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

•	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds. See ‘‘Description of the Certificates.’’

Credit Support and Reinvestment, Interest Rate and Currency Related Protection for the Offered Certificates	Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

The trust assets with respect to any series of offered certificates may also include any of the following agreements:

•	guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

•	interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

•	currency exchange agreements or other agreements and arrangements designed to reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

See ‘‘Risk Factors,’’ ‘‘The Trust Fund’’ and ‘‘Description of Credit Support.’’

Advances with Respect to the Mortgage Assets	If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

•	delinquent scheduled payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See ‘‘Description of the Governing Documents— Advances.’’

If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional or Mandatory Redemption or Termination	We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

•	all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

•	that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

See ‘‘Description of the Certificates—Termination and Redemption.’’

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

•	regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

•	interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.

See ‘‘Federal Income Tax Consequences.’’

ERISA Considerations	If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986. See ‘‘ERISA Considerations.’’

Legal Investment	If your investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See ‘‘Legal Investment.’’

Risk Factors

You should consider the following factors, as well as the factors set forth under ‘‘Risk Factors’’ in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

•	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

•	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

•	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

•	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

•	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

•	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ below.

There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

•	the fair market value and condition of the underlying real property;

•	the level of interest rates;

•	the borrower’s equity in the underlying real property;

•	the borrower’s financial condition;

•	occupancy levels at or near the time of refinancing;

•	the operating history of the underlying real property;

•	changes in zoning and tax laws;

•	changes in competition in the relevant geographic area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and fiscal policy;

•	prevailing general and regional economic conditions;

•	the state of the fixed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

•	the sufficiency of the net operating income of the applicable real property;

•	the market value of the applicable real property at or prior to maturity; and

•	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

•	the successful operation and value of the related mortgaged property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

•	the location, age, functionality, design and construction quality of the subject property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the characteristics of the neighborhood where the property is located;

•	the degree to which the subject property competes with other properties in the area;

•	the proximity and attractiveness of competing properties;

•	the existence and construction of competing properties;

•	the adequacy of the property’s management and maintenance;

•	tenant mix and concentration;

•	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

•	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

•	demographic factors;

•	customer confidence, tastes and preferences;

•	retroactive changes in building codes and other applicable laws;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

•	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

•	an increase in interest rates, real estate taxes and other operating expenses;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

•	an increase in vacancy rates;

•	a decline in rental rates as leases are renewed or replaced;

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

•	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the rental rates at which leases are renewed or replaced;

•	the percentage of total property expenses in relation to revenue;

•	the ratio of fixed operating expenses to those that vary with revenues; and

•	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

•	to pay for maintenance and other operating expenses associated with the property;

•	to fund repairs, replacements and capital improvements at the property; and

•	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

•	a general inability to lease space;

•	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

•	an increase in tenant payment defaults or any other inability to collect rental payments;

•	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

•	an increase in the capital expenditures needed to maintain the property or to make improvements;

•	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

•	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

•	the business operated by the tenants;

•	the creditworthiness of the tenants; and

•	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

•	the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

•	an amount, not to exceed three years’ rent, equal to the greater of one year’s rent and 15% of the remaining reserved rent.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

•	changes in interest rates;

•	the availability of refinancing sources;

•	changes in governmental regulations, licensing or fiscal policy;

•	changes in zoning or tax laws; and

•	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

•	operating the property and providing building services;

•	managing operating expenses; and

•	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

•	maintain or improve occupancy rates, business and cash flow,

•	reduce operating and repair costs, and

•	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

•	rental rates;

•	location;

•	type of business or services and amenities offered; and

•	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

•	offers lower rents;

•	has lower operating costs;

•	offers a more favorable location; or

•	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property. See, for example, ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ below. Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There is No Assurance’’ above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties.

Factors affecting the value and operation of a multifamily rental property include:

•	the physical attributes of the property, such as its age, appearance, amenities and construction quality in relation to competing buildings;

•	the types of services or amenities offered at the property;

•	the location of the property;

•	distance from employment centers and shopping areas;

•	the characteristics of the surrounding neighborhood, which may change over time;

•	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

•	the ability of management to provide adequate maintenance and insurance;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

•	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

•	the ability of management to respond to competition;

•	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

•	in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

•	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

•	local factory or other large employer closings;

•	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

•	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

•	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

•	the extent to which increases in operating costs may be passed through to tenants; and

•	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may—

•	require written leases;

•	require good cause for eviction;

•	require disclosure of fees;

•	prohibit unreasonable rules;

•	prohibit retaliatory evictions;

•	prohibit restrictions on a resident’s choice of unit vendors;

•	limit the bases on which a landlord may increase rent; or

•	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

•	mortgage loan payments,

•	real property taxes,

•	maintenance expenses, and

•	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

•	maintenance payments from the tenant/shareholders, and

•	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include—

•	the failure of the corporation to qualify for favorable tax treatment as a ‘‘cooperative housing corporation’’ each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

•	the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation’s board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties. The term ‘‘retail property’’ encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

•	shopping centers,

•	factory outlet centers,

•	malls,

•	automotive sales and service centers,

•	consumer oriented businesses,

•	department stores,

•	grocery stores,

•	convenience stores,

•	specialty shops,

•	gas stations,

•	movie theaters,

•	fitness centers,

•	bowling alleys,

•	salons, and

•	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

•	the strength, stability, number and quality of the tenants;

•	tenants’ sales;

•	tenant mix;

•	whether the property is in a desirable location;

•	the physical condition and amenities of the building in relation to competing buildings;

•	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

•	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

•	lower rents,

•	grant a potential tenant a free rent or reduced rent period,

•	improve the condition of the property generally, or

•	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

•	competition from other retail properties;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	perceptions regarding the safety of the surrounding area;

•	demographics of the surrounding area;

•	the strength and stability of the local, regional and national economies;

•	traffic patterns and access to major thoroughfares;

•	the visibility of the property;

•	availability of parking;

•	the particular mixture of the goods and services offered at the property;

•	customer tastes, preferences and spending patterns; and

•	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

•	an anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s lease;

•	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

•	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

•	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks and programs;

•	internet web sites and electronic media shopping; and

•	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties. Factors affecting the value and operation of an office property include:

•	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

•	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

•	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

•	the location of the property with respect to the central business district or population centers;

•	demographic trends within the metropolitan area to move away from or towards the central business district;

•	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

•	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

•	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

•	the quality and philosophy of building management;

•	access to mass transportation;

•	accessibility from surrounding highways/streets;

•	changes in zoning laws; and

•	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

•	rental rates;

•	the building’s age, condition and design, including floor sizes and layout;

•	access to public transportation and availability of parking; and

•	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

•	the cost and quality of labor;

•	tax incentives; and

•	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

•	full service hotels;

•	resort hotels with many amenities;

•	limited service hotels;

•	hotels and motels associated with national or regional franchise chains;

•	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

•	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

•	the location of the property and its proximity to major population centers or attractions;

•	the seasonal nature of business at the property;

•	the level of room rates relative to those charged by competitors;

•	quality and perception of the franchise affiliation;

•	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

•	the existence or construction of competing hospitality properties;

•	nature and quality of the services and facilities;

•	financial strength and capabilities of the owner and operator;

•	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

•	increases in operating costs, which may not be offset by increased room rates;

•	the property’s dependence on business and commercial travelers and tourism;

•	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

•	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

•	the continued existence and financial strength of the franchisor;

•	the public perception of the franchise service mark; and

•	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties. Factors affecting the economic performance of a casino property include:

•	location, including proximity to or easy access from major population centers;

•	appearance;

•	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

•	the existence or construction of competing casinos;

•	dependence on tourism; and

•	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

•	providing alternate forms of entertainment, such as performers and sporting events, and

•	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties. Health care-related properties include:

•	hospitals;

•	medical offices;

•	skilled nursing facilities;

•	nursing homes;

•	congregate care facilities; and

•	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

•	statutory and regulatory changes;

•	retroactive rate adjustments;

•	administrative rulings;

•	policy interpretations;

•	delays by fiscal intermediaries; and

•	government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

•	federal and state licensing requirements;

•	facility inspections;

•	rate setting;

•	reimbursement policies; and

•	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

•	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

•	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

•	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

•	building design,

•	location and visibility,

•	tenant privacy,

•	efficient access to the property,

•	proximity to potential users, including apartment complexes or commercial users,

•	services provided at the property, such as security,

•	age and appearance of the improvements, and

•	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

•	competition from facilities having businesses similar to a particular restaurant or tavern;

•	perceptions by prospective customers of safety, convenience, services and attractiveness;

•	the cost, quality and availability of food and beverage products;

•	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

•	changes in demographics, consumer habits and traffic patterns;

•	the ability to provide or contract for capable management; and

•	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

•	market segment,

•	product,

•	price,

•	value,

•	quality,

•	service,

•	convenience,

•	location, and

•	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

•	lower operating costs,

•	more favorable locations,

•	more effective marketing,

•	more efficient operations, or

•	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

•	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

•	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

•	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into ‘‘spaces’’ or ‘‘home sites’’ that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the number of comparable competing properties in the local market;

•	the age, appearance, condition and reputation of the property;

•	the quality of management; and

•	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

•	multifamily rental properties,

•	cooperatively-owned apartment buildings,

•	condominium complexes, and

•	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

•	the location and appearance of the property;

•	the appeal of the recreational activities offered;

•	the existence or construction of competing properties, whether or not they offer the same activities;

•	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

•	geographic location and dependence on tourism;

•	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

•	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

•	sensitivity to weather and climate changes; and

•	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

•	sporting events;

•	musical events;

•	theatrical events;

•	animal shows; and/or

•	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

•	the appeal of the particular event;

•	the cost of admission;

•	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

•	perceptions by prospective patrons of the safety of the surrounding area; and

•	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on—

•	its location,

•	its size,

•	the surrounding neighborhood, and

•	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

•	the successful operation of the property, and

•	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

•	make the loan payments on the related mortgage loan,

•	cover operating expenses, and

•	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

•	some health care-related facilities,

•	hotels and motels,

•	recreational vehicle parks, and

•	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

•	warehouses,

•	retail stores,

•	office buildings, and

•	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

•	increases in energy costs and labor costs;

•	increases in interest rates and real estate tax rates; and

•	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

•	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

•	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

•	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

•	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

•	the income capitalization method, which takes into account the property’s projected net cash flow; or

•	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value; and

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

See "—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

•	the operation of all of the related real properties, and

•	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

•	any adverse economic developments that occur in the locale, state or region where the properties are located;

•	changes in the real estate market where the properties are located;

•	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

•	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See ‘‘—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ below and "Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower’s assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

•	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

•	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

•	that the results of the environmental testing were accurately evaluated in all cases;

•	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

•	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

•	tenants at the property, such as gasoline stations or dry cleaners, or

•	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an ‘‘owner’’ or ‘‘operator’’ of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

•	agents or employees of the lender are deemed to have participated in the management of the borrower, or

•	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

•	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

•	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

•	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

•	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant’s lender may not be able to succeed to the tenant’s position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant’s obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

•	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

•	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

•	the related real property, or

•	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

•	the default is deemed to be immaterial,

•	the exercise of those remedies would be inequitable or unjust, or

•	the circumstances would render the acceleration unconscionable.

Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which ‘‘one action’’, ‘‘security first’’ and/or ‘‘anti-deficiency’’ rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional—and perhaps significant additional—delay and expense in foreclosing on the underlying real properties located in states affected by ‘‘one action’’, ‘‘security first’’ or ‘‘anti-deficiency’’ rules. See ‘‘Legal Aspects of Mortgage Loans—Foreclosure—One Action and Security First Rules’’ and ‘‘—Foreclosure—Anti-Deficiency Legislation’’.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See ‘‘Legal Aspects of Mortgage Loans—Subordinate Financing.’’

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests

Certain mortgage loans included in our trusts are each part of a loan combination or split loan structure that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’ Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause) with respect to the mortgage loan in our trust. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, certain of mortgage loans included in our trusts that are part of a loan combination will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See ‘‘Description of the Governing Documents—Servicing Mortgage Loans That Are Part of a Loan Combination.’’

Certain Aspects of Subordination Agreements, Including Co-Lender Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates That Are Part of a Split Loan Structure, May be Unenforceable

Pursuant to co-lender, intercreditor or similar agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (directly or through an applicable servicer) will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates

The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

•	war,

•	riot, strike and civil commotion,

•	terrorism,

•	nuclear, biological or chemical materials,

•	revolution,

•	governmental actions,

•	floods and other water-related causes,

•	earth movement, including earthquakes, landslides and mudflows,

•	wet or dry rot,

•	mold,

•	vermin, and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements.

Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that such litigation may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

•	breach of contract involving a tenant, a supplier or other party;

•	negligence resulting in a personal injury, or

•	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

•	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

•	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See ‘‘Federal Income Tax Consequences —REMICs.’’

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

•	generally will not be reduced by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

•	individuals,

•	estates,

•	trusts beneficially owned by any individual or estate, and

•	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

•	a foreign person under the Internal Revenue Code of 1986, or

•	a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or

•	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this ‘‘—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences’’ section.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.’’

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

•	the real properties may be managed by property managers that are affiliated with the related borrowers;

•	the property managers also may manage additional properties, including properties that may compete with those real properties; or

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result—

•	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

•	you may have only limited access to information regarding your offered certificates;

•	you may suffer delays in the receipt of payments on your offered certificates; and

•	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates.’’

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

•	legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

•	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the certificates of the same series,

•	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See ‘‘Description of the Certificates—Allocation of Losses and Shortfalls’’ and ‘‘Description of Credit Support.’’ If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Capitalized Terms Used in this Prospectus

From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the ‘‘Glossary’’ attached to this prospectus.

The Trust Fund

Issuing Entities

The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued. Each issuing entity will be a business trust or a common law trust organized at our direction under the laws of the State of New York or other jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus. Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

Description of the Trust Assets

The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

•	various types of multifamily and/or commercial mortgage loans;

•	mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

•	a combination of mortgage loans and mortgage-backed securities of the types described above.

We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

Mortgage Loans

General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

•	rental or cooperatively-owned buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

•	retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

•	office properties;

•	hospitality properties, such as hotels, motels and other lodging facilities;

•	casino properties;

•	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

•	industrial properties;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and

•	unimproved land.

The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth above under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include—

•	a fee interest or estate, which consists of ownership of the property for an indefinite period,

•	an estate for years, which consists of ownership of the property for a specified period of years,

•	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

•	shares in a cooperative corporation which owns the property, or

•	any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied—

•	first, to the payment of court costs and fees in connection with the foreclosure,

•	second, to the payment of real estate taxes, and

•	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement—

•	the period of the delinquency,

•	any forbearance arrangement then in effect,

•	the condition of the related real property, and

•	the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

•	an original term to maturity of not more than approximately 40 years; and

•	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

A mortgage loan included in one of our trusts may also include terms that:

•	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	provide for no accrual of interest;

•	provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

•	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	permit the negative amortization or deferral of accrued interest;

•	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

•	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. ‘‘Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.’’

Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

•	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

•	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

•	if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

•	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

•	debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

•	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide—

•	more general information in the related prospectus supplement, and

•	specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Originators. Some or all of the mortgage loans included in one of our trusts may be originated by Lehman Brothers Holdings Inc. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See ‘‘The Sponsor.’’ We will identify in the related prospectus supplement any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that will or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

Mortgage-Backed Securities

The mortgage-backed securities underlying a series of offered certificates may include:

•	mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

•	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

Each mortgage-backed security included in one of our trusts—

•	will have been registered under the Securities Act, or

•	will be exempt from the registration requirements of that Act, or

•	will have been held for at least the holding period specified in Rule 144(k) under that Act, or

•	may otherwise be resold by us publicly without registration under that Act.

We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

•	the initial and outstanding principal amount(s) and type of the securities;

•	the original and remaining term(s) to stated maturity of the securities;

•	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

•	the payment characteristics of the securities;

•	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

•	a description of the related credit support, if any;

•	the type of mortgage loans underlying the securities;

•	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

•	the terms and conditions for substituting mortgage loans backing the securities; and

•	the characteristics of any agreements or instruments providing interest rate protection to the securities.

With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Substitution, Acquisition and Removal of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Lehman Brothers Holdings Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

•	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower and/or (b) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, one or more holders of certificates may exchange those certificates for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

See also ‘‘Description of the Certificates—Termination and Redemption.’’

Cash, Accounts and Permitted Investments

The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments. In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

Credit Support

The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

•	the subordination of one or more other classes of certificates of the same series;

•	a letter of credit;

•	a surety bond;

•	an insurance policy;

•	a guarantee; and/or

•	a reserve fund.

In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection

The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested. For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested thereunder.

Trust assets may also include:

•	interest rate exchange agreements;

•	interest rate cap agreements;

•	interest rate floor agreements; or

•	currency exchange agreements.

In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

The Sponsor

General Character of the Sponsor’s Business

Unless otherwise specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as the sole sponsor or a co-sponsor of the trust fund. Any other entity which acts as sponsor or co-sponsor with Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

Lehman Brothers Holdings Inc., a Delaware corporation (‘‘Lehman Holdings’’), together with its subsidiaries and affiliates, are collectively referred to in this ‘‘—The Sponsor’’ section as ‘‘Lehman Brothers.’’ Lehman Brothers, through predecessor entities, was founded in 1850. Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

Lehman Brothers provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in New York, regional headquarters in London and Tokyo, and offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

Lehman Brothers operates in the three business segments described below in this ‘‘—General Character of the Sponsor’s Business’’ section, which include investment banking, capital markets and investment management.

Investment Banking.    The investment banking business segment of Lehman Brothers is made up of ‘‘advisory services’’ and ‘‘global finance’’ activities that serve Lehman Brothers’ corporate and government clients. The investment banking segment is organized into several global industry groups, which consist of communications, consumer/retailing, financial institutions, financial sponsors, healthcare, industrial, media, natural resources, power, real estate and technology, each of which include bankers with industry specific knowledge and expertise geared to meeting clients’ objectives. Specialized product groups within ‘‘advisory services’’ include mergers and acquisitions and restructuring. ‘‘Global finance’’ includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

Capital Markets

General.    The capital markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers’ equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers’ inventory of equity and fixed income products. The capital markets segment also includes proprietary activities as well as investing in real estate and private equity.

Mortgage- and Asset-Backed Securities.    Lehman Brothers is an underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products. It is also active in the global market for residential and commercial mortgages (including multi-family financing) and leases. Lehman Brothers originates commercial and residential mortgage loans through Lehman Holdings and Lehman Brothers Bank, FSB, and other subsidiaries in the U.S., Europe and Asia. Lehman Brothers Bank, FSB offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers. Lehman Brothers Bank, FSB is a major part of Lehman Brothers’ institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

Investment Management. The investment management business segment consists of Lehman Brothers’ global ‘‘private investment management’’ and ‘‘asset management’’ businesses. Private investment management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers. Asset management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions. It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers’ Private Equity business.

The Sponsor’s Securitization Program

Lehman Holdings, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. Lehman Holdings has been engaged in the securitization of assets since 1987 and in the securitization of commercial mortgage loans since 1991.

Lehman Holdings and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad. Lehman Holdings and its affiliates have been engaged in the origination of commercial mortgage loans since 1994. The multifamily and commercial mortgage loans originated and securitized by Lehman Holdings and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by Lehman Holdings and its affiliates have been originated, directly or through correspondents, by Lehman Holdings or an affiliate.

In addition, in the normal course of its securitization program, Lehman Holdings and its affiliates, including Lehman Bank, FSB, may also acquire multifamily and commercial mortgage assets from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

Lehman Holdings and its affiliates may also originate mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by Lehman Holdings, and Lehman Holdings or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In connection with its commercial mortgage securitization transactions, Lehman Holdings or an affiliate generally transfers the mortgage assets to the depositor, who then transfers such assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Lehman Holdings and its affiliates also work with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction. Lehman Holdings will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither Lehman Holdings nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, Lehman Holdings and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans on its behalf.

If and to the extent that we agree under the applicable Governing Document to deliver certain mortgage loan documents to the trustee or the applicable servicer or to effect certain filings of and/or certain recordations of mortgage loan documents or assignments thereof, Lehman Holdings. or, in some cases, an affiliate, will have a corresponding obligation to deliver those mortgage loan documents to the trustee or the applicable servicer and to effect such filings of and/or recordations of such mortgage loan documents or assignments, generally pursuant to a mortgage loan purchase agreement between us and one or more Lehman Holdings entities. See ‘‘Description of the Governing Documents—Assignment of Mortgage Assets.’’

If and to the extent that we make representations and warranties to the trustee regarding any one or more of the mortgage assets included in a commercial mortgage securitization, generally pursuant to the applicable Governing Document, Lehman Holdings or, in some cases, an affiliate will make corresponding representations and warranties to us regarding those mortgage assets, generally pursuant to a mortgage loan purchase agreement between us and Lehman Holdings and/or an affiliate thereof. See ‘‘Description of the Governing Documents—Representations and Warranties with Respect to Mortgage Assets.’’

If it is later determined that any mortgage asset contributed by Lehman Holdings or an affiliate thereof fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, and if we are required to repurchase such mortgage asset from the trustee, cure the subject breach, defect or omission or pay a loss of value amount with respect to the subject defect or breach, then Lehman Holdings or such affiliate will generally have a corresponding obligation to repurchase such mortgage asset from the depositor, cure the subject breach, defect or omission or pay a loss of value amount with respect to the subject defect, breach or omission, as the case may be.

Underwriting Standards

General. Set forth below is a discussion of certain general underwriting guidelines of Lehman Holdings with respect to multifamily and commercial mortgage loans originated by Lehman Holdings. In the case of a multifamily or commercial mortgage loan originated by Lehman Holdings through a correspondent, that correspondent generally collects certain relevant information for analysis by Lehman Holdings, and assists in the origination of the subject mortgage loan on documents approved by Lehman Holdings. The underwriting guidelines described below generally do not apply to multifamily and commercial mortgage loans acquired by Lehman Holdings or its affiliates from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Underwriting Standards’’ section.

Loan Analysis. Lehman Holdings credit underwriting is generally performed by Lehman Holdings risk-management employees. Lehman Holdings performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower includes a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities, although exceptions are made, particularly with respect to mortgage loans that are in the amount of $15,000,000 or less. The collateral analysis includes an analysis, in each case to the extent available, of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. With respect to certain large balance mortgage loans or investment grade rated mortgage loans, historical cash flow verification may be performed by staff of a ‘‘big four’’ accounting firm and reviewed by Lehman Holdings’ underwriting staff. Depending on the type of real property collateral involved and other relevant circumstances, Lehman Holdings’ underwriting staff and/or legal counsel will review leases of significant tenants. Lehman Holdings also performs a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. Lehman Holdings generally requires third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a Lehman Holdings staff member and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by Lehman Holdings must be approved by one or more—depending on loan size—specified officers of Lehman Holdings. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Lehman Holdings will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan. The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Lehman Holdings may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Although frequently the debt service coverage ratio for multifamily and commercial mortgage loans originated by Lehman Holdings, calculated as described above, is not below 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below), exceptions are made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, Lehman Holdings may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, amortization features of the subject mortgage loan, the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Lehman Holdings’ judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement debt service coverage ratios for most mortgage loans backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

Loan-to-Value Ratio. Lehman Holdings also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Although frequently the loan-to-value ratio for multifamily and commercial mortgage loans originated by Lehman Holdings, calculated as described above, is not above 80% (subject to the discussion under ‘‘—Additional Debt’’ below), exceptions are made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, Lehman Holdings may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, amortization features of the subject mortgage loan, the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Lehman Holdings’ judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement loan-to-value ratios for most mortgage loans backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Lehman Holdings will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Lehman Holdings or an affiliate will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the underwriting process, Lehman Holdings will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Lehman Holdings may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    Lehman Holdings will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Lehman Holdings will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Lehman Holdings may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Lehman Holdings will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Lehman Holdings may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Lehman Holdings might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Lehman Holdings or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Lehman Holdings may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

Engineering Assessment.    In connection with the origination process, Lehman Holdings will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Lehman Holdings will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, Lehman Holdings may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Lehman Holdings may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Lehman Holdings will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Lehman Holdings will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Lehman Holdings to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Lehman Holdings’ judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, Lehman Holdings may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. Lehman Holdings conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Lehman Holdings. Furthermore, Lehman Holdings may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a parent guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Underwriting Guidelines’’ section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, Lehman Holding’s underwriting guidelines. In addition, in some cases, Lehman Holding’s and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

The Depositor

We are Structured Asset Securities Corporation II, the depositor with respect to each series of certificates offered by this prospectus. We were incorporated in the state of Delaware on October 25, 2002. We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. Our principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

We were organized, among other things, for the purposes of:

•	acquiring, holding, transferring and assigning mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

•	acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

•	forming pools of mortgage loans and mortgage-backed securities; and

•	acting as depositor of one or more trusts formed to issue, sell and deliver bonds, certificates of interest or other evidences of indebtedness that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

•	doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

Since our incorporation in 2002, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. We generally acquire the commercial and multifamily mortgage loans from Lehman Holdings or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

•	with respect to any mortgage loans contributed by Lehman Holdings or another of our affiliates, the delivery of mortgage loan documents and certain assignments thereof to the trustee and/or the master servicer, as described under ‘‘Description of the Governing Documents—Assignment of the Mortgage Assets;’’

•	with respect to any mortgage loans contributed by Lehman Holdings or another of our affiliates, upon the discovery of a material breach of any representation or warranty made by us, or a material defect or omission with respect to certain specified mortgage loan documents delivered by us, if that breach, defect or omission is material and adverse in accordance with a standard set forth in the related prospectus supplement, to effect a remedy for that breach or defect, which may include, at our option, making a partial loss of value payment to the trust, effecting a partial cure, repurchasing such mortgage loan out of the trust or substituting another qualifying mortgage loan, as further described in the related prospectus supplement;

•	to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

•	to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

•	to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related Governing Document;

•	to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document; and

•	to terminate at any time the agency of any tax administrator and to appoint a successor tax administrator upon such termination or upon the resignation of the tax administrator.

Generally, however, it is expected that the functions and/or duties set out under this ‘‘The Depositor’’ section will be performed by our agents or affiliates.

Description of the Governing Documents

General

The ‘‘Governing Document’’ for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under ‘‘The Depositor.’’

Assignment of Mortgage Assets

At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

•	in the case of a mortgage loan—

1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

3.	the remaining term to maturity,

4.	if the mortgage loan is a balloon loan, the remaining amortization term, and

5.	the outstanding principal balance; and

•	in the case of a mortgage-backed security—

1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

•	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

•	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

•	in the case of a mortgage loan—

1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.

We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

•	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

•	ensuring that the related properties are properly insured;

•	attempting to collect delinquent payments;

•	supervising foreclosures;

•	negotiating modifications;

•	responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

•	protecting the interests of certificateholders with respect to senior lienholders;

•	conducting inspections of the related real properties on a periodic or other basis;

•	collecting and evaluating financial statements for the related real properties;

•	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

•	maintaining servicing records relating to mortgage loans in the trust.

We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

•	mortgage loans as to which there is a material non-monetary default;

•	mortgage loans as to which the related borrower has—

1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

•	real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can—

•	make the initial determination of appropriate action,

•	evaluate the success of corrective action,

•	develop additional initiatives,

•	institute foreclosure proceedings and actually foreclose, or

•	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—

•	performing property inspections and collecting, and

•	evaluating financial statements.

A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—

•	continuing to receive payments on the mortgage loan,

•	making calculations with respect to the mortgage loan, and

•	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See ‘‘Description of Credit Support’’ in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’ With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts. See ‘‘Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.’’

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

Collection of Payments on Mortgage-Backed Securities

Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—

•	that mortgage-backed security will be registered in the name of the related trustee or its designee;

•	the related trustee will receive payments on that mortgage-backed security; and

•	subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Advances

If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

•	delinquent payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of—

•	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

•	any other specific sources identified in the related prospectus supplement.

If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances—

•	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

•	at any other times and from any sources as we may describe in the related prospectus supplement.

If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon—

•	the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

•	a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, unless we state otherwise in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of—

•	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

•	reckless disregard of those obligations and duties.

Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. However, unless we state otherwise in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

•	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

•	incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

•	incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

•	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

•	either—

1.	that party is specifically required to bear the expense of the action, or

2.	the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

With limited exception, any person or entity—

•	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

•	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

•	succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

Events of Default

We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party’s duties under that Government Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

Amendment

The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

1.	to cure any ambiguity;

2.	to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

3.	to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

4.	to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

5.	to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

6.	to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

7.	to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

8.	to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

9.	to otherwise modify or delete existing provisions of the Governing Document.

However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a ‘‘qualifying special purpose entity’’ under FASB 140, then no such amendment may significantly change the activities of the related trust.

In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to—

•	reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

•	adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

•	if the related trust is intended to be a ‘‘qualifying special purpose entity’’ under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

•	modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

•	modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

List of Certificateholders

Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

Eligibility Requirements for the Trustee

The trustee for each series of offered certificates will be named in the related prospectus supplement.

The trustee for a series of offered certificates is at all times required to be a bank, banking association, banking corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times—

•	be authorized under those laws to exercise trust powers;

•	with limited exception, have a combined capital and surplus of at least $50,000,000; and

•	be subject to supervision or examination by a federal or state banking authority.

If the bank, banking association, banking corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

The bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

If no event of default has occurred and is continuing under the related Governing Document, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

The trustee for a series of offered certificates will not—

•	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

•	be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

Rights, Protections, Indemnities and Immunities of the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document. Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document, or to make any investigation of matters arising under that Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator and custodian for that trust.

Resignation and Removal of the Trustee

The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us. Upon receiving that notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

In general, if, among other things—

•	the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we make a written request for the trustee to resign, or

•	the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

•	the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee’s reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing Document after receipt of written notice by the trustee of such failure, or

•	if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%— or any other percentage specified in the related prospectus supplement—of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing Document.

The Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid: (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

Description of the Certificates

General

Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

A series of certificates consists of all those certificates that—

•	have the same series designation;

•	were issued under the same Governing Document; and

•	represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that—

•	have the same class designation; and

•	have the same payment terms.

The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

•	a stated principal amount, which will be represented by its principal balance, if any;

•	interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

•	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

•	payments of principal, with disproportionate, nominal or no payments of interest;

•	payments of interest, with disproportionate, nominal or no payments of principal;

•	payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

•	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

•	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC.

Investor Requirements and Transfer Restrictions

A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

Payments on the Certificates

General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

•	the frequency of distributions and the periodic distribution date for that series,

•	the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

•	the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either—

•	by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days —generally not more than five—prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

•	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

•	the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

•	any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

•	any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

•	how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

•	an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets—such as to reserve accounts, cash collateral accounts or expenses—and the purpose and operation of those requirements.

Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

Interest may accrue with respect to any offered certificate on the basis of:

•	a 360-day year consisting of 12 30-day months,

•	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

•	the actual number of days elapsed during each relevant period in a normal calendar year, or

•	any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

•	based on the principal balances of some or all of the related mortgage assets; or

•	equal to the total principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

The total outstanding principal balance of any class of offered certificates will be reduced by—

•	payments of principal actually made to the holders of that class, and

•	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

Allocation of Losses and Shortfalls

If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

•	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

•	by establishing a priority of payments among those classes.

See ‘‘Description of Credit Support.’’

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus—or in the related prospectus supplement—or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

•	Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust’s specific number, which will be a series number assigned to the file number for our registration statement as shown under ‘‘Available Information.’’

We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom a prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in that prospectus but not delivered with that prospectus. We will, in the related prospectus supplement, state the name, address and telephone number to which the request for this information must be made.

Reports to Certificateholders

On or about each distribution date, the related master servicer, manager or trustee will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding—

•	the payments made on that distribution date with respect to the applicable class of offered certificates, and

•	the recent performance of the mortgage assets.

Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—

•	that calendar year, or

•	the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

Voting Rights

Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except—

•	with respect to those amendments to the governing documents described under ‘‘Description of the Governing Documents—Amendment,’’ or

•	as otherwise specified in this prospectus or in the related prospectus supplement.

As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

Termination and Redemption

The trust for each series of offered certificates will terminate and cease to exist following:

•	the final payment or other liquidation of the last mortgage asset in that trust; and

•	the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all or most of the certificates of a particular series, including all of the offered certificates of that series, for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool —or, in the case of a master trust, of the particular series in which the class was issued—is still outstanding, will include the word ‘‘callable.’’

Book-Entry Registration

General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg,, for so long as they are participants in DTC.

DTC, Euroclear and Clearstream. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a ‘‘banking corporation’’ within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and

•	a ‘‘clearing agency’’ registered under the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in a variety of currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this ‘‘—Book-Entry Registration’’ section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments on the book-entry certificates will be made to DTC. DTC’s practice is to credit DTC participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—

•	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

•	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related distribution date.

The only ‘‘certificateholder’’ of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as ‘‘certificateholders.’’ The beneficial owners of book-entry certificates will be permitted to exercise the rights of ‘‘certificateholders’’ only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a ‘‘certificateholder’’ only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

•	we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

•	we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC’s procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

Yield and Maturity Considerations

General

The yield on your offered certificates will depend on—

•	the price you paid for your offered certificates,

•	the pass-through rate on your offered certificates,

•	the amount and timing of payments on your offered certificates.

The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

•	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

•	the dates on which any balloon payments are due; and

•	the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—

•	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

•	when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—

•	be based on the principal balances of some or all of the mortgage assets in the related trust, or

•	equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—

•	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

•	payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

•	the availability of mortgage credit;

•	the relative economic vitality of the area in which the related real properties are located;

•	the quality of management of the related real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

In general, those factors that increase—

•	the attractiveness of selling or refinancing a commercial or multifamily property, or

•	the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—

•	prepayment lock-out periods, and

•	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

•	to convert to a fixed rate loan and thereby lock in that rate, or

•	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—

•	realize its equity in the property,

•	meet cash flow needs or

•	make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to—

•	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

•	the relative importance of those factors,

•	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

•	the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—

•	scheduled amortization, or

•	prepayments, including—

1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—

•	the projected weighted average life of each class of those offered certificates with principal balances, and

•	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Prepayment Models

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either—

•	to refinance the loan, or

•	to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by—

•	the bankruptcy of the borrower, or

•	adverse economic conditions in the market where the related real property is located.

In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

•	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

•	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

•	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by—

•	the number of foreclosures with respect to the underlying mortgage loans; and

•	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

•	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

•	the establishment of a priority of payments among classes of certificates.

If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

Description of Credit Support

General

Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

•	the subordination of one or more other classes of certificates of the same series;

•	the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

•	the establishment of one or more reserve funds; or

•	any combination of the foregoing.

If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

•	the nature and amount of coverage under that credit support;

•	any conditions to payment not otherwise described in this prospectus;

•	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

•	the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Insurance or Guarantees with Respect to Mortgage Loans

The mortgage loans included in any trust established by us may be covered for some default and/or loss risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

Letters of Credit

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Certificate Insurance and Surety Bonds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Reserve Funds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

Legal Aspects of Mortgage Loans

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘The Trust Fund—Mortgage Loans.’’

If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as ‘‘mortgages.’’ A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

•	the terms of the mortgage,

•	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

•	the knowledge of the parties to the mortgage, and

•	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

•	a mortgagor, who is the owner of the encumbered interest in the real property, and

•	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

•	the trustor, who is the equivalent of a mortgagor,

•	the trustee to whom the real property is conveyed, and

•	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

•	the express provisions of the related instrument,

•	the law of the state in which the real property is located,

•	various federal laws, and

•	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

•	without a hearing or the lender’s consent, or

•	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See ‘‘—Bankruptcy Laws’’ below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are—

•	judicial foreclosure, involving court proceedings, and

•	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

•	all parties having a subordinate interest of record in the real property, and

•	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

•	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

•	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

•	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

•	limit the right of the lender to foreclose in the case of a nonmonetary default, such as*

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

•	upheld the reasonableness of the notice provisions, or

•	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

•	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

•	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

•	record a notice of default and notice of sale, and

•	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of—

•	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

•	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are—

•	to enable the lender to realize upon its security, and

•	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules. Some states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term ‘‘judicial action’’ broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such ‘‘one action’’ and/or ‘‘security first’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with ‘‘one action’’ rules might be precluded because of a prior first action, even if such first action occurred in a state without ‘‘one action’’ rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a ‘‘one action’’ or ‘‘security first’’ jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the ‘‘power of sale’’ under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

•	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

•	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

•	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, ‘‘foreclosure’’ on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Laws

Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

•	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

•	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

•	extend or shorten the term to maturity of the loan;

•	permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

•	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender’s ability to enforce the borrower’s assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

•	past due rent,

•	accelerated rent,

•	damages, or

•	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

•	assume the lease and either retain it or assign it to a third party, or

•	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor’s damages for lease rejection to:

•	the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

•	unpaid rent to the earlier of the surrender of the property or the lessee’s bankruptcy filing.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator,’’ however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the ‘‘Lender Liability Act’’) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

•	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

•	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (‘‘RCRA’’), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an ‘‘owner’’ or ‘‘operator’’ so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

•	impose liability for releases of or exposure to asbestos-containing materials, and

•	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Junior Liens; Rights of Holders of Senior Liens

Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

•	first, to the payment of court costs and fees in connection with the foreclosure;

•	second, to real estate taxes;

•	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

•	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

•	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

•	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

Forfeitures in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the ‘‘USA Patriot Act’’) and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties ‘‘known to have an alleged interest in the property,’’ including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

•	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

•	the lender was, at the time of execution of the mortgage, ‘‘reasonably without cause to believe that the property was subject to forfeiture.’’

However, there is no assurance that such defense will be successful.

Federal Income Tax Consequences

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

•	banks,

•	insurance companies,

•	foreign investors.

•	tax exempt investors,

•	holders whose ‘‘functional currency’’ is not the United States dollar,

•	United States expatriates, and

•	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

•	given with respect to events that have occurred at the time the advice is rendered, and

•	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See ‘‘State and Other Tax Consequences.’’

The following discussion addresses securities of two general types:

•	REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

•	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See ‘‘The Trust Fund— Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.’’

The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

•	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

•	those offered certificates will represent—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

Any and all offered certificates representing interests in a REMIC will be either—

•	REMIC regular certificates, representing regular interests in the REMIC, or

•	REMIC residual certificates, representing residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

•	‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the

REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be ‘‘qualified mortgages’’ within the meaning of section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

•	collections on mortgage loans held pending payment on the related offered certificates, and

•	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Accordingly:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

•	whether the related REMIC certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

•	whether the related REMIC certificates will be ‘‘loans secured by an interest in real property’’ under section 7701(a)(19)(C) of the Internal Revenue Code, and

•	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

Taxation of Owners of REMIC Regular Certificates.

General.    Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.    Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

•	a single fixed rate,

•	a ‘‘qualified floating rate,’’

•	an ‘‘objective rate,’’

•	a combination of a single fixed rate and one or more ‘‘qualified floating rates,’’

•	a combination of a single fixed rate and one ‘‘qualified inverse floating rate,’’ or

•	a combination of ‘‘qualified floating rates’’ that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

•	the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

•	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called ‘‘teaser’’ interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

•	the total amount of the de minimis original issue discount, and

•	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this ‘‘—Original Issue Discount’’ subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

•	the sum of:

1.	the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

•	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

•	the issue price of the certificate, increased by

•	the total amount of original issue discount previously accrued on the certificate, reduced by

•	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

•	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

•	using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

•	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

•	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

•	the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See ‘‘Risk Factors—The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.’’

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (‘‘REMIC IOs’’), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.    You will be considered to have purchased a REMIC regular certificate at a market discount if—

•	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

•	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ below.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

•	on the basis of a constant yield method,

•	in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

•	in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.    A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

•	the purchase price paid for your offered certificate, and

•	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Realized Losses.    Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

•	you will not be entitled to deduct a loss under section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

•	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.    Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under ‘‘—REMICs—Prohibited Transactions Tax and Other Taxes’’ below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.’’ Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination. Income derived from the REMIC residual certificates will be ‘‘portfolio income’’ for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of ‘‘passive losses.’’

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of ‘‘inducement fees’’ received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have—

•	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

•	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

•	excess inclusions,

•	residual interests without significant value, and

•	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See ‘‘Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.’’

Taxable Income of the REMIC.    The taxable income of a REMIC will equal:

•	the income from the mortgage loans and other assets of the REMIC; plus

•	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.	the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this ‘‘—Taxable Income of the REMIC’’ subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’ The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates— Original Issue Discount.’’ However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—REMICs—Prohibited Transactions Tax and Other Taxes’’ below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Internal Revenue Code. See ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC residual certificate will be equal to:

•	the amount paid for that REMIC residual certificate,

•	increased by amounts included in the income of the holder of that REMIC residual certificate, and

•	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

•	through distributions,

•	through the deduction of any net losses of the REMIC, or

•	upon the sale of its REMIC residual certificate.

See ‘‘—REMICs—Sales of REMIC Certificates’’ below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—General’’ above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.    Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

•	the daily portions of REMIC taxable income allocable to that certificate, over

•	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

•	the issue price of the certificate, increased by

•	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

•	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

•	will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ below.

Furthermore, for purposes of the alternative minimum tax:

•	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

•	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

•	regulated investment companies,

•	common trusts, and

•	some cooperatives.

The Treasury regulations, however, currently do not address this subject.

Noneconomic REMIC Residual Certificates.    Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.’’ If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

•	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

•	the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

•	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

•	from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

•	from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

Final Treasury regulations issued on July 18, 2002 (the ‘‘Safe Harbor Regulations’’), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a ‘‘foreign branch’’) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an ‘‘asset test’’ or a ‘‘formula test’’ provided under the REMIC Regulations. A transfer to an ‘‘eligible corporation,’’ generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The ‘‘formula test’’ makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the interest,

•	the present value of the expected future distributions on the interest, and

•	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.    Regulations under section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then—

•	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

•	the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. Such reduction is scheduled to be phased out between 2006 and 2010.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

•	the cost of the certificate to that certificateholder, increased by

•	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

•	payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.’’ Except as described below in this ‘‘—Sales of REMIC Certificates’’ subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ and ‘‘—Premium.’’

REMIC certificates will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the ‘‘wash sale’’ rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

•	reacquires that same REMIC residual certificate,

•	acquires any other residual interest in a REMIC, or

•	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

•	the disposition of a non-defaulted mortgage loan,

•	the receipt of income from a source other than a mortgage loan or other permitted investments,

•	the receipt of compensation for services, or

•	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a ‘‘permitted investment’’ under section 860G(a)(5) of the Internal Revenue Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

•	the person has sufficient assets to do so, and

•	the tax arises out of a breach of that person’s obligations under select provisions of the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

•	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

•	events that have occurred up to the time of the transfer,

•	the prepayment assumption, and

•	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

•	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

•	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

•	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

•	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

•	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

•	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	the residual interests in the entity are not held by Disqualified Organizations, and

•	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

•	income,

•	deductions,

•	gains,

•	losses, and

•	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are—

•	corporations,

•	trusts,

•	securities dealers, and

•	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

•	30 days after the end of the quarter for which the information was requested, or

•	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

•	income,

•	excess inclusions,

•	investment expenses, and

•	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates— Market Discount.’’

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

•	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

•	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

•	a foreign person, and

•	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

•	owns 10% or more of one or more underlying mortgagors, or

•	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

•	foreign persons, or

•	U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons.

Grantor Trusts

Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

A grantor trust certificate may be classified as either of the following types of certificate:

•	a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

•	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

•	normal administration fees, and

•	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.    Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

•	‘‘loans . . . secured by an interest in real property’’ within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

•	‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3) of the Internal Revenue Code; and

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust—

•	consisting of mortgage loans that are ‘‘loans . . . secured by an interest in real property’’ within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code,

•	consisting of mortgage loans that are ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

•	the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.    Holders of a particular series of grantor trust fractional interest certificates generally:

•	will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

•	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

•	a class of grantor trust strip certificates is issued as part of the same series, or

•	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

•	a master servicer,

•	a special servicer,

•	any sub-servicer, or

•	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

•	the treatment of some stripped bonds as market discount bonds, and

•	de minimis market discount.

See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount’’ below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes ‘‘qualified stated interest’’ in accordance with its normal method of accounting. See ‘‘REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply’’ for a definition of ‘‘qualified stated interest.’’ In general, the amount of that income that accrues in any month would equal the product of:

•	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in ‘‘—Grantor Trusts—Sales of Grantor Trust Certificates,’’ and

•	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

•	there is no original issue discount or only a de minimis amount of original issue discount, or

•	the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

•	0.25% of the stated redemption price, and

•	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount’’ below.

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

•	the stated redemption price of the mortgage loans, and

•	their issue price.

For a definition of ‘‘stated redemption price,’’ see ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

•	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

•	the daily portions of original issue discount for all days during the accrual period prior to that day.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

•	the issue price of the mortgage loan, increased by

•	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

•	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.    If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—

•	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

•	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

Further, under the rules described under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

•	be allocated among the payments of stated redemption price on the mortgage loan, and

•	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,’’ no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

•	the price paid for that grantor trust strip certificate by you, and

•	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

•	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ above.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

•	the prepayment assumption we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

•	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this ‘‘—Sales of Grantor Trust Certificates’’ subsection. The amount recognized equals the difference between:

•	the amount realized on the sale or exchange of a grantor trust certificate, and

•	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

•	its cost, increased by

•	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

•	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

•	the amount of servicing compensation received by a master servicer or special servicer, and

•	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

•	a custodian of a person’s account,

•	a nominee, and

•	a broker holding an interest for a customer in street name.

These regulations are proposed to be effective on January 1, 2004.

Backup Withholding. In general, the rules described under ‘‘—REMICs—Backup Withholding with Respect to REMIC Certificates’’ above will also apply to grantor trust certificates.

Foreign Investors. In general, the discussion with respect to REMIC regular certificates under ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

State and Other Tax Consequences

In addition to the federal income tax consequences described in ‘‘Federal Income Tax Consequences,’’ potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on—

•	ERISA Plans, and

•	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

•	investment prudence and diversification, and

•	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other I.R.C. Plans.

The types of transactions between Plans and Parties in Interest that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

•	has discretionary authority or control over the management or disposition of the assets of that Plan, or

•	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—

•	deemed to be a fiduciary with respect to the investing Plan, and

•	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a ‘‘guaranteed governmental mortgage pool certificate,’’ the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

•	Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

•	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

•	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

•	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a ‘‘qualified professional asset manager;’’

•	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

•	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an ‘‘in-house asset manager.’’

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

Underwriter’s Exemption

It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things—

•	the servicing and operation of some mortgage assets pools, such as the types of mortgage assets pools that will be included in our trusts, and

•	the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman Brothers Inc.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Consultation with Counsel

If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

•	consider your general fiduciary obligations under ERISA, and

•	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions’’ in this prospectus.

Legal Investment

If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Generally, the only classes of offered certificates that will qualify as ‘‘mortgage related securities’’ will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

‘‘Mortgage related securities’’ are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds—

•	that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

•	whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

•	federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented by those securities; and

•	federal credit unions may invest in ‘‘mortgage related securities’’ and national banks may purchase ‘‘mortgage related securities’’ for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. § 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus, but subject to compliance with certain general standards concerning ‘‘safety and soundness’’ and retention of credit information in 12 C.F.R. Section 1.5, some ‘‘Type IV securities’’, which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, a ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security’’, it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ we make no representation as to whether any class of offered certificates will qualify as ‘‘commercial mortgage-related securities’’, and thus as ‘‘Type IV securities’’, for investment by national banks.

The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities’’ (other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities) under limited circumstances, residual interests in mortgage related securities and commercial mortgage related securities), subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2).

The OTS has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates are encouraged review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’

of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities are encouraged review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

Except as to the status of some classes as ‘‘mortgage related securities,’’ we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent—

•	the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

•	if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

Use of Proceeds

Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

Method of Distribution

The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—

•	the obligations of the underwriters will be subject to various conditions precedent,

•	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

•	in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Lehman Brothers Inc. is our affiliate and an affiliate of Lehman Holdings.

Legal Matters

Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by—

•	Sidley Austin LLP;

•	Cadwalader, Wickersham & Taft LLP;

•	Skadden, Arps, Slate, Meagher & Flom LLP; or

•	Thacher Proffitt & Wood LLP.

Financial Information

A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

Rating

It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of—

•	whether the price paid for those certificates is fair;

•	whether those certificates are a suitable investment for any particular investor;

•	the tax attributes of those certificates or of the related trust;

•	the yield to maturity or, if they have principal balances, the average life of those certificates;

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

•	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

•	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

•	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

•	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

Glossary

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus.

‘‘ADA’’ means the Americans with Disabilities Act of 1990, as amended.

‘‘CERCLA’’ means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘Committee Report’’ means the Conference Committee Report accompanying the Tax Reform Act of 1986.

‘‘CPR’’ means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

‘‘Disqualified Organization’’ means:

•	the United States,

•	any State or political subdivision of the United States,

•	any foreign government,

•	any international organization,

•	any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

•	any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

•	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

‘‘DTC’’ means The Depository Trust Company.

‘‘Electing Large Partnership’’ means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

‘‘EPA’’ means the Environmental Protection Agency.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘ECSPLC’’ means Euroclear Clearance System Public Limited Company.

‘‘Euroclear Operator’’ means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity in that capacity.

‘‘Euroclear Terms and Conditions’’ means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Fannie Mae’’ means the Federal National Mortgage Association.

‘‘Farmer Mac’’ means the Federal Agricultural Mortgage Corporation.

‘‘FASB 140’’ means the Financial Accounting Standards Board’s Statement No. 140, entitled ‘‘Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities,’’ issued in September 2002.

‘‘FDIC’’ means the Federal Deposit Insurance Corporation.

‘‘Financial Intermediary’’ means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

‘‘Freddie Mac’’ means the Federal Home Loan Mortgage Corporation.

‘‘Ginnie Mae’’ means the Government National Mortgage Association.

‘‘Governing Document’’ means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘I.R.C. Plan’’ means a plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Lender Liability Act’’ means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

‘‘Net Income From Foreclosure Property’’ means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

‘‘NCUA’’ means the National Credit Union Administration.

‘‘OCC’’ means the Office of the Comptroller of the Currency.

‘‘OTS’’ means the Office of Thrift Supervision.

‘‘Party In Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of Section 4975 of the Internal Revenue Code.

‘‘Pass-Through Entity’’ means any:

•	regulated investment company,

•	real estate investment trust,

•	trust,

•	partnership, or

•	other entities described in Section 860E(e)(6) of the Internal Revenue Code.

‘‘Plan’’ means an ERISA Plan or an I.R.C. Plan.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

‘‘PTE’’ means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

‘‘RCRA’’ means the federal Resource Conservation and Recovery Act.

‘‘REIT’’ means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

‘‘Relief Act’’ means the Servicemembers Civil Relief Act.

‘‘REMIC’’ means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

‘‘Safe Harbor Regulations’’ means the final Treasury regulations issued on July 18, 2002.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘SPA’’ means standard prepayment assumption.

‘‘Title V’’ means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

‘‘Treasury Department’’ means the United States Department of the Treasury.

‘‘UCC’’ means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

‘‘USA Patriot Act’’ means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "LBUBS06C1.xls." The spreadsheet file "LBUBS06C1.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1 and B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

Prospectus Supplement

Important Notice About the Information Contained in this Prospectus Supplement and the Accompanying Base Prospectus	S-5
Notice to Residents of Korea	S-5
Notice to Residents of Germany	S-5
Notice to Non-U.S. Investors	S-6
European Economic Area	S-6
Summary of Prospectus Supplement	S-7
Risk Factors	S-47
Capitalized Terms Used in this Prospectus Supplement	S-68
Forward-Looking Statements	S-68
Description of the Mortgage Pool	S-69
Transaction Participants	S-160
The Series 2006-C1 Pooling and Servicing Agreement	S-171
Description of the Offered Certificates	S-207
Yield and Maturity Considerations	S-239
Use of Proceeds	S-244
Federal Income Tax Consequences	S-244
ERISA Considerations	S-247
Legal Investment	S-250
Method of Distribution	S-250
Legal Matters	S-252
Ratings	S-252
Glossary	S-254
ANNEX A-1 — Certain Characteristics of Individual Underlying Mortgage Loans	A-1
ANNEX A-2 — Certain Characteristics of the Mortgage Pool	A-2
ANNEX A-3 — Certain Monetary Terms of the Underlying Mortgage Loans	A-3
ANNEX A-4 — Certain Information Regarding Reserves	A-4
ANNEX B — Certain Information Regarding Multifamily Properties	B
ANNEX C-1 — Price/Yield Tables	C-1
ANNEX C-2 — Decrement Tables	C-2
ANNEX D — Form of Distribution Date Statement	D
ANNEX E — Reference Rate Schedule	E
ANNEX F — Class A-AB Planned Principal Balance Schedule	F
ANNEX G — Global Clearance, Settlement and Tax Documentation Procedures	G

$2,293,259,000
(Approximate)

LB-UBS Commercial
Mortgage Trust 2006-C1

Commercial Mortgage Pass-Through
Certificates, Series 2006-C1

Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F and
Class X-CP

PROSPECTUS SUPPLEMENT

LEHMAN BROTHERS

UBS INVESTMENT BANK

January 20, 2006